EXECUTION COPY



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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                     Trustee

                               SERIES SUPPLEMENT,

                          DATED AS OF FEBRUARY 1, 2003,

                                       TO

                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT
                           dated as of August 1, 2002

                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 2003-QS2


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Article I    DEFINITIONS....................................................................5

        Section 1.01. Definitions...........................................................5

        Section 1.02. Use of Words and Phrases.............................................18

        Section 1.03. Determination of LIBOR...............................................18


Article II    CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..............20

        Section 2.01. Conveyance of Mortgage Loans. (See Section 2.01 of the Standard
                      Terms)...............................................................20

        Section 2.02. Acceptance by Trustee. (See Section 2.02 of the Standard Terms)......20

        Section 2.03. Representations, Warranties and Covenants of the Master
                      Servicer and Company.................................................20

        Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of
                      the Standard Terms)..................................................23

        Section 2.05. Execution and Authentication of Certificates/Issuance of
                      Certificates Evidencing Interests in REMIC I Certificates............23

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
                      Interests; Acceptance by the Trustee.................................23

        Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.............24

        Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the
                      Standard Terms)......................................................24



Article III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS................................25

        Section 3.01. Master Servicer to Act as Servicer. (See Section 3.01 of the
                      Standard Terms)......................................................25

        Section 3.02. Subservicing Agreements Between Master Servicer and
                      Subservicers; Enforcement of Subservicers' and Sellers'
                      Obligations. (See Section 3.02 of the Standard Terms)................25

                                        i


        Section 3.03. Successor Subservicers. (See Section 3.03 of the Standard Terms).....25

        Section 3.04. Liability of the Master Servicer. (See Section 3.04 of the
                      Standard Terms)......................................................25

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                      Certificateholders. (See Section 3.05 of the Standard Terms) ........25

        Section 3.06. Assumption or Termination of Subservicing Agreements by
                      Trustee. (See Section 3.06 of the Standard Terms)....................25

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to
                      Custodial Account ...................................................25

        Section 3.08. Subservicing Accounts; Servicing Accounts. (See Section 3.08 of
                      the Standard Terms)..................................................26

        Section 3.09. Access to Certain Documentation and  Information Regarding the
                      Mortgage Loans. (See Section 3.09 of the Standard Terms).............26

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................26

        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections
                      Thereunder. (See Section 3.11 of the Standard Terms).................27

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity
                      Coverage. (See Section 3.12 of the Standard Terms)...................27

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments. (See Section 3.13
                      the Standard Terms)..................................................27

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................27

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files. (See Section
                      3.15 of the Standard Terms)..........................................29

        Section 3.16. Servicing and Other Compensation; Compensating Interest. (See
                      Section 3.16 of the Standard Terms)..................................29

        Section 3.17. Reports to the Trustee and the Company. (See Section 3.17 of
                      the Standard Terms)..................................................29

        Section 3.18. Annual Statement as to Compliance....................................29

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............30

        Section 3.20. Rights of the Company in Respect of the Master Servicer. (See
                      Section 3.20 of the Standard Terms)..................................30

        Section 3.21. Administration of Buydown Funds. (See Section 3.21 of the
                      Standard Terms)......................................................31


Article IV  PAYMENTS TO CERTIFICATEHOLDERS.................................................32

        Section 4.01. Certificate Account..................................................32

        Section 4.02. Distributions........................................................32

        Section 4.03. Statements to Certificateholders; Exchange Act Reporting.............41

        Section 4.04. Distribution of Reports to the Trustee and the Company;
                      Advances by the Master Servicer......................................41

        Section 4.05. Allocation of Realized Losses........................................42

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.
                      (See Section 4.06 of the Standard Terms).............................44

                                        ii


        Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section
                      4.07 of the Standard Terms)..........................................44

        Section 4.08. Surety Bond. (See Section 4.08 of the Standard Terms)................44



Article V  THE CERTIFICATES................................................................45

        Section 5.01. The Certificates.  (See Section 5.01 of the Standard Terms)..........45

        Section 5.02. Registration of Transfer and Exchange of Certificates................45

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (See Section
                      5.03 of the Standard Terms)..........................................45

        Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)......45

        Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard
                      Terms)...............................................................45


Article VI    THE COMPANY AND THE MASTER SERVICER..........................................46


Article VII   DEFAULT......................................................................47


Article VIII  CONCERNING THE TRUSTEE.......................................................48


Article IX    TERMINATION..................................................................49


Article X  REMIC PROVISIONS................................................................50

        Section 10.01.REMIC Administration.  (See Section 10.01 of the Standard Terms).....50

        Section 10.02.Master Servicer; REMIC Administrator and Trustee
                      Indemnification. (See Section 10.02 of the Standard Terms)...........50

        Section 10.03.Designation of REMICs................................................50

        Section 10.04.Distributions on the Uncertificated REMIC I and REMIC II
                      Regular Interests....................................................50

        Section 10.05.Compliance with Withholding Requirements.............................52



Article XI  MISCELLANEOUS PROVISIONS.......................................................53

        Section 11.01.Amendment. (See Section 11.01 of the Standard Terms).................53

        Section 11.02.Recordation of Agreement; Counterparts. (See Section 11.02 of
                      the Standard Terms)..................................................53

                                        iii

        Section 11.03.Limitation on Rights of Certificateholders. (See Section 11.03
                      of the Standard Terms)...............................................53

        Section 11.04.Governing Laws. (See Section 11.04 of the Standard Terms)............53

        Section 11.05.Notices .............................................................53

        Section 11.06.Required Notices to Rating Agency and Subservicer (See Section
                      11.06 of the Standard Terms).........................................54

        Section 11.07.Severability of Provisions. (See Section 11.07 of the Standard
                      Terms)...............................................................54

        Section 11.08.Supplemental Provisions for Resecuritization. (See Section
                      11.08 of the Standard Terms).........................................54

        Section 11.09.Allocation of Voting Rights..........................................54

        Section 11.10.No Petition..........................................................54


                                    EXHIBITS

Exhibit One:          Mortgage Loan Schedule
Exhibit Two:          Schedule of Discount Fractions
Exhibit Three:        Information to be Included in
                      Monthly Distribution Date Statement
Exhibit Four:         Standard Terms of Pooling and Servicing
                      Agreement Dated as of August 1, 2002
Exhibit Five:..       Form of Form 10-K Certification
Exhibit Six:...       Form of Back-Up Certification to Form 10-K Certificate

        This is a Series Supplement, dated as of February 1, 2003 (the "Series Supplement"), to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2002 and attached as Exhibit Four hereto (the "Standard Terms" and, together with this Series Supplement, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans. As provided herein, the REMIC
Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans), as two real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes.

        The terms and provisions of the Standard Terms are hereby incorporated by reference herein as though set forth in full herein. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Standard Terms, the terms and provisions of this Series Supplement shall govern. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Standard Terms. The Pooling and Servicing Agreement shall be dated as of the date of this Series Supplement.

        The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.



                             AGGREGATE
                              INITIAL
                            CERTIFICATE
               PASS-THROUGH  PRINCIPAL                             MATURITY              STANDARD &      MINIMUM
 DESIGNATION     RATE        BALANCE       FEATURES1                 DATE               POOR'S/FITCH  DENOMINATIONS2



Class A-1        4.00%    $50,000,000.00   Senior/Sequential/Fixe  February 25, 2033      AAA/AAA       $25,000.00
                                                    Rate
Class A-2        6.00%     $7,185,000.00   Senior/Sequential/Fixed February 25, 2033      AAA/AAA       $25,000.00
                                                    Rate
Class A-3        5.875%    $50,000,000.00  Senior/Sequential/Fixed February 25, 2033      AAA/AAA       $25,000.00
                                                    Rate
Class A-4      Adjustable  $136,453,250.00 Senior/Floater/         February 25, 2033      AAA/AAA       $25,000.00
                                                Sequential
Class A-5      Adjustable           $0.004 Senior/Inverse
                 Rate3                       Floater/Interest      February 25, 2033      AAA/AAA    $2,000,000.00
                                            Only/Adjustable Rate
Class A-6        4.50%     $53,125,000.00   Senior/Sequential/FixedFebruary 25, 2033      AAA/AAA       $25,000.00
                                               Rate


___________________
1    The Certificates,  other than the Class A-P, Class A-V, Class B and Class R
     Certificates  shall be Book-Entry  Certificates.  The Class A-P, Class A-V,
     Class B and Class R Certificates  shall be delivered to the holders thereof in physical form.

2    The Certificates,  other than the Class A-V and Class R Certificates, shall be  issuable  in  minimum  dollar  denominations  as  indicated  above  (by
     Certificate  Principal  Balance or  Notional  Amount,  as  applicable)  and integral  multiples  of $1 (or $1,000 in the case of Class A-P,  Class B-1,
     Class B-2 and Class B-3  Certificates)  in excess thereof,  except that one
     Certificate  of any of the Class A-P and Class B-1, Class B-2 and Class B-3
     Certificates that contain an uneven multiple of $1,000 shall be issued in a denomination equal to the sum of the related minimum denomination set forth above  and  such  uneven  multiple  for  such  Class  or the  sum  of  such
     denomination      and     an      integral      multiple     of     $1,000.


3
-------------------- ----------- ----------------- --------------- ------------
Adjustable Rates:    Initial     Formula           Maximum         Minimum
-------------------- ----------- ----------------- --------------- ------------
-------------------- ----------- ----------------- --------------- ------------
Class A-4            1.79%       LIBOR + 0.43%     8.50%           0.43%
Class A-5            6.71%       8.0% - LIBOR      8.07%           0.00%
-------------------- ----------- ----------------- --------------- ------------

4 The Class A-5 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest on the Class A-5 Certificates will accrue on a notional amount equal to the Certificate Principal Balance of the Class A-4 Certificates.


                                        2

                             AGGREGATE
                              INITIAL
                            CERTIFICATE
               PASS-THROUGH  PRINCIPAL                             MATURITY              STANDARD &      MINIMUM
 DESIGNATION     RATE        BALANCE       FEATURES1                 DATE               POOR'S/FITCH  DENOMINATIONS2


Class A-7        4.50%   $103,463,750.00     Senior/Segment/       February 25, 2033      AAA/AAA       $25,000.00
                                             Sequential/Fixed
                                                Rate
Class A-P        0.00%     $2,115,834.89     Senior/Principal      February 25, 2033      AAA/AAA       $25,000.00
                                                Only
Class A-V      Variable            $0.00     Senior/Interest       February 25, 2033      AAA/AAA       6
               Rate5                        Only/Variable Rate
Class R-I        6.00%           $100.00     Senior/Residual       February 25, 2033      AAA/AAA       7

Class R-II       6.00%           $100.00     Senior/Residual       February 25, 2033      AAA/AAA       7

Class M-1        6.00%      $9,505,000.00       Mezzanine          February 25, 2033      AA/NA        $25,000.00

Class M-2        6.00%      $4,224,000.00       Mezzanine          February 25, 2033       A/NA        $250,000.00

Class M-3        6.00%      $2,534,500.00       Mezzanine          February 25, 2033      BBB/NA       $250,000.00

Class B-1        6.00%      $1,267,200.00      Subordinate         February 25, 2033      BB/NA        $250,000.00

Class B-2        6.00%      $1,267,100.00      Subordinate         February 25, 2033        B/NA       $250,000.00

Class B-3        6.00%      $1,267,419.81      Subordinate         February 25, 2033      NA/NA        $250,000.00

_____________

5    The initial Pass-Through Rate on the Class A-V Certificates is 0.2656%.

6 The Class A-V Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest.

7 Each Class of the Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate of each Class will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.


        The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of $422,408,254.70.

        The Class A-7 Certificates are comprised of the following three segments:

--------------------------------------- --------------- ------------------------
Segment     Initial Segment Certificate Pass-Through    Designations
            Principal Balance           Rate
Class A-7-1 $16,120,000.00              4.50%           Senior/Sequential/Fixed
                                                        Rate
Class A-7-2 $7,507,500.00               4.50%           Senior/Sequential/Fixed
                                                        Rate
Class A-7-3 $79,836,250.00              4.50%           Senior/Sequential/Fixed
                                                        Rate
--------------------------------------- --------------- ------------------------

        The  segments  of  the  Class  A-7   Certificates   are  not  separately
transferable.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I


                                   DEFINITIONS

Section 1.01...Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates or Segment (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates or Segment will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions and, with respect to the Class A-7 Certificates, any reductions will be allocated among those Classes' respective Segments on a pro rata basis in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Adjustable  Rate   Certificates:   Any  of  the  Class  A-4  or  Class  A-5
Certificates.

        Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $142,152 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of

               (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

(A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio (other than Additional Collateral Loans) at origination which exceeds 75% and (ii) $100,000; and

(B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

               over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Certificate:  Any Class A, Class M, Class B or Class R Certificate.

        Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01 of the Standard Terms, which shall be entitled "Deutsche Bank Trust Company Americas, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QS2" and which must be an Eligible Account.

        Certificate Policy:  None.

        Certificate Principal Balance: With respect to each Certificate, as defined in the Standard Terms and, with respect to each of the Class A-7-1, Class A-7-2 and Class A-7-3 Segments, on any date of determination, an amount equal to:

         (i)   the Initial Certificate Principal Balance of such Segment, minus

         (ii)  the  sum  of  (x)  the   aggregate  of  all  amounts   previously
               distributed with respect to such Segment and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Segment pursuant to Section 4.05;

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-V or Class A-P Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A.

        Class A-7-1 Segment: That portion of the Class A-7 Certificates designated as such in the Preliminary Statement hereto.

        Class A-7-2 Segment: That portion of the Class A-7 Certificates designated as such in the Preliminary Statement hereto.

        Class A-7-3 Segment: That portion of the Class A-7 Certificates designated as such in the Preliminary Statement hereto.

        Class R Certificate: Any one of the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Closing Date:  February 27, 2003.

        Commission:  The Securities and Exchange Commission.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Residential Funding Corporation Series 2003-QS2.

        Cut-off Date:  February 1, 2003.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Determination Date: With respect to any Distribution Date, the second Business Day prior to each Distribution Date.

        Discount Net Mortgage Rate:  6.00% per annum.

     Due Period: With respect to each Distribution Date, the calendar month in which such Distribution Date occurs.

        Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Senior Certificates,
(ii) the Senior  Principal  Distribution  Amount  (determined  without regard to
Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-P Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Exchange Act:  The Securities and Exchange Act of 1934, as amended.

        Floater Certificates:  Any one of the Class A-4 Certificates.

        Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement since the Cut-off Date up to such date of determination and (Y) from the first to, but not including, the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Initial Monthly Payment Fund: $27,215, representing scheduled principal amortization and interest at the Net Mortgage Rate payable during the March 2003 Due Period, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment.

        Initial Notional Amount: With respect to the Class A-5 Certificates, $136,453,250. With respect to the Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass on such date.

        Initial Subordinate Class Percentage: With respect to each Class of Subordinate Certificates, an amount which is equal to the initial aggregate Certificate Principal Balance of such Class of Subordinate Certificates divided by the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date as follows:

        Class M-1:  2.25%           Class B-1:  0.30%
        Class M-2:  1.00%           Class B-2:  0.30%
        Class M-3:  0.60%           Class B-3:  0.30%

        Interest Accrual Period: With respect to any Class of Certificates (other than the Floater Certificates and the Inverse Floater Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Floater Certificates and the Inverse Floater Certificates for any Distribution Date is the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

        Interest Only Certificates: Any one of the Class A-5 or Class A-V Certificates. The Interest Only Certificates will have no Certificate Principal Balance.

        Inverse Floater Certificates:  Any one of the Class A-5 Certificates.

     Maturity Date: February 25, 2033, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Mortgage Loan Schedule: The list or lists of the Mortgage Loans attached hereto as Exhibit One (as amended from time to time to reflect the addition of

Qualified Substitute Mortgage Loans), which list or lists shall set forth the following information as to each Mortgage Loan:

(i)               the Mortgage Loan identifying number ("RFC LOAN #");

(ii)              the maturity of the Mortgage Note ("MATURITY DATE");

(iii)             the Mortgage Rate ("ORIG RATE");

(iv)              the Subservicer pass-through rate ("CURR NET");

(v)               the Net Mortgage Rate ("NET MTG RT");

(vi)              the Pool Strip Rate ("STRIP");

(vii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(viii)            the Cut-off Date Principal Balance ("PRINCIPAL BAL");

(ix)              the Loan-to-Value Ratio at origination ("LTV");

(x) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

(xi) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Notional Amount: As of any Distribution Date, (i) with respect to the Class A-5 Certificates, an amount equal to the Certificate Principal Balance of the Class A-4 Certificates immediately prior to that date, and (ii) with respect to any Class A-V Certificates or Subclass thereof issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Class or Subclass immediately prior to such date.

        Pass-Through Rate: With respect to the Senior Certificates and Segments (other than the Floater Certificates, Inverse Floater Certificates, Class A-V Certificates and Class A-P Certificates), Class M Certificates and Class B Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto.

o With respect to the Floater Certificates and the initial Interest Accrual Period, 1.79% per annum, and as to any Interest Accrual

               Period thereafter, a per annum rate equal to LIBOR plus 0.43%, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.43% per annum.

o With respect to the Inverse Floater Certificates and the initial Interest Accrual Period, 6.71% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.07% minus LIBOR, subject to a maximum rate of 8.07% per annum and a minimum rate of 0.00% per annum.

With respect to the Class A-V Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-V Certificates and the initial Distribution Date the Pass-Through Rate is equal to 0.2656% per annum. With respect to any Subclass of Class A-V Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC I Regular Interests Z represented by such Subclass as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Principal Only Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on the Certificates for federal income tax purposes, which assumes a constant prepayment rate of 10.0% per annum of the then outstanding principal balance of the related Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 0.909091% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 20.0% per annum.

        Prepayment  Distribution  Percentage:  With respect to any  Distribution
Date  and  each  Class  of  Subordinate   Certificates,   under  the  applicable
circumstances set forth below, the respective percentages set forth below:

        (i) For any Distribution Date prior to the Distribution Date in March 2008 (unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates), have been reduced to zero), 0%.

        (ii) For any Distribution Date not discussed in clause (i) above on which any Class of Subordinate Certificates are outstanding:

                      (a) in the case of the Class of  Subordinate  Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest
               Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                      (b) in  the  case  of  each  other  Class  of  Subordinate
               Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 of this Series Supplement (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Subordinate Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

        Principal Only Certificates:  Any one of the Class A-P Certificates.

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates that are Book-Entry Certificates), the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates (so long as they are Book-Entry Certificates), the close of business on the Business Day prior to such Distribution Date.

        Related Classes: As to any Uncertificated REMIC I Regular Interest, those classes of Certificates identified as "Related Classes of Certificates" to such Uncertificated REMIC I Regular Interest in the definition of Uncertificated REMIC I Regular Interest.

        REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i)    the Mortgage Loans and the related Mortgage Files,

               (ii) all payments and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

               (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

               (iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Mortgage Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to Section
                      2.01 herein, and

               (v)    all proceeds of clauses (i) through (iv) above.

        REMIC I Certificates:  The Class R-I Certificates.

        REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of each Class of Certificates (other than the Class R-I Certificates) pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

        REMIC II Certificates: Any Class of Certificates (other than the Class R-I Certificates).

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer with particular responsibility for this transaction, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Segment: Any one of the Class A-7-1, Class A-7-2 or Class A-7-3 Segments, as applicable.

        Senior  Certificate:  Any one of the  Class A  Certificates  or  Class R
Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed to the Standard Terms as Exhibit A and Exhibit D.

        Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Senior Principal Distribution Amount: As to any Distribution Date before the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) of this Series Supplement and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement. As to any Distribution Date on or after the Credit Support Depletion Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of (i) all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) the amount required to be distributed to the Class A-P Certificateholders pursuant to Section 4.02(c) of this Series Supplement, and (b) the sum of the amounts required to be distributed to the Senior Certificateholders on such Distribution Date pursuant to Sections 4.02(a)(ii)(Y), 4.02(a)(xvi) and 4.02(a)(xvii) of this Series Supplement.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07, and (v) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Special Hazard Amount: As of any Distribution Date, an amount equal to $4,224,083 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 of this Series Supplement and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 38.3% (which percentage is equal to the percentage of Mortgage Loans by aggregate principal balance initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Subordinate Certificates, (a) the sum of (i) the product of (x) the related Subordinate Class Percentage for such Class and
(y) the aggregate of the amounts calculated (without giving effect to the related Senior Percentages) for such Distribution Date under clauses (1), (2) and (3) of Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Subordinate Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount Mortgage Loan) to the extent not payable to the Senior Certificates;
(iv) if such Class is the Class of Subordinate Certificates with the Highest Priority, any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates minus (b) with respect to the Class of Subordinate Certificates with the Lowest Priority, any Excess Subordinate Principal Amount for such Distribution Date; provided, however, that the Subordinate Principal Distribution Amount for any Class of Subordinate

Certificates on any Distribution Date shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

        Uncertificated Accrued Interest: With respect to each Distribution Date,
(i) as to each Uncertificated REMIC I Regular Interest other than each Uncertificated REMIC I Regular Interest Z, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Related Classes of Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on such Uncertificated REMIC I Regular Interest, (ii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-V Certificates.

        Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests other than the Uncertificated REMIC I Regular Interests Z, the per annum rate specified in the definition of Uncertificated REMIC I Regular Interests. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

        Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest, as defined in the definition of Uncertificated REMIC I Regular Interest.

        Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interests Z together with the interests identified in the table below, each representing an undivided beneficial ownership interest in REMIC I, and having the following characteristics:

          1. The principal balance from time to time of each Uncertificated REMIC I Regular Interest identified in the table below shall be the amount identified as the Initial Principal Balance thereof in such table, minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 10.04(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 10.04(d), which equals the aggregate principal balance of the Classes of Certificates identified as related to such Uncertificated REMIC I Regular Interest in such table.

        2. The Uncertificated Pass-Through Rate for each Uncertificated REMIC I Regular Interest identified in the table below shall be the per annum rate set forth in the Pass-Through Rate column of such table.

        3. The Uncertificated REMIC I Distribution Amount for each REMIC I Regular Interest identified in the table below shall be, for any

                Distribution Date, the amount deemed distributed with respect to such Uncertificated REMIC I Regular Interest on such
                Distribution   Date  pursuant  to  the   provisions  of  Section
                10.04(a).


----------------------- --------------------------------- ------------------- -------------------
 Uncertificated REMIC   Related Classes of Certificates   Pass-Through Rate   Initial Principal
  I Regular Interest                                                               Balance
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          T             Class A-1                         4.00%                  $ 50,000,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          U             Class A-3                         5.875%                 $ 50,000,000.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          V             Class A-4, Class A-5              8.50%                  $136,453,250.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          W             Class A-6, Class A-7              4.50%                  $156,588,750.00
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          X             Class A-P                         0.00%                  $  2,115,834.89
----------------------- --------------------------------- ------------------- -------------------
----------------------- --------------------------------- ------------------- -------------------
          Y             Class A-2, Class R-II, Class      6.00%                  $ 27,250,319.81
                        M-1, Class M-2, Class M-3,
                        Class B-1, Class B-2, Class B-3
----------------------- --------------------------------- ------------------- -------------------

        Uncertificated REMIC I Regular Interests Z: Each of the 2,216 uncertificated partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 2,216, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

        Uncertificated REMIC I Regular Interests Z Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

        Uncertificated REMIC I Regular Interest Distribution Amounts: With respect to each Uncertificated REMIC I Regular Interest, other than the Uncertificated REMIC I Regular Interests Z, the amount specified as the Uncertificated REMIC I Regular Interest Distribution Amount with respect thereto in the definition of Uncertificated REMIC I Regular Interests. With respect to the Uncertificated REMIC I Regular Interests Z, the Uncertificated REMIC I Regular Interests Z Distribution Amount.

        Uncertificated   REMIC  II  Regular  Interests  Z:  Each  of  the  2,216
uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 2,216 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interests Z's pro rata share of the amount distributed pursuant to Sections 10.04(a).

        Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 10.04(a).

     Underwriters: Greenwich Capital Markets, Inc. and Salomon Smith Barney Inc.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definitions set forth herein include both the singular and the plural.

        Section 1.03. Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates, if any, for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined as described below:

        On each Distribution Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period ("LIBOR Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or, in the case of the first LIBOR Rate Adjustment Date, 1.36% per annum; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall, after consultation with the Master Servicer, select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Master Servicer's subsequent calculation of the Pass-Through Rates applicable to each of the Floater Certificates and Inverse Floater Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

        Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply the Pass-Through Rates on each of the Floater Certificates and Inverse Floater Certificates for the current and the immediately preceding Interest Accrual Period via the Trustee's internet website, which may be obtained by telephoning the Trustee at (800) 735-7777.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
               ----------------------------

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans in the month of the Cut-off Date).

        (b) - (h). (See Section 2.01(b) - (h) of the Standard Terms)


Section 2.02.  Acceptance by Trustee.  (See Section 2.02 of the Standard Terms)

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) For representations, warranties and covenants of the Master Servicer, see Section 2.03(a) of the Standard Terms.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is 30 or more days Delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so Delinquent more than once in the 12-month period prior to the Cut-off Date;

(ii) The information set forth in Exhibit One hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due, with respect to a majority of the Mortgage Loans, on the first day of each month, and terms to maturity at origination or modification of not more than 30 years;

(iv) To the best of the Company's knowledge, except with respect to three Mortgage Loans representing approximately 0.2% of the principal balance of the Mortgage Loans at origination, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 35% of the Stated Principal Balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 100.00% and 95.01%, (b) at least 30% of the Stated Principal Balance of the Mortgage

     Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (c) at least 25% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01% and (d) at least 12% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California;

(vii) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 59.41% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 16.30% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program, and approximately 2.80% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

(x) Except with respect to approximately 22.12% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

(xi)    None of the Mortgage Loans is a Buy-Down Mortgage Loan;

(xii)   Each  Mortgage  Loan  constitutes  a qualified  mortgage  under  Section
        860G(a)(3)(A)   of   the   Code   and   Treasury   Regulations   Section
        1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;

(xiv) None of the Mortgage Loans is a Cooperative Loan; with respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xvii) None of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note;

(xviii) None  of the  Mortgage  Loans  will  have  been  made  to  International
        Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

(xix) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

(xx) None of the Mortgage Loans are Additional Collateral Loans and none of the Mortgage Loans are Pledged Asset Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase

Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers. (See Section 2.04 of the Standard Terms)

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

        The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund and/or the applicable REMIC, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence the beneficial interest in REMIC I.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

        The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Holders of each Class of Certificates (other than the Class R-I Certificates). The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of each Class of Certificates (other than the Class R-I Certificates). The rights of the Holders of each Class of Certificates (other than the Class R-I Certificates) to receive distributions from the proceeds of REMIC II in respect of such Classes, and all ownership interests of the Holders of such Classes in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

        The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, all Classes of Certificates (other than the Class R-I Certificates) in authorized denominations, which evidence the beneficial interest in the entire REMIC II.

Section 2.08. Purposes and Powers of the Trust. (See Section 2.08 of the Standard Terms)

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

   Section 3.01. Master Servicer to Act as Servicer. (See Section 3.01 of the
                                 Standard Terms)

        Section 3.02. Subservicing Agreements Between Master Servicer and
                      Subservicers; Enforcement of Subservicers' and Sellers' Obligations. (See Section 3.02 of the Standard Terms)

          Section 3.03. Successor Subservicers. (See Section 3.03 of the Standard Terms)

          Section 3.04. Liability of the Master Servicer. (See Section 3.04 of the
                      Standard Terms)

          Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders. (See Section 3.05 of the Standard Terms)

        Section 3.06. Assumption or Termination of Subservicing Agreements by
                      Trustee. (See Section 3.06 of the Standard Terms)

          Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.


(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrue. The final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

        (b) - (d). (See Section 3.07(b) -(d) of the Standard Terms)

          Section 3.08. Subservicing Accounts;  Servicing Accounts. (See Section
               3.08 of the Standard Terms)

          Section  3.09.   Access  to  Certain   Documentation  and  Information
               Regarding the Mortgage Loans. (See Section 3.09 of the Standard Terms)

        Section 3.10. Permitted Withdrawals from the Custodial Account.

        (a)(i) (See Section 3.10(a)(i) of the Standard Terms)


                      (ii) to reimburse  itself or the related  Subservicer  for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

        (a)(iii) -(vi). (See Section 3.10(a)(iii) -(vi) of the Standard Terms)


                      (vii) to reimburse  itself or the related  Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

        (a)(viii) -(c). (See Section 3.10(a)(viii) -(c) of the Standard Terms)


          Section  3.11.   Maintenance  of  the  Primary   Insurance   Policies;
               Collections Thereunder. (See Section 3.11 of the Standard Terms)

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity
                      Coverage. (See Section 3.12 of the Standard Terms)

          Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments. (See Section 3.13 of the Standard Terms)

        Section 3.14. Realization Upon Defaulted Mortgage Loans.

               (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
        Section 3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
        Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

        (b) -(e). (See Section 3.14(b) -(e) of the Standard Terms)


          Section 3.15.  Trustee to Cooperate;  Release of Mortgage Files.  (See
               Section 3.15 of the Standard Terms)

          Section 3.16. Servicing and Other Compensation; Compensating Interest. (See Section 3.16 of the Standard Terms)

          Section 3.17.  Reports to the Trustee and the  Company.  (See  Section
               3.17 of the Standard Terms)

        Section 3.18. Annual Statement as to Compliance.

        The Master Servicer will deliver to the Company and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

        Section 3.19. Annual Independent Public Accountants' Servicing Report.

        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or
(b) with respect to any calendar year during which the Company's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

          Section 3.20. Rights of the Company in Respect of the Master Servicer. (See Section 3.20 of the Standard Terms)

        Section 3.21. Administration of Buydown Funds. (See Section 3.21 of the
                      Standard Terms)

ARTICLE IV.....

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01...Certificate Account.

        (a) (See Section 4.01(a) of the Standard Terms)

        (b)....The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that
(i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement. The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser (with respect to investments made through its Affiliates), administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 4.02...Distributions.

(a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii) below, the amount required to be distributed to the Master Servicer or a Sub-Servicer pursuant to Section 4.02(a)(iii) below, and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-V Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-V Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b), (c) and (e) below), in each case to the extent of the Available Distribution Amount remaining:

               (i) to the Senior Certificates (other than the Class A-P Certificates), on a pro rata basis based on Accrued Certificate Interest payable on such Certificates or the related Segments with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclasses, if any, with respect to the Class A-V Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

               (ii) (X) to the Class A-P  Certificates,  the Class A-P Principal
        Distribution  Amount  (applied  to  reduce  the  Certificate   Principal
        Balances of such Senior Certificates); and

                      (Y) to the Senior Certificates (other than the Class A-P Certificates), in the priorities and amounts set forth in Section 4.02(b) and (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Senior Certificates or Segments, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

     (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

     (2) the Stated Principal Balance of any Mortgage Loan repurchased during the preceding calendar month (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the preceding calendar month (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

     (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B) of this Series Supplement, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), including Subsequent Recoveries, received during the preceding calendar month (or deemed to have been so received in accordance with Section 3.07(b) of the Standard Terms) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage
          Loan);

(B) with respect to each Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the preceding calendar month (or was deemed to have occurred during such period in accordance with Section 3.07(b) of the Standard Terms) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 of the Standard Terms (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C) of this Series Supplement);

(C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full received in the related Prepayment Period and Curtailments received in the preceding calendar month (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

(D)  any Excess Subordinate Principal Amount for such Distribution Date; and

(E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Subordinate Certificates;

          (iii)if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer or a Sub-Servicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Sub-Servicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or

     REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

               (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi),
        (xiii), (xiv) and (xv) of this Series Supplement are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a) (ix), (xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
        (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii),
        (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and
        (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiv) to the  Holders  of the Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
        Section 4.02(a) (xv) are insufficient therefor;

               (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-P Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xvi)  to  the  Senior  Certificates,  on a  pro  rata  basis  in accordance with their respective outstanding Certificate Principal Balances, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

               (xvii) to the Class R-I Certificates, the balance, if any, of the Available Distribution Amount.

        Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(b) Distributions of principal on the Senior Certificates on each Distribution Date occurring prior to the Credit Support Depletion Date will be made as follows:

(i) first, to the Class A-P Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-P Principal Distribution Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month or, in the case of Principal Prepayments in Full, during the related Prepayment Period (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments, Subsequent Recoveries and repurchases (including deemed repurchases under Section 3.07(b) of the Standard Terms) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

(C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D)  any amounts  allocable to  principal  for any  previous  Distribution  Date
     (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-P Collection Shortfalls for such Distribution Date and the amount of any Class A-P Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; and

(ii)           second,  the  Senior  Principal   Distribution  Amount  shall  be
               distributed in the following manner and priority:

(A) first, concurrently to the Class R-I Certificates and the Class R-II Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(B) second, concurrently as follows, until the Certificate Principal Balance of the Class A-7-3 Segment has been reduced to zero:

                          (1) 12.187437983727% to the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

                          (2) 20.312396639545% to the Class A-7-3 Segment, until
                      the Certificate Principal Balance of the Class A-7-3 Segment has been reduced to zero; and

                          (3) 67.500165376728% in the following manner and priority:

                             (a) first, concurrently, as follows, until the Certificate Principal Balance of the Class A-7-1 Segment has been reduced to zero:

                                    (i)  37.5% to the  Class  A-4  Certificates,
                             until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

                                    (ii) 62.5% to the Class A-7-1 Segment, until
                             the Certificate Principal Balance of the Class A-7-1 Segment has been reduced to zero;

                             (b) second, concurrently as follows, until the Certificate Principal Balances of the Class A-1 Certificates and Class A-6 Certificates have been reduced to zero:

                                    (i)   41.0714285714%   to  the   Class   A-4
                             Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

                                    (ii)   28.5714285714%   to  the   Class  A-1
                             Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

                                    (iii)   30.3571428572%   to  the  Class  A-6
                             Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero;

                             (c) third, concurrently as follows, until the Certificate Principal Balance of the Class A-7-2 Segment has been reduced to zero:

                                    (i)  37.5% to the  Class  A-4  Certificates,
                             until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

                                    (ii) 62.5% to the Class A-7-2 Segment, until
                             the Certificate Principal Balance of the Class A-7-2 Segment has been reduced to zero; and

                             (d) fourth, concurrently as follows, until the Certificate Principal Balances of the Class A-4 Certificates and Class A-3 Certificates have been reduced to zero:

                                    (i)   4.7619047619%   to   the   Class   A-4
                             Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

                                    (ii)   95.2380952381%   to  the   Class  A-3
                             Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero; and

(C) third, to the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

(c) On or after the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Senior Certificates (other than the Class A-P Certificates) will be disregarded, and (i) an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-P Certificates, (ii) the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-P Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and (iii) the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

(d) After the reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) to zero but prior to the Credit Support Depletion Date, the Senior Certificates (other than the Class A-P Certificates) will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V and Subordinate Certificates, in each case as described herein.

(e) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with a Certificate Principal Balance greater than zero with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. The amount of any remaining Subsequent Recoveries will be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority, up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. Any remaining Subsequent Recoveries will in turn be applied to increase from zero the Certificate Principal Balance of the Class of Certificates with the next lower payment priority up to the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Interest Accrual Period preceding the Interest Accrual Period that relates to the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be solely responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

(g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03.  Statements to Certificateholders; Exchange Act Reporting.

        (a) - (d). (See Section 4.03(a) - (d) of the Standard Terms).

        (e) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to this Series Supplement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.03(e) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit Five hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit Six. This
Section 4.03(e) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

        (a). (See Section 4.04(a) of the Standard Terms)


        (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial

Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

        Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due during the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if any such Realized Losses are on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses on the Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among all Senior Certificates (other than the Class A-P Certificates) on a pro rata basis, and, with respect to the Class A-7 Certificates, to the Segments of such Class, on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to the Discount Fraction thereof and the remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and the entire amount of such Realized Losses on Non-Discount Mortgage Loans will be allocated among the Senior Certificates (other than the Class A-P Certificates) and Subordinate Certificates, and, in the case of the Class A-7 Certificates, to the Segments of such Class, on a pro rata basis, as described below. The interest portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses will be allocated to all the Certificates on a pro rata basis.

        As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates or Segments means an allocation on a pro rata basis, among the various Classes or Segments so specified, to each such Class of Certificates or Segment, as applicable, on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates or Segment shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the Lowest Priority shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage
Interests evidenced thereby; provided that if any Subclasses of the Class A-V Certificates have been issued pursuant to Section 5.01(c), such Realized Losses and other losses allocated to the Class A-V Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property. (See Section 4.06 of the Standard Terms)

Section 4.07. Optional Purchase of Defaulted Mortgage Loans. (See Section 4.07 of the Standard Terms)

Section 4.08.  Surety Bond. (See Section 4.08 of the Standard Terms)

                                   ARTICLE V

                                THE CERTIFICATES

        Section 5.01. The Certificates. (See Section 5.01 of the Standard Terms)

        Section 5.02. Registration of Transfer and Exchange of Certificates.

        .......(a)  - (e)(i).  (See  Section  5.02(a)  - (e)(i) of the  Standard
Terms)

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65
               Fed. Reg.  67765  (November 13, 2000),  and PTE 2002-41,  67 Fed.
               Reg. 54487 (August 22, 2002) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (e)(iii) - (h). (See Section 5.02(e)(iii) - (h) of the Standard Terms)

Section 5.03. Mutilated,  Destroyed,  Lost or Stolen Certificates.  (See Section
     5.03 of the Standard Terms)

Section 5.04. Persons Deemed Owners. (See Section 5.04 of the Standard Terms)

Section 5.05. Appointment of Paying Agent. (See Section 5.05 of the Standard Terms)

                                   ARTICLE VI
                       THE COMPANY AND THE MASTER SERVICER

                     (SEE ARTICLE VI OF THE STANDARD TERMS)

                                   ARTICLE VI
                                     DEFAULT

                     (SEE ARTICLE VII OF THE STANDARD TERMS)

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

                    (SEE ARTICLE VIII OF THE STANDARD TERMS)

                                   ARTICLE IX

                                   TERMINATION

                     (SEE ARTICLE IX OF THE STANDARD TERMS)

ARTICLE X



                                REMIC PROVISIONS

Section 10.01..REMIC Administration.  (See Section 10.01 of the Standard Terms)

Section 10.02..Master Servicer; REMIC Administrator and Trustee Indemnification. (See Section 10.02 of the Standard Terms)

Section 10.03..Designation of REMICs.

        The REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund, and subject to this Agreement (including the Mortgage Loans) as a REMIC ("REMIC I") and will make an election to treat the pool of assets comprised of the Uncertificated REMIC I Regular Interests as a REMIC ("REMIC II") for federal income tax purposes.

        The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-P, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests Z, the rights in and to which will be represented by the Class A-V Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. On and after the date of issuance of any Subclass of Class A-V Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests Z specified by the initial Holder of the Class A-V Certificates pursuant to said Section.

Section 10.04..Distributions on the Uncertificated REMIC I and REMIC II Regular Interests

        (a)On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

               (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 10.04(b), an amount equal to the sum of the amounts in respect of principal distributable on each Class of Certificates (other than the Class R-I Certificates) under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

        (b)The amount described in Section 10.04(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest T, (ii) Uncertificated REMIC I Regular Interest U, (iii) Uncertificated REMIC I Regular Interest V, (iv) Uncertificated REMIC I Regular Interest W, (v) Uncertificated REMIC I Regular Interest X and (vi) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to each Related Class of Certificates (other than the Class R-I Certificates), respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

        (c)The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 10.04(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

        (d)In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

               (i) Realized Losses allocated to the Class A-V Certificates under
        Section 4.05 shall be deemed allocated to the Uncertificated REMIC II Regular Interests Z pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC II Regular Interests Z for the Distribution Date for which such allocation is being made in the absence of such allocation;

               (ii) Realized Losses allocated to the Class A-1 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest T;

               (iii) Realized Losses allocated to the Class A-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest U;

               (iv) Realized Losses allocated to the Class A-4 Certificates and Class A-5 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

               (v) Realized Losses allocated to the Class A-6 Certificates and Class A-7 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;

               (vi) Realized Losses allocated to the Class A-P Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;

               (vii) Realized Losses allocated to the Class A-2, Class R-II, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

               (viii) Realized Losses allocated to the Uncertificated REMIC II Regular Interests Z under clause (i), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

        (e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Holders of each Class of Certificates (other than the Class R-I Certificates) the amounts distributable thereon from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 10.04. The amounts deemed distributed hereunder with respect to the Class A-V Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as such Uncertificated REMIC II Regular Interests Z comprise the Class A-V Certificates.

        (f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 10.04, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

Section 10.05. Compliance with Withholding Requirements.

               Notwithstanding any other provision of this Agreement, the Trustee or any Paying Agent, as applicable, shall comply with all federal withholding requirements respecting payments to Certificateholders, including interest or original issue discount payments or advances thereof that the Trustee or any Paying Agent, as applicable, reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or any Paying Agent, as applicable, does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or any Paying Agent, as applicable, shall indicate the amount withheld to such Certificateholder pursuant to the terms of such requirements.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.  (See Section 11.01 of the Standard Terms)

Section 11.02. Recordation of Agreement; Counterparts. (See Section 11.02 of the Standard Terms)

Section 11.03. Limitation on Rights of Certificateholders. (See Section 11.03 of the Standard Terms)

Section 11.04. Governing Laws.  (See Section 11.04 of the Standard Terms)

Section 11.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to the appropriate address for each recipient listed in the table below or, in each case, such other address as may hereafter be furnished in writing to the Master Servicer, the Trustee and the Company, as applicable:

--------------------------------------------------------------------------------
            RECIPIENT                             ADDRESS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Company                8400 Normandale Lake Boulevard
                       Suite 250, Minneapolis, Minnesota  55437,
                            Attention: President
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Master Servicer        2255 N. Ontario Street, Suite 400
                       Burbank, California 91504-2130,
                       Attention:  Managing Director/Master Servicing
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Trustee                Corporate Trust Office
                       1761 East St. Andrew Place
                       Santa Ana, California 92705-4934,
                    Attention:  Residential Accredit Loans, Inc. Series 2003-QS2

                       The Trustee designates its offices located at
                       c/o DTC Transfer  Services,  55 Water Street,
                       Jeanette Street Park Entrance,  New York, New
                       York 10041,  for the purposes of Section 8.12
                       of the Standard Terms
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Standard & Poor's      55 Water Street
                       41st Floor
                       New York, New York 10041
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Fitch                  One State Street Plaza
                       New York, New York 10004

--------------------------------------------------------------------------------

Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.  Required Notices to Rating Agency and Subservicer.  (See Section
     11.06 of the Standard Terms)

Section 11.07. Severability of Provisions. (See Section 11.07 of the Standard Terms)

Section 11.08. Supplemental Provisions for Resecuritization. (See Section 11.08 of the Standard Terms)

Section 11.09. Allocation of Voting Rights.

               97.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-5 Certificates, in accordance with their respective Percentage Interests; 1.0% of all Voting Rights shall be allocated among the Holders of the Class A-V Certificates, in accordance with their respective Percentage Interests; 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-I Certificates, in accordance with their respective Percentage Interests; and 0.5% of all Voting Rights shall be allocated among the Holders of the Class R-II Certificates, in accordance with their respective Percentage Interests.

Section 11.10. No Petition.

               The Depositor, Master Servicer and the Trustee, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation with respect to the Certificates or this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



                                       RESIDENTIAL ACCREDIT LOANS, INC.
[Seal]


                                            By:  /s/ Joseph Orning
                                               ---------------------------------
                                                 Name:   Joseph Orning
                                                 Title:  Vice President

Attest: /s/ Lisa Lundsten
      Name:  Lisa Lundsten
      Title:   Vice President


                                       RESIDENTIAL FUNDING CORPORATION
[Seal]


                                            By:  /s/ Lisa Lundsten
                                               ---------------------------------
                                                 Name:  Lisa Lundsten
                                                 Title: Director

Attest:  /s/ Joseph Orning
      Name: Joseph Orning
      Title: Director

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Trustee
[Seal]



                                            By:  /s/ Ronaldo Reyes
                                               --------------------------------
                                                 Name: Ronaldo Reyes
                                                 Title:   Associate


                                            By:  /s/ James F. Noriega
                                               --------------------------------
                                                 Name:  James F. Noriega
                                                 Title:    Associate


Attest:   /s/ Barbara Campbell
      Name:  Barbara Campbell
      Title:    Assistant Secretary

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 27th day of February, 2003 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Brian S. Bangerter
                                            ----------------------------------
                                            Notary Public
 [Notarial Seal]

STATE OF MINNESOTA
                                  )
                                  ) ss.:
COUNTY OF HENNEPIN                )
               On the 27th day of February, 2003 before me, a notary public in and for said State, personally appeared Lisa Lundsten, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ Brian S. Bangerter
                                            ------------------------------------
                                            Notary Public
[Notarial Seal]

STATE OF CALIFORNIA
                                  )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 27th day of February, 2003 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.



                                            /s/ Brent Wayne Hoyler
                                            Notary Public
 [Notarial Seal]

STATE OF CALIFORNIA               )
                                  ) ss.:
COUNTY OF ORANGE                  )
               On the 27th day of February, 2003 before me, a notary public in and for said State, personally appeared James F. Noriega, known to me to be an Associate of Deutsche Bank Trust Company Americas, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first, above written.



                                            /s/ Brent Wayne Hoyler
                                            Notary Public
 [Notarial Seal]

                                   EXHIBIT ONE

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 02/21/03           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 09.19.00           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 2003-QS2                                  CUTOFF : 02/01/03
  POOL       : 0004661
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ----------------------------------------------------------------------

      4929965                              .2500
       43,075.03                          .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            6.0000                        2.5450

      7140314                              .2500
      142,653.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7624880                              .2500
      203,995.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      7795525                              .2500
      241,669.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      7846893                              .2500
       66,665.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      7943375                              .2500
      176,537.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8018051                              .2500
       55,196.10                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8018095                              .2500
       58,337.36                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8030235                              .2500
      122,313.64                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8035029                              .2500
      190,894.62                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8040197                              .2500
      133,692.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8050737                              .2500
       69,089.41                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8053499                              .2500
      183,345.26                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8055807                              .2500
       50,839.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8057905                              .2500
      118,337.57                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8065255                              .2500
       89,181.51                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8066145                              .2500
      160,683.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8076693                              .2500
       35,177.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8081673                              .2500
       60,902.04                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8081691                              .2500
       69,989.64                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8087975                              .2500
       43,094.97                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8089189                              .2500
      167,305.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8095339                              .2500
      347,509.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8097151                              .2500
      191,349.06                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8119749                              .2500
       36,883.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8120737                              .2500
      478,127.99                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8129295                              .2500
      260,025.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8134251                              .2500
       74,127.31                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8138967                              .2500
       79,820.78                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8139303                              .2500
      224,969.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8140641                              .2500
      288,173.07                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8142913                              .2500
       42,272.94                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8161353                              .2500
      168,660.77                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8162263                              .2500
      397,912.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8162617                              .2500
      251,921.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8170965                              .3020
      359,064.88                          .0800
            6.7500                         .0000
            6.4480                         .0000
            6.3680                         .0000
            6.0000                         .3680

      8172699                              .2500
      330,758.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8182295                              .2500
      124,667.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8184617                              .2500
       96,583.13                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8184707                              .2500
      287,602.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8186997                              .2500
      143,535.25                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8195271                              .2500
      252,898.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8201151                              .2500
      119,360.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8203291                              .2500
      135,620.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8203691                              .2500
       38,832.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8204017                              .2500
       88,746.29                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8205425                              .2500
      375,069.98                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8206685                              .2500
      101,810.55                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8209441                              .2500
      106,498.98                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8209731                              .2500
      129,557.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8210345                              .2500
      119,797.80                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8210427                              .2500
       38,832.83                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8210895                              .2500
      183,666.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8213899                              .2500
      219,400.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8216497                              .2500
      148,543.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8219257                              .2500
      573,932.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8219315                              .2500
      797,972.13                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8219347                              .2500
      190,400.66                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8221451                              .2500
      156,034.41                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8221771                              .2500
      254,526.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8221785                              .2500
       65,097.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8222451                              .2500
       59,150.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8222535                              .2500
      438,884.67                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8223381                              .2500
      308,242.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8225611                              .2500
      172,393.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8226895                              .2500
      182,546.23                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8227655                              .2500
       59,898.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8228419                              .2500
      398,735.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8230041                              .2500
      199,628.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8230979                              .2500
      342,699.39                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8233951                              .2500
      339,383.61                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8234817                              .2500
       73,117.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237231                              .2500
      648,820.60                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8237921                              .2500
      103,749.01                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8237923                              .2500
      123,469.08                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8238683                              .2500
      112,274.84                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8241537                              .2500
      358,994.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8241645                              .2500
       86,768.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8242053                              .2500
      114,781.19                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8242091                              .2500
      175,308.69                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8242393                              .2500
      149,734.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8243455                              .2500
       96,021.33                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8244027                              .2500
       97,423.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8244345                              .2500
      206,684.01                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8245161                              .2500
      285,493.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8246683                              .2500
      119,023.11                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8248949                              .2500
      289,644.23                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8249177                              .2500
      349,365.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8250253                              .2500
       77,336.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8250347                              .2500
      384,284.93                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8251119                              .2500
      143,756.75                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8253949                              .2500
      134,525.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8256481                              .2500
       60,099.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8256803                              .2500
      121,414.25                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8257219                              .2500
       65,571.96                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8257593                              .2500
      116,787.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8262345                              .2500
      126,898.44                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8262359                              .2500
      160,977.41                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8262621                              .2500
      154,732.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8262729                              .2500
       52,162.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8264445                              .2500
       89,748.51                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8265385                              .2500
      598,938.34                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8265791                              .2500
      184,688.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8266639                              .2500
      157,391.61                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8266869                              .2500
      112,405.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8269457                              .2500
      112,905.07                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8269793                              .2500
      206,767.91                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8269869                              .2500
       70,347.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8270571                              .2500
      146,713.51                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8271663                              .2500
      171,680.53                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8271727                              .2500
       49,960.99                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8272017                              .2500
      197,232.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8272031                              .2500
      180,687.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8272751                              .2500
      249,568.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8273131                              .2500
       99,653.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8273149                              .2500
       51,160.06                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8273411                              .2500
       28,376.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8275533                              .2500
      112,403.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8275679                              .2500
       57,509.87                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8275761                              .2500
      133,751.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8276131                              .2500
       57,516.36                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8276585                              .2500
       71,881.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8276645                              .2500
      116,593.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8277221                              .2500
       47,928.54                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8277373                              .2500
       97,817.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8277421                              .2500
      111,896.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8277589                              .2500
       64,939.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8277641                              .2500
      391,628.06                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8277669                              .2500
      129,488.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8277697                              .2500
      299,728.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8277701                              .2500
       91,918.83                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8277721                              .2500
      140,151.57                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8277943                              .2500
       81,925.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8278421                              .2500
      387,279.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8279015                              .2500
      202,207.96                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8279061                              .2500
      140,457.04                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8279093                              .2500
      105,882.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8279113                              .2500
      131,128.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8279181                              .2500
      269,473.82                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8279431                              .2500
      113,218.08                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8279541                              .2500
      183,649.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8280067                              .2500
      130,678.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8280113                              .2500
       27,431.11                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8280137                              .2500
      110,902.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8280615                              .2500
      174,705.10                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8281355                              .2500
      485,075.34                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8281479                              .2500
      606,897.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8281767                              .2500
       99,827.32                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8282865                              .2500
      158,815.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8282899                              .2500
      139,739.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8282903                              .2500
       96,239.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8282909                              .2500
      204,033.80                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8282919                              .2500
      300,205.59                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8283023                              .2500
      114,715.54                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8283033                              .2500
       55,371.79                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8283037                              .2500
       70,404.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283041                              .2500
       79,792.19                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283061                              .2500
      119,603.07                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8283121                              .2500
       49,862.30                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8283137                              .2500
       67,810.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283145                              .2500
       34,907.05                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8283153                              .2500
      287,070.52                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8283181                              .2500
      139,636.34                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283191                              .2500
      179,509.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283195                              .2500
      100,717.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283215                              .2500
      239,233.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8283247                              .2500
      164,482.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283259                              .2500
      134,553.47                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8283269                              .2500
       81,977.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8283271                              .2500
       93,163.24                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283279                              .2500
       44,831.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283295                              .2500
       68,566.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283299                              .2500
      149,600.76                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283301                              .2500
      131,622.29                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8283309                              .2500
      122,189.47                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283319                              .2500
      139,618.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283325                              .2500
       74,263.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8283331                              .2500
      114,701.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283333                              .2500
       51,381.71                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8283371                              .2500
      120,677.95                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283373                              .2500
      136,635.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283393                              .2500
       74,814.48                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8283415                              .2500
       73,813.23                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283425                              .2500
      104,746.62                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8283437                              .2500
      114,580.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283449                              .2500
      102,624.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283457                              .2500
       92,640.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283475                              .2500
      251,296.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283491                              .2500
      105,967.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283495                              .2500
      110,205.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8283497                              .2500
       87,267.10                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283501                              .2500
       49,882.27                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8283509                              .2500
      119,680.61                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283515                              .2500
      127,675.54                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283519                              .2500
       57,837.97                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283521                              .2500
       50,109.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283523                              .2500
       73,793.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283527                              .2500
       72,944.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8283555                              .2500
      101,216.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283561                              .2500
      292,238.92                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283565                              .2500
      109,714.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283569                              .2500
       86,682.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283571                              .2500
      119,664.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283577                              .2500
       99,531.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283579                              .2500
      161,200.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283583                              .2500
      166,843.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8283587                              .2500
      157,816.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283595                              .2500
       63,825.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283599                              .2500
      273,799.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283621                              .2500
      261,499.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283655                              .2500
       99,626.56                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283675                              .2500
       69,799.68                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8283683                              .2500
       93,167.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283703                              .2500
      299,161.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8283705                              .2500
      139,146.14                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283707                              .2500
       59,283.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283711                              .2500
       65,056.13                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283747                              .2500
       87,293.97                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8283755                              .2500
      194,481.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283761                              .2500
      104,036.63                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283775                              .2500
       54,351.38                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283791                              .2500
       46,123.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8283793                              .2500
      103,716.38                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283807                              .2500
       89,748.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283811                              .2500
      109,627.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8283819                              .2500
      141,207.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8283831                              .2500
       69,246.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283841                              .2500
       88,619.21                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8283857                              .2500
      237,833.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8283869                              .2500
      154,072.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8283901                              .2500
       81,527.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8283913                              .2500
      308,896.86                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8283927                              .2500
       47,498.54                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8283933                              .2500
       83,569.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284003                              .2500
       44,545.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8284019                              .2500
       51,851.19                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284023                              .2500
       69,774.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8284025                              .2500
      199,454.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8284043                              .2500
       93,705.96                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284053                              .2500
       69,665.28                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8284061                              .2500
       95,738.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284067                              .2500
       66,323.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284079                              .2500
       89,349.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284091                              .2500
       91,766.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284093                              .2500
       91,766.78                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284117                              .2500
       22,922.06                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8284129                              .2500
       99,740.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284131                              .2500
      176,716.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284145                              .2500
      175,880.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284149                              .2500
       81,080.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284151                              .2500
       99,790.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284155                              .2500
      268,285.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284179                              .2500
      159,553.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284181                              .2500
      111,716.08                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8284187                              .2500
       49,879.34                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8284193                              .2500
       62,847.26                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8284197                              .2500
      114,479.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284201                              .2500
       90,745.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284209                              .2500
       94,223.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284211                              .2500
       62,891.21                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284217                              .2500
      219,181.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284227                              .2500
      194,292.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8284229                              .2500
      101,190.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284231                              .2500
      120,271.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284235                              .2500
      144,737.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284241                              .2500
       88,590.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284251                              .2500
       64,839.78                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284257                              .2500
      254,526.38                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284265                              .2500
       71,821.91                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8284267                              .2500
      244,331.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8284295                              .2500
      299,928.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284299                              .2500
      103,856.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284307                              .2500
      134,631.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284325                              .2500
      199,619.47                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284331                              .2500
      299,765.72                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284339                              .2500
      111,399.22                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284345                              .2500
      124,667.31                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284347                              .2500
       71,812.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8284353                              .2500
      148,184.98                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284361                              .2500
      166,996.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284369                              .2500
       97,644.99                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284377                              .2500
       54,900.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284393                              .2500
      143,784.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284399                              .2500
       57,419.73                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284405                              .2500
      115,691.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284409                              .2500
      145,629.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8284411                              .2500
      109,814.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284419                              .2500
       85,341.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284425                              .2500
      158,566.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284429                              .2500
      124,683.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284443                              .2500
      109,700.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284445                              .2500
      203,131.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284449                              .2500
      184,703.24                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8284455                              .2500
      169,691.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8284471                              .2500
      113,788.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284473                              .2500
       45,622.98                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8284481                              .2500
      247,210.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284487                              .2500
      161,080.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284489                              .2500
      131,673.50                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8284491                              .2500
      274,476.76                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284495                              .2500
      129,727.72                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284501                              .2500
       99,818.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8284509                              .2500
      131,629.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284525                              .2500
      101,298.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284651                              .2500
       83,830.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284657                              .2500
      299,130.87                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284659                              .2500
      107,713.67                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8284665                              .2500
       92,586.84                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8284673                              .2500
      114,796.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8284677                              .2500
       54,600.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8284681                              .2500
       47,146.73                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8284685                              .2500
      144,082.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8284689                              .2500
       98,811.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8284691                              .2500
      249,073.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8284779                              .2500
      163,848.10                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8285419                              .2500
      255,301.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8285577                              .2500
      152,772.19                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8285597                              .2500
      111,819.01                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8285615                              .2500
      223,003.08                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8285685                              .2500
       98,308.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8285837                              .2500
      175,369.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8285851                              .2500
      143,376.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8286291                              .2500
      203,049.20                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8286575                              .2500
      287,490.40                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8286863                              .2500
      299,728.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8287497                              .2500
      397,739.23                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8287501                              .2500
      399,005.97                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8287515                              .2500
      354,051.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8287529                              .2500
       99,805.10                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8287535                              .2500
       39,513.46                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8287615                              .2500
      416,940.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8287621                              .2500
      304,207.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8287627                              .2500
      399,010.62                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8287663                              .2500
      200,465.03                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8287667                              .2500
      309,194.76                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8287713                              .2500
      398,576.60                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8287727                              .2500
      398,855.45                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8287731                              .2500
       31,928.30                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8287739                              .2500
      593,726.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8288001                              .2500
      359,331.37                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8288103                              .2500
      133,363.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8288313                              .2500
       67,776.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8288373                              .2500
       37,651.73                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8288577                              .2500
      532,010.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8288717                              .2500
       63,652.68                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8288737                              .2500
      102,529.32                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8288755                              .2500
       98,957.47                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8288949                              .2500
       44,794.28                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8288953                              .2500
       44,694.51                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8288959                              .2500
       59,830.49                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8289003                              .2500
      230,354.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8289013                              .2500
      272,237.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8289025                              .2500
       94,467.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289033                              .2500
      398,882.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8289275                              .2500
       93,506.45                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289281                              .2500
      123,428.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289307                              .2500
      171,483.73                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8289315                              .2500
      204,441.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8289357                              .2500
       69,745.16                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289361                              .2500
       74,699.75                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8289371                              .2500
      144,321.67                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289453                              .2500
      103,428.14                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8289937                              .2500
      123,722.18                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8289983                              .2500
      231,102.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8290005                              .2500
      110,620.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8290031                              .2500
       60,314.55                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8290037                              .2500
      387,279.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8290043                              .2500
      106,667.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8290047                              .2500
      154,587.43                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8290159                              .2500
      183,825.41                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8290259                              .2500
       51,411.07                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8290267                              .2500
      119,792.78                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8290335                              .2500
       59,898.89                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8290347                              .2500
      148,243.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8290473                              .2500
      171,702.99                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8290475                              .2500
      647,851.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8290481                              .2500
      134,761.12                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8290485                              .2500
      100,232.49                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8291533                              .2500
       87,918.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8292295                              .2500
      169,838.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8292391                              .2500
      118,904.83                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8292437                              .2500
      156,854.58                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8292487                              .2500
       74,938.52                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8292495                              .2500
      131,000.24                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8292499                              .2500
       59,952.02                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8294121                              .2500
      257,798.74                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8294315                              .2500
       59,945.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8294401                              .2500
      134,877.96                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8295081                              .2500
       84,882.62                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8296003                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8296021                              .2500
      103,426.95                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8296175                              .2500
      109,162.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8296191                              .2500
      121,904.82                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8296235                              .2500
      168,012.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8296253                              .2500
      135,870.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8296417                              .2500
       86,419.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8296583                              .2500
      394,906.70                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8296955                              .2500
       79,145.45                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8297055                              .2500
       91,914.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8297131                              .2500
      227,788.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8297149                              .2500
      275,511.64                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8297393                              .2500
      135,386.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8297599                              .2500
       71,188.65                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8298231                              .2500
      137,462.22                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8298247                              .2500
      163,858.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8298657                              .2500
      359,331.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8300679                              .2500
       88,867.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8300781                              .2500
       35,975.23                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8300813                              .2500
       95,933.93                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8300827                              .2500
      251,022.87                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8300837                              .2500
       99,364.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8300983                              .2500
       71,298.36                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8301091                              .2500
      271,729.22                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8301101                              .2500
      107,813.50                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8301173                              .2500
      434,597.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8301293                              .2500
      164,850.84                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8301703                              .2500
      116,644.46                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8302025                              .2500
      155,855.51                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8302171                              .2500
      399,152.67                          .0800
            7.7800                         .0000
            7.5300                         .0000
            7.4500                         .0000
            6.0000                        1.4500

      8302413                              .2500
      239,783.04                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8302653                              .2500
       62,943.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8303053                              .2500
      163,045.15                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8303057                              .2500
      116,689.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8303211                              .2500
      116,601.95                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8303423                              .2500
       59,344.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8303685                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8304099                              .2500
      137,500.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8304711                              .2500
      185,827.73                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8305301                              .2500
      194,850.03                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8305373                              .2500
      211,826.23                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8305405                              .2500
      162,851.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8305473                              .2500
       66,238.59                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8305481                              .2500
      498,637.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8305489                              .2500
      189,422.40                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8305543                              .2500
      346,079.16                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8306149                              .2500
       79,931.12                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8306831                              .2500
       75,130.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8306853                              .2500
      269,761.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8306979                              .2500
      368,674.44                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8307797                              .2500
      107,897.53                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8307821                              .2500
       70,944.61                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8307859                              .2500
      416,123.48                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8307929                              .2500
       85,631.46                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8308027                              .2500
      105,107.18                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8308033                              .2500
      117,485.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8308055                              .2500
      138,871.26                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8308309                              .2500
      299,747.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8308319                              .2500
      237,795.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8308501                              .2500
      329,686.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8308735                              .2500
      149,361.53                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8308991                              .2500
      268,463.08                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8308993                              .2500
      135,874.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8309051                              .2500
      349,659.82                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8309081                              .2500
       79,944.94                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8309435                              .2500
      343,649.28                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8309787                              .2500
       99,918.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8309871                              .2500
      109,900.56                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8311269                              .2500
       82,425.42                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8311299                              .2500
      151,859.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8311971                              .2500
       84,845.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8311979                              .2500
       49,902.55                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8312741                              .2500
       64,755.41                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8312771                              .2500
       49,465.07                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8312861                              .2500
       80,687.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8312891                              .2500
      199,831.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8312893                              .2500
      149,857.67                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8312931                              .2500
       79,927.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8312933                              .2500
      181,839.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8312957                              .2500
      249,784.75                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8312985                              .2500
       64,448.42                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8313307                              .2500
       86,435.80                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8313479                              .2500
      112,407.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8313483                              .2500
      239,777.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8313527                              .2500
       87,922.36                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8313953                              .2500
      247,571.76                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8313973                              .2500
      175,836.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8314025                              .2500
       99,219.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8314177                              .2500
      107,497.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8314405                              .2500
      104,859.64                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8314599                              .2500
      165,849.94                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8314747                              .2500
       98,631.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8314759                              .2500
      111,106.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8314819                              .2500
      240,782.14                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8314827                              .2500
       57,954.76                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8314835                              .2500
       75,936.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8314841                              .2500
       49,956.95                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8315723                              .2500
       71,931.68                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8317069                              .2500
      198,820.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8317833                              .2500
       60,449.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8318371                              .2500
       67,449.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8318413                              .2500
      346,708.48                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8318467                              .2500
      194,844.06                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8318537                              .2500
      114,688.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8318573                              .2500
      299,747.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8318587                              .2500
      307,441.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8319653                              .2500
      138,621.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8319731                              .2500
      649,426.52                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8319753                              .2500
      399,570.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8319793                              .2500
      175,617.01                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8319817                              .2500
      327,506.76                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8320605                              .2500
      127,881.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8320637                              .2500
      104,925.89                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8320643                              .2500
      157,350.56                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8320857                              .2500
       75,130.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8320873                              .2500
      163,851.74                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8320909                              .2500
      367,610.91                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8320955                              .2500
      256,978.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8321055                              .2500
      317,775.56                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8321095                              .2500
      629,470.73                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8321127                              .2500
      239,777.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8321141                              .2500
      339,685.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8321195                              .2500
      103,298.28                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8321197                              .2500
      252,702.72                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8321201                              .2500
       85,431.63                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8321207                              .2500
      148,877.87                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8321225                              .2500
      489,546.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8321231                              .2500
      102,902.27                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8321259                              .2500
      135,880.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8321275                              .2500
      127,681.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8321423                              .2500
      131,877.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8321565                              .2500
      158,856.26                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8321585                              .2500
      359,658.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8321621                              .2500
       95,868.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8321857                              .2500
      142,648.64                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8321863                              .2500
      313,694.81                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8322053                              .2500
      109,898.12                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8322457                              .2500
       97,382.04                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8322545                              .2500
      497,061.06                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8322585                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8322599                              .2500
      504,596.16                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8322605                              .2500
       82,337.30                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8322635                              .2500
       69,936.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8322637                              .2500
       66,939.43                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8322639                              .2500
       97,511.77                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8322661                              .2500
       46,468.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8322665                              .2500
      229,786.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8322685                              .2500
      156,608.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8322695                              .2500
      154,263.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8322719                              .2500
      149,867.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8322773                              .2500
      177,831.10                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8322815                              .2500
       75,931.30                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8322841                              .2500
      152,877.65                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8322853                              .2500
      199,805.61                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8322869                              .2500
       53,208.46                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8322873                              .2500
      177,935.05                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8322875                              .2500
      148,384.16                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8322881                              .2500
      280,745.97                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8322895                              .2500
       40,368.48                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8322897                              .2500
      122,386.54                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8322941                              .2500
      197,821.01                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8322951                              .2500
      158,256.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8322957                              .2500
       61,545.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8322979                              .2500
      145,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8323133                              .2500
       79,927.68                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8323259                              .2500
      199,814.76                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8324019                              .2500
       64,941.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8324133                              .2500
      147,866.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8324135                              .2500
      239,777.71                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8324141                              .2500
      219,801.12                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8324215                              .2500
      409,147.43                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8324251                              .2500
      151,862.59                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8324265                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8324299                              .2500
      260,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8324329                              .2500
      138,888.84                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8324375                              .2500
      166,349.49                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8324467                              .2500
      439,582.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8324745                              .2500
      352,703.44                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8324977                              .2500
       99,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8325341                              .2500
      125,874.57                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8325353                              .2500
      399,647.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8325405                              .2500
      649,440.36                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8325483                              .2500
       75,864.85                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8325611                              .2500
      142,857.64                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8325677                              .2500
      124,741.27                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8325699                              .2500
      179,833.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8325783                              .2500
      459,594.15                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8326409                              .2500
      143,887.67                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8326433                              .2500
      423,616.70                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8326483                              .2500
      223,787.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8326501                              .2500
      152,624.79                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8326503                              .2500
      148,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8326517                              .2500
       80,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8326525                              .2500
      165,453.90                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8326577                              .2500
      176,258.94                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8326595                              .2500
      182,834.57                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8326597                              .2500
      500,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8326617                              .2500
       62,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8326631                              .2500
       65,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8328117                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8328149                              .2500
      236,775.12                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8328277                              .2500
      107,917.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8328509                              .2500
      172,854.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8328551                              .2500
      134,902.29                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8328595                              .2500
      236,585.93                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8328673                              .2500
      443,588.77                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8328751                              .2500
       83,922.20                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329009                              .2500
      369,257.68                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329071                              .2500
       78,785.37                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8329147                              .2500
      399,611.23                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8329165                              .2500
      116,145.92                          .0800
            6.5500                         .0000
            6.3000                         .0000
            6.2200                         .0000
            6.0000                         .2200

      8329239                              .2500
       39,121.67                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8329251                              .2500
      238,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8329267                              .2500
      448,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329279                              .2500
      130,239.51                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8329721                              .2500
       80,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8329723                              .2500
      133,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8329747                              .2500
      249,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329763                              .2500
      148,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8329765                              .2500
      199,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8329767                              .2500
      148,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8329771                              .2500
       58,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8329791                              .2500
      260,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329811                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8329819                              .2500
       95,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8329827                              .2500
      141,478.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8329835                              .2500
      495,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8329847                              .2500
      130,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8330181                              .2500
      186,339.42                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8330211                              .2500
      108,626.39                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8330271                              .2500
       68,811.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8330283                              .2500
       96,714.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8330343                              .2500
      400,290.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8330363                              .2500
       97,507.39                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8330515                              .2500
      191,817.82                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8330533                              .2500
       77,448.21                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8330893                              .2500
       42,364.38                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8330949                              .2500
      594,448.91                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8331003                              .2500
      400,029.15                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8331005                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8331007                              .2500
      103,317.66                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8331139                              .2500
       56,004.05                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8331157                              .2500
      142,870.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8331163                              .2500
      152,102.02                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8331175                              .2500
      287,758.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8331667                              .2500
      174,656.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8331677                              .2500
      107,797.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8331817                              .2500
      197,315.94                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8331933                              .2500
      119,891.51                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8331975                              .2500
      299,708.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8331979                              .2500
      544,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8332022                              .2500
      233,988.95                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8333689                              .2500
      134,384.20                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8334133                              .2500
       97,335.69                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8334837                              .2500
      157,370.90                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8335579                              .2500
       77,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8335583                              .2500
      111,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8335601                              .2500
      151,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8335653                              .2500
      132,779.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8335663                              .2500
       26,980.94                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8335665                              .2500
      103,908.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8335669                              .2500
       50,364.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8335671                              .2500
       50,364.43                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8335673                              .2500
       71,949.18                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8335689                              .2500
       56,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8335697                              .2500
       78,425.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8335705                              .2500
       57,946.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8335747                              .2500
      123,135.85                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8335773                              .2500
      319,731.16                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8335809                              .2500
      333,719.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8335831                              .2500
      324,220.61                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8335855                              .2500
      188,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8335863                              .2500
       88,621.74                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8335983                              .2500
       98,930.12                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8335993                              .2500
      212,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8335999                              .2500
      183,845.42                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8336007                              .2500
       99,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8336013                              .2500
      332,206.65                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8336019                              .2500
      103,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8336023                              .2500
      176,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8336027                              .2500
      234,782.35                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8336375                              .2500
       87,672.58                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8336445                              .2500
      127,892.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8336641                              .2500
      165,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8336791                              .2500
      103,104.41                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8336801                              .2500
      399,620.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8336965                              .2500
      251,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8336983                              .2500
      180,836.38                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8337213                              .2500
       50,205.66                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8337453                              .2500
      104,913.93                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8337617                              .2500
       75,583.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8337771                              .2500
      237,779.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8337797                              .2500
      319,717.67                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8337817                              .2500
      371,655.45                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8337893                              .2500
      226,794.79                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8337991                              .2500
      173,111.45                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8338011                              .2500
      102,904.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8338051                              .2500
      220,800.21                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338059                              .2500
      386,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338121                              .2500
       98,237.40                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8338417                              .2500
      175,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8338712                              .2500
      379,793.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338811                              .2500
      399,950.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338819                              .2500
       45,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8338823                              .2500
      107,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8338831                              .2500
      127,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338835                              .2500
      119,378.16                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8338839                              .2500
      621,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8338845                              .2500
       65,540.69                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338863                              .2500
      143,866.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338869                              .2500
       76,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338873                              .2500
       57,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8338877                              .2500
      479,555.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8338879                              .2500
      140,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8338889                              .2500
      199,831.97                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8338891                              .2500
      247,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338895                              .2500
       48,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8338901                              .2500
      415,614.70                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338933                              .2500
      104,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338941                              .2500
       91,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338943                              .2500
      108,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8338945                              .2500
       79,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8338955                              .2500
      142,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8338957                              .2500
       68,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8338965                              .2500
       48,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8338973                              .2500
      103,910.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8338975                              .2500
      137,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8338981                              .2500
       89,039.55                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8338983                              .2500
      135,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8338999                              .2500
       82,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339009                              .2500
      121,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339059                              .2500
       86,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339135                              .2500
       67,440.45                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8339143                              .2500
      279,746.88                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339185                              .2500
      130,378.02                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339237                              .2500
       93,595.31                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339379                              .2500
      174,096.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8339415                              .2500
      246,377.07                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8339463                              .2500
       50,958.19                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8339509                              .2500
       65,938.88                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8339555                              .2500
       73,931.46                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8339595                              .2500
       67,949.53                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8339651                              .2500
       88,136.16                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8339779                              .2500
      267,739.52                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8339787                              .2500
      281,445.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8339921                              .2500
      352,225.48                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8340139                              .2500
      144,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8340141                              .2500
      252,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8340177                              .2500
       88,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8340181                              .2500
      349,691.20                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8340312                              .2500
      374,644.18                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8340416                              .2500
       63,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8340523                              .2500
      799,259.04                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8341079                              .2500
      399,620.46                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8341085                              .2500
      472,172.76                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8341117                              .2500
      406,443.70                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341121                              .2500
      319,391.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8341167                              .2500
      399,238.95                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8341185                              .2500
      407,063.20                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8341211                              .2500
      449,593.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8341219                              .2500
      424,210.63                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8341259                              .2500
      339,685.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341281                              .2500
      379,656.47                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8341301                              .2500
      459,145.62                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341323                              .2500
      495,555.34                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8341355                              .2500
      479,544.55                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8341357                              .2500
      419,610.99                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341415                              .2500
      339,685.09                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341561                              .2500
       60,659.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8341573                              .2500
      555,544.25                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8341754                              .2500
      271,754.10                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8341756                              .2500
      329,694.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341828                              .2500
      439,592.47                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341834                              .2500
      329,694.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8341926                              .2500
      180,359.19                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8341942                              .2500
      116,899.27                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8342053                              .2500
      144,881.14                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8342101                              .2500
      224,801.49                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8342164                              .2500
       95,908.91                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342316                              .2500
      437,176.79                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342341                              .2500
      120,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342357                              .2500
      107,917.82                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8342369                              .2500
      279,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8342375                              .2500
      592,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342393                              .2500
       89,524.72                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8342405                              .2500
       99,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8342409                              .2500
      231,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342423                              .2500
      123,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8342425                              .2500
       28,800.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8342429                              .2500
      126,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342433                              .2500
      445,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8342441                              .2500
      169,575.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8342451                              .2500
      293,727.70                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8342455                              .2500
      158,253.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8342463                              .2500
      309,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342465                              .2500
      307,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8342475                              .2500
      363,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8342485                              .2500
       45,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8342489                              .2500
      154,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8342515                              .2500
      251,766.60                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8342525                              .2500
      244,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8342529                              .2500
       90,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342534                              .2500
      381,654.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342538                              .2500
      449,593.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342575                              .2500
      195,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8342577                              .2500
      148,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8342583                              .2500
      235,287.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342587                              .2500
      181,050.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8342591                              .2500
      234,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8342599                              .2500
       71,100.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8342607                              .2500
       84,923.16                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8342627                              .2500
      187,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8342663                              .2500
      424,634.09                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8342778                              .2500
      363,654.62                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342815                              .2500
      132,608.50                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8342873                              .2500
      259,753.31                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8342895                              .2500
      191,822.17                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8342925                              .2500
      181,831.44                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8342927                              .2500
      443,608.27                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8343427                              .2500
      225,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8343611                              .2500
      560,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8343817                              .2500
      275,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8343821                              .2500
      191,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8343830                              .2500
       98,311.05                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8343831                              .2500
       89,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8343839                              .2500
       88,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8343863                              .2500
      214,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8343875                              .2500
      300,434.69                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8343879                              .2500
      144,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8343893                              .2500
       88,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8343899                              .2500
       45,959.42                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8343943                              .2500
       80,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8343953                              .2500
      246,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8344025                              .2500
       65,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8344047                              .2500
      119,896.68                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8344103                              .2500
      123,646.03                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8344119                              .2500
      230,980.63                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8344123                              .2500
      171,595.84                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8344328                              .2500
      500,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8344361                              .2500
      216,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8344541                              .2500
      168,947.13                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8344602                              .2500
      161,453.91                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8344678                              .2500
      464,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8344709                              .2500
       51,924.48                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8344721                              .2500
      283,249.88                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8344723                              .2500
       91,117.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8344813                              .2500
      167,069.57                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8344825                              .2500
      104,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8344891                              .2500
      128,582.09                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8344899                              .2500
       97,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8344939                              .2500
       63,842.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8344973                              .2500
      456,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8345015                              .2500
      258,548.46                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8345108                              .2500
      149,861.08                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8345177                              .2500
      103,415.16                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8345262                              .2500
      185,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8345299                              .2500
      219,791.25                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8345346                              .2500
      342,682.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8345350                              .2500
      364,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8345363                              .2500
       75,877.93                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8345372                              .2500
      332,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8345379                              .2500
      145,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8345385                              .2500
      283,896.81                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8345613                              .2500
      209,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8345720                              .2500
      293,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8345739                              .2500
       82,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8345743                              .2500
      117,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8345769                              .2500
      238,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8345779                              .2500
      132,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8345785                              .2500
      210,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8345789                              .2500
      182,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8345809                              .2500
      170,905.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8345831                              .2500
      586,456.32                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8345835                              .2500
      508,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8345847                              .2500
      547,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8345855                              .2500
      155,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8345859                              .2500
       82,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8345931                              .2500
      163,858.79                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8345939                              .2500
      119,886.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346007                              .2500
      117,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346011                              .2500
      197,441.98                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8346019                              .2500
      322,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8346091                              .2500
       95,121.96                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8346095                              .2500
      115,095.85                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8346122                              .2500
      374,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8346311                              .2500
      193,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8346511                              .2500
      206,050.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8346577                              .2500
      151,699.25                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8346607                              .2500
       38,366.94                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8346631                              .2500
      464,579.63                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8346633                              .2500
      418,592.76                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8346635                              .2500
      544,482.88                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346637                              .2500
      421,599.59                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346639                              .2500
      599,444.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8346641                              .2500
      649,368.24                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8346643                              .2500
      334,839.22                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8346645                              .2500
      348,668.86                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8346647                              .2500
      403,607.33                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8346649                              .2500
      384,634.70                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346651                              .2500
      502,994.03                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8346653                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8346655                              .2500
      370,098.51                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346657                              .2500
      343,039.17                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8346661                              .2500
      561,366.85                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346695                              .2500
      128,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8346745                              .2500
      294,833.23                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8346747                              .2500
       90,934.14                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8346851                              .2500
      393,927.87                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8346890                              .2500
      555,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8346959                              .2500
      166,079.71                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8347116                              .2500
      372,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8347412                              .2500
      400,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347475                              .2500
      172,854.66                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8347513                              .2500
      172,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347561                              .2500
      299,728.80                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347563                              .2500
      199,819.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347569                              .2500
      374,660.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347615                              .2500
      166,096.02                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8347641                              .2500
      122,289.34                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347653                              .2500
      111,499.11                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347661                              .2500
       97,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8347663                              .2500
      124,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8347713                              .2500
      420,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8347788                              .2500
      251,250.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8348027                              .2500
       79,844.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8348649                              .2500
       83,526.24                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8349107                              .2500
      100,904.16                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350243                              .2500
      147,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8350265                              .2500
      175,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8350465                              .2500
       53,550.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8350469                              .2500
      101,150.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8350491                              .2500
       61,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8350501                              .2500
      252,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8350519                              .2500
       54,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8350521                              .2500
       89,914.60                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350531                              .2500
       79,135.08                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8350539                              .2500
       91,535.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8350541                              .2500
      544,575.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8350545                              .2500
       88,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8350575                              .2500
      195,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350585                              .2500
       48,972.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8350593                              .2500
      239,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8350597                              .2500
      335,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8350607                              .2500
      350,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8350611                              .2500
       96,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8350643                              .2500
      210,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350645                              .2500
      107,817.60                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8350647                              .2500
       88,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8350651                              .2500
       67,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8350653                              .2500
      127,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8350659                              .2500
       55,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8350661                              .2500
      100,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8350675                              .2500
       65,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8350677                              .2500
      176,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8350683                              .2500
      248,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8350689                              .2500
      536,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8350697                              .2500
       72,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8350699                              .2500
       51,210.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8350701                              .2500
       52,110.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8350713                              .2500
       37,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8350715                              .2500
      183,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8350723                              .2500
      244,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8350725                              .2500
       54,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8351027                              .2500
      164,750.20                          .0800
            6.4750                         .0000
            6.2250                         .0000
            6.1450                         .0000
            6.0000                         .1450

      8351127                              .2500
      423,412.86                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8351419                              .2500
       75,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8351461                              .2500
       99,923.90                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8351469                              .2500
      132,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8351657                              .2500
       96,640.72                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8351663                              .2500
      177,339.53                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8351705                              .2500
       43,967.35                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8351719                              .2500
      204,805.49                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8351977                              .2500
      267,769.26                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8353095                              .2500
      400,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8353107                              .2500
      109,300.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8353115                              .2500
      120,850.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8353137                              .2500
       54,308.33                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8353151                              .2500
       56,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8353169                              .2500
      190,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8353291                              .2500
       55,050.19                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8353383                              .2500
      136,673.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8353395                              .2500
      389,638.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8353409                              .2500
      184,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8353519                              .2500
      539,511.83                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8353545                              .2500
      492,532.22                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8353565                              .2500
      322,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8353591                              .2500
      134,871.90                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8353623                              .2500
      394,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8353647                              .2500
      336,164.49                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8353701                              .2500
      224,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8353711                              .2500
      359,658.42                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8353731                              .2500
      112,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8353761                              .2500
       76,743.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8353785                              .2500
       58,301.58                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8353823                              .2500
      186,835.02                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8353913                              .2500
       79,861.85                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8354073                              .2500
       74,337.49                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8354493                              .2500
      199,810.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8354575                              .2500
      143,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8354577                              .2500
      168,950.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8354613                              .2500
      187,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8354619                              .2500
      136,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8354727                              .2500
      224,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8354745                              .2500
       92,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8354781                              .2500
      110,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8354829                              .2500
      195,950.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8354839                              .2500
      161,405.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8354897                              .2500
      142,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8354899                              .2500
      310,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8354909                              .2500
      336,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8354919                              .2500
      224,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8354921                              .2500
       36,300.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8354929                              .2500
      300,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8354939                              .2500
      224,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8354955                              .2500
      108,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8354961                              .2500
       81,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8354963                              .2500
      197,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8354965                              .2500
      143,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8354967                              .2500
      177,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8354977                              .2500
      232,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8354987                              .2500
       64,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8354991                              .2500
      182,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8355023                              .2500
      208,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8355025                              .2500
      136,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8355031                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8355049                              .2500
      122,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8355051                              .2500
      128,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8355065                              .2500
      628,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8355075                              .2500
      165,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8355085                              .2500
      123,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8355097                              .2500
      108,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8355103                              .2500
       72,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8355109                              .2500
      178,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8355111                              .2500
      184,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8355113                              .2500
      107,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8355127                              .2500
       75,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8355129                              .2500
      137,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8355139                              .2500
      157,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8355149                              .2500
      295,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8355171                              .2500
       95,200.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8355223                              .2500
       65,558.81                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8355325                              .2500
      106,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8355333                              .2500
      230,170.31                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8355417                              .2500
      101,172.96                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8355455                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8355461                              .2500
       92,600.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8355531                              .2500
      455,567.33                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8355583                              .2500
      303,725.18                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8355585                              .2500
      299,747.96                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8355619                              .2500
      129,381.62                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8355645                              .2500
       52,066.22                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8355743                              .2500
      180,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8355825                              .2500
      163,862.21                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8355855                              .2500
      223,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8356175                              .2500
      123,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8356199                              .2500
      464,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8356565                              .2500
      256,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8356743                              .2500
       35,071.22                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8356849                              .2500
      276,555.79                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8356993                              .2500
      132,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8357197                              .2500
      500,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8357203                              .2500
       72,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8357251                              .2500
       88,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8357371                              .2500
      187,448.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8357433                              .2500
      194,819.39                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8357453                              .2500
       99,913.90                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8357557                              .2500
      304,689.04                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8357609                              .2500
      176,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8357731                              .2500
      288,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8357773                              .2500
      131,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358011                              .2500
      627,432.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358403                              .2500
      161,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8358407                              .2500
      192,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8358415                              .2500
      107,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358419                              .2500
      107,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358437                              .2500
       70,950.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358477                              .2500
      127,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8358659                              .2500
      125,455.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358669                              .2500
      137,372.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358673                              .2500
       94,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8358677                              .2500
       52,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8358683                              .2500
      113,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358685                              .2500
       24,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8358691                              .2500
      170,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358697                              .2500
      540,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8358699                              .2500
      184,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8358703                              .2500
      206,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8358711                              .2500
      122,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358723                              .2500
      355,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8358725                              .2500
      208,811.06                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358733                              .2500
       67,200.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8358735                              .2500
      121,050.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358741                              .2500
       55,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8358743                              .2500
      261,250.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8358745                              .2500
      111,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358753                              .2500
      252,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8358769                              .2500
       79,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8358771                              .2500
      255,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8358777                              .2500
      396,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8358779                              .2500
      450,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8358811                              .2500
      398,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8358813                              .2500
      390,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8358815                              .2500
      183,900.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8358823                              .2500
      243,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358827                              .2500
       90,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8358829                              .2500
      444,577.77                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8358833                              .2500
      114,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8358853                              .2500
      208,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8358857                              .2500
      209,444.52                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358859                              .2500
      124,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358863                              .2500
      286,025.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358865                              .2500
      715,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358867                              .2500
       80,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8358871                              .2500
      237,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8358875                              .2500
      114,750.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8358877                              .2500
       81,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8358879                              .2500
      139,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358881                              .2500
      270,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8358885                              .2500
      304,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358887                              .2500
       28,779.67                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8358891                              .2500
      217,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8358911                              .2500
      148,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8358919                              .2500
      103,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8358927                              .2500
      195,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358929                              .2500
      115,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358931                              .2500
      108,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358953                              .2500
      340,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8358955                              .2500
      336,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8358967                              .2500
      112,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8359117                              .2500
      251,575.37                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8359259                              .2500
      123,855.69                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8359269                              .2500
       53,782.22                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8359339                              .2500
      623,488.51                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8359487                              .2500
       99,918.03                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8359713                              .2500
      274,795.91                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8359783                              .2500
      120,160.75                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8359865                              .2500
       94,230.02                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8359867                              .2500
       68,752.65                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8359913                              .2500
      235,311.67                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8360011                              .2500
      117,876.80                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8360123                              .2500
       49,965.60                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8360129                              .2500
       54,953.79                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8360147                              .2500
      103,922.82                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8360227                              .2500
      177,335.56                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8360313                              .2500
       50,365.31                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450
1



      8360523                              .2500
      270,223.12                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      8360545                              .2500
       81,931.11                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8360667                              .2500
      147,790.24                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8360673                              .2500
      113,857.80                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.0000                        2.0450

      8360721                              .2500
       99,858.39                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8360763                              .2500
      359,363.01                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8360859                              .2500
       56,771.50                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8360865                              .2500
       59,066.23                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8360945                              .2500
      351,781.22                          .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            6.0000                        2.0450

      8360987                              .2500
      311,795.91                          .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            6.0000                        1.7950

      8361025                              .2500
      149,671.03                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8361049                              .2500
       98,772.56                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8361161                              .2500
      169,857.18                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8361217                              .2500
       94,462.43                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8361257                              .2500
      112,620.45                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8361283                              .2500
      171,225.99                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8361351                              .2500
       88,139.30                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8361369                              .2500
      362,663.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8361415                              .2500
      256,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8361425                              .2500
      151,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8361453                              .2500
      235,975.89                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8361661                              .2500
      100,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8361911                              .2500
       74,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8362023                              .2500
      114,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8362137                              .2500
      359,682.38                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8362629                              .2500
       91,719.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8362735                              .2500
      117,912.43                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8362845                              .2500
       40,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8363407                              .2500
      649,397.98                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8363443                              .2500
      190,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8363465                              .2500
      129,497.12                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8363493                              .2500
      500,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8363543                              .2500
      126,573.70                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8363573                              .2500
      155,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8363615                              .2500
      175,041.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8363731                              .2500
       71,250.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8363775                              .2500
      175,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8364853                              .2500
      140,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8364893                              .2500
      400,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8364933                              .2500
      524,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8364935                              .2500
      131,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8364953                              .2500
      277,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8364959                              .2500
       92,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8364961                              .2500
       49,640.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8364971                              .2500
      182,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8364977                              .2500
      190,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8364981                              .2500
      172,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8364991                              .2500
      259,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8364993                              .2500
      240,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8365005                              .2500
      111,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8365013                              .2500
       77,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8365023                              .2500
      151,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8365029                              .2500
      380,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8365037                              .2500
      171,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8365043                              .2500
      575,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8365047                              .2500
       82,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8365049                              .2500
       96,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8365051                              .2500
      188,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8365099                              .2500
      150,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8365103                              .2500
      390,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8365109                              .2500
      175,750.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8365137                              .2500
      123,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8365147                              .2500
      110,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8365151                              .2500
      327,700.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8365161                              .2500
      102,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8365163                              .2500
      397,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8365165                              .2500
      108,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8365167                              .2500
       65,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8365175                              .2500
      154,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8365177                              .2500
      163,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8365181                              .2500
      546,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8365195                              .2500
       96,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8365207                              .2500
       67,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8365213                              .2500
      109,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8365215                              .2500
      286,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8365219                              .2500
      134,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8365229                              .2500
      146,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8365465                              .2500
      130,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8365547                              .2500
      188,100.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8365637                              .2500
      108,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8365651                              .2500
       89,920.59                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8365709                              .2500
      101,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8365803                              .2500
       86,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8365839                              .2500
      103,700.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8365851                              .2500
      265,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8365863                              .2500
      232,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8365879                              .2500
      229,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8366063                              .2500
      102,214.05                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8366371                              .2500
       99,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8366477                              .2500
      440,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8366479                              .2500
      200,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8366505                              .2500
      137,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8366525                              .2500
      442,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8366545                              .2500
       82,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8366571                              .2500
       34,470.29                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8366575                              .2500
      494,541.53                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8366589                              .2500
       43,562.46                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8366597                              .2500
      240,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8366599                              .2500
      328,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8366603                              .2500
      385,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8366605                              .2500
      208,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8366671                              .2500
       97,900.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8367079                              .2500
      479,555.42                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8367095                              .2500
      184,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8367107                              .2500
      212,929.59                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8367185                              .2500
      101,172.96                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8367195                              .2500
      365,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8367257                              .2500
      244,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8367291                              .2500
      448,800.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8367581                              .2500
      500,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8367585                              .2500
       62,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8367691                              .2500
      144,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8367785                              .2500
      419,647.15                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8367855                              .2500
      230,281.29                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8368139                              .2500
       89,550.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8368147                              .2500
      210,900.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8368153                              .2500
       62,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8368155                              .2500
      145,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8368201                              .2500
      125,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8368523                              .2500
      146,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8368525                              .2500
      236,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8368543                              .2500
      298,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8368549                              .2500
      232,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8368555                              .2500
      177,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8368561                              .2500
      213,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8368573                              .2500
      354,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8368575                              .2500
       46,350.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8368587                              .2500
      138,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8368593                              .2500
      101,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8368597                              .2500
      104,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8368603                              .2500
       48,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8368607                              .2500
      104,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8368609                              .2500
      267,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8368623                              .2500
      500,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8368653                              .2500
      152,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8368657                              .2500
      255,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8368669                              .2500
      259,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8368683                              .2500
      215,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8368685                              .2500
      110,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8368697                              .2500
      500,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8368699                              .2500
       58,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8368731                              .2500
      114,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8368781                              .2500
       57,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8368819                              .2500
      166,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8369059                              .2500
      250,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8369099                              .2500
      199,200.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8369177                              .2500
      475,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8369431                              .2500
      262,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8369629                              .2500
      208,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8369631                              .2500
      107,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8369717                              .2500
       63,850.15                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8369783                              .2500
       43,959.25                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8369827                              .2500
      208,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8369841                              .2500
      276,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8369857                              .2500
       84,933.69                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8369957                              .2500
      120,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8369969                              .2500
      133,700.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8369975                              .2500
      151,960.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8370037                              .2500
      189,824.03                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8370175                              .2500
      367,705.72                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8370801                              .2500
      204,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8370807                              .2500
      141,874.72                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8371939                              .2500
      381,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8371945                              .2500
      413,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8371951                              .2500
      155,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8371953                              .2500
      460,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8371957                              .2500
       67,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8371959                              .2500
      140,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450
1



      8371961                              .2500
      200,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8371963                              .2500
      126,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8371987                              .2500
       80,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8371989                              .2500
      143,560.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8371997                              .2500
       96,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8371999                              .2500
      118,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372005                              .2500
      135,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8372007                              .2500
      125,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8372015                              .2500
      202,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372017                              .2500
       93,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8372019                              .2500
      207,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372059                              .2500
      255,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8372063                              .2500
      140,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372065                              .2500
      112,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8372069                              .2500
       79,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8372073                              .2500
       83,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8372075                              .2500
       72,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8372079                              .2500
      333,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372085                              .2500
       60,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8372091                              .2500
      104,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8372093                              .2500
      152,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372103                              .2500
       72,900.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8372105                              .2500
      203,870.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372119                              .2500
      154,755.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8372123                              .2500
      204,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8372127                              .2500
       26,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8372129                              .2500
       80,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8372133                              .2500
       95,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372137                              .2500
      125,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372157                              .2500
       28,800.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8372161                              .2500
       57,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8372163                              .2500
       46,400.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8372165                              .2500
       78,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8372169                              .2500
       57,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8372171                              .2500
      106,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8372179                              .2500
      189,718.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8372185                              .2500
      113,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8372187                              .2500
      103,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8372189                              .2500
      198,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8372191                              .2500
      244,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8372195                              .2500
       94,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372273                              .2500
      144,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372289                              .2500
       73,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372293                              .2500
      298,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372301                              .2500
      185,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8372349                              .2500
      150,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8372385                              .2500
      212,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8372485                              .2500
      259,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8372499                              .2500
      320,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8372639                              .2500
      164,700.00                          .0800
            7.1500                         .0000
            6.9000                         .0000
            6.8200                         .0000
            6.0000                         .8200

      8372641                              .2500
      131,397.41                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8372653                              .2500
       91,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8372711                              .2500
       52,969.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8372747                              .2500
      124,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8373295                              .2500
      343,673.60                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8373507                              .2500
      158,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8373615                              .2500
      299,708.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8374397                              .2500
      347,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8374411                              .2500
      100,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8374545                              .2500
       50,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8374575                              .2500
      209,609.96                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8374637                              .2500
      134,300.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8374661                              .2500
       81,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8374703                              .2500
      193,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8374809                              .2500
      167,851.78                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8374957                              .2500
      214,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8375085                              .2500
       52,800.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8375121                              .2500
      400,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8375137                              .2500
       72,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8375175                              .2500
       58,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8375221                              .2500
       69,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8375255                              .2500
       52,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8375387                              .2500
      134,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8375655                              .2500
      110,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8375671                              .2500
      193,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8375811                              .2500
      290,930.29                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8375815                              .2500
      359,666.57                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8375869                              .2500
      429,601.74                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8375871                              .2500
       91,720.97                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8375879                              .2500
      182,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8375893                              .2500
      121,600.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8375935                              .2500
      160,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8375937                              .2500
      245,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8375939                              .2500
      239,761.08                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8375945                              .2500
      160,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8375947                              .2500
      152,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8375951                              .2500
      293,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8375953                              .2500
      147,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8375955                              .2500
      259,734.92                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8375959                              .2500
      192,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8375969                              .2500
      259,770.61                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8375971                              .2500
      226,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8375987                              .2500
      111,898.75                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8375989                              .2500
      322,201.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8375995                              .2500
      119,558.45                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8375999                              .2500
      120,490.98                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8376003                              .2500
       85,922.25                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376011                              .2500
      144,675.33                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8376017                              .2500
       88,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376019                              .2500
      273,733.69                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376021                              .2500
      336,180.71                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376051                              .2500
       94,907.67                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376065                              .2500
      274,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376067                              .2500
      133,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8376077                              .2500
      349,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376079                              .2500
      102,906.89                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376083                              .2500
      200,813.83                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376087                              .2500
      384,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376089                              .2500
      151,869.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8376091                              .2500
      140,800.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376093                              .2500
      461,051.45                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376095                              .2500
      262,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8376097                              .2500
      140,722.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376099                              .2500
       75,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376103                              .2500
      177,826.99                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376107                              .2500
      299,708.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376111                              .2500
      299,708.42                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376113                              .2500
      140,722.67                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376117                              .2500
      183,816.83                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376119                              .2500
      224,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8376123                              .2500
       88,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376125                              .2500
      401,327.94                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376133                              .2500
      139,867.17                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376137                              .2500
      107,402.82                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376141                              .2500
      370,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8376143                              .2500
      394,859.74                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8376145                              .2500
      220,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376147                              .2500
      199,810.24                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8376149                              .2500
      127,884.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376163                              .2500
      101,733.67                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8376167                              .2500
      145,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376171                              .2500
      322,408.28                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376175                              .2500
      122,297.17                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8376177                              .2500
      264,736.19                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376179                              .2500
      169,853.63                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8376189                              .2500
      170,837.74                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8376191                              .2500
      207,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376197                              .2500
      142,354.72                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376211                              .2500
      140,369.87                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376213                              .2500
      264,729.82                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376215                              .2500
      232,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376217                              .2500
      123,191.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376219                              .2500
      196,322.37                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376225                              .2500
      307,215.19                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8376229                              .2500
      180,828.26                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376231                              .2500
      341,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376233                              .2500
      200,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8376235                              .2500
      501,512.08                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376237                              .2500
      498,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376241                              .2500
      274,757.37                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376247                              .2500
      316,691.89                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376251                              .2500
      197,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8376263                              .2500
      579,488.28                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376267                              .2500
      399,672.12                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8376273                              .2500
      207,802.64                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376275                              .2500
      154,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376277                              .2500
      134,889.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8376279                              .2500
      191,808.86                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376283                              .2500
      103,908.25                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376289                              .2500
       75,050.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8376291                              .2500
      399,638.40                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376299                              .2500
      167,868.94                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8376301                              .2500
      287,713.29                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376303                              .2500
      217,403.29                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376305                              .2500
      134,889.34                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8376311                              .2500
      109,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376313                              .2500
      209,501.03                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376315                              .2500
      142,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8376321                              .2500
      243,757.10                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376325                              .2500
      218,787.14                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376329                              .2500
      154,849.35                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376331                              .2500
      509,527.64                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376339                              .2500
       70,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376341                              .2500
      264,760.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376345                              .2500
      139,697.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376349                              .2500
      123,191.22                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8376351                              .2500
      699,303.15                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8376353                              .2500
      463,570.24                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376355                              .2500
      250,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376359                              .2500
      206,606.14                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376365                              .2500
      139,270.89                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376415                              .2500
      149,268.19                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376419                              .2500
      274,745.30                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376421                              .2500
      194,823.72                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8376423                              .2500
      178,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376427                              .2500
      369,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376429                              .2500
      311,717.95                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376433                              .2500
      250,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376437                              .2500
      286,207.90                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8376445                              .2500
      499,536.90                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376451                              .2500
      102,913.46                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8376453                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8376455                              .2500
      300,421.49                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376457                              .2500
       62,442.11                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376459                              .2500
      229,797.07                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8376461                              .2500
       70,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376469                              .2500
      120,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8376481                              .2500
      112,407.78                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8376483                              .2500
      399,629.52                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376487                              .2500
      280,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000
1



      8376489                              .2500
      374,660.99                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8376493                              .2500
      329,694.36                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376495                              .2500
      190,718.87                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376503                              .2500
      116,888.98                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376509                              .2500
      104,902.75                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376543                              .2500
      225,520.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8376545                              .2500
      371,350.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8376935                              .2500
      394,900.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8376943                              .2500
      130,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376969                              .2500
      153,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8376987                              .2500
      108,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8376999                              .2500
      187,350.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8377003                              .2500
       90,100.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377023                              .2500
      261,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8377027                              .2500
       88,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8377047                              .2500
       81,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8377055                              .2500
      160,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377093                              .2500
      144,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8377095                              .2500
       91,800.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8377135                              .2500
      239,600.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8377297                              .2500
      103,500.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8377299                              .2500
      220,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377303                              .2500
      123,375.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8377315                              .2500
      286,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8377323                              .2500
      650,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377327                              .2500
      352,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377329                              .2500
      111,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8377331                              .2500
       79,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8377339                              .2500
      599,900.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377341                              .2500
      275,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8377371                              .2500
      491,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377379                              .2500
       92,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8377389                              .2500
      157,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8377391                              .2500
      118,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8377419                              .2500
      248,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377425                              .2500
      168,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377427                              .2500
       83,725.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377435                              .2500
       85,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8377453                              .2500
      298,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8377457                              .2500
      270,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8377459                              .2500
      170,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377469                              .2500
       39,100.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8377479                              .2500
      271,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8377483                              .2500
       71,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8377487                              .2500
      124,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8377491                              .2500
       88,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8377495                              .2500
      177,750.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8377519                              .2500
      380,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8377523                              .2500
      118,750.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8377531                              .2500
      196,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377533                              .2500
      256,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377539                              .2500
      295,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377551                              .2500
       96,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377555                              .2500
      111,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377557                              .2500
      128,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8377577                              .2500
      104,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8377613                              .2500
      149,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8377619                              .2500
      137,700.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8377623                              .2500
       85,500.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8377629                              .2500
      248,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8377637                              .2500
      635,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377639                              .2500
       97,600.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8377643                              .2500
      360,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377647                              .2500
      215,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8377655                              .2500
       30,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8377679                              .2500
      125,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8377685                              .2500
      104,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377687                              .2500
      500,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8377689                              .2500
       33,300.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8377693                              .2500
      462,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377697                              .2500
      423,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377699                              .2500
      129,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8377701                              .2500
      215,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377715                              .2500
      111,650.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377717                              .2500
      141,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8377771                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8377813                              .2500
      272,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8377823                              .2500
       91,117.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8377851                              .2500
       99,911.77                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8377857                              .2500
      294,480.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8377859                              .2500
      179,833.28                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377863                              .2500
      170,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8377899                              .2500
      299,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8377935                              .2500
      250,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8377937                              .2500
      227,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8377941                              .2500
      192,150.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8377945                              .2500
      337,194.90                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8377947                              .2500
      400,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8377957                              .2500
      169,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8378055                              .2500
      243,152.56                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8378115                              .2500
       91,117.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8378139                              .2500
      159,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8378153                              .2500
       91,117.55                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8378191                              .2500
      262,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8378341                              .2500
      505,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8378539                              .2500
      108,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8378555                              .2500
      106,250.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8378629                              .2500
      287,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8378653                              .2500
      113,430.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8378663                              .2500
      175,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8379065                              .2500
      106,200.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8379073                              .2500
      373,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8379279                              .2500
      510,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8379983                              .2500
       91,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8379985                              .2500
      187,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380093                              .2500
       89,929.79                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8380341                              .2500
      300,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380359                              .2500
      210,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380369                              .2500
      220,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380371                              .2500
      105,207.09                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380379                              .2500
      220,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8380389                              .2500
       59,200.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8380403                              .2500
      190,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8380409                              .2500
      134,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8380425                              .2500
       95,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8380427                              .2500
      189,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380433                              .2500
      112,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380435                              .2500
       50,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8380441                              .2500
      292,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380445                              .2500
      457,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8380447                              .2500
      114,300.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380449                              .2500
      388,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380453                              .2500
      237,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8380455                              .2500
       65,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8380473                              .2500
       40,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380483                              .2500
      218,360.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380485                              .2500
      192,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380491                              .2500
      194,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8380493                              .2500
      135,150.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380499                              .2500
      180,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8380503                              .2500
      205,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8380507                              .2500
      245,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8380521                              .2500
      129,750.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8380531                              .2500
      210,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8380543                              .2500
      200,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380545                              .2500
      111,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8380551                              .2500
      124,925.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380571                              .2500
      215,804.73                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380573                              .2500
      269,737.58                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8380627                              .2500
       86,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380629                              .2500
       85,800.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8380637                              .2500
      231,065.79                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380643                              .2500
      172,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8380693                              .2500
      101,700.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950
1



      8380815                              .2500
      134,507.86                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380821                              .2500
       32,972.27                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8380825                              .2500
      220,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380855                              .2500
       67,090.75                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380897                              .2500
      101,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8380945                              .2500
      135,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8380947                              .2500
      105,406.92                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8380949                              .2500
      108,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8381011                              .2500
      181,430.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8381223                              .2500
       85,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381275                              .2500
      299,735.32                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8381333                              .2500
      311,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381401                              .2500
      175,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381405                              .2500
      315,727.93                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381425                              .2500
      160,861.38                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381465                              .2500
      173,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8381471                              .2500
      199,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381491                              .2500
      391,645.62                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8381493                              .2500
      352,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8381861                              .2500
      145,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381889                              .2500
       90,422.08                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8381895                              .2500
      132,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8381935                              .2500
      124,800.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8381959                              .2500
      134,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8382023                              .2500
      364,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8382731                              .2500
      125,910.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8382745                              .2500
      361,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8382753                              .2500
       23,240.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8382755                              .2500
      176,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8382761                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8382765                              .2500
      131,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8382767                              .2500
      400,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8382773                              .2500
      229,600.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8382775                              .2500
      220,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8382779                              .2500
      242,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8382787                              .2500
      200,700.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8382793                              .2500
      116,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8382799                              .2500
      284,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8382803                              .2500
       68,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8382819                              .2500
       72,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8382825                              .2500
       92,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8382853                              .2500
       55,920.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8382855                              .2500
      177,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8382857                              .2500
       94,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8382859                              .2500
      129,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8382865                              .2500
       34,275.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8382867                              .2500
      172,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8382871                              .2500
      200,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8382891                              .2500
      429,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8382963                              .2500
      138,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8382969                              .2500
      148,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8382975                              .2500
      108,300.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8382979                              .2500
      210,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8382981                              .2500
      406,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8382983                              .2500
      187,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8382987                              .2500
      170,910.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8382991                              .2500
      220,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8382995                              .2500
      367,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8383007                              .2500
       78,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8383093                              .2500
      118,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8383109                              .2500
       60,100.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8383135                              .2500
       66,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8383153                              .2500
       97,600.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8383751                              .2500
      294,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8383779                              .2500
      175,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8383813                              .2500
      182,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8383815                              .2500
      300,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8383837                              .2500
      122,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8383851                              .2500
      153,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8383933                              .2500
       92,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8383939                              .2500
      128,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8383961                              .2500
      295,326.22                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8383987                              .2500
      165,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8383989                              .2500
      341,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8384055                              .2500
      483,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8384255                              .2500
      116,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8384259                              .2500
      159,100.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8384265                              .2500
      244,789.06                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8384267                              .2500
      320,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8384551                              .2500
      108,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8384595                              .2500
      156,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8384819                              .2500
      115,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8384837                              .2500
       65,366.44                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8384865                              .2500
      260,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8385161                              .2500
      185,250.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8385367                              .2500
       45,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8385553                              .2500
      165,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8385609                              .2500
      280,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8385625                              .2500
      314,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8385701                              .5000
      384,102.45                          .0300
            6.5000                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386217                              .2500
       49,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386225                              .2500
      195,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386241                              .2500
      158,800.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8386251                              .2500
      136,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8386257                              .2500
       92,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8386265                              .2500
      122,750.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8386267                              .2500
      144,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8386279                              .2500
      415,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8386281                              .2500
      100,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386285                              .2500
      253,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8386287                              .2500
      200,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386295                              .2500
       30,600.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8386297                              .2500
      155,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386301                              .2500
      217,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8386309                              .2500
      111,720.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386311                              .2500
      210,510.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386321                              .2500
       65,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386323                              .2500
      217,710.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386325                              .2500
      121,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8386327                              .2500
      299,700.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8386331                              .2500
      183,120.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8386339                              .2500
      500,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8386341                              .2500
      117,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8386349                              .2500
       35,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8386355                              .2500
      125,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8386361                              .2500
      108,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8386363                              .2500
      108,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8386383                              .2500
      127,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8386409                              .2500
      100,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8386417                              .2500
      177,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8386419                              .2500
      477,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8386421                              .2500
      484,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8386493                              .2500
      169,800.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8386499                              .2500
      155,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8386501                              .2500
      180,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8386969                              .2500
      350,603.71                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8387137                              .2500
      211,803.65                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8387181                              .2500
      273,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8387185                              .2500
      153,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8387189                              .2500
      297,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8387213                              .2500
       64,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8387221                              .2500
      300,700.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8387225                              .2500
      449,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8387295                              .2500
      220,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8387551                              .2500
      390,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8387617                              .2500
      280,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8387623                              .2500
      118,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8387635                              .2500
       92,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8387651                              .2500
      160,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8387653                              .2500
      146,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8387683                              .2500
      300,700.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8387697                              .2500
       76,950.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8387703                              .2500
      281,250.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8387717                              .2500
      115,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8387725                              .2500
       38,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8387771                              .2500
      224,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8387885                              .2500
      100,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8388047                              .2500
      107,100.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8388253                              .2500
       80,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8388297                              .2500
      185,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8388343                              .2500
       97,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8388379                              .2500
      151,633.18                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8388529                              .2500
      340,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8388647                              .2500
      174,825.79                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8388857                              .2500
      107,510.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8389271                              .2500
      495,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8390145                              .2500
      105,200.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8392749                              .2500
      204,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8392763                              .2500
      106,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392765                              .2500
       60,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8392773                              .2500
      297,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392775                              .2500
       82,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392789                              .2500
      128,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8392813                              .2500
      234,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8392815                              .2500
      237,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8392829                              .2500
      132,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8392831                              .2500
      305,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8392841                              .2500
       26,250.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200
1



      8392853                              .2500
      133,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8392855                              .2500
      550,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8392857                              .2500
       67,500.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8392859                              .2500
       94,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8392863                              .2500
       68,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8392865                              .2500
       71,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8392867                              .2500
       89,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8392869                              .2500
       94,050.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8392871                              .2500
      320,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8392877                              .2500
      102,400.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8392913                              .2500
       97,750.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8392923                              .2500
      390,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8392929                              .2500
      195,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8392943                              .2500
      416,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392961                              .2500
      149,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8392965                              .2500
      261,250.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8392967                              .2500
      560,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8392973                              .2500
       92,800.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8392975                              .2500
      216,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8392977                              .2500
      292,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8392995                              .2500
      376,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8393023                              .2500
      304,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8393033                              .2500
      225,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8393037                              .2500
      235,300.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000
1



      8393049                              .2500
       72,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8393077                              .2500
      158,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8393109                              .2500
      101,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8393111                              .2500
       88,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8393115                              .2500
      329,900.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8393143                              .2500
      145,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8393145                              .2500
       98,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8393151                              .2500
      100,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8393171                              .2500
      368,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8393739                              .2500
      200,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8393741                              .2500
      231,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8393745                              .2500
       83,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8393765                              .2500
      152,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8393895                              .2500
      191,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8393955                              .2500
      118,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8393991                              .2500
      111,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8394069                              .2500
      232,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8394093                              .2500
      123,750.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8394097                              .2500
      239,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8394107                              .2500
      320,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8394117                              .2500
      431,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8394131                              .2500
      322,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8394189                              .2500
      168,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8394219                              .2500
      240,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8394245                              .2500
      207,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8394305                              .2500
      114,300.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8394413                              .2500
      108,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8394455                              .2500
      121,412.06                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8394471                              .2500
      102,400.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8394491                              .2500
      322,400.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8394577                              .2500
      358,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8394579                              .2500
      126,573.70                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8394595                              .2500
      247,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8394615                              .2500
      117,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8394617                              .2500
      406,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8394739                              .2500
       90,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8395181                              .2500
      126,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395207                              .2500
      204,627.94                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8395217                              .2500
      120,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395221                              .2500
      365,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000
1



      8395241                              .2500
      600,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395255                              .2500
       37,875.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8395259                              .2500
       72,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395261                              .2500
      117,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395263                              .2500
      132,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395265                              .2500
      114,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8395269                              .2500
      120,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395271                              .2500
      108,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8395273                              .2500
      320,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395275                              .2500
      102,600.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8395279                              .2500
      218,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395283                              .2500
      297,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395285                              .2500
      117,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395291                              .2500
       85,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395301                              .2500
      270,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395305                              .2500
      169,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8395307                              .2500
      130,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395319                              .2500
      144,000.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8395331                              .2500
      247,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395343                              .2500
      281,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8395349                              .2500
      374,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395367                              .2500
       56,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8395371                              .2500
      126,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395375                              .2500
      183,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8395383                              .2500
      100,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395385                              .2500
      122,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8395387                              .2500
      264,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395391                              .2500
      295,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395397                              .2500
      278,350.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8395401                              .2500
       30,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8395405                              .2500
      375,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8395623                              .2500
       57,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450
1



      8395651                              .2500
      283,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395777                              .2500
       66,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8395785                              .2500
      272,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8395861                              .2500
      344,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8395873                              .2500
      337,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8396691                              .2500
      305,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8396737                              .2500
       52,478.66                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8396805                              .2500
      388,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8396807                              .2500
      160,160.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8396829                              .2500
      275,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8396841                              .2500
       76,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8396843                              .2500
      154,850.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8396851                              .2500
       64,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8396857                              .2500
      248,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8396871                              .2500
       38,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8396897                              .2500
       76,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8396929                              .2500
      106,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8396935                              .2500
      165,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8396987                              .2500
      109,151.24                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8397039                              .2500
       58,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8397059                              .2500
      127,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8397077                              .2500
      268,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8397081                              .2500
      173,850.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8397103                              .2500
      266,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8397305                              .2500
      179,484.96                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8397391                              .2500
       33,975.39                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8397579                              .2500
      300,000.00                          .0300
            5.7500                         .0000
            5.5000                         .0000
            5.4700                         .0000
            5.4700                         .0000

      8397819                              .2500
      110,400.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8397851                              .2500
      120,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8397877                              .2500
       50,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8397967                              .2500
      110,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8397973                              .2500
      107,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8397989                              .2500
       78,300.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398021                              .2500
      107,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398041                              .2500
      225,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398059                              .2500
      183,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398075                              .2500
      328,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398089                              .2500
       97,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398093                              .2500
       90,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8398107                              .2500
      186,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8398113                              .2500
       80,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398121                              .2500
      135,750.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398123                              .2500
      132,944.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398125                              .2500
      172,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398157                              .2500
       92,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398159                              .2500
       60,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398165                              .2500
      460,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398169                              .2500
       85,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8398171                              .2500
      127,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398173                              .2500
       97,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398177                              .2500
       62,700.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398179                              .2500
       88,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398189                              .2500
       92,700.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398197                              .2500
       46,875.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8398199                              .2500
      158,300.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8398201                              .2500
      104,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8398213                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398217                              .2500
      352,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398273                              .2500
      322,500.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398279                              .2500
      320,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398283                              .2500
      148,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8398285                              .2500
       68,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8398291                              .2500
      184,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8398293                              .2500
      228,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8398303                              .2500
       86,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398307                              .2500
      140,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398309                              .2500
      157,500.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8398311                              .2500
      119,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398319                              .2500
      101,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8398321                              .2500
      147,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8398323                              .2500
      235,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398331                              .2500
      253,150.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8398335                              .2500
      101,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398349                              .2500
      342,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398365                              .2500
      121,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398371                              .2500
      125,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398373                              .2500
      163,200.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8398375                              .2500
      155,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398381                              .2500
      260,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8398399                              .2500
      400,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8398413                              .2500
       96,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8398563                              .2500
      116,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398573                              .2500
       30,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8398587                              .2500
      139,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8398617                              .2500
      382,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398623                              .2500
      290,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398629                              .2500
      180,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8398633                              .2500
       97,600.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8398657                              .2500
       60,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8398665                              .2500
      429,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398667                              .2500
      126,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398693                              .2500
      465,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8398773                              .2500
      502,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8398785                              .2500
      181,250.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8398789                              .2500
       65,949.77                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8398811                              .2500
      149,600.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8398863                              .2500
      158,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8398867                              .2500
      180,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8398893                              .2500
       63,146.90                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8399015                              .2500
      275,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8399017                              .2500
      156,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8399215                              .2500
      132,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8399709                              .2500
      329,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400213                              .2500
       73,100.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8400215                              .2500
       64,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8400427                              .2500
       64,750.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8400431                              .2500
      126,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8400435                              .2500
      188,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8400445                              .2500
      165,600.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8400455                              .2500
       76,434.13                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8400459                              .2500
      334,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8400461                              .2500
      108,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8400491                              .2500
       45,700.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8400497                              .2500
       67,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8400499                              .2500
      171,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8400501                              .2500
       66,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8400523                              .2500
      412,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400529                              .2500
      322,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400537                              .2500
      239,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400551                              .2500
       70,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700
1



      8400603                              .2500
      100,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8400635                              .2500
      304,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8400649                              .2500
      144,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8400653                              .2500
       83,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8400657                              .2500
      250,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8400675                              .2500
      270,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8400723                              .2500
      117,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8400743                              .2500
      406,450.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8400749                              .2500
      332,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8400789                              .2500
      580,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8400807                              .2500
      272,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8400819                              .2500
      360,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8401315                              .2500
      117,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8401387                              .2500
      154,350.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8401417                              .2500
       83,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8401495                              .2500
      103,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8401533                              .2500
      346,400.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8401631                              .2500
      261,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8401757                              .2500
      352,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8401759                              .2500
      112,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8401761                              .2500
      151,850.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8401767                              .2500
       56,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8401771                              .2500
      145,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8401779                              .2500
      280,800.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8401817                              .2500
       41,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8401869                              .2500
      116,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8401879                              .2500
      220,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8401889                              .2500
      208,200.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8402143                              .2500
      187,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8402707                              .2500
      151,900.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403453                              .2500
      161,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8403461                              .2500
      117,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8403467                              .2500
      145,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403483                              .2500
      296,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8403531                              .2500
      100,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403585                              .2500
      262,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8403593                              .2500
       58,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8403621                              .2500
      239,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8403635                              .2500
      456,750.00                          .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            6.0000                        1.5450

      8403639                              .2500
      116,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950
1



      8403641                              .2500
      133,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403649                              .2500
      440,000.00                          .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            6.0000                        1.0450

      8403669                              .2500
      136,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403683                              .2500
      375,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403693                              .2500
      178,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403711                              .2500
      194,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403723                              .2500
      215,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403745                              .2500
      322,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8403751                              .2500
      171,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8403755                              .2500
      204,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8403757                              .2500
      197,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403765                              .2500
      300,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8403771                              .2500
       52,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8403775                              .2500
      172,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8403777                              .2500
      307,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403779                              .2500
      252,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700
1



      8403793                              .2500
      139,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8403795                              .2500
      538,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403801                              .2500
      120,700.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403811                              .2500
      296,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403815                              .2500
      325,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403825                              .2500
      232,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403841                              .2500
      180,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8403843                              .2500
      161,900.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8403861                              .2500
      124,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403863                              .2500
      114,500.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8403869                              .2500
      231,200.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8403871                              .2500
       78,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8403873                              .2500
       85,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403881                              .2500
      510,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8403903                              .2500
       74,005.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8403909                              .2500
       66,150.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700
1



      8403939                              .2500
      233,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403989                              .2500
      220,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8403991                              .2500
      166,400.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8403999                              .2500
       84,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8404025                              .2500
       67,500.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8404035                              .2500
      152,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8404041                              .2500
       59,400.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8404045                              .2500
       84,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8404053                              .2500
      101,550.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8404737                              .2500
      202,500.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200

      8404781                              .2500
       71,250.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8406259                              .2500
      116,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8406415                              .2500
      151,850.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8406431                              .2500
      112,500.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8406435                              .2500
       57,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8406455                              .2500
      220,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8406759                              .2500
       54,000.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8407159                              .2500
       61,700.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8407873                              .2500
      139,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8407981                              .2500
      362,700.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408017                              .2500
      184,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8408055                              .2500
       97,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8408059                              .2500
      162,000.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8408339                              .2500
      233,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8408415                              .2500
      450,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8408451                              .2500
       63,750.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8408497                              .2500
      216,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8408551                              .2500
      148,500.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408577                              .2500
      233,600.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408579                              .2500
      171,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8408583                              .2500
      262,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8408589                              .2500
      247,000.00                          .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.0000                         .9200
1



      8408619                              .2500
      148,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408637                              .2500
      192,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8408639                              .2500
      132,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8408675                              .2500
       72,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8408677                              .2500
       72,000.00                          .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                         .0000
            6.0000                        1.4200

      8408681                              .2500
      110,700.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8408683                              .2500
      100,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8408701                              .2500
      115,200.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8408707                              .2500
      387,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8408719                              .2500
       70,000.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8408753                              .2500
       76,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8408781                              .2500
      426,500.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8408783                              .2500
      112,500.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8408933                              .2500
      420,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8409229                              .2500
      624,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8409597                              .2500
      204,581.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200
1



      8409733                              .2500
      190,000.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8409737                              .2500
      432,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8409741                              .2500
      307,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8410093                              .2500
      106,200.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8410203                              .2500
       70,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8410267                              .2500
      119,250.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8410429                              .2500
      344,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8410469                              .2500
      399,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000
1



      8410793                              .2500
      247,900.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8410799                              .2500
      151,200.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8410987                              .2500
      420,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8410991                              .2500
       49,400.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8411967                              .2500
      355,700.00                          .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            6.0000                        1.2950

      8412307                              .2500
      336,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8412371                              .2500
      376,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413065                              .2500
      122,550.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8413123                              .2500
       79,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8413187                              .2500
       78,992.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413199                              .2500
      188,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413203                              .2500
      400,000.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950

      8413223                              .2500
      126,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8413245                              .2500
      300,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8413261                              .2500
      105,100.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413293                              .2500
      218,100.00                          .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                         .0000
            6.0000                         .2950
1



      8413295                              .2500
      162,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8413313                              .2500
      131,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8413321                              .2500
      484,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413331                              .2500
      592,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413425                              .2500
      140,900.00                          .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                         .0000
            6.0000                         .6700

      8413455                              .2500
      200,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8413465                              .2500
      116,400.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8414171                              .2500
      217,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8414277                              .2500
      448,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8414291                              .2500
      495,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8414461                              .2500
      204,250.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8414557                              .2500
      261,600.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

      8414697                              .2500
      121,600.00                          .0300
            6.0000                         .0000
            5.7500                         .0000
            5.7200                         .0000
            5.7200                         .0000

      8415327                              .2500
       85,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8415345                              .2500
      179,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415347                              .2500
      164,500.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8415365                              .2500
      189,600.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415373                              .2500
      110,400.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8415417                              .2500
      382,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415437                              .2500
      139,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415445                              .2500
      200,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8415467                              .2500
       67,500.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8415489                              .2500
      108,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8415523                              .2500
      240,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8415533                              .2500
      225,000.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8415561                              .2500
       70,200.00                          .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                         .0000
            6.0000                         .4200

      8415579                              .2500
      106,400.00                          .0300
            5.8750                         .0000
            5.6250                         .0000
            5.5950                         .0000
            5.5950                         .0000

      8416351                              .2500
      106,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8418025                              .2500
       89,300.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8419133                              .2500
       50,000.00                          .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                         .0000
            6.0000                         .5450

      8419309                              .2500
      184,800.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8421513                              .2500
      331,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000
1



      8423017                              .2500
      264,400.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8423455                              .2500
      106,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8423495                              .2500
       54,000.00                          .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            6.0000                        1.1700

      8423673                              .2500
      219,850.00                          .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                         .0000
            6.0000                         .7950

      8425749                              .2500
      217,000.00                          .0300
            6.2500                         .0000
            6.0000                         .0000
            5.9700                         .0000
            5.9700                         .0000

      8425851                              .2500
      245,000.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8426331                              .2500
      191,200.00                          .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                         .0000
            6.0000                         .1700

      8432605                              .2500
      118,800.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450
1



      8432775                              .2500
      138,000.00                          .0300
            6.1250                         .0000
            5.8750                         .0000
            5.8450                         .0000
            5.8450                         .0000

      8432973                              .2500
      284,000.00                          .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                         .0000
            6.0000                         .0450

  TOTAL NUMBER OF LOANS:     2216
  TOTAL BALANCE........:        422,408,254.70


  RUN ON     : 02/21/03            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 09.19.00            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS2        FIXED SUMMARY REPORT      CUTOFF : 02/01/03
  POOL       : 0004661
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                        6.5524            5.7500      8.8750
  RFC NET RATE                          6.3021            5.5000      8.6250
  NET MTG RATE(INVSTR RATE)             6.2355            5.4700      8.5450
  POST STRIP RATE                       5.9699            5.4700      6.0000
  SUB SERV FEE                           .2503             .2500       .5000
  MSTR SERV FEE                          .0666             .0300        .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .2656             .0000      2.5450







  TOTAL NUMBER OF LOANS:  2216
  TOTAL BALANCE........:     422,408,254.70


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 02/21/03           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 09.19.00          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 2003-QS2                                  CUTOFF : 02/01/03
  POOL       : 0004661
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ORIG RATE                                      ORIGINAL P+I     LTV
  CURR NET                                       CURRENT P+I
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    4929965          U59/G02             F           43,600.00         T
                                         360         43,075.03          1
                                       8.875            346.91         80
                                       8.625            346.91
    AURORA           IL   60504          1            06/18/01         00
    0432917813                           01           07/18/01          0
    800854827                            O            06/18/31
    0


    7140314          806/G02             F          144,300.00         ZZ
                                         360        142,653.16          1
                                       7.250            984.39         80
                                       7.000            984.39
    LAS VEGAS        NV   89148          1            11/23/01         00
    0433799368                           03           01/01/02          0
    1140007746                           O            12/01/31
    0


    7624880          E22/G02             F          206,500.00         ZZ
                                         360        203,995.41          3
                                       7.250          1,408.69         70
                                       7.000          1,408.69
    DORCHESTER       MA   02122          2            01/29/02         00
    0413431842                           05           03/01/02          0
    0413431842                           N            02/01/32
    0


    7795525          E22/G02             F          244,000.00         ZZ
                                         360        241,669.97          3
                                       7.375          1,685.25         80
                                       7.125          1,685.25
    JERSEY CITY      NJ   07308          1            06/20/02         00
    0414312421                           05           08/01/02          0
1


    0414312421                           N            07/01/32
    0


    7846893          642/G02             F           67,150.00         ZZ
                                         360         66,665.43          1
                                       7.500            469.52         85
                                       7.250            469.52
    HALIFAX          VA   24558          5            07/03/02         10
    0434258562                           05           09/01/02         12
    05195302                             O            08/01/32
    0


    7943375          588/G02             F          177,600.00         ZZ
                                         360        176,537.42          1
                                       6.875          1,166.71         80
                                       6.625          1,166.71
    ALEXANDRIA       VA   22306          1            07/01/02         00
    0434414496                           09           08/01/02          0
    1069142                              O            07/01/32
    0


    8018051          E22/G02             F           55,350.00         ZZ
                                         360         55,196.10          1
                                       7.875            401.33         90
                                       7.625            401.33
    ATHENS           TX   75751          1            09/06/02         04
    0414785360                           05           11/01/02         25
    0414785360                           N            10/01/32
    0


    8018095          E22/G02             F           58,500.00         ZZ
                                         360         58,337.36          1
                                       7.875            424.17         90
                                       7.625            424.17
    ATHENS           TX   75751          1            09/09/02         10
    0414816975                           05           11/01/02         25
    0414816975                           N            10/01/32
    0


    8030235          E82/G02             F          122,700.00         T
                                         360        122,313.64          1
                                       7.250            837.03         88
                                       7.000            837.03
    LIBERTY          ME   04949          2            09/12/02         04
    0400677803                           05           11/01/02         25
    2950740                              O            10/01/32
    0


1


    8035029          S25/G02             F          191,900.00         ZZ
                                         360        190,894.62          1
                                       6.750          1,244.66         95
                                       6.500          1,244.66
    RALEIGH          NC   27616          5            07/26/02         26
    0434636536                           05           09/01/02         25
    240908934                            O            08/01/32
    0


    8040197          G75/G75             F          134,300.00         ZZ
                                         360        133,692.53          1
                                       7.500            939.05         80
                                       7.250            939.05
    BRANDYWINE       MD   20613          1            07/31/02         00
    04705882                             05           09/01/02          0
    04705882                             O            08/01/32
    0


    8050737          N74/G02             F           69,350.00         ZZ
                                         360         69,089.41          1
                                       7.500            484.91         95
                                       7.250            484.91
    MCBEE            SC   29101          5            09/13/02         10
    0434616025                           05           10/18/02         30
    0030716010                           O            09/18/32
    0


    8053499          E22/G02             F          184,000.00         ZZ
                                         360        183,345.26          1
                                       6.625          1,178.17         80
                                       6.375          1,178.17
    SPARTANBURG      SC   29301          5            09/16/02         00
    0414727677                           05           11/01/02          0
    0414727677                           O            10/01/32
    0


    8055807          G34/G02             F           51,000.00         ZZ
                                         360         50,839.41          1
                                       7.250            347.91         63
                                       7.000            347.91
    BEDFORD          TX   76022          5            09/12/02         00
    0435244470                           05           11/01/02          0
    85206346                             O            10/01/32
    0


    8057905          U05/G02             F          118,750.00         ZZ
                                         360        118,337.57          1
                                       6.750            770.21         95
                                       6.500            770.21
1


    HOUSTON          TX   77034          1            09/09/02         10
    0434650255                           03           11/01/02         35
    3258858                              O            10/01/32
    0


    8065255          E82/G02             F           89,500.00         ZZ
                                         360         89,181.51          1
                                       6.625            573.08         64
                                       6.375            573.08
    VANCOUVER        WA   98682          2            09/26/02         00
    0400641593                           05           11/01/02          0
    1930558                              N            10/01/32
    0


    8066145          W93/G02             F          163,000.00         ZZ
                                         360        160,683.66          1
                                       6.625          1,043.71         68
                                       6.375          1,043.71
    OAKHURST         CA   93644          5            09/13/02         00
    0434712899                           05           11/01/02          0
    45376716                             O            10/01/32
    0


    8076693          U05/G02             F           35,300.00         E
                                         360         35,177.38          1
                                       6.750            228.96         58
                                       6.500            228.96
    GLENDALE         OR   97442          1            09/09/02         00
    0435184338                           05           11/01/02          0
    3245696                              N            10/01/32
    0


    8081673          225/G02             F           61,200.00         ZZ
                                         360         60,902.04          1
                                       7.500            427.92         90
                                       7.250            427.92
    SAUK VILLAGE     IL   60411          1            08/15/02         10
    0434655593                           05           10/01/02         25
    007388839                            N            09/01/32
    0


    8081691          225/G02             F           70,200.00         ZZ
                                         360         69,989.64          1
                                       7.500            490.85         90
                                       7.250            490.85
    DOLTON           IL   60419          1            09/04/02         14
    0434653341                           05           11/01/02         25
    007392260                            N            10/01/32
    0
1




    8087975          M43/G02             F           43,650.00         ZZ
                                         360         43,094.97          1
                                       7.500            305.21         90
                                       7.250            305.21
    FREDERICKSBURG   VA   22405          1            09/26/02         11
    0434700480                           09           11/01/02         25
    76381925                             N            10/01/32
    0


    8089189          E22/G02             F          168,000.00         ZZ
                                         360        167,305.42          1
                                       6.250          1,034.40         42
                                       6.000          1,034.40
    RESTON           VA   20191          2            10/01/02         00
    0414842443                           03           11/01/02          0
    0414842443                           O            10/01/32
    0


    8095339          M27/G02             F          348,750.00         T
                                         360        347,509.01          1
                                       6.625          2,233.08         75
                                       6.375          2,233.08
    HEATHSVILLE      VA   22473          5            09/23/02         00
    0435286026                           05           11/01/02          0
    600816341                            O            10/01/32
    0


    8097151          E22/G02             F          192,000.00         ZZ
                                         360        191,349.06          1
                                       7.000          1,277.38         77
                                       6.750          1,277.38
    WAPPINGERS FALL  NY   12590          1            10/09/02         00
    0415072883                           05           12/01/02          0
    0415072883                           N            11/01/32
    0


    8119749          U05/G02             F           37,000.00         ZZ
                                         360         36,883.48          2
                                       7.250            252.41         63
                                       7.000            252.41
    BIRMINGHAM       AL   35212          5            09/20/02         00
    0435231519                           05           11/01/02          0
    3242250                              N            10/01/32
    0


    8120737          E22/G02             F          479,500.00         ZZ
                                         360        478,127.99          1
1


                                       6.250          2,952.36         75
                                       6.000          2,952.36
    SEATTLE          WA   98116          5            10/07/02         00
    0414920389                           05           12/01/02          0
    0414920389                           O            11/01/32
    0


    8129295          X80/G02             F          261,000.00         ZZ
                                         360        260,025.32          4
                                       6.375          1,628.30         90
                                       6.125          1,628.30
    SACRAMENTO       CA   95821          1            09/10/02         19
    0435321286                           05           11/01/02         25
    1410051211                           N            10/01/32
    0


    8134251          601/G02             F           74,400.00         ZZ
                                         360         74,127.31          1
                                       7.625            526.60         80
                                       7.375            526.60
    ST LOUIS         MO   63121          1            08/30/02         00
    0434803292                           05           10/01/02          0
    61812004                             N            09/01/32
    0


    8138967          U05/G02             F           80,000.00         ZZ
                                         360         79,820.78          1
                                       7.500            559.37         80
                                       7.250            559.37
    FORT WORTH       TX   76048          5            10/11/02         00
    0435231774                           05           12/01/02          0
    3267438                              O            11/01/32
    0


    8139303          U05/G02             F          225,500.00         ZZ
                                         360        224,969.06          1
                                       7.250          1,538.31         87
                                       7.000          1,538.31
    HEMET            CA   92544          2            10/07/02         10
    0434808846                           05           12/01/02         25
    3254291                              O            11/01/32
    0


    8140641          G34/G02             F          289,000.00         ZZ
                                         360        288,173.07          1
                                       6.250          1,779.42         75
                                       6.000          1,779.42
    LAS VEGAS        NV   89145          1            10/14/02         00
    0434809430                           05           12/01/02          0
1


    39012235                             O            11/01/32
    0


    8142913          601/G02             F           42,400.00         ZZ
                                         360         42,272.94          1
                                       7.500            296.47         80
                                       7.250            296.47
    MERIDEN          CT   06450          1            09/30/02         00
    0434799128                           01           11/01/02          0
    61982740                             O            10/01/32
    0


    8161353          E22/G02             F          169,100.00         ZZ
                                         360        168,660.77          2
                                       6.750          1,096.78         95
                                       6.500          1,096.78
    LAWRENCE         MA   01841          1            10/30/02         04
    0414911495                           05           12/01/02         30
    0414911495                           O            11/01/32
    0


    8162263          U05/G02             F          399,000.00         ZZ
                                         360        397,912.03          1
                                       6.500          2,521.95         70
                                       6.250          2,521.95
    LAKE OSWEGO      OR   97034          5            10/18/02         00
    0435244702                           05           12/01/02          0
    3261673                              O            11/01/32
    0


    8162617          738/G02             F          252,800.00         T
                                         360        251,921.99          1
                                       6.750          1,639.66         60
                                       6.500          1,639.66
    ECLECTIC         AL   36024          5            10/02/02         00
    0434828307                           05           11/01/02          0
    40530835                             O            10/01/32
    0


    8170965          196/G02             F          360,000.00         ZZ
                                         360        359,064.88          1
                                       6.750          2,334.96         80
                                       6.448          2,334.96
    SHIRLEY          NY   11967          5            10/11/02         00
    0434950093                           05           12/01/02          0
    1562881                              O            11/01/32
    0


1


    8172699          588/G02             F          332,000.00         ZZ
                                         360        330,758.15          1
                                       6.375          2,071.25         80
                                       6.125          2,071.25
    WILMINGTON       DE   19707          5            09/20/02         00
    0435122452                           03           11/01/02          0
    00010745080                          O            10/01/32
    0


    8182295          G34/G02             F          125,000.00         ZZ
                                         360        124,667.31          1
                                       6.625            800.39         80
                                       6.375            800.39
    BURTON           TX   77835          5            10/25/02         00
    0435189659                           05           12/01/02          0
    85207597                             O            11/01/32
    0


    8184617          G34/G02             F           96,800.00         ZZ
                                         360         96,583.13          1
                                       7.500            676.84         80
                                       7.250            676.84
    DENTON           TX   76209          2            10/29/02         00
    0435165899                           05           12/01/02          0
    85208254                             N            11/01/32
    0


    8184707          E22/G02             F          288,000.00         ZZ
                                         360        287,602.30          3
                                       7.875          2,088.20         90
                                       7.625          2,088.20
    BRONX            NY   10466          1            11/07/02         01
    0415202746                           05           01/01/03         25
    0415202746                           N            12/01/32
    0


    8186997          286/286             F          144,000.00         ZZ
                                         360        143,535.25          2
                                       7.125            970.16         54
                                       6.875            970.16
    NEW BRUNSWICK    NJ   08901          2            09/19/02         00
    1514898                              05           11/01/02          0
    1514898                              N            10/01/32
    0


    8195271          G34/G02             F          253,607.00         ZZ
                                         360        252,898.57          1
                                       6.375          1,582.18         80
                                       6.125          1,582.18
1


    DALLAS           TX   75218          5            10/29/02         00
    0435285358                           03           12/01/02          0
    8508696                              O            11/01/32
    0


    8201151          E84/G02             F          120,000.00         ZZ
                                         360        119,360.37          1
                                       6.500            758.48         65
                                       6.250            758.48
    SEATTLE          WA   98108          5            09/27/02         00
    0434876868                           05           11/01/02          0
    61502364                             N            10/01/32
    0


    8203291          T44/G02             F          136,000.00         ZZ
                                         360        135,620.11          1
                                       6.375            848.46         70
                                       6.125            848.46
    COLFAX           CA   95713          5            10/30/02         00
    0435216338                           05           12/01/02          0
    1056547                              O            11/01/32
    0


    8203691          L16/G02             F           38,900.00         ZZ
                                         360         38,832.83          1
                                       6.750            252.30         47
                                       6.500            252.30
    BAKERSFIELD      CA   93309          1            11/08/02         00
    0434898169                           05           01/01/03          0
    7622                                 N            12/01/32
    0


    8204017          758/G02             F           89,000.00         ZZ
                                         360         88,746.29          4
                                       7.750            637.61         90
                                       7.500            637.61
    BRYAN            TX   77807          1            09/05/02         14
    0435309737                           05           11/01/02         25
    1                                    N            10/01/32
    0


    8205425          E47/G02             F          376,000.00         ZZ
                                         360        375,069.98          1
                                       7.000          2,501.54         81
                                       6.750          2,501.54
    SAN FRANCISO     CA   94112          5            10/22/02         11
    0434958021                           05           12/01/02         12
    7359512122                           O            11/01/32
    0
1




    8206685          X64/G02             F          102,000.00         ZZ
                                         360        101,810.55          1
                                       6.375            636.35         77
                                       6.125            636.35
    LAKE ORION       MI   48357          5            11/08/02         00
    0435097530                           05           01/01/03          0
    935274                               O            12/01/32
    0


    8209441          L03/G02             F          106,650.00         ZZ
                                         360        106,498.98          4
                                       7.750            764.05         90
                                       7.500            764.05
    PHOENIX          AZ   85040          1            11/11/02         02
    0435289376                           05           01/01/03         25
    40008180                             N            12/01/32
    0


    8209731          N47/G02             F          130,000.00         ZZ
                                         360        129,557.49          1
                                       6.375            811.03         34
                                       6.125            811.03
    EL CAJON         CA   92019          2            11/04/02         00
    0434976015                           05           01/01/03          0
    30500182                             N            12/01/32
    0


    8210345          X60/G02             F          120,000.00         ZZ
                                         360        119,797.80          1
                                       6.875            788.31         80
                                       6.625            788.31
    SEATTLE          WA   98126          1            11/13/02         00
    0435308135                           05           01/01/03          0
    952617                               N            12/01/32
    0


    8210427          L16/G02             F           38,900.00         ZZ
                                         360         38,832.83          1
                                       6.750            252.30         47
                                       6.500            252.30
    BAKERSFIELD      CA   93309          1            11/08/02         00
    0434948139                           05           01/01/03          0
    7637                                 N            12/01/32
    0


    8210895          U05/G02             F          184,000.00         ZZ
                                         360        183,666.42          1
1


                                       6.500          1,163.01         80
                                       6.250          1,163.01
    SANDY            OR   97055          2            11/05/02         00
    0435115233                           05           01/01/03          0
    3276629                              O            12/01/32
    0


    8213899          950/G02             F          220,000.00         ZZ
                                         360        219,400.12          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    TACOMA           WA   98407          5            10/08/02         00
    0435115506                           05           12/01/02          0
    E1209107                             O            11/01/32
    0


    8216497          U05/G02             F          148,800.00         ZZ
                                         360        148,543.06          2
                                       6.750            965.11         80
                                       6.500            965.11
    AUSTIN           TX   78704          1            11/04/02         00
    0435293311                           05           01/01/03          0
    3275699                              N            12/01/32
    0


    8219257          X67/G02             F          575,000.00         ZZ
                                         360        573,932.05          2
                                       6.375          3,587.25         77
                                       6.125          3,587.25
    LONG BEACH       CA   90803          5            11/01/02         00
    0435322706                           05           01/01/03          0
    00270618                             O            12/01/32
    0


    8219315          F96/G02             F          800,000.00         ZZ
                                         360        797,972.13          1
                                       6.875          5,255.43         54
                                       6.625          5,255.43
    BRIDGE HAMPTON   NY   11932          5            10/26/02         00
    0434932802                           05           12/01/02          0
    0110078                              O            11/01/32
    0


    8219347          F96/G02             F          190,850.00         ZZ
                                         360        190,400.66          1
                                       7.250          1,301.93         95
                                       7.000          1,301.93
    AMITYVILLE       NY   11701          1            10/25/02         04
    0434932828                           01           12/01/02         30
1


    NY01C04773                           O            11/01/32
    0


    8221451          B76/G02             F          157,600.00         ZZ
                                         360        156,034.41          1
                                       5.875            932.27         65
                                       5.625            932.27
    PLYMOUTH         MI   48170          5            11/01/02         00
    0435005772                           05           12/01/02          0
    0004586608                           O            11/01/32
    0


    8221771          X67/G02             F          255,000.00         ZZ
                                         360        254,526.38          1
                                       6.375          1,590.87         79
                                       6.125          1,590.87
    NORTH HOLLYWOOD  CA   91607          2            11/04/02         00
    0435322763                           05           01/01/03          0
    00270364                             O            12/01/32
    0


    8221785          U05/G02             F           65,200.00         ZZ
                                         360         65,097.97          3
                                       7.250            444.78         90
                                       7.000            444.78
    PITTSBURGH       PA   15210          1            11/12/02         04
    0434976429                           05           01/01/03         25
    3271545                              N            12/01/32
    0


    8222451          N74/G02             F           59,250.00         ZZ
                                         360         59,150.16          1
                                       6.875            389.23         75
                                       6.625            389.23
    SPRINGFIELD      OH   45404          5            11/12/02         00
    0435228069                           05           01/01/03          0
    3300010120                           N            12/01/32
    0


    8222535          M27/G02             F          440,000.00         ZZ
                                         360        438,884.67          2
                                       6.875          2,890.49         80
                                       6.625          2,890.49
    SAVANNAH         GA   31401          2            10/30/02         00
    0435095823                           07           12/01/02          0
    500074005                            O            11/01/32
    0


1


    8223381          940/G02             F          308,750.00         ZZ
                                         360        308,242.37          1
                                       7.000          2,054.12         95
                                       6.750          2,054.12
    APPLE VALLEY     CA   92307          1            11/13/02         10
    0435009410                           05           01/01/03         30
    65020533                             O            12/01/32
    0


    8225611          T44/G02             F          172,800.00         ZZ
                                         360        172,393.16          2
                                       7.250          1,178.80         90
                                       7.000          1,178.80
    PROVIDENCE       RI   02908          1            10/23/02         01
    0435216049                           05           12/01/02         25
    1054537                              N            11/01/32
    0


    8226895          M29/G02             F          182,862.00         ZZ
                                         360        182,546.23          1
                                       6.750          1,186.04         95
                                       6.500          1,186.04
    HALETHORPE       MD   21227          5            11/15/02         10
    0435006739                           05           01/01/03         30
    021103WSDB                           O            12/01/32
    0


    8227655          E82/G02             F           60,000.00         ZZ
                                         360         59,898.89          1
                                       6.875            394.16         35
                                       6.625            394.16
    BALTIMORE        MD   21230          2            11/21/02         00
    0400724431                           01           01/01/03          0
    1611616                              N            12/01/32
    0


    8228419          X08/G02             F          399,999.00         ZZ
                                         360        398,735.37          1
                                       6.500          2,528.27         77
                                       6.250          2,528.27
    BAILEY           CO   80421          2            10/29/02         00
    0435212824                           05           12/01/02          0
    6010075                              O            11/01/32
    0


    8230041          X60/G02             F          200,000.00         ZZ
                                         360        199,628.54          1
                                       6.375          1,247.74         79
                                       6.125          1,247.74
1


    BELLEVUE         WA   98006          1            11/19/02         00
    0435026695                           05           01/01/03          0
    0643401                              O            12/01/32
    0


    8230979          E22/G02             F          343,250.00         ZZ
                                         360        342,699.39          1
                                       7.125          2,312.54         95
                                       6.875          2,312.54
    FRISCO           TX   75035          1            11/22/02         04
    0415160373                           03           01/01/03         35
    0415160373                           O            12/01/32
    0


    8233951          X67/G02             F          340,000.00         ZZ
                                         360        339,383.61          1
                                       6.500          2,149.03         74
                                       6.250          2,149.03
    CHICAGO          IL   60660          5            11/12/02         00
    0435005921                           05           01/01/03          0
    00270731                             O            12/01/32
    0


    8234817          E82/G02             F           73,250.00         ZZ
                                         360         73,117.20          1
                                       6.500            462.99         55
                                       6.250            462.99
    LITHONIA         GA   30034          2            11/25/02         00
    0400727483                           05           01/01/03          0
    1866001                              N            12/01/32
    0


    8237231          F61/G02             F          650,000.00         ZZ
                                         360        648,820.60          1
                                       6.500          4,108.44         75
                                       6.250          4,108.44
    LAKEWOOD         WA   98498          5            11/14/02         00
    0434989976                           05           01/01/03          0
    022694                               O            12/01/32
    0


    8237921          286/286             F          104,000.00         ZZ
                                         360        103,749.01          4
                                       7.125            700.67         95
                                       6.875            700.67
    WASHINGTON       DC   20002          5            10/04/02         14
    0001256521                           05           12/01/02         30
    0001256521                           O            11/01/32
    0
1




    8237923          286/286             F          124,000.00         ZZ
                                         360        123,469.08          2
                                       7.625            877.66         80
                                       7.375            877.66
    PORTLAND         OR   97233          2            09/27/02         00
    0001117153                           05           11/01/02          0
    0001117153                           N            10/01/32
    0


    8238683          E82/G02             F          112,600.00         ZZ
                                         360        112,274.84          1
                                       6.750            730.32         46
                                       6.500            730.32
    UKIAH            CA   95482          2            11/22/02         00
    0400715066                           05           01/01/03          0
    1940479                              N            12/01/32
    0


    8241537          W02/G02             F          360,000.00         ZZ
                                         360        358,994.36          1
                                       6.375          2,245.94         47
                                       6.125          2,245.94
    AMELIA ISLAND    FL   32034          5            10/25/02         00
    0435126453                           05           12/01/02          0
    1001644433                           O            11/01/32
    0


    8241645          W02/G02             F           87,000.00         ZZ
                                         360         86,768.42          1
                                       6.625            557.08         85
                                       6.375            557.08
    OCALA            FL   34479          5            10/24/02         26
    0435204391                           05           12/01/02         12
    1001681162                           O            11/01/32
    0


    8242053          G51/G02             F          115,000.00         ZZ
                                         360        114,781.19          1
                                       6.250            708.08         55
                                       6.000            708.08
    LAS VEGAS        NV   89129          1            11/19/02         00
    0435116165                           05           01/01/03          0
    22000131                             O            12/01/32
    0


    8242091          N74/G02             F          175,651.00         ZZ
                                         360        175,308.69          1
1


                                       6.125          1,067.27         74
                                       5.875          1,067.27
    DANVILLE         VA   24541          5            11/20/02         00
    0435090675                           05           01/01/03          0
    0031157011                           O            12/01/32
    0


    8242393          N47/G02             F          150,000.00         ZZ
                                         360        149,734.57          1
                                       6.625            960.47         35
                                       6.375            960.47
    SAN JOSE         CA   95111          2            11/11/02         00
    0435047048                           05           01/01/03          0
    20500812                             N            12/01/32
    0


    8243455          X82/G02             F           96,200.00         ZZ
                                         360         96,021.33          1
                                       6.375            600.16         80
                                       6.125            600.16
    ROCKVILLE        MD   20850          1            11/14/02         00
    0435263702                           05           01/01/03          0
    825903                               O            12/01/32
    0


    8244027          962/G02             F           97,600.00         ZZ
                                         360         97,423.06          1
                                       6.500            616.90         70
                                       6.250            616.90
    WEST FARGO       ND   58078          2            11/25/02         00
    0435229737                           05           01/01/03          0
    7559200004                           N            12/01/32
    0


    8244345          W30/G02             F          207,000.00         ZZ
                                         360        206,684.01          2
                                       7.375          1,429.70         90
                                       7.125          1,429.70
    PROVIDENCE       RI   02903          1            11/20/02         12
    0435229562                           05           01/01/03         30
    0647436                              N            12/01/32
    0


    8245161          N47/G02             F          286,000.00         ZZ
                                         360        285,493.95          3
                                       6.625          1,831.29         46
                                       6.375          1,831.29
    SAN JOSE         CA   95128          2            11/11/02         00
    0435118211                           05           01/01/03          0
1


    20500811                             N            12/01/32
    0


    8246683          830/G02             F          119,250.00         ZZ
                                         360        119,023.11          1
                                       6.250            734.24         90
                                       6.000            734.24
    SALT LAKE CITY   UT   84106          1            11/25/02         14
    0435052048                           05           01/01/03         25
    02110101                             O            12/01/32
    0


    8248949          E82/G02             F          289,900.00         ZZ
                                         360        289,644.23          1
                                       6.625          1,856.26         70
                                       6.375          1,856.26
    AUBURN           CA   95602          2            11/25/02         00
    0400716684                           05           02/01/03          0
    3243680                              O            01/01/33
    0


    8249177          H58/G02             F          350,000.00         ZZ
                                         360        349,365.47          1
                                       6.500          2,212.24         77
                                       6.250          2,212.24
    GLENDALE         CA   91214          5            11/14/02         00
    0435273388                           05           01/01/03          0
    0000123368                           O            12/01/32
    0


    8250253          W68/G02             F           77,600.00         ZZ
                                         360         77,336.96          1
                                       6.875            509.78         80
                                       6.625            509.78
    ALLEN            TX   75002          1            10/24/02         00
    0435239462                           05           12/01/02          0
    31454                                N            11/01/32
    0


    8250347          U36/G02             F          385,000.00         ZZ
                                         360        384,284.93          1
                                       6.375          2,401.90         73
                                       6.125          2,401.90
    JESSUP           MD   20794          5            11/13/02         00
    0435118849                           05           01/01/03          0
    831942002                            O            12/01/32
    0


1


    8251119          E82/G02             F          143,900.00         ZZ
                                         360        143,756.75          1
                                       6.000            862.75         80
                                       5.750            862.75
    LAS VEGAS        NV   89108          2            11/27/02         00
    0400742771                           05           02/01/03          0
    5238962                              O            01/01/33
    0


    8253949          E22/G02             F          135,000.00         ZZ
                                         240        134,525.67          1
                                       7.750          1,108.28         58
                                       7.500          1,108.28
    SAYREVILLE BORO  NJ   07747          5            12/03/02         00
    0415482983                           05           01/01/03          0
    0415482983                           N            12/01/22
    0


    8256481          E82/G02             F           60,150.00         ZZ
                                         360         60,099.47          1
                                       6.875            395.14         61
                                       6.625            395.14
    DUNCANVILLE      TX   75137          2            12/02/02         00
    0400715405                           05           02/01/03          0
    1792079                              O            01/01/33
    0


    8256803          E22/G02             F          121,500.00         ZZ
                                         360        121,414.25          2
                                       7.750            870.44         90
                                       7.500            870.44
    PATERSON         NJ   07522          1            12/03/02         10
    0415615194                           05           02/01/03         25
    0415615194                           N            01/01/33
    0


    8257219          H58/G02             F           65,700.00         ZZ
                                         360         65,571.96          1
                                       6.125            399.20         90
                                       5.875            399.20
    MARYSVILLE       CA   95901          5            11/11/02         01
    0435189261                           01           01/01/03         25
    0000119348                           O            12/01/32
    0


    8257593          967/G02             F          117,000.00         ZZ
                                         360        116,787.89          1
                                       6.500            739.52         78
                                       6.250            739.52
1


    TACOMA           WA   98418          2            11/25/02         00
    0435069489                           05           01/01/03          0
    5881032                              N            12/01/32
    0


    8262345          E82/G02             F          127,000.00         ZZ
                                         360        126,898.44          1
                                       7.125            855.62         91
                                       6.875            855.62
    PIKESVILLE       MD   21208          2            12/02/02         04
    0400724076                           05           02/01/03         30
    1899696                              O            01/01/33
    0


    8262359          E82/G02             F          161,100.00         ZZ
                                         360        160,977.41          1
                                       7.375          1,112.68         63
                                       7.125          1,112.68
    SANDY            UT   84092          2            12/05/02         00
    0400736096                           05           02/01/03          0
    3312579                              N            01/01/33
    0


    8262621          E22/G02             F          155,000.00         ZZ
                                         360        154,732.34          1
                                       6.750          1,005.33         39
                                       6.500          1,005.33
    FREMONT          CA   94539          1            11/27/02         00
    0415342773                           05           01/01/03          0
    0415342773                           N            12/01/32
    0


    8262729          E22/G02             F           52,200.00         ZZ
                                         360         52,162.22          1
                                       7.625            369.47         90
                                       7.375            369.47
    NEW ORLEANS      LA   70117          2            12/05/02         04
    0415532035                           05           02/01/03         25
    0415532035                           N            01/01/33
    0


    8264445          U05/G02             F           89,900.00         ZZ
                                         360         89,748.51          1
                                       6.875            590.58         75
                                       6.625            590.58
    VANCOUVER        WA   98682          5            11/20/02         00
    0435096557                           05           01/01/03          0
    3285578                              O            12/01/32
    0
1




    8265385          M07/G02             F          600,000.00         ZZ
                                         360        598,938.34          1
                                       6.625          3,841.87         80
                                       6.375          3,841.87
    REDLANDS         CA   92374          5            11/25/02         00
    0435253810                           05           01/01/03          0
    02211113                             O            12/01/32
    0


    8265791          E47/G02             F          185,000.00         ZZ
                                         360        184,688.27          1
                                       6.875          1,215.32         58
                                       6.625          1,215.32
    PLEASANT HILL    CA   94523          5            11/08/02         00
    0435237185                           05           01/01/03          0
    7359520894                           N            12/01/32
    0


    8266639          E22/G02             F          157,500.00         ZZ
                                         360        157,391.61          3
                                       7.875          1,141.98         90
                                       7.625          1,141.98
    EAST ORANGE      NJ   07018          1            12/06/02         01
    0415215102                           05           02/01/03         25
    0415215102                           N            01/01/33
    0


    8266869          E22/G02             F          112,500.00         ZZ
                                         360        112,405.49          4
                                       6.875            739.04         90
                                       6.625            739.04
    ST. LOUIS        MO   63116          1            12/03/02         01
    0415469691                           05           02/01/03         25
    0415469691                           N            01/01/33
    0


    8269457          E22/G02             F          113,000.00         ZZ
                                         360        112,905.07          1
                                       6.875            742.33         25
                                       6.625            742.33
    SAN FRANCISCO    CA   94112          2            11/26/02         00
    0415236033                           05           02/01/03          0
    0415236033                           N            01/01/33
    0


    8269793          E22/G02             F          206,955.00         ZZ
                                         360        206,767.91          1
1


                                       6.500          1,308.10         90
                                       6.250          1,308.10
    MARYSVILLE       WA   98270          1            12/04/02         10
    0415523976                           05           02/01/03         25
    0415523976                           O            01/01/33
    0


    8269869          E22/G02             F           70,400.00         ZZ
                                         360         70,347.75          1
                                       7.500            492.25         80
                                       7.250            492.25
    HOUSTON          TX   77086          1            12/06/02         00
    0415599299                           03           02/01/03          0
    0415599299                           N            01/01/33
    0


    8270571          E47/G02             F          147,000.00         ZZ
                                         360        146,713.51          1
                                       6.125            893.19         78
                                       5.875            893.19
    HOUSTON          TX   77049          1            11/25/02         00
    0435096193                           05           01/01/03          0
    7323011659                           O            12/01/32
    0


    8271663          477/G02             F          172,000.00         ZZ
                                         360        171,680.53          1
                                       6.375          1,073.06         80
                                       6.125          1,073.06
    PEORIA           AZ   85382          2            11/20/02         00
    0435115357                           03           01/01/03          0
    238568                               O            12/01/32
    0


    8271727          A06/G02             F           50,000.00         ZZ
                                         360         49,960.99          1
                                       7.250            341.09         67
                                       7.000            341.09
    DETROIT          MI   48219          5            11/26/02         00
    0435064183                           05           02/02/03          0
    025000020229830                      N            01/02/33
    0


    8272017          806/G02             F          197,600.00         ZZ
                                         360        197,232.99          1
                                       6.375          1,232.77         80
                                       6.125          1,232.77
    LAKE ELSINORE    CA   92530          1            11/07/02         00
    0435145099                           05           01/01/03          0
1


    1050006624                           O            12/01/32
    0


    8272031          G34/G02             F          181,000.00         ZZ
                                         360        180,687.46          1
                                       6.750          1,173.96         69
                                       6.500          1,173.96
    PORTALES         NM   88130          5            11/27/02         00
    0435109491                           05           01/01/03          0
    85209042                             O            12/01/32
    0


    8272751          B44/G02             F          250,000.00         ZZ
                                         360        249,568.29          1
                                       6.750          1,621.50         45
                                       6.500          1,621.50
    SAN RAMON        CA   94583          5            11/25/02         00
    0435094750                           03           01/01/03          0
    3020850                              N            12/01/32
    0


    8273131          E22/G02             F           99,750.00         ZZ
                                         360         99,653.96          1
                                       7.000            663.64         95
                                       6.750            663.64
    BATTLE CREEK     MI   49017          5            12/05/02         04
    0415360080                           05           02/01/03         35
    0415360080                           O            01/01/33
    0


    8273149          E22/G02             F           51,200.00         ZZ
                                         360         51,160.06          1
                                       7.250            349.27         80
                                       7.000            349.27
    SAN ANTONIO      TX   78239          1            12/06/02         00
    0415401652                           05           02/01/03          0
    0415401652                           N            01/01/33
    0


    8273411          E82/G02             F           28,400.00         ZZ
                                         360         28,376.14          1
                                       6.875            186.57         41
                                       6.625            186.57
    MARKHAM          IL   60426          2            12/09/02         00
    0400723755                           05           02/01/03          0
    1742089                              N            01/01/33
    0


1


    8275533          F61/G02             F          112,500.00         ZZ
                                         360        112,403.14          1
                                       6.750            729.67         41
                                       6.500            729.67
    SEATTLE          WA   98103          2            12/01/02         00
    0435156781                           05           02/01/03          0
    021088S                              N            01/01/33
    0


    8275679          A52/G02             F           57,600.00         ZZ
                                         360         57,509.87          1
                                       7.250            392.93         80
                                       7.000            392.93
    FOREST PARK      GA   30297          1            12/06/02         00
    0435122072                           05           01/01/03          0
    21265                                N            12/01/32
    0


    8275761          E44/G02             F          134,000.00         ZZ
                                         360        133,751.12          1
                                       6.375            835.99         84
                                       6.125            835.99
    OGDEN            UT   84404          2            11/27/02         12
    0435047378                           05           01/01/03         12
    53020114                             O            12/01/32
    0


    8276131          B28/G02             F           57,600.00         ZZ
                                         360         57,516.36          1
                                       7.625            407.69         80
                                       7.375            407.69
    GOLDEN           CO   80401          1            12/05/02         00
    0435257258                           01           01/01/03          0
    01802438                             N            12/01/32
    0


    8276585          X64/G02             F           72,000.00         ZZ
                                         360         71,881.62          1
                                       7.000            479.02         90
                                       6.750            479.02
    EASTPOINTE       MI   48021          1            11/13/02         10
    0435215231                           05           01/01/03         25
    630477                               N            12/01/32
    0


    8276645          A06/G02             F          116,800.00         ZZ
                                         360        116,593.31          1
                                       6.625            747.89         80
                                       6.375            747.89
1


    FERNDALE         MI   48220          5            11/27/02         00
    0435065578                           05           01/01/03          0
    025000020228273                      O            12/01/32
    0


    8277221          F64/G02             F           48,000.00         ZZ
                                         360         47,928.54          1
                                       7.500            335.62         80
                                       7.250            335.62
    ST. LOUIS        MO   63133          1            11/14/02         00
    0435068119                           05           01/01/03          0
    00003932                             N            12/01/32
    0


    8277373          940/G02             F           98,000.00         ZZ
                                         360         97,817.99          1
                                       6.375            611.39         55
                                       6.125            611.39
    POMONA           CA   91766          5            11/22/02         00
    0435109467                           01           01/01/03          0
    40020940                             O            12/01/32
    0


    8277421          E22/G02             F          112,000.00         ZZ
                                         360        111,896.27          2
                                       6.375            698.73         47
                                       6.125            698.73
    DUNELLEN         NJ   08812          2            12/10/02         00
    0415147495                           05           02/01/03          0
    0415147495                           N            01/01/33
    0


    8277589          E22/G02             F           65,000.00         ZZ
                                         360         64,939.79          1
                                       6.375            405.52         38
                                       6.125            405.52
    PISCATAWAY       NJ   08854          2            12/11/02         00
    0415477314                           01           02/01/03          0
    0415477314                           N            01/01/33
    0


    8277641          E22/G02             F          392,000.00         ZZ
                                         360        391,628.06          1
                                       6.250          2,413.61         80
                                       6.000          2,413.61
    SAN GABRIEL ARE  CA   91776          5            12/03/02         00
    0415549211                           05           02/01/03          0
    0415549211                           O            01/01/33
    0
1




    8277669          E22/G02             F          129,600.00         ZZ
                                         360        129,488.42          1
                                       6.750            840.58         80
                                       6.500            840.58
    MIAMI            FL   33157          2            12/06/02         00
    0415571223                           05           02/01/03          0
    0415571223                           O            01/01/33
    0


    8277697          E22/G02             F          300,000.00         ZZ
                                         360        299,728.80          1
                                       6.500          1,896.20         38
                                       6.250          1,896.20
    PALO ALTO        CA   94306          2            12/02/02         00
    0415600394                           05           02/01/03          0
    0415600394                           N            01/01/33
    0


    8277701          E22/G02             F           92,000.00         ZZ
                                         360         91,918.83          1
                                       6.625            589.09         80
                                       6.375            589.09
    TACOMA           WA   98418          1            12/05/02         00
    0415612258                           05           02/01/03          0
    0415612258                           O            01/01/33
    0


    8277721          U05/G02             F          140,400.00         ZZ
                                         360        140,151.57          4
                                       6.625            899.00         90
                                       6.375            899.00
    POSEN            IL   60469          1            11/27/02         04
    0435311246                           05           01/01/03         25
    3274014                              N            12/01/32
    0


    8277943          E57/G02             F           82,000.00         ZZ
                                         360         81,925.87          1
                                       6.500            518.30         80
                                       6.250            518.30
    FRESNO           CA   93722          1            12/04/02         00
    0435109715                           05           02/01/03          0
    13004261                             N            01/01/33
    0


    8278421          M27/G02             F          388,000.00         ZZ
                                         360        387,279.35          1
1


                                       6.375          2,420.62         41
                                       6.125          2,420.62
    COROLLA          NC   27927          2            11/26/02         00
    0435290820                           05           01/01/03          0
    0100016157                           N            12/01/32
    0


    8279015          F36/G02             F          202,400.00         ZZ
                                         360        202,207.96          1
                                       6.250          1,246.21         80
                                       6.000          1,246.21
    TACOMA           WA   98405          5            12/03/02         00
    0435105978                           05           02/01/03          0
    06505492                             O            01/01/33
    0


    8279061          W93/G02             F          140,700.00         ZZ
                                         360        140,457.04          1
                                       6.750            912.58         80
                                       6.500            912.58
    PEORIA           AZ   85382          1            11/19/02         00
    0435069729                           03           01/01/03          0
    35435004                             O            12/01/32
    0


    8279093          N74/G02             F          106,080.00         ZZ
                                         360        105,882.98          1
                                       6.375            661.80         85
                                       6.125            661.80
    AXTON            VA   24054          2            11/27/02         10
    0435081716                           05           01/03/03         12
    0031249010                           O            12/03/32
    0


    8279113          F36/G02             F          131,250.00         ZZ
                                         360        131,128.44          1
                                       6.375            818.83         75
                                       6.125            818.83
    LAKEWOOD         WA   98498          5            12/02/02         00
    0435103627                           05           02/01/03          0
    06405556                             N            01/01/33
    0


    8279181          E85/G02             F          270,000.00         ZZ
                                         360        269,473.82          1
                                       6.125          1,640.55         48
                                       5.875          1,640.55
    SAN RAFAEL       CA   94901          2            11/19/02         00
    0435061924                           09           01/01/03          0
1


    9616442                              N            12/01/32
    0


    8279431          S27/G02             F          113,400.00         ZZ
                                         360        113,218.08          2
                                       7.125            764.00         90
                                       6.875            764.00
    CHICAGO          IL   60621          1            12/03/02         10
    0435105390                           05           01/01/03         25
    1830003605                           N            12/01/32
    0


    8279541          R84/G02             F          184,000.00         ZZ
                                         360        183,649.91          1
                                       6.250          1,132.92         80
                                       6.000          1,132.92
    ORANGE PARK      FL   32073          1            10/11/02         00
    0435211750                           03           01/01/03          0
    13410134                             O            12/01/32
    0


    8280067          E22/G02             F          130,800.00         ZZ
                                         360        130,678.86          1
                                       6.375            816.02         80
                                       6.125            816.02
    HAYMARKET        VA   20169          1            12/12/02         00
    0415584614                           03           02/01/03          0
    0415584614                           O            01/01/33
    0


    8280113          E22/G02             F           27,450.00         ZZ
                                         360         27,431.11          1
                                       7.875            199.03         90
                                       7.625            199.03
    BATON ROUGE      LA   70805          1            12/12/02         04
    0415642909                           05           02/01/03         25
    0415642909                           N            01/01/33
    0


    8280137          E22/G02             F          111,000.00         ZZ
                                         360        110,902.06          4
                                       6.625            710.75         36
                                       6.375            710.75
    AURORA           CO   80010          2            12/12/02         00
    0415655687                           05           02/01/03          0
    0415655687                           N            01/01/33
    0


1


    8280615          E85/G02             F          175,000.00         ZZ
                                         360        174,705.10          1
                                       6.875          1,149.63         31
                                       6.625          1,149.63
    MILL VALLEY      CA   94941          2            11/19/02         00
    0435109020                           05           01/01/03          0
    9616540                              N            12/01/32
    0


    8281355          E86/G02             F          486,000.00         ZZ
                                         360        485,075.34          1
                                       6.250          2,992.38         80
                                       6.000          2,992.38
    COSTA MESA       CA   92627          2            11/21/02         00
    0435279716                           05           01/01/03          0
    248283                               O            12/01/32
    0


    8281479          U42/G02             F          608,000.00         ZZ
                                         360        606,897.75          1
                                       6.500          3,842.97         80
                                       6.250          3,842.97
    ALEDO            TX   76008          5            11/12/02         00
    0435237581                           05           01/01/03          0
    33201190                             O            12/01/32
    0


    8281767          E85/G02             F          100,000.00         ZZ
                                         360         99,827.32          1
                                       6.750            648.60         31
                                       6.500            648.60
    SAN RAFAEL       CA   94901          2            11/25/02         00
    0435058680                           01           01/01/03          0
    9616807                              N            12/01/32
    0


    8282865          286/286             F          159,250.00         ZZ
                                         360        158,815.75          3
                                       6.500          1,006.57         65
                                       6.250          1,006.57
    STOCKTON         CA   95210          5            10/22/02         00
    1616651                              05           12/01/02          0
    1616651                              N            11/01/32
    0


    8282899          286/286             F          140,000.00         ZZ
                                         360        139,739.97          2
                                       6.375            873.42         70
                                       6.125            873.42
1


    GERBER           CA   96035          5            11/02/02         00
    1721124                              05           01/01/03          0
    1721124                              N            12/01/32
    0


    8282903          286/286             F           96,500.00         ZZ
                                         360         96,239.38          1
                                       6.750            625.90         34
                                       6.500            625.90
    OAKLEY           CA   94561          1            10/24/02         00
    1724294                              05           12/01/02          0
    1724294                              N            11/01/32
    0


    8282909          286/286             F          204,750.00         ZZ
                                         360        204,033.80          4
                                       7.000          1,362.21         58
                                       6.750          1,362.21
    BOSTON           MA   02127          5            10/22/02         00
    1536093                              05           12/01/02          0
    1536093                              N            11/01/32
    0


    8282919          286/286             F          300,700.00         ZZ
                                         360        300,205.59          2
                                       7.000          2,000.57         70
                                       6.750          2,000.57
    CASTRO VALLEY    CA   94546          2            11/05/02         00
    1705707                              05           01/01/03          0
    1705707                              N            12/01/32
    0


    8283023          286/286             F          115,000.00         ZZ
                                         360        114,715.54          4
                                       7.000            765.10         57
                                       6.750            765.10
    BIDDEFORD        ME   04005          2            10/21/02         00
    1610829                              05           12/01/02          0
    1610829                              N            11/01/32
    0


    8283033          286/286             F           55,500.00         ZZ
                                         360         55,371.79          1
                                       7.375            383.33         74
                                       7.125            383.33
    RIO RANCHO       NM   87124          2            10/07/02         00
    1537909                              05           12/01/02          0
    1537909                              N            11/01/32
    0
1




    8283037          286/286             F           70,600.00         ZZ
                                         360         70,404.93          1
                                       6.750            457.92         73
                                       6.500            457.92
    TUCSON           AZ   85750          1            10/03/02         00
    1623606                              05           12/01/02          0
    1623606                              N            11/01/32
    0


    8283041          286/286             F           80,000.00         ZZ
                                         360         79,792.19          1
                                       6.750            518.88         70
                                       6.500            518.88
    WOODBRIDGE       VA   22191          2            10/22/02         00
    1488097                              01           12/01/02          0
    1488097                              N            11/01/32
    0


    8283061          286/286             F          120,000.00         ZZ
                                         360        119,603.07          2
                                       7.000            798.37         59
                                       6.750            798.37
    DAYTON           OH   45419          5            09/30/02         00
    1521931                              05           11/01/02          0
    1521931                              N            10/01/32
    0


    8283121          286/286             F           50,000.00         ZZ
                                         360         49,862.30          1
                                       7.125            336.86         67
                                       6.875            336.86
    FRANKLIN         IN   46131          1            10/11/02         00
    1657624                              05           12/01/02          0
    1657624                              N            11/01/32
    0


    8283137          286/286             F           68,000.00         ZZ
                                         360         67,810.03          1
                                       6.375            424.24         68
                                       6.125            424.24
    HUDSON           WI   54016          2            10/23/02         00
    1565063                              01           12/01/02          0
    1565063                              N            11/01/32
    0


    8283145          286/286             F           35,000.00         ZZ
                                         360         34,907.05          1
1


                                       7.125            235.81         70
                                       6.875            235.81
    CRUCIBLE         PA   15325          5            10/21/02         00
    1590222                              05           12/01/02          0
    1590222                              N            11/01/32
    0


    8283153          286/286             F          288,000.00         ZZ
                                         360        287,070.52          2
                                       7.125          1,940.31         74
                                       6.875          1,940.31
    YONKERS          NY   10705          5            10/03/02         00
    1559041                              05           11/01/02          0
    1559041                              N            10/01/32
    0


    8283181          286/286             F          140,000.00         ZZ
                                         360        139,636.34          1
                                       6.750            908.04         64
                                       6.500            908.04
    BURKE            VA   22015          5            10/24/02         00
    1676169                              03           12/01/02          0
    1676169                              N            11/01/32
    0


    8283191          286/286             F          180,000.00         ZZ
                                         360        179,509.16          1
                                       6.500          1,137.73         50
                                       6.250          1,137.73
    PARK RIDGE       IL   60068          1            10/25/02         00
    1641208                              05           12/01/02          0
    1641208                              N            11/01/32
    0


    8283195          286/286             F          101,000.00         ZZ
                                         360        100,717.87          1
                                       6.375            630.11         73
                                       6.125            630.11
    PURCELLVILLE     VA   20132          2            10/16/02         00
    1643595                              03           12/01/02          0
    1643595                              N            11/01/32
    0


    8283215          286/286             F          240,000.00         ZZ
                                         360        239,233.69          1
                                       6.625          1,536.75         66
                                       6.375          1,536.75
    ALAMEDA          CA   94502          5            10/03/02         00
    1555811                              03           12/01/02          0
1


    1555811                              N            11/01/32
    0


    8283247          286/286             F          164,900.00         ZZ
                                         360        164,482.00          1
                                       6.875          1,083.28         71
                                       6.625          1,083.28
    INDIANAPOLIS     IN   46220          5            10/07/02         00
    1493540                              05           12/01/02          0
    1493540                              N            11/01/32
    0


    8283259          286/286             F          135,000.00         ZZ
                                         360        134,553.47          1
                                       7.000            898.16         66
                                       6.750            898.16
    CHICAGO          IL   60657          2            09/24/02         00
    1513955                              01           11/01/02          0
    1513955                              N            10/01/32
    0


    8283269          286/286             F           82,250.00         ZZ
                                         360         81,977.91          3
                                       7.000            547.22         70
                                       6.750            547.22
    PHOENIX          AZ   85040          5            10/01/02         00
    1485136                              05           11/01/02          0
    1485136                              N            10/01/32
    0


    8283271          286/286             F           93,400.00         ZZ
                                         360         93,163.24          1
                                       6.875            613.57         64
                                       6.625            613.57
    TUCSON           AZ   85719          2            10/10/02         00
    1583064                              05           12/01/02          0
    1583064                              N            11/01/32
    0


    8283279          286/286             F           45,000.00         ZZ
                                         360         44,831.91          1
                                       6.375            280.75         72
                                       6.125            280.75
    STEUBENVILLE     OH   43952          5            09/16/02         00
    1018795                              05           11/01/02          0
    1018795                              N            10/01/32
    0


1


    8283295          286/286             F           68,800.00         ZZ
                                         360         68,566.78          1
                                       6.875            451.97         43
                                       6.625            451.97
    LAKEWOOD         CO   80226          2            09/18/02         00
    1533981                              03           11/01/02          0
    1533981                              N            10/01/32
    0


    8283299          286/286             F          150,000.00         ZZ
                                         360        149,600.76          3
                                       6.625            960.47         68
                                       6.375            960.47
    BRIDGEPORT       CT   06610          5            10/07/02         00
    1569012                              05           12/01/02          0
    1569012                              N            11/01/32
    0


    8283301          286/286             F          132,000.00         ZZ
                                         360        131,622.29          1
                                       6.250            812.75         68
                                       6.000            812.75
    FREDERICK        MD   21701          2            10/25/02         00
    1505804                              03           12/01/02          0
    1505804                              N            11/01/32
    0


    8283309          286/286             F          122,500.00         ZZ
                                         360        122,189.47          2
                                       6.875            804.74         69
                                       6.625            804.74
    GROSSE POINTE F  MI   48236          1            10/16/02         00
    1520631                              05           12/01/02          0
    1520631                              N            11/01/32
    0


    8283319          286/286             F          140,000.00         ZZ
                                         360        139,618.24          4
                                       6.500            884.90         70
                                       6.250            884.90
    RIALTO           CA   92376          5            10/14/02         00
    1549038                              05           12/01/02          0
    1549038                              N            11/01/32
    0


    8283325          286/286             F           74,500.00         ZZ
                                         360         74,263.88          3
                                       6.250            458.71         74
                                       6.000            458.71
1


    CLEVELAND        OH   44111          2            10/18/02         00
    1470403                              05           12/01/02          0
    1470403                              N            11/01/32
    0


    8283331          286/286             F          115,000.00         ZZ
                                         360        114,701.29          3
                                       6.750            745.89         66
                                       6.500            745.89
    JERSEY CITY      NJ   07097          2            10/21/02         00
    1642994                              05           12/01/02          0
    1642994                              N            11/01/32
    0


    8283333          286/286             F           51,500.00         ZZ
                                         360         51,381.71          1
                                       7.375            355.70         68
                                       7.125            355.70
    PANAMA CITY      FL   32405          2            10/22/02         00
    1615332                              05           12/01/02          0
    1615332                              N            11/01/32
    0


    8283371          286/286             F          121,000.00         ZZ
                                         360        120,677.95          2
                                       6.625            774.78         53
                                       6.375            774.78
    LOWELL           MA   01850          2            10/30/02         00
    1652748                              05           12/01/02          0
    1652748                              N            11/01/32
    0


    8283373          286/286             F          137,000.00         ZZ
                                         360        136,635.37          2
                                       6.625            877.23         57
                                       6.375            877.23
    LOWELL           MA   01850          2            10/30/02         00
    1652760                              05           12/01/02          0
    1652760                              N            11/01/32
    0


    8283393          286/286             F           75,000.00         ZZ
                                         360         74,814.48          1
                                       7.000            498.98         66
                                       6.750            498.98
    LISLE            IL   60532          5            10/21/02         00
    1659127                              01           12/01/02          0
    1659127                              N            11/01/32
    0
1




    8283415          286/286             F           74,020.00         ZZ
                                         360         73,813.23          1
                                       6.375            461.79         55
                                       6.125            461.79
    MANASSAS         VA   22110          2            10/17/02         00
    1606036                              01           12/01/02          0
    1606036                              N            11/01/32
    0


    8283425          286/286             F          105,000.00         ZZ
                                         360        104,746.62          1
                                       7.125            707.40         73
                                       6.875            707.40
    TRENTON          NJ   08628          5            09/08/02         00
    1618732                              05           12/01/02          0
    1618732                              N            11/01/32
    0


    8283437          286/286             F          115,000.00         ZZ
                                         360        114,580.76          2
                                       6.500            726.88         70
                                       6.250            726.88
    WEST WARWICK     RI   02893          5            10/01/02         00
    1542001                              05           11/01/02          0
    1542001                              N            10/01/32
    0


    8283449          286/286             F          103,000.00         ZZ
                                         360        102,624.48          1
                                       6.500            651.04         39
                                       6.250            651.04
    BRIGHTON         MA   02135          2            09/26/02         00
    1670130                              01           11/01/02          0
    1670130                              N            10/01/32
    0


    8283457          286/286             F           92,900.00         ZZ
                                         345         92,640.00          2
                                       6.875            618.41         72
                                       6.625            618.41
    GAHANNA          OH   43230          2            10/17/02         00
    1554344                              05           12/01/02          0
    1554344                              N            08/01/31
    0


    8283475          286/286             F          252,000.00         ZZ
                                         360        251,296.04          4
1


                                       6.375          1,572.16         58
                                       6.125          1,572.16
    CHICAGO          IL   60618          2            10/14/02         00
    1532339                              05           12/01/02          0
    1532339                              N            11/01/32
    0


    8283491          286/286             F          106,250.00         ZZ
                                         360        105,967.19          1
                                       6.625            680.34         63
                                       6.375            680.34
    WASHINGTON       DC   20017          2            10/18/02         00
    1626541                              05           12/01/02          0
    1626541                              N            11/01/32
    0


    8283495          286/286             F          110,500.00         ZZ
                                         360        110,205.88          1
                                       6.625            707.55         65
                                       6.375            707.55
    WASHINGTON       DC   20017          2            10/18/02         00
    1626544                              05           12/01/02          0
    1626544                              N            11/01/32
    0


    8283497          286/286             F           87,500.00         ZZ
                                         360         87,267.10          1
                                       6.625            560.28         52
                                       6.375            560.28
    WASHINGTON       DC   20017          2            10/18/02         00
    1626549                              05           12/01/02          0
    1626549                              N            11/01/32
    0


    8283501          286/286             F           50,000.00         ZZ
                                         360         49,882.27          1
                                       7.250            341.09         46
                                       7.000            341.09
    LOUISVILLE       KY   40258          5            10/18/02         00
    1665233                              05           12/01/02          0
    1665233                              N            11/01/32
    0


    8283509          286/286             F          120,000.00         ZZ
                                         360        119,680.61          1
                                       6.625            768.38         71
                                       6.375            768.38
    ALBUQUERQUE      NM   87111          5            10/25/02         00
    1606051                              05           12/01/02          0
1


    1606051                              N            11/01/32
    0


    8283515          286/286             F          128,000.00         ZZ
                                         360        127,675.54          2
                                       6.875            840.87         55
                                       6.625            840.87
    PEORIA           IL   61614          2            10/22/02         00
    1589444                              05           12/01/02          0
    1589444                              N            11/01/32
    0


    8283519          286/286             F           58,000.00         ZZ
                                         360         57,837.97          1
                                       6.375            361.85         60
                                       6.125            361.85
    MT HOLLY         NC   28120          2            11/01/02         00
    1663646                              05           12/01/02          0
    1663646                              N            11/01/32
    0


    8283521          286/286             F           50,250.00         ZZ
                                         360         50,109.62          1
                                       6.375            313.50         63
                                       6.125            313.50
    MT HOLLY         NC   28120          5            11/01/02         00
    1663648                              05           12/01/02          0
    1663648                              N            11/01/32
    0


    8283523          286/286             F           74,000.00         ZZ
                                         360         73,793.27          1
                                       6.375            461.67         65
                                       6.125            461.67
    BELMONT          NC   28012          2            11/01/02         00
    1663654                              05           12/01/02          0
    1663654                              N            11/01/32
    0


    8283527          286/286             F           73,250.00         ZZ
                                         360         72,944.59          1
                                       6.375            456.99         67
                                       6.125            456.99
    GASTONIA         NC   28052          5            11/01/02         00
    1663658                              05           12/01/02          0
    1663658                              N            11/01/32
    0


1


    8283555          286/286             F          101,500.00         ZZ
                                         360        101,216.47          1
                                       6.375            633.23         66
                                       6.125            633.23
    AUSTIN           TX   78758          2            10/08/02         00
    1587367                              05           12/01/02          0
    1587367                              N            11/01/32
    0


    8283561          286/286             F          293,000.00         ZZ
                                         360        292,238.92          2
                                       6.750          1,900.40         47
                                       6.500          1,900.40
    SOUTH SAN FRANC  CA   94080          2            10/02/02         00
    1516202                              05           12/01/02          0
    1516202                              N            11/01/32
    0


    8283565          286/286             F          110,000.00         ZZ
                                         360        109,714.27          1
                                       6.750            713.46         45
                                       6.500            713.46
    ATHENS           GA   30606          1            10/29/02         00
    1536589                              05           12/01/02          0
    1536589                              N            11/01/32
    0


    8283569          286/286             F           87,000.00         ZZ
                                         360         86,682.84          1
                                       6.500            549.90         70
                                       6.250            549.90
    SAINT DAVID      AZ   85630          1            09/26/02         00
    1443511                              05           11/01/02          0
    1443511                              N            10/01/32
    0


    8283571          286/286             F          120,000.00         ZZ
                                         360        119,664.78          1
                                       6.375            748.65         70
                                       6.125            748.65
    NAGS HEAD        NC   27959          2            10/07/02         00
    1531185                              05           12/01/02          0
    1531185                              N            11/01/32
    0


    8283577          286/286             F          100,000.00         ZZ
                                         360         99,531.96          1
                                       6.375            623.87         72
                                       6.125            623.87
1


    HOLLY SPRINGS    NC   27540          2            08/28/02         00
    1486546                              05           10/01/02          0
    1486546                              N            09/01/32
    0


    8283579          286/286             F          161,843.00         ZZ
                                         360        161,200.06          1
                                       6.500          1,022.96         54
                                       6.250          1,022.96
    VISTA            CA   92083          2            10/28/02         00
    1641926                              01           12/01/02          0
    1641926                              N            11/01/32
    0


    8283583          286/286             F          167,502.00         ZZ
                                         360        166,843.62          1
                                       6.500          1,058.73         55
                                       6.250          1,058.73
    OCEANSIDE        CA   92056          2            10/28/02         00
    1642053                              03           12/01/02          0
    1642053                              N            11/01/32
    0


    8283587          286/286             F          158,551.00         ZZ
                                         360        157,816.20          1
                                       6.500          1,002.16         58
                                       6.250          1,002.16
    OCEANSIDE        CA   92057          2            10/28/02         00
    1652510                              03           12/01/02          0
    1652510                              N            11/01/32
    0


    8283595          286/286             F           64,000.00         ZZ
                                         360         63,825.47          1
                                       6.500            404.53         48
                                       6.250            404.53
    GAITHERSBURG     MD   20886          2            10/22/02         00
    1417735                              03           12/01/02          0
    1417735                              N            11/01/32
    0


    8283599          286/286             F          275,000.00         ZZ
                                         360        273,799.08          4
                                       6.750          1,783.65         55
                                       6.500          1,783.65
    JAMAICA PLAIN    MA   02130          5            08/27/02         00
    1503057                              05           10/01/02          0
    1503057                              N            09/01/32
    0
1




    8283621          286/286             F          262,500.00         ZZ
                                         360        261,499.62          2
                                       6.875          1,724.44         70
                                       6.625          1,724.44
    MAPLEWOOD        NJ   07040          5            09/26/02         00
    1492671                              05           11/01/02          0
    1492671                              N            10/01/32
    0


    8283655          286/286             F          100,000.00         ZZ
                                         360         99,626.56          1
                                       6.375            623.87         61
                                       6.125            623.87
    CENTREVILLE      VA   20120          5            09/24/02         00
    1560572                              03           11/01/02          0
    1560572                              N            10/01/32
    0


    8283675          286/286             F           70,000.00         ZZ
                                         360         69,799.68          1
                                       6.250            431.01         67
                                       6.000            431.01
    MAUMEE           OH   43537          1            10/15/02         00
    1597780                              05           12/01/02          0
    1597780                              N            11/01/32
    0


    8283683          286/286             F           93,500.00         ZZ
                                         360         93,167.28          1
                                       6.625            598.69         68
                                       6.375            598.69
    COVINGTON        GA   30016          2            09/30/02         00
    1562572                              05           11/01/02          0
    1562572                              N            10/01/32
    0


    8283703          286/286             F          300,000.00         ZZ
                                         360        299,161.98          1
                                       6.375          1,871.61         72
                                       6.125          1,871.61
    ARLINGTON        VA   22205          1            10/14/02         00
    1632114                              05           12/01/02          0
    1632114                              N            11/01/32
    0


    8283705          286/286             F          139,500.00         ZZ
                                         360        139,146.14          4
1


                                       6.875            916.42         64
                                       6.625            916.42
    PITTSBURGH       PA   15208          5            10/18/02         00
    1417537                              05           12/01/02          0
    1417537                              N            11/01/32
    0


    8283707          286/286             F           59,500.00         ZZ
                                         360         59,283.05          1
                                       6.500            376.09         68
                                       6.250            376.09
    MERRITT ISALND   FL   32953          2            10/04/02         00
    1622633                              03           11/01/02          0
    1622633                              N            10/01/32
    0


    8283711          286/286             F           65,300.00         ZZ
                                         360         65,056.13          1
                                       6.375            407.39         73
                                       6.125            407.39
    COCOA            FL   32926          2            10/04/02         00
    1622640                              03           11/01/02          0
    1622640                              N            10/01/32
    0


    8283747          286/286             F           87,500.00         ZZ
                                         360         87,293.97          2
                                       7.250            596.91         68
                                       7.000            596.91
    ERIE             PA   16509          2            10/04/02         00
    1489598                              05           12/01/02          0
    1489598                              N            11/01/32
    0


    8283755          286/286             F          195,000.00         ZZ
                                         360        194,481.00          1
                                       6.625          1,248.61         44
                                       6.375          1,248.61
    ATLANTA          GA   30306          5            10/10/02         00
    1608255                              05           12/01/02          0
    1608255                              N            11/01/32
    0


    8283761          286/286             F          105,700.00         ZZ
                                         360        104,036.63          1
                                       6.625            676.81         71
                                       6.375            676.81
    CHESAPEAKE       VA   23323          2            10/15/02         00
    1659228                              05           12/01/02          0
1


    1659228                              N            11/01/32
    0


    8283775          286/286             F           54,500.00         ZZ
                                         360         54,351.38          1
                                       6.500            344.48         69
                                       6.250            344.48
    ELY              MN   55731          5            10/07/02         00
    1587018                              05           12/01/02          0
    1587018                              N            11/01/32
    0


    8283791          286/286             F           46,250.00         ZZ
                                         360         46,123.86          1
                                       6.500            292.34         72
                                       6.250            292.34
    VIRGINIA BEACH   VA   23456          2            10/24/02         00
    1620347                              01           12/01/02          0
    1620347                              N            11/01/32
    0


    8283793          286/286             F          104,000.00         ZZ
                                         360        103,716.38          2
                                       6.500            657.36         67
                                       6.250            657.36
    WARWICK          RI   02888          2            10/25/02         00
    1627269                              05           12/01/02          0
    1627269                              N            11/01/32
    0


    8283807          286/286             F           90,000.00         ZZ
                                         360         89,748.58          1
                                       6.375            561.49         71
                                       6.125            561.49
    TUCSON           AZ   85748          1            10/25/02         00
    1666983                              03           12/01/02          0
    1666983                              N            11/01/32
    0


    8283811          286/286             F          110,000.00         ZZ
                                         360        109,627.17          2
                                       6.875            722.62         65
                                       6.625            722.62
    VERNON           NJ   07462          5            09/23/02         00
    1549827                              05           11/01/02          0
    1549827                              N            10/01/32
    0


1


    8283819          286/286             F          141,750.00         ZZ
                                         360        141,207.79          2
                                       6.250            872.78         70
                                       6.000            872.78
    HOLLAND          MI   49424          5            09/30/02         00
    1497979                              05           11/01/02          0
    1497979                              N            10/01/32
    0


    8283831          286/286             F           69,500.00         ZZ
                                         360         69,246.63          1
                                       6.500            439.29         70
                                       6.250            439.29
    LOUISVILLE       KY   40220          2            09/30/02         00
    1513563                              05           11/01/02          0
    1513563                              N            10/01/32
    0


    8283841          286/286             F           88,850.00         ZZ
                                         360         88,619.21          1
                                       6.750            576.28         74
                                       6.500            576.28
    NEW PALESTINE    IN   46163          1            10/09/02         00
    1669332                              05           12/01/02          0
    1669332                              N            11/01/32
    0


    8283857          286/286             F          238,500.00         ZZ
                                         360        237,833.78          1
                                       6.375          1,487.93         63
                                       6.125          1,487.93
    DUNWOODY         GA   30338          5            10/29/02         00
    1595715                              05           12/01/02          0
    1595715                              N            11/01/32
    0


    8283869          286/286             F          154,650.00         ZZ
                                         360        154,072.45          1
                                       6.375            964.82         71
                                       6.125            964.82
    ALPHARETTA       GA   30004          2            09/23/02         00
    1485765                              05           11/01/02          0
    1485765                              N            10/01/32
    0


    8283901          286/286             F           81,750.00         ZZ
                                         360         81,527.07          1
                                       6.500            516.72         72
                                       6.250            516.72
1


    WOODBRIDGE       VA   22192          2            10/22/02         00
    1642128                              01           12/01/02          0
    1642128                              N            11/01/32
    0


    8283913          286/286             F          310,000.00         ZZ
                                         360        308,896.86          1
                                       6.625          1,984.97         67
                                       6.375          1,984.97
    WASHINGTON       DC   20016          1            09/12/02         00
    1517653                              01           11/01/02          0
    1517653                              N            10/01/32
    0


    8283927          286/286             F           47,600.00         ZZ
                                         360         47,498.54          1
                                       7.750            341.02         70
                                       7.500            341.02
    ROCKLEDGE        FL   32955          1            10/18/02         00
    1586444                              05           12/01/02          0
    1586444                              N            11/01/32
    0


    8283933          286/286             F           84,000.00         ZZ
                                         300         83,569.96          1
                                       6.875            587.02         64
                                       6.625            587.02
    JOLIET           IL   60435          2            10/08/02         00
    1523282                              05           12/01/02          0
    1523282                              N            11/01/27
    0


    8284003          286/286             F           45,000.00         ZZ
                                         360         44,545.79          1
                                       7.250            306.98         70
                                       7.000            306.98
    INDIANAPOLIS     IN   46241          5            10/04/02         00
    1534187                              05           11/01/02          0
    1534187                              N            10/01/32
    0


    8284019          286/286             F           52,000.00         ZZ
                                         360         51,851.19          2
                                       6.250            320.18         63
                                       6.000            320.18
    LAPORTE          IN   46350          5            10/30/02         00
    1605892                              05           12/01/02          0
    1605892                              N            11/01/32
    0
1




    8284023          286/286             F           70,000.00         ZZ
                                         360         69,774.06          2
                                       7.125            471.61         68
                                       6.875            471.61
    BEREA            OH   44017          5            09/09/02         00
    1430636                              05           11/01/02          0
    1430636                              N            10/01/32
    0


    8284025          286/286             F          200,000.00         ZZ
                                         360        199,454.63          1
                                       6.500          1,264.14         58
                                       6.250          1,264.14
    ST GEORGE ISLAN  FL   32328          5            10/21/02         00
    1637574                              05           12/01/02          0
    1637574                              N            11/01/32
    0


    8284043          286/286             F           93,950.00         ZZ
                                         360         93,705.96          1
                                       6.750            609.36         31
                                       6.500            609.36
    PLANO            TX   75024          1            10/21/02         00
    1640535                              03           12/01/02          0
    1640535                              N            11/01/32
    0


    8284053          286/286             F           69,950.00         ZZ
                                         360         69,665.28          1
                                       7.500            489.10         69
                                       7.250            489.10
    APACHE JUNCTION  AZ   85219          5            09/24/02         00
    1742223                              05           11/01/02          0
    1742223                              N            10/01/32
    0


    8284061          286/286             F           96,000.00         ZZ
                                         360         95,738.22          2
                                       6.500            606.79         55
                                       6.250            606.79
    CENTERVILLE      OH   45458          2            11/04/02         00
    1656816                              05           12/01/02          0
    1656816                              N            11/01/32
    0


    8284067          286/286             F           66,500.00         ZZ
                                         360         66,323.01          2
1


                                       6.625            425.81         61
                                       6.375            425.81
    NORFOLK          VA   23518          2            10/25/02         00
    1640870                              05           12/01/02          0
    1640870                              N            11/01/32
    0


    8284079          286/286             F           89,600.00         ZZ
                                         360         89,349.71          1
                                       6.375            558.99         62
                                       6.125            558.99
    DAYTON           OH   45419          2            10/17/02         00
    1583443                              05           12/01/02          0
    1583443                              N            11/01/32
    0


    8284091          286/286             F           92,000.00         ZZ
                                         360         91,766.78          4
                                       6.875            604.38         43
                                       6.625            604.38
    GLENDALE         WI   53217          2            10/11/02         00
    1454345                              05           12/01/02          0
    1454345                              N            11/01/32
    0


    8284093          286/286             F           92,000.00         ZZ
                                         360         91,766.78          4
                                       6.875            604.38         44
                                       6.625            604.38
    GLENDALE         WI   53217          2            10/11/02         00
    1454393                              05           12/01/02          0
    1454393                              N            11/01/32
    0


    8284117          286/286             F           23,000.00         ZZ
                                         360         22,922.06          1
                                       6.875            151.09         38
                                       6.625            151.09
    ONTARIO          OR   97914          5            09/13/02         00
    0001254706                           05           11/01/02          0
    0001254706                           N            10/01/32
    0


    8284129          286/286             F          100,000.00         ZZ
                                         360         99,740.25          1
                                       6.750            648.60         74
                                       6.500            648.60
    GOODYEAR         AZ   85338          1            10/29/02         00
    1693999                              03           12/01/02          0
1


    1693999                              N            11/01/32
    0


    8284131          286/286             F          177,200.00         ZZ
                                         360        176,716.80          2
                                       6.500          1,120.03         71
                                       6.250          1,120.03
    CITRUS HEIGHTS   CA   95610          2            10/18/02         00
    1649566                              05           12/01/02          0
    1649566                              N            11/01/32
    0


    8284145          286/286             F          176,200.00         ZZ
                                         360        175,880.55          1
                                       6.500          1,113.71         71
                                       6.250          1,113.71
    ORANGE           CA   92865          5            10/29/02         00
    1612717                              03           01/01/03          0
    1612717                              N            12/01/32
    0


    8284149          286/286             F           81,250.00         ZZ
                                         360         81,080.07          1
                                       6.625            520.26         65
                                       6.375            520.26
    PHILADELPHIA     PA   19146          5            11/13/02         00
    1705316                              05           01/01/03          0
    1705316                              N            12/01/32
    0


    8284151          286/286             F          100,000.00         ZZ
                                         360         99,790.84          1
                                       6.625            640.32         59
                                       6.375            640.32
    PHILADELPHIA     PA   19146          5            11/13/02         00
    1705336                              05           01/01/03          0
    1705336                              N            12/01/32
    0


    8284155          286/286             F          269,000.00         ZZ
                                         360        268,285.08          3
                                       6.875          1,767.14         51
                                       6.625          1,767.14
    WEST HOLLYWOOD   CA   90046          2            10/22/02         00
    1538056                              05           12/01/02          0
    1538056                              N            11/01/32
    0


1


    8284179          286/286             F          160,000.00         ZZ
                                         360        159,553.03          1
                                       6.375            998.20         69
                                       6.125            998.20
    ORANGE           CA   92866          5            10/30/02         00
    1634480                              05           12/01/02          0
    1634480                              N            11/01/32
    0


    8284181          286/286             F          112,000.00         ZZ
                                         360        111,716.08          3
                                       6.875            735.77         48
                                       6.625            735.77
    WORCESTER        MA   01607          5            10/28/02         00
    1613734                              05           12/01/02          0
    1613734                              N            11/01/32
    0


    8284187          286/286             F           50,000.00         ZZ
                                         360         49,879.34          1
                                       7.125            336.86         53
                                       6.875            336.86
    RIO RANCHO       NM   87124          1            10/17/02         00
    1599525                              03           12/01/02          0
    1599525                              N            11/01/32
    0


    8284193          286/286             F           63,000.00         ZZ
                                         360         62,847.26          1
                                       7.250            429.78         35
                                       7.000            429.78
    SACRAMENTO       CA   95821          5            10/31/02         00
    1733081                              05           12/01/02          0
    1733081                              N            11/01/32
    0


    8284197          286/286             F          114,800.00         ZZ
                                         360        114,479.30          1
                                       6.375            716.21         70
                                       6.125            716.21
    ROUND ROCK       TX   78681          5            10/28/02         00
    1583605                              05           12/01/02          0
    1583605                              N            11/01/32
    0


    8284201          286/286             F           91,000.00         ZZ
                                         360         90,745.78          1
                                       6.375            567.73         74
                                       6.125            567.73
1


    ROUND ROCK       TX   78681          2            10/28/02         00
    1583609                              05           12/01/02          0
    1583609                              N            11/01/32
    0


    8284209          286/286             F           94,500.00         ZZ
                                         360         94,223.51          1
                                       6.375            589.56         70
                                       6.125            589.56
    ALBUQUERQUE      NM   87108          5            10/28/02         00
    1583625                              05           12/01/02          0
    1583625                              N            11/01/32
    0


    8284211          286/286             F           63,000.00         ZZ
                                         360         62,891.21          1
                                       6.750            408.62         73
                                       6.500            408.62
    BARBETON         OH   44203          5            11/13/02         00
    1630293                              05           01/01/03          0
    1630293                              N            12/01/32
    0


    8284217          286/286             F          220,000.00         ZZ
                                         360        219,181.90          1
                                       6.500          1,390.55         65
                                       6.250          1,390.55
    WINDSOR          CA   95492          5            10/18/02         00
    1659478                              05           12/01/02          0
    1659478                              N            11/01/32
    0


    8284227          286/286             F          195,000.00         ZZ
                                         360        194,292.85          1
                                       6.500          1,232.54         70
                                       6.250          1,232.54
    SAN DIEGO        CA   92139          5            10/24/02         00
    1617946                              05           12/01/02          0
    1617946                              N            11/01/32
    0


    8284229          286/286             F          101,500.00         ZZ
                                         360        101,190.97          1
                                       6.500            641.55         37
                                       6.250            641.55
    SAN DIEGO        CA   92139          5            10/24/02         00
    1617973                              05           12/01/02          0
    1617973                              N            11/01/32
    0
1




    8284231          286/286             F          120,600.00         ZZ
                                         360        120,271.14          2
                                       6.500            762.28         41
                                       6.250            762.28
    CHULA VISTA      CA   91910          5            10/24/02         00
    1617984                              05           12/01/02          0
    1617984                              N            11/01/32
    0


    8284235          286/286             F          145,000.00         ZZ
                                         360        144,737.13          1
                                       6.500            916.50         46
                                       6.250            916.50
    SANTA ROSA       CA   95407          5            11/15/02         00
    1675313                              05           01/01/03          0
    1675313                              N            12/01/32
    0


    8284241          286/286             F           88,800.00         ZZ
                                         360         88,590.03          1
                                       6.500            561.28         66
                                       6.250            561.28
    OREM             UT   84057          2            11/05/02         00
    1673123                              05           01/01/03          0
    1673123                              N            12/01/32
    0


    8284251          286/286             F           65,000.00         ZZ
                                         360         64,839.78          1
                                       6.375            405.52         41
                                       6.125            405.52
    REDDING          CA   96001          5            11/07/02         00
    1650700                              05           01/01/03          0
    1650700                              N            12/01/32
    0


    8284257          286/286             F          255,000.00         ZZ
                                         360        254,526.38          1
                                       6.375          1,590.87         64
                                       6.125          1,590.87
    LIVERMORE        CA   94550          5            11/01/02         00
    1738803                              05           01/01/03          0
    1738803                              N            12/01/32
    0


    8284265          286/286             F           72,000.00         ZZ
                                         360         71,821.91          4
1


                                       7.000            479.02         21
                                       6.750            479.02
    LOS ANGELES      CA   90026          5            10/25/02         00
    1577345                              05           12/01/02          0
    1577345                              N            11/01/32
    0


    8284267          286/286             F          245,000.00         ZZ
                                         360        244,331.93          4
                                       6.500          1,548.57         65
                                       6.250          1,548.57
    ONTARIO          CA   91764          2            10/22/02         00
    1644166                              05           12/01/02          0
    1644166                              N            11/01/32
    0


    8284295          286/286             F          300,500.00         ZZ
                                         360        299,928.24          1
                                       6.250          1,850.24         67
                                       6.000          1,850.24
    SAN CARLOS       CA   94070          2            11/07/02         00
    1728313                              01           01/01/03          0
    1728313                              N            12/01/32
    0


    8284299          286/286             F          104,050.00         ZZ
                                         360        103,856.74          1
                                       6.375            649.14         42
                                       6.125            649.14
    ANTIOCH          CA   94509          2            11/18/02         00
    1696608                              05           01/01/03          0
    1696608                              N            12/01/32
    0


    8284307          286/286             F          135,000.00         ZZ
                                         360        134,631.86          1
                                       6.500            853.30         69
                                       6.250            853.30
    WATERTOWN        MA   02472          2            11/04/02         00
    1591018                              01           12/01/02          0
    1591018                              N            11/01/32
    0


    8284325          286/286             F          200,000.00         ZZ
                                         360        199,619.47          1
                                       6.250          1,231.44         54
                                       6.000          1,231.44
    SAN DIEGO        CA   92131          1            10/30/02         00
    1683585                              01           01/01/03          0
1


    1683585                              N            12/01/32
    0


    8284331          286/286             F          300,700.00         ZZ
                                         360        299,765.72          1
                                       6.375          1,875.98         67
                                       6.125          1,875.98
    YORBA LINDA      CA   92887          5            10/22/02         00
    1644773                              05           12/01/02          0
    1644773                              N            11/01/32
    0


    8284339          286/286             F          111,750.00         ZZ
                                         360        111,399.22          1
                                       6.500            706.34         68
                                       6.250            706.34
    WALNUT CREEK     CA   94596          2            11/05/02         00
    1631051                              01           12/01/02          0
    1631051                              N            11/01/32
    0


    8284345          286/286             F          125,000.00         ZZ
                                         360        124,667.31          1
                                       6.625            800.39         63
                                       6.375            800.39
    STOCKTON         CA   95209          2            10/10/02         00
    1609449                              05           12/01/02          0
    1609449                              N            11/01/32
    0


    8284347          286/286             F           72,000.00         ZZ
                                         360         71,812.95          1
                                       6.750            467.00         66
                                       6.500            467.00
    PORTLAND         OR   97217          5            11/05/02         00
    1649616                              01           12/01/02          0
    1649616                              N            11/01/32
    0


    8284353          286/286             F          148,500.00         ZZ
                                         360        148,184.98          1
                                       6.750            963.17         41
                                       6.500            963.17
    FENWICK ISLAND   DE   19944          2            11/13/02         00
    1534716                              05           01/01/03          0
    1534716                              N            12/01/32
    0


1


    8284361          286/286             F          167,300.00         ZZ
                                         360        166,996.70          4
                                       6.500          1,057.45         70
                                       6.250          1,057.45
    PARADISE         CA   95969          1            11/04/02         00
    1730774                              05           01/01/03          0
    1730774                              N            12/01/32
    0


    8284369          286/286             F           98,000.00         ZZ
                                         360         97,644.99          1
                                       6.625            627.51         49
                                       6.375            627.51
    ANTIOCH          CA   94509          2            10/16/02         00
    1606812                              05           12/01/02          0
    1606812                              N            11/01/32
    0


    8284377          286/286             F           55,000.00         ZZ
                                         360         54,900.29          2
                                       6.500            347.64         64
                                       6.250            347.64
    INDIANAPOLIS     IN   46218          2            11/15/02         00
    1748947                              05           01/01/03          0
    1748947                              N            12/01/32
    0


    8284393          286/286             F          144,150.00         ZZ
                                         360        143,784.62          1
                                       6.875            946.96         71
                                       6.625            946.96
    FREDERICK        MD   21703          1            10/24/02         00
    0001257679                           03           12/01/02          0
    0001257679                           N            11/01/32
    0


    8284399          286/286             F           58,000.00         ZZ
                                         360         57,419.73          1
                                       6.625            371.39         39
                                       6.375            371.39
    PROVO            UT   84601          2            11/14/02         00
    1673443                              05           01/01/03          0
    1673443                              N            12/01/32
    0


    8284405          286/286             F          116,000.00         ZZ
                                         360        115,691.24          1
                                       6.625            742.77         55
                                       6.375            742.77
1


    HERNANDO         MS   38632          1            10/28/02         00
    1703411                              05           12/01/02          0
    1703411                              N            11/01/32
    0


    8284409          286/286             F          146,000.00         ZZ
                                         360        145,629.91          1
                                       6.875            959.12         59
                                       6.625            959.12
    CONCORD          CA   94520          2            10/23/02         00
    1663247                              05           12/01/02          0
    1663247                              N            11/01/32
    0


    8284411          286/286             F          110,100.00         ZZ
                                         360        109,814.00          2
                                       6.750            714.11         62
                                       6.500            714.11
    PUYALLUP         WA   98373          5            10/29/02         00
    1652325                              05           12/01/02          0
    1652325                              N            11/01/32
    0


    8284419          286/286             F           85,500.00         ZZ
                                         360         85,341.20          2
                                       6.375            533.41         66
                                       6.125            533.41
    REDDING          CA   96002          5            11/05/02         00
    1622573                              05           01/01/03          0
    1622573                              N            12/01/32
    0


    8284425          286/286             F          159,000.00         ZZ
                                         360        158,566.44          4
                                       6.500          1,004.99         58
                                       6.250          1,004.99
    STOCKTON         CA   95207          5            10/23/02         00
    1115558                              05           12/01/02          0
    1115558                              N            11/01/32
    0


    8284429          286/286             F          125,000.00         ZZ
                                         360        124,683.15          1
                                       6.875            821.16         72
                                       6.625            821.16
    CHESTER          MD   21619          5            10/18/02         00
    0001251840                           03           12/01/02          0
    0001251840                           N            11/01/32
    0
1




    8284443          286/286             F          110,000.00         ZZ
                                         360        109,700.03          1
                                       6.500            695.28         31
                                       6.250            695.28
    SPRING VALLEY    CA   91978          1            10/28/02         00
    1581855                              03           12/01/02          0
    1581855                              N            11/01/32
    0


    8284445          286/286             F          203,500.00         ZZ
                                         360        203,131.07          1
                                       6.500          1,286.26         50
                                       6.250          1,286.26
    GIG HARBOR       WA   98335          2            11/22/02         00
    1256113                              05           01/01/03          0
    1256113                              N            12/01/32
    0


    8284449          286/286             F          185,000.00         ZZ
                                         360        184,703.24          1
                                       7.125          1,246.38         64
                                       6.875          1,246.38
    LAKESIDE         CA   92040          2            10/29/02         00
    1629157                              05           01/01/03          0
    1629157                              N            12/01/32
    0


    8284455          286/286             F          170,000.00         ZZ
                                         360        169,691.79          1
                                       6.500          1,074.52         64
                                       6.250          1,074.52
    CHINO HILLS      CA   91709          2            11/06/02         00
    1660527                              01           01/01/03          0
    1660527                              N            12/01/32
    0


    8284471          286/286             F          114,000.00         ZZ
                                         360        113,788.25          1
                                       6.375            711.22         68
                                       6.125            711.22
    CRYSTAL          MN   55422          2            11/01/02         00
    1684723                              05           01/01/03          0
    1684723                              N            12/01/32
    0


    8284473          286/286             F           45,700.00         ZZ
                                         360         45,622.98          1
1


                                       6.875            300.22         73
                                       6.625            300.22
    INDIANAPOLIS     IN   46241          5            11/19/02         00
    1780180                              05           01/01/03          0
    1780180                              N            12/01/32
    0


    8284481          286/286             F          248,000.00         ZZ
                                         360        247,210.86          2
                                       6.375          1,547.20         62
                                       6.125          1,547.20
    SAN DIEGO        CA   92115          5            11/06/02         00
    1738369                              05           01/01/03          0
    1738369                              N            12/01/32
    0


    8284487          286/286             F          161,500.00         ZZ
                                         360        161,080.50          1
                                       6.750          1,047.49         46
                                       6.500          1,047.49
    YORBA LINDA      CA   92886          1            10/25/02         00
    1706934                              05           12/01/02          0
    1706934                              N            11/01/32
    0


    8284489          286/286             F          132,000.00         ZZ
                                         360        131,673.50          1
                                       7.000            878.20         70
                                       6.750            878.20
    STOCKTON         CA   95207          5            10/31/02         00
    1614712                              05           12/01/02          0
    1614712                              N            11/01/32
    0


    8284491          286/286             F          275,000.00         ZZ
                                         360        274,476.76          2
                                       6.250          1,693.23         65
                                       6.000          1,693.23
    COSTA MESA       CA   92627          5            11/05/02         00
    1686479                              05           01/01/03          0
    1686479                              N            12/01/32
    0


    8284495          286/286             F          130,100.00         ZZ
                                         360        129,727.72          1
                                       6.250            801.05         48
                                       6.000            801.05
    FAIRFAX          VA   22033          2            10/30/02         00
    0001251236                           03           12/01/02          0
1


    0001251236                           N            11/01/32
    0


    8284501          286/286             F          100,000.00         ZZ
                                         360         99,818.71          1
                                       6.500            632.07         58
                                       6.250            632.07
    CORONA           CA   91719          5            11/22/02         00
    1751417                              05           01/01/03          0
    1751417                              N            12/01/32
    0


    8284509          286/286             F          133,500.00         ZZ
                                         360        131,629.82          4
                                       6.500            843.82         31
                                       6.250            843.82
    EL CAJON         CA   92020          2            10/18/02         00
    1648226                              05           12/01/02          0
    1648226                              N            11/01/32
    0


    8284525          286/286             F          101,500.00         ZZ
                                         360        101,298.20          2
                                       6.375            633.23         57
                                       6.125            633.23
    SILVERDALE       WA   98383          5            11/06/02         00
    1699648                              05           01/01/03          0
    1699648                              N            12/01/32
    0


    8284651          286/286             F           84,000.00         ZZ
                                         360         83,830.94          1
                                       6.500            530.94         53
                                       6.250            530.94
    STOCKTON         CA   95204          5            11/05/02         00
    1699882                              05           01/01/03          0
    1699882                              N            12/01/32
    0


    8284657          286/286             F          300,000.00         ZZ
                                         360        299,130.87          1
                                       6.250          1,847.16         58
                                       6.000          1,847.16
    SAN FRANCISCO    CA   94116          5            10/24/02         00
    1688719                              05           12/01/02          0
    1688719                              N            11/01/32
    0


1


    8284659          286/286             F          107,900.00         ZZ
                                         360        107,713.67          1
                                       6.750            699.84         72
                                       6.500            699.84
    RENO             NV   89506          1            11/20/02         00
    1744287                              03           01/01/03          0
    1744287                              N            12/01/32
    0


    8284665          286/286             F           92,800.00         ZZ
                                         360         92,586.84          1
                                       7.375            640.95         80
                                       7.125            640.95
    PORTLAND         OR   97230          1            10/30/02         00
    0001250736                           05           12/01/02          0
    0001250736                           N            11/01/32
    0


    8284673          286/286             F          115,000.00         ZZ
                                         360        114,796.52          2
                                       6.625            736.36         68
                                       6.375            736.36
    YREKA            CA   96097          5            11/07/02         00
    1688911                              05           01/01/03          0
    1688911                              N            12/01/32
    0


    8284677          286/286             F           54,750.00         ZZ
                                         360         54,600.69          1
                                       6.500            346.06         32
                                       6.250            346.06
    MAPLE VALLEY     WA   98038          2            10/23/02         00
    1657196                              05           12/01/02          0
    1657196                              N            11/01/32
    0


    8284681          286/286             F           47,250.00         ZZ
                                         360         47,146.73          1
                                       7.625            334.44         70
                                       7.375            334.44
    MACON            GA   31206          5            10/30/02         00
    1710852                              05           12/01/02          0
    1710852                              N            11/01/32
    0


    8284685          286/286             F          144,500.00         ZZ
                                         360        144,082.47          1
                                       6.500            913.34         54
                                       6.250            913.34
1


    EL CAJON         CA   92019          2            10/28/02         00
    1633666                              01           12/01/02          0
    1633666                              N            11/01/32
    0


    8284689          286/286             F           99,000.00         ZZ
                                         360         98,811.62          1
                                       6.250            609.57         59
                                       6.000            609.57
    FRESNO           CA   93720          2            11/20/02         00
    1780105                              05           01/01/03          0
    1780105                              N            12/01/32
    0


    8284691          286/286             F          251,000.00         ZZ
                                         360        249,073.42          1
                                       6.375          1,565.92         52
                                       6.125          1,565.92
    CARLSBAD         CA   92009          1            11/05/02         00
    1650460                              03           01/01/03          0
    1650460                              N            12/01/32
    0


    8284779          B44/G02             F          164,000.00         ZZ
                                         360        163,848.10          1
                                       6.375          1,023.15         80
                                       6.125          1,023.15
    HAILEY           ID   83333          1            12/02/02         00
    0435121280                           05           02/01/03          0
    4021804                              O            01/01/33
    0


    8285419          588/G02             F          256,000.00         ZZ
                                         360        255,301.96          1
                                       6.500          1,618.09         80
                                       6.250          1,618.09
    NOKESVILLE       VA   20181          1            10/23/02         00
    0435281456                           05           12/01/02          0
    1078146                              O            11/01/32
    0


    8285577          L16/G02             F          153,000.00         ZZ
                                         360        152,772.19          3
                                       7.500          1,069.80         90
                                       7.250          1,069.80
    BAKERSFIELD      CA   93306          1            12/04/02         01
    0435108923                           05           01/01/03         30
    5730                                 N            12/01/32
    0
1




    8285597          E22/G02             F          111,900.00         ZZ
                                         360        111,819.01          1
                                       7.625            792.02         60
                                       7.375            792.02
    AVENTURA         FL   33160          1            12/13/02         00
    0415514652                           01           02/01/03          0
    0415514652                           N            01/01/33
    0


    8285615          E22/G02             F          223,200.00         ZZ
                                         360        223,003.08          2
                                       6.625          1,429.17         90
                                       6.375          1,429.17
    NEW ORLEANS      LA   70118          1            12/13/02         04
    0415539667                           05           02/01/03         25
    0415539667                           N            01/01/33
    0


    8285685          E22/G02             F           98,400.00         ZZ
                                         360         98,308.86          1
                                       6.375            613.89         66
                                       6.125            613.89
    DECATUR          TX   76234          4            12/13/02         00
    0415585124                           05           02/01/03          0
    0415585124                           O            01/01/33
    0


    8285837          E22/G02             F          175,500.00         ZZ
                                         360        175,369.76          3
                                       7.500          1,227.12         90
                                       7.250          1,227.12
    KEANSBURG        NJ   07734          1            12/13/02         04
    0415429976                           05           02/01/03         25
    0415429976                           N            01/01/33
    0


    8285851          E82/G02             F          143,500.00         ZZ
                                         360        143,376.45          1
                                       6.750            930.74         90
                                       6.500            930.74
    LAS VEGAS        NV   89122          2            12/06/02         04
    0400728689                           03           02/01/03         25
    5621902                              O            01/01/33
    0


    8286291          940/G02             F          203,200.00         ZZ
                                         360        203,049.20          1
1


                                       7.500          1,420.80         57
                                       7.250          1,420.80
    HUNTINGTON BEAC  CA   92648          2            12/05/02         00
    0435114699                           01           02/01/03          0
    24020111                             N            01/01/33
    0


    8286575          E47/G02             F          288,000.00         ZZ
                                         360        287,490.40          1
                                       6.625          1,844.10         80
                                       6.375          1,844.10
    BOERNE           TX   78006          5            11/27/02         00
    0435063433                           03           01/01/03          0
    7329012907                           O            12/01/32
    0


    8286863          M27/G02             F          300,000.00         ZZ
                                         360        299,728.80          1
                                       6.500          1,896.20         80
                                       6.250          1,896.20
    CLARKSVILLE      TN   37040          2            12/06/02         00
    0435338421                           05           02/01/03          0
    5000114026                           O            01/01/33
    0


    8287497          286/286             F          398,750.00         ZZ
                                         360        397,739.23          2
                                       6.875          2,619.51         55
                                       6.625          2,619.51
    BEACH HAVEN      NJ   08008          1            10/23/02         00
    1605692                              05           12/01/02          0
    1605692                              N            11/01/32
    0


    8287501          286/286             F          400,000.00         ZZ
                                         360        399,005.97          1
                                       7.375          2,762.71         60
                                       7.125          2,762.71
    POWAY            CA   92064          5            10/01/02         00
    1543635                              05           12/01/02          0
    1543635                              N            11/01/32
    0


    8287515          286/286             F          355,000.00         ZZ
                                         345        354,051.83          1
                                       7.125          2,422.00         71
                                       6.875          2,422.00
    SANTA CRUZ       CA   95062          2            10/28/02         00
    1601680                              05           12/01/02          0
1


    1601680                              N            08/01/31
    0


    8287529          286/286             F          100,000.00         ZZ
                                         360         99,805.10          1
                                       6.125            607.62         61
                                       5.875            607.62
    LAMPASAS         TX   76550          1            11/08/02         00
    1658628                              05           01/01/03          0
    1658628                              O            12/01/32
    0


    8287535          286/286             F           39,600.00         ZZ
                                         360         39,513.46          3
                                       7.625            280.29         90
                                       7.375            280.29
    ALLENTOWN        PA   18102          1            10/31/02         11
    1676612                              05           12/01/02         25
    1676612                              N            11/01/32
    0


    8287615          286/286             F          418,000.00         ZZ
                                         360        416,940.42          1
                                       6.875          2,745.97         59
                                       6.625          2,745.97
    OCCIDENTAL       CA   95465          5            10/03/02         00
    1591198                              05           12/01/02          0
    1591198                              N            11/01/32
    0


    8287621          286/286             F          305,000.00         ZZ
                                         360        304,207.75          1
                                       6.750          1,978.23         70
                                       6.500          1,978.23
    GRANITE BAY      CA   95746          2            10/25/02         00
    1675574                              05           12/01/02          0
    1675574                              N            11/01/32
    0


    8287627          286/286             F          400,000.00         ZZ
                                         360        399,010.62          2
                                       7.000          2,661.21         66
                                       6.750          2,661.21
    LAFAYETTE        CA   94549          5            10/17/02         00
    1113251                              05           12/01/02          0
    1113251                              N            11/01/32
    0


1


    8287663          286/286             F          201,000.00         ZZ
                                         360        200,465.03          4
                                       6.625          1,287.03         67
                                       6.375          1,287.03
    MONTE RIO        CA   95462          2            10/07/02         00
    1113909                              05           12/01/02          0
    1113909                              N            11/01/32
    0


    8287667          286/286             F          310,000.00         ZZ
                                         360        309,194.76          1
                                       6.750          2,010.66         51
                                       6.500          2,010.66
    SAN RAFAEL       CA   94901          5            10/25/02         00
    1663217                              05           12/01/02          0
    1663217                              N            11/01/32
    0


    8287713          286/286             F          400,000.00         ZZ
                                         360        398,576.60          2
                                       6.625          2,561.25         74
                                       6.375          2,561.25
    WESTPORT         CT   06880          1            10/04/02         00
    1568437                              05           11/01/02          0
    1568437                              N            10/01/32
    0


    8287727          286/286             F          400,000.00         ZZ
                                         360        398,855.45          1
                                       6.250          2,462.87         50
                                       6.000          2,462.87
    NAGS HEAD        NC   27959          2            10/22/02         00
    1610444                              05           12/01/02          0
    1610444                              N            11/01/32
    0


    8287731          286/286             F           32,000.00         ZZ
                                         360         31,928.30          1
                                       7.500            223.75         80
                                       7.250            223.75
    DETROIT          MI   48223          1            10/15/02         00
    1648778                              05           12/01/02          0
    1648778                              N            11/01/32
    0


    8287739          286/286             F          600,000.00         ZZ
                                         360        593,726.96          1
                                       6.500          3,792.41         40
                                       6.250          3,792.41
1


    LA JOLLA         CA   92037          2            10/07/02         00
    1561203                              03           12/01/02          0
    1561203                              N            11/01/32
    0


    8288001          758/G02             F          360,000.00         ZZ
                                         360        359,331.37          1
                                       6.375          2,245.93         80
                                       6.125          2,245.93
    DALLAS           TX   75230          5            11/21/02         00
    0435176649                           05           01/01/03          0
    402191                               O            12/01/32
    0


    8288103          K31/G02             F          133,600.00         ZZ
                                         360        133,363.59          1
                                       6.625            855.46         78
                                       6.375            855.46
    ATLANTA          GA   30310          2            11/25/02         00
    0435298708                           05           01/01/03          0
    2095030231                           N            12/01/32
    0


    8288313          286/286             F           67,900.00         ZZ
                                         360         67,776.89          1
                                       6.500            429.18         70
                                       6.250            429.18
    WOODRIDGE        IL   60517          1            11/19/02         00
    1766180                              01           01/01/03          0
    1766180                              N            12/01/32
    0


    8288373          286/286             F           37,800.00         ZZ
                                         360         37,651.73          1
                                       7.375            261.08         70
                                       7.125            261.08
    SOUTH BEND       IN   46628          5            11/14/02         00
    1766139                              05           01/01/03          0
    1766139                              N            12/01/32
    0


    8288577          286/286             F          533,000.00         ZZ
                                         360        532,010.04          1
                                       6.375          3,325.23         45
                                       6.125          3,325.23
    COROLLA          NC   27927          2            11/13/02         00
    1641658                              05           01/01/03          0
    1641658                              N            12/01/32
    0
1




    8288717          286/286             F           63,750.00         ZZ
                                         360         63,652.68          1
                                       7.375            440.31         75
                                       7.125            440.31
    RENO             NV   89502          1            11/01/02         00
    1683516                              03           01/01/03          0
    1683516                              N            12/01/32
    0


    8288737          286/286             F          103,000.00         ZZ
                                         360        102,529.32          1
                                       6.500            651.04         69
                                       6.250            651.04
    ATWATER          CA   95301          1            10/17/02         00
    1609331                              05           12/01/02          0
    1609331                              N            11/01/32
    0


    8288755          286/286             F          100,000.00         ZZ
                                         360         98,957.47          2
                                       7.500            699.22         50
                                       7.250            699.22
    VALLEJO          CA   94590          5            11/06/02         00
    1680398                              05           01/01/03          0
    1680398                              N            12/01/32
    0


    8288949          286/286             F           44,900.00         ZZ
                                         360         44,794.28          1
                                       7.250            306.30         57
                                       7.000            306.30
    LITTLE EGG HARB  NJ   08087          1            10/23/02         00
    1621862                              03           12/01/02          0
    1621862                              N            11/01/32
    0


    8288953          286/286             F           44,800.00         ZZ
                                         360         44,694.51          1
                                       7.250            305.62         53
                                       7.000            305.62
    LITTLE EGG HARB  NJ   08087          1            10/23/02         00
    1621940                              03           12/01/02          0
    1621940                              N            11/01/32
    0


    8288959          286/286             F           60,000.00         ZZ
                                         360         59,830.49          1
1


                                       6.750            389.16         39
                                       6.500            389.16
    WILLITS          CA   95490          5            10/23/02         00
    1595626                              05           12/01/02          0
    1595626                              N            11/01/32
    0


    8289003          286/286             F          231,000.00         ZZ
                                         360        230,354.73          2
                                       6.375          1,441.14         70
                                       6.125          1,441.14
    EDEN PRAIRIE     MN   55346          5            10/30/02         00
    1623855                              05           12/01/02          0
    1623855                              N            11/01/32
    0


    8289013          286/286             F          273,000.00         ZZ
                                         360        272,237.39          2
                                       6.375          1,703.17         70
                                       6.125          1,703.17
    EDINA            MN   55439          5            10/30/02         00
    1623886                              05           12/01/02          0
    1623886                              N            11/01/32
    0


    8289025          286/286             F           96,300.00         ZZ
                                         360         94,467.14          1
                                       6.750            624.60         58
                                       6.500            624.60
    SPARKS           NV   89434          2            09/30/02         00
    1531665                              05           11/01/02          0
    1531665                              N            10/01/32
    0


    8289033          286/286             F          400,000.00         ZZ
                                         360        398,882.64          1
                                       6.375          2,495.48         66
                                       6.125          2,495.48
    CHULA VISTA      CA   91915          2            10/18/02         00
    1606928                              03           12/01/02          0
    1606928                              N            11/01/32
    0


    8289275          286/286             F           93,750.00         ZZ
                                         360         93,506.45          1
                                       6.750            608.07         74
                                       6.500            608.07
    AGAWAM           MA   01001          5            10/30/02         00
    1636624                              05           12/01/02          0
1


    1636624                              N            11/01/32
    0


    8289281          286/286             F          123,750.00         ZZ
                                         360        123,428.52          1
                                       6.750            802.65         75
                                       6.500            802.65
    AGAWAM           MA   01001          5            10/30/02         00
    1686318                              05           12/01/02          0
    1686318                              N            11/01/32
    0


    8289307          286/286             F          172,000.00         ZZ
                                         360        171,483.73          1
                                       6.000          1,031.23         72
                                       5.750          1,031.23
    STAFFORD         VA   22554          2            10/30/02         00
    1630921                              03           12/01/02          0
    1630921                              N            11/01/32
    0


    8289315          286/286             F          205,000.00         ZZ
                                         360        204,441.01          2
                                       6.500          1,295.74         39
                                       6.250          1,295.74
    SANTA CRUZ       CA   95062          2            10/25/02         00
    1611315                              05           12/01/02          0
    1611315                              N            11/01/32
    0


    8289357          286/286             F           70,000.00         ZZ
                                         360         69,745.16          1
                                       6.750            454.02         70
                                       6.500            454.02
    ALBUQUERQUE      NM   87109          1            10/25/02         00
    1663363                              05           12/01/02          0
    1663363                              N            11/01/32
    0


    8289361          286/286             F           75,000.00         ZZ
                                         360         74,699.75          1
                                       7.375            518.01         75
                                       7.125            518.01
    TUCSON           AZ   85701          2            10/30/02         00
    1750318                              05           12/01/02          0
    1750318                              N            11/01/32
    0


1


    8289371          286/286             F          145,000.00         ZZ
                                         360        144,321.67          2
                                       6.750            940.47         54
                                       6.500            940.47
    NEW BRUNSWICK    NJ   08901          5            10/18/02         00
    935855                               05           12/01/02          0
    935855                               N            11/01/32
    0


    8289453          286/286             F          104,000.00         ZZ
                                         360        103,428.14          4
                                       6.750            674.55         33
                                       6.500            674.55
    NEW BRUNSWICK    NJ   08901          2            10/30/02         00
    935860                               05           12/01/02          0
    935860                               N            11/01/32
    0


    8289937          286/286             F          124,000.00         ZZ
                                         360        123,722.18          1
                                       7.500            867.03         68
                                       7.250            867.03
    MIAMI            FL   33196          2            10/29/02         00
    1525585                              05           12/01/02          0
    1525585                              N            11/01/32
    0


    8289983          286/286             F          231,750.00         ZZ
                                         360        231,102.63          1
                                       6.375          1,445.82         75
                                       6.125          1,445.82
    SAN DIEGO        CA   92131          1            10/22/02         00
    1715727                              01           12/01/02          0
    1715727                              N            11/01/32
    0


    8290005          286/286             F          111,000.00         ZZ
                                         360        110,620.09          1
                                       6.750            719.95         51
                                       6.500            719.95
    EAST HAVEN       CT   06512          2            10/25/02         00
    1534401                              05           12/01/02          0
    1534401                              N            11/01/32
    0


    8290031          286/286             F           60,450.00         ZZ
                                         360         60,314.55          1
                                       7.500            422.68         75
                                       7.250            422.68
1


    ELWOOD           IN   46036          2            10/25/02         00
    1611162                              05           12/01/02          0
    1611162                              N            11/01/32
    0


    8290037          286/286             F          388,000.00         ZZ
                                         360        387,279.35          1
                                       6.375          2,420.62         60
                                       6.125          2,420.62
    ALEXANDRIA       VA   22314          2            11/14/02         00
    1722160                              03           01/01/03          0
    1722160                              N            12/01/32
    0


    8290043          286/286             F          107,000.00         ZZ
                                         360        106,667.52          1
                                       6.375            667.55         19
                                       6.125            667.55
    GAITHERSBURG     MD   20878          2            10/21/02         00
    1585571                              03           12/01/02          0
    1585571                              N            11/01/32
    0


    8290047          286/286             F          155,000.00         ZZ
                                         360        154,587.43          1
                                       6.625            992.49         53
                                       6.375            992.49
    SAN JOSE         CA   95126          2            10/18/02         00
    1516664                              01           12/01/02          0
    1516664                              N            11/01/32
    0


    8290159          E47/G02             F          184,000.00         ZZ
                                         360        183,825.41          1
                                       6.250          1,132.92         79
                                       6.000          1,132.92
    SAN ANTONIO      TX   78259          5            12/02/02         00
    0435283718                           03           02/01/03          0
    7362511591                           O            01/01/33
    0


    8290259          286/286             F           51,500.00         ZZ
                                         360         51,411.07          1
                                       6.750            334.03         63
                                       6.500            334.03
    BLOOMINGTON      IL   61701          2            11/15/02         00
    1626358                              05           01/01/03          0
    1626358                              N            12/01/32
    0
1




    8290267          286/286             F          120,000.00         ZZ
                                         360        119,792.78          1
                                       6.750            778.32         75
                                       6.500            778.32
    BLOOMINGTON      IL   61704          5            11/15/02         00
    1626371                              05           01/01/03          0
    1626371                              N            12/01/32
    0


    8290335          286/286             F           60,000.00         ZZ
                                         360         59,898.89          1
                                       6.875            394.16         67
                                       6.625            394.16
    KETTERING        OH   45419          5            11/06/02         00
    1646561                              05           01/01/03          0
    1646561                              N            12/01/32
    0


    8290347          286/286             F          148,500.00         ZZ
                                         360        148,243.56          1
                                       6.750            963.17         75
                                       6.500            963.17
    QUAKERTOWN       PA   18951          5            11/08/02         00
    1697863                              05           01/01/03          0
    1697863                              N            12/01/32
    0


    8290473          F62/G02             F          172,000.00         ZZ
                                         360        171,702.99          1
                                       6.750          1,115.59         71
                                       6.500          1,115.59
    MIAMI            FL   33187          5            11/26/02         00
    0435116819                           05           01/01/03          0
    30636                                O            12/01/32
    0


    8290475          286/286             F          649,000.00         ZZ
                                         360        647,851.64          2
                                       6.625          4,155.62         72
                                       6.375          4,155.62
    WASHINGTON       DC   20009          2            11/12/02         00
    1404925                              05           01/01/03          0
    1404925                              N            12/01/32
    0


    8290481          286/286             F          135,000.00         ZZ
                                         360        134,761.12          1
1


                                       6.625            864.42         75
                                       6.375            864.42
    GERMANTOWN       MD   20874          2            11/06/02         00
    1610381                              01           01/01/03          0
    1610381                              N            12/01/32
    0


    8290485          286/286             F          100,500.00         ZZ
                                         360        100,232.49          1
                                       6.625            643.52         51
                                       6.375            643.52
    WASHINGTON       DC   20002          2            10/31/02         00
    1661773                              05           12/01/02          0
    1661773                              N            11/01/32
    0


    8291533          U28/G02             F           88,000.00         ZZ
                                         360         87,918.49          1
                                       6.375            549.01         68
                                       6.125            549.01
    ATHENS           GA   30606          2            12/10/02         00
    0435157862                           05           02/01/03          0
    969449                               N            01/01/33
    0


    8292295          944/G02             F          170,000.00         ZZ
                                         360        169,838.70          1
                                       6.250          1,046.72         47
                                       6.000          1,046.72
    SAN DIEGO        CA   92103          2            12/03/02         00
    0435223094                           01           02/01/03          0
    W01617009                            N            01/01/33
    0


    8292391          E22/G02             F          119,000.00         ZZ
                                         360        118,904.83          1
                                       7.125            801.73         70
                                       6.875            801.73
    DENVER           CO   80221          5            12/12/02         00
    0415473107                           05           02/01/03          0
    0415473107                           N            01/01/33
    0


    8292437          E22/G02             F          157,000.00         ZZ
                                         360        156,854.58          2
                                       6.375            979.48         84
                                       6.125            979.48
    IRVINGTON        NJ   07111          2            12/11/02         01
    0415594100                           05           02/01/03         12
1


    0415594100                           O            01/01/33
    0


    8292487          E22/G02             F           75,000.00         ZZ
                                         360         74,938.52          1
                                       7.000            498.98         36
                                       6.750            498.98
    NEVADA CITY      CA   95959          5            12/12/02         00
    0415654573                           05           02/01/03          0
    0415654573                           N            01/01/33
    0


    8292495          E22/G02             F          131,100.00         ZZ
                                         360        131,000.24          1
                                       7.375            905.48         95
                                       7.125            905.48
    ZANESVILLE       OH   43701          5            12/10/02         11
    0415670108                           05           02/01/03         30
    0415670108                           O            01/01/33
    0


    8292499          E22/G02             F           60,000.00         ZZ
                                         360         59,952.02          1
                                       7.125            404.23         76
                                       6.875            404.23
    PONTIAC          MI   48340          5            12/16/02         00
    0415689165                           05           02/01/03          0
    0415689165                           N            01/01/33
    0


    8294121          Q59/G02             F          258,000.00         ZZ
                                         360        257,798.74          2
                                       7.250          1,760.01         80
                                       7.000          1,760.01
    LOS ANGELES      CA   90006          1            12/04/02         00
    0435277900                           05           02/01/03          0
    0000403463                           O            01/01/33
    0


    8294315          L20/G02             F           60,000.00         ZZ
                                         360         59,945.76          1
                                       6.500            379.24         75
                                       6.250            379.24
    CARSON CITY      NV   89701          5            12/05/02         00
    0435172119                           09           02/01/03          0
    1141040001                           N            01/01/33
    0


1


    8294401          U19/G02             F          135,000.00         ZZ
                                         360        134,877.96          1
                                       6.500            853.29         90
                                       6.250            853.29
    COMMERCE CITY    CO   80022          2            12/12/02         01
    0435271820                           05           02/01/03         25
    88041185                             O            01/01/33
    0


    8295081          N67/G02             F           85,000.00         ZZ
                                         360         84,882.62          1
                                       7.875            616.31         68
                                       7.625            616.31
    PLANO            TX   75074          1            11/01/02         00
    0435073432                           05           01/01/03          0
    1161002845                           O            12/01/32
    0


    8296003          E22/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         66
                                       6.250          2,528.27
    BATAVIA          IL   60510          5            12/12/02         00
    0415624360                           05           02/01/03          0
    0415624360                           O            01/01/33
    0


    8296021          E22/G02             F          103,500.00         ZZ
                                         360        103,426.95          1
                                       7.750            741.49         80
                                       7.500            741.49
    PETOSKEY         MI   49770          2            12/12/02         00
    0415642404                           27           02/01/03          0
    0415642404                           O            01/01/33
    0


    8296175          E22/G02             F          109,250.00         ZZ
                                         360        109,162.63          1
                                       7.125            736.04         95
                                       6.875            736.04
    BANNING          CA   92220          1            12/02/02         11
    0415418458                           05           02/01/03         30
    0415418458                           O            01/01/33
    0


    8296191          E22/G02             F          122,000.00         ZZ
                                         360        121,904.82          1
                                       7.250            832.26         88
                                       7.000            832.26
1


    ALLEGANY         NY   14706          2            12/12/02         10
    0415432699                           05           02/01/03         25
    0415432699                           O            01/01/33
    0


    8296235          E22/G02             F          168,150.00         ZZ
                                         360        168,012.16          2
                                       7.000          1,118.71         95
                                       6.750          1,118.71
    PLAINFIELD       NJ   07060          1            12/16/02         04
    0415485309                           05           02/01/03         30
    0415485309                           O            01/01/33
    0


    8296253          E22/G02             F          136,000.00         ZZ
                                         360        135,870.95          1
                                       6.250            837.38         85
                                       6.000            837.38
    NORTH HIGHLANDS  CA   95660          5            12/11/02         01
    0415515162                           05           02/01/03         25
    0415515162                           O            01/01/33
    0


    8296417          M27/G02             F           86,500.00         ZZ
                                         360         86,419.88          1
                                       6.375            539.65         40
                                       6.125            539.65
    CHARLOTTE        NC   28226          5            12/06/02         00
    0435139050                           05           02/01/03          0
    0100083153                           N            01/01/33
    0


    8296583          E47/G02             F          395,200.00         ZZ
                                         360        394,906.70          2
                                       7.500          2,763.30         65
                                       7.250          2,763.30
    HAYWARD          CA   94544          1            11/27/02         00
    0435129713                           05           02/01/03          0
    7359512381                           N            01/01/33
    0


    8296955          950/G02             F           79,300.00         ZZ
                                         360         79,145.45          1
                                       6.125            481.84         52
                                       5.875            481.84
    LAKE STEVENS     WA   98258          5            11/26/02         00
    0435289244                           05           01/01/03          0
    E4210129                             O            12/01/32
    0
1




    8297055          H93/G02             F           92,000.00         ZZ
                                         360         91,914.79          1
                                       6.375            573.96         79
                                       6.125            573.96
    SAINT JOSEPH     MO   64505          5            12/09/02         00
    0435131198                           05           02/01/03          0
    630629                               O            01/01/33
    0


    8297131          U38/G02             F          228,000.00         ZZ
                                         360        227,788.83          1
                                       6.375          1,422.42         80
                                       6.125          1,422.42
    CAPITOLA         CA   95010          5            12/01/02         00
    0435325170                           01           02/01/03          0
    63938                                O            01/01/33
    0


    8297149          A48/G02             F          276,000.00         ZZ
                                         360        275,511.64          1
                                       6.625          1,767.26         73
                                       6.375          1,767.26
    FREMONT          CA   94536          2            11/19/02         00
    0435124797                           09           01/01/03          0
    8111028004                           O            12/01/32
    0


    8297393          Q66/G02             F          135,500.00         ZZ
                                         360        135,386.16          2
                                       6.875            890.14         80
                                       6.625            890.14
    SAINT PAUL       MN   55117          5            12/12/02         00
    0435134655                           05           02/01/03          0
    02B0037                              O            01/01/33
    0


    8297599          E11/G02             F           71,250.00         ZZ
                                         360         71,188.65          1
                                       6.750            462.13         75
                                       6.500            462.13
    SURPRISE         AZ   85374          1            12/10/02         00
    0435128921                           03           02/01/03          0
    0006001052207                        N            01/01/33
    0


    8298231          W02/G02             F          137,700.00         ZZ
                                         360        137,462.22          1
1


                                       6.750            893.12         90
                                       6.500            893.12
    SEMINOLE         FL   33772          2            11/25/02         12
    0435129796                           05           01/01/03         25
    1001806356                           O            12/01/32
    0


    8298247          Q30/G02             F          164,000.00         ZZ
                                         360        163,858.79          1
                                       6.750          1,063.71         75
                                       6.500          1,063.71
    BILLERICA        MA   01862          5            12/12/02         00
    0435128830                           05           02/01/03          0
    21018752                             O            01/01/33
    0


    8298657          U36/G02             F          360,000.00         ZZ
                                         360        359,331.35          1
                                       6.375          2,245.94         80
                                       6.125          2,245.94
    UPPER MARLBORO   MD   20772          2            11/25/02         00
    0435141478                           05           01/01/03          0
    834672002                            O            12/01/32
    0


    8300679          E82/G02             F           88,950.00         ZZ
                                         360         88,867.62          1
                                       6.375            554.93         54
                                       6.125            554.93
    MIDDLETOWN       CT   06457          2            12/18/02         00
    0400746624                           05           02/01/03          0
    1650900                              N            01/01/33
    0


    8300781          E22/G02             F           36,000.00         ZZ
                                         360         35,975.23          2
                                       7.875            261.02         90
                                       7.625            261.02
    SAGINAW          MI   48601          1            12/18/02         04
    0415727437                           05           02/01/03         30
    0415727437                           N            01/01/33
    0


    8300813          E22/G02             F           96,000.00         ZZ
                                         360         95,933.93          1
                                       7.875            696.07         80
                                       7.625            696.07
    WEAVERVILLE      NC   28787          1            12/18/02         00
    0415751585                           05           02/01/03          0
1


    0415751585                           N            01/01/33
    0


    8300827          E22/G02             F          251,250.00         ZZ
                                         360        251,022.87          4
                                       6.500          1,588.07         75
                                       6.250          1,588.07
    BRONX            NY   10466          5            12/13/02         00
    0415021070                           05           02/01/03          0
    0415021070                           O            01/01/33
    0


    8300837          E22/G02             F           99,450.00         ZZ
                                         360         99,364.38          1
                                       6.750            645.03         85
                                       6.500            645.03
    SPRING HILL      KS   66083          5            11/25/02         01
    0415110949                           05           01/01/03         12
    0415110949                           O            12/01/32
    0


    8300983          E22/G02             F           71,350.00         ZZ
                                         360         71,298.36          1
                                       7.625            505.01         80
                                       7.375            505.01
    TRENTON          MI   48183          1            12/18/02         00
    0415336692                           05           02/01/03          0
    0415336692                           N            01/01/33
    0


    8301091          N47/G02             F          272,000.00         ZZ
                                         360        271,729.22          1
                                       6.000          1,630.78         80
                                       5.750          1,630.78
    LOS BANOS        CA   93635          5            12/09/02         00
    0435207246                           05           02/01/03          0
    20500979                             O            01/01/33
    0


    8301101          950/G02             F          108,000.00         ZZ
                                         360        107,813.50          1
                                       6.750            700.49         80
                                       6.500            700.49
    KINGSTON         WA   98346          1            11/21/02         00
    0435130117                           05           01/01/03          0
    E7210196                             N            12/01/32
    0


1


    8301173          N47/G02             F          435,000.00         ZZ
                                         360        434,597.11          1
                                       6.375          2,713.83         77
                                       6.125          2,713.83
    SAN JOSE         CA   95136          2            12/12/02         00
    0435148382                           05           02/01/03          0
    20501163                             O            01/01/33
    0


    8301293          X31/G02             F          165,000.00         ZZ
                                         360        164,850.84          1
                                       6.500          1,042.91         48
                                       6.250          1,042.91
    BRUSH PRAIRIE    WA   98606          5            12/04/02         00
    0435137708                           05           02/01/03          0
    59000090                             O            01/01/33
    0


    8301703          738/G02             F          116,750.00         ZZ
                                         360        116,644.46          1
                                       6.500            737.94         90
                                       6.250            737.94
    CHESAPEAKE       VA   23321          1            12/06/02         10
    0435121199                           07           02/01/03         25
    40769952                             O            01/01/33
    0


    8302025          X52/G02             F          156,000.00         ZZ
                                         360        155,855.51          1
                                       6.375            973.24         65
                                       6.125            973.24
    MARATHON         FL   33050          5            12/02/02         00
    0435229935                           05           02/01/03          0
    02110602                             O            01/01/33
    0


    8302171          W02/G02             F          400,000.00         ZZ
                                         360        399,152.67          1
                                       7.780          2,873.95         79
                                       7.530          2,873.95
    SANTA FE         NM   87501          5            10/24/02         00
    0435130059                           05           12/01/02          0
    PERC1624                             O            11/01/32
    0


    8302413          W45/G02             F          240,000.00         ZZ
                                         360        239,783.04          1
                                       6.500          1,516.96         80
                                       6.250          1,516.96
1


    SAN DIEGO        CA   92154          5            12/11/02         00
    0435147178                           05           02/01/03          0
    0211190305                           O            01/01/33
    0


    8302653          E47/G02             F           63,000.00         ZZ
                                         360         62,943.05          1
                                       6.500            398.20         62
                                       6.250            398.20
    LINCOLNTON       NC   28092          1            12/10/02         00
    0435154992                           05           02/01/03          0
    7344010064                           O            01/01/33
    0


    8303053          477/G02             F          163,200.00         ZZ
                                         360        163,045.15          1
                                       6.250          1,004.85         80
                                       6.000          1,004.85
    WEST COVINA      CA   91791          1            12/10/02         00
    0435137898                           01           02/01/03          0
    235206                               O            01/01/33
    0


    8303057          N67/G02             F          116,800.00         ZZ
                                         360        116,689.17          1
                                       6.250            719.16         80
                                       6.000            719.16
    PHOENIX          AZ   85032          1            12/17/02         00
    0435144142                           05           02/01/03          0
    1760003352                           O            01/01/33
    0


    8303211          W93/G02             F          116,700.00         ZZ
                                         360        116,601.95          1
                                       6.875            766.64         80
                                       6.625            766.64
    PHOENIX          AZ   85023          1            12/10/02         00
    0435126875                           05           02/01/03          0
    35435885                             O            01/01/33
    0


    8303423          E82/G02             F           59,400.00         ZZ
                                         360         59,344.98          1
                                       6.375            370.58         80
                                       6.125            370.58
    ALBUQUERQUE      NM   87121          2            12/13/02         00
    0400729240                           05           02/01/03          0
    1648980                              N            01/01/33
    0
1




    8303685          E22/G02             F          105,000.00         ZZ
                                         360        104,913.93          1
                                       7.000            698.57         75
                                       6.750            698.57
    CORTEZ           CO   81321          5            12/19/02         00
    0415618248                           05           02/01/03          0
    0415618248                           N            01/01/33
    0


    8304099          U42/G02             F          137,750.00         ZZ
                                         360        137,500.94          1
                                       6.500            870.67         95
                                       6.250            870.67
    ROWLETT          TX   75089          1            11/27/02         12
    0435319652                           05           01/01/03         30
    12203157                             O            12/01/32
    0


    8304711          X51/G02             F          186,000.00         ZZ
                                         360        185,827.73          1
                                       6.375          1,160.40         45
                                       6.125          1,160.40
    BOULDER          CO   80304          5            12/18/02         00
    0435130596                           05           02/01/03          0
    R2054021                             N            01/01/33
    0


    8305301          806/G02             F          195,563.00         ZZ
                                         360        194,850.03          1
                                       6.500          1,236.10         80
                                       6.250          1,236.10
    PATTERSON        CA   95363          1            09/03/02         00
    0435177571                           05           11/01/02          0
    1070006889                           O            10/01/32
    0


    8305373          E22/G02             F          212,000.00         ZZ
                                         360        211,826.23          1
                                       7.000          1,410.44         80
                                       6.750          1,410.44
    QUINCY           MA   02171          1            12/20/02         00
    0415645019                           08           02/01/03          0
    0415645019                           O            01/01/33
    0


    8305405          E22/G02             F          163,000.00         ZZ
                                         360        162,851.13          1
1


                                       6.500          1,030.27         86
                                       6.250          1,030.27
    AURORA           CO   80017          5            12/16/02         04
    0415671221                           05           02/01/03         25
    0415671221                           O            01/01/33
    0


    8305473          E22/G02             F           66,300.00         ZZ
                                         360         66,238.59          1
                                       6.375            413.63         78
                                       6.125            413.63
    TWIN LAKE        MI   49457          2            12/16/02         00
    0415498021                           05           02/01/03          0
    0415498021                           O            01/01/33
    0


    8305481          E22/G02             F          499,100.00         ZZ
                                         360        498,637.74          1
                                       6.375          3,113.73         80
                                       6.125          3,113.73
    CALIFON          NJ   07830          1            12/20/02         00
    0415521756                           05           02/01/03          0
    0415521756                           O            01/01/33
    0


    8305489          E22/G02             F          189,600.00         ZZ
                                         360        189,422.40          1
                                       6.375          1,182.86         80
                                       6.125          1,182.86
    SEATTLE          WA   98117          1            12/18/02         00
    0415549278                           07           02/01/03          0
    0415549278                           O            01/01/33
    0


    8305543          E22/G02             F          346,400.00         ZZ
                                         360        346,079.16          1
                                       6.375          2,161.09         80
                                       6.125          2,161.09
    BELLAIRE         TX   77401          1            12/20/02         00
    0415604776                           05           02/01/03          0
    0415604776                           O            01/01/33
    0


    8306149          B28/G02             F           80,000.00         ZZ
                                         360         79,931.12          2
                                       6.750            518.88         30
                                       6.500            518.88
    OAKLAND          CA   94607          2            12/04/02         00
    0435271028                           05           02/01/03          0
1


    02501769                             O            01/01/33
    0


    8306831          M37/G02             F           75,200.00         T
                                         360         75,130.35          1
                                       6.375            469.15         80
                                       6.125            469.15
    PEORIA           AZ   85345          1            12/09/02         00
    0435193990                           09           02/01/03          0
    610389                               O            01/01/33
    0


    8306853          N47/G02             F          270,000.00         ZZ
                                         360        269,761.78          1
                                       6.625          1,728.84         75
                                       6.375          1,728.84
    ANTIOCH          CA   94531          5            12/12/02         00
    0435212667                           05           02/01/03          0
    90500164                             N            01/01/33
    0


    8306979          S11/G02             F          369,000.00         ZZ
                                         360        368,674.44          1
                                       6.625          2,362.75         90
                                       6.375          2,362.75
    HAYWARD          CA   94544          5            12/13/02         04
    0435199401                           05           02/01/03         25
    10209875                             O            01/01/33
    0


    8307797          E22/G02             F          108,000.00         ZZ
                                         360        107,897.53          1
                                       6.250            664.97         80
                                       6.000            664.97
    CITRUS HEIGHTS   CA   95621          2            12/04/02         00
    0415492412                           07           02/01/03          0
    0415492412                           O            01/01/33
    0


    8307821          E22/G02             F           71,000.00         ZZ
                                         360         70,944.61          1
                                       7.250            484.35         89
                                       7.000            484.35
    PUEBLO           CO   81006          5            12/18/02         04
    0415509041                           05           02/01/03         25
    0415509041                           O            01/01/33
    0


1


    8307859          E22/G02             F          416,500.00         ZZ
                                         360        416,123.48          1
                                       6.500          2,632.56         85
                                       6.250          2,632.56
    EADS             TN   38028          5            12/18/02         11
    0415603265                           05           02/01/03         12
    0415603265                           O            01/01/33
    0


    8307929          E22/G02             F           85,700.00         ZZ
                                         360         85,631.46          1
                                       7.125            577.38         90
                                       6.875            577.38
    POPLAR GROVE     IL   61065          1            12/23/02         04
    0415667922                           05           02/01/03         25
    0415667922                           N            01/01/33
    0


    8308027          E22/G02             F          105,200.00         ZZ
                                         360        105,107.18          1
                                       6.625            673.61         80
                                       6.375            673.61
    WILLISTON        VT   05495          1            12/23/02         00
    0415441260                           01           02/01/03          0
    0415441260                           O            01/01/33
    0


    8308033          E22/G02             F          117,592.00         ZZ
                                         360        117,485.70          1
                                       6.500            743.26         80
                                       6.250            743.26
    BEAVERTON        OR   97007          1            12/18/02         00
    0415461839                           01           02/01/03          0
    0415461839                           O            01/01/33
    0


    8308055          E22/G02             F          139,000.00         ZZ
                                         360        138,871.26          1
                                       6.375            867.18         76
                                       6.125            867.18
    KELLER           TX   76248          5            12/18/02         00
    0415406115                           03           02/01/03          0
    0415406115                           O            01/01/33
    0


    8308309          X67/G02             F          300,000.00         ZZ
                                         360        299,747.96          1
                                       6.875          1,970.79         78
                                       6.625          1,970.79
1


    ORANGE           CA   92865          5            12/05/02         00
    0435320635                           05           02/01/03          0
    00281458                             O            01/01/33
    0


    8308319          N47/G02             F          238,000.00         ZZ
                                         360        237,795.09          1
                                       6.750          1,543.66         85
                                       6.500          1,543.66
    INCLINE VILLAGE  NV   89451          5            12/16/02         04
    0435214861                           01           02/01/03         12
    20501272                             O            01/01/33
    0


    8308501          731/G02             F          330,000.00         ZZ
                                         360        329,686.88          1
                                       6.250          2,031.87         80
                                       6.000          2,031.87
    ROSEVILLE        CA   95747          5            11/27/02         00
    0435148481                           05           02/01/03          0
    200250                               O            01/01/33
    0


    8308735          M27/G02             F          149,500.00         ZZ
                                         360        149,361.53          1
                                       6.375            932.69         65
                                       6.125            932.69
    FLAT ROCK        NC   28731          5            12/16/02         00
    0435194014                           05           02/01/03          0
    0100050063                           O            01/01/33
    0


    8308991          F61/G02             F          269,000.00         ZZ
                                         360        268,463.08          1
                                       6.000          1,612.79         54
                                       5.750          1,612.79
    SEATTLE          WA   98103          2            11/19/02         00
    0435122197                           05           01/01/03          0
    021942S                              O            12/01/32
    0


    8308993          X72/G02             F          136,000.00         ZZ
                                         360        135,874.04          1
                                       6.375            848.46         80
                                       6.125            848.46
    FORT COLLINS     CO   80524          2            12/20/02         00
    0435152756                           05           02/01/03          0
    29084003                             O            01/01/33
    0
1




    8309051          944/G02             F          350,000.00         ZZ
                                         360        349,659.82          1
                                       6.125          2,126.64         71
                                       5.875          2,126.64
    STAFFORD         VA   22554          5            12/13/02         00
    0435236518                           09           02/01/03          0
    02035588                             O            01/01/33
    0


    8309081          J95/G02             F           80,000.00         ZZ
                                         360         79,944.94          1
                                       7.875            580.06         56
                                       7.625            580.06
    VICTORVILLE      CA   92392          5            12/05/02         00
    0435335641                           05           02/01/03          0
    0040161440                           N            01/01/33
    0


    8309435          964/G02             F          344,000.00         ZZ
                                         360        343,649.28          1
                                       5.875          2,034.89         80
                                       5.625          2,034.89
    SEATTLE          WA   98115          2            12/12/02         00
    0435138029                           05           02/01/03          0
    303047                               O            01/01/33
    0


    8309787          E22/G02             F          100,000.00         ZZ
                                         360         99,918.03          1
                                       7.000            665.30         48
                                       6.750            665.30
    WESTON           FL   33326          5            12/19/02         00
    0415728104                           03           02/01/03          0
    0415728104                           O            01/01/33
    0


    8309871          E22/G02             F          110,000.00         ZZ
                                         360        109,900.56          2
                                       6.500            695.27         69
                                       6.250            695.27
    BRADENTON        FL   34210          2            12/19/02         00
    0415627835                           05           02/01/03          0
    0415627835                           O            01/01/33
    0


    8311269          G34/G02             F           82,500.00         ZZ
                                         360         82,425.42          1
1


                                       6.500            521.46         75
                                       6.250            521.46
    DALLAS           TX   75238          5            12/10/02         00
    0435317235                           05           02/01/03          0
    85210092                             O            01/01/33
    0


    8311299          S27/G02             F          152,000.00         ZZ
                                         360        151,859.21          1
                                       6.375            948.29         80
                                       6.125            948.29
    BURTONVILLE      MD   20866          1            12/10/02         00
    0435146139                           09           02/01/03          0
    1020005620                           O            01/01/33
    0


    8311971          N74/G02             F           85,000.00         ZZ
                                         360         84,845.90          1
                                       6.500            537.26         75
                                       6.250            537.26
    LUBBOCK          TX   79424          2            12/17/02         00
    0435236450                           05           01/23/03          0
    0031356010                           O            12/23/32
    0


    8311979          N74/G02             F           50,000.00         ZZ
                                         240         49,902.55          1
                                       6.875            383.91         36
                                       6.625            383.91
    GRAND SALINE     TX   75140          5            12/20/02         00
    0435280011                           05           02/01/03          0
    0031385010                           N            01/01/23
    0


    8312741          E22/G02             F           64,800.00         ZZ
                                         360         64,755.41          2
                                       7.875            469.84         90
                                       7.625            469.84
    NEW ORLEANS      LA   70117          2            12/26/02         04
    0415138718                           05           02/01/03         25
    0415138718                           N            01/01/33
    0


    8312771          E22/G02             F           49,500.00         ZZ
                                         360         49,465.07          1
                                       7.750            354.62         77
                                       7.500            354.62
    EASLEY           SC   29640          2            12/26/02         00
    0415299098                           05           02/01/03          0
1


    0415299098                           N            01/01/33
    0


    8312861          E22/G02             F           80,750.00         ZZ
                                         360         80,687.00          1
                                       7.250            550.86         84
                                       7.000            550.86
    DEPTFORD         NJ   08096          5            12/20/02         01
    0415549153                           05           02/01/03         12
    0415549153                           O            01/01/33
    0


    8312891          E22/G02             F          200,000.00         ZZ
                                         360        199,831.97          1
                                       6.875          1,313.86         79
                                       6.625          1,313.86
    ROCKWALL         TX   75087          5            12/19/02         00
    0415593359                           05           02/01/03          0
    0415593359                           O            01/01/33
    0


    8312893          E22/G02             F          150,000.00         ZZ
                                         360        149,857.67          1
                                       6.250            923.58         66
                                       6.000            923.58
    FRISCO           TX   75034          5            12/20/02         00
    0415593383                           03           02/01/03          0
    0415593383                           O            01/01/33
    0


    8312931          E22/G02             F           80,000.00         ZZ
                                         360         79,927.68          1
                                       6.500            505.65         22
                                       6.250            505.65
    SUNRISE BEACH    TX   78643          5            12/20/02         00
    0415616721                           03           02/01/03          0
    0415616721                           O            01/01/33
    0


    8312933          E22/G02             F          182,000.00         ZZ
                                         360        181,839.42          1
                                       6.625          1,165.37         67
                                       6.375          1,165.37
    WEST BABYLON     NY   11704          2            12/20/02         00
    0415620392                           05           02/01/03          0
    0415620392                           O            01/01/33
    0


1


    8312957          E22/G02             F          250,000.00         ZZ
                                         360        249,784.75          1
                                       6.750          1,621.50         72
                                       6.500          1,621.50
    OCALA            FL   34480          5            12/20/02         00
    0415655885                           05           02/01/03          0
    0415655885                           O            01/01/33
    0


    8312985          E22/G02             F           64,500.00         ZZ
                                         360         64,448.42          1
                                       7.125            434.55         75
                                       6.875            434.55
    TOLEDO           OH   43615          5            12/26/02         00
    0415684745                           05           02/01/03          0
    0415684745                           N            01/01/33
    0


    8313307          W39/G02             F           86,500.00         ZZ
                                         360         86,435.80          1
                                       7.500            604.83         58
                                       7.250            604.83
    RUIDOSO          NM   88345          1            12/20/02         00
    0435176037                           05           02/01/03          0
    2011                                 N            01/01/33
    0


    8313479          G34/G02             F          112,500.00         ZZ
                                         360        112,407.78          1
                                       7.000            748.47         27
                                       6.750            748.47
    IRVING           TX   75063          5            12/09/02         00
    0435257647                           03           02/01/03          0
    85210444                             O            01/01/33
    0


    8313483          M27/G02             F          240,000.00         ZZ
                                         360        239,777.71          1
                                       6.375          1,497.29         74
                                       6.125          1,497.29
    APEX             NC   27502          5            12/20/02         00
    0435192018                           05           02/01/03          0
    0100129535                           O            01/01/33
    0


    8313527          U35/G02             F           88,000.00         ZZ
                                         360         87,922.36          1
                                       6.625            563.47         80
                                       6.375            563.47
1


    FRESNO           CA   93706          5            12/20/02         00
    0435167887                           05           02/01/03          0
    0007552841                           O            01/01/33
    0


    8313953          T44/G02             F          248,000.00         ZZ
                                         360        247,571.76          1
                                       6.750          1,608.52         80
                                       6.500          1,608.52
    JAMESTOWN        RI   02835          1            11/15/02         00
    0435277439                           05           01/01/03          0
    1058679                              O            12/01/32
    0


    8313973          T44/G02             F          176,000.00         ZZ
                                         360        175,836.99          2
                                       6.375          1,098.01         72
                                       6.125          1,098.01
    RANCHO CORDOVA   CA   95670          5            12/19/02         00
    0435154075                           05           02/01/03          0
    1061242                              N            01/01/33
    0


    8314025          588/G02             F           99,400.00         ZZ
                                         360         99,219.79          1
                                       6.500            628.28         70
                                       6.250            628.28
    FORKS TOWNSHIP   PA   18045          1            11/29/02         00
    0435281811                           05           01/01/03          0
    1081851                              O            12/01/32
    0


    8314177          B44/G02             F          107,600.00         ZZ
                                         360        107,497.91          1
                                       6.250            662.51         80
                                       6.000            662.51
    BOISE            ID   83716          1            12/10/02         00
    0435157029                           03           02/01/03          0
    4021708                              O            01/01/33
    0


    8314405          E82/G02             F          104,950.00         ZZ
                                         360        104,859.64          1
                                       6.750            680.70         87
                                       6.500            680.70
    LAS VEGAS        NV   89104          2            12/26/02         10
    0400736138                           05           02/01/03         25
    4006057                              O            01/01/33
    0
1




    8314599          E82/G02             F          166,000.00         ZZ
                                         360        165,849.94          1
                                       6.500          1,049.23         45
                                       6.250          1,049.23
    MICHIGAN CITY    IN   46360          2            12/27/02         00
    0400752028                           05           02/01/03          0
    1901846                              N            01/01/33
    0


    8314747          E22/G02             F           98,705.00         ZZ
                                         360         98,631.75          1
                                       7.500            690.16         95
                                       7.250            690.16
    HAZEL GREEN      AL   35750          1            12/27/02         01
    0415611045                           05           02/01/03         35
    0415611045                           O            01/01/33
    0


    8314759          E22/G02             F          111,200.00         ZZ
                                         360        111,106.58          1
                                       6.875            730.50         80
                                       6.625            730.50
    FORT LEE         NJ   07024          1            12/27/02         00
    0415645746                           01           02/01/03          0
    0415645746                           N            01/01/33
    0


    8314819          E22/G02             F          241,000.00         ZZ
                                         360        240,782.14          1
                                       6.500          1,523.28         49
                                       6.250          1,523.28
    TWP OF READINGT  NJ   08889          1            12/27/02         00
    0415739986                           05           02/01/03          0
    0415739986                           O            01/01/33
    0


    8314827          E22/G02             F           58,000.00         ZZ
                                         360         57,954.76          2
                                       7.250            395.66         80
                                       7.000            395.66
    HARVEY           LA   70058          1            12/27/02         00
    0415747963                           05           02/01/03          0
    0415747963                           N            01/01/33
    0


    8314835          E22/G02             F           76,000.00         ZZ
                                         360         75,936.15          1
1


                                       6.875            499.27         95
                                       6.625            499.27
    EASTPOINTE       MI   48021          1            12/27/02         04
    0415770346                           05           02/01/03         30
    0415770346                           O            01/01/33
    0


    8314841          E22/G02             F           50,000.00         ZZ
                                         360         49,956.95          1
                                       6.750            324.30         27
                                       6.500            324.30
    AKRON            OH   44303          1            12/27/02         00
    0415791367                           05           02/01/03          0
    0415791367                           O            01/01/33
    0


    8315723          X44/G02             F           72,000.00         ZZ
                                         360         71,931.68          1
                                       6.250            443.32         80
                                       6.000            443.32
    WESTMONT         NJ   08108          2            12/13/02         00
    0435165345                           07           02/01/03          0
    9722001                              O            01/01/33
    0


    8317069          Q49/G02             F          199,000.00         ZZ
                                         360        198,820.10          1
                                       6.500          1,257.82         80
                                       6.250          1,257.82
    NEW HARTFORD     NY   13413          2            12/10/02         00
    0435154760                           05           02/01/03          0
    41416002                             O            01/01/33
    0


    8317833          U05/G02             F           60,500.00         ZZ
                                         360         60,449.17          1
                                       6.875            397.44         53
                                       6.625            397.44
    ROGUE RIVER      OR   97537          5            12/05/02         00
    0435154695                           05           02/01/03          0
    3289882                              N            01/01/33
    0


    8318371          A52/G02             F           67,500.00         ZZ
                                         360         67,449.91          2
                                       7.500            471.97         90
                                       7.250            471.97
    GRIFFIN          GA   30224          1            12/17/02         04
    0435150156                           05           02/01/03         25
1


    22646                                N            01/01/33
    0


    8318413          G34/G02             F          347,000.00         ZZ
                                         360        346,708.48          1
                                       6.875          2,279.54         71
                                       6.625          2,279.54
    SAN JOSE         CA   95148          2            12/11/02         00
    0435157011                           05           02/01/03          0
    48200479                             N            01/01/33
    0


    8318467          420/G02             F          195,000.00         ZZ
                                         360        194,844.06          1
                                       7.125          1,313.75         55
                                       6.875          1,313.75
    SONOMA           CA   95476          1            12/10/02         00
    0435155098                           05           02/01/03          0
    72003712                             N            01/01/33
    0


    8318537          W34/G02             F          114,800.00         ZZ
                                         360        114,688.42          1
                                       6.125            697.54         94
                                       5.875            697.54
    LAS VEGAS        NV   89142          2            12/24/02         10
    0435174123                           05           02/01/03         30
    0211835AJ                            O            01/01/33
    0


    8318573          G34/G02             F          300,000.00         ZZ
                                         360        299,747.96          1
                                       6.875          1,970.79         71
                                       6.625          1,970.79
    MONTE RIO        CA   95462          1            12/04/02         00
    0435158258                           05           02/01/03          0
    48201209                             N            01/01/33
    0


    8318587          588/G02             F          308,000.00         ZZ
                                         360        307,441.62          1
                                       6.500          1,946.77         80
                                       6.250          1,946.77
    BOROUGH OF TINT  NJ   07724          1            12/02/02         00
    0435281373                           05           01/01/03          0
    1078895                              O            12/01/32
    0


1


    8319653          X08/G02             F          138,750.00         ZZ
                                         360        138,621.49          1
                                       6.375            865.62         75
                                       6.125            865.62
    SALT LAKE CITY   UT   84117          5            12/17/02         00
    0435259270                           01           02/01/03          0
    6019278                              O            01/01/33
    0


    8319731          N47/G02             F          650,000.00         ZZ
                                         360        649,426.52          2
                                       6.625          4,162.02         47
                                       6.375          4,162.02
    NEWPORT BEACH    CA   92662          5            12/16/02         00
    0435209556                           05           02/01/03          0
    30500872                             O            01/01/33
    0


    8319753          N47/G02             F          399,950.00         ZZ
                                         360        399,570.51          1
                                       6.250          2,462.56         80
                                       6.000          2,462.56
    CONCORD          CA   94518          1            12/17/02         00
    0435241278                           05           02/01/03          0
    90500229                             O            01/01/33
    0


    8319793          003/G02             F          177,500.00         ZZ
                                         360        175,617.01          1
                                       6.750          1,151.27         70
                                       6.500          1,151.27
    MIAMI            FL   33155          2            11/18/02         00
    0435291240                           05           01/01/03          0
    0021847793                           O            12/01/32
    0


    8319817          003/G02             F          327,750.00         ZZ
                                         360        327,506.76          3
                                       7.500          2,291.68         95
                                       7.250          2,291.68
    DEERFIELD BEACH  FL   33441          1            12/04/02         12
    0435184502                           05           02/01/03         30
    0021886890                           O            01/01/33
    0


    8320605          E22/G02             F          128,000.00         ZZ
                                         360        127,881.45          1
                                       6.375            798.55         80
                                       6.125            798.55
1


    MINNEAPOLIS      MN   55411          5            12/23/02         00
    0415636851                           05           02/01/03          0
    0415636851                           O            01/01/33
    0


    8320637          E22/G02             F          105,000.00         ZZ
                                         360        104,925.89          1
                                       7.750            752.23         88
                                       7.500            752.23
    STONE MOUNTAIN   GA   30083          2            12/30/02         10
    0415667518                           05           02/01/03         25
    0415667518                           N            01/01/33
    0


    8320643          E22/G02             F          157,500.00         ZZ
                                         360        157,350.56          1
                                       6.250            969.75         90
                                       6.000            969.75
    MC CALLA         AL   35111          5            12/23/02         04
    0415672443                           05           02/01/03         25
    0415672443                           O            01/01/33
    0


    8320857          E22/G02             F           75,200.00         ZZ
                                         360         75,130.35          1
                                       6.375            469.15         80
                                       6.125            469.15
    FORT LAUDERDALE  FL   33311          1            12/30/02         00
    0415812551                           05           02/01/03          0
    0415812551                           N            01/01/33
    0


    8320873          E22/G02             F          164,000.00         ZZ
                                         360        163,851.74          1
                                       6.500          1,036.59         80
                                       6.250          1,036.59
    MINNEAPOLIS      MN   55407          5            12/23/02         00
    0415735745                           05           02/01/03          0
    0415735745                           O            01/01/33
    0


    8320909          Q59/G02             F          367,920.00         ZZ
                                         360        367,610.91          1
                                       6.875          2,416.97         80
                                       6.625          2,416.97
    BUELLTON         CA   93427          1            12/16/02         00
    0435172804                           05           02/01/03          0
    0000403945                           O            01/01/33
    0
1




    8320955          E22/G02             F          257,200.00         ZZ
                                         360        256,978.56          1
                                       6.750          1,668.19         73
                                       6.500          1,668.19
    ORANGE           CA   92867          5            12/23/02         00
    0415773399                           05           02/01/03          0
    0415773399                           N            01/01/33
    0


    8321055          E22/G02             F          318,000.00         ZZ
                                         360        317,775.56          1
                                       7.750          2,278.19         85
                                       7.500          2,278.19
    PLAINFIELD       IL   60544          5            12/23/02         01
    0415247915                           05           02/01/03         12
    0415247915                           O            01/01/33
    0


    8321095          E22/G02             F          630,000.00         ZZ
                                         360        629,470.73          1
                                       6.875          4,138.65         67
                                       6.625          4,138.65
    ANNISTON         AL   36207          2            12/23/02         00
    0415343177                           05           02/01/03          0
    0415343177                           O            01/01/33
    0


    8321127          E22/G02             F          240,000.00         ZZ
                                         360        239,777.71          1
                                       6.375          1,497.29         80
                                       6.125          1,497.29
    ALBUQUERQUE      NM   87122          5            12/23/02         00
    0415375674                           05           02/01/03          0
    0415375674                           O            01/01/33
    0


    8321141          E22/G02             F          340,000.00         ZZ
                                         360        339,685.09          1
                                       6.375          2,121.16         80
                                       6.125          2,121.16
    LIVERMORE        CA   94550          2            12/12/02         00
    0415406081                           05           02/01/03          0
    0415406081                           O            01/01/33
    0


    8321195          E22/G02             F          103,500.00         ZZ
                                         240        103,298.28          1
1


                                       6.875            794.69         90
                                       6.625            794.69
    AUBURN           ME   04210          5            12/23/02         10
    0415480680                           05           02/01/03         25
    0415480680                           O            01/01/23
    0


    8321197          E22/G02             F          252,900.00         ZZ
                                         360        252,702.72          1
                                       7.250          1,725.22         90
                                       7.000          1,725.22
    ELMWOOD PARK     NJ   07407          1            12/30/02         04
    0415483403                           05           02/01/03         25
    0415483403                           O            01/01/33
    0


    8321201          E22/G02             F           85,500.00         ZZ
                                         360         85,431.63          1
                                       7.125            576.03         95
                                       6.875            576.03
    COLUMBIA         MS   39429          1            12/30/02         04
    0415488980                           05           02/01/03         30
    0415488980                           O            01/01/33
    0


    8321207          E22/G02             F          149,000.00         ZZ
                                         360        148,877.87          4
                                       7.000            991.30         49
                                       6.750            991.30
    UPLAND           CA   91786          1            12/24/02         00
    0415489178                           05           02/01/03          0
    0415489178                           N            01/01/33
    0


    8321225          E22/G02             F          490,000.00         ZZ
                                         360        489,546.17          1
                                       6.375          3,056.96         77
                                       6.125          3,056.96
    CANTON           MA   02021          5            12/23/02         00
    0415517184                           05           02/01/03          0
    0415517184                           O            01/01/33
    0


    8321231          E22/G02             F          103,000.00         ZZ
                                         360        102,902.27          1
                                       6.250            634.19         67
                                       6.000            634.19
    MIAMI            FL   33196          5            12/18/02         00
    0415529114                           03           02/01/03          0
1


    0415529114                           N            01/01/33
    0


    8321259          E22/G02             F          136,000.00         ZZ
                                         360        135,880.01          2
                                       6.625            870.82         80
                                       6.375            870.82
    REYNOLDSBURG     OH   43068          2            12/23/02         00
    0415561687                           05           02/01/03          0
    0415561687                           O            01/01/33
    0


    8321275          E22/G02             F          127,800.00         ZZ
                                         360        127,681.63          1
                                       6.375            797.31         90
                                       6.125            797.31
    MCCORDSVILLE     IN   46055          5            12/23/02         04
    0415573955                           05           02/01/03         25
    0415573955                           O            01/01/33
    0


    8321423          588/G02             F          132,000.00         ZZ
                                         360        131,877.74          1
                                       6.375            823.51         80
                                       6.125            823.51
    NAZARETH BOROUG  PA   18064          1            12/05/02         00
    0435259866                           05           02/01/03          0
    1081949                              O            01/01/33
    0


    8321565          X67/G02             F          159,000.00         ZZ
                                         360        158,856.26          1
                                       6.500          1,004.99         75
                                       6.250          1,004.99
    LOS ANGELES      CA   90026          5            12/10/02         00
    0435136460                           05           02/01/03          0
    00281933                             N            01/01/33
    0


    8321585          X67/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         75
                                       6.000          2,216.58
    FULLERTON        CA   92835          5            12/09/02         00
    0435133871                           05           02/01/03          0
    00281748                             O            01/01/33
    0


1


    8321621          S27/G02             F           95,943.00         ZZ
                                         360         95,868.15          1
                                       7.250            654.51         80
                                       7.000            654.51
    EDGEWATER        FL   32141          1            12/24/02         00
    0435148283                           05           02/01/03          0
    1090000526                           O            01/01/33
    0


    8321857          253/253             F          142,760.00         ZZ
                                         360        142,648.64          1
                                       7.250            973.87         80
                                       7.000            973.87
    MC CORDSVILLE    IN   46055          1            12/24/02         00
    422765                               03           02/01/03          0
    422765                               O            01/01/33
    0


    8321863          N47/G02             F          314,000.00         ZZ
                                         360        313,694.81          1
                                       6.125          1,907.90         61
                                       5.875          1,907.90
    DALY CITY        CA   94015          5            12/18/02         00
    0435212089                           05           02/01/03          0
    20500840                             O            01/01/33
    0


    8322053          U42/G02             F          110,000.00         ZZ
                                         360        109,898.12          1
                                       6.375            686.26         62
                                       6.125            686.26
    DURANT           OK   74701          5            12/17/02         00
    0435154752                           05           02/01/03          0
    15201786                             O            01/01/33
    0


    8322457          E82/G02             F           97,700.00         T
                                         360         97,382.04          1
                                       6.625            625.58         80
                                       6.375            625.58
    SPANAWAY         WA   98387          2            12/27/02         00
    0400734018                           01           02/01/03          0
    4081736                              O            01/01/33
    0


    8322545          E22/G02             F          497,500.00         ZZ
                                         360        497,061.06          1
                                       6.625          3,185.55         78
                                       6.375          3,185.55
1


    NORTHRIDGE (L.A  CA   91326          5            12/20/02         00
    0415673797                           05           02/01/03          0
    0415673797                           O            01/01/33
    0


    8322585          E22/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         77
                                       6.125          2,495.48
    FRANKLIN         MA   02038          5            12/26/02         00
    0415181247                           05           02/01/03          0
    0415181247                           O            01/01/33
    0


    8322599          E22/G02             F          505,000.00         ZZ
                                         360        504,596.16          2
                                       7.125          3,402.28         64
                                       6.875          3,402.28
    SAN FRANCISCO    CA   94121          2            12/13/02         00
    0415236512                           05           02/01/03          0
    0415236512                           N            01/01/33
    0


    8322605          E22/G02             F           82,400.00         T
                                         360         82,337.30          1
                                       7.375            569.12         66
                                       7.125            569.12
    FORT LAUDERDALE  FL   33314          5            12/31/02         00
    0415322544                           05           02/01/03          0
    0415322544                           O            01/01/33
    0


    8322635          E22/G02             F           70,000.00         ZZ
                                         360         69,936.72          1
                                       6.500            442.45         75
                                       6.250            442.45
    LOUISVILLE       KY   40216          2            12/31/02         00
    0415412626                           05           02/01/03          0
    0415412626                           N            01/01/33
    0


    8322637          E22/G02             F           67,000.00         ZZ
                                         360         66,939.43          1
                                       6.500            423.49         55
                                       6.250            423.49
    LOUISVILLE       KY   40299          2            12/31/02         00
    0415412642                           05           02/01/03          0
    0415412642                           N            01/01/33
    0
1




    8322639          E22/G02             F           97,600.00         ZZ
                                         360         97,511.77          1
                                       6.500            616.90         80
                                       6.250            616.90
    LOUISVILLE       KY   40299          2            12/31/02         00
    0415412667                           05           02/01/03          0
    0415412667                           N            01/01/33
    0


    8322661          E22/G02             F           46,500.00         ZZ
                                         360         46,468.00          1
                                       7.875            337.16         90
                                       7.625            337.16
    HAZEL PARK       MI   48030          1            12/31/02         04
    0415438498                           05           02/01/03         25
    0415438498                           N            01/01/33
    0


    8322665          E22/G02             F          230,000.00         ZZ
                                         360        229,786.98          2
                                       6.375          1,434.90         70
                                       6.125          1,434.90
    EVANSTON         IL   60201          5            12/27/02         00
    0415449529                           05           02/01/03          0
    0415449529                           O            01/01/33
    0


    8322685          E22/G02             F          156,750.00         ZZ
                                         360        156,608.29          1
                                       6.500            990.77         95
                                       6.250            990.77
    LA (ALTADENA)    CA   91001          5            12/13/02         04
    0415490945                           05           02/01/03         30
    0415490945                           O            01/01/33
    0


    8322695          E22/G02             F          154,400.00         ZZ
                                         360        154,263.78          1
                                       6.625            988.64         80
                                       6.375            988.64
    PISCATAWAY       NJ   08854          5            12/26/02         00
    0415503846                           05           02/01/03          0
    0415503846                           O            01/01/33
    0


    8322719          E22/G02             F          150,000.00         ZZ
                                         360        149,867.65          1
1


                                       6.625            960.47         80
                                       6.375            960.47
    EPPING           NH   03042          5            12/26/02         00
    0415556604                           05           02/01/03          0
    0415556604                           O            01/01/33
    0


    8322773          E22/G02             F          178,000.00         ZZ
                                         360        177,831.10          1
                                       6.250          1,095.98         78
                                       6.000          1,095.98
    EL PASO          TX   79936          2            12/26/02         00
    0415614536                           05           02/01/03          0
    0415614536                           O            01/01/33
    0


    8322815          E22/G02             F           76,000.00         ZZ
                                         360         75,931.30          1
                                       6.500            480.37         89
                                       6.250            480.37
    GUTHRIE          OK   73044          2            12/26/02         01
    0415625342                           05           02/01/03         30
    0415625342                           O            01/01/33
    0


    8322841          E22/G02             F          153,000.00         ZZ
                                         360        152,877.65          1
                                       7.125          1,030.79         90
                                       6.875          1,030.79
    SOUTH ELGIN      IL   60177          5            12/27/02         04
    0415648526                           05           02/01/03         25
    0415648526                           O            01/01/33
    0


    8322853          E22/G02             F          200,000.00         ZZ
                                         360        199,805.61          1
                                       6.125          1,215.22         80
                                       5.875          1,215.22
    HAMPTON COVE     AL   35763          1            12/31/02         00
    0415660265                           03           02/01/03          0
    0415660265                           O            01/01/33
    0


    8322869          E22/G02             F           53,250.00         ZZ
                                         360         53,208.46          1
                                       7.250            363.26         75
                                       7.000            363.26
    LA MARQUE        TX   77568          5            12/27/02         00
    0415696475                           05           02/01/03          0
1


    0415696475                           N            01/01/33
    0


    8322873          E22/G02             F          178,100.00         ZZ
                                         360        177,935.05          1
                                       6.375          1,111.11         55
                                       6.125          1,111.11
    FORT LAUDERDALE  FL   33306          5            12/27/02         00
    0415701283                           05           02/01/03          0
    0415701283                           O            01/01/33
    0


    8322875          E22/G02             F          148,500.00         ZZ
                                         360        148,384.16          1
                                       7.250          1,013.03         80
                                       7.000          1,013.03
    EVANS            CO   80620          1            12/30/02         00
    0415703826                           03           02/01/03          0
    0415703826                           O            01/01/33
    0


    8322881          E22/G02             F          281,000.00         ZZ
                                         360        280,745.97          1
                                       6.500          1,776.11         86
                                       6.250          1,776.11
    AIKEN            SC   29803          5            12/16/02         10
    0415707835                           05           02/01/03         25
    0415707835                           O            01/01/33
    0


    8322895          E22/G02             F           40,400.00         ZZ
                                         360         40,368.48          1
                                       7.250            275.60         80
                                       7.000            275.60
    DEARBORN         MI   48125          1            12/31/02         00
    0415712645                           05           02/01/03          0
    0415712645                           N            01/01/33
    0


    8322897          E22/G02             F          122,500.00         T
                                         360        122,386.54          1
                                       6.375            764.24         72
                                       6.125            764.24
    SALISBURY        CT   06068          1            12/31/02         00
    0415714401                           05           02/01/03          0
    0415714401                           O            01/01/33
    0


1


    8322941          E22/G02             F          198,000.00         ZZ
                                         360        197,821.01          4
                                       6.500          1,251.49         90
                                       6.250          1,251.49
    ALBUQUERQUE      NM   87112          1            12/31/02         04
    0415750033                           05           02/01/03         25
    0415750033                           O            01/01/33
    0


    8322951          E22/G02             F          158,400.00         ZZ
                                         360        158,256.80          1
                                       6.500          1,001.20         80
                                       6.250          1,001.20
    MANTECA          CA   95337          1            12/27/02         00
    0415758655                           05           02/01/03          0
    0415758655                           O            01/01/33
    0


    8322957          E22/G02             F           61,600.00         ZZ
                                         360         61,545.65          1
                                       6.625            394.43         80
                                       6.375            394.43
    HAZEL CREST      IL   60429          1            12/31/02         00
    0415762541                           05           02/01/03          0
    0415762541                           O            01/01/33
    0


    8322979          E22/G02             F          145,500.00         ZZ
                                         360        145,500.00          1
                                       6.500            919.66         91
                                       6.250            919.66
    RENO             NV   89502          1            12/27/02         04
    0415795681                           05           03/01/03         30
    0415795681                           O            02/01/33
    0


    8323133          X67/G02             F           80,000.00         ZZ
                                         360         79,927.68          1
                                       6.500            505.65         70
                                       6.250            505.65
    PALMDALE         CA   93550          5            12/10/02         00
    0435180229                           05           02/01/03          0
    00281330                             N            01/01/33
    0


    8323259          X67/G02             F          200,000.00         ZZ
                                         360        199,814.76          1
                                       6.375          1,247.74         37
                                       6.125          1,247.74
1


    GLENDALE         CA   91206          5            12/20/02         00
    0435293964                           05           02/01/03          0
    00281912                             O            01/01/33
    0


    8324019          950/G02             F           65,000.00         ZZ
                                         360         64,941.24          1
                                       6.500            410.84         28
                                       6.250            410.84
    SANTA MARIA      CA   93458          5            12/10/02         00
    0435216635                           03           02/01/03          0
    E7210186                             O            01/01/33
    0


    8324133          A06/G02             F          148,000.00         ZZ
                                         360        147,866.20          1
                                       6.500            935.47         80
                                       6.250            935.47
    WEST BLOOMFIELD  MI   48322          1            12/30/02         00
    0435168174                           05           02/01/03          0
    021000020228523                      O            01/01/33
    0


    8324135          975/G02             F          240,000.00         ZZ
                                         360        239,777.71          1
                                       6.375          1,497.29         80
                                       6.125          1,497.29
    LOS ANGELES      CA   90006          1            12/24/02         00
    0435186549                           05           02/01/03          0
    2025580                              O            01/01/33
    0


    8324141          975/G02             F          220,000.00         ZZ
                                         360        219,801.12          1
                                       6.500          1,390.55         80
                                       6.250          1,390.55
    CORONA           CA   92882          5            12/18/02         00
    0435179163                           05           02/01/03          0
    2025648                              O            01/01/33
    0


    8324215          P67/G02             F          409,500.00         ZZ
                                         360        409,147.43          2
                                       6.750          2,656.01         70
                                       6.500          2,656.01
    JAMAICA PLAIN    MA   02130          5            12/30/02         00
    0435195722                           05           02/01/03          0
    660357                               O            01/01/33
    0
1




    8324251          588/G02             F          152,000.00         ZZ
                                         360        151,862.59          1
                                       6.500            960.74         80
                                       6.250            960.74
    WEST MILFORD     NJ   07421          5            12/04/02         00
    0435265400                           03           02/01/03          0
    1081930                              O            01/01/33
    0


    8324265          X80/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         75
                                       6.125          2,495.48
    ORANGE           CA   92869          5            12/12/02         00
    0435202700                           05           02/01/03          0
    1410087316                           O            01/01/33
    0


    8324299          W34/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.375          1,622.06         85
                                       6.125          1,622.06
    PATAGONIA        AZ   85624          5            12/28/02         10
    0435195029                           05           03/01/03         12
    7616324                              O            02/01/33
    0


    8324329          L21/G02             F          139,000.00         ZZ
                                         360        138,888.84          1
                                       7.125            936.47         36
                                       6.875            936.47
    FARMINGDALE      NY   11735          2            12/19/02         00
    0435169289                           05           02/01/03          0
    70302550                             N            01/01/33
    0


    8324375          X27/G02             F          166,500.00         ZZ
                                         360        166,349.49          1
                                       6.500          1,052.39         73
                                       6.250          1,052.39
    PICO RIVERA      CA   90660          2            12/05/02         00
    0435174610                           05           02/01/03          0
    10000495                             O            01/01/33
    0


    8324467          N47/G02             F          440,000.00         ZZ
                                         360        439,582.51          1
1


                                       6.250          2,709.16         80
                                       6.000          2,709.16
    SAN DIEGO        CA   92130          5            12/19/02         00
    0435213715                           03           02/01/03          0
    30500758                             O            01/01/33
    0


    8324745          U19/G02             F          353,000.00         ZZ
                                         360        352,703.44          1
                                       6.875          2,318.96         74
                                       6.625          2,318.96
    AURORA           CO   80016          1            12/13/02         00
    0435228473                           03           02/01/03          0
    88041208                             N            01/01/33
    0


    8324977          L33/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       6.375            617.63         87
                                       6.125            617.63
    WICHITA          KS   67212          5            12/27/02         04
    0435155742                           05           03/01/03         25
    0010044097                           O            02/01/33
    0


    8325341          N74/G02             F          126,000.00         ZZ
                                         360        125,874.57          1
                                       6.000            755.43         90
                                       5.750            755.43
    SUMMERFIELD      NC   27358          5            12/26/02         10
    0435166368                           05           02/01/03         25
    0031436010                           O            01/01/33
    0


    8325353          M37/G02             F          400,000.00         ZZ
                                         360        399,647.09          1
                                       6.625          2,561.24         63
                                       6.375          2,561.24
    PRESCOTT         AZ   86305          5            12/17/02         00
    0435211032                           05           02/01/03          0
    610258                               O            01/01/33
    0


    8325405          M24/G02             F          650,000.00         ZZ
                                         360        649,440.36          1
                                       6.750          4,215.89         69
                                       6.500          4,215.89
    CANYON LAKE      CA   92587          5            12/13/02         00
    0435226360                           03           02/01/03          0
1


    264106781                            O            01/01/33
    0


    8325483          N74/G02             F           76,000.00         ZZ
                                         240         75,864.85          1
                                       7.625            618.07         80
                                       7.375            618.07
    SHERWOOD         AR   72120          5            12/27/02         00
    0435183660                           05           02/02/03          0
    0031440010                           O            01/02/23
    0


    8325611          N74/G02             F          143,000.00         ZZ
                                         360        142,857.64          1
                                       6.000            857.36         90
                                       5.750            857.36
    AXTON            VA   24054          5            12/27/02         10
    0435180435                           05           02/02/03         25
    0031447010                           O            01/02/33
    0


    8325677          R65/G02             F          125,000.00         ZZ
                                         240        124,741.27          1
                                       6.375            922.79         56
                                       6.125            922.79
    ARLINGTON        VA   22204          5            12/10/02         00
    0435185137                           07           02/01/03          0
    4196327238                           O            01/01/23
    0


    8325699          F89/G02             F          180,000.00         ZZ
                                         360        179,833.28          1
                                       6.375          1,122.97         80
                                       6.125          1,122.97
    MORENO VALLEY    CA   92555          5            12/10/02         00
    0435294467                           05           02/01/03          0
    12125696                             O            01/01/33
    0


    8325783          E47/G02             F          460,000.00         ZZ
                                         360        459,594.15          1
                                       6.625          2,945.43         85
                                       6.375          2,945.43
    ANAHEIM          CA   92808          2            12/16/02         11
    0435282686                           05           02/01/03         12
    7333012837                           O            01/01/33
    0


1


    8326409          E22/G02             F          144,000.00         ZZ
                                         360        143,887.67          1
                                       7.250            982.33         80
                                       7.000            982.33
    LAKEVILLE        CT   06039          5            12/27/02         00
    0415451228                           05           02/01/03          0
    0415451228                           O            01/01/33
    0


    8326433          E22/G02             F          424,000.00         ZZ
                                         360        423,616.70          1
                                       6.500          2,679.97         80
                                       6.250          2,679.97
    OAKTON           VA   22124          2            12/20/02         00
    0415542158                           03           02/01/03          0
    0415542158                           O            01/01/33
    0


    8326483          E22/G02             F          224,000.00         ZZ
                                         360        223,787.46          1
                                       6.250          1,379.21         80
                                       6.000          1,379.21
    DALLAS           TX   75231          5            12/27/02         00
    0415646173                           05           02/01/03          0
    0415646173                           O            01/01/33
    0


    8326501          E22/G02             F          152,750.00         ZZ
                                         360        152,624.79          4
                                       7.000          1,016.25         65
                                       6.750          1,016.25
    FRESNO           CA   93703          1            12/13/02         00
    0415681998                           05           02/01/03          0
    0415681998                           N            01/01/33
    0


    8326503          E22/G02             F          148,750.00         ZZ
                                         360        148,750.00          1
                                       6.375            928.01         85
                                       6.125            928.01
    MIDDLETON        ID   83644          5            12/26/02         10
    0415683275                           05           03/01/03         12
    0415683275                           O            02/01/33
    0


    8326517          E22/G02             F           80,000.00         ZZ
                                         240         80,000.00          2
                                       6.500            596.46         68
                                       6.250            596.46
1


    ELYRIA           OH   44035          5            01/02/03         00
    0415704790                           05           03/01/03          0
    0415704790                           N            02/01/23
    0


    8326525          E22/G02             F          165,600.00         ZZ
                                         360        165,453.90          1
                                       6.625          1,060.35         80
                                       6.375          1,060.35
    HOUSTON          TX   77096          5            12/27/02         00
    0415710474                           03           02/01/03          0
    0415710474                           O            01/01/33
    0


    8326577          E22/G02             F          176,400.00         ZZ
                                         360        176,258.94          4
                                       7.125          1,188.44         90
                                       6.875          1,188.44
    FARMINGTON       NM   87401          1            12/31/02         04
    0415750991                           05           02/01/03         25
    0415750991                           N            01/01/33
    0


    8326595          E22/G02             F          183,000.00         ZZ
                                         360        182,834.57          1
                                       6.500          1,156.68         26
                                       6.250          1,156.68
    SAN FRANCISCO    CA   94122          2            12/26/02         00
    0415794080                           07           02/01/03          0
    0415794080                           N            01/01/33
    0


    8326597          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.875          3,284.64         75
                                       6.625          3,284.64
    SAN JOSE         CA   95129          5            12/26/02         00
    0415797711                           05           03/01/03          0
    0415797711                           O            02/01/33
    0


    8326617          E82/G02             F           62,500.00         ZZ
                                         360         62,500.00          1
                                       7.500            437.01         63
                                       7.250            437.01
    CASTLE ROCK      WA   98611          2            01/03/03         00
    0400730818                           05           03/01/03          0
    0400730818                           N            02/01/33
    0
1




    8326631          E82/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       6.750            421.59         47
                                       6.500            421.59
    LITHONIA         GA   30038          2            01/03/03         00
    0400743787                           05           03/01/03          0
    1744838                              N            02/01/33
    0


    8328117          F89/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         79
                                       6.125          2,495.48
    AGUA DULCE       CA   91390          5            12/18/02         00
    0435208681                           05           02/01/03          0
    16726375                             O            01/01/33
    0


    8328149          X13/G02             F          237,000.00         ZZ
                                         360        236,775.12          1
                                       6.250          1,459.25         79
                                       6.000          1,459.25
    SOUTHBURY        CT   06488          5            12/16/02         00
    0435291729                           05           02/01/03          0
    0652340                              O            01/01/33
    0


    8328277          W17/G02             F          108,000.00         ZZ
                                         360        107,917.82          1
                                       7.375            745.93         80
                                       7.125            745.93
    OPA LOCKA        FL   33056          1            12/18/02         00
    0435228911                           05           02/01/03          0
    020393                               O            01/01/33
    0


    8328509          A21/G02             F          173,000.00         ZZ
                                         360        172,854.66          2
                                       6.875          1,136.49         77
                                       6.625          1,136.49
    GARFIELD         NJ   07026          5            12/20/02         00
    0435198304                           05           02/01/03          0
    7770000427                           O            01/01/33
    0


    8328551          L16/G02             F          135,000.00         ZZ
                                         360        134,902.29          4
1


                                       7.625            955.52         90
                                       7.375            955.52
    BAKERSFIELD      CA   93305          1            12/23/02         04
    0435293980                           05           02/01/03         25
    7309                                 N            01/01/33
    0


    8328595          940/G02             F          236,800.00         ZZ
                                         360        236,585.93          1
                                       6.500          1,496.74         80
                                       6.250          1,496.74
    CHINO            CA   91710          1            12/20/02         00
    0435185319                           05           02/01/03          0
    40021200                             O            01/01/33
    0


    8328673          N47/G02             F          444,000.00         ZZ
                                         360        443,588.77          1
                                       6.375          2,769.98         80
                                       6.125          2,769.98
    SAN JOSE         CA   95111          2            12/19/02         00
    0435262977                           05           02/01/03          0
    20500929                             O            01/01/33
    0


    8328751          E47/G02             F           84,000.00         T
                                         360         83,922.20          1
                                       6.375            524.05         70
                                       6.125            524.05
    BIG BEAR LAKE    CA   92315          1            12/16/02         00
    0435150149                           05           02/01/03          0
    7331014797                           O            01/01/33
    0


    8329009          N47/G02             F          369,600.00         ZZ
                                         360        369,257.68          1
                                       6.375          2,305.82         80
                                       6.125          2,305.82
    SAN JOSE         CA   95115          2            12/18/02         00
    0435213269                           05           02/01/03          0
    20500814                             O            01/01/33
    0


    8329071          K60/G02             F           78,850.00         ZZ
                                         360         78,785.37          1
                                       7.000            524.59         95
                                       6.750            524.59
    NORTH VERSAILLI  PA   15137          5            12/10/02         04
    0435174255                           05           02/01/03         30
1


    72550                                O            01/01/33
    0


    8329147          A35/G02             F          400,000.00         ZZ
                                         360        399,611.23          1
                                       6.125          2,430.44         62
                                       5.875          2,430.44
    HUNTINGTON       NY   11743          5            12/20/02         00
    0435191713                           05           02/01/03          0
    S14270                               O            01/01/33
    0


    8329165          P09/G02             F          116,250.00         ZZ
                                         360        116,145.92          1
                                       6.550            738.61         93
                                       6.300            738.61
    YORKTOWN         VA   23693          2            12/27/02         10
    0435235569                           09           02/01/03         30
    R0211110                             O            01/01/33
    0


    8329239          U35/G02             F           39,150.00         ZZ
                                         360         39,121.67          2
                                       7.625            277.10         79
                                       7.375            277.10
    GARY             IN   46409          1            12/31/02         01
    0435221536                           05           02/01/03         25
    0007597555                           N            01/01/33
    0


    8329251          U35/G02             F          238,000.00         ZZ
                                         360        238,000.00          1
                                       6.500          1,504.32         85
                                       6.250          1,504.32
    FONTANA          CA   92336          5            12/31/02         01
    0435195649                           05           03/01/03         12
    0007615822                           O            02/01/33
    0


    8329267          W34/G02             F          448,000.00         ZZ
                                         360        448,000.00          1
                                       6.375          2,794.94         80
                                       6.125          2,794.94
    SANTA CLARA      CA   95051          5            12/30/02         00
    0435190301                           05           03/01/03          0
    566315194                            O            02/01/33
    0


1


    8329279          W02/G02             F          130,500.00         ZZ
                                         360        130,239.51          1
                                       6.000            782.42         90
                                       5.750            782.42
    FORT PIERCE      FL   34946          5            11/25/02         26
    0435203732                           05           01/01/03         25
    1001601764                           O            12/01/32
    0


    8329721          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       7.000            532.24         77
                                       6.750            532.24
    GRAND RAPIDS     MI   49505          5            01/03/03         00
    0415649706                           05           03/01/03          0
    0415649706                           N            02/01/33
    0


    8329723          E22/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       6.125            808.12         79
                                       5.875            808.12
    SACRAMENTO       CA   95838          5            12/27/02         00
    0415651256                           05           03/01/03          0
    0415651256                           O            02/01/33
    0


    8329747          E82/G02             F          249,200.00         ZZ
                                         360        249,200.00          1
                                       6.375          1,554.68         80
                                       6.125          1,554.68
    CONIFER          CO   80433          5            12/31/02         00
    0400742060                           05           03/01/03          0
    0400742060                           O            02/01/33
    0


    8329763          E82/G02             F          148,900.00         ZZ
                                         360        148,900.00          4
                                       6.750            965.76         79
                                       6.500            965.76
    PHOENIX          AZ   85008          2            01/03/03         00
    0400755914                           05           03/01/03          0
    3968357                              N            02/01/33
    0


    8329765          E22/G02             F          199,200.00         ZZ
                                         360        199,200.00          2
                                       6.625          1,275.50         80
                                       6.375          1,275.50
1


    AUBURN           CA   95603          1            12/26/02         00
    0415714724                           05           03/01/03          0
    0415714724                           N            02/01/33
    0


    8329767          E82/G02             F          148,800.00         ZZ
                                         360        148,800.00          4
                                       6.750            965.11         79
                                       6.500            965.11
    PHOENIX          AZ   85008          2            01/03/03         00
    0400755872                           05           03/01/03          0
    4019054                              N            02/01/33
    0


    8329771          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
                                       6.750            379.43         90
                                       6.500            379.43
    KANSAS CITY      KS   66104          1            01/03/03         04
    0415723980                           05           03/01/03         25
    0415723980                           N            02/01/33
    0


    8329791          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          4
                                       6.375          1,622.06         80
                                       6.125          1,622.06
    COLORADO SPRING  CO   80917          1            01/03/03         00
    0415781194                           05           03/01/03          0
    0415781194                           O            02/01/33
    0


    8329811          E82/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.375            673.78         71
                                       6.125            673.78
    INDIAN RIVER     MI   49749          2            12/30/02         00
    0400755799                           05           03/01/03          0
    5141672                              O            02/01/33
    0


    8329819          E82/G02             F           95,000.00         ZZ
                                         360         95,000.00          2
                                       6.625            608.30         76
                                       6.375            608.30
    REDMOND          OR   97756          2            01/07/03         00
    0400763918                           05           03/01/03          0
    5407488                              N            02/01/33
    0
1




    8329827          E22/G02             F          141,600.00         ZZ
                                         360        141,478.09          1
                                       6.750            918.41         80
                                       6.500            918.41
    ROLLING MEADOWS  IL   60008          1            01/03/03         00
    0415802545                           05           02/01/03          0
    0415802545                           O            01/01/33
    0


    8329835          E82/G02             F          495,500.00         ZZ
                                         360        495,500.00          1
                                       6.500          3,131.90         61
                                       6.250          3,131.90
    MOUNTAIN VIEW    CA   94040          5            12/27/02         00
    0400753364                           05           03/01/03          0
    0400753364                           O            02/01/33
    0


    8329847          E82/G02             F          130,800.00         ZZ
                                         360        130,800.00          1
                                       6.375            816.02         78
                                       6.125            816.02
    FREDERICKSBURG   VA   22405          2            12/30/02         00
    0400572465                           03           03/01/03          0
    1688834                              O            02/01/33
    0


    8330181          W40/G02             F          186,500.00         ZZ
                                         360        186,339.42          1
                                       6.750          1,209.64         85
                                       6.500          1,209.64
    SOUTHFIELD       MI   48076          5            12/27/02         01
    0435197595                           05           02/01/03         12
    101014092                            O            01/01/33
    0


    8330211          U42/G02             F          108,720.00         ZZ
                                         360        108,626.39          1
                                       6.750            705.16         80
                                       6.500            705.16
    ARLINGTON        TX   76017          1            12/18/02         00
    0435159223                           05           02/01/03          0
    24201679                             O            01/01/33
    0


    8330271          Q73/G02             F           68,875.00         ZZ
                                         360         68,811.21          1
1


                                       6.375            429.69         95
                                       6.125            429.69
    HUMBOLDT         TN   38343          1            12/31/02         01
    0435227947                           05           02/01/03         30
    3017553                              O            01/01/33
    0


    8330283          W02/G02             F           96,800.00         ZZ
                                         360         96,714.59          1
                                       6.625            619.83         80
                                       6.375            619.83
    ORLANDO          FL   32810          5            12/16/02         00
    0435249974                           05           02/01/03          0
    1001850965                           O            01/01/33
    0


    8330343          X89/G02             F          401,000.00         ZZ
                                         360        400,290.45          1
                                       6.625          2,567.65         73
                                       6.375          2,567.65
    ANAHEIM          CA   92807          5            11/09/02         00
    0435189071                           03           01/01/03          0
    0100238290                           O            12/01/32
    0


    8330363          N74/G02             F           97,600.00         ZZ
                                         360         97,507.39          1
                                       6.250            600.94         80
                                       6.000            600.94
    STUARTS DRAFT    VA   24477          5            12/31/02         00
    0435183348                           05           02/06/03          0
    0031470010                           O            01/06/33
    0


    8330515          A50/G02             F          192,000.00         ZZ
                                         360        191,817.82          1
                                       6.250          1,182.18         80
                                       6.000          1,182.18
    NORTHPORT        AL   35473          2            12/27/02         00
    0435272612                           05           02/01/03          0
    879179                               O            01/01/33
    0


    8330533          M37/G02             F           77,520.00         T
                                         360         77,448.21          1
                                       6.375            483.62         80
                                       6.125            483.62
    PHOENIX          AZ   85020          1            12/27/02         00
    0435228408                           09           02/01/03          0
1


    610796                               O            01/01/33
    0


    8330893          G34/G02             F           42,400.00         ZZ
                                         360         42,364.38          1
                                       6.875            278.54         80
                                       6.625            278.54
    SAN ANTONIO      TX   78224          5            12/26/02         00
    0435229422                           05           02/01/03          0
    85209914                             N            01/01/33
    0


    8330949          N47/G02             F          595,000.00         ZZ
                                         360        594,448.91          1
                                       6.375          3,712.03         75
                                       6.125          3,712.03
    WALNUT CREEK     CA   94596          2            12/17/02         00
    0435191812                           05           02/01/03          0
    90500282                             O            01/01/33
    0


    8331003          N47/G02             F          400,400.00         ZZ
                                         360        400,029.15          1
                                       6.375          2,497.98         65
                                       6.125          2,497.98
    SAN JOSE         CA   95132          5            12/17/02         00
    0435226501                           05           02/01/03          0
    20501391                             O            01/01/33
    0


    8331005          G34/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         80
                                       6.250          2,528.27
    ARLINGTON        TX   76017          1            12/19/02         00
    0435315817                           05           02/01/03          0
    85210764                             O            01/01/33
    0


    8331007          588/G02             F          103,500.00         ZZ
                                         360        103,317.66          1
                                       6.750            671.30         90
                                       6.500            671.30
    BOROUGH OF HONE  PA   19344          1            11/21/02         01
    0435319736                           05           01/01/03         25
    1080656                              O            12/01/32
    0


1


    8331139          W02/G02             F           56,050.00         ZZ
                                         360         56,004.05          1
                                       7.000            372.91         95
                                       6.750            372.91
    BRISTOL          TN   37620          5            12/12/02         28
    0435305958                           05           02/01/03         30
    1001806942                           O            01/01/33
    0


    8331157          N74/G02             F          143,000.00         ZZ
                                         360        142,870.72          1
                                       6.500            903.86         69
                                       6.250            903.86
    SILVER SPRING    MD   20906          5            12/23/02         00
    0435182621                           05           02/01/03          0
    3300010183                           O            01/01/33
    0


    8331163          E44/G02             F          152,250.00         ZZ
                                         360        152,102.02          1
                                       6.125            925.09         90
                                       5.875            925.09
    WEST JORDAN      UT   84084          1            12/27/02         14
    0435227665                           01           02/01/03         25
    59020049                             O            01/01/33
    0


    8331175          Q30/G02             F          288,000.00         ZZ
                                         360        287,758.05          1
                                       6.875          1,891.95         90
                                       6.625          1,891.95
    BROOKFIELD       CT   06804          1            12/20/02         12
    0435229869                           05           02/01/03         30
    21019336                             O            01/01/33
    0


    8331667          A46/G02             F          174,800.00         ZZ
                                         360        174,656.72          1
                                       7.000          1,162.95         95
                                       6.750          1,162.95
    HOUSTON          TX   77062          1            12/17/02         04
    0435175179                           03           02/01/03         35
    0290960                              O            01/01/33
    0


    8331677          P30/G02             F          107,900.00         ZZ
                                         360        107,797.62          1
                                       6.250            664.36         80
                                       6.000            664.36
1


    GREENSBORO       NC   27410          1            12/31/02         00
    0435193065                           05           02/01/03          0
    022681                               O            01/01/33
    0


    8331817          E45/G02             F          198,200.00         ZZ
                                         360        197,315.94          1
                                       6.625          1,269.10         67
                                       6.375          1,269.10
    ATLANTA          GA   30360          2            08/02/02         00
    0435254016                           05           10/01/02          0
    225886                               N            09/01/32
    0


    8331933          G51/G02             F          120,000.00         ZZ
                                         360        119,891.51          1
                                       6.500            758.49         78
                                       6.250            758.49
    WESTMINSTER      CO   80030          5            12/31/02         00
    0435218805                           05           02/01/03          0
    20003267                             O            01/01/33
    0


    8331975          M18/G02             F          300,000.00         ZZ
                                         360        299,708.42          1
                                       6.125          1,822.83         85
                                       5.875          1,822.83
    LOS ANGELES      CA   91342          1            12/18/02         11
    0435262829                           05           02/01/03         12
    980102165                            O            01/01/33
    0


    8331979          X51/G02             F          544,000.00         ZZ
                                         360        544,000.00          1
                                       6.250          3,349.50         80
                                       6.000          3,349.50
    SAN DIEGO        CA   92130          5            12/31/02         00
    0435150651                           03           03/01/03          0
    2054487                              O            02/01/33
    0


    8332022          L20/G02             F          234,555.00         ZZ
                                         360        233,988.95          1
                                       7.125          1,580.24         95
                                       6.875          1,580.24
    LAYTON           UT   84040          1            10/15/02         14
    0434820973                           05           12/01/02         30
    1061030028                           O            11/01/32
    0
1




    8333689          X31/G02             F          134,500.00         ZZ
                                         360        134,384.20          1
                                       6.750            872.36         74
                                       6.500            872.36
    LOS ANGELES      CA   90037          5            12/19/02         00
    0435273230                           05           02/01/03          0
    40105083                             O            01/01/33
    0


    8334133          U19/G02             F           97,500.00         T
                                         360         97,335.69          1
                                       6.875            640.51         75
                                       6.625            640.51
    PROVO            CO   84604          1            12/03/02         00
    0435290630                           01           01/01/03          0
    0211310154                           O            12/01/32
    0


    8334837          M07/G02             F          157,500.00         ZZ
                                         360        157,370.90          1
                                       7.000          1,047.85         90
                                       6.750          1,047.85
    VICTORVILLE      CA   92392          1            12/17/02         10
    0435218722                           05           02/01/03         25
    02211387                             O            01/01/33
    0


    8335579          E82/G02             F           77,700.00         ZZ
                                         360         77,700.00          2
                                       6.500            491.12         65
                                       6.250            491.12
    DALLAS           GA   30132          2            01/02/03         00
    0400738241                           05           03/01/03          0
    2855847                              N            02/01/33
    0


    8335583          E82/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.375            692.50         60
                                       6.125            692.50
    BLACK HAWK       CO   80422          2            01/03/03         00
    0400747424                           05           03/01/03          0
    2823867                              O            02/01/33
    0


    8335601          E82/G02             F          151,250.00         ZZ
                                         360        151,250.00          3
1


                                       6.375            943.60         55
                                       6.125            943.60
    LOS ANGELES      CA   90056          2            01/02/03         00
    0400747861                           05           03/01/03          0
    1875128                              N            02/01/33
    0


    8335653          E22/G02             F          132,900.00         ZZ
                                         360        132,779.86          1
                                       6.500            840.02         80
                                       6.250            840.02
    ROCKWALL         TX   75032          5            12/30/02         00
    0413143132                           03           02/01/03          0
    0413143132                           O            01/01/33
    0


    8335663          E22/G02             F           27,000.00         ZZ
                                         360         26,980.94          1
                                       7.750            193.43         52
                                       7.500            193.43
    MIAMI            FL   33156          5            01/06/03         00
    0414959023                           06           02/01/03          0
    0414959023                           N            01/01/33
    0


    8335665          E22/G02             F          104,000.00         ZZ
                                         360        103,908.25          1
                                       6.625            665.92         70
                                       6.375            665.92
    FRANKLIN         CT   06254          5            12/30/02         00
    0415017078                           05           02/01/03          0
    0415017078                           O            01/01/33
    0


    8335669          E22/G02             F           50,400.00         ZZ
                                         360         50,364.43          2
                                       7.750            361.07         90
                                       7.500            361.07
    TAMPA            FL   33611          1            01/06/03         04
    0415184456                           05           02/01/03         25
    0415184456                           N            01/01/33
    0


    8335671          E22/G02             F           50,400.00         ZZ
                                         360         50,364.43          2
                                       7.750            361.07         90
                                       7.500            361.07
    TAMPA            FL   33612          1            01/06/03         04
    0415184647                           05           02/01/03         25
1


    0415184647                           N            01/01/33
    0


    8335673          E22/G02             F           72,000.00         ZZ
                                         360         71,949.18          2
                                       7.750            515.82         90
                                       7.500            515.82
    TAMPA            FL   33612          1            01/06/03         04
    0415184761                           05           02/01/03         25
    0415184761                           N            01/01/33
    0


    8335689          E22/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       6.375            350.93         75
                                       6.125            350.93
    JACKSONVILLE     FL   32205          5            01/06/03         00
    0415370931                           05           03/01/03          0
    0415370931                           N            02/01/33
    0


    8335697          E22/G02             F           78,500.00         ZZ
                                         360         78,425.51          1
                                       6.250            483.34         76
                                       6.000            483.34
    CAMANCHE         IA   52730          2            12/31/02         00
    0415449099                           05           02/01/03          0
    0415449099                           O            01/01/33
    0


    8335705          E22/G02             F           58,000.00         ZZ
                                         360         57,946.29          1
                                       6.375            361.84         71
                                       6.125            361.84
    BALTIMORE        MD   21222          2            12/30/02         00
    0415478502                           07           02/01/03          0
    0415478502                           O            01/01/33
    0


    8335747          E22/G02             F          123,250.00         ZZ
                                         360        123,135.85          1
                                       6.375            768.92         85
                                       6.125            768.92
    HAYDEN           AL   35079          5            12/31/02         01
    0415573765                           05           02/01/03         12
    0415573765                           O            01/01/33
    0


1


    8335773          E22/G02             F          320,000.00         ZZ
                                         360        319,731.16          2
                                       6.875          2,102.17         80
                                       6.625          2,102.17
    BRAINTREE        MA   02184          5            12/30/02         00
    0415618172                           05           02/01/03          0
    0415618172                           O            01/01/33
    0


    8335809          E22/G02             F          334,000.00         ZZ
                                         360        333,719.40          2
                                       6.875          2,194.14         79
                                       6.625          2,194.14
    FAIRVIEW         NJ   07022          5            12/31/02         00
    0415684653                           05           02/01/03          0
    0415684653                           O            01/01/33
    0


    8335831          E22/G02             F          324,500.00         ZZ
                                         360        324,220.61          1
                                       6.750          2,104.70         75
                                       6.500          2,104.70
    AUSTIN           TX   78703          5            12/23/02         00
    0415714047                           05           02/01/03          0
    0415714047                           O            01/01/33
    0


    8335855          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.250          1,157.55         79
                                       6.000          1,157.55
    CITRUS HEIGHTS   CA   95610          5            12/29/02         00
    0415725555                           05           03/01/03          0
    0415725555                           O            02/01/33
    0


    8335863          E22/G02             F           88,700.00         ZZ
                                         360         88,621.74          1
                                       6.625            567.96         74
                                       6.375            567.96
    HOUSTON          TX   77080          5            12/31/02         00
    0415741222                           05           02/01/03          0
    0415741222                           O            01/01/33
    0


    8335983          E22/G02             F           99,000.00         ZZ
                                         360         98,930.12          4
                                       7.750            709.25         90
                                       7.500            709.25
1


    CHALMETTE        LA   70043          1            01/06/03         01
    0415753490                           05           02/01/03         25
    0415753490                           N            01/01/33
    0


    8335993          E22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
                                       6.500          1,339.98         80
                                       6.250          1,339.98
    BIRMINGHAM       AL   35223          5            12/31/02         00
    0415762350                           05           03/01/03          0
    0415762350                           O            02/01/33
    0


    8335999          E22/G02             F          184,000.00         ZZ
                                         360        183,845.42          1
                                       6.875          1,208.75         77
                                       6.625          1,208.75
    FENTON           MI   48430          2            12/31/02         00
    0415768357                           05           02/01/03          0
    0415768357                           O            01/01/33
    0


    8336007          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          4
                                       7.750            709.25         90
                                       7.500            709.25
    CHALMETTE        LA   70043          1            01/06/03         01
    0415772102                           05           03/01/03         25
    0415772102                           N            02/01/33
    0


    8336013          E22/G02             F          332,500.00         ZZ
                                         360        332,206.65          1
                                       6.625          2,129.03         74
                                       6.375          2,129.03
    LAKE IN THE HIL  IL   60156          5            12/30/02         00
    0415781715                           05           02/01/03          0
    0415781715                           O            01/01/33
    0


    8336019          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          2
                                       6.625            662.72         72
                                       6.375            662.72
    AURORA           CO   80010          2            01/06/03         00
    0415790245                           05           03/01/03          0
    0415790245                           N            02/01/33
    0
1




    8336023          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    VISALIA          CA   93292          5            12/30/02         00
    0415797240                           05           03/01/03          0
    0415797240                           O            02/01/33
    0


    8336027          E22/G02             F          235,000.00         ZZ
                                         360        234,782.35          1
                                       6.375          1,466.09         38
                                       6.125          1,466.09
    CAPE CORAL       FL   33914          5            12/31/02         00
    0415801406                           05           02/01/03          0
    0415801406                           O            01/01/33
    0


    8336375          N47/G02             F           87,750.00         ZZ
                                         360         87,672.58          1
                                       6.625            561.87         75
                                       6.375            561.87
    ATWATER          CA   95301          2            12/18/02         00
    0435296520                           05           02/01/03          0
    20501052                             N            01/01/33
    0


    8336445          U05/G02             F          128,000.00         ZZ
                                         360        127,892.46          1
                                       6.875            840.87         78
                                       6.625            840.87
    DALLAS           TX   75209          5            12/18/02         00
    0435232830                           05           02/01/03          0
    3288949                              O            01/01/33
    0


    8336641          X13/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.250          1,015.94         75
                                       6.000          1,015.94
    HANSON           MA   02341          5            12/27/02         00
    0435240502                           05           03/01/03          0
    0652345                              O            02/01/33
    0


    8336791          369/G02             F          103,200.00         ZZ
                                         360        103,104.41          1
1


                                       6.375            643.84         80
                                       6.125            643.84
    LAKESIDE         OR   97449          1            12/10/02         00
    0435265202                           05           02/01/03          0
    0074693789                           O            01/01/33
    0


    8336801          U05/G02             F          400,000.00         ZZ
                                         360        399,620.46          1
                                       6.250          2,462.87         55
                                       6.000          2,462.87
    WOODLAND HILLS   CA   91364          5            12/17/02         00
    0435322219                           05           02/01/03          0
    3267672                              O            01/01/33
    0


    8336965          642/G02             F          251,000.00         ZZ
                                         360        251,000.00          2
                                       6.500          1,586.49         60
                                       6.250          1,586.49
    WAKEFIELD        MA   01880          5            01/03/03         00
    0435194378                           05           03/01/03          0
    12216902                             O            02/01/33
    0


    8336983          X08/G02             F          181,000.00         ZZ
                                         360        180,836.38          1
                                       6.500          1,144.04         80
                                       6.250          1,144.04
    HIGHLAND         UT   84003          2            12/20/02         00
    0435193396                           05           02/01/03          0
    190ALL6012388                        O            01/01/33
    0


    8337213          X08/G02             F           50,250.00         ZZ
                                         360         50,205.66          1
                                       6.625            321.76         75
                                       6.375            321.76
    SALINA           UT   84654          2            12/24/02         00
    0435207865                           05           02/01/03          0
    2801977                              N            01/01/33
    0


    8337453          P01/G02             F          105,000.00         ZZ
                                         360        104,913.93          1
                                       7.000            698.57         79
                                       6.750            698.57
    ALBANY           NY   12208          1            12/30/02         00
    0435272075                           05           02/01/03          0
1


    02009968                             O            01/01/33
    0


    8337617          U42/G02             F           75,650.00         ZZ
                                         360         75,583.25          1
                                       6.625            484.40         85
                                       6.375            484.40
    DURANT           OK   74701          2            12/20/02         12
    0435212360                           05           02/01/03         25
    15201631                             O            01/01/33
    0


    8337771          952/G02             F          238,000.00         ZZ
                                         360        237,779.57          1
                                       6.375          1,484.81         50
                                       6.125          1,484.81
    RIDGEWOOD        NJ   07450          2            12/13/02         00
    0435228747                           05           02/01/03          0
    20028369                             O            01/01/33
    0


    8337797          S11/G02             F          320,000.00         ZZ
                                         360        319,717.67          1
                                       6.625          2,049.00         80
                                       6.375          2,049.00
    FOUNTAIN VALLEY  CA   92708          1            12/17/02         00
    0435198171                           05           02/01/03          0
    10300037                             O            01/01/33
    0


    8337817          N47/G02             F          372,000.00         ZZ
                                         360        371,655.45          1
                                       6.375          2,320.80         80
                                       6.125          2,320.80
    SAN JOSE         CA   95121          2            12/03/02         00
    0435288360                           05           02/01/03          0
    20501044                             O            01/01/33
    0


    8337893          E57/G02             F          227,000.00         ZZ
                                         360        226,794.79          2
                                       6.500          1,434.79         80
                                       6.250          1,434.79
    ANAHEIM          CA   92801          2            12/26/02         00
    0435265384                           05           02/01/03          0
    06012166                             O            01/01/33
    0


1


    8337991          X27/G02             F          173,250.00         ZZ
                                         360        173,111.45          1
                                       7.125          1,167.22         92
                                       6.875          1,167.22
    SACRAMENTO AREA  CA   95828          5            12/13/02         11
    0435213525                           05           02/01/03         30
    20000838                             O            01/01/33
    0


    8338011          W98/G02             F          103,000.00         ZZ
                                         360        102,904.60          1
                                       6.375            642.59         64
                                       6.125            642.59
    FREDERICKSBURG   VA   22407          2            12/30/02         00
    0435199930                           03           02/01/03          0
    0800522407                           N            01/01/33
    0


    8338051          Q59/G02             F          221,000.00         ZZ
                                         360        220,800.21          1
                                       6.500          1,396.87         68
                                       6.250          1,396.87
    SANTA ANA        CA   92706          5            12/26/02         00
    0435288766                           05           02/01/03          0
    0000403992                           O            01/01/33
    0


    8338059          B49/G02             F          386,000.00         ZZ
                                         360        386,000.00          1
                                       6.500          2,439.79         79
                                       6.250          2,439.79
    ERIE             CO   80516          5            12/31/02         00
    0435282801                           03           03/01/03          0
    28683034                             O            02/01/33
    0


    8338121          408/G02             F           98,320.00         ZZ
                                         360         98,237.40          1
                                       6.875            645.89         80
                                       6.625            645.89
    DURHAM           NC   27704          1            12/17/02         00
    0435280763                           05           02/01/03          0
    9703031744                           O            01/01/33
    0


    8338417          N34/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.250          1,077.51         90
                                       6.000          1,077.51
1


    CHICAGO          IL   60622          1            01/03/03         10
    0435295126                           01           03/01/03         25
    0659156                              O            02/01/33
    0


    8338712          E23/G02             F          380,500.00         ZZ
                                         360        379,793.30          1
                                       6.375          2,373.82         79
                                       6.125          2,373.82
    ORANGE           CA   92866          5            11/20/02         00
    0435294673                           05           01/01/03          0
    51021119                             O            12/01/32
    0


    8338811          E22/G02             F          399,950.00         ZZ
                                         360        399,950.00          1
                                       6.375          2,495.17         79
                                       6.125          2,495.17
    LIVERMORE        CA   94551          2            12/30/02         00
    0415448984                           05           03/01/03          0
    0415448984                           O            02/01/33
    0


    8338819          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
                                       6.250            277.07         88
                                       6.000            277.07
    RICHMOND         VA   23223          2            01/07/03         10
    0415498815                           05           03/01/03         25
    0415498815                           N            02/01/33
    0


    8338823          E22/G02             F          107,400.00         ZZ
                                         360        107,400.00          1
                                       6.250            661.28         75
                                       6.000            661.28
    EUGENE           OR   97405          5            01/02/03         00
    0415511195                           05           03/01/03          0
    0415511195                           O            02/01/33
    0


    8338831          E22/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.500            802.73         85
                                       6.250            802.73
    TACOMA           WA   98444          2            12/31/02         04
    0415523547                           05           03/01/03         12
    0415523547                           O            02/01/33
    0
1




    8338835          E22/G02             F          119,500.00         ZZ
                                         360        119,378.16          1
                                       5.875            706.89         66
                                       5.625            706.89
    MIAMI            FL   33186          2            12/18/02         00
    0415527100                           05           02/01/03          0
    0415527100                           O            01/01/33
    0


    8338839          E22/G02             F          621,000.00         ZZ
                                         360        621,000.00          1
                                       6.250          3,823.60         60
                                       6.000          3,823.60
    WALNUT CREEK     CA   94596          2            12/30/02         00
    0415550201                           05           03/01/03          0
    0415550201                           O            02/01/33
    0


    8338845          E22/G02             F           65,600.00         ZZ
                                         360         65,540.69          1
                                       6.500            414.64         80
                                       6.250            414.64
    MIAMI            FL   33056          1            01/07/03         00
    0415558766                           05           02/01/03          0
    0415558766                           N            01/01/33
    0


    8338863          E22/G02             F          144,000.00         ZZ
                                         360        143,866.63          2
                                       6.375            898.37         67
                                       6.125            898.37
    FORT LAUDERDALE  FL   33304          2            01/07/03         00
    0415588730                           05           02/01/03          0
    0415588730                           N            01/01/33
    0


    8338869          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.500            480.37         80
                                       6.250            480.37
    EASLEY           SC   29642          1            01/07/03         00
    0415684125                           05           03/01/03          0
    0415684125                           N            02/01/33
    0


    8338873          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
1


                                       7.750            412.65         90
                                       7.500            412.65
    NASHVILLE        TN   37208          5            01/02/03         04
    0415691955                           05           03/01/03         25
    0415691955                           O            02/01/33
    0


    8338877          E22/G02             F          480,000.00         ZZ
                                         360        479,555.42          1
                                       6.375          2,994.58         80
                                       6.125          2,994.58
    EL DORADO HILLS  CA   95762          5            12/23/02         00
    0415693340                           03           02/01/03          0
    0415693340                           O            01/01/33
    0


    8338879          E22/G02             F          140,000.00         T
                                         360        140,000.00          1
                                       7.375            966.95         89
                                       7.125            966.95
    MIAMI BEACH      FL   33139          1            01/03/03         04
    0415695022                           06           03/01/03         25
    0415695022                           O            02/01/33
    0


    8338889          E22/G02             F          200,000.00         ZZ
                                         360        199,831.97          1
                                       6.875          1,313.86         84
                                       6.625          1,313.86
    GERMANTOWN       TN   38139          5            01/02/03         04
    0415707702                           05           02/01/03         12
    0415707702                           O            01/01/33
    0


    8338891          E22/G02             F          247,500.00         ZZ
                                         360        247,500.00          1
                                       6.375          1,544.08         71
                                       6.125          1,544.08
    BROWNSVILLE      OR   97327          5            12/31/02         00
    0415709344                           05           03/01/03          0
    0415709344                           O            02/01/33
    0


    8338895          E22/G02             F           48,750.00         ZZ
                                         360         48,750.00          3
                                       7.750            349.25         65
                                       7.500            349.25
    KALAMAZOO        MI   49007          5            01/07/03         00
    0415713908                           05           03/01/03          0
1


    0415713908                           N            02/01/33
    0


    8338901          E22/G02             F          416,000.00         ZZ
                                         360        415,614.70          1
                                       6.375          2,595.30         80
                                       6.125          2,595.30
    AGOURA HILLS     CA   91301          5            12/28/02         00
    0415729490                           05           02/01/03          0
    0415729490                           O            01/01/33
    0


    8338933          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.500            657.35         80
                                       6.250            657.35
    MIRAMAR          FL   33023          1            01/07/03         00
    0415771351                           05           03/01/03          0
    0415771351                           O            02/01/33
    0


    8338941          E22/G02             F           91,200.00         ZZ
                                         360         91,200.00          1
                                       6.500            576.45         80
                                       6.250            576.45
    EASLEY           SC   29642          1            01/07/03         00
    0415783828                           05           03/01/03          0
    0415783828                           N            02/01/33
    0


    8338943          E82/G02             F          108,100.00         ZZ
                                         360        108,100.00          1
                                       7.250            737.43         51
                                       7.000            737.43
    ORANGEVALE       CA   95662          2            01/03/03         00
    0400747754                           05           03/01/03          0
    3752358                              N            02/01/33
    0


    8338945          E22/G02             F           79,500.00         ZZ
                                         360         79,500.00          1
                                       6.750            515.64         78
                                       6.500            515.64
    PUEBLO           CO   81004          2            01/07/03         00
    0415785237                           05           03/01/03          0
    0415785237                           N            02/01/33
    0


1


    8338955          E82/G02             F          142,000.00         ZZ
                                         360        142,000.00          1
                                       6.375            885.90         78
                                       6.125            885.90
    TUCSON           AZ   85715          2            01/03/03         00
    0400726626                           05           03/01/03          0
    1798155                              O            02/01/33
    0


    8338957          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          2
                                       7.250            463.88         80
                                       7.000            463.88
    PUEBLO           CO   81004          5            01/07/03         00
    0415797216                           05           03/01/03          0
    0415797216                           N            02/01/33
    0


    8338965          E22/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
                                       7.750            343.88         80
                                       7.500            343.88
    WARREN           MI   48089          1            01/07/03         00
    0415800515                           05           03/01/03          0
    0415800515                           N            02/01/33
    0


    8338973          E22/G02             F          104,000.00         ZZ
                                         360        103,910.46          1
                                       6.750            674.54         80
                                       6.500            674.54
    LAFAYETTE        IN   47905          2            01/02/03         00
    0415606417                           05           02/01/03          0
    0415606417                           O            01/01/33
    0


    8338975          E22/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
                                       6.500            869.73         80
                                       6.250            869.73
    NOOKSACK         WA   98276          2            12/30/02         00
    0415609833                           05           03/01/03          0
    0415609833                           O            02/01/33
    0


    8338981          E22/G02             F           89,120.00         ZZ
                                         360         89,039.55          1
                                       7.625            630.79         95
                                       7.375            630.79
1


    ATHENS           AL   35614          1            01/07/03         01
    0415642081                           05           02/01/03         35
    0415642081                           O            01/01/33
    0


    8338983          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       6.500            853.29         90
                                       6.250            853.29
    EAGLE            ID   83616          5            01/02/03         10
    0415647122                           03           03/01/03         25
    0415647122                           O            02/01/33
    0


    8338999          E22/G02             F           82,600.00         ZZ
                                         360         82,600.00          1
                                       6.500            522.09         70
                                       6.250            522.09
    SYLVA            NC   28779          1            01/07/03         00
    0415663772                           05           03/01/03          0
    0415663772                           O            02/01/33
    0


    8339009          E22/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
                                       6.500            764.80         68
                                       6.250            764.80
    LITTLETON        CO   80120          5            01/07/03         00
    0415682228                           05           03/01/03          0
    0415682228                           N            02/01/33
    0


    8339059          N74/G02             F           86,000.00         ZZ
                                         360         86,000.00          1
                                       6.500            543.58         87
                                       6.250            543.58
    LYNCHBURG        VA   24502          2            12/31/02         10
    0435184460                           05           03/01/03         25
    0031451010                           O            02/01/33
    0


    8339135          742/G02             F           67,500.00         ZZ
                                         360         67,440.45          3
                                       6.625            432.21         90
                                       6.375            432.21
    ROCHESTER        NY   14620          1            12/27/02         11
    0435191762                           05           02/01/03         35
    5574561                              N            01/01/33
    0
1




    8339143          X67/G02             F          280,000.00         ZZ
                                         360        279,746.88          1
                                       6.500          1,769.79         70
                                       6.250          1,769.79
    YORBA LINDA      CA   92886          5            12/16/02         00
    0435227111                           05           02/01/03          0
    00281455                             O            01/01/33
    0


    8339185          A46/G02             F          130,496.00         ZZ
                                         360        130,378.02          1
                                       6.500            824.83         80
                                       6.250            824.83
    ALBUQUERQUE      NM   87114          1            01/03/03         00
    0435228630                           03           02/01/03          0
    0820283                              O            01/01/33
    0


    8339237          883/G02             F           93,680.00         ZZ
                                         360         93,595.31          1
                                       6.500            592.12         80
                                       6.250            592.12
    NORRISTOWN       PA   19401          1            12/31/02         00
    0435198502                           07           02/01/03          0
    40000399                             O            01/01/33
    0


    8339379          N47/G02             F          174,250.00         ZZ
                                         360        174,096.27          4
                                       6.625          1,115.74         85
                                       6.375          1,115.74
    FRESNO           CA   93701          1            12/19/02         04
    0435191804                           05           02/01/03         20
    20501362                             N            01/01/33
    0


    8339415          N74/G02             F          246,600.00         ZZ
                                         360        246,377.07          1
                                       6.500          1,558.68         78
                                       6.250          1,558.68
    ROCKWALL         TX   75087          2            12/30/02         00
    0435262860                           05           02/06/03          0
    0031449010                           O            01/06/33
    0


    8339463          A06/G02             F           51,000.00         ZZ
                                         360         50,958.19          1
1


                                       7.000            339.31         77
                                       6.750            339.31
    DETROIT          MI   48205          5            12/31/02         00
    0435213616                           05           02/01/03          0
    021000020231574                      O            01/01/33
    0


    8339509          U05/G02             F           66,000.00         ZZ
                                         360         65,938.88          1
                                       6.375            411.75         80
                                       6.125            411.75
    MCALLEN          TX   78503          5            12/19/02         00
    0435232897                           05           02/01/03          0
    3279792                              O            01/01/33
    0


    8339555          313/G02             F           74,000.00         ZZ
                                         360         73,931.46          1
                                       6.375            461.67         47
                                       6.125            461.67
    CHANDLER         AZ   85225          2            12/30/02         00
    0435274139                           03           02/01/03          0
    0009177841                           O            01/01/33
    0


    8339595          U05/G02             F           68,000.00         ZZ
                                         360         67,949.53          1
                                       7.500            475.47         80
                                       7.250            475.47
    FORT WORTH       TX   76110          5            12/23/02         00
    0435297791                           05           02/01/03          0
    3295149                              O            01/01/33
    0


    8339651          A06/G02             F           88,200.00         ZZ
                                         360         88,136.16          1
                                       7.625            624.28         90
                                       7.375            624.28
    LANSING          MI   48911          5            12/18/02         12
    0435214200                           05           02/01/03         25
    021000020221343                      O            01/01/33
    0


    8339779          S11/G02             F          268,000.00         ZZ
                                         360        267,739.52          1
                                       6.125          1,628.40         80
                                       5.875          1,628.40
    ANAHEIM          CA   92805          2            12/23/02         00
    0435216981                           05           02/01/03          0
1


    10210159                             O            01/01/33
    0


    8339787          003/G02             F          281,700.00         ZZ
                                         360        281,445.34          4
                                       6.500          1,780.54         90
                                       6.250          1,780.54
    SNELLVILLE       GA   30078          1            12/23/02         12
    0435180054                           05           02/01/03         25
    0021888334                           N            01/01/33
    0


    8339921          P09/G02             F          352,560.00         ZZ
                                         360        352,225.48          1
                                       6.250          2,170.77         80
                                       6.000          2,170.77
    LORTON           VA   22079          5            12/20/02         00
    0435196555                           05           02/01/03          0
    MOSBY2                               O            01/01/33
    0


    8340139          P44/G02             F          144,000.00         ZZ
                                         360        144,000.00          3
                                       6.500            910.18         78
                                       6.250            910.18
    WEBSTER          MA   01570          5            12/30/02         00
    0435188784                           05           03/01/03          0
    581726779                            O            02/01/33
    0


    8340141          P44/G02             F          252,000.00         ZZ
                                         360        252,000.00          2
                                       7.125          1,697.77         80
                                       6.875          1,697.77
    CAMBRIDGE        MA   02139          1            01/03/03         00
    0435190525                           05           03/01/03          0
    CITRANO                              N            02/01/33
    0


    8340177          P44/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       7.250            600.32         80
                                       7.000            600.32
    HYANNIS          MA   02601          1            01/03/03         00
    0435183595                           01           03/01/03          0
    138962                               N            02/01/33
    0


1


    8340181          X31/G02             F          350,000.00         ZZ
                                         360        349,691.20          1
                                       6.625          2,241.09         78
                                       6.375          2,241.09
    DOWNEY           CA   90240          2            12/18/02         00
    0435211040                           05           02/01/03          0
    40104309                             O            01/01/33
    0


    8340312          E23/G02             F          375,000.00         ZZ
                                         360        374,644.18          1
                                       6.250          2,308.94         58
                                       6.000          2,308.94
    RAMONA           CA   92065          5            12/05/02         00
    0435235940                           03           02/01/03          0
    11015085                             O            01/01/33
    0


    8340416          R68/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
                                       6.875            413.87         75
                                       6.625            413.87
    HOLLYWOOD        FL   33019          1            01/06/03         00
    0435206230                           01           03/01/03          0
    7604838                              N            02/01/33
    0


    8340523          420/G02             F          800,000.00         ZZ
                                         360        799,259.04          1
                                       6.375          4,990.96         70
                                       6.125          4,990.96
    SEBASTOPOL       CA   95472          2            12/24/02         00
    0435185756                           05           02/01/03          0
    72004842                             O            01/01/33
    0


    8341079          196/G02             F          400,000.00         ZZ
                                         360        399,620.46          1
                                       6.250          2,462.87         75
                                       6.000          2,462.87
    MILBURN          NJ   07041          5            12/17/02         00
    0435230636                           05           02/01/03          0
    1330548                              O            01/01/33
    0


    8341085          196/G02             F          472,600.00         ZZ
                                         360        472,172.76          1
                                       6.500          2,987.16         75
                                       6.250          2,987.16
1


    BROOKLINE        MA   02445          5            12/20/02         00
    0435241229                           05           02/01/03          0
    1330733                              O            01/01/33
    0


    8341117          196/G02             F          407,200.00         ZZ
                                         360        406,443.70          1
                                       6.375          2,540.40         80
                                       6.125          2,540.40
    ANDOVER          MA   01810          1            12/06/02         00
    0435253943                           05           01/01/03          0
    1334531                              O            12/01/32
    0


    8341121          196/G02             F          320,000.00         T
                                         360        319,391.16          1
                                       6.250          1,970.30         69
                                       6.000          1,970.30
    STRAFFORD        NH   03884          5            12/06/02         00
    0435225743                           05           01/01/03          0
    1334671                              O            12/01/32
    0


    8341167          196/G02             F          400,000.00         ZZ
                                         360        399,238.95          1
                                       6.250          2,462.87         80
                                       6.000          2,462.87
    COVINGTON        LA   70435          5            12/02/02         00
    0435225107                           05           01/01/03          0
    1580669                              O            12/01/32
    0


    8341185          196/G02             F          408,000.00         ZZ
                                         360        407,063.20          1
                                       6.500          2,578.84         80
                                       6.250          2,578.84
    SHERMAN OAKS     CA   91423          5            11/11/02         00
    0435238621                           05           01/01/03          0
    1587135                              O            12/01/32
    0


    8341211          196/G02             F          450,000.00         ZZ
                                         360        449,593.19          1
                                       6.500          2,844.31         79
                                       6.250          2,844.31
    ESCONDIDO        CA   92027          5            12/13/02         00
    0435240478                           05           02/01/03          0
    1589682                              O            01/01/33
    0
1




    8341219          196/G02             F          425,000.00         ZZ
                                         360        424,210.63          1
                                       6.375          2,651.45         75
                                       6.125          2,651.45
    FAIRFAX          VA   22032          5            12/03/02         00
    0435223128                           05           01/01/03          0
    1590264                              O            12/01/32
    0


    8341259          196/G02             F          340,000.00         ZZ
                                         360        339,685.09          1
                                       6.375          2,121.16         61
                                       6.125          2,121.16
    BREA             CA   92821          5            12/06/02         00
    0435253448                           05           02/01/03          0
    1594012                              O            01/01/33
    0


    8341281          196/G02             F          380,000.00         ZZ
                                         360        379,656.47          1
                                       6.500          2,401.86         80
                                       6.250          2,401.86
    GLENDORA         CA   91741          5            12/18/02         00
    0435280920                           05           02/01/03          0
    1595302                              O            01/01/33
    0


    8341301          196/G02             F          460,000.00         ZZ
                                         360        459,145.62          1
                                       6.375          2,869.81         74
                                       6.125          2,869.81
    CARMEL           IN   46032          5            12/04/02         00
    0435230495                           03           01/01/03          0
    1597058                              O            12/01/32
    0


    8341323          196/G02             F          496,500.00         ZZ
                                         360        495,555.34          1
                                       6.250          3,057.04         79
                                       6.000          3,057.04
    CERRITOS         CA   90703          2            11/20/02         00
    0435218094                           05           01/01/03          0
    1602603                              O            12/01/32
    0


    8341355          196/G02             F          480,000.00         ZZ
                                         360        479,544.55          1
1


                                       6.250          2,955.45         80
                                       6.000          2,955.45
    THOUSAND OAKS    CA   91362          2            12/12/02         00
    0435232061                           05           02/01/03          0
    1604552                              O            01/01/33
    0


    8341357          196/G02             F          420,000.00         ZZ
                                         360        419,610.99          1
                                       6.375          2,620.26         75
                                       6.125          2,620.26
    CARMEL           CA   93923          5            12/20/02         00
    0435254081                           05           02/01/03          0
    1604651                              O            01/01/33
    0


    8341415          940/G02             F          340,000.00         ZZ
                                         360        339,685.09          1
                                       6.375          2,121.16         80
                                       6.125          2,121.16
    GLENDALE         CA   91206          5            12/30/02         00
    0435200365                           05           02/01/03          0
    40021124                             O            01/01/33
    0


    8341561          Q87/G02             F           60,750.00         ZZ
                                         360         60,659.56          1
                                       7.500            424.77         75
                                       7.250            424.77
    TRINITY          TX   75862          5            11/27/02         00
    0435297999                           05           01/03/03          0
    1                                    O            12/03/32
    0


    8341573          M18/G02             F          556,000.00         ZZ
                                         360        555,544.25          1
                                       7.000          3,699.08         80
                                       6.750          3,699.08
    IRVINE           CA   92606          5            12/06/02         00
    0435175963                           03           02/01/03          0
    980102140                            O            01/01/33
    0


    8341754          E23/G02             F          272,000.00         ZZ
                                         360        271,754.10          1
                                       6.500          1,719.23         80
                                       6.250          1,719.23
    HAYWARD          CA   94541          5            12/11/02         00
    0435239173                           01           02/01/03          0
1


    51022282                             O            01/01/33
    0


    8341756          E23/G02             F          330,000.00         ZZ
                                         360        329,694.36          1
                                       6.375          2,058.77         69
                                       6.125          2,058.77
    SAN DIEGO        CA   92131          5            12/03/02         00
    0435136478                           05           02/01/03          0
    11015309                             O            01/01/33
    0


    8341828          E23/G02             F          440,000.00         ZZ
                                         360        439,592.47          1
                                       6.375          2,745.03         80
                                       6.125          2,745.03
    YORBA LINDA      CA   92886          1            12/04/02         00
    0435214929                           05           02/01/03          0
    51021480                             O            01/01/33
    0


    8341834          E23/G02             F          330,000.00         ZZ
                                         360        329,694.36          1
                                       6.375          2,058.77         85
                                       6.125          2,058.77
    SAN LEANDRO      CA   94579          5            12/02/02         04
    0435214192                           05           02/01/03         12
    61008182                             O            01/01/33
    0


    8341926          L68/G02             F          180,500.00         ZZ
                                         360        180,359.19          1
                                       7.250          1,231.33         95
                                       7.000          1,231.33
    DALE CITY        VA   22193          5            12/14/02         14
    0435221254                           05           02/01/03         30
    7265087                              O            01/01/33
    0


    8341942          E23/G02             F          117,000.00         ZZ
                                         360        116,899.27          1
                                       6.750            758.86         78
                                       6.500            758.86
    SALT LAKE CITY   UT   84118          2            12/03/02         00
    0435264981                           05           02/01/03          0
    41005244                             O            01/01/33
    0


1


    8342053          W93/G02             F          145,000.00         ZZ
                                         360        144,881.14          1
                                       7.000            964.69         61
                                       6.750            964.69
    CHULA VISTA      CA   91911          5            12/24/02         00
    0435222328                           05           02/01/03          0
    28425123                             N            01/01/33
    0


    8342101          W93/G02             F          225,000.00         ZZ
                                         360        224,801.49          1
                                       6.625          1,440.70         75
                                       6.375          1,440.70
    SAN DIEGO        CA   92115          5            12/19/02         00
    0435198601                           05           02/01/03          0
    28424793                             O            01/01/33
    0


    8342164          E23/G02             F           96,000.00         ZZ
                                         360         95,908.91          1
                                       6.250            591.09         62
                                       6.000            591.09
    EUREKA           CA   95501          2            12/05/02         00
    0435208822                           05           02/01/03          0
    62004504                             O            01/01/33
    0


    8342316          E23/G02             F          437,592.00         ZZ
                                         360        437,176.79          1
                                       6.250          2,694.33         80
                                       6.000          2,694.33
    RIVERSIDE        CA   92505          1            12/10/02         00
    0435224662                           03           02/01/03          0
    51021204                             O            01/01/33
    0


    8342341          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
                                       6.500            758.48         75
                                       6.250            758.48
    BENNINGTON       NE   68007          5            01/08/03         00
    0415201433                           05           03/01/03          0
    0415201433                           N            02/01/33
    0


    8342357          E22/G02             F          108,000.00         ZZ
                                         360        107,917.82          1
                                       7.375            745.93         90
                                       7.125            745.93
1


    CLAYMONT         DE   19703          5            01/03/03         01
    0415366533                           05           02/01/03         30
    0415366533                           O            01/01/33
    0


    8342369          E22/G02             F          279,000.00         ZZ
                                         360        279,000.00          1
                                       6.125          1,695.23         90
                                       5.875          1,695.23
    DALLAS           TX   75252          1            01/08/03         01
    0415446277                           03           03/01/03         30
    0415446277                           O            02/01/33
    0


    8342375          E22/G02             F          592,500.00         ZZ
                                         360        592,500.00          1
                                       6.500          3,745.00         75
                                       6.250          3,745.00
    DALLAS           TX   75209          5            01/03/03         00
    0415458926                           03           03/01/03          0
    0415458926                           O            02/01/33
    0


    8342393          E22/G02             F           89,600.00         ZZ
                                         360         89,524.72          1
                                       6.875            588.61         80
                                       6.625            588.61
    AUSTIN           TX   78744          5            01/03/03         00
    0415506583                           05           02/01/03          0
    0415506583                           O            01/01/33
    0


    8342405          E22/G02             F           99,000.00         ZZ
                                         360         99,000.00          2
                                       7.750            709.25         90
                                       7.500            709.25
    JACKSONVILLE     FL   32220          2            01/08/03         04
    0415565894                           05           03/01/03         25
    0415565894                           N            02/01/33
    0


    8342409          E22/G02             F          231,200.00         ZZ
                                         360        231,200.00          1
                                       6.250          1,423.54         80
                                       6.000          1,423.54
    BOGOTA           NJ   07603          5            12/30/02         00
    0415572361                           05           03/01/03          0
    0415572361                           O            02/01/33
    0
1




    8342423          E22/G02             F          123,000.00         ZZ
                                         360        123,000.00          1
                                       6.375            767.36         69
                                       6.125            767.36
    ENFIELD          CT   06082          5            01/03/03         00
    0415604792                           05           03/01/03          0
    0415604792                           O            02/01/33
    0


    8342425          E22/G02             F           28,800.00         ZZ
                                         360         28,800.00          1
                                       7.750            206.33         90
                                       7.500            206.33
    CARBONDALE       IL   62901          1            01/07/03         04
    0415605914                           05           03/01/03         25
    0415605914                           N            02/01/33
    0


    8342429          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.250            775.80         58
                                       6.000            775.80
    KEY BISCAYNE     FL   33149          5            12/30/02         00
    0415610633                           01           03/01/03          0
    0415610633                           N            02/01/33
    0


    8342433          E22/G02             F          445,000.00         ZZ
                                         360        445,000.00          1
                                       6.375          2,776.22         73
                                       6.125          2,776.22
    TORRANCE         CA   90503          2            12/30/02         00
    0415618685                           05           03/01/03          0
    0415618685                           O            02/01/33
    0


    8342441          E22/G02             F          169,575.00         ZZ
                                         360        169,575.00          1
                                       6.625          1,085.81         95
                                       6.375          1,085.81
    STERLING HEIGHT  MI   48312          5            01/03/03         04
    0415630409                           05           03/01/03         30
    0415630409                           O            02/01/33
    0


    8342451          E22/G02             F          294,000.00         ZZ
                                         360        293,727.70          1
1


                                       6.375          1,834.18         90
                                       6.125          1,834.18
    THOMASTON        CT   06787          5            01/03/03         04
    0415642644                           05           02/01/03         25
    0415642644                           O            01/01/33
    0


    8342455          E22/G02             F          158,400.00         ZZ
                                         360        158,253.29          1
                                       6.375            988.21         80
                                       6.125            988.21
    RIALTO           CA   92376          1            12/27/02         00
    0415645142                           05           02/01/03          0
    0415645142                           O            01/01/33
    0


    8342463          E22/G02             F          309,000.00         ZZ
                                         360        309,000.00          1
                                       6.250          1,902.57         77
                                       6.000          1,902.57
    LIVERMORE        CA   94550          5            12/31/02         00
    0415662600                           05           03/01/03          0
    0415662600                           O            02/01/33
    0


    8342465          E22/G02             F          307,700.00         ZZ
                                         360        307,700.00          1
                                       6.000          1,844.82         71
                                       5.750          1,844.82
    MONTEREY         CA   93940          2            12/31/02         00
    0415664267                           05           03/01/03          0
    0415664267                           O            02/01/33
    0


    8342475          E22/G02             F          363,500.00         ZZ
                                         360        363,500.00          1
                                       6.375          2,267.77         68
                                       6.125          2,267.77
    BEND             OR   97701          2            12/31/02         00
    0415676907                           05           03/01/03          0
    0415676907                           O            02/01/33
    0


    8342485          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
                                       7.750            322.39         75
                                       7.500            322.39
    DAYTON           OH   45417          2            01/08/03         00
    0435259742                           05           03/01/03          0
1


    0415697101                           N            02/01/33
    0


    8342489          E22/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
                                       7.250          1,050.55         64
                                       7.000          1,050.55
    LOS ANGELES      CA   91306          5            12/27/02         00
    0415697713                           05           03/01/03          0
    0415697713                           N            02/01/33
    0


    8342515          E47/G02             F          252,000.00         ZZ
                                         360        251,766.60          1
                                       6.375          1,572.15         80
                                       6.125          1,572.15
    HAYWARD          CA   94544          5            12/26/02         00
    0435227160                           05           02/01/03          0
    7359512324                           O            01/01/33
    0


    8342525          E22/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
                                       6.125          1,482.57         77
                                       5.875          1,482.57
    GALT             CA   95632          2            12/30/02         00
    0415731629                           05           03/01/03          0
    0415731629                           O            02/01/33
    0


    8342529          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.250            554.15         69
                                       6.000            554.15
    ROSEVILLE        MI   48066          5            01/03/03         00
    0415734987                           05           03/01/03          0
    0415734987                           O            02/01/33
    0


    8342534          E23/G02             F          382,000.00         ZZ
                                         360        381,654.67          1
                                       6.500          2,414.50         89
                                       6.250          2,414.50
    LA MIRADA        CA   90638          2            12/20/02         04
    0435208723                           03           02/01/03         25
    51023448                             O            01/01/33
    0


1


    8342538          E23/G02             F          450,000.00         ZZ
                                         360        449,593.19          1
                                       6.500          2,844.31         67
                                       6.250          2,844.31
    SAINT HELENA     CA   94574          5            12/23/02         00
    0435208905                           05           02/01/03          0
    62005185                             O            01/01/33
    0


    8342575          E22/G02             F          195,750.00         ZZ
                                         360        195,750.00          4
                                       6.750          1,269.63         75
                                       6.500          1,269.63
    FOUNTAIN         CO   80817          1            01/07/03         00
    0415748631                           05           03/01/03          0
    0415748631                           N            02/01/33
    0


    8342577          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       6.750            963.17         85
                                       6.500            963.17
    GRANTS PASS      OR   97526          5            01/02/03         10
    0415749381                           05           03/01/03         12
    0415749381                           O            02/01/33
    0


    8342583          E22/G02             F          235,500.00         ZZ
                                         360        235,287.11          1
                                       6.500          1,488.52         67
                                       6.250          1,488.52
    POMPANO BEACH    FL   33060          5            01/03/03         00
    0415758119                           05           02/01/03          0
    0415758119                           O            01/01/33
    0


    8342587          E22/G02             F          181,050.00         ZZ
                                         360        181,050.00          2
                                       7.000          1,204.53         85
                                       6.750          1,204.53
    WATERLOO         IL   62298          5            01/03/03         01
    0415774215                           05           03/01/03         12
    0415774215                           O            02/01/33
    0


    8342591          E22/G02             F          234,000.00         ZZ
                                         360        234,000.00          1
                                       5.875          1,384.20         47
                                       5.625          1,384.20
1


    BIRMINGHAM       AL   35243          1            01/08/03         00
    0415785161                           05           03/01/03          0
    0415785161                           O            02/01/33
    0


    8342599          E22/G02             F           71,100.00         ZZ
                                         360         71,100.00          1
                                       7.250            485.03         90
                                       7.000            485.03
    SOUTH BEND       IN   46625          2            01/03/03         04
    0415790138                           05           03/01/03         25
    0415790138                           O            02/01/33
    0


    8342607          E22/G02             F           85,000.00         ZZ
                                         360         84,923.16          1
                                       6.500            537.26         73
                                       6.250            537.26
    ATHENS           AL   35611          2            01/03/03         00
    0415799030                           05           02/01/03          0
    0415799030                           O            01/01/33
    0


    8342627          E22/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.625          1,197.38         75
                                       6.375          1,197.38
    KENMORE          WA   98028          2            01/03/03         00
    0415819515                           05           03/01/03          0
    0415819515                           N            02/01/33
    0


    8342663          B44/G02             F          425,000.00         ZZ
                                         360        424,634.09          1
                                       6.750          2,756.54         57
                                       6.500          2,756.54
    DAVIS            CA   95616          2            12/19/02         00
    0435197165                           05           02/01/03          0
    3021818                              O            01/01/33
    0


    8342778          W98/G02             F          364,000.00         ZZ
                                         360        363,654.62          1
                                       6.250          2,241.21         80
                                       6.000          2,241.21
    LEESBURG         VA   20176          2            12/27/02         00
    0435193370                           03           02/01/03          0
    HARDIN2                              O            01/01/33
    0
1




    8342815          X31/G02             F          132,720.00         ZZ
                                         360        132,608.50          2
                                       6.875            871.88         80
                                       6.625            871.88
    SALEM            OR   97304          1            12/19/02         00
    0435282678                           05           02/01/03          0
    52000272                             N            01/01/33
    0


    8342873          X67/G02             F          260,000.00         ZZ
                                         360        259,753.31          1
                                       6.250          1,600.86         61
                                       6.000          1,600.86
    RANCHO CUCAMONG  CA   91730          2            12/12/02         00
    0435213236                           05           02/01/03          0
    00281426                             O            01/01/33
    0


    8342895          E47/G02             F          192,000.00         ZZ
                                         360        191,822.17          1
                                       6.375          1,197.83         80
                                       6.125          1,197.83
    TROY             MI   48098          2            12/20/02         00
    0435303441                           05           02/01/03          0
    7360514871                           O            01/01/33
    0


    8342925          L86/G02             F          182,000.00         ZZ
                                         360        181,831.44          1
                                       6.375          1,135.44         45
                                       6.125          1,135.44
    SCOTTSDALE       AZ   85259          5            12/16/02         00
    0435193826                           03           02/01/03          0
    10001354                             O            01/01/33
    0


    8342927          T09/G02             F          444,000.00         ZZ
                                         360        443,608.27          1
                                       6.625          2,842.98         80
                                       6.375          2,842.98
    SAN JOSE         CA   95008          2            12/24/02         00
    0435261854                           05           02/01/03          0
    2002246600                           O            01/01/33
    0


    8343427          M66/G02             F          225,000.00         ZZ
                                         360        225,000.00          3
1


                                       7.625          1,592.54         90
                                       7.375          1,592.54
    PATERSON         NJ   07504          1            01/03/03         11
    0435208855                           05           03/01/03         25
    1                                    N            02/01/33
    0


    8343611          L85/G02             F          560,000.00         ZZ
                                         360        560,000.00          1
                                       6.250          3,448.02         80
                                       6.000          3,448.02
    TIERRA VERDE     FL   33715          5            01/06/03         00
    0435286828                           05           03/01/03          0
    10212027FL                           O            02/01/33
    0


    8343817          E82/G02             F          275,000.00         ZZ
                                         360        275,000.00          3
                                       7.125          1,852.73         51
                                       6.875          1,852.73
    WOODSIDE         NY   11377          5            01/06/03         00
    0400692224                           05           03/01/03          0
    0400692224                           O            02/01/33
    0


    8343821          E82/G02             F          191,800.00         ZZ
                                         360        191,800.00          1
                                       6.250          1,180.95         80
                                       6.000          1,180.95
    TRENTON          MI   48183          2            01/03/03         00
    0400728408                           05           03/01/03          0
    1833729                              O            02/01/33
    0


    8343830          E23/G02             F           98,400.00         ZZ
                                         360         98,311.05          1
                                       6.500            621.95         80
                                       6.250            621.95
    PHOENIX          AZ   85053          1            12/20/02         00
    0435190087                           05           02/01/03          0
    41005609                             O            01/01/33
    0


    8343831          E82/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
                                       6.375            555.24         25
                                       6.125            555.24
    WALNUT           CA   91789          2            01/06/03         00
    0400751418                           05           03/01/03          0
1


    1797958                              N            02/01/33
    0


    8343839          E82/G02             F           88,400.00         ZZ
                                         360         88,400.00          1
                                       6.375            551.50         73
                                       6.125            551.50
    EUGENE           OR   97402          2            01/06/03         00
    0400754271                           05           03/01/03          0
    1800443                              O            02/01/33
    0


    8343863          E82/G02             F          214,500.00         ZZ
                                         360        214,500.00          1
                                       7.000          1,427.07         86
                                       6.750          1,427.07
    ELIZABETH        AR   72531          2            01/06/03         10
    0400748232                           05           03/01/03         25
    4181674                              O            02/01/33
    0


    8343875          P21/G02             F          300,700.00         ZZ
                                         360        300,434.69          1
                                       6.625          1,925.42         73
                                       6.375          1,925.42
    HACIENDA HEIGHT  CA   91745          5            12/13/02         00
    0435284138                           05           02/01/03          0
    0211049                              O            01/01/33
    0


    8343879          L20/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.375            898.37         80
                                       6.125            898.37
    PLEASANT VIEW    UT   84414          5            01/03/03         00
    0435209952                           05           03/01/03          0
    1061070094                           O            02/01/33
    0


    8343893          F89/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.875            578.10         80
                                       6.625            578.10
    LANCASTER        CA   93536          1            01/06/03         00
    0435189782                           01           03/01/03          0
    10626135                             N            02/01/33
    0


1


    8343899          N74/G02             F           46,000.00         ZZ
                                         360         45,959.42          1
                                       6.625            294.54         65
                                       6.375            294.54
    HAMPTON          VA   23661          2            12/31/02         00
    0435263124                           05           02/06/03          0
    0031460010                           O            01/06/33
    0


    8343943          P44/G02             F           80,000.00         T
                                         360         80,000.00          1
                                       6.125            486.09         37
                                       5.875            486.09
    DENNISPORT       MA   02639          1            01/03/03         00
    0435185673                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8343953          P44/G02             F          246,000.00         ZZ
                                         360        246,000.00          1
                                       6.375          1,534.72         69
                                       6.125          1,534.72
    FALMOUTH (EAST)  MA   02536          2            12/30/02         00
    0435188842                           05           03/01/03          0
    1                                    O            02/01/33
    0


    8344025          S43/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       6.875            430.95         80
                                       6.625            430.95
    ALBUQUERQUE      NM   87102          2            01/02/03         00
    0435190798                           05           03/01/03          0
    021075                               N            02/01/33
    0


    8344047          W77/G02             F          120,000.00         ZZ
                                         360        119,896.68          1
                                       6.750            778.32         80
                                       6.500            778.32
    AUSTIN           TX   78750          5            12/23/02         00
    0435314950                           05           02/01/03          0
    W0212065                             O            01/01/33
    0


    8344103          G27/G02             F          123,750.00         ZZ
                                         360        123,646.03          1
                                       6.875            812.95         75
                                       6.625            812.95
1


    RIVERSIDE        CA   92503          5            12/30/02         00
    0435249065                           05           02/01/03          0
    20902167                             N            01/01/33
    0


    8344119          967/G02             F          231,200.00         ZZ
                                         360        230,980.63          1
                                       6.250          1,423.54         75
                                       6.000          1,423.54
    APACHE JUNCTION  AZ   85220          2            12/30/02         00
    0435173752                           05           02/01/03          0
    5915145                              O            01/01/33
    0


    8344123          Q87/G02             F          171,900.00         ZZ
                                         360        171,595.84          1
                                       6.625          1,100.69         90
                                       6.375          1,100.69
    WARRENTON        VA   20187          5            12/13/02         10
    0435233739                           05           01/18/03         25
    YAJO01                               O            12/18/32
    0


    8344328          E23/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.375          3,119.35         79
                                       6.125          3,119.35
    SAN FRANCISCO    CA   94127          1            01/02/03         00
    0435298807                           05           03/01/03          0
    62004919                             O            02/01/33
    0


    8344361          W09/G02             F          216,100.00         ZZ
                                         360        216,100.00          1
                                       6.375          1,348.19         78
                                       6.125          1,348.19
    WALTON           KY   41094          2            01/08/03         00
    0435246699                           05           03/01/03          0
    20029830                             O            02/01/33
    0


    8344541          737/G02             F          169,100.00         ZZ
                                         360        168,947.13          1
                                       6.500          1,068.83         95
                                       6.250          1,068.83
    HANOVER          MD   21076          2            12/30/02         01
    0435215561                           05           02/01/03         30
    2087343                              O            01/01/33
    0
1




    8344602          E23/G02             F          161,600.00         ZZ
                                         360        161,453.91          1
                                       6.500          1,021.42         80
                                       6.250          1,021.42
    HIGHLAND         CA   92346          1            12/26/02         00
    0435244454                           03           02/01/03          0
    51023570                             O            01/01/33
    0


    8344678          Q51/G02             F          464,000.00         ZZ
                                         360        464,000.00          1
                                       6.375          2,894.76         80
                                       6.125          2,894.76
    RANCHO SANTA MA  CA   92688          5            01/03/03         00
    0435281910                           03           03/01/03          0
    0658572                              O            02/01/33
    0


    8344709          W35/G02             F           52,000.00         ZZ
                                         360         51,924.48          1
                                       7.625            368.06         79
                                       7.375            368.06
    LYNCHBURG        SC   29080          5            12/18/02         00
    0435269386                           05           01/23/03          0
    15253                                O            12/23/32
    0


    8344721          E57/G02             F          283,500.00         ZZ
                                         360        283,249.88          1
                                       6.625          1,815.28         90
                                       6.375          1,815.28
    MONROVIA         CA   91016          5            12/19/02         04
    0435241658                           03           02/01/03         25
    06012639                             O            01/01/33
    0


    8344723          X67/G02             F           91,200.00         ZZ
                                         360         91,117.55          2
                                       6.500            576.45         80
                                       6.250            576.45
    NEW CARLISLE     OH   45344          1            12/17/02         00
    0435298823                           05           02/01/03          0
    00282139                             N            01/01/33
    0


    8344813          Q59/G02             F          167,200.00         ZZ
                                         360        167,069.57          1
1


                                       7.250          1,140.60         80
                                       7.000          1,140.60
    LOS ANGELES      CA   90006          1            12/27/02         00
    0435241062                           01           02/01/03          0
    0000404430                           N            01/01/33
    0


    8344825          U35/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       7.125            700.67         80
                                       6.875            700.67
    FORT WAYNE       IN   46845          5            01/06/03         00
    0435205281                           05           03/01/03          0
    10498258                             O            02/01/33
    0


    8344891          W93/G02             F          128,680.00         ZZ
                                         360        128,582.09          1
                                       7.375            888.76         80
                                       7.125            888.76
    SCOTTSDALE       AZ   85251          1            12/27/02         00
    0435224761                           01           02/01/03          0
    55417720                             O            01/01/33
    0


    8344899          K15/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.625            624.94         77
                                       6.375            624.94
    WEST OSSIPEE     NH   03890          5            12/30/02         00
    0435197983                           05           03/01/03          0
    033105508258                         O            02/01/33
    0


    8344939          E47/G02             F           63,900.00         ZZ
                                         360         63,842.24          1
                                       6.500            403.89         90
                                       6.250            403.89
    CHICAGO          IL   60617          1            12/27/02         11
    0435234703                           07           02/01/03         25
    7360514800                           N            01/01/33
    0


    8344973          M27/G02             F          456,000.00         ZZ
                                         360        456,000.00          1
                                       6.000          2,733.95         80
                                       5.750          2,733.95
    CHAPEL HILL      NC   27516          2            12/30/02         00
    0435278544                           05           03/01/03          0
1


    0100029095                           O            02/01/33
    0


    8345015          Y23/G02             F          258,800.00         ZZ
                                         360        258,548.46          1
                                       6.125          1,572.50         74
                                       5.875          1,572.50
    DALLAS           TX   75254          5            12/26/02         00
    0435277447                           05           02/01/03          0
    1000031404                           O            01/01/33
    0


    8345108          E23/G02             F          150,000.00         ZZ
                                         360        149,861.08          1
                                       6.375            935.80         48
                                       6.125            935.80
    LOS ANGELES      CA   91406          5            12/19/02         00
    0435287875                           05           02/01/03          0
    51022114                             O            01/01/33
    0


    8345177          P33/G02             F          103,500.00         ZZ
                                         360        103,415.16          1
                                       7.000            688.59         90
                                       6.750            688.59
    TAMPA            FL   33624          5            12/18/02         12
    0435330592                           05           02/01/03         25
    15630236                             O            01/01/33
    0


    8345262          L68/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
                                       7.000          1,230.81         83
                                       6.750          1,230.81
    NEW BEDFORD      MA   02745          5            01/06/03         14
    0435254156                           05           03/01/03         12
    5235696                              O            02/01/33
    0


    8345299          N47/G02             F          220,000.00         ZZ
                                         360        219,791.25          1
                                       6.250          1,354.58         80
                                       6.000          1,354.58
    SAN JOSE         CA   95122          1            12/30/02         00
    0435261987                           01           02/01/03          0
    20501478                             O            01/01/33
    0


1


    8345346          E23/G02             F          343,000.00         ZZ
                                         360        342,682.32          1
                                       6.375          2,139.87         80
                                       6.125          2,139.87
    FOUNTAIN VALLEY  CA   92708          5            12/27/02         00
    0435294095                           05           02/01/03          0
    51022741                             O            01/01/33
    0


    8345350          E23/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.500          2,300.73         80
                                       6.250          2,300.73
    WESTMINSTER      CA   92683          5            01/01/03         00
    0435273420                           05           03/01/03          0
    51023195                             O            02/01/33
    0


    8345363          G34/G02             F           75,950.00         ZZ
                                         360         75,877.93          1
                                       6.250            467.64         57
                                       6.000            467.64
    WEATHERFORD      TX   76087          2            12/16/02         00
    0435194477                           05           02/01/03          0
    85209726                             O            01/01/33
    0


    8345372          E23/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.375          2,071.25         80
                                       6.125          2,071.25
    SALINAS          CA   93906          1            01/02/03         00
    0435276100                           05           03/01/03          0
    63000713                             O            02/01/33
    0


    8345379          M27/G02             F          145,800.00         ZZ
                                         360        145,800.00          1
                                       6.875            957.80         90
                                       6.625            957.80
    EASLEY           SC   29642          2            01/02/03         01
    0435218391                           05           03/01/03         25
    1                                    O            02/01/33
    0


    8345385          A06/G02             F          284,160.00         ZZ
                                         360        283,896.81          1
                                       6.375          1,772.79         80
                                       6.125          1,772.79
1


    NORTHVILLE       MI   48167          1            12/31/02         00
    0435215637                           05           02/01/03          0
    021000020232519                      O            01/01/33
    0


    8345613          E82/G02             F          209,100.00         ZZ
                                         360        209,100.00          1
                                       6.375          1,304.51         47
                                       6.125          1,304.51
    BEDFORD HILLS    NY   10507          2            01/06/03         00
    0400745378                           05           03/01/03          0
    1922800                              O            02/01/33
    0


    8345720          U66/G02             F          293,000.00         ZZ
                                         360        293,000.00          1
                                       6.250          1,804.05         87
                                       6.000          1,804.05
    THE WOODLANDS    TX   77382          2            01/16/03         11
    0435288998                           05           03/01/03         12
    604                                  O            02/01/33
    0


    8345739          E22/G02             F           82,400.00         ZZ
                                         360         82,400.00          1
                                       6.250            507.35         80
                                       6.000            507.35
    NAMPA            ID   83651          2            01/03/03         00
    0415751932                           03           03/01/03          0
    0415751932                           N            02/01/33
    0


    8345743          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          4
                                       7.750            838.20         90
                                       7.500            838.20
    HOUSTON          TX   77023          1            01/09/03         01
    0415780139                           05           03/01/03         25
    0415780139                           N            02/01/33
    0


    8345769          E22/G02             F          238,400.00         ZZ
                                         360        238,400.00          1
                                       6.875          1,566.12         80
                                       6.625          1,566.12
    RUNAWAY BAY      TX   76234          4            01/09/03         00
    0414163311                           05           03/01/03          0
    0414163311                           O            02/01/33
    0
1




    8345779          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       7.375            911.69         53
                                       7.125            911.69
    BOSTON           MA   02108          5            01/09/03         00
    0415384999                           08           03/01/03          0
    0415384999                           N            02/01/33
    0


    8345785          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          2
                                       6.875          1,379.55         78
                                       6.625          1,379.55
    LONG BEACH       CA   90804          5            01/02/03         00
    0415476910                           05           03/01/03          0
    0415476910                           O            02/01/33
    0


    8345789          P09/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       6.125          1,105.85         72
                                       5.875          1,105.85
    HYATTSVILLE      MD   20782          5            01/02/03         00
    0435236963                           05           03/01/03          0
    R0212138                             O            02/01/33
    0


    8345809          E22/G02             F          170,905.00         ZZ
                                         360        170,905.00          1
                                       6.875          1,122.72         95
                                       6.625          1,122.72
    LOXAHATCHEE      FL   33470          1            01/09/03         10
    0415595248                           05           03/01/03         35
    0415595248                           O            02/01/33
    0


    8345831          E22/G02             F          587,000.00         ZZ
                                         360        586,456.32          1
                                       6.375          3,662.12         62
                                       6.125          3,662.12
    SAN DIMAS        CA   91773          2            12/20/02         00
    0415668151                           05           02/01/03          0
    0415668151                           O            01/01/33
    0


    8345835          E22/G02             F          508,000.00         ZZ
                                         360        508,000.00          1
1


                                       7.125          3,422.49         80
                                       6.875          3,422.49
    SANFRANCISCO     CA   94131          5            01/02/03         00
    0415684844                           05           03/01/03          0
    0415684844                           O            02/01/33
    0


    8345847          E22/G02             F          547,000.00         ZZ
                                         360        547,000.00          1
                                       6.375          3,412.57         79
                                       6.125          3,412.57
    PLEASANTON       CA   94566          5            12/30/02         00
    0415694496                           05           03/01/03          0
    0415694496                           O            02/01/33
    0


    8345855          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.500            979.71         73
                                       6.250            979.71
    EDMONDS          WA   98026          2            12/31/02         00
    0415723204                           05           03/01/03          0
    0415723204                           N            02/01/33
    0


    8345859          E22/G02             F           82,400.00         ZZ
                                         360         82,400.00          1
                                       6.250            507.35         80
                                       6.000            507.35
    NAMPA            ID   83651          2            01/03/03         00
    0415734938                           03           03/01/03          0
    0415734938                           N            02/01/33
    0


    8345931          W93/G02             F          164,000.00         ZZ
                                         360        163,858.79          1
                                       6.750          1,063.71         80
                                       6.500          1,063.71
    CENTRAL POINT    OR   97502          1            12/16/02         00
    0435196019                           05           02/01/03          0
    1                                    O            01/01/33
    0


    8345939          U05/G02             F          120,000.00         ZZ
                                         360        119,886.14          1
                                       6.250            738.86         49
                                       6.000            738.86
    SEATTLE          WA   98148          5            12/12/02         00
    0435254735                           05           02/01/03          0
1


    3284201                              N            01/01/33
    0


    8346007          W93/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       6.250            724.09         80
                                       6.000            724.09
    COLORADO SPRING  CO   80918          1            01/03/03         00
    0435187711                           09           03/01/03          0
    77419333                             O            02/01/33
    0


    8346011          A06/G02             F          197,600.00         ZZ
                                         360        197,441.98          1
                                       7.125          1,331.27         80
                                       6.875          1,331.27
    HOLLY            MI   48442          5            12/31/02         00
    0435236609                           05           02/01/03          0
    0020230235                           O            01/01/33
    0


    8346019          G51/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.375          2,013.23         79
                                       6.125          2,013.23
    COLORADO SPRING  CO   80921          1            01/08/03         00
    0435232285                           03           03/01/03          0
    20003333                             O            02/01/33
    0


    8346091          W93/G02             F           95,200.00         ZZ
                                         360         95,121.96          1
                                       7.000            633.37         80
                                       6.750            633.37
    SUN CITY WEST    AZ   85375          1            12/17/02         00
    0435196274                           03           02/01/03          0
    55430830                             O            01/01/33
    0


    8346095          W93/G02             F          115,200.00         ZZ
                                         360        115,095.85          1
                                       6.500            728.15         80
                                       6.250            728.15
    PHOENIX          AZ   85015          1            12/17/02         00
    0435200134                           05           02/01/03          0
    55430784                             O            01/01/33
    0


1


    8346122          E23/G02             F          374,000.00         ZZ
                                         360        374,000.00          1
                                       6.375          2,333.27         82
                                       6.125          2,333.27
    SAN JOSE         CA   95122          5            01/15/03         04
    0435291109                           05           03/01/03         12
    61009174                             O            02/01/33
    0


    8346311          E82/G02             F          193,000.00         ZZ
                                         360        193,000.00          1
                                       7.250          1,316.60         84
                                       7.000          1,316.60
    COTATI           CA   94931          5            12/31/02         10
    0400740304                           01           03/01/03         12
    0400740304                           O            02/01/33
    0


    8346511          N47/G02             F          206,050.00         ZZ
                                         360        206,050.00          1
                                       6.375          1,285.48         78
                                       6.125          1,285.48
    OCEANSIDE        CA   92057          1            01/03/03         00
    0435261805                           01           03/01/03          0
    20500350                             O            02/01/33
    0


    8346577          E47/G02             F          152,000.00         ZZ
                                         240        151,699.25          1
                                       6.750          1,155.75         80
                                       6.500          1,155.75
    SAN ANTONIO      TX   78249          5            12/23/02         00
    0435222344                           05           02/01/03          0
    7328011622                           O            01/01/23
    0


    8346607          U05/G02             F           38,400.00         ZZ
                                         360         38,366.94          1
                                       6.750            249.06         80
                                       6.500            249.06
    HOLLYWOOD        FL   33023          1            01/02/03         00
    0435246715                           05           02/01/03          0
    3283495                              O            01/01/33
    0


    8346631          956/956             F          465,000.00         ZZ
                                         360        464,579.63          1
                                       6.500          2,939.12         70
                                       6.250          2,939.12
1


    LOS ANGELES      CA   90035          5            12/09/02         00
    812110004                            05           02/01/03          0
    812110004                            O            01/01/33
    0


    8346633          956/956             F          419,000.00         ZZ
                                         360        418,592.76          1
                                       6.125          2,545.89         65
                                       5.875          2,545.89
    ENGLEWOOD        CO   80110          2            12/06/02         00
    4312110369                           05           02/01/03          0
    4312110369                           O            01/01/33
    0


    8346635          956/956             F          545,000.00         ZZ
                                         360        544,482.88          1
                                       6.250          3,355.66         80
                                       6.000          3,355.66
    WESTBOROUGH      MA   01581          2            12/16/02         00
    2812110086                           05           02/01/03          0
    2812110086                           O            01/01/33
    0


    8346637          956/956             F          422,000.00         ZZ
                                         360        421,599.59          1
                                       6.250          2,598.33         79
                                       6.000          2,598.33
    SAN DIEGO        CA   92129          2            12/18/02         00
    1512120107                           05           02/01/03          0
    1512120107                           O            01/01/33
    0


    8346639          956/956             F          600,000.00         ZZ
                                         360        599,444.28          1
                                       6.375          3,743.22         74
                                       6.125          3,743.22
    HUNTINGTON BEAC  CA   92648          2            12/13/02         00
    612100101                            03           02/01/03          0
    612100101                            O            01/01/33
    0


    8346641          956/956             F          650,000.00         ZZ
                                         360        649,368.24          1
                                       6.125          3,949.47         79
                                       5.875          3,949.47
    REDMOND          WA   98052          2            12/18/02         00
    1712100169                           05           02/01/03          0
    1712100169                           O            01/01/33
    0
1




    8346643          956/956             F          336,000.00         ZZ
                                         360        334,839.22          1
                                       6.125          2,041.57         80
                                       5.875          2,041.57
    WALNUT           CA   91789          2            12/20/02         00
    612110215                            05           02/01/03          0
    612110215                            O            01/01/33
    0


    8346645          956/956             F          349,000.00         ZZ
                                         360        348,668.86          1
                                       6.250          2,148.85         79
                                       6.000          2,148.85
    BRENTWOOD        CA   94513          2            12/14/02         00
    112100546                            05           02/01/03          0
    112100546                            O            01/01/33
    0


    8346647          956/956             F          404,000.00         ZZ
                                         360        403,607.33          1
                                       6.125          2,454.75         80
                                       5.875          2,454.75
    SANTA ROSA       CA   95405          2            12/10/02         00
    812110087                            05           02/01/03          0
    812110087                            O            01/01/33
    0


    8346649          956/956             F          385,000.00         ZZ
                                         360        384,634.70          1
                                       6.250          2,370.51         80
                                       6.000          2,370.51
    SANTA ROSA       CA   95405          2            12/13/02         00
    812100194                            05           02/01/03          0
    812100194                            O            01/01/33
    0


    8346651          956/956             F          504,000.00         ZZ
                                         360        502,994.03          1
                                       6.000          3,021.73         80
                                       5.750          3,021.73
    OVERLAND PARK    KS   66221          2            11/29/02         00
    4312110169                           05           01/01/03          0
    4312110169                           O            12/01/32
    0


    8346653          956/956             F          400,000.00         ZZ
                                         360        399,629.52          1
1


                                       6.375          2,495.48         66
                                       6.125          2,495.48
    SANTA ROSA       CA   95404          5            12/10/02         00
    812100239                            03           02/01/03          0
    812100239                            O            01/01/33
    0


    8346655          956/956             F          370,450.00         ZZ
                                         360        370,098.51          1
                                       6.250          2,280.92         78
                                       6.000          2,280.92
    SAN CLEMENTE     CA   92672          2            12/11/02         00
    712110020                            05           02/01/03          0
    712110020                            O            01/01/33
    0


    8346657          956/956             F          343,381.00         ZZ
                                         360        343,039.17          1
                                       6.000          2,058.74         79
                                       5.750          2,058.74
    PISMO BEACH      CA   93449          2            12/06/02         00
    1112120208                           05           02/01/03          0
    1112120208                           O            01/01/33
    0


    8346661          956/956             F          561,900.00         ZZ
                                         360        561,366.85          1
                                       6.250          3,459.71         74
                                       6.000          3,459.71
    PORTLAND         OR   97266          2            12/18/02         00
    1412110038                           03           02/01/03          0
    1412110038                           O            01/01/33
    0


    8346695          U05/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.875            840.87         80
                                       6.625            840.87
    POMONA           CA   91767          5            01/02/03         00
    0435258843                           05           03/01/03          0
    3294646                              O            02/01/33
    0


    8346745          X82/G02             F          295,100.00         ZZ
                                         360        294,833.23          1
                                       6.500          1,865.23         80
                                       6.250          1,865.23
    ROUND HILL       VA   20141          1            12/20/02         00
    0435186606                           05           02/01/03          0
1


    846294                               O            01/01/33
    0


    8346747          K15/G02             F           91,000.00         ZZ
                                         360         90,934.14          1
                                       7.625            644.09         83
                                       7.375            644.09
    LEWISTON         ME   04240          5            12/18/02         10
    0435221635                           05           02/01/03         12
    007705301910                         O            01/01/33
    0


    8346851          956/956             F          395,000.00         ZZ
                                         360        393,927.87          1
                                       5.875          2,336.57         77
                                       5.625          2,336.57
    SAN FRANCISCO    CA   94134          2            11/27/02         00
    112100553                            05           01/01/03          0
    112100553                            O            12/01/32
    0


    8346890          E23/G02             F          555,000.00         ZZ
                                         360        555,000.00          1
                                       6.250          3,417.23         80
                                       6.000          3,417.23
    SALINAS          CA   93908          2            01/13/03         00
    0435335229                           05           03/01/03          0
    63000678                             O            02/01/33
    0


    8346959          K15/G02             F          166,200.00         ZZ
                                         360        166,079.71          1
                                       7.625          1,176.35         95
                                       7.375          1,176.35
    SOUTHFIELD       MI   48034          5            12/26/02         41
    0435222500                           05           02/01/03         30
    035005507736                         O            01/01/33
    0


    8347116          E23/G02             F          372,000.00         ZZ
                                         360        372,000.00          1
                                       6.250          2,290.47         80
                                       6.000          2,290.47
    NAPA             CA   94558          2            01/20/03         00
    0435298740                           05           03/01/03          0
    62005259                             O            02/01/33
    0


1


    8347412          E23/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.500          2,528.27         75
                                       6.250          2,528.27
    NEWPORT BEACH    CA   92663          5            01/22/03         00
    0435320551                           03           03/01/03          0
    64000501                             N            02/01/33
    0


    8347475          Q30/G02             F          173,000.00         ZZ
                                         360        172,854.66          1
                                       6.875          1,136.49         62
                                       6.625          1,136.49
    MOUNT LAUREL     NJ   08054          5            12/27/02         00
    0435252309                           05           02/01/03          0
    21016093                             O            01/01/33
    0


    8347513          F25/G02             F          172,000.00         ZZ
                                         360        172,000.00          2
                                       6.500          1,087.16         35
                                       6.250          1,087.16
    SCARSDALE        NY   10583          2            01/10/03         00
    0435224787                           05           03/01/03          0
    0656563                              O            02/01/33
    0


    8347561          A06/G02             F          300,000.00         ZZ
                                         360        299,728.80          1
                                       6.500          1,896.20         55
                                       6.250          1,896.20
    WASHINGTON TWP.  MI   48095          5            01/06/03         00
    0435199492                           05           02/01/03          0
    021000020230904                      O            01/01/33
    0


    8347563          U05/G02             F          200,000.00         ZZ
                                         360        199,819.19          1
                                       6.500          1,264.14         79
                                       6.250          1,264.14
    FORT WORTH       TX   76110          5            12/31/02         00
    0435205786                           05           02/01/03          0
    3296392                              O            01/01/33
    0


    8347569          E47/G02             F          375,000.00         ZZ
                                         360        374,660.99          1
                                       6.500          2,370.26         89
                                       6.250          2,370.26
1


    SAN JOSE         CA   95111          5            12/17/02         11
    0435242011                           05           02/01/03         25
    7359512807                           O            01/01/33
    0


    8347615          X82/G02             F          166,250.00         ZZ
                                         360        166,096.02          1
                                       6.375          1,037.18         41
                                       6.125          1,037.18
    HAYMARKET        VA   20169          1            01/02/03         00
    0435204888                           05           02/01/03          0
    833629                               O            01/01/33
    0


    8347641          Q30/G02             F          122,400.00         ZZ
                                         360        122,289.34          1
                                       6.500            773.66         80
                                       6.250            773.66
    PHILADELPHIA     PA   19116          1            01/03/03         00
    0435241609                           07           02/01/03          0
    21019349                             O            01/01/33
    0


    8347653          E47/G02             F          111,600.00         ZZ
                                         360        111,499.11          1
                                       6.500            705.39         90
                                       6.250            705.39
    CHARLOTTE        NC   28262          1            12/31/02         26
    0435239553                           05           02/01/03         25
    7350510571                           O            01/01/33
    0


    8347661          W17/G02             F           97,750.00         ZZ
                                         360         97,750.00          1
                                       7.250            666.83         85
                                       7.000            666.83
    SUNRISE          FL   33326          1            01/08/03         02
    0435272216                           01           03/01/03         12
    020406                               O            02/01/33
    0


    8347663          A21/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.500            783.77         80
                                       6.250            783.77
    STATEN ISLAND    NY   10306          1            01/07/03         00
    0435241344                           01           03/01/03          0
    7890000027                           N            02/01/33
    0
1




    8347713          R26/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.750          2,724.11         78
                                       6.500          2,724.11
    NORWALK          CT   06855          5            12/30/02         00
    0435196852                           05           03/01/03          0
    005797000                            O            02/01/33
    0


    8347788          R68/G02             F          251,250.00         ZZ
                                         360        251,250.00          1
                                       6.125          1,526.62         78
                                       5.875          1,526.62
    AVENTURA         FL   33180          5            01/27/03         00
    0435328588                           01           03/01/03          0
    7640834                              O            02/01/33
    0


    8348027          H93/G02             F           79,920.00         ZZ
                                         360         79,844.17          1
                                       6.250            492.08         80
                                       6.000            492.08
    SHAWNEE          KS   66203          1            12/31/02         00
    0435245618                           05           02/01/03          0
    2002002243                           O            01/01/33
    0


    8348649          W93/G02             F           83,600.00         ZZ
                                         360         83,526.24          1
                                       6.625            535.30         80
                                       6.375            535.30
    PHOENIX          AZ   85042          1            12/19/02         00
    0435224886                           05           02/01/03          0
    35436384                             O            01/01/33
    0


    8349107          944/G02             F          101,000.00         ZZ
                                         360        100,904.16          1
                                       6.250            621.88         67
                                       6.000            621.88
    PIONEER          CA   95666          5            12/20/02         00
    0435193529                           05           02/01/03          0
    W02034442                            O            01/01/33
    0


    8350243          E82/G02             F          147,400.00         ZZ
                                         360        147,400.00          1
1


                                       6.500            931.67         80
                                       6.250            931.67
    HORTONVILLE      WI   54944          2            01/10/03         00
    0400761631                           05           03/01/03          0
    7715545                              N            02/01/33
    0


    8350265          E82/G02             F          175,100.00         ZZ
                                         360        175,100.00          1
                                       6.375          1,092.40         88
                                       6.125          1,092.40
    CHICAGO          IL   60655          2            01/08/03         04
    0400743662                           05           03/01/03         25
    5403554                              O            02/01/33
    0


    8350465          E22/G02             F           53,550.00         ZZ
                                         360         53,550.00          2
                                       7.750            383.64         90
                                       7.500            383.64
    DAYTON           OH   45406          1            01/10/03         04
    0413825225                           05           03/01/03         25
    0413825225                           N            02/01/33
    0


    8350469          E22/G02             F          101,150.00         ZZ
                                         360        101,150.00          1
                                       7.000            672.95         85
                                       6.750            672.95
    MIAMI            FL   33186          5            01/06/03         04
    0415248301                           01           03/01/03         12
    0415248301                           O            02/01/33
    0


    8350491          E22/G02             F           61,000.00         ZZ
                                         360         61,000.00          1
                                       7.375            421.31         88
                                       7.125            421.31
    WARRENVILLE      SC   29851          5            01/03/03         10
    0415480359                           05           03/01/03         25
    0415480359                           O            02/01/33
    0


    8350501          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.625          1,613.58         60
                                       6.375          1,613.58
    FOX ISLAND       WA   98333          2            12/31/02         00
    0415534858                           05           03/01/03          0
1


    0415534858                           O            02/01/33
    0


    8350519          E22/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       7.625            382.21         90
                                       7.375            382.21
    NORTHWOOD        OH   43619          1            01/10/03         04
    0415585306                           05           03/01/03         25
    0415585306                           O            02/01/33
    0


    8350521          144/144             F           90,000.00         ZZ
                                         360         89,914.60          1
                                       6.250            554.15         68
                                       6.000            554.15
    CLERMONT         NY   12526          5            12/02/02         00
    160689562                            05           02/01/03          0
    160689562                            O            01/01/33
    0


    8350531          E22/G02             F           79,200.00         ZZ
                                         360         79,135.08          1
                                       7.000            526.92         90
                                       6.750            526.92
    KALAMAZOO        MI   49007          5            12/26/02         04
    0415606482                           05           02/01/03         25
    0415606482                           O            01/01/33
    0


    8350539          E22/G02             F           91,535.00         ZZ
                                         360         91,535.00          1
                                       7.500            640.03         89
                                       7.250            640.03
    NORTH PORT       FL   34286          1            01/10/03         10
    0415629419                           05           03/01/03         25
    0415629419                           N            02/01/33
    0


    8350541          E22/G02             F          544,575.00         ZZ
                                         360        544,575.00          1
                                       6.125          3,308.90         75
                                       5.875          3,308.90
    SUMNER           WA   98390          5            12/30/02         00
    0415634872                           05           03/01/03          0
    0415634872                           O            02/01/33
    0


1


    8350545          E22/G02             F           88,800.00         ZZ
                                         240         88,800.00          1
                                       6.125            642.61         80
                                       5.875            642.61
    ANDERSON         CA   96007          5            01/02/03         00
    0415639418                           05           03/01/03          0
    0415639418                           O            02/01/23
    0


    8350575          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.250          1,200.65         47
                                       6.000          1,200.65
    GRANITE BAY      CA   95746          5            01/02/03         00
    0415668854                           05           03/01/03          0
    0415668854                           O            02/01/33
    0


    8350585          E22/G02             F           48,972.00         ZZ
                                         360         48,972.00          1
                                       6.750            317.63         80
                                       6.500            317.63
    CARSON CITY      NV   89703          2            01/06/03         00
    0415683127                           09           03/01/03          0
    0415683127                           O            02/01/33
    0


    8350593          E22/G02             F          239,000.00         ZZ
                                         360        239,000.00          1
                                       6.125          1,452.19         54
                                       5.875          1,452.19
    HORSESHOE BAY    TX   78657          5            01/06/03         00
    0415696152                           03           03/01/03          0
    0415696152                           O            02/01/33
    0


    8350597          E22/G02             F          335,000.00         ZZ
                                         360        335,000.00          1
                                       6.375          2,089.96         78
                                       6.125          2,089.96
    MILPITAS         CA   95035          2            01/02/03         00
    0415703131                           01           03/01/03          0
    0415703131                           O            02/01/33
    0


    8350607          E22/G02             F          350,000.00         ZZ
                                         360        350,000.00          1
                                       6.750          2,270.09         70
                                       6.500          2,270.09
1


    LOVELAND         CO   80537          5            01/06/03         00
    0415710979                           05           03/01/03          0
    0415710979                           O            02/01/33
    0


    8350611          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.000            638.69         73
                                       6.750            638.69
    WEST VALLEY CIT  UT   84120          2            01/07/03         00
    0415720309                           05           03/01/03          0
    0415720309                           N            02/01/33
    0


    8350643          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.250          1,293.01         62
                                       6.000          1,293.01
    DENVER           CO   80210          5            01/06/03         00
    0415754415                           05           03/01/03          0
    0415754415                           O            02/01/33
    0


    8350645          144/144             F          107,920.00         ZZ
                                         360        107,817.60          1
                                       6.250            664.48         80
                                       6.000            664.48
    KINGSTON         NY   12401          1            12/05/02         00
    01                                   05           02/01/03          0
    01                                   O            01/01/33
    0


    8350647          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.500            556.22         93
                                       6.250            556.22
    NORMAN           OK   73071          2            01/06/03         01
    0415754936                           05           03/01/03         30
    0415754936                           O            02/01/33
    0


    8350651          E22/G02             F           67,000.00         ZZ
                                         360         67,000.00          1
                                       6.750            434.56         64
                                       6.500            434.56
    PUEBLO           CO   81005          5            01/06/03         00
    0415757582                           05           03/01/03          0
    0415757582                           O            02/01/33
    0
1




    8350653          E22/G02             F          127,200.00         ZZ
                                         360        127,200.00          1
                                       6.875            835.61         80
                                       6.625            835.61
    WINNSBORO        LA   71295          1            01/10/03         00
    0415758523                           05           03/01/03          0
    0415758523                           O            02/01/33
    0


    8350659          E22/G02             F           55,900.00         ZZ
                                         360         55,900.00          1
                                       7.750            400.47         65
                                       7.500            400.47
    GRAND RAPIDS     MI   49504          5            01/06/03         00
    0415763754                           05           03/01/03          0
    0415763754                           O            02/01/33
    0


    8350661          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.125            673.72         80
                                       6.875            673.72
    CORAM            NY   11727          1            01/10/03         00
    0415765189                           05           03/01/03          0
    0415765189                           N            02/01/33
    0


    8350675          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       6.375            405.52         36
                                       6.125            405.52
    PISCATAWAY       NJ   08444          5            01/10/03         00
    0415784552                           01           03/01/03          0
    0415784552                           N            02/01/33
    0


    8350677          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.625          1,126.95         80
                                       6.375          1,126.95
    STERLING HEIGHT  MI   48310          2            01/06/03         00
    0415784677                           05           03/01/03          0
    0415784677                           O            02/01/33
    0


    8350683          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
1


                                       6.125          1,506.87         70
                                       5.875          1,506.87
    CANBY            OR   97013          2            01/03/03         00
    0415793579                           05           03/01/03          0
    0415793579                           N            02/01/33
    0


    8350689          E22/G02             F          536,250.00         ZZ
                                         360        536,250.00          1
                                       6.625          3,433.67         75
                                       6.375          3,433.67
    ORANGE           CA   92867          2            01/02/03         00
    0415797554                           03           03/01/03          0
    0415797554                           O            02/01/33
    0


    8350697          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.750            515.82         80
                                       7.500            515.82
    CLEARWATER       FL   33756          2            01/10/03         00
    0415798974                           05           03/01/03          0
    0415798974                           N            02/01/33
    0


    8350699          E22/G02             F           51,210.00         ZZ
                                         360         51,210.00          1
                                       7.750            366.87         90
                                       7.500            366.87
    HIGHLAND SPRING  VA   23075          1            01/10/03         04
    0415805084                           09           03/01/03         25
    0415805084                           N            02/01/33
    0


    8350701          E22/G02             F           52,110.00         ZZ
                                         360         52,110.00          1
                                       7.500            364.36         90
                                       7.250            364.36
    DANVILLE         KY   40422          1            01/10/03         04
    0415808591                           05           03/01/03         25
    0415808591                           N            02/01/33
    0


    8350713          E22/G02             F           37,200.00         ZZ
                                         360         37,200.00          1
                                       7.125            250.62         80
                                       6.875            250.62
    GREENTOWN        PA   18426          1            01/10/03         00
    0415814359                           03           03/01/03          0
1


    0415814359                           N            02/01/33
    0


    8350715          E22/G02             F          183,200.00         ZZ
                                         360        183,200.00          1
                                       6.250          1,127.99         80
                                       6.000          1,127.99
    FORT WORTH       TX   76110          1            01/10/03         00
    0415816073                           05           03/01/03          0
    0415816073                           O            02/01/33
    0


    8350723          E22/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
                                       5.875          1,443.35         80
                                       5.625          1,443.35
    GRASS VALLEY     CA   95949          1            01/06/03         00
    0415829464                           05           03/01/03          0
    0415829464                           O            02/01/33
    0


    8350725          E22/G02             F           54,400.00         ZZ
                                         360         54,400.00          1
                                       6.500            343.85         80
                                       6.250            343.85
    PUEBLO           CO   81003          2            01/10/03         00
    0415832351                           05           03/01/03          0
    0415832351                           N            02/01/33
    0


    8351027          W08/G02             F          164,900.00         ZZ
                                         360        164,750.20          1
                                       6.475          1,039.57         85
                                       6.225          1,039.57
    NICEVILLE        FL   32578          5            12/20/02         10
    0435240742                           05           02/01/03         12
    022143MG                             O            01/01/33
    0


    8351127          144/144             F          425,000.00         ZZ
                                         360        423,412.86          1
                                       6.375          2,651.45         56
                                       6.125          2,651.45
    POUGHQUAG        NY   12570          5            09/11/02         00
    1                                    05           11/01/02          0
    1                                    O            10/01/32
    0


1


    8351419          E82/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
                                       6.750            486.45         51
                                       6.500            486.45
    ASBURY           NJ   08802          2            01/06/03         00
    0400746608                           05           03/01/03          0
    1713175                              O            02/01/33
    0


    8351461          X67/G02             F          100,000.00         ZZ
                                         360         99,923.90          1
                                       7.375            690.68         80
                                       7.125            690.68
    HESPERIA         CA   92345          5            12/17/02         00
    0435257340                           05           02/01/03          0
    00281992                             N            01/01/33
    0


    8351469          X67/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.375            823.51        100
                                       6.125            823.51
    BLAINE           TN   37709          2            12/31/02         11
    0435269535                           05           03/01/03         35
    00241408                             O            02/01/33
    0


    8351657          950/G02             F           96,720.00         ZZ
                                         360         96,640.72          1
                                       7.000            643.48         80
                                       6.750            643.48
    NAMPA            ID   83651          1            12/07/02         00
    0435216742                           03           02/01/03          0
    EW211303                             O            01/01/33
    0


    8351663          S27/G02             F          177,500.00         ZZ
                                         360        177,339.53          1
                                       6.500          1,121.93         83
                                       6.250          1,121.93
    ORLANDO          FL   32818          2            12/30/02         10
    0435254313                           05           02/01/03         12
    1300001050                           O            01/01/33
    0


    8351705          U35/G02             F           44,000.00         ZZ
                                         360         43,967.35          1
                                       7.500            307.65         76
                                       7.250            307.65
1


    FOND DU LAC      WI   54937          1            12/11/02         00
    0435320064                           05           02/01/03          0
    0010272207                           N            01/01/33
    0


    8351719          E47/G02             F          205,000.00         ZZ
                                         360        204,805.49          2
                                       6.250          1,262.22         79
                                       6.000          1,262.22
    INGLEWOOD        CA   90305          5            12/23/02         00
    0435288865                           05           02/01/03          0
    7331014741                           O            01/01/33
    0


    8351977          950/G02             F          268,000.00         ZZ
                                         360        267,769.26          1
                                       6.750          1,738.24         80
                                       6.500          1,738.24
    VANCOUVER        WA   98685          5            12/17/02         00
    0435219837                           05           02/01/03          0
    EY210018                             O            01/01/33
    0


    8353095          642/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.750          2,594.39         80
                                       6.500          2,594.39
    ALAMO            CA   94507          5            01/06/03         00
    0435215843                           09           03/01/03          0
    12131302                             O            02/01/33
    0


    8353107          E82/G02             F          109,300.00         ZZ
                                         360        109,300.00          1
                                       6.500            690.85         52
                                       6.250            690.85
    DAVIE            FL   33331          2            01/07/03         00
    0400745998                           03           03/01/03          0
    1716592                              O            02/01/33
    0


    8353115          E82/G02             F          120,850.00         ZZ
                                         360        120,850.00          1
                                       6.375            753.95         49
                                       6.125            753.95
    NEWPORT          RI   02840          2            01/07/03         00
    0400755468                           05           03/01/03          0
    5085302                              O            02/01/33
    0
1




    8353137          E45/G02             F           54,400.00         ZZ
                                         360         54,308.33          1
                                       6.875            357.37         80
                                       6.625            357.37
    JACKSONVILLE     FL   32208          2            11/14/02         00
    0435323233                           05           01/01/03          0
    298476                               N            12/01/32
    0


    8353151          E82/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       6.500            353.96         80
                                       6.250            353.96
    KINGSPORT        TN   37660          5            01/07/03         00
    0400749859                           05           03/01/03          0
    0400749859                           O            02/01/33
    0


    8353169          A06/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.000          1,139.15         59
                                       5.750          1,139.15
    FARMINGTON HILL  MI   48334          2            01/07/03         00
    0435200019                           05           03/01/03          0
    021000020231758                      O            02/01/33
    0


    8353291          N74/G02             F           55,100.00         ZZ
                                         360         55,050.19          1
                                       6.500            348.27         95
                                       6.250            348.27
    NORTH WILKESBOR  NC   28659          1            01/09/03         10
    0435273859                           05           02/09/03         30
    0031501010                           O            01/09/33
    0


    8353383          E57/G02             F          136,800.00         ZZ
                                         360        136,673.30          1
                                       6.375            853.45         80
                                       6.125            853.45
    SANTA ANA        CA   92705          5            12/27/02         00
    0435281225                           01           02/01/03          0
    06012678                             O            01/01/33
    0


    8353395          S11/G02             F          390,000.00         ZZ
                                         360        389,638.79          1
1


                                       6.375          2,433.09         78
                                       6.125          2,433.09
    LAKE FOREST      CA   92630          5            12/23/02         00
    0435202791                           03           02/01/03          0
    10209724                             O            01/01/33
    0


    8353409          N47/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.500          1,163.01         80
                                       6.250          1,163.01
    RODEO            CA   94572          1            01/03/03         00
    0435289749                           05           03/01/03          0
    90500206                             N            02/01/33
    0


    8353519          758/G02             F          540,000.00         ZZ
                                         360        539,511.83          1
                                       6.500          3,413.17         79
                                       6.250          3,413.17
    BELLAIRE         TX   77401          1            12/09/02         00
    0435229109                           05           02/01/03          0
    161068                               O            01/01/33
    0


    8353545          U05/G02             F          493,000.00         ZZ
                                         360        492,532.22          1
                                       6.250          3,035.49         80
                                       6.000          3,035.49
    LOOMIS           CA   95650          5            12/05/02         00
    0435233184                           05           02/01/03          0
    3281858                              O            01/01/33
    0


    8353565          E47/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.250          1,986.92         56
                                       6.000          1,986.92
    LAGUNA NIGUEL    CA   92677          2            01/02/03         00
    0435266754                           01           03/01/03          0
    7331014773                           O            02/01/33
    0


    8353591          U05/G02             F          135,000.00         ZZ
                                         360        134,871.90          1
                                       6.250            831.22         67
                                       6.000            831.22
    SAN ANTONIO      TX   78209          5            12/27/02         00
    0435229356                           05           02/01/03          0
1


    3295946                              O            01/01/33
    0


    8353623          N47/G02             F          394,000.00         ZZ
                                         360        394,000.00          1
                                       6.375          2,458.05         84
                                       6.125          2,458.05
    SAN JOSE         CA   95133          2            01/01/03         04
    0435274022                           05           03/01/03         12
    20500397                             O            02/01/33
    0


    8353647          U05/G02             F          337,000.00         ZZ
                                         360        336,164.49          1
                                       7.000          2,242.07         77
                                       6.750          2,242.07
    LEWISVILLE       TX   75056          5            11/01/02         00
    0435239280                           03           12/01/02          0
    3277676                              O            11/01/32
    0


    8353701          M96/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.625          1,434.30         80
                                       6.375          1,434.30
    BLOOMFIELD HILL  MI   48304          5            01/03/03         00
    0435284286                           05           03/01/03          0
    200203297                            O            02/01/33
    0


    8353711          U05/G02             F          360,000.00         ZZ
                                         360        359,658.42          1
                                       6.250          2,216.58         80
                                       6.000          2,216.58
    FREMONT          CA   94555          5            12/27/02         00
    0435214853                           05           02/01/03          0
    3297110                              O            01/01/33
    0


    8353731          A06/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.500            707.92         80
                                       6.250            707.92
    ROYAL OAK        MI   48067          1            01/10/03         00
    0435197884                           05           03/01/03          0
    001000010202262                      N            02/01/33
    0


1


    8353761          N74/G02             F           76,800.00         ZZ
                                         360         76,743.00          1
                                       7.500            537.00         87
                                       7.250            537.00
    WAYNESBORO       VA   22980          2            01/09/03         10
    0435274121                           05           02/14/03         25
    0031504010                           O            01/14/33
    0


    8353785          E45/G02             F           58,400.00         ZZ
                                         360         58,301.58          1
                                       6.875            383.65         80
                                       6.625            383.65
    JACKSONVILLE     FL   32208          2            11/14/02         00
    0435322151                           05           01/01/03          0
    298474                               N            12/01/32
    0


    8353823          Q87/G02             F          187,000.00         ZZ
                                         360        186,835.02          1
                                       6.625          1,197.38         84
                                       6.375          1,197.38
    MOBILE           AL   36609          2            01/08/03         04
    0435272851                           05           02/13/03         12
    WIMA11                               O            01/13/33
    0


    8353913          964/G02             F           80,000.00         ZZ
                                         360         79,861.85          1
                                       6.750            518.88         67
                                       6.500            518.88
    VISALIA          CA   93277          5            11/22/02         00
    0435178546                           05           01/01/03          0
    282894                               N            12/01/32
    0


    8354073          964/G02             F           74,400.00         ZZ
                                         360         74,337.49          1
                                       6.875            488.76         80
                                       6.625            488.76
    NORTH LAS VEGAS  NV   89030          5            12/04/02         00
    0435179346                           05           02/01/03          0
    309725                               O            01/01/33
    0


    8354493          F36/G02             F          200,000.00         ZZ
                                         360        199,810.24          1
                                       6.250          1,231.43         49
                                       6.000          1,231.43
1


    TACOMA           WA   98403          2            12/24/02         00
    0435194832                           05           02/01/03          0
    06505603                             O            01/01/33
    0


    8354575          E82/G02             F          143,000.00         ZZ
                                         360        143,000.00          1
                                       6.375            892.13         60
                                       6.125            892.13
    CHICAGO          IL   60622          2            01/10/03         00
    0400759353                           05           03/01/03          0
    3374879                              O            02/01/33
    0


    8354577          E82/G02             F          168,950.00         ZZ
                                         360        168,950.00          4
                                       6.375          1,054.03         79
                                       6.125          1,054.03
    BLACK CANYON CI  AZ   85324          2            01/06/03         00
    0400752556                           05           03/01/03          0
    5461921                              N            02/01/33
    0


    8354613          E82/G02             F          187,500.00         ZZ
                                         360        187,500.00          1
                                       6.375          1,169.76         63
                                       6.125          1,169.76
    MAPLE PARK       IL   60151          2            01/10/03         00
    0400755880                           05           03/01/03          0
    2847690                              O            02/01/33
    0


    8354619          E82/G02             F          136,200.00         ZZ
                                         360        136,200.00          1
                                       6.375            849.71         69
                                       6.125            849.71
    BRADENTON        FL   34202          2            01/10/03         00
    0400759379                           05           03/01/03          0
    188980                               O            02/01/33
    0


    8354727          E82/G02             F          224,200.00         ZZ
                                         360        224,200.00          1
                                       6.375          1,398.72         75
                                       6.125          1,398.72
    BRIDGEWATER      MA   02324          2            01/10/03         00
    0400760765                           05           03/01/03          0
    3999261                              O            02/01/33
    0
1




    8354745          E82/G02             F           92,700.00         ZZ
                                         360         92,700.00          2
                                       6.375            578.33         72
                                       6.125            578.33
    EAST GRAND RAPI  MI   49506          2            01/10/03         00
    0400762548                           05           03/01/03          0
    5249415                              O            02/01/33
    0


    8354781          A06/G02             F          110,700.00         ZZ
                                         360        110,700.00          1
                                       6.250            681.60         86
                                       6.000            681.60
    PONTAIC          MI   48340          5            01/06/03         11
    0435198080                           05           03/01/03         25
    021000020231460                      O            02/01/33
    0


    8354829          E22/G02             F          195,950.00         ZZ
                                         360        195,950.00          1
                                       6.250          1,206.50         80
                                       6.000          1,206.50
    AFTON            WY   83110          5            01/08/03         00
    0415495712                           05           03/01/03          0
    0415495712                           O            02/01/33
    0


    8354839          E22/G02             F          161,405.00         ZZ
                                         360        161,405.00          1
                                       6.875          1,060.32         95
                                       6.625          1,060.32
    LAKE WORTH       FL   33461          1            01/13/03         10
    0415273507                           05           03/01/03         30
    0415273507                           O            02/01/33
    0


    8354897          E22/G02             F          142,500.00         ZZ
                                         360        142,500.00          3
                                       6.750            924.25         75
                                       6.500            924.25
    NEW BEDFORD      MA   02740          5            01/08/03         00
    0415491539                           05           03/01/03          0
    0415491539                           O            02/01/33
    0


    8354899          E22/G02             F          310,000.00         ZZ
                                         360        310,000.00          1
1


                                       6.250          1,908.72         69
                                       6.000          1,908.72
    GILROY           CA   95020          2            01/03/03         00
    0415493196                           03           03/01/03          0
    0415493196                           O            02/01/33
    0


    8354909          E22/G02             F          336,000.00         ZZ
                                         360        336,000.00          2
                                       6.750          2,179.29         80
                                       6.500          2,179.29
    CHICAGO          IL   60630          5            01/08/03         00
    0415502947                           05           03/01/03          0
    0415502947                           O            02/01/33
    0


    8354919          E22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.500          1,415.83         80
                                       6.250          1,415.83
    MIAMI            FL   33196          2            01/07/03         00
    0415537372                           05           03/01/03          0
    0415537372                           O            02/01/33
    0


    8354921          E22/G02             F           36,300.00         ZZ
                                         360         36,300.00          1
                                       7.750            260.06         76
                                       7.500            260.06
    BIRMINGHAM       AL   35206          2            01/07/03         00
    0415539212                           05           03/01/03          0
    0415539212                           N            02/01/33
    0


    8354929          E22/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       7.750          2,154.25         61
                                       7.500          2,154.25
    BLOOMFIELD HILL  MI   48302          5            01/07/03         00
    0415564376                           05           03/01/03          0
    0415564376                           O            02/01/33
    0


    8354939          E22/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.500          1,415.83         80
                                       6.250          1,415.83
    CEDAR CREEK      TX   78612          5            01/06/03         00
    0415587161                           05           03/01/03          0
1


    0415587161                           O            02/01/33
    0


    8354955          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.625            691.54         80
                                       6.375            691.54
    THE COLONY       TX   75056          5            01/08/03         00
    0415625466                           05           03/01/03          0
    0415625466                           O            02/01/33
    0


    8354961          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
                                       6.875            532.11         90
                                       6.625            532.11
    HUEYTOWN         AL   35023          5            01/08/03         04
    0415640929                           05           03/01/03         25
    0415640929                           O            02/01/33
    0


    8354963          E22/G02             F          197,000.00         ZZ
                                         360        197,000.00          1
                                       6.375          1,229.02         46
                                       6.125          1,229.02
    BUELLTON         CA   93427          2            01/06/03         00
    0415643808                           05           03/01/03          0
    0415643808                           N            02/01/33
    0


    8354965          E22/G02             F          143,800.00         ZZ
                                         360        143,800.00          1
                                       6.250            885.40         78
                                       6.000            885.40
    TAOS             NM   87571          5            01/08/03         00
    0415643923                           05           03/01/03          0
    0415643923                           O            02/01/33
    0


    8354967          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          1
                                       6.375          1,104.25         44
                                       6.125          1,104.25
    BUELLTON         CA   93427          2            01/06/03         00
    0415644434                           03           03/01/03          0
    0415644434                           N            02/01/33
    0


1


    8354977          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       6.625          1,485.52         80
                                       6.375          1,485.52
    BOTHELL          WA   98011          5            01/06/03         00
    0415658954                           05           03/01/03          0
    0415658954                           O            02/01/33
    0


    8354987          E22/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       7.000            425.79         80
                                       6.750            425.79
    MISHAWAKA        IN   46544          5            01/13/03         00
    0415665793                           05           03/01/03          0
    0415665793                           N            02/01/33
    0


    8354991          E22/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       6.125          1,105.85         70
                                       5.875          1,105.85
    PORTLAND         OR   97214          5            01/02/03         00
    0415669456                           05           03/01/03          0
    0415669456                           O            02/01/33
    0


    8355023          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.500          1,314.70         80
                                       6.250          1,314.70
    DALLAS           TX   75238          5            01/08/03         00
    0415699974                           05           03/01/03          0
    0415699974                           O            02/01/33
    0


    8355025          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.375            848.46         85
                                       6.125            848.46
    FAIRBANKS        AK   99701          5            01/02/03         10
    0415700350                           05           03/01/03         12
    0415700350                           O            02/01/33
    0


    8355031          E22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.500          1,011.31         77
                                       6.250          1,011.31
1


    FARMINGTON HILL  MI   48334          2            01/07/03         00
    0415704097                           05           03/01/03          0
    0415704097                           O            02/01/33
    0


    8355049          E22/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
                                       6.875            804.08         85
                                       6.625            804.08
    ALBUQUERQUE      NM   87112          2            01/07/03         04
    0415717800                           05           03/01/03         25
    0415717800                           O            02/01/33
    0


    8355051          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          2
                                       6.750            830.21         80
                                       6.500            830.21
    OKLAHOMA         OK   73112          1            01/07/03         00
    0415717842                           05           03/01/03          0
    0415717842                           O            02/01/33
    0


    8355065          E22/G02             F          628,000.00         ZZ
                                         360        628,000.00          1
                                       6.125          3,815.79         51
                                       5.875          3,815.79
    UNIVERSITY PARK  TX   75225          5            01/08/03         00
    0415725985                           05           03/01/03          0
    0415725985                           O            02/01/33
    0


    8355075          E22/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.375          1,029.39         75
                                       6.125          1,029.39
    RENO             NV   89509          2            12/26/02         00
    0415478433                           03           03/01/03          0
    0415748433                           O            02/01/33
    0


    8355085          E22/G02             F          123,200.00         ZZ
                                         360        123,200.00          1
                                       6.500            778.71         80
                                       6.250            778.71
    AUSTIN           TX   78745          5            01/08/03         00
    0415762764                           05           03/01/03          0
    0415762764                           O            02/01/33
    0
1




    8355097          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          4
                                       6.750            700.49         90
                                       6.500            700.49
    BRYAN            TX   77801          1            01/13/03         10
    0415775493                           05           03/01/03         25
    0415775493                           N            02/01/33
    0


    8355103          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          2
                                       6.875            478.90         90
                                       6.625            478.90
    STAFFORD         TX   77477          1            01/10/03         01
    0415779800                           05           03/01/03         25
    0415779800                           N            02/01/33
    0


    8355109          E22/G02             F          178,600.00         ZZ
                                         360        178,600.00          1
                                       6.750          1,158.40         95
                                       6.500          1,158.40
    BARTLETT         TN   38133          5            01/08/03         01
    0415783976                           05           03/01/03         30
    0415783976                           O            02/01/33
    0


    8355111          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.375          1,147.92         80
                                       6.125          1,147.92
    LAKE ALMANOR     CA   96137          5            01/03/03         00
    0415786318                           05           03/01/03          0
    0415786318                           O            02/01/33
    0


    8355113          E22/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.250            658.82         74
                                       6.000            658.82
    EUGENE           OR   97404          5            01/07/03         00
    0415786896                           05           03/01/03          0
    0415786896                           O            02/01/33
    0


    8355127          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
1


                                       6.375            467.90         46
                                       6.125            467.90
    ST CLAIR SHORES  MI   48082          1            01/13/03         00
    0415793116                           05           03/01/03          0
    0415793116                           O            02/01/33
    0


    8355129          E22/G02             F          137,700.00         ZZ
                                         360        137,700.00          1
                                       7.750            986.50         90
                                       7.500            986.50
    BALLWIN          MO   63011          1            01/13/03         01
    0415798362                           03           03/01/03         25
    0415798362                           N            02/01/33
    0


    8355139          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.875          1,034.66         90
                                       6.625          1,034.66
    DELRAY BEACH     FL   33445          1            01/13/03         10
    0415805175                           05           03/01/03         25
    0415805175                           O            02/01/33
    0


    8355149          E22/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.625          1,888.92         79
                                       6.375          1,888.92
    SAN LEANDRO      CA   94577          5            01/02/03         00
    0415814532                           05           03/01/03          0
    0415814532                           O            02/01/33
    0


    8355171          E22/G02             F           95,200.00         ZZ
                                         360         95,200.00          1
                                       7.500            665.65         85
                                       7.250            665.65
    WHEATON          IL   60187          1            01/13/03         04
    0415846674                           01           03/01/03         20
    0415846674                           N            02/01/33
    0


    8355223          G27/G02             F           65,610.00         ZZ
                                         360         65,558.81          1
                                       7.250            447.58         90
                                       7.000            447.58
    WENDELL          NC   27591          1            12/23/02         11
    0435244603                           05           02/01/03         25
1


    27302013                             N            01/01/33
    0


    8355325          L03/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       6.750            690.76         75
                                       6.500            690.76
    PEORIA           AZ   85382          1            01/02/03         00
    0435246731                           05           03/01/03          0
    40009571                             N            02/01/33
    0


    8355333          967/G02             F          230,350.00         ZZ
                                         360        230,170.31          1
                                       7.250          1,571.39         85
                                       7.000          1,571.39
    SEATTLE          WA   98107          5            12/17/02         11
    0435248414                           05           02/01/03         12
    5625710                              O            01/01/33
    0


    8355417          950/G02             F          101,250.00         ZZ
                                         360        101,172.96          1
                                       7.375            699.31         75
                                       7.125            699.31
    CHICO            CA   95928          5            12/19/02         00
    0435218987                           09           02/01/03          0
    AE211015                             N            01/01/33
    0


    8355455          U05/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         78
                                       6.125          2,495.48
    LOS ANGELES      CA   90045          1            01/02/03         00
    0435271648                           05           03/01/03          0
    3297403                              O            02/01/33
    0


    8355461          X64/G02             F           92,600.00         ZZ
                                         360         92,600.00          1
                                       7.625            655.42         95
                                       7.375            655.42
    DETROIT          MI   48224          5            01/09/03         11
    0435226758                           05           03/01/03         30
    2234                                 O            02/01/33
    0


1


    8355531          U05/G02             F          456,000.00         ZZ
                                         360        455,567.33          1
                                       6.250          2,807.67         80
                                       6.000          2,807.67
    WOODLAND HILLS   CA   91367          5            12/26/02         00
    0435291877                           05           02/01/03          0
    3293929                              O            01/01/33
    0


    8355583          X67/G02             F          304,000.00         ZZ
                                         360        303,725.18          1
                                       6.500          1,921.49         80
                                       6.250          1,921.49
    WEST HOLLYWOOD   CA   90069          1            12/19/02         00
    0435318043                           08           02/01/03          0
    00282240                             N            01/01/33
    0


    8355585          U19/G02             F          300,000.00         ZZ
                                         360        299,747.96          1
                                       6.875          1,970.79         87
                                       6.625          1,970.79
    BENNETT          CO   80102          1            12/23/02         14
    0435259817                           03           02/01/03         25
    0212190003                           O            01/01/33
    0


    8355619          U85/G02             F          129,600.00         ZZ
                                         360        129,381.62          1
                                       6.875            851.38         79
                                       6.625            851.38
    WAUKESHA         WI   53166          2            11/12/02         00
    0435260609                           05           01/01/03          0
    10087                                O            12/01/32
    0


    8355645          P01/G02             F           52,110.00         ZZ
                                         360         52,066.22          2
                                       6.875            342.33         90
                                       6.625            342.33
    SCHENECTADY      NY   12304          1            12/20/02         04
    0435250295                           05           02/01/03         25
    02009961                             N            01/01/33
    0


    8355743          944/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.375          1,122.97         80
                                       6.125          1,122.97
1


    LAKE OSWEGO      OR   97034          5            12/30/02         00
    0435217351                           05           03/01/03          0
    W02035479                            O            02/01/33
    0


    8355825          Q30/G02             F          164,000.00         ZZ
                                         360        163,862.21          1
                                       6.875          1,077.37         80
                                       6.625          1,077.37
    BROOKFIELD       CT   06804          1            12/30/02         00
    0435246111                           05           02/01/03          0
    21019195                             N            01/01/33
    0


    8355855          A06/G02             F          223,250.00         ZZ
                                         360        223,250.00          1
                                       7.750          1,599.40         95
                                       7.500          1,599.40
    WEST BLOOMFIELD  MI   48323          5            01/06/03         11
    0435254784                           05           03/01/03         30
    021000020231259                      O            02/01/33
    0


    8356175          M96/G02             F          123,800.00         ZZ
                                         360        123,800.00          1
                                       7.000            823.64         88
                                       6.750            823.64
    ALTO             MI   49302          5            01/06/03         10
    0435278502                           05           03/01/03         25
    200202964                            O            02/01/33
    0


    8356199          G27/G02             F          464,000.00         ZZ
                                         360        464,000.00          1
                                       6.250          2,856.93         80
                                       6.000          2,856.93
    MODESTO          CA   95355          5            01/02/03         00
    0435245873                           05           03/01/03          0
    10002075                             O            02/01/33
    0


    8356565          F61/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       7.500          1,789.99         80
                                       7.250          1,789.99
    SEATTLE          WA   98122          1            01/07/03         00
    0435245261                           05           03/01/03          0
    023170S                              N            02/01/33
    0
1




    8356743          408/G02             F           35,100.00         ZZ
                                         360         35,071.22          1
                                       7.000            233.53         90
                                       6.750            233.53
    MEMPHIS          TN   38109          1            12/19/02         04
    0435264924                           05           02/01/03         25
    703031169                            N            01/01/33
    0


    8356849          E57/G02             F          276,800.00         ZZ
                                         360        276,555.79          1
                                       6.625          1,772.38         80
                                       6.375          1,772.38
    COSTA MESA       CA   92627          5            12/12/02         00
    0435251830                           05           02/01/03          0
    06012723                             O            01/01/33
    0


    8356993          738/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.375            823.51         80
                                       6.125            823.51
    LAKE WORTH       FL   33467          2            12/31/02         00
    0435196548                           03           03/01/03          0
    40570727                             O            02/01/33
    0


    8357197          U05/G02             F          500,750.00         ZZ
                                         360        500,750.00          1
                                       6.500          3,165.08         71
                                       6.250          3,165.08
    SAN ANTONIO      TX   78261          5            01/03/03         00
    0435231600                           05           03/01/03          0
    3280634                              O            02/01/33
    0


    8357203          T29/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.500            455.09         80
                                       6.250            455.09
    SHOW LOW         AZ   85901          2            01/07/03         00
    0435297429                           05           03/01/03          0
    1529841                              O            02/01/33
    0


    8357251          420/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
1


                                       6.500            556.22         55
                                       6.250            556.22
    SANTA ROSA       CA   95403          1            12/31/02         00
    0435259494                           01           03/01/03          0
    72004982                             N            02/01/33
    0


    8357371          U42/G02             F          187,448.00         ZZ
                                         360        187,448.00          1
                                       6.750          1,215.78         80
                                       6.500          1,215.78
    CELINA           TX   75009          1            01/08/03         00
    0435205075                           05           03/01/03          0
    12200745                             O            02/01/33
    0


    8357433          253/253             F          195,000.00         ZZ
                                         360        194,819.39          1
                                       6.375          1,216.55         80
                                       6.125          1,216.55
    CHANDLER         AZ   85249          1            12/27/02         00
    443620                               09           02/01/03          0
    443620                               O            01/01/33
    0


    8357453          P34/G02             F          100,000.00         ZZ
                                         360         99,913.90          2
                                       6.750            648.60         58
                                       6.500            648.60
    REHOBOTH         MA   02769          5            12/23/02         00
    0435246533                           05           02/01/03          0
    6164                                 N            01/01/33
    0


    8357557          W68/G02             F          305,000.00         ZZ
                                         360        304,689.04          1
                                       5.875          1,804.19         59
                                       5.625          1,804.19
    MISSION VIEJO    CA   92691          5            12/26/02         00
    0435314174                           03           02/01/03          0
    33809                                O            01/01/33
    0


    8357609          975/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    DUARTE           CA   91010          1            01/02/03         00
    0435221510                           01           03/01/03          0
1


    2025852                              O            02/01/33
    0


    8357731          944/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
                                       6.250          1,773.27         80
                                       6.000          1,773.27
    JACKSONVILLE     OR   97530          5            12/31/02         00
    0435216932                           05           03/01/03          0
    W02035390                            O            02/01/33
    0


    8357773          944/G02             F          131,100.00         ZZ
                                         360        131,100.00          1
                                       6.375            817.90         95
                                       6.125            817.90
    CENTREVILLE      VA   20121          5            01/02/03         04
    0435273560                           01           03/01/03         30
    W02030608                            O            02/01/33
    0


    8358011          K15/G02             F          628,000.00         ZZ
                                         360        627,432.28          1
                                       6.500          3,969.39         80
                                       6.250          3,969.39
    WASHINGTON TOWN  MI   48306          5            12/23/02         00
    0435223078                           05           02/01/03          0
    035605505865                         O            01/01/33
    0


    8358403          E82/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
                                       6.250            995.00         79
                                       6.000            995.00
    LAKE VIEW TERRA  CA   91342          2            01/09/03         00
    0400758561                           05           03/01/03          0
    1990014                              O            02/01/33
    0


    8358407          E82/G02             F          192,500.00         ZZ
                                         360        192,500.00          1
                                       6.375          1,200.95         70
                                       6.125          1,200.95
    BUELLTON         CA   93427          2            01/09/03         00
    0400751335                           05           03/01/03          0
    1886403                              O            02/01/33
    0


1


    8358415          E82/G02             F          107,600.00         ZZ
                                         360        107,600.00          1
                                       6.500            680.11         62
                                       6.250            680.11
    MARIETTA         GA   30064          2            01/14/03         00
    0400746368                           05           03/01/03          0
    1642523                              N            02/01/33
    0


    8358419          E82/G02             F          107,800.00         ZZ
                                         360        107,800.00          1
                                       6.500            681.37         72
                                       6.250            681.37
    MARIETTA         GA   30066          2            01/14/03         00
    0400746376                           05           03/01/03          0
    1642523                              N            02/01/33
    0


    8358437          E82/G02             F           70,950.00         ZZ
                                         360         70,950.00          1
                                       6.500            448.45         48
                                       6.250            448.45
    LOS OSOS         CA   93402          2            01/09/03         00
    0400752440                           05           03/01/03          0
    1531338                              O            02/01/33
    0


    8358477          E82/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
                                       7.000            848.26         85
                                       6.750            848.26
    FAIRHOPE         AL   36532          2            01/10/03         04
    0400760872                           05           03/01/03         12
    0400760872                           O            02/01/33
    0


    8358659          E22/G02             F          125,455.00         ZZ
                                         360        125,455.00          1
                                       6.500            792.96         80
                                       6.250            792.96
    HOUSTON          TX   77083          2            01/08/03         00
    0415763093                           03           03/01/03          0
    0415763093                           O            02/01/33
    0


    8358669          E22/G02             F          137,500.00         ZZ
                                         360        137,372.65          2
                                       6.375            857.82         68
                                       6.125            857.82
1


    CATHEDRAL CITY   CA   92234          5            12/24/02         00
    0415770619                           05           02/01/03          0
    0415770619                           O            01/01/33
    0


    8358673          E22/G02             F           94,500.00         ZZ
                                         360         94,500.00          1
                                       6.125            574.19         67
                                       5.875            574.19
    GREENSBORO       NC   27403          5            01/09/03         00
    0415772201                           05           03/01/03          0
    0415772201                           O            02/01/33
    0


    8358677          E22/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       7.500            363.59         80
                                       7.250            363.59
    PORT HURON       MI   48060          1            01/15/03         00
    0415772474                           05           03/01/03          0
    0415772474                           N            02/01/33
    0


    8358683          E22/G02             F          113,750.00         ZZ
                                         360        113,750.00          1
                                       6.500            718.98         67
                                       6.250            718.98
    JOHNSTON         RI   02919          5            01/09/03         00
    0415778927                           05           03/01/03          0
    0415778927                           O            02/01/33
    0


    8358685          E22/G02             F           24,800.00         ZZ
                                         360         24,800.00          1
                                       7.250            169.18         80
                                       7.000            169.18
    KANSAS CITY      MO   64110          1            01/14/03         00
    0415780097                           05           03/01/03          0
    0415780097                           N            02/01/33
    0


    8358691          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          2
                                       6.500          1,074.52         57
                                       6.250          1,074.52
    RICHMOND HILL    NY   11418          5            01/07/03         00
    0415783877                           05           03/01/03          0
    0415783877                           O            02/01/33
    0
1




    8358697          E22/G02             F          540,000.00         ZZ
                                         360        540,000.00          1
                                       6.125          3,281.10         79
                                       5.875          3,281.10
    MORGAN HILL      CA   95037          5            12/31/02         00
    0415784784                           05           03/01/03          0
    0415784784                           O            02/01/33
    0


    8358699          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.625          1,178.17         80
                                       6.375          1,178.17
    RANCHO CUCAMONG  CA   91730          5            01/09/03         00
    0415790856                           05           03/01/03          0
    0415790856                           O            02/01/33
    0


    8358703          E22/G02             F          206,000.00         ZZ
                                         360        206,000.00          1
                                       6.875          1,353.27         92
                                       6.625          1,353.27
    CORDOVA          TN   38018          2            01/09/03         04
    0415803477                           05           03/01/03         30
    0415803477                           O            02/01/33
    0


    8358711          E22/G02             F          122,000.00         ZZ
                                         360        122,000.00          1
                                       6.750            791.29         65
                                       6.500            791.29
    PEMBROKE PINES   FL   33029          5            01/09/03         00
    0415807635                           03           03/01/03          0
    0415807635                           O            02/01/33
    0


    8358723          E22/G02             F          355,000.00         ZZ
                                         360        355,000.00          1
                                       7.500          2,482.21         71
                                       7.250          2,482.21
    CHEBOYGAN        MI   49721          2            01/09/03         00
    0415812304                           05           03/01/03          0
    0415812304                           O            02/01/33
    0


    8358725          E22/G02             F          209,000.00         ZZ
                                         360        208,811.06          1
1


                                       6.500          1,321.02         85
                                       6.250          1,321.02
    HEMET            CA   92544          5            12/31/02         11
    0415813799                           05           02/01/03         12
    0415813799                           O            01/01/33
    0


    8358733          E22/G02             F           67,200.00         ZZ
                                         360         67,200.00          1
                                       7.000            447.08         80
                                       6.750            447.08
    GREENVILLE       SC   29605          1            01/14/03         00
    0415817147                           05           03/01/03          0
    0415817147                           N            02/01/33
    0


    8358735          E22/G02             F          121,050.00         ZZ
                                         360        121,050.00          1
                                       6.500            765.12         90
                                       6.250            765.12
    COLORADO SPRING  CO   80904          1            01/13/03         01
    0415820604                           05           03/01/03         25
    0415820604                           N            02/01/33
    0


    8358741          E22/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
                                       6.625            352.17         62
                                       6.375            352.17
    BEND             OR   97702          1            01/06/03         00
    0415822758                           09           03/01/03          0
    0415822758                           O            02/01/33
    0


    8358743          E22/G02             F          261,250.00         ZZ
                                         360        261,250.00          1
                                       7.000          1,738.10         95
                                       6.750          1,738.10
    UPLAND           CA   91784          1            01/10/03         04
    0415827955                           05           03/01/03         35
    0415827955                           O            02/01/33
    0


    8358745          E22/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
                                       6.375            693.74         80
                                       6.125            693.74
    WENATCHEE        WA   98801          1            01/06/03         00
    0415828219                           05           03/01/03          0
1


    0415828219                           O            02/01/33
    0


    8358753          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.125          1,531.18         71
                                       5.875          1,531.18
    BEVERLY HILLS    MI   48025          2            01/09/03         00
    0415841816                           05           03/01/03          0
    0415841816                           O            02/01/33
    0


    8358769          E22/G02             F           79,200.00         ZZ
                                         360         79,200.00          1
                                       7.750            567.40         80
                                       7.500            567.40
    EASLEY           SC   29640          1            01/14/03         00
    0415852128                           05           03/01/03          0
    0415852128                           N            02/01/33
    0


    8358771          E22/G02             F          255,500.00         ZZ
                                         360        255,500.00          1
                                       6.250          1,573.16         70
                                       6.000          1,573.16
    HAYWARD          CA   94544          1            01/07/03         00
    0415865484                           05           03/01/03          0
    0415865484                           N            02/01/33
    0


    8358777          E22/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
                                       6.250          2,438.24         80
                                       6.000          2,438.24
    OAKLEY           CA   94561          1            01/07/03         00
    0415875558                           05           03/01/03          0
    0415875558                           O            02/01/33
    0


    8358779          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.125          2,734.25         79
                                       5.875          2,734.25
    MARTINEZ         CA   94553          1            01/06/03         00
    0415876085                           05           03/01/03          0
    0415876085                           O            02/01/33
    0


1


    8358811          E22/G02             F          398,800.00         ZZ
                                         360        398,800.00          3
                                       7.250          2,720.52         80
                                       7.000          2,720.52
    BRONX            NY   10465          1            01/14/03         00
    0414244129                           05           03/01/03          0
    0414244129                           N            02/01/33
    0


    8358813          E22/G02             F          390,800.00         ZZ
                                         360        390,800.00          3
                                       7.250          2,665.94         80
                                       7.000          2,665.94
    BRONX            NY   10465          1            01/14/03         00
    0414400275                           05           03/01/03          0
    0414400275                           N            02/01/33
    0


    8358815          E22/G02             F          183,900.00         ZZ
                                         360        183,900.00          1
                                       7.125          1,238.97         88
                                       6.875          1,238.97
    DALLAS           TX   75219          2            01/09/03         01
    0415037043                           06           03/01/03         25
    0415037043                           O            02/01/33
    0


    8358823          E22/G02             F          243,000.00         ZZ
                                         240        243,000.00          1
                                       6.375          1,793.90         70
                                       6.125          1,793.90
    ISLIP TERRACE    NY   11752          5            01/09/03         00
    0415195080                           05           03/01/03          0
    0415195080                           O            02/01/23
    0


    8358827          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.375            561.48         74
                                       6.125            561.48
    CRESWELL         OR   97426          5            01/06/03         00
    0415239953                           05           03/01/03          0
    0415239953                           O            02/01/33
    0


    8358829          E22/G02             F          445,000.00         ZZ
                                         360        444,577.77          1
                                       6.250          2,739.94         69
                                       6.000          2,739.94
1


    ORINDA           CA   94563          5            12/11/02         00
    0415240365                           05           02/01/03          0
    0415240365                           O            01/01/33
    0


    8358833          E22/G02             F          114,600.00         ZZ
                                         360        114,600.00          1
                                       6.125            696.32         80
                                       5.875            696.32
    WEATHERFORD      TX   76086          5            01/09/03         00
    0415321496                           05           03/01/03          0
    0415321496                           O            02/01/33
    0


    8358853          E22/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.000          1,247.07         96
                                       5.750          1,247.07
    ROANOKE          VA   24012          2            01/09/03         04
    0415483486                           05           03/01/03         35
    0415483486                           O            02/01/33
    0


    8358857          E22/G02             F          209,625.00         ZZ
                                         360        209,444.52          1
                                       6.750          1,359.62         75
                                       6.500          1,359.62
    MIAMI            FL   33180          1            12/19/02         00
    0415490135                           06           02/01/03          0
    0415490135                           O            01/01/33
    0


    8358859          E22/G02             F          124,250.00         ZZ
                                         360        124,250.00          1
                                       6.750            805.88         89
                                       6.500            805.88
    TULARE           CA   93274          2            01/06/03         04
    0415521715                           05           03/01/03         25
    0415521715                           O            02/01/33
    0


    8358863          E22/G02             F          286,025.00         ZZ
                                         360        286,025.00          1
                                       6.375          1,784.42         85
                                       6.125          1,784.42
    BERTHOUD         CO   80513          5            01/09/03         01
    0415533256                           03           03/01/03         12
    0415533256                           O            02/01/33
    0
1




    8358865          E22/G02             F          715,000.00         ZZ
                                         360        715,000.00          1
                                       6.375          4,460.67         65
                                       6.125          4,460.67
    KEY WEST         FL   33040          5            01/09/03         00
    0415537281                           05           03/01/03          0
    0415537281                           O            02/01/33
    0


    8358867          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.375            499.10         49
                                       6.125            499.10
    FLAGSTAFF        AZ   86001          1            01/06/03         00
    0415543404                           05           03/01/03          0
    0415543404                           O            02/01/33
    0


    8358871          E22/G02             F          237,000.00         ZZ
                                         360        237,000.00          1
                                       6.875          1,556.92         87
                                       6.625          1,556.92
    SACRAMENTO       CA   95818          2            01/06/03         04
    0415574029                           05           03/01/03         25
    0415574029                           O            02/01/33
    0


    8358875          E22/G02             F          114,750.00         ZZ
                                         360        114,750.00          4
                                       7.625            812.19         90
                                       7.375            812.19
    HUNTSVILLE       AL   35816          1            01/14/03         04
    0415591585                           05           03/01/03         25
    0415591585                           N            02/01/33
    0


    8358877          E22/G02             F           81,900.00         ZZ
                                         360         81,900.00          1
                                       7.250            558.70         90
                                       7.000            558.70
    TAMARAC          FL   33309          1            01/14/03         11
    0415605963                           03           03/01/03         25
    0415605963                           N            02/01/33
    0


    8358879          E22/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
1


                                       6.375            870.30         90
                                       6.125            870.30
    KENNEWICK        WA   99336          5            01/09/03         10
    0415616358                           05           03/01/03         25
    0415616358                           O            02/01/33
    0


    8358881          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          2
                                       6.875          1,773.71         80
                                       6.625          1,773.71
    BLOOMFIELD       NJ   07003          1            01/14/03         00
    0415623487                           05           03/01/03          0
    0415623487                           O            02/01/33
    0


    8358885          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.375          1,896.56         80
                                       6.125          1,896.56
    NAHCOTTA         WA   98637          2            01/08/03         00
    0415630128                           05           03/01/03          0
    0415630128                           O            02/01/33
    0


    8358887          E22/G02             F           28,800.00         ZZ
                                         360         28,779.67          1
                                       7.750            206.33         90
                                       7.500            206.33
    CARBONDALE       IL   62901          1            01/06/03         04
    0415635770                           05           02/01/03         25
    0415635770                           N            01/01/33
    0


    8358891          E22/G02             F          217,000.00         ZZ
                                         360        217,000.00          1
                                       6.375          1,353.80         78
                                       6.125          1,353.80
    PORTLAND         OR   97239          5            01/06/03         00
    0415646702                           05           03/01/03          0
    0415646702                           O            02/01/33
    0


    8358911          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       6.375            926.45         85
                                       6.125            926.45
    EPSOM            NH   03234          5            01/08/03         10
    0415670330                           05           03/01/03         12
1


    0415670330                           O            02/01/33
    0


    8358919          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       6.500            651.03         48
                                       6.250            651.03
    MOUNT ARLINGTON  NJ   07856          1            01/14/03         00
    0415680081                           01           03/01/03          0
    0415680081                           O            02/01/33
    0


    8358927          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.750          1,264.77         74
                                       6.500          1,264.77
    PACOIMA AREA (L  CA   91331          5            01/02/03         00
    0415693563                           05           03/01/03          0
    0415693563                           O            02/01/33
    0


    8358929          E22/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.750            747.19         80
                                       6.500            747.19
    FAIRWAY          KS   66205          1            01/10/03         00
    0415696624                           05           03/01/03          0
    0415696624                           N            02/01/33
    0


    8358931          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.750            700.49         80
                                       6.500            700.49
    PRAIRIE VILLAGE  KS   66206          1            01/10/03         00
    0415697804                           03           03/01/03          0
    0415697804                           N            02/01/33
    0


    8358953          E22/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.250          2,093.44         80
                                       6.000          2,093.44
    LAKESIDE         CA   92040          5            01/03/03         00
    0415721331                           05           03/01/03          0
    0415721331                           O            02/01/33
    0


1


    8358955          E22/G02             F          336,000.00         ZZ
                                         360        336,000.00          2
                                       6.750          2,179.29         80
                                       6.500          2,179.29
    RIDGEWOOD        NY   11385          5            01/09/03         00
    0415724202                           05           03/01/03          0
    0415724202                           O            02/01/33
    0


    8358967          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.375            698.73         75
                                       6.125            698.73
    CASHMERE         WA   98815          5            01/08/03         00
    0415752070                           05           03/01/03          0
    0415752070                           O            02/01/33
    0


    8359117          N67/G02             F          252,000.00         ZZ
                                         360        251,575.37          1
                                       6.875          1,655.46         80
                                       6.625          1,655.46
    SANTA FE         NM   87508          1            11/22/02         00
    0435199054                           03           01/01/03          0
    1161003004                           O            12/01/32
    0


    8359259          N67/G02             F          123,950.00         ZZ
                                         360        123,855.69          1
                                       7.375            856.09         78
                                       7.125            856.09
    SAN ANTONIO      TX   78258          2            12/04/02         00
    0435199518                           03           02/01/03          0
    1161003198                           O            01/01/33
    0


    8359269          N67/G02             F           53,900.00         ZZ
                                         360         53,782.22          1
                                       7.625            381.50         70
                                       7.375            381.50
    STEWARTSTOWN     NH   03597          1            10/18/02         00
    0435201439                           05           12/01/02          0
    3275002980                           O            11/01/32
    0


    8359339          N67/G02             F          624,000.00         ZZ
                                         360        623,488.51          1
                                       7.000          4,151.49         80
                                       6.750          4,151.49
1


    LAS VEGAS        NV   89107          5            12/05/02         00
    0435201793                           05           02/01/03          0
    1162000941                           O            01/01/33
    0


    8359487          N67/G02             F          100,000.00         ZZ
                                         360         99,918.03          1
                                       7.000            665.30         73
                                       6.750            665.30
    CHANDLER         AZ   85226          1            12/05/02         00
    0435202346                           05           02/01/03          0
    1781004332                           O            01/01/33
    0


    8359713          N67/G02             F          275,000.00         ZZ
                                         360        274,795.91          1
                                       7.500          1,922.84         52
                                       7.250          1,922.84
    WAYNE            NJ   07470          1            12/12/02         00
    0435210299                           05           02/01/03          0
    3264001597                           O            01/01/33
    0


    8359783          N67/G02             F          120,250.00         ZZ
                                         360        120,160.75          1
                                       7.500            840.81         80
                                       7.250            840.81
    BOYNTON BEACH    FL   33437          1            12/18/02         00
    0435210406                           03           02/01/03          0
    1782001627                           O            01/01/33
    0


    8359865          N67/G02             F           94,300.00         ZZ
                                         360         94,230.02          1
                                       7.500            659.36         80
                                       7.250            659.36
    PORT SAINT LUCI  FL   34952          5            12/09/02         00
    0435203831                           05           02/01/03          0
    3262003815                           O            01/01/33
    0


    8359867          N67/G02             F           68,800.00         ZZ
                                         360         68,752.65          1
                                       7.875            498.85         58
                                       7.625            498.85
    SALISBURY        NC   28146          2            12/13/02         00
    0435210570                           05           02/01/03          0
    3252003866                           O            01/01/33
    0
1




    8359913          N67/G02             F          235,500.00         ZZ
                                         360        235,311.67          1
                                       7.125          1,586.61         80
                                       6.875          1,586.61
    FORT WAYNE       IN   46804          1            12/13/02         00
    0435204029                           05           02/01/03          0
    3262003950                           O            01/01/33
    0


    8360011          N67/G02             F          118,000.00         ZZ
                                         360        117,876.80          1
                                       5.750            688.62         72
                                       5.500            688.62
    LA VERGNE        TN   37086          5            12/18/02         00
    0435210877                           05           02/01/03          0
    3254003473                           O            01/01/33
    0


    8360123          N67/G02             F           50,000.00         ZZ
                                         360         49,965.60          1
                                       7.875            362.53         24
                                       7.625            362.53
    BOCA RATON       FL   33498          1            12/18/02         00
    0435211057                           03           02/01/03          0
    3254003620                           O            01/01/33
    0


    8360129          N67/G02             F           55,000.00         ZZ
                                         360         54,953.79          1
                                       6.875            361.31         40
                                       6.625            361.31
    HENDERSONVILLE   NC   28739          2            12/20/02         00
    0435211065                           05           02/01/03          0
    3254003635                           O            01/01/33
    0


    8360147          N67/G02             F          104,000.00         ZZ
                                         360        103,922.82          1
                                       7.500            727.18         80
                                       7.250            727.18
    FORT LAUDERDALE  FL   33312          1            12/17/02         00
    0435211115                           05           02/01/03          0
    3254003695                           O            01/01/33
    0


    8360227          N67/G02             F          177,600.00         ZZ
                                         360        177,335.56          1
1


                                       7.500          1,241.81         80
                                       7.250          1,241.81
    LITTLETON        CO   80125          1            11/22/02         00
    0435205059                           03           01/01/03          0
    1785003010                           O            12/01/32
    0


    8360313          N67/G02             F           50,400.00         ZZ
                                         360         50,365.31          1
                                       7.875            365.44         70
                                       7.625            365.44
    HUDSON           FL   34667          1            12/20/02         00
    0435211578                           05           02/01/03          0
    3254003977                           N            01/01/33
    0


    8360523          N67/G02             F          270,400.00         ZZ
                                         360        270,223.12          1
                                       8.125          2,007.71         80
                                       7.875          2,007.71
    VERNON HILLS     IL   60061          1            12/06/02         00
    0435204060                           05           02/01/03          0
    3262003988                           O            01/01/33
    0


    8360545          N67/G02             F           82,000.00         ZZ
                                         360         81,931.11          1
                                       6.875            538.68         75
                                       6.625            538.68
    CLEARWATER       FL   33755          5            12/06/02         00
    0435206263                           05           02/01/03          0
    3254003613                           O            01/01/33
    0


    8360667          N67/G02             F          147,900.00         ZZ
                                         360        147,790.24          4
                                       7.500          1,034.14         80
                                       7.250          1,034.14
    BETHLEHEM        PA   18015          1            12/18/02         00
    0435212428                           05           02/01/03          0
    3264001737                           O            01/01/33
    0


    8360673          N67/G02             F          114,000.00         ZZ
                                         360        113,857.80          4
                                       8.375            866.48         75
                                       8.125            866.48
    UPPER DARBY      PA   19082          1            11/22/02         00
    0435204573                           05           01/01/03          0
1


    3274005766                           N            12/01/32
    0


    8360721          N67/G02             F          100,000.00         ZZ
                                         360         99,858.39          1
                                       7.750            716.41         70
                                       7.500            716.41
    WENTWORTH        NH   03282          1            12/06/02         00
    0435204748                           05           01/01/03          0
    3274005894                           O            12/01/32
    0


    8360763          N67/G02             F          360,000.00         ZZ
                                         360        359,363.01          1
                                       6.625          2,305.12         80
                                       6.375          2,305.12
    ELGIN            IL   60123          1            11/27/02         00
    0435212634                           05           01/01/03          0
    3265003648                           O            12/01/32
    0


    8360859          N67/G02             F           56,850.00         ZZ
                                         360         56,771.50          4
                                       7.875            412.20         65
                                       7.625            412.20
    CHESAPEAKE       VA   23324          1            12/03/02         00
    0435205299                           05           01/01/03          0
    3274006252                           N            12/01/32
    0


    8360865          N67/G02             F           59,150.00         ZZ
                                         360         59,066.23          2
                                       7.750            423.76         70
                                       7.500            423.76
    PORTSMOUTH       VA   23704          1            12/02/02         00
    0435205315                           05           01/01/03          0
    3274006253                           N            12/01/32
    0


    8360945          N67/G02             F          352,000.00         ZZ
                                         360        351,781.22          2
                                       8.375          2,675.45         80
                                       8.125          2,675.45
    BROOKLYN         NY   11233          5            12/04/02         00
    0435205638                           05           02/01/03          0
    3274006376                           O            01/01/33
    0


1


    8360987          N67/G02             F          312,000.00         ZZ
                                         360        311,795.91          2
                                       8.125          2,316.59         80
                                       7.875          2,316.59
    BROOKLYN         NY   11221          1            12/13/02         00
    0435213111                           05           02/01/03          0
    3274005880                           O            01/01/33
    0


    8361025          N67/G02             F          149,800.00         ZZ
                                         360        149,671.03          1
                                       6.750            971.60         70
                                       6.500            971.60
    STRATFORD        CT   06614          5            12/20/02         00
    0435213244                           05           02/01/03          0
    3274006054                           O            01/01/33
    0


    8361049          N67/G02             F           99,000.00         ZZ
                                         360         98,772.56          1
                                       6.000            593.56         75
                                       5.750            593.56
    LAKE HAVASU CIT  AZ   86406          1            11/14/02         00
    0435213301                           05           01/01/03          0
    1072004423                           O            12/01/32
    0


    8361161          N67/G02             F          170,000.00         ZZ
                                         360        169,857.18          1
                                       6.875          1,116.78         56
                                       6.625          1,116.78
    LAS VEGAS        NV   89135          1            12/17/02         00
    0435213681                           03           02/01/03          0
    1162000895                           O            01/01/33
    0


    8361217          N67/G02             F           94,550.00         ZZ
                                         360         94,462.43          1
                                       6.375            589.87         70
                                       6.125            589.87
    PHOENIX          AZ   85043          1            12/07/02         00
    0435213897                           03           02/01/03          0
    1781004180                           O            01/01/33
    0


    8361257          N67/G02             F          112,700.00         ZZ
                                         360        112,620.45          1
                                       7.750            807.40         70
                                       7.500            807.40
1


    PHOENIX          AZ   85016          1            12/17/02         00
    0435214051                           05           02/01/03          0
    1781004336                           N            01/01/33
    0


    8361283          N67/G02             F          171,350.00         ZZ
                                         360        171,225.99          1
                                       7.625          1,212.80         69
                                       7.375          1,212.80
    PEORIA           AZ   85382          1            12/12/02         00
    0435214184                           03           02/01/03          0
    1781004395                           O            01/01/33
    0


    8361351          N67/G02             F           88,200.00         ZZ
                                         360         88,139.30          1
                                       7.875            639.51         90
                                       7.625            639.51
    PUEBLO           CO   81003          1            12/20/02         01
    0435214440                           05           02/01/03         30
    1162001285                           O            01/01/33
    0


    8361369          N67/G02             F          363,000.00         ZZ
                                         360        362,663.79          1
                                       6.375          2,264.65         73
                                       6.125          2,264.65
    SCOTTSDALE       AZ   85260          2            12/19/02         00
    0435214572                           03           02/01/03          0
    1760003504                           O            01/01/33
    0


    8361415          K15/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.000          1,534.85         80
                                       5.750          1,534.85
    SELDEN           NY   11784          5            01/03/03         00
    0435284005                           05           03/01/03          0
    011205508931                         O            02/01/33
    0


    8361425          K15/G02             F          151,000.00         ZZ
                                         360        151,000.00          1
                                       6.000            905.32         80
                                       5.750            905.32
    NORTH EAST       PA   16428          5            01/03/03         00
    0435257811                           05           03/01/03          0
    027105505446                         O            02/01/33
    0
1




    8361453          K15/G02             F          236,200.00         ZZ
                                         360        235,975.89          2
                                       6.250          1,454.32         52
                                       6.000          1,454.32
    SOMERVILLE       MA   02145          5            12/23/02         00
    0435257977                           05           02/01/03          0
    024505508172                         O            01/01/33
    0


    8361661          W77/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.000            665.30         80
                                       6.750            665.30
    BASTROP          TX   78602          2            01/02/03         00
    0435269311                           05           03/01/03          0
    W0210056                             O            02/01/33
    0


    8361911          T29/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
                                       6.500            467.73         74
                                       6.250            467.73
    SNOWFLAKE        AZ   85937          5            01/03/03         00
    0435336185                           05           03/01/03          0
    1529532                              O            02/01/33
    0


    8362023          U35/G02             F          114,400.00         ZZ
                                         360        114,400.00          1
                                       6.125            695.11         80
                                       5.875            695.11
    WIND  LAKE       WI   53185          2            12/13/02         00
    0435261938                           05           03/01/03          0
    0007518999                           O            02/01/33
    0


    8362137          588/G02             F          360,000.00         ZZ
                                         360        359,682.38          1
                                       6.625          2,305.12         62
                                       6.375          2,305.12
    RANDOLPH TOWNSH  NJ   07869          1            12/23/02         00
    0435244611                           05           02/01/03          0
    1080944                              O            01/01/33
    0


    8362629          B44/G02             F           91,800.00         ZZ
                                         360         91,719.00          1
1


                                       6.625            587.81         85
                                       6.375            587.81
    BOISE            ID   83704          5            12/20/02         11
    0435261110                           05           02/01/03         12
    4021826                              O            01/01/33
    0


    8362735          967/G02             F          118,000.00         ZZ
                                         360        117,912.43          3
                                       7.500            825.07         78
                                       7.250            825.07
    TACOMA           WA   98406          2            12/24/02         00
    0435253950                           05           02/01/03          0
    5844238                              N            01/01/33
    0


    8362845          K60/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
                                       7.250            276.28         90
                                       7.000            276.28
    DETROIT          MI   48228          1            01/08/03         04
    0435297965                           05           03/01/03         25
    73304                                N            02/01/33
    0


    8363407          967/G02             F          650,000.00         ZZ
                                         360        649,397.98          1
                                       6.375          4,055.15         79
                                       6.125          4,055.15
    GIG HARBOR       WA   98332          5            12/19/02         00
    0435289566                           05           02/01/03          0
    5717368                              O            01/01/33
    0


    8363443          P44/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       7.125          1,280.07         95
                                       6.875          1,280.07
    SANDWICH (FORES  MA   02644          1            01/13/03         04
    0435235635                           05           03/01/03         30
    522984901                            O            02/01/33
    0


    8363465          Q30/G02             F          129,750.00         ZZ
                                         240        129,497.12          1
                                       6.875            996.24         75
                                       6.625            996.24
    NORTHAMPTON      PA   18067          5            12/27/02         00
    0435291786                           05           02/01/03          0
1


    21019394                             O            01/01/23
    0


    8363493          E57/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.750          3,242.99         74
                                       6.500          3,242.99
    SAN JOSE         CA   95131          2            01/08/03         00
    0435214671                           05           03/01/03          0
    06013109                             O            02/01/33
    0


    8363543          P59/G02             F          126,675.00         ZZ
                                         360        126,573.70          4
                                       7.125            853.43         90
                                       6.875            853.43
    BAKERSFIELD      CA   93305          1            12/30/02         01
    0435289913                           05           02/01/03         30
    AT005187                             N            01/01/33
    0


    8363573          944/G02             F          155,250.00         ZZ
                                         360        155,250.00          1
                                       6.625            994.09         90
                                       6.375            994.09
    GARDNERVILLE     NV   89410          1            01/08/03         04
    0435244983                           05           03/01/03         25
    W02037391                            O            02/01/33
    0


    8363615          G34/G02             F          175,200.00         ZZ
                                         360        175,041.62          1
                                       6.500          1,107.38         80
                                       6.250          1,107.38
    LAS VEGAS        NV   89128          1            12/19/02         00
    0435237805                           05           02/01/03          0
    59212202                             O            01/01/33
    0


    8363731          M07/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
                                       7.125            480.02         75
                                       6.875            480.02
    SUGARLOAF        CA   92386          1            01/03/03         00
    0435320395                           05           03/01/03          0
    02212092                             N            02/01/33
    0


1


    8363775          X64/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.125          1,063.32         78
                                       5.875          1,063.32
    BLOOMFIELD HILL  MI   48301          2            01/10/03         00
    0435236716                           05           03/01/03          0
    0000002267                           O            02/01/33
    0


    8364853          W93/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       7.125            943.21         80
                                       6.875            943.21
    COLORADO SPRING  CO   80917          1            01/07/03         00
    0435236500                           05           03/01/03          0
    30443199                             O            02/01/33
    0


    8364893          420/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.750          2,594.39         74
                                       6.500          2,594.39
    SANTA ROSA       CA   95405          5            01/03/03         00
    0435275227                           05           03/01/03          0
    72004841                             O            02/01/33
    0


    8364933          E22/G02             F          524,000.00         ZZ
                                         360        524,000.00          1
                                       6.375          3,269.08         71
                                       6.125          3,269.08
    ASHLAND          OR   97520          5            01/08/03         00
    0415606599                           05           03/01/03          0
    0415606599                           O            02/01/33
    0


    8364935          E22/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
                                       6.125            795.97         94
                                       5.875            795.97
    SPRINGFIELD      OR   97478          2            01/08/03         10
    0415614064                           05           03/01/03         30
    0415614064                           O            02/01/33
    0


    8364953          E22/G02             F          277,600.00         ZZ
                                         360        277,600.00          1
                                       6.250          1,709.23         79
                                       6.000          1,709.23
1


    KELLER           TX   76248          5            01/10/03         00
    0415644988                           03           03/01/03          0
    0415644988                           O            02/01/33
    0


    8364959          E22/G02             F           92,500.00         ZZ
                                         360         92,500.00          1
                                       6.375            577.08         43
                                       6.125            577.08
    AURORA           CO   80016          5            01/10/03         00
    0415658798                           09           03/01/03          0
    0415658798                           O            02/01/33
    0


    8364961          E22/G02             F           50,000.00         ZZ
                                         360         49,640.11          1
                                       6.375            311.93         27
                                       6.125            311.93
    OCEANSIDE        CA   92507          1            12/28/02         00
    0415660968                           09           02/01/03          0
    0415660968                           N            01/01/33
    0


    8364971          E22/G02             F          182,250.00         ZZ
                                         360        182,250.00          1
                                       6.500          1,151.94         75
                                       6.250          1,151.94
    FRESNO           CA   93711          5            01/07/03         00
    0415670462                           05           03/01/03          0
    0415670462                           O            02/01/33
    0


    8364977          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       6.000          1,139.15         64
                                       5.750          1,139.15
    BIRMINGHAM       AL   35243          5            01/10/03         00
    0415675537                           05           03/01/03          0
    0415675537                           O            02/01/33
    0


    8364981          E22/G02             F          172,500.00         ZZ
                                         360        172,500.00          1
                                       6.250          1,062.11         63
                                       6.000          1,062.11
    LUMMI ISLAND     WA   98262          2            01/08/03         00
    0415687961                           05           03/01/03          0
    0415687961                           O            02/01/33
    0
1




    8364991          E22/G02             F          259,500.00         ZZ
                                         360        259,500.00          4
                                       6.875          1,704.73         80
                                       6.625          1,704.73
    HIGH BRIDGE BOR  NJ   08829          2            01/15/03         00
    0415692862                           05           03/01/03          0
    0415692862                           N            02/01/33
    0


    8364993          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.250          1,477.72         80
                                       6.000          1,477.72
    WINDSOR          CA   95492          2            01/08/03         00
    0415694207                           05           03/01/03          0
    0415694207                           O            02/01/33
    0


    8365005          E22/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
                                       6.375            693.74         80
                                       6.125            693.74
    NAMPA            ID   83651          5            01/08/03         00
    0415709633                           03           03/01/03          0
    0415709633                           O            02/01/33
    0


    8365013          E22/G02             F           77,000.00         ZZ
                                         360         77,000.00          1
                                       6.375            480.38         63
                                       6.125            480.38
    ST CLAIR SHORES  MI   48082          1            01/15/03         00
    0415720457                           05           03/01/03          0
    0415720457                           O            02/01/33
    0


    8365023          E22/G02             F          151,000.00         ZZ
                                         360        151,000.00          1
                                       6.250            929.73         70
                                       6.000            929.73
    SACRAMENTO       CA   95827          5            01/07/03         00
    0415740836                           05           03/01/03          0
    0415740836                           O            02/01/33
    0


    8365029          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          3
1


                                       6.250          2,339.73         80
                                       6.000          2,339.73
    OAKLAND          CA   94619          5            01/02/03         00
    0415744242                           05           03/01/03          0
    0415744242                           O            02/01/33
    0


    8365037          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          4
                                       7.125          1,152.06         90
                                       6.875          1,152.06
    ALBUQUERQUE      NM   87111          1            01/15/03         04
    0415752773                           05           03/01/03         25
    0415752773                           N            02/01/33
    0


    8365043          E22/G02             F          575,000.00         ZZ
                                         360        575,000.00          1
                                       6.625          3,681.79         64
                                       6.375          3,681.79
    PACIFIC GROVE    CA   93950          5            01/10/03         00
    0415757483                           05           03/01/03          0
    0415757483                           O            02/01/33
    0


    8365047          E22/G02             F           82,800.00         ZZ
                                         360         82,800.00          1
                                       6.625            530.18         90
                                       6.375            530.18
    MOBILE           AL   36618          5            01/10/03         04
    0415762384                           05           03/01/03         25
    0415762384                           O            02/01/33
    0


    8365049          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.000            638.69         80
                                       6.750            638.69
    DICKINSON        TX   77539          5            01/10/03         00
    0415764984                           05           03/01/03          0
    0415764984                           O            02/01/33
    0


    8365051          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.375          1,172.88         71
                                       6.125          1,172.88
    LAKE WORTH       FL   33463          1            01/15/03         00
    0415765015                           03           03/01/03          0
1


    0415765015                           O            02/01/33
    0


    8365099          E22/G02             F          150,400.00         ZZ
                                         360        150,400.00          2
                                       6.500            950.63         74
                                       6.250            950.63
    NEW ORLEANS      LA   70115          2            01/15/03         00
    0415794700                           05           03/01/03          0
    0415794700                           N            02/01/33
    0


    8365103          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.500          2,465.07         75
                                       6.250          2,465.07
    CALABASAS        CA   91302          5            01/09/03         00
    0415795970                           03           03/01/03          0
    0415795970                           O            02/01/33
    0


    8365109          E22/G02             F          175,750.00         ZZ
                                         360        175,750.00          1
                                       6.125          1,067.88         95
                                       5.875          1,067.88
    PLANO            TX   75024          1            01/15/03         01
    0415799386                           05           03/01/03         30
    0415799386                           O            02/01/33
    0


    8365137          E22/G02             F          123,300.00         ZZ
                                         360        123,300.00          1
                                       6.125            749.18         90
                                       5.875            749.18
    MOLALLA          OR   97038          1            01/14/03         04
    0415824846                           05           03/01/03         25
    0415824846                           N            02/01/33
    0


    8365147          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.250            677.29         80
                                       6.000            677.29
    COLORADO SPRING  CO   80915          1            01/15/03         00
    0415833276                           05           03/01/03          0
    0415833276                           N            02/01/33
    0


1


    8365151          E22/G02             F          327,700.00         ZZ
                                         360        327,700.00          1
                                       7.000          2,180.20         95
                                       6.750          2,180.20
    PLANTAION        FL   33317          1            01/15/03         01
    0415837053                           05           03/01/03         35
    0415837053                           O            02/01/33
    0


    8365161          E22/G02             F          102,000.00         ZZ
                                         360        102,000.00          1
                                       6.500            644.71         66
                                       6.250            644.71
    LAWRENCEBURG     KY   40342          5            01/10/03         00
    0415858430                           05           03/01/03          0
    0415858430                           O            02/01/33
    0


    8365163          E22/G02             F          397,500.00         T
                                         360        397,500.00          1
                                       6.500          2,512.47         75
                                       6.250          2,512.47
    GRANTS PASS      OR   97526          1            01/09/03         00
    0415859487                           05           03/01/03          0
    0415859487                           O            02/01/33
    0


    8365165          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.625            691.54         63
                                       6.375            691.54
    LEHIGH ACRES     FL   33971          2            01/08/03         00
    0415859545                           05           03/01/03          0
    0415859545                           O            02/01/33
    0


    8365167          E22/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
                                       6.250            400.22         85
                                       6.000            400.22
    SPRINGDALE       AR   72764          5            01/10/03         04
    0415861632                           05           03/01/03         12
    0415861632                           O            02/01/33
    0


    8365175          E22/G02             F          154,400.00         ZZ
                                         360        154,400.00          1
                                       6.375            963.26         80
                                       6.125            963.26
1


    BOYNTON BEACH    FL   33437          1            01/15/03         00
    0415931781                           03           03/01/03          0
    0415931781                           O            02/01/33
    0


    8365177          E22/G02             F          163,400.00         ZZ
                                         360        163,400.00          1
                                       6.750          1,059.81         95
                                       6.500          1,059.81
    MIAMI            FL   33186          5            01/10/03         04
    0414717843                           05           03/01/03         30
    0414717843                           O            02/01/33
    0


    8365181          E22/G02             F          546,000.00         ZZ
                                         360        546,000.00          1
                                       6.125          3,317.55         75
                                       5.875          3,317.55
    NEWCASTLE        CA   95658          5            12/31/02         00
    0414891358                           05           03/01/03          0
    0414891358                           O            02/01/33
    0


    8365195          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.375            663.05         80
                                       7.125            663.05
    FORT LAUDERDALE  FL   33304          1            01/15/03         00
    0415407527                           08           03/01/03          0
    0415407527                           N            02/01/33
    0


    8365207          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       6.750            437.80         74
                                       6.500            437.80
    ST LOUIS         MO   63116          5            01/10/03         00
    0415545466                           05           03/01/03          0
    0415545466                           O            02/01/33
    0


    8365213          E22/G02             F          109,500.00         ZZ
                                         360        109,500.00          1
                                       6.375            683.14         80
                                       6.125            683.14
    ROGERSVILLE      TN   37857          2            01/10/03         00
    0415549716                           05           03/01/03          0
    0415549716                           O            02/01/33
    0
1




    8365215          E22/G02             F          286,000.00         ZZ
                                         360        286,000.00          1
                                       6.250          1,760.95         80
                                       6.000          1,760.95
    CONROE           TX   77302          5            01/10/03         00
    0415555507                           03           03/01/03          0
    0415555507                           O            02/01/33
    0


    8365219          E22/G02             F          134,000.00         ZZ
                                         360        134,000.00          4
                                       7.125            902.78         80
                                       6.875            902.78
    FRESNO           CA   93703          1            01/07/03         00
    0415573005                           05           03/01/03          0
    0415573005                           N            02/01/33
    0


    8365229          E82/G02             F          146,500.00         ZZ
                                         360        146,500.00          1
                                       6.750            950.20         74
                                       6.500            950.20
    KANSAS CITY      MO   64155          2            01/09/03         00
    0400755526                           05           03/01/03          0
    5159633                              O            02/01/33
    0


    8365465          P01/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.875            854.01         55
                                       6.625            854.01
    SARATOGA SPRING  NY   12866          5            12/30/02         00
    0435244546                           05           03/01/03          0
    02001377                             O            02/01/33
    0


    8365547          B39/G02             F          188,100.00         ZZ
                                         360        188,100.00          1
                                       7.625          1,331.36         95
                                       7.375          1,331.36
    ST. PAUL         MN   55102          2            01/10/03         12
    0435219001                           05           03/01/03         30
    20020089F                            O            02/01/33
    0


    8365637          K15/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
1


                                       6.875            709.48         75
                                       6.625            709.48
    GRAND RAPIDS     MI   49505          5            01/03/03         00
    0435276225                           05           03/01/03          0
    035905508233                         O            02/01/33
    0


    8365651          Q30/G02             F           90,000.00         ZZ
                                         360         89,920.59          1
                                       6.625            576.28         35
                                       6.375            576.28
    NEW FAIRFIELD    CT   06812          5            12/24/02         00
    0435265228                           05           02/01/03          0
    21019378                             O            01/01/33
    0


    8365709          K15/G02             F          101,200.00         ZZ
                                         240        101,200.00          1
                                       6.625            761.99         75
                                       6.375            761.99
    BELLEVUE         IA   52031          2            01/09/03         00
    0435277587                           05           03/01/03          0
    029405505592                         O            02/01/23
    0


    8365803          758/G02             F           86,500.00         ZZ
                                         360         86,500.00          2
                                       7.000            575.49         78
                                       6.750            575.49
    COLLEGE STATION  TX   77840          2            01/09/03         00
    0435340765                           05           03/01/03          0
    1                                    N            02/01/33
    0


    8365839          E76/G02             F          103,700.00         ZZ
                                         360        103,700.00          1
                                       7.500            725.09         85
                                       7.250            725.09
    NEWCASTLE        OK   73065          5            01/09/03         04
    0435332093                           05           03/01/03         12
    10019560                             O            02/01/33
    0


    8365851          K15/G02             F          265,600.00         ZZ
                                         360        265,600.00          1
                                       6.375          1,657.00         80
                                       6.125          1,657.00
    ATLANTIQUE       NY   11770          5            01/03/03         00
    0435282454                           05           03/01/03          0
1


    020705508120                         O            02/01/33
    0


    8365863          E57/G02             F          232,000.00         ZZ
                                         360        232,000.00          3
                                       6.750          1,504.75         75
                                       6.500          1,504.75
    HAWTHORNE        CA   90250          5            01/09/03         00
    0435269378                           05           03/01/03          0
    06013043                             O            02/01/33
    0


    8365879          K15/G02             F          229,500.00         ZZ
                                         360        229,500.00          2
                                       6.750          1,488.53         85
                                       6.500          1,488.53
    QUEENS VILLAGE   NY   11429          5            01/09/03         41
    0435280094                           05           03/01/03         12
    020705508760                         O            02/01/33
    0


    8366063          369/G02             F          102,300.00         ZZ
                                         360        102,214.05          1
                                       6.875            672.04         80
                                       6.625            672.04
    PHOENIX          AZ   85051          1            12/13/02         00
    0435261375                           05           02/01/03          0
    26410545                             N            01/01/33
    0


    8366371          U42/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
                                       7.000            658.65         75
                                       6.750            658.65
    FORT WORTH       TX   76109          5            01/14/03         00
    0435288055                           05           03/01/03          0
    33300019                             N            02/01/33
    0


    8366477          R84/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
                                       6.625          2,817.37         67
                                       6.375          2,817.37
    RICHMOND         TX   77469          5            01/08/03         00
    0435287735                           03           03/01/03          0
    0652795                              O            02/01/33
    0


1


    8366479          A06/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.500          1,264.14         80
                                       6.250          1,264.14
    FARMINGTON HILL  MI   48336          2            01/08/03         00
    0435249305                           05           03/01/03          0
    021000020233233                      O            02/01/33
    0


    8366505          A46/G02             F          137,600.00         ZZ
                                         360        137,600.00          4
                                       6.375            858.45         80
                                       6.125            858.45
    AUSTIN           TX   78745          1            01/13/03         00
    0435265996                           05           03/01/03          0
    0726011                              N            02/01/33
    0


    8366525          U97/G02             F          442,500.00         ZZ
                                         360        442,500.00          1
                                       6.500          2,796.90         74
                                       6.250          2,796.90
    SAN JOSE         CA   95132          5            01/08/03         00
    0435260955                           05           03/01/03          0
    97317401                             O            02/01/33
    0


    8366545          E47/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
                                       6.250            504.89         80
                                       6.000            504.89
    SAN ANTONIO      TX   78217          5            01/07/03         00
    0435297924                           05           03/01/03          0
    7329012976                           O            02/01/33
    0


    8366571          926/G02             F           34,500.00         ZZ
                                         360         34,470.29          1
                                       6.750            223.77         77
                                       6.500            223.77
    HILTON HEAD ISL  SC   29928          2            12/27/02         00
    0435259734                           01           02/01/03          0
    021111876                            N            01/01/33
    0


    8366575          U05/G02             F          495,000.00         ZZ
                                         360        494,541.53          1
                                       6.375          3,088.16         74
                                       6.125          3,088.16
1


    GLENDALE         CA   91206          2            12/20/02         00
    0435251640                           05           02/01/03          0
    3293417                              O            01/01/33
    0


    8366589          926/G02             F           43,600.00         ZZ
                                         360         43,562.46          1
                                       6.750            282.79         80
                                       6.500            282.79
    HILTON HEAD ISL  SC   29928          1            12/30/02         00
    0435294335                           01           02/01/03          0
    021111817                            O            01/01/33
    0


    8366597          N34/G02             F          240,000.00         ZZ
                                         360        240,000.00          2
                                       6.250          1,477.72         88
                                       6.000          1,477.72
    CHICAGO          IL   60618          5            01/14/03         10
    0435263884                           05           03/01/03         25
    0662890                              O            02/01/33
    0


    8366599          B57/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.625          2,100.22         80
                                       6.375          2,100.22
    FRESNO           CA   93720          1            01/07/03         00
    0435284096                           05           03/01/03          0
    70000506                             O            02/01/33
    0


    8366603          U05/G02             F          385,000.00         ZZ
                                         360        385,000.00          1
                                       6.625          2,465.20         60
                                       6.375          2,465.20
    LOS ANGELES      CA   90028          5            01/03/03         00
    0435232384                           05           03/01/03          0
    3295717                              N            02/01/33
    0


    8366605          E65/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.625          1,331.85         80
                                       6.375          1,331.85
    DEWITT           MI   48820          2            01/03/03         00
    0435290051                           05           03/01/03          0
    254599                               O            02/01/33
    0
1




    8366671          K60/G02             F           97,900.00         ZZ
                                         360         97,900.00          1
                                       6.750            634.98         64
                                       6.500            634.98
    TUCSON           AZ   85730          2            01/03/03         00
    0435291364                           05           03/01/03          0
    72928                                O            02/01/33
    0


    8367079          U05/G02             F          480,000.00         ZZ
                                         360        479,555.42          1
                                       6.375          2,994.58         80
                                       6.125          2,994.58
    AUBURN           CA   95603          1            12/23/02         00
    0435268305                           05           02/01/03          0
    3292783                              O            01/01/33
    0


    8367095          M07/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.625          1,178.17         80
                                       6.375          1,178.17
    REDLANDS         CA   92374          1            01/13/03         00
    0435258678                           05           03/01/03          0
    02212345                             O            02/01/33
    0


    8367107          X67/G02             F          213,100.00         ZZ
                                         360        212,929.59          1
                                       7.125          1,435.69         80
                                       6.875          1,435.69
    MURRIETA         CA   92563          1            12/06/02         00
    0435280268                           05           02/01/03          0
    00281230                             O            01/01/33
    0


    8367185          950/G02             F          101,250.00         ZZ
                                         360        101,172.96          1
                                       7.375            699.31         75
                                       7.125            699.31
    CHICO            CA   95928          5            12/19/02         00
    0435271879                           03           02/01/03          0
    AE211016                             N            01/01/33
    0


    8367195          X31/G02             F          365,000.00         ZZ
                                         360        365,000.00          1
1


                                       6.250          2,247.37         79
                                       6.000          2,247.37
    LOS ANGELES      CA   90064          5            01/09/03         00
    0435268909                           05           03/01/03          0
    11001605                             O            02/01/33
    0


    8367257          X31/G02             F          244,000.00         ZZ
                                         360        244,000.00          4
                                       6.875          1,602.91         67
                                       6.625          1,602.91
    VAN NUYS         CA   91401          2            01/03/03         00
    0435291349                           05           03/01/03          0
    11001518                             N            02/01/33
    0


    8367291          P44/G02             F          448,800.00         ZZ
                                         360        448,800.00          1
                                       6.750          2,910.91         85
                                       6.500          2,910.91
    BEDFORD          MA   01730          1            01/14/03         10
    0435281449                           05           03/01/03         12
    539233007                            O            02/01/33
    0


    8367581          975/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.125          3,038.05         80
                                       5.875          3,038.05
    VILLA PARK       CA   92861          1            01/09/03         00
    0435269469                           05           03/01/03          0
    2025929                              O            02/01/33
    0


    8367585          X78/G02             F           62,800.00         ZZ
                                         360         62,800.00          1
                                       7.625            444.49         80
                                       7.375            444.49
    DOUGLASVILLE     GA   30135          1            01/15/03         00
    0435275631                           05           03/01/03          0
    990270                               N            02/01/33
    0


    8367691          L76/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.250            886.63         72
                                       6.000            886.63
    SOUTH HAVEN      MN   55382          5            01/15/03         00
    0435270061                           05           03/01/03          0
1


    9507392                              O            02/01/33
    0


    8367785          588/G02             F          420,000.00         ZZ
                                         360        419,647.15          1
                                       6.875          2,759.10         75
                                       6.625          2,759.10
    WEST ORANGE      NJ   07052          1            12/24/02         00
    0435316500                           05           02/01/03          0
    10836046                             O            01/01/33
    0


    8367855          964/G02             F          230,500.00         ZZ
                                         360        230,281.29          1
                                       6.250          1,419.23         47
                                       6.000          1,419.23
    LOS ANGELES      CA   90066          2            12/13/02         00
    0435330998                           05           02/01/03          0
    276249                               O            01/01/33
    0


    8368139          E82/G02             F           89,550.00         ZZ
                                         360         89,550.00          1
                                       6.375            558.68         72
                                       6.125            558.68
    ROWLETT          TX   75088          2            01/21/03         00
    0400747895                           03           03/01/03          0
    1961726                              N            02/01/33
    0


    8368147          E82/G02             F          210,900.00         ZZ
                                         360        210,900.00          2
                                       7.250          1,438.71         89
                                       7.000          1,438.71
    PENINSULA TOWNS  MI   49686          2            01/15/03         04
    0400756896                           05           03/01/03         25
    5516976                              O            02/01/33
    0


    8368153          E82/G02             F           62,000.00         ZZ
                                         360         62,000.00          1
                                       6.375            386.80         74
                                       6.125            386.80
    SHELTON          WA   98584          2            01/14/03         00
    0400753109                           03           03/01/03          0
    0400753109                           O            02/01/33
    0


1


    8368155          E82/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.750            940.47         58
                                       6.500            940.47
    ST PAUL          MN   55105          5            01/15/03         00
    0400752416                           05           03/01/03          0
    0400752416                           O            02/01/33
    0


    8368201          E82/G02             F          125,250.00         ZZ
                                         360        125,250.00          1
                                       6.500            791.67         67
                                       6.250            791.67
    GARLAND          UT   84312          5            01/15/03         00
    0400755856                           05           03/01/03          0
    400755856                            O            02/01/33
    0


    8368523          E22/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       6.375            910.85         79
                                       6.125            910.85
    SACRAMENTO       CA   95831          2            01/02/03         00
    0415362821                           07           03/01/03          0
    0415362821                           O            02/01/33
    0


    8368525          E22/G02             F          236,250.00         ZZ
                                         360        236,250.00          1
                                       6.500          1,493.26         90
                                       6.250          1,493.26
    CHINO HILLS      CA   91709          1            01/10/03         04
    0415445758                           09           03/01/03         25
    0415445758                           O            02/01/33
    0


    8368543          E22/G02             F          298,000.00         ZZ
                                         360        298,000.00          4
                                       6.375          1,859.13         80
                                       6.125          1,859.13
    LOS ANGELES      CA   90057          2            01/07/03         00
    0415495696                           05           03/01/03          0
    0415495696                           O            02/01/33
    0


    8368549          E22/G02             F          232,600.00         ZZ
                                         360        232,600.00          1
                                       6.250          1,432.16         78
                                       6.000          1,432.16
1


    TUSTIN           CA   92782          2            01/13/03         00
    0415516392                           01           03/01/03          0
    0415516392                           N            02/01/33
    0


    8368555          E22/G02             F          177,000.00         ZZ
                                         360        177,000.00          1
                                       6.375          1,104.25         85
                                       6.125          1,104.25
    LINEVILLE        AL   36266          2            01/10/03         10
    0415595875                           05           03/01/03         12
    0415595875                           O            02/01/33
    0


    8368561          E22/G02             F          213,000.00         ZZ
                                         360        213,000.00          1
                                       6.750          1,381.51         52
                                       6.500          1,381.51
    GRASS VALLEY     CA   95945          5            01/03/03         00
    0415627702                           05           03/01/03          0
    0415627702                           O            02/01/33
    0


    8368573          E22/G02             F          354,400.00         ZZ
                                         360        354,400.00          1
                                       6.500          2,240.05         80
                                       6.250          2,240.05
    LAKEWOOD         CA   90712          1            01/10/03         00
    0415652346                           03           03/01/03          0
    0415652346                           O            02/01/33
    0


    8368575          E22/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
                                       7.000            308.37         90
                                       6.750            308.37
    PASCO            WA   99301          1            01/09/03         10
    0415652700                           05           03/01/03         25
    0415652700                           N            02/01/33
    0


    8368587          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       6.125            838.50         75
                                       5.875            838.50
    COLORADO SPRING  CO   80918          5            01/16/03         00
    0415672583                           05           03/01/03          0
    0415672583                           N            02/01/33
    0
1




    8368593          E22/G02             F          101,500.00         ZZ
                                         360        101,500.00          1
                                       7.500            709.70         62
                                       7.250            709.70
    LAGUNA WOODS     CA   92653          5            01/04/03         00
    0415693431                           01           03/01/03          0
    0415693431                           N            02/01/33
    0


    8368597          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          4
                                       6.750            674.54         80
                                       6.500            674.54
    CINCINNATI       OH   45239          1            01/16/03         00
    0415703230                           05           03/01/03          0
    0415703230                           N            02/01/33
    0


    8368603          E22/G02             F           48,600.00         ZZ
                                         360         48,600.00          1
                                       7.375            335.67         90
                                       7.125            335.67
    PORTSMOUTH       VA   23702          1            01/16/03         01
    0415716539                           05           03/01/03         25
    0415716539                           O            02/01/33
    0


    8368607          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          4
                                       6.750            674.54         80
                                       6.500            674.54
    CINCINNATI       OH   45239          1            01/16/03         00
    0415726660                           05           03/01/03          0
    0415726660                           N            02/01/33
    0


    8368609          E22/G02             F          267,000.00         ZZ
                                         360        267,000.00          1
                                       6.250          1,643.96         80
                                       6.000          1,643.96
    LA MIRADA        CA   90638          5            01/10/03         00
    0415729425                           05           03/01/03          0
    0415729425                           O            02/01/33
    0


    8368623          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
1


                                       6.375          3,119.35         79
                                       6.125          3,119.35
    SIMI VALLEY      CA   93065          2            01/09/03         00
    0415763242                           05           03/01/03          0
    0415763242                           O            02/01/33
    0


    8368653          E22/G02             F          152,800.00         ZZ
                                         360        152,800.00          1
                                       5.875            903.87         95
                                       5.625            903.87
    GREENVILLE       SC   29607          2            01/16/03         04
    0415780212                           05           03/01/03         30
    0415780212                           O            02/01/33
    0


    8368657          E22/G02             F          255,600.00         ZZ
                                         360        255,600.00          1
                                       5.875          1,511.97         80
                                       5.625          1,511.97
    LA VERNE         CA   91750          1            01/07/03         00
    0415792159                           03           03/01/03          0
    0415792159                           O            02/01/33
    0


    8368669          E22/G02             F          259,200.00         ZZ
                                         360        259,200.00          2
                                       6.750          1,681.17         87
                                       6.500          1,681.17
    DANBURY          CT   06470          1            01/16/03         04
    0415822097                           05           03/01/03         25
    0415822097                           N            02/01/33
    0


    8368683          E22/G02             F          215,200.00         ZZ
                                         360        215,200.00          1
                                       6.500          1,360.21         80
                                       6.250          1,360.21
    REDDING          CA   96002          1            01/03/03         00
    0415843515                           05           03/01/03          0
    0415843515                           O            02/01/33
    0


    8368685          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          3
                                       6.625            704.34         74
                                       6.375            704.34
    DEWITT           MI   48820          1            01/16/03         00
    0415846609                           05           03/01/03          0
1


    0415846609                           N            02/01/33
    0


    8368697          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.250          3,078.59         78
                                       6.000          3,078.59
    ESCONDIDO        CA   92025          1            01/09/03         00
    0415884378                           05           03/01/03          0
    0415884378                           O            02/01/33
    0


    8368699          E22/G02             F           58,400.00         ZZ
                                         360         58,400.00          1
                                       6.875            383.65         80
                                       6.625            383.65
    MIDLAND          MI   48640          1            01/16/03         00
    0415885185                           05           03/01/03          0
    0415885185                           N            02/01/33
    0


    8368731          Q14/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       7.000            761.77         79
                                       6.750            761.77
    OAK GROVE        MO   64075          5            01/13/03         00
    0435249115                           05           03/01/03          0
    000210896                            O            02/01/33
    0


    8368781          E76/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
                                       7.375            393.68         74
                                       7.125            393.68
    NEW PORT RICHEY  FL   34652          2            01/15/03         00
    0435265590                           05           03/01/03          0
    10019141                             N            02/01/33
    0


    8368819          E76/G02             F          166,500.00         ZZ
                                         360        166,500.00          4
                                       6.125          1,011.67         90
                                       5.875          1,011.67
    WINTER SPRINGS   FL   32708          1            01/10/03         10
    0435287164                           07           03/01/03         25
    10020306                             N            02/01/33
    0


1


    8369059          M27/G02             F          250,000.00         T
                                         360        250,000.00          1
                                       6.500          1,580.17         63
                                       6.250          1,580.17
    NORTH TOPSAIL B  NC   28460          5            01/09/03         00
    0435303623                           05           03/01/03          0
    0100025206                           O            02/01/33
    0


    8369099          P44/G02             F          199,200.00         ZZ
                                         360        199,200.00          1
                                       6.000          1,194.30         80
                                       5.750          1,194.30
    BROOKFIELD       MA   01506          5            01/09/03         00
    0435261201                           05           03/01/03          0
    02111697                             O            02/01/33
    0


    8369177          742/G02             F          475,000.00         ZZ
                                         360        475,000.00          1
                                       6.625          3,041.48         68
                                       6.375          3,041.48
    MOUNT VERNON     NY   10552          5            01/09/03         00
    0435280870                           05           03/01/03          0
    5862784                              O            02/01/33
    0


    8369431          P30/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
                                       6.500          1,656.02         80
                                       6.250          1,656.02
    GREENSBORO       NC   27408          1            01/17/03         00
    0435280854                           09           03/01/03          0
    0653721                              O            02/01/33
    0


    8369629          B44/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
                                       6.375          1,297.65         80
                                       6.125          1,297.65
    ORANGEVALE       CA   95662          2            01/08/03         00
    0435277942                           05           03/01/03          0
    2022391                              O            02/01/33
    0


    8369631          U35/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.750            694.00         99
                                       6.500            694.00
1


    NEENAH           WI   54956          2            01/10/03         01
    0435283056                           05           03/01/03         35
    0007635935                           O            02/01/33
    0


    8369717          Q87/G02             F           63,900.00         ZZ
                                         360         63,850.15          1
                                       7.250            435.91         90
                                       7.000            435.91
    CULLMAN          AL   35055          5            01/16/03         04
    0435283403                           05           02/22/03         25
    MCSU01                               O            01/22/33
    0


    8369783          950/G02             F           44,000.00         ZZ
                                         360         43,959.25          1
                                       6.375            274.50         80
                                       6.125            274.50
    CENTRALIA        WA   98531          1            12/30/02         00
    0435282702                           05           02/01/03          0
    EW2C283                              N            01/01/33
    0


    8369827          X05/G02             F          208,000.00         ZZ
                                         360        208,000.00          2
                                       6.500          1,314.70         80
                                       6.250          1,314.70
    VISTA            CA   92083          1            01/08/03         00
    0435284047                           05           03/01/03          0
    01212399                             N            02/01/33
    0


    8369841          G34/G02             F          276,000.00         ZZ
                                         360        276,000.00          1
                                       6.375          1,721.88         58
                                       6.125          1,721.88
    HENDERSON        NV   89052          1            01/14/03         00
    0435262191                           05           03/01/03          0
    59212328                             O            02/01/33
    0


    8369857          830/G02             F           85,000.00         ZZ
                                         360         84,933.69          1
                                       7.250            579.85         85
                                       7.000            579.85
    MAGNA            UT   84044          5            12/19/02         14
    0435264767                           05           02/01/03         12
    02110021                             O            01/01/33
    0
1




    8369957          E11/G02             F          120,000.00         ZZ
                                         360        120,000.00          4
                                       7.625            849.35         54
                                       7.375            849.35
    ST PAUL          MN   55106          5            01/15/03         00
    0435285168                           05           03/01/03          0
    00140010502868                       N            02/01/33
    0


    8369969          K15/G02             F          133,700.00         ZZ
                                         360        133,700.00          1
                                       7.625            946.32         95
                                       7.375            946.32
    HARTLAND         VT   05048          5            01/10/03         41
    0435281845                           05           03/01/03         30
    037105505546                         O            02/01/33
    0


    8369975          F36/G02             F          151,960.00         ZZ
                                         360        151,960.00          2
                                       6.500            960.49         80
                                       6.250            960.49
    TACOMA           WA   98444          1            01/03/03         00
    0435270376                           05           03/01/03          0
    06405685                             N            02/01/33
    0


    8370037          696/G02             F          190,000.00         ZZ
                                         360        189,824.03          1
                                       6.375          1,185.35         44
                                       6.125          1,185.35
    DERWOOD          MD   20855          5            01/03/03         00
    0435248430                           05           02/01/03          0
    32902436                             O            01/01/33
    0


    8370175          F36/G02             F          368,000.00         ZZ
                                         360        367,705.72          1
                                       7.125          2,479.28         95
                                       6.875          2,479.28
    TACOMA           WA   98403          1            12/27/02         14
    0435265921                           05           02/01/03         30
    06405690                             O            01/01/33
    0


    8370801          K15/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
1


                                       6.375          1,272.69         80
                                       6.125          1,272.69
    FREEPORT         NY   11520          2            01/14/03         00
    0435280706                           05           03/01/03          0
    021205508845                         O            02/01/33
    0


    8370807          U05/G02             F          142,000.00         ZZ
                                         360        141,874.72          1
                                       6.625            909.24         45
                                       6.375            909.24
    SAN PABLO        CA   94806          5            12/27/02         00
    0435282421                           05           02/01/03          0
    3293104                              O            01/01/33
    0


    8371939          E22/G02             F          381,000.00         ZZ
                                         360        381,000.00          1
                                       6.250          2,345.88         64
                                       6.000          2,345.88
    BELLEVILLE       MI   48111          2            01/15/03         00
    0415245133                           05           03/01/03          0
    0415245133                           O            02/01/33
    0


    8371945          E22/G02             F          413,000.00         ZZ
                                         360        413,000.00          1
                                       6.250          2,542.91         80
                                       6.000          2,542.91
    SAN JOSE         CA   95132          5            12/31/02         00
    0415396704                           05           03/01/03          0
    0415396704                           O            02/01/33
    0


    8371951          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.750          1,005.33         49
                                       6.500          1,005.33
    SUSSEX           NJ   07461          5            01/13/03         00
    0415491810                           05           03/01/03          0
    0415491810                           O            02/01/33
    0


    8371953          E22/G02             F          460,000.00         ZZ
                                         360        460,000.00          1
                                       6.250          2,832.30         78
                                       6.000          2,832.30
    CORTE MADERA     CA   94925          5            01/10/03         00
    0415501295                           05           03/01/03          0
1


    0415501295                           O            02/01/33
    0


    8371957          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.250            460.47         90
                                       7.000            460.47
    KANSAS CITY      MO   64110          2            01/13/03         04
    0415519875                           05           03/01/03         25
    0415519875                           N            02/01/33
    0


    8371959          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          2
                                       7.375            966.95         54
                                       7.125            966.95
    LONG BRANCH      NJ   07740          2            01/17/03         00
    0415546365                           05           03/01/03          0
    0415546365                           N            02/01/33
    0


    8371961          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.750          1,297.20         28
                                       6.500          1,297.20
    EAGLE            ID   83616          5            12/30/02         00
    0415547561                           03           03/01/03          0
    0415547561                           O            02/01/33
    0


    8371963          E22/G02             F          126,100.00         ZZ
                                         360        126,100.00          1
                                       6.500            797.04         76
                                       6.250            797.04
    WALLA WALLA      WA   99362          2            01/09/03         00
    0415550243                           05           03/01/03          0
    0415550243                           O            02/01/33
    0


    8371987          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.875            525.54         82
                                       6.625            525.54
    COLUMBUS         OH   43232          2            01/13/03         04
    0415634468                           05           03/01/03         12
    0415634468                           O            02/01/33
    0


1


    8371989          E22/G02             F          143,560.00         ZZ
                                         360        143,560.00          1
                                       6.750            931.13         97
                                       6.500            931.13
    ORLANDO          FL   32808          2            01/13/03         04
    0415634567                           03           03/01/03         35
    0415634567                           O            02/01/33
    0


    8371997          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       7.375            663.05         74
                                       7.125            663.05
    SOUTHFIELD       MI   48034          5            01/15/03         00
    0415653997                           01           03/01/03          0
    0415653997                           O            02/01/33
    0


    8371999          E22/G02             F          118,000.00         ZZ
                                         360        118,000.00          1
                                       6.375            736.17         78
                                       6.125            736.17
    CARSON CITY      NV   89703          2            01/09/03         00
    0415663764                           05           03/01/03          0
    0415663764                           O            02/01/33
    0


    8372005          E22/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
                                       7.750            967.16         90
                                       7.500            967.16
    MIAMI            FL   33126          1            01/17/03         10
    0415679554                           05           03/01/03         30
    0415679554                           O            02/01/33
    0


    8372007          E22/G02             F          125,500.00         ZZ
                                         360        125,500.00          1
                                       6.625            803.59         49
                                       6.375            803.59
    LAKEWOOD         CA   90715          5            01/07/03         00
    0415682988                           05           03/01/03          0
    0415682988                           O            02/01/33
    0


    8372015          E22/G02             F          202,400.00         ZZ
                                         360        202,400.00          1
                                       6.500          1,279.31         80
                                       6.250          1,279.31
1


    DOUBLE OAK       TX   75077          2            01/13/03         00
    0415695444                           05           03/01/03          0
    0415695444                           O            02/01/33
    0


    8372017          E22/G02             F           93,750.00         ZZ
                                         360         93,750.00          4
                                       6.250            577.23         75
                                       6.000            577.23
    ALBUQUERQUE      NM   87110          1            01/17/03         00
    0415699107                           05           03/01/03          0
    0415699107                           N            02/01/33
    0


    8372019          E22/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.375          1,291.41         90
                                       6.125          1,291.41
    EUGENE           OR   97405          5            01/08/03         10
    0415699206                           05           03/01/03         25
    0415699206                           O            02/01/33
    0


    8372059          E22/G02             F          255,000.00         ZZ
                                         360        255,000.00          1
                                       6.250          1,570.08         60
                                       6.000          1,570.08
    SEATTLE          WA   98116          5            01/08/03         00
    0415730399                           05           03/01/03          0
    0415730399                           O            02/01/33
    0


    8372063          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
                                       6.375            873.42         95
                                       6.125            873.42
    MAGNA            UT   84044          2            01/13/03         10
    0415733856                           05           03/01/03         30
    0415733856                           O            02/01/33
    0


    8372065          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.750            726.43         80
                                       6.500            726.43
    ROYAL OAK        MI   48067          5            01/14/03         00
    0415734391                           05           03/01/03          0
    0415734391                           O            02/01/33
    0
1




    8372069          E22/G02             F           79,800.00         T
                                         360         79,800.00          1
                                       7.250            544.38         50
                                       7.000            544.38
    ST. AUGUSTINE    FL   32080          5            01/17/03         00
    0415736057                           01           03/01/03          0
    0415736057                           O            02/01/33
    0


    8372073          E22/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
                                       6.625            531.46         40
                                       6.375            531.46
    EDISON           NJ   08817          1            01/17/03         00
    0415737030                           05           03/01/03          0
    0415737030                           O            02/01/33
    0


    8372075          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.875            472.99         80
                                       6.625            472.99
    HUMBLE           TX   77338          5            01/13/03         00
    0415740299                           09           03/01/03          0
    0415740299                           O            02/01/33
    0


    8372079          E22/G02             F          333,000.00         ZZ
                                         360        333,000.00          1
                                       6.500          2,104.79         90
                                       6.250          2,104.79
    WASHINGTON TOWN  NJ   07066          1            01/17/03         10
    0415745132                           05           03/01/03         25
    0415745132                           O            02/01/33
    0


    8372085          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.625            384.19         83
                                       6.375            384.19
    SOUTH BEND       IN   46628          5            01/13/03         01
    0415774207                           05           03/01/03         12
    0415774207                           O            02/01/33
    0


    8372091          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
1


                                       6.875            683.21         80
                                       6.625            683.21
    NORTH MIAMI      FL   33161          5            01/13/03         00
    0415778265                           05           03/01/03          0
    0415778265                           O            02/01/33
    0


    8372093          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.375            948.28         80
                                       6.125            948.28
    RENTON           WA   98055          5            01/03/03         00
    0415778943                           05           03/01/03          0
    0415778943                           O            02/01/33
    0


    8372103          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          2
                                       7.750            522.26         90
                                       7.500            522.26
    NEW ORLEANS      LA   70119          2            01/17/03         01
    0415788942                           05           03/01/03         25
    0415788942                           N            02/01/33
    0


    8372105          E22/G02             F          203,870.00         ZZ
                                         360        203,870.00          1
                                       6.500          1,288.60         95
                                       6.250          1,288.60
    GREENVILLE       NC   27858          2            01/13/03         04
    0415790732                           05           03/01/03         30
    0415790732                           O            02/01/33
    0


    8372119          E22/G02             F          154,755.00         ZZ
                                         360        154,755.00          1
                                       6.875          1,016.63         95
                                       6.625          1,016.63
    LINDENHURST      IL   60046          1            01/17/03         04
    0415800994                           05           03/01/03         30
    0415800994                           O            02/01/33
    0


    8372123          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.625          1,306.23         80
                                       6.375          1,306.23
    ANAHEIM          CA   92804          5            01/10/03         00
    0415810803                           01           03/01/03          0
1


    0415810803                           O            02/01/33
    0


    8372127          E22/G02             F           26,250.00         ZZ
                                         240         26,250.00          1
                                       6.875            201.55         75
                                       6.625            201.55
    PUEBLO           CO   81005          1            01/17/03         00
    0415814466                           05           03/01/03          0
    0415814466                           N            02/01/23
    0


    8372129          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       5.875            473.23         52
                                       5.625            473.23
    BANNING          CA   92220          1            01/09/03         00
    0415816099                           05           03/01/03          0
    0415816099                           O            02/01/33
    0


    8372133          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.500            600.46         78
                                       6.250            600.46
    TULSA            OK   74112          5            01/13/03         00
    0415819648                           05           03/01/03          0
    0415819648                           O            02/01/33
    0


    8372137          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.375            779.84         75
                                       6.125            779.84
    ROSEVILLE        MI   48066          5            01/13/03         00
    0415821487                           05           03/01/03          0
    0415821487                           O            02/01/33
    0


    8372157          E22/G02             F           28,800.00         ZZ
                                         360         28,800.00          1
                                       7.500            201.37         90
                                       7.250            201.37
    CARBONDALE       IL   62901          1            01/17/03         04
    0415847656                           05           03/01/03         25
    0415847656                           N            02/01/33
    0


1


    8372161          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       7.750            412.65         90
                                       7.500            412.65
    ASHEVILLE        NC   28806          2            01/17/03         10
    0415850452                           05           03/01/03         25
    0415850452                           N            02/01/33
    0


    8372163          E22/G02             F           46,400.00         T
                                         360         46,400.00          1
                                       7.750            332.42         80
                                       7.500            332.42
    BANGOR           MI   49013          1            01/21/03         00
    0415852763                           05           03/01/03          0
    0415852763                           O            02/01/33
    0


    8372165          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          2
                                       6.750            505.91         80
                                       6.500            505.91
    YERINGTON        NV   89447          2            01/03/03         00
    0415856723                           05           03/01/03          0
    0415856723                           N            02/01/33
    0


    8372169          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       6.750            373.59         80
                                       6.500            373.59
    PASADENA         TX   77503          1            01/14/03         00
    0415860931                           05           03/01/03          0
    0415860931                           N            02/01/33
    0


    8372171          E22/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       6.250            652.66         66
                                       6.000            652.66
    PORTLAND         OR   97211          5            01/13/03         00
    0415864081                           05           03/01/03          0
    0415864081                           N            02/01/33
    0


    8372179          E22/G02             F          189,718.00         ZZ
                                         360        189,718.00          1
                                       6.750          1,230.51         85
                                       6.500          1,230.51
1


    MIAMI            FL   33177          1            01/17/03         04
    0415868306                           03           03/01/03         25
    0415868306                           O            02/01/33
    0


    8372185          E22/G02             F          113,400.00         ZZ
                                         360        113,400.00          1
                                       6.250            698.22         90
                                       6.000            698.22
    KEEGO HARBOR     MI   48320          1            01/21/03         04
    0415872738                           01           03/01/03         25
    0415872738                           O            02/01/33
    0


    8372187          E22/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
                                       6.250            634.19         52
                                       6.000            634.19
    PORTLAND         OR   97212          2            01/14/03         00
    0415903293                           05           03/01/03          0
    0415903293                           N            02/01/33
    0


    8372189          E22/G02             F          198,000.00         ZZ
                                         360        198,000.00          2
                                       6.625          1,267.82         75
                                       6.375          1,267.82
    PORTLAND         OR   97215          2            01/10/03         00
    0415904168                           05           03/01/03          0
    0415904168                           N            02/01/33
    0


    8372191          E22/G02             F          244,000.00         ZZ
                                         360        244,000.00          2
                                       6.500          1,542.25         80
                                       6.250          1,542.25
    BLOOMFIELD       NJ   07003          1            01/17/03         00
    0415930775                           05           03/01/03          0
    0415930775                           O            02/01/33
    0


    8372195          U05/G02             F           94,500.00         ZZ
                                         360         94,500.00          4
                                       6.500            597.30         90
                                       6.250            597.30
    WASHINGTON       DC   20002          1            01/13/03         04
    0435283411                           05           03/01/03         25
    3296478                              N            02/01/33
    0
1




    8372273          E82/G02             F          144,100.00         ZZ
                                         360        144,100.00          1
                                       6.375            899.00         70
                                       6.125            899.00
    DENVER           CO   80203          2            01/13/03         00
    0400762498                           05           03/01/03          0
    1848325                              O            02/01/33
    0


    8372289          E82/G02             F           73,300.00         ZZ
                                         360         73,300.00          1
                                       6.375            457.30         59
                                       6.125            457.30
    BLOOMFIELD       NJ   07003          2            01/13/03         00
    0400743811                           01           03/01/03          0
    1620072                              O            02/01/33
    0


    8372293          E82/G02             F          298,800.00         ZZ
                                         360        298,800.00          1
                                       6.500          1,888.62         95
                                       6.250          1,888.62
    SALINAS          CA   93906          2            01/10/03         10
    0400753752                           09           03/01/03         30
    7681371                              O            02/01/33
    0


    8372301          E82/G02             F          185,600.00         ZZ
                                         360        185,600.00          1
                                       6.750          1,203.80         87
                                       6.500          1,203.80
    AURORA           CO   80013          2            01/13/03         10
    0400756805                           03           03/01/03         25
    0400756805                           O            02/01/33
    0


    8372349          R84/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
                                       6.500            948.10         84
                                       6.250            948.10
    LAS VEGAS        NV   89128          1            01/07/03         10
    0435280938                           03           03/01/03         12
    LVW5500                              O            02/01/33
    0


    8372385          E57/G02             F          212,900.00         ZZ
                                         360        212,900.00          1
1


                                       6.125          1,293.60         60
                                       5.875          1,293.60
    TORRANCE         CA   90503          1            01/09/03         00
    0435279658                           01           03/01/03          0
    06013167                             O            02/01/33
    0


    8372485          P09/G02             F          259,000.00         ZZ
                                         360        259,000.00          1
                                       6.250          1,594.71         95
                                       6.000          1,594.71
    UPPER MARLBORO   MD   20772          2            01/15/03         10
    0435280888                           05           03/01/03         30
    R0209687                             O            02/01/33
    0


    8372499          168/168             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.750          2,075.51         75
                                       6.500          2,075.51
    CHESTER          NJ   07930          5            01/03/03         00
    0099693275                           05           03/01/03          0
    0099693275                           O            02/01/33
    0


    8372639          P09/G02             F          164,700.00         ZZ
                                         360        164,700.00          1
                                       7.150          1,112.39         90
                                       6.900          1,112.39
    UPPER MARLBORO   MD   20772          5            01/13/03         10
    0435276720                           05           03/01/03         30
    02120098                             O            02/01/33
    0


    8372641          253/253             F          131,500.00         ZZ
                                         360        131,397.41          1
                                       7.250            897.07         78
                                       7.000            897.07
    ALBUQUERQUE      NM   87123          2            12/30/02         00
    451878                               05           02/01/03          0
    451878                               N            01/01/33
    0


    8372653          883/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
                                       6.375            567.72         93
                                       6.125            567.72
    PHENIX CITY      AL   36870          2            01/07/03         14
    0435281860                           05           03/01/03         30
1


    05020047                             O            02/01/33
    0


    8372711          253/253             F           53,010.00         ZZ
                                         360         52,969.66          1
                                       7.375            366.13         90
                                       7.125            366.13
    BALTIMORE        MD   21216          1            12/31/02         14
    451028                               05           02/01/03         25
    451028                               N            01/01/33
    0


    8372747          K15/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.375            773.60         80
                                       6.125            773.60
    ALBION           MI   49224          5            01/10/03         00
    0435286190                           05           03/01/03          0
    036305507866                         O            02/01/33
    0


    8373295          U05/G02             F          344,000.00         ZZ
                                         360        343,673.60          1
                                       6.250          2,118.07         80
                                       6.000          2,118.07
    VACAVILLE        CA   95687          5            12/24/02         00
    0435286216                           05           02/01/03          0
    3286792                              O            01/01/33
    0


    8373507          E57/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.250            972.83         63
                                       6.000            972.83
    WHITTIER         CA   90605          5            01/08/03         00
    0435283858                           05           03/01/03          0
    06013042                             O            02/01/33
    0


    8373615          420/G02             F          300,000.00         ZZ
                                         360        299,708.42          1
                                       6.125          1,822.83         77
                                       5.875          1,822.83
    REDWOOD VALLEY   CA   95470          5            12/24/02         00
    0435281514                           05           02/01/03          0
    72004356                             O            01/01/33
    0


1


    8374397          E82/G02             F          347,200.00         ZZ
                                         360        347,200.00          1
                                       6.750          2,251.93         74
                                       6.500          2,251.93
    WOODBRIDGE       VA   22191          2            01/16/03         00
    0400762365                           03           03/01/03          0
    5305689                              O            02/01/33
    0


    8374411          E82/G02             F          100,000.00         ZZ
                                         360        100,000.00          2
                                       7.000            665.30         58
                                       6.750            665.30
    AUSTIN           TX   78745          2            01/21/03         00
    0400748026                           05           03/01/03          0
    1607890                              N            02/01/33
    0


    8374545          E82/G02             F           50,300.00         ZZ
                                         360         50,300.00          1
                                       6.375            313.81         75
                                       6.125            313.81
    BACLIFF          TX   77518          2            01/14/03         00
    0400744652                           05           03/01/03          0
    1649718                              O            02/01/33
    0


    8374575          U19/G02             F          210,000.00         ZZ
                                         360        209,609.96          1
                                       6.375          1,310.13         68
                                       6.125          1,310.13
    WOODLAND HILLS   CA   91367          5            11/21/02         00
    0435280664                           05           01/01/03          0
    88041168                             O            12/01/32
    0


    8374637          L76/G02             F          134,300.00         ZZ
                                         360        134,300.00          1
                                       6.000            805.20         85
                                       5.750            805.20
    OWATONNA         MN   55060          5            01/16/03         26
    0435283791                           05           03/01/03         20
    9507268                              O            02/01/33
    0


    8374661          X07/G02             F           81,200.00         ZZ
                                         360         81,200.00          1
                                       7.125            547.06         82
                                       6.875            547.06
1


    MILWAUKEE        WI   53212          5            01/15/03         10
    0435280433                           05           03/01/03         12
    6910000870                           O            02/01/33
    0


    8374703          U97/G02             F          193,000.00         ZZ
                                         360        193,000.00          1
                                       6.375          1,204.07         77
                                       6.125          1,204.07
    LAKE FOREST      CA   92630          5            01/17/03         00
    0435283395                           01           03/01/03          0
    0638001                              O            02/01/33
    0


    8374809          T44/G02             F          168,000.00         ZZ
                                         360        167,851.78          2
                                       6.625          1,075.72         80
                                       6.375          1,075.72
    CRANSTON         RI   02920          1            01/08/03         00
    0435282694                           05           02/01/03          0
    1064369                              N            01/01/33
    0


    8374957          Q59/G02             F          214,800.00         ZZ
                                         360        214,800.00          1
                                       7.125          1,447.15         80
                                       6.875          1,447.15
    ANAHEIM          CA   92804          1            01/10/03         00
    0435312863                           05           03/01/03          0
    0000404429                           N            02/01/33
    0


    8375085          P01/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
                                       7.625            373.82         80
                                       7.375            373.82
    NEW MILFORD      CT   06776          1            01/07/03         00
    0435269394                           01           03/01/03          0
    02004241                             N            02/01/33
    0


    8375121          X51/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.250          2,462.87         73
                                       6.000          2,462.87
    ELBURN           IL   60119          5            01/11/03         00
    0435272042                           05           03/01/03          0
    021226217                            O            02/01/33
    0
1




    8375137          U35/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.875            472.99         80
                                       6.625            472.99
    PRINCETON        IL   61356          1            01/17/03         00
    0435281092                           05           03/01/03          0
    0007569529                           N            02/01/33
    0


    8375175          P44/G02             F           58,000.00         ZZ
                                         360         58,000.00          1
                                       7.250            395.66         46
                                       7.000            395.66
    SOUTH YARMOUTH   MA   02664          1            01/14/03         00
    0435282652                           01           03/01/03          0
    LARSON                               N            02/01/33
    0


    8375221          532/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
                                       6.250            426.69         58
                                       6.000            426.69
    FORTUNA          CA   95540          5            12/31/02         00
    0435284401                           05           03/01/03          0
    PF03066                              O            02/01/33
    0


    8375255          A46/G02             F           52,000.00         ZZ
                                         360         52,000.00          1
                                       7.250            354.74         80
                                       7.000            354.74
    SEABROOK         TX   77586          1            01/13/03         00
    0435280458                           05           03/01/03          0
    0295185                              N            02/01/33
    0


    8375387          M07/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
                                       6.500            846.97         80
                                       6.250            846.97
    LAKE ARROWHEAD   CA   92352          5            01/08/03         00
    0435282736                           05           03/01/03          0
    01021219                             O            02/01/33
    0


    8375655          G34/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
1


                                       6.375            686.26         79
                                       6.125            686.26
    RED OAK          TX   75154          5            01/06/03         00
    0435290499                           05           03/01/03          0
    85211033                             O            02/01/33
    0


    8375671          Q14/G02             F          193,000.00         ZZ
                                         360        193,000.00          1
                                       6.500          1,219.89         69
                                       6.250          1,219.89
    CHICAGO          IL   60647          5            01/14/03         00
    0435249354                           05           03/01/03          0
    00000210637                          O            02/01/33
    0


    8375811          X67/G02             F          291,200.00         ZZ
                                         360        290,930.29          1
                                       6.375          1,816.71         80
                                       6.125          1,816.71
    BASS LAKE        CA   93604          1            12/18/02         00
    0435280185                           05           02/01/03          0
    00282120                             O            01/01/33
    0


    8375815          420/G02             F          360,000.00         ZZ
                                         360        359,666.57          1
                                       6.375          2,245.93         63
                                       6.125          2,245.93
    SANTA ROSA       CA   95409          5            12/27/02         00
    0435280565                           05           02/01/03          0
    72004169                             O            01/01/33
    0


    8375869          964/G02             F          430,000.00         ZZ
                                         360        429,601.74          1
                                       6.375          2,682.64         70
                                       6.125          2,682.64
    FREMONT          CA   94539          5            12/12/02         00
    0435281985                           03           02/01/03          0
    307379                               O            01/01/33
    0


    8375871          964/G02             F           91,800.00         ZZ
                                         360         91,720.97          1
                                       6.750            595.41         84
                                       6.500            595.41
    SAN BERNARDINO   CA   92405          5            12/26/02         04
    0435290580                           05           02/01/03         12
1


    280556                               O            01/01/33
    0


    8375879          964/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       6.000          1,091.18         70
                                       5.750          1,091.18
    TURLOCK          CA   95380          5            12/31/02         00
    0435291448                           05           03/01/03          0
    307383                               O            02/01/33
    0


    8375893          964/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.875            798.83         80
                                       6.625            798.83
    BEND             OR   97701          2            01/06/03         00
    0435295993                           05           03/01/03          0
    310267                               N            02/01/33
    0


    8375935          964/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.500          1,011.31         80
                                       6.250          1,011.31
    WESTMINSTER      CO   80021          2            01/03/03         00
    0435296165                           03           03/01/03          0
    313145                               O            02/01/33
    0


    8375937          964/G02             F          245,700.00         ZZ
                                         360        245,700.00          2
                                       6.625          1,573.24         45
                                       6.375          1,573.24
    SAN JOSE         CA   95126          2            12/27/02         00
    0435291794                           05           03/01/03          0
    308839                               O            02/01/33
    0


    8375939          964/G02             F          240,000.00         ZZ
                                         360        239,761.08          1
                                       6.000          1,438.92         47
                                       5.750          1,438.92
    MILPITAS         CA   95035          2            12/04/02         00
    0435283916                           03           02/01/03          0
    302614                               O            01/01/33
    0


1


    8375945          964/G02             F          160,400.00         ZZ
                                         360        160,400.00          1
                                       6.000            961.68         80
                                       5.750            961.68
    SACRAMENTO       CA   95827          1            01/08/03         00
    0435287214                           05           03/01/03          0
    312203                               O            02/01/33
    0


    8375947          964/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.250            935.89         89
                                       6.000            935.89
    KAYSVILLE        UT   84037          1            01/09/03         12
    0435291489                           05           03/01/03         25
    328499                               O            02/01/33
    0


    8375951          964/G02             F          293,000.00         ZZ
                                         360        293,000.00          1
                                       6.750          1,900.39         95
                                       6.500          1,900.39
    BROOMFIELD       CO   80020          2            01/09/03         04
    0435291927                           05           03/01/03         30
    324669                               O            02/01/33
    0


    8375953          964/G02             F          147,000.00         ZZ
                                         360        147,000.00          1
                                       6.250            905.10         80
                                       6.000            905.10
    TIGARD           OR   97223          5            12/31/02         00
    0435290341                           05           03/01/03          0
    305510                               O            02/01/33
    0


    8375955          964/G02             F          260,000.00         ZZ
                                         360        259,734.92          1
                                       5.875          1,538.00         56
                                       5.625          1,538.00
    SAN JOSE         CA   95111          2            12/23/02         00
    0435295613                           05           02/01/03          0
    299767                               O            01/01/33
    0


    8375959          X71/G02             F          192,500.00         ZZ
                                         360        192,500.00          1
                                       7.000          1,280.71         65
                                       6.750          1,280.71
1


    NASHVILLE        TN   37215          5            12/27/02         00
    0435319215                           05           03/01/03          0
    7577558                              N            02/01/33
    0


    8375969          964/G02             F          260,000.00         ZZ
                                         360        259,770.61          1
                                       6.625          1,664.81         68
                                       6.375          1,664.81
    MONTEREY PARK    CA   91755          2            12/23/02         00
    0435291919                           01           02/01/03          0
    262430                               O            01/01/33
    0


    8375971          964/G02             F          226,000.00         ZZ
                                         360        226,000.00          1
                                       6.000          1,354.98         61
                                       5.750          1,354.98
    SEATTLE          WA   98103          5            01/03/03         00
    0435286257                           05           03/01/03          0
    312729                               O            02/01/33
    0


    8375987          964/G02             F          112,000.00         ZZ
                                         360        111,898.75          1
                                       6.500            707.92         43
                                       6.250            707.92
    PASO ROBLES      CA   93446          5            12/26/02         00
    0435283726                           05           02/01/03          0
    325202                               O            01/01/33
    0


    8375989          964/G02             F          322,500.00         ZZ
                                         360        322,201.30          1
                                       6.375          2,011.98         75
                                       6.125          2,011.98
    SACRAMENTO       CA   95816          5            12/23/02         00
    0435254297                           05           02/01/03          0
    316480                               O            01/01/33
    0


    8375995          964/G02             F          119,672.00         ZZ
                                         360        119,558.45          1
                                       6.250            736.84         80
                                       6.000            736.84
    LAS VEGAS        NV   89148          1            12/27/02         00
    0435274576                           03           02/01/03          0
    322226                               O            01/01/33
    0
1




    8375999          964/G02             F          120,600.00         ZZ
                                         360        120,490.98          1
                                       6.500            762.27         74
                                       6.250            762.27
    PORTLAND         OR   97202          2            12/20/02         00
    0435257571                           05           02/01/03          0
    292051                               O            01/01/33
    0


    8376003          964/G02             F           86,000.00         ZZ
                                         360         85,922.25          1
                                       6.500            543.58         51
                                       6.250            543.58
    SUN CITY WEST    AZ   85375          1            12/27/02         00
    0435278270                           05           02/01/03          0
    321755                               O            01/01/33
    0


    8376011          964/G02             F          144,800.00         ZZ
                                         360        144,675.33          2
                                       6.750            939.17         80
                                       6.500            939.17
    SAINT HELENS     OR   97051          1            12/26/02         00
    0435273263                           05           02/01/03          0
    310742                               O            01/01/33
    0


    8376017          964/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.500            556.22         79
                                       6.250            556.22
    FOUNTAIN         CO   80817          1            01/10/03         00
    0435291000                           05           03/01/03          0
    321394                               O            02/01/33
    0


    8376019          964/G02             F          274,000.00         ZZ
                                         360        273,733.69          1
                                       6.125          1,664.85         67
                                       5.875          1,664.85
    SAN FRANCISCO    CA   94134          2            12/12/02         00
    0435278130                           05           02/01/03          0
    296386                               O            01/01/33
    0


    8376021          964/G02             F          336,500.00         ZZ
                                         360        336,180.71          1
1


                                       6.250          2,071.89         80
                                       6.000          2,071.89
    FRESNO           CA   93720          2            12/23/02         00
    0435257845                           03           02/01/03          0
    307886                               O            01/01/33
    0


    8376051          964/G02             F           95,000.00         ZZ
                                         360         94,907.67          1
                                       6.125            577.23         61
                                       5.875            577.23
    LAS VEGAS        NV   89107          5            12/24/02         00
    0435272315                           05           02/01/03          0
    316998                               O            01/01/33
    0


    8376065          964/G02             F          274,000.00         ZZ
                                         360        274,000.00          1
                                       6.500          1,731.87         33
                                       6.250          1,731.87
    SAN ANSELMO      CA   94960          2            12/26/02         00
    0435287511                           05           03/01/03          0
    311843                               O            02/01/33
    0


    8376067          964/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       5.875            786.75         53
                                       5.625            786.75
    NORTH HOLLYWOOD  CA   91605          2            12/26/02         00
    0435274832                           01           03/01/03          0
    310312                               O            02/01/33
    0


    8376077          964/G02             F          349,900.00         ZZ
                                         360        349,900.00          2
                                       6.625          2,240.45         62
                                       6.375          2,240.45
    SANTA BARBARA    CA   93103          5            01/02/03         00
    0435296082                           05           03/01/03          0
    321452                               N            02/01/33
    0


    8376079          964/G02             F          103,000.00         ZZ
                                         360        102,906.89          1
                                       6.500            651.03         72
                                       6.250            651.03
    FAIR OAKS        CA   95628          5            12/26/02         00
    0435242847                           01           02/01/03          0
1


    310338                               O            01/01/33
    0


    8376083          964/G02             F          201,000.00         ZZ
                                         360        200,813.83          1
                                       6.375          1,253.98         77
                                       6.125          1,253.98
    NORTH LAS VEGAS  NV   89031          2            12/23/02         00
    0435286950                           03           02/01/03          0
    314270                               O            01/01/33
    0


    8376087          964/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
                                       6.375          2,395.66         80
                                       6.125          2,395.66
    PORTLAND         OR   97239          2            01/07/03         00
    0435282041                           05           03/01/03          0
    255834                               O            02/01/33
    0


    8376089          964/G02             F          152,000.00         ZZ
                                         360        151,869.13          1
                                       6.750            985.87         80
                                       6.500            985.87
    GLENDALE         AZ   85308          1            12/31/02         00
    0435277918                           05           02/01/03          0
    323274                               O            01/01/33
    0


    8376091          964/G02             F          140,800.00         ZZ
                                         360        140,800.00          1
                                       5.875            832.89         71
                                       5.625            832.89
    MIAMI            FL   33186          2            01/03/03         00
    0435291471                           05           03/01/03          0
    301339                               O            02/01/33
    0


    8376093          964/G02             F          461,500.00         ZZ
                                         360        461,051.45          1
                                       6.125          2,804.12         66
                                       5.875          2,804.12
    PASO ROBLES      CA   93446          5            12/26/02         00
    0435275003                           05           02/01/03          0
    308905                               O            01/01/33
    0


1


    8376095          964/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
                                       5.875          1,552.79         70
                                       5.625          1,552.79
    OAKLAND          CA   94602          1            01/02/03         00
    0435288113                           05           03/01/03          0
    324812                               O            02/01/33
    0


    8376097          964/G02             F          140,850.00         ZZ
                                         360        140,722.67          2
                                       6.500            890.27         90
                                       6.250            890.27
    SPRINGFIELD      OR   97478          1            12/20/02         11
    0435251871                           05           02/01/03         25
    318007                               N            01/01/33
    0


    8376099          964/G02             F           75,500.00         ZZ
                                         360         75,500.00          1
                                       6.375            471.02         79
                                       6.125            471.02
    COLLEGE STATION  TX   77845          2            01/03/03         00
    0435287677                           05           03/01/03          0
    316193                               N            02/01/33
    0


    8376103          964/G02             F          178,000.00         ZZ
                                         360        177,826.99          1
                                       6.125          1,081.55         61
                                       5.875          1,081.55
    WICKENBURG       AZ   85390          5            12/31/02         00
    0435286901                           05           02/01/03          0
    312846                               O            01/01/33
    0


    8376107          964/G02             F          300,000.00         ZZ
                                         360        299,708.42          2
                                       6.125          1,822.83         55
                                       5.875          1,822.83
    ALAMEDA          CA   94501          5            12/13/02         00
    0435290267                           05           02/01/03          0
    306142                               O            01/01/33
    0


    8376111          964/G02             F          300,000.00         ZZ
                                         360        299,708.42          1
                                       6.125          1,822.83         50
                                       5.875          1,822.83
1


    KENSINGTON       CA   94707          2            11/25/02         00
    0435290945                           05           02/01/03          0
    226631                               O            01/01/33
    0


    8376113          964/G02             F          140,850.00         ZZ
                                         360        140,722.67          2
                                       6.500            890.27         90
                                       6.250            890.27
    SPRINGFIELD      OR   97478          1            12/26/02         11
    0435254560                           05           02/01/03         25
    318024                               N            01/01/33
    0


    8376117          964/G02             F          184,000.00         ZZ
                                         360        183,816.83          1
                                       6.000          1,103.17         56
                                       5.750          1,103.17
    GRATON           CA   95444          5            12/23/02         00
    0435276555                           05           02/01/03          0
    310856                               O            01/01/33
    0


    8376119          964/G02             F          224,000.00         ZZ
                                         360        224,000.00          2
                                       6.625          1,434.30         80
                                       6.375          1,434.30
    LOMPOC           CA   93436          1            01/06/03         00
    0435296124                           05           03/01/03          0
    321478                               N            02/01/33
    0


    8376123          964/G02             F           88,000.00         ZZ
                                         360         88,000.00          2
                                       6.625            563.47         68
                                       6.375            563.47
    BRYAN            TX   77807          2            01/03/03         00
    0435291182                           05           03/01/03          0
    320525                               N            02/01/33
    0


    8376125          964/G02             F          401,700.00         ZZ
                                         360        401,327.94          1
                                       6.375          2,506.09         79
                                       6.125          2,506.09
    COLORADO SPRING  CO   80908          2            12/28/02         00
    0435246566                           05           02/01/03          0
    313255                               O            01/01/33
    0
1




    8376133          964/G02             F          140,000.00         ZZ
                                         360        139,867.17          1
                                       6.250            862.00         73
                                       6.000            862.00
    DENVER           CO   80224          5            12/26/02         00
    0435277793                           01           02/01/03          0
    287397                               O            01/01/33
    0


    8376137          964/G02             F          107,500.00         ZZ
                                         360        107,402.82          1
                                       6.500            679.47         59
                                       6.250            679.47
    PORTLAND         OR   97202          5            12/23/02         00
    0435257621                           05           02/01/03          0
    290275                               O            01/01/33
    0


    8376141          964/G02             F          370,000.00         ZZ
                                         360        370,000.00          1
                                       6.750          2,399.81         79
                                       6.500          2,399.81
    BELLEVUE         WA   98004          1            01/06/03         00
    0435289509                           05           03/01/03          0
    314318                               O            02/01/33
    0


    8376143          964/G02             F          395,200.00         ZZ
                                         360        394,859.74          1
                                       6.750          2,563.26         95
                                       6.500          2,563.26
    LAS VEGAS        NV   89124          1            12/31/02         10
    0435242649                           05           02/01/03         30
    314709                               O            01/01/33
    0


    8376145          964/G02             F          220,500.00         ZZ
                                         360        220,500.00          1
                                       6.625          1,411.89         90
                                       6.375          1,411.89
    MESA             AZ   85213          1            01/02/03         10
    0435294590                           05           03/01/03         30
    316235                               N            02/01/33
    0


    8376147          964/G02             F          200,000.00         ZZ
                                         360        199,810.24          1
1


                                       6.250          1,231.43         80
                                       6.000          1,231.43
    CAMAS            WA   98607          1            12/23/02         00
    0435253273                           03           02/01/03          0
    318555                               O            01/01/33
    0


    8376149          964/G02             F          128,000.00         ZZ
                                         360        127,884.28          1
                                       6.500            809.05         80
                                       6.250            809.05
    PRESCOTT VALLEY  AZ   86314          2            12/13/02         00
    0435254792                           03           02/01/03          0
    300371                               O            01/01/33
    0


    8376163          964/G02             F          101,840.00         ZZ
                                         360        101,733.67          1
                                       5.750            594.31         80
                                       5.500            594.31
    LAS VEGAS        NV   89108          1            12/18/02         00
    0435257761                           05           02/01/03          0
    314758                               N            01/01/33
    0


    8376167          964/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.250            892.79         70
                                       6.000            892.79
    PALM BEACH       FL   33410          5            12/31/02         00
    0435277678                           03           03/01/03          0
    313326                               O            02/01/33
    0


    8376171          964/G02             F          322,700.00         ZZ
                                         360        322,408.28          1
                                       6.500          2,039.68         67
                                       6.250          2,039.68
    MERCED           CA   95340          5            12/23/02         00
    0435263868                           05           02/01/03          0
    296083                               O            01/01/33
    0


    8376175          964/G02             F          122,400.00         ZZ
                                         360        122,297.17          1
                                       6.875            804.08         80
                                       6.625            804.08
    ARROYO GRANDE    CA   93420          1            12/05/02         00
    0435272273                           01           02/01/03          0
1


    294646                               O            01/01/33
    0


    8376177          964/G02             F          265,000.00         ZZ
                                         360        264,736.19          1
                                       6.000          1,588.81         47
                                       5.750          1,588.81
    SEBASTOPOL       CA   95472          5            12/16/02         00
    0435286117                           05           02/01/03          0
    297098                               O            01/01/33
    0


    8376179          964/G02             F          170,000.00         ZZ
                                         360        169,853.63          2
                                       6.750          1,102.62         67
                                       6.500          1,102.62
    WEST COVINA      CA   91792          2            12/19/02         00
    0435262944                           05           02/01/03          0
    300403                               O            01/01/33
    0


    8376189          964/G02             F          171,000.00         ZZ
                                         360        170,837.74          1
                                       6.250          1,052.88         62
                                       6.000          1,052.88
    GRASS VALLEY     CA   95949          2            12/20/02         00
    0435286976                           05           02/01/03          0
    308118                               O            01/01/33
    0


    8376191          964/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.375          1,291.41         80
                                       6.125          1,291.41
    SALT LAKE CITY   UT   84117          2            01/03/03         00
    0435255278                           05           03/01/03          0
    301847                               N            02/01/33
    0


    8376197          964/G02             F          142,500.00         ZZ
                                         360        142,354.72          1
                                       5.875            842.94         75
                                       5.625            842.94
    BEND             OR   97702          5            12/27/02         00
    0435277090                           05           02/01/03          0
    303296                               O            01/01/33
    0


1


    8376211          964/G02             F          140,500.00         ZZ
                                         360        140,369.87          1
                                       6.375            876.54         63
                                       6.125            876.54
    PEORIA           AZ   85382          2            12/26/02         00
    0435288519                           05           02/01/03          0
    310045                               O            01/01/33
    0


    8376213          964/G02             F          265,000.00         ZZ
                                         360        264,729.82          1
                                       5.875          1,567.58         76
                                       5.625          1,567.58
    GRESHAM          OR   97030          2            12/13/02         00
    0435257076                           05           02/01/03          0
    310969                               O            01/01/33
    0


    8376215          964/G02             F          232,000.00         T
                                         360        232,000.00          1
                                       6.250          1,428.46         80
                                       6.000          1,428.46
    SUNRIVER         OR   97707          1            01/03/03         00
    0435291984                           03           03/01/03          0
    323946                               O            02/01/33
    0


    8376217          964/G02             F          123,300.00         ZZ
                                         360        123,191.22          2
                                       6.625            789.50         90
                                       6.375            789.50
    SPOKANE          WA   99223          1            12/18/02         11
    0435263611                           05           02/01/03         25
    314325                               N            01/01/33
    0


    8376219          964/G02             F          196,500.00         ZZ
                                         360        196,322.37          2
                                       6.500          1,242.01         80
                                       6.250          1,242.01
    PORTLAND         OR   97202          2            12/20/02         00
    0435257829                           05           02/01/03          0
    317199                               N            01/01/33
    0


    8376225          964/G02             F          307,500.00         ZZ
                                         360        307,215.19          1
                                       6.375          1,918.40         75
                                       6.125          1,918.40
1


    TAHOE VISTA      CA   96148          5            12/19/02         00
    0435257639                           05           02/01/03          0
    318648                               O            01/01/33
    0


    8376229          964/G02             F          181,000.00         ZZ
                                         360        180,828.26          1
                                       6.250          1,114.45         68
                                       6.000          1,114.45
    LOMPOC           CA   93436          5            12/20/02         00
    0435252580                           05           02/01/03          0
    316733                               O            01/01/33
    0


    8376231          964/G02             F          341,500.00         ZZ
                                         360        341,500.00          1
                                       6.625          2,186.66         65
                                       6.375          2,186.66
    AGATE            CO   80101          5            12/30/02         00
    0435272232                           05           03/01/03          0
    314828                               O            02/01/33
    0


    8376233          964/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       5.750          1,167.15         52
                                       5.500          1,167.15
    MISSION VIEJO    CA   92691          2            01/03/03         00
    0435283452                           05           03/01/03          0
    305275                               O            02/01/33
    0


    8376235          964/G02             F          502,000.00         ZZ
                                         360        501,512.08          1
                                       6.125          3,050.21         55
                                       5.875          3,050.21
    LAFAYETTE        CA   94549          2            12/20/02         00
    0435257175                           05           02/01/03          0
    309088                               O            01/01/33
    0


    8376237          964/G02             F          498,000.00         ZZ
                                         360        498,000.00          1
                                       6.375          3,106.87         80
                                       6.125          3,106.87
    SAN FRANCISCO    CA   94103          1            12/31/02         00
    0435290085                           05           03/01/03          0
    301458                               O            02/01/33
    0
1




    8376241          964/G02             F          275,000.00         ZZ
                                         360        274,757.37          1
                                       6.625          1,760.86         66
                                       6.375          1,760.86
    GRANITE BAY      CA   95746          5            12/26/02         00
    0435295688                           03           02/01/03          0
    317266                               O            01/01/33
    0


    8376247          964/G02             F          317,000.00         ZZ
                                         360        316,691.89          1
                                       6.125          1,926.13         73
                                       5.875          1,926.13
    SALEM            OR   97301          2            12/31/02         00
    0435295597                           05           02/01/03          0
    305771                               O            01/01/33
    0


    8376251          964/G02             F          197,000.00         ZZ
                                         360        197,000.00          1
                                       6.250          1,212.96         75
                                       6.000          1,212.96
    MISSION VIEJO    CA   92692          1            01/08/03         00
    0435283445                           03           03/01/03          0
    317746                               O            02/01/33
    0


    8376263          964/G02             F          580,000.00         ZZ
                                         360        579,488.28          1
                                       6.625          3,713.80         80
                                       6.375          3,713.80
    LOS ANGELES      CA   90039          1            12/16/02         00
    0435296132                           05           02/01/03          0
    303861                               O            01/01/33
    0


    8376267          964/G02             F          400,000.00         ZZ
                                         360        399,672.12          1
                                       7.000          2,661.21         69
                                       6.750          2,661.21
    SAN MATEO        CA   94403          5            12/17/02         00
    0435283510                           05           02/01/03          0
    273688                               N            01/01/33
    0


    8376273          964/G02             F          208,000.00         ZZ
                                         360        207,802.64          1
1


                                       6.250          1,280.69         80
                                       6.000          1,280.69
    FOREST GROVE     OR   97116          2            12/24/02         00
    0435263363                           05           02/01/03          0
    295219                               N            01/01/33
    0


    8376275          964/G02             F          154,200.00         ZZ
                                         360        154,200.00          1
                                       6.375            962.01         80
                                       6.125            962.01
    SALEM            OR   97304          1            01/02/03         00
    0435283684                           05           03/01/03          0
    312969                               O            02/01/33
    0


    8376277          964/G02             F          135,000.00         ZZ
                                         360        134,889.34          2
                                       7.000            898.16         90
                                       6.750            898.16
    PHOENIX          AZ   85008          1            12/26/02         01
    0435256342                           05           02/01/03         25
    311991                               N            01/01/33
    0


    8376279          964/G02             F          192,000.00         ZZ
                                         360        191,808.86          1
                                       6.000          1,151.14         68
                                       5.750          1,151.14
    SANTA MARIA      CA   93455          5            12/18/02         00
    0435257423                           05           02/01/03          0
    304816                               O            01/01/33
    0


    8376283          964/G02             F          104,000.00         ZZ
                                         360        103,908.25          1
                                       6.625            665.92         80
                                       6.375            665.92
    LAS VEGAS        NV   89119          1            12/27/02         00
    0435264148                           05           02/01/03          0
    311043                               N            01/01/33
    0


    8376289          964/G02             F           75,050.00         ZZ
                                         360         75,050.00          1
                                       6.000            449.96         46
                                       5.750            449.96
    LAKEPORT         CA   95453          1            01/02/03         00
    0435253901                           03           03/01/03          0
1


    300028                               O            02/01/33
    0


    8376291          964/G02             F          400,000.00         ZZ
                                         360        399,638.40          1
                                       6.500          2,528.27         78
                                       6.250          2,528.27
    WOODACRE         CA   94973          5            12/11/02         00
    0435287545                           05           02/01/03          0
    298614                               O            01/01/33
    0


    8376299          964/G02             F          168,000.00         ZZ
                                         360        167,868.94          1
                                       7.250          1,146.06         80
                                       7.000          1,146.06
    COLORADO SPRING  CO   80920          2            01/02/03         00
    0435293899                           03           02/01/03          0
    300536                               O            01/01/33
    0


    8376301          964/G02             F          288,000.00         ZZ
                                         360        287,713.29          1
                                       6.000          1,726.71         80
                                       5.750          1,726.71
    LAKE FOREST      CA   92630          1            12/27/02         00
    0435252077                           05           02/01/03          0
    321110                               O            01/01/33
    0


    8376303          964/G02             F          217,600.00         ZZ
                                         360        217,403.29          1
                                       6.500          1,375.38         80
                                       6.250          1,375.38
    LOMA LINDA       CA   92354          2            12/26/02         00
    0435281506                           05           02/01/03          0
    309640                               O            01/01/33
    0


    8376305          964/G02             F          135,000.00         ZZ
                                         360        134,889.34          2
                                       7.000            898.16         90
                                       6.750            898.16
    PHOENIX          AZ   85008          1            12/18/02         01
    0435256573                           05           02/01/03         25
    312010                               N            01/01/33
    0


1


    8376311          964/G02             F          109,000.00         ZZ
                                         360        109,000.00          2
                                       6.375            680.02         18
                                       6.125            680.02
    SEATTLE          WA   98116          5            01/03/03         00
    0435283932                           05           03/01/03          0
    319703                               O            02/01/33
    0


    8376313          964/G02             F          209,700.00         ZZ
                                         360        209,501.03          1
                                       6.250          1,291.16         90
                                       6.000          1,291.16
    DENVER           CO   80236          1            12/31/02         04
    0435263231                           05           02/01/03         25
    321116                               O            01/01/33
    0


    8376315          964/G02             F          142,000.00         ZZ
                                         360        142,000.00          2
                                       6.500            897.54         80
                                       6.250            897.54
    SACRAMENTO       CA   95821          1            12/31/02         00
    0435286984                           05           03/01/03          0
    324019                               N            02/01/33
    0


    8376321          964/G02             F          244,000.00         ZZ
                                         360        243,757.10          1
                                       6.000          1,462.90         68
                                       5.750          1,462.90
    UNION CITY       CA   94587          5            12/20/02         00
    0435250568                           05           02/01/03          0
    307709                               O            01/01/33
    0


    8376325          964/G02             F          219,000.00         ZZ
                                         360        218,787.14          1
                                       6.125          1,330.67         66
                                       5.875          1,330.67
    LOS ANGELES      CA   90038          5            12/23/02         00
    0435250428                           05           02/01/03          0
    312502                               O            01/01/33
    0


    8376329          964/G02             F          155,000.00         ZZ
                                         360        154,849.35          2
                                       6.125            941.80         64
                                       5.875            941.80
1


    BREMERTON        WA   98337          2            12/26/02         00
    0435274683                           05           02/01/03          0
    289036                               N            01/01/33
    0


    8376331          964/G02             F          510,000.00         ZZ
                                         360        509,527.64          1
                                       6.375          3,181.74         80
                                       6.125          3,181.74
    MILLBRAE         CA   94030          5            12/13/02         00
    0435292024                           05           02/01/03          0
    296730                               O            01/01/33
    0


    8376339          964/G02             F           70,100.00         ZZ
                                         360         70,100.00          2
                                       6.375            437.33         75
                                       6.125            437.33
    BRYAN            TX   77801          2            01/03/03         00
    0435295407                           05           03/01/03          0
    319727                               N            02/01/33
    0


    8376341          964/G02             F          265,000.00         ZZ
                                         360        264,760.44          1
                                       6.500          1,674.98         17
                                       6.250          1,674.98
    LAGUNA BEACH     CA   92651          2            12/16/02         00
    0435255138                           05           02/01/03          0
    229660                               O            01/01/33
    0


    8376345          964/G02             F          140,000.00         ZZ
                                         240        139,697.00          1
                                       6.000          1,003.00         70
                                       5.750          1,003.00
    RENO             NV   89523          5            12/18/02         00
    0435264049                           05           02/01/03          0
    305342                               O            01/01/23
    0


    8376349          964/G02             F          123,300.00         ZZ
                                         360        123,191.22          2
                                       6.625            789.50         90
                                       6.375            789.50
    SPOKANE          WA   99223          1            12/18/02         11
    0435277850                           05           02/01/03         25
    314443                               N            01/01/33
    0
1




    8376351          964/G02             F          700,000.00         ZZ
                                         360        699,303.15          1
                                       6.000          4,196.85         46
                                       5.750          4,196.85
    LAS VEGAS        NV   89113          5            12/27/02         00
    0435296058                           03           02/01/03          0
    269917                               O            01/01/33
    0


    8376353          964/G02             F          464,000.00         ZZ
                                         360        463,570.24          1
                                       6.375          2,894.76         80
                                       6.125          2,894.76
    PORT ORFORD      OR   97465          1            12/27/02         00
    0435257688                           05           02/01/03          0
    295767                               O            01/01/33
    0


    8376355          964/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.375          1,559.68         53
                                       6.125          1,559.68
    SAN JOSE         CA   95124          2            12/31/02         00
    0435286802                           05           03/01/03          0
    312069                               O            02/01/33
    0


    8376359          964/G02             F          207,000.00         ZZ
                                         360        206,606.14          1
                                       6.250          1,274.54         51
                                       6.000          1,274.54
    EL DORADO HILLS  CA   95762          5            11/22/02         00
    0435287370                           05           01/01/03          0
    283809                               O            12/01/32
    0


    8376365          964/G02             F          139,400.00         ZZ
                                         360        139,270.89          1
                                       6.375            869.67         85
                                       6.125            869.67
    AMERICAN FORK    UT   84003          5            12/31/02         12
    0435250063                           03           02/01/03         12
    319248                               O            01/01/33
    0


    8376415          964/G02             F          149,400.00         ZZ
                                         360        149,268.19          2
1


                                       6.625            956.62         90
                                       6.375            956.62
    SPOKANE          WA   99223          1            12/18/02         11
    0435255534                           05           02/01/03         25
    314461                               N            01/01/33
    0


    8376419          964/G02             F          275,000.00         ZZ
                                         360        274,745.30          1
                                       6.375          1,715.64         50
                                       6.125          1,715.64
    SAN DIEGO        CA   92123          2            12/17/02         00
    0435274907                           01           02/01/03          0
    274238                               O            01/01/33
    0


    8376421          964/G02             F          195,000.00         ZZ
                                         360        194,823.72          1
                                       6.500          1,232.53         75
                                       6.250          1,232.53
    JEROME           AZ   86331          5            12/12/02         00
    0435275615                           05           02/01/03          0
    299148                               O            01/01/33
    0


    8376423          964/G02             F          178,400.00         ZZ
                                         360        178,400.00          1
                                       6.375          1,112.98         80
                                       6.125          1,112.98
    BEAVERTON        OR   97007          5            01/02/03         00
    0435288840                           05           03/01/03          0
    315926                               O            02/01/33
    0


    8376427          964/G02             F          369,600.00         ZZ
                                         360        369,600.00          1
                                       6.250          2,275.69         80
                                       6.000          2,275.69
    TORRANCE         CA   90505          1            01/03/03         00
    0435287040                           05           03/01/03          0
    308263                               O            02/01/33
    0


    8376429          964/G02             F          312,000.00         ZZ
                                         360        311,717.95          1
                                       6.500          1,972.05         63
                                       6.250          1,972.05
    OAKLAND          CA   94610          2            12/20/02         00
    0435254446                           05           02/01/03          0
1


    294847                               O            01/01/33
    0


    8376433          964/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.250          1,539.29         46
                                       6.000          1,539.29
    SAN JOSE         CA   95123          5            12/30/02         00
    0435287172                           05           03/01/03          0
    309233                               O            02/01/33
    0


    8376437          964/G02             F          286,500.00         ZZ
                                         360        286,207.90          1
                                       5.875          1,694.76         56
                                       5.625          1,694.76
    SAN JOSE         CA   95130          2            12/13/02         00
    0435289947                           05           02/01/03          0
    287200                               O            01/01/33
    0


    8376445          964/G02             F          500,000.00         ZZ
                                         360        499,536.90          1
                                       6.375          3,119.35         80
                                       6.125          3,119.35
    NOVATO           CA   94947          5            12/23/02         00
    0435291711                           05           02/01/03          0
    303012                               O            01/01/33
    0


    8376451          964/G02             F          103,000.00         ZZ
                                         360        102,913.46          1
                                       6.875            676.64         74
                                       6.625            676.64
    PORTLAND         OR   97206          5            12/26/02         00
    0435257746                           05           02/01/03          0
    303961                               N            01/01/33
    0


    8376453          964/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         69
                                       6.125          2,495.48
    HUNTINGTON BEAC  CA   92648          2            01/02/03         00
    0435289491                           05           03/01/03          0
    312603                               O            02/01/33
    0


1


    8376455          964/G02             F          300,700.00         ZZ
                                         360        300,421.49          1
                                       6.375          1,875.98         60
                                       6.125          1,875.98
    HIGHLANDS RANCH  CO   80129          2            12/27/02         00
    0435257704                           03           02/01/03          0
    309709                               O            01/01/33
    0


    8376457          964/G02             F           62,500.00         ZZ
                                         360         62,442.11          1
                                       6.375            389.92         90
                                       6.125            389.92
    LAS VEGAS        NV   89115          2            12/26/02         10
    0435275110                           03           02/01/03         25
    317860                               O            01/01/33
    0


    8376459          964/G02             F          230,000.00         ZZ
                                         360        229,797.07          1
                                       6.625          1,472.72         71
                                       6.375          1,472.72
    WESTLAKE VILLAG  CA   91362          2            12/24/02         00
    0435297536                           01           02/01/03          0
    311647                               O            01/01/33
    0


    8376461          964/G02             F           70,400.00         ZZ
                                         360         70,400.00          1
                                       6.375            439.20         80
                                       6.125            439.20
    SHERIDAN         OR   97378          1            01/02/03         00
    0435295100                           05           03/01/03          0
    291054                               N            02/01/33
    0


    8376469          964/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.875            788.32         78
                                       6.625            788.32
    BEND             OR   97702          2            01/06/03         00
    0435295944                           03           03/01/03          0
    310221                               N            02/01/33
    0


    8376481          964/G02             F          112,500.00         ZZ
                                         360        112,407.78          1
                                       7.000            748.47         75
                                       6.750            748.47
1


    NORTH HIGHLANDS  CA   95660          1            12/24/02         00
    0435251012                           05           02/01/03          0
    314046                               N            01/01/33
    0


    8376483          964/G02             F          400,000.00         ZZ
                                         360        399,629.52          1
                                       6.375          2,495.48         73
                                       6.125          2,495.48
    TRABUCO CANYON   CA   92679          5            12/04/02         00
    0435286042                           03           02/01/03          0
    288673                               O            01/01/33
    0


    8376487          964/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       5.750          1,634.00         70
                                       5.500          1,634.00
    FREMONT          CA   94536          2            12/31/02         00
    0435295506                           05           03/01/03          0
    313103                               O            02/01/33
    0


    8376489          964/G02             F          375,000.00         ZZ
                                         360        374,660.99          1
                                       6.500          2,370.26         70
                                       6.250          2,370.26
    ROWLAND HEIGHTS  CA   91748          5            12/10/02         00
    0435285960                           03           02/01/03          0
    293465                               O            01/01/33
    0


    8376493          964/G02             F          330,000.00         ZZ
                                         360        329,694.36          1
                                       6.375          2,058.77         43
                                       6.125          2,058.77
    HERMOSA BEACH    CA   90254          5            12/23/02         00
    0435295886                           01           02/01/03          0
    288677                               O            01/01/33
    0


    8376495          964/G02             F          190,900.00         ZZ
                                         360        190,718.87          1
                                       6.250          1,175.40         80
                                       6.000          1,175.40
    MERIDIAN         ID   83642          1            12/27/02         00
    0435253091                           03           02/01/03          0
    290105                               O            01/01/33
    0
1




    8376503          964/G02             F          117,000.00         ZZ
                                         360        116,888.98          1
                                       6.250            720.39         53
                                       6.000            720.39
    AUBURN           CA   95603          2            12/21/02         00
    0435287032                           05           02/01/03          0
    311205                               O            01/01/33
    0


    8376509          964/G02             F          105,000.00         ZZ
                                         360        104,902.75          2
                                       6.375            655.06         61
                                       6.125            655.06
    SALT LAKE CITY   UT   84109          2            12/30/02         00
    0435249644                           05           02/01/03          0
    302100                               N            01/01/33
    0


    8376543          F96/G02             F          225,520.00         ZZ
                                         360        225,520.00          1
                                       6.250          1,388.56         80
                                       6.000          1,388.56
    NEWARK           NJ   07104          1            01/07/03         00
    0435255591                           05           03/01/03          0
    0111089                              O            02/01/33
    0


    8376545          F96/G02             F          371,350.00         ZZ
                                         360        371,350.00          1
                                       6.125          2,256.36         38
                                       5.875          2,256.36
    RUMSON           NJ   07760          2            01/13/03         00
    0435255633                           05           03/01/03          0
    501800015                            N            02/01/33
    0


    8376935          E82/G02             F          394,900.00         ZZ
                                         360        394,900.00          1
                                       6.875          2,594.21         75
                                       6.625          2,594.21
    REDWOOD CITY     CA   94061          2            01/17/03         00
    0400767372                           05           03/01/03          0
    4845572                              N            02/01/33
    0


    8376943          E82/G02             F          130,700.00         ZZ
                                         360        130,700.00          1
1


                                       6.375            815.40         71
                                       6.125            815.40
    ANNISTON         AL   36207          2            01/17/03         00
    0400756516                           05           03/01/03          0
    1607634                              O            02/01/33
    0


    8376969          E82/G02             F          153,000.00         ZZ
                                         360        153,000.00          3
                                       6.750            992.36         59
                                       6.500            992.36
    TUCSON           AZ   85716          2            01/21/03         00
    0400760591                           05           03/01/03          0
    1785390                              N            02/01/33
    0


    8376987          E82/G02             F          108,500.00         ZZ
                                         360        108,500.00          1
                                       6.375            676.90         48
                                       6.125            676.90
    HENDERSON        NV   89109          2            01/17/03         00
    0400739777                           03           03/01/03          0
    1906965                              N            02/01/33
    0


    8376999          E82/G02             F          187,350.00         ZZ
                                         360        187,350.00          1
                                       6.500          1,184.18         38
                                       6.250          1,184.18
    STOUGHTON        MA   02072          2            01/17/03         00
    0400754917                           05           03/01/03          0
    4018957                              O            02/01/33
    0


    8377003          E82/G02             F           90,100.00         ZZ
                                         360         90,100.00          1
                                       6.250            554.76         70
                                       6.000            554.76
    MINNEAPOLIS      MN   55412          2            01/17/03         00
    0400760344                           05           03/01/03          0
    5589757                              O            02/01/33
    0


    8377023          E82/G02             F          261,600.00         ZZ
                                         360        261,600.00          2
                                       7.250          1,784.57         77
                                       7.000          1,784.57
    EAST ELMHURST    NY   11369          5            01/17/03         00
    0400746509                           05           03/01/03          0
1


    0400746509                           O            02/01/33
    0


    8377027          E82/G02             F           88,500.00         ZZ
                                         360         88,500.00          4
                                       7.250            603.73         71
                                       7.000            603.73
    ADRIAN           MI   49221          2            01/20/03         00
    0400750436                           05           03/01/03          0
    3412583                              N            02/01/33
    0


    8377047          E82/G02             F           81,000.00         T
                                         360         81,000.00          1
                                       6.250            498.73         53
                                       6.000            498.73
    BRIGHTON         MA   02135          2            01/22/03         00
    0400718789                           08           03/01/03          0
    8377047                              O            02/01/33
    0


    8377055          E82/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
                                       6.250            985.15         72
                                       6.000            985.15
    BROOKFIELD       WI   53005          2            01/17/03         00
    0400753851                           05           03/01/03          0
    1810839                              O            02/01/33
    0


    8377093          E82/G02             F          144,000.00         ZZ
                                         360        144,000.00          3
                                       7.000            958.04         45
                                       6.750            958.04
    PHILADELPHIA     PA   19146          2            01/23/03         00
    0400746319                           05           03/01/03          0
    1857951                              N            02/01/33
    0


    8377095          E82/G02             F           91,800.00         ZZ
                                         360         91,800.00          1
                                       7.125            618.47         90
                                       6.875            618.47
    JACKSON          MS   39212          2            01/13/03         04
    0400733028                           05           03/01/03         25
    0400733028                           N            02/01/33
    0


1


    8377135          A35/G02             F          239,600.00         ZZ
                                         360        239,600.00          1
                                       5.875          1,417.32         80
                                       5.625          1,417.32
    RONKONKOMA       NY   11779          1            01/21/03         00
    0435284484                           05           03/01/03          0
    14551                                O            02/01/33
    0


    8377297          E22/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
                                       7.500            723.69         90
                                       7.250            723.69
    LOUISVILLE       KY   40214          5            01/14/03         01
    0415881804                           05           03/01/03         25
    0415881804                           O            02/01/33
    0


    8377299          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         80
                                       5.875          1,336.74
    SOUTH LAKE TAHO  CA   96150          5            01/08/03         00
    0415889047                           05           03/01/03          0
    0415889047                           O            02/01/33
    0


    8377303          E22/G02             F          123,375.00         ZZ
                                         360        123,375.00          1
                                       6.875            810.49         94
                                       6.625            810.49
    CHELSEA          AL   35043          1            01/21/03         10
    0415906981                           03           03/01/03         30
    0415906981                           O            02/01/33
    0


    8377315          E22/G02             F          286,800.00         ZZ
                                         360        286,800.00          1
                                       6.500          1,812.77         80
                                       6.250          1,812.77
    ROCHELLE PARK    NJ   07662          5            01/14/03         00
    0415181692                           05           03/01/03          0
    0415181692                           O            02/01/33
    0


    8377323          E22/G02             F          650,000.00         ZZ
                                         360        650,000.00          1
                                       6.375          4,055.15         72
                                       6.125          4,055.15
1


    WOODINVILLE      WA   98072          5            01/10/03         00
    0415342781                           05           03/01/03          0
    0415342781                           O            02/01/33
    0


    8377327          E22/G02             F          352,500.00         ZZ
                                         360        352,500.00          1
                                       6.250          2,170.40         75
                                       6.000          2,170.40
    COLLEYVILLE      TX   76034          5            01/15/03         00
    0415495480                           05           03/01/03          0
    0415495480                           O            02/01/33
    0


    8377329          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.000            665.50         59
                                       5.750            665.50
    OLD BRIDGE       NJ   08857          5            01/14/03         00
    0415405943                           05           03/01/03          0
    0415405943                           O            02/01/33
    0


    8377331          E22/G02             F           79,000.00         ZZ
                                         360         79,000.00          1
                                       6.875            518.97         80
                                       6.625            518.97
    MAYS LANDING     NJ   08330          1            01/21/03         00
    0415406149                           05           03/01/03          0
    0415406149                           N            02/01/33
    0


    8377339          E22/G02             F          599,900.00         ZZ
                                         360        599,900.00          1
                                       6.375          3,742.60         75
                                       6.125          3,742.60
    WOODINVILLE      WA   98072          2            01/15/03         00
    0415422757                           05           03/01/03          0
    0415422757                           O            02/01/33
    0


    8377341          E22/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.750          1,783.64         69
                                       6.500          1,783.64
    GLENWOOD SPRING  CO   81601          5            01/14/03         00
    0415450824                           03           03/01/03          0
    0415450824                           O            02/01/33
    0
1




    8377371          E22/G02             F          491,000.00         ZZ
                                         360        491,000.00          1
                                       6.375          3,063.20         76
                                       6.125          3,063.20
    SEATTLE          WA   98121          2            01/13/03         00
    0415505890                           06           03/01/03          0
    0415505890                           O            02/01/33
    0


    8377379          E22/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
                                       6.250            571.39         82
                                       6.000            571.39
    DALLAS           TX   75230          2            01/14/03         04
    0415544477                           01           03/01/03         12
    0415544477                           O            02/01/33
    0


    8377389          E22/G02             F          157,000.00         ZZ
                                         360        157,000.00          1
                                       7.000          1,044.52         90
                                       6.750          1,044.52
    GOSHEN           IN   46528          5            01/14/03         01
    0415576644                           05           03/01/03         25
    0415576644                           O            02/01/33
    0


    8377391          E22/G02             F          118,400.00         ZZ
                                         360        118,400.00          1
                                       6.000            709.87         80
                                       5.750            709.87
    AUSTIN           TX   78745          5            01/14/03         00
    0415576883                           05           03/01/03          0
    0415576883                           O            02/01/33
    0


    8377419          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.375          1,547.20         46
                                       6.125          1,547.20
    FREMONT          CA   94555          5            01/07/03         00
    0415687623                           05           03/01/03          0
    0415687623                           O            02/01/33
    0


    8377425          E22/G02             F          168,800.00         ZZ
                                         360        168,800.00          1
1


                                       6.375          1,053.09         80
                                       6.125          1,053.09
    ESTACADA         OR   97023          5            01/14/03         00
    0415698315                           03           03/01/03          0
    0415698315                           O            02/01/33
    0


    8377427          E22/G02             F           83,725.00         ZZ
                                         360         83,725.00          1
                                       6.125            508.72         85
                                       5.875            508.72
    ROCK SPRINGS     WY   82901          2            01/15/03         01
    0415698422                           05           03/01/03         12
    0415698422                           O            02/01/33
    0


    8377435          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          2
                                       6.875            561.67         90
                                       6.625            561.67
    GREENSBORO       MD   21639          1            01/21/03         10
    0415705383                           05           03/01/03         25
    0415705383                           N            02/01/33
    0


    8377453          E22/G02             F          298,000.00         ZZ
                                         360        298,000.00          1
                                       6.875          1,957.65         44
                                       6.625          1,957.65
    OAKLAND          CA   94602          5            01/13/03         00
    0415719582                           05           03/01/03          0
    0415719582                           O            02/01/33
    0


    8377457          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.125          1,640.55         66
                                       5.875          1,640.55
    YORBA LINDA      CA   92886          5            01/10/03         00
    0415722792                           05           03/01/03          0
    0415722792                           O            02/01/33
    0


    8377459          E22/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
                                       6.375          1,060.58         76
                                       6.125          1,060.58
    ROCKLIN          CA   95677          2            01/02/03         00
    0415725118                           05           03/01/03          0
1


    0415725118                           O            02/01/33
    0


    8377469          E22/G02             F           39,100.00         ZZ
                                         360         39,100.00          2
                                       7.500            273.39         85
                                       7.250            273.39
    ROANOKE          VA   24017          1            01/21/03         04
    0415736602                           05           03/01/03         20
    0415736602                           N            02/01/33
    0


    8377479          E22/G02             F          271,000.00         ZZ
                                         360        271,000.00          1
                                       6.625          1,735.24         88
                                       6.375          1,735.24
    SUN VALLEY       CA   91352          5            12/31/02         04
    0415748789                           05           03/01/03         25
    0415748789                           O            02/01/33
    0


    8377483          E22/G02             F           71,500.00         ZZ
                                         360         71,500.00          1
                                       6.750            463.75         67
                                       6.500            463.75
    OLYMPIA          WA   98502          2            01/13/03         00
    0415750264                           03           03/01/03          0
    0415750264                           N            02/01/33
    0


    8377487          E22/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
                                       7.000            830.30         80
                                       6.750            830.30
    HOUSTON          TX   77076          5            01/15/03         00
    0415755933                           05           03/01/03          0
    0415755933                           O            02/01/33
    0


    8377491          E22/G02             F           88,800.00         T
                                         360         88,800.00          1
                                       6.625            568.60         80
                                       6.375            568.60
    ASHEVILLE        NC   28806          1            01/21/03         00
    0415758762                           05           03/01/03          0
    0415758762                           O            02/01/33
    0


1


    8377495          E22/G02             F          177,750.00         ZZ
                                         360        177,750.00          1
                                       7.000          1,182.58         75
                                       6.750          1,182.58
    RICHMOND         CA   94806          5            01/07/03         00
    0415765064                           01           03/01/03          0
    0415765064                           N            02/01/33
    0


    8377519          E22/G02             F          380,000.00         ZZ
                                         360        380,000.00          1
                                       6.500          2,401.86         80
                                       6.250          2,401.86
    SAN JOSE         CA   95139          2            01/03/03         00
    0415782168                           05           03/01/03          0
    0415782168                           O            02/01/33
    0


    8377523          E22/G02             F          118,750.00         ZZ
                                         360        118,750.00          1
                                       7.000            790.05         95
                                       6.750            790.05
    GUNNISON         UT   84634          2            01/14/03         10
    0415790120                           05           03/01/03         30
    0415790120                           O            02/01/33
    0


    8377531          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
                                       6.250          1,206.81         80
                                       6.000          1,206.81
    COTTAGE GROVE    OR   97424          5            01/13/03         00
    0415796481                           05           03/01/03          0
    0415796481                           O            02/01/33
    0


    8377533          E22/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
                                       6.250          1,576.24         80
                                       6.000          1,576.24
    WINDSOR          CA   95492          2            01/10/03         00
    0415797109                           05           03/01/03          0
    0415797109                           O            02/01/33
    0


    8377539          E22/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.125          1,792.45         71
                                       5.875          1,792.45
1


    GRASS VALLEY     CA   95949          5            01/06/03         00
    0415803022                           05           03/01/03          0
    0415803022                           O            02/01/33
    0


    8377551          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.250            591.09         64
                                       6.000            591.09
    RICHLAND HILLS   TX   76118          5            01/15/03         00
    0415617935                           05           03/01/03          0
    0415617935                           O            02/01/33
    0


    8377555          E22/G02             F          111,500.00         ZZ
                                         360        111,500.00          1
                                       6.375            695.61         90
                                       6.125            695.61
    OCALA            FL   34475          2            01/14/03         04
    0415634153                           05           03/01/03         25
    0415634153                           O            02/01/33
    0


    8377557          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.875            840.87         80
                                       6.625            840.87
    GARLAND          TX   75043          5            01/15/03         00
    0415637032                           05           03/01/03          0
    0415637032                           O            02/01/33
    0


    8377577          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.250            640.35         77
                                       6.000            640.35
    COLORADO SPRING  CO   80915          5            01/14/03         00
    0415676501                           05           03/01/03          0
    0415676501                           O            02/01/33
    0


    8377613          E22/G02             F          149,500.00         ZZ
                                         360        149,500.00          1
                                       6.500            944.94        100
                                       6.250            944.94
    GRANGER          IN   46530          2            01/14/03         04
    0415679968                           05           03/01/03         35
    0415679968                           O            02/01/33
    0
1




    8377619          E22/G02             F          137,700.00         ZZ
                                         360        137,700.00          3
                                       7.750            986.50         90
                                       7.500            986.50
    NORWICH          CT   06360          1            01/21/03         01
    0415839059                           05           03/01/03         25
    0415839059                           N            02/01/33
    0


    8377623          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       7.750            612.53         95
                                       7.500            612.53
    SAINT LOUIS      MO   63114          5            01/14/03         01
    0415840446                           05           03/01/03         30
    0415840446                           O            02/01/33
    0


    8377629          E22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.750          1,608.52         80
                                       6.500          1,608.52
    SAINT LOUIS      MO   63119          5            01/15/03         00
    0415843960                           05           03/01/03          0
    0415843960                           O            02/01/33
    0


    8377637          E22/G02             F          635,000.00         ZZ
                                         360        635,000.00          1
                                       6.125          3,858.33         71
                                       5.875          3,858.33
    MERCER ISLAND    WA   98040          5            01/13/03         00
    0415809706                           03           03/01/03          0
    0415809706                           O            02/01/33
    0


    8377639          E22/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       7.375            674.10         95
                                       7.125            674.10
    EDMOND           OK   73013          5            01/14/03         01
    0415810910                           05           03/01/03         30
    0415810910                           O            02/01/33
    0


    8377643          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
1


                                       6.375          2,245.93         80
                                       6.125          2,245.93
    SUNNYVALE        CA   94085          5            01/13/03         00
    0415813765                           05           03/01/03          0
    0415813765                           O            02/01/33
    0


    8377647          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.375          1,341.32         77
                                       6.125          1,341.32
    FAIRFAX          VA   22031          2            01/15/03         00
    0415815554                           09           03/01/03          0
    0415815554                           O            02/01/33
    0


    8377655          E22/G02             F           30,400.00         ZZ
                                         360         30,400.00          1
                                       7.625            215.17         80
                                       7.375            215.17
    MACON            GA   31206          1            01/21/03         00
    0415824978                           05           03/01/03          0
    0415824978                           N            02/01/33
    0


    8377679          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.000            749.44         79
                                       5.750            749.44
    BELLINGHAM       WA   98229          5            01/10/03         00
    0415845528                           05           03/01/03          0
    0415845528                           O            02/01/33
    0


    8377685          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.375            648.82         73
                                       6.125            648.82
    GRAND PRAIRIE    TX   75052          5            01/15/03         00
    0415852391                           05           03/01/03          0
    0415852391                           O            02/01/33
    0


    8377687          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.500          3,160.34         75
                                       6.250          3,160.34
    ARVADA           CO   80007          5            01/14/03         00
    0415856079                           03           03/01/03          0
1


    0415856079                           O            02/01/33
    0


    8377689          E22/G02             F           33,300.00         ZZ
                                         360         33,300.00          1
                                       7.750            238.57         90
                                       7.500            238.57
    MACKS CREEK      MO   65786          1            01/21/03         01
    0415857986                           05           03/01/03         30
    0415857986                           O            02/01/33
    0


    8377693          E22/G02             F          462,700.00         ZZ
                                         360        462,700.00          1
                                       6.125          2,811.41         75
                                       5.875          2,811.41
    SAN JOSE         CA   95119          2            01/09/03         00
    0415863620                           05           03/01/03          0
    0415863620                           O            02/01/33
    0


    8377697          E22/G02             F          423,750.00         ZZ
                                         360        423,750.00          1
                                       6.250          2,609.10         75
                                       6.000          2,609.10
    ANTIOCH          CA   94531          5            01/07/03         00
    0415866284                           05           03/01/03          0
    0415866284                           O            02/01/33
    0


    8377699          E22/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
                                       7.000            862.23         90
                                       6.750            862.23
    CORVALLIS        OR   97330          1            01/17/03         04
    0415872472                           05           03/01/03         25
    0415872472                           N            02/01/33
    0


    8377701          E22/G02             F          215,000.00         ZZ
                                         360        215,000.00          1
                                       6.125          1,306.36         56
                                       5.875          1,306.36
    PRATHER          CA   93651          5            01/10/03         00
    0415873777                           03           03/01/03          0
    0415873777                           O            02/01/33
    0


1


    8377715          E22/G02             F          111,650.00         ZZ
                                         360        111,650.00          1
                                       6.250            687.45         43
                                       6.000            687.45
    BELLEUVE         WA   98008          2            01/10/03         00
    0415871813                           05           03/01/03          0
    0415871813                           N            02/01/33
    0


    8377717          E22/G02             F          141,600.00         ZZ
                                         360        141,600.00          1
                                       6.250            871.86         52
                                       6.000            871.86
    BELLEVUE         WA   98004          2            01/13/03         00
    0415871870                           05           03/01/03          0
    0415871870                           N            02/01/33
    0


    8377771          U05/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.875            656.93         77
                                       6.625            656.93
    HAILEY           ID   83333          1            01/14/03         00
    0435295399                           05           03/01/03          0
    3298672                              N            02/01/33
    0


    8377813          U05/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.500          1,719.23         79
                                       6.250          1,719.23
    POWAY            CA   92064          5            01/08/03         00
    0435295829                           05           03/01/03          0
    3291408                              O            02/01/33
    0


    8377823          X67/G02             F           91,200.00         ZZ
                                         360         91,117.55          2
                                       6.500            576.45         80
                                       6.250            576.45
    NEW CARLISLE     OH   45344          1            12/17/02         00
    0435273958                           05           02/01/03          0
    00281908                             N            01/01/33
    0


    8377851          U05/G02             F          100,000.00         ZZ
                                         360         99,911.77          1
                                       6.625            640.31         80
                                       6.375            640.31
1


    SACRAMENTO       CA   95832          1            12/31/02         00
    0435319421                           05           02/01/03          0
    3297360                              N            01/01/33
    0


    8377857          U05/G02             F          294,480.00         ZZ
                                         360        294,480.00          2
                                       7.000          1,959.18         90
                                       6.750          1,959.18
    WESTMINSTER      CO   80030          1            01/15/03         10
    0435295472                           05           03/01/03         25
    3296565                              N            02/01/33
    0


    8377859          U05/G02             F          180,000.00         ZZ
                                         360        179,833.28          1
                                       6.375          1,122.97         80
                                       6.125          1,122.97
    CORONA           CA   92883          5            12/27/02         00
    0435295365                           05           02/01/03          0
    3290670                              O            01/01/33
    0


    8377863          U05/G02             F          170,700.00         ZZ
                                         360        170,700.00          1
                                       6.750          1,107.16         69
                                       6.500          1,107.16
    SANTA ANA        CA   92706          2            01/08/03         00
    0435291646                           05           03/01/03          0
    3291144                              N            02/01/33
    0


    8377899          F96/G02             F          299,000.00         ZZ
                                         360        299,000.00          1
                                       6.125          1,816.76         60
                                       5.875          1,816.76
    RIDGEWOOD        NJ   07450          5            01/09/03         00
    0435298963                           05           03/01/03          0
    MAIN00978                            O            02/01/33
    0


    8377935          U05/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.375          1,559.67         59
                                       6.125          1,559.67
    SIMI VALLEY      CA   93063          5            01/07/03         00
    0435292156                           05           03/01/03          0
    3296164                              N            02/01/33
    0
1




    8377937          E57/G02             F          227,200.00         ZZ
                                         360        227,200.00          2
                                       6.750          1,473.61         80
                                       6.500          1,473.61
    LOS ANGELES      CA   90044          1            01/10/03         00
    0435281563                           05           03/01/03          0
    06013069                             O            02/01/33
    0


    8377941          U05/G02             F          192,150.00         ZZ
                                         360        192,150.00          4
                                       7.250          1,310.80         90
                                       7.000          1,310.80
    PRESCOTT         AZ   86305          1            01/14/03         10
    0435292149                           05           03/01/03         25
    3295277                              N            02/01/33
    0


    8377945          X67/G02             F          337,500.00         ZZ
                                         360        337,194.90          1
                                       6.500          2,133.23         90
                                       6.250          2,133.23
    ALHAMBRA         CA   91803          5            12/16/02         10
    0435283205                           05           02/01/03         25
    00281888                             O            01/01/33
    0


    8377947          U05/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.375          2,495.48         62
                                       6.125          2,495.48
    VACAVILLE        CA   95688          5            01/02/03         00
    0435295423                           05           03/01/03          0
    3295488                              O            02/01/33
    0


    8377957          738/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
                                       6.125          1,030.51         80
                                       5.875          1,030.51
    OCEAN SPRINGS    MS   39564          1            01/07/03         00
    0435279526                           05           03/01/03          0
    40852678                             O            02/01/33
    0


    8378055          588/G02             F          244,000.00         ZZ
                                         360        243,152.56          1
1


                                       6.750          1,582.58         80
                                       6.500          1,582.58
    DERWOOD          MD   20855          5            09/09/02         00
    0435316682                           05           11/01/02          0
    1071511                              O            10/01/32
    0


    8378115          X67/G02             F           91,200.00         ZZ
                                         360         91,117.55          2
                                       6.500            576.45         80
                                       6.250            576.45
    NEW CARLISLE     OH   45344          1            12/17/02         00
    0435283478                           05           02/01/03          0
    00282136                             N            01/01/33
    0


    8378139          P01/G02             F          159,000.00         ZZ
                                         360        159,000.00          1
                                       6.500          1,004.99         73
                                       6.250          1,004.99
    WARREN           CT   06754          5            01/13/03         00
    0435288675                           05           03/01/03          0
    02004263                             O            02/01/33
    0


    8378153          X67/G02             F           91,200.00         ZZ
                                         360         91,117.55          2
                                       6.500            576.45         80
                                       6.250            576.45
    NEW CARLISLE     OH   45344          1            12/17/02         00
    0435276084                           05           02/01/03          0
    00282135                             N            01/01/33
    0


    8378191          N47/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
                                       6.250          1,613.18         76
                                       6.000          1,613.18
    ENCINITAS        CA   92007          2            01/09/03         00
    0435298906                           09           03/01/03          0
    30500755                             O            02/01/33
    0


    8378341          X51/G02             F          505,000.00         ZZ
                                         240        505,000.00          1
                                       6.375          3,728.07         72
                                       6.125          3,728.07
    PASADENA         CA   91105          5            01/16/03         00
    0435264106                           05           03/01/03          0
1


    R2054471                             O            02/01/23
    0


    8378539          M27/G02             F          108,000.00         ZZ
                                         360        108,000.00          2
                                       6.500            682.63         80
                                       6.250            682.63
    HERMITAGE        TN   37076          1            01/17/03         00
    0435269303                           05           03/01/03          0
    600866952                            N            02/01/33
    0


    8378555          P29/G02             F          106,250.00         ZZ
                                         360        106,250.00          1
                                       6.875            697.99         85
                                       6.625            697.99
    HUDSON           IA   50643          5            01/17/03         01
    0435286836                           05           03/01/03         12
    10595638                             O            02/01/33
    0


    8378629          737/G02             F          287,750.00         ZZ
                                         360        287,750.00          1
                                       6.375          1,795.19         80
                                       6.125          1,795.19
    COEUR D ALENE    ID   83815          5            01/10/03         00
    0435286539                           05           03/01/03          0
    2102715                              O            02/01/33
    0


    8378653          E76/G02             F          113,430.00         ZZ
                                         360        113,430.00          1
                                       6.250            698.41         95
                                       6.000            698.41
    FORT WORTH       TX   76123          1            01/14/03         04
    0435304787                           05           03/01/03         30
    10020556                             O            02/01/33
    0


    8378663          K15/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.250          1,077.51         73
                                       6.000          1,077.51
    LEICESTER        MA   01524          5            01/10/03         00
    0435282496                           05           03/01/03          0
    007105508382                         O            02/01/33
    0


1


    8379065          A52/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       7.375            733.50         90
                                       7.125            733.50
    ATLANTA          GA   30331          1            01/14/03         11
    0435272695                           01           03/01/03         25
    22581                                N            02/01/33
    0


    8379073          S11/G02             F          373,700.00         ZZ
                                         360        373,700.00          1
                                       6.375          2,331.40         63
                                       6.125          2,331.40
    COSTA MESA       CA   92627          2            12/30/02         00
    0435286281                           05           03/01/03          0
    10210462                             O            02/01/33
    0


    8379279          S11/G02             F          510,000.00         ZZ
                                         360        510,000.00          1
                                       6.375          3,181.74         28
                                       6.125          3,181.74
    LA CANADA FLINT  CA   91011          5            01/08/03         00
    0435283197                           05           03/01/03          0
    10209851                             O            02/01/33
    0


    8379983          E82/G02             F           91,700.00         ZZ
                                         360         91,700.00          4
                                       6.375            572.09         50
                                       6.125            572.09
    ATTLEBORO        MA   02703          2            01/22/03         00
    0400746160                           05           03/01/03          0
    1936635                              N            02/01/33
    0


    8379985          E82/G02             F          187,800.00         ZZ
                                         360        187,800.00          1
                                       6.375          1,171.63         47
                                       6.125          1,171.63
    PRINCEVILLE      HI   96722          2            01/16/03         00
    0400739140                           05           03/01/03          0
    1974201                              O            02/01/33
    0


    8380093          P33/G02             F           90,000.00         ZZ
                                         360         89,929.79          1
                                       7.250            613.96         68
                                       7.000            613.96
1


    WACO             TX   76710          2            12/31/02         00
    0435294905                           05           02/01/03          0
    16890048                             N            01/01/33
    0


    8380341          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.125          1,822.83         77
                                       5.875          1,822.83
    EL CAJON         CA   92021          5            01/14/03         00
    0415752310                           05           03/01/03          0
    0415752310                           O            02/01/33
    0


    8380359          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.125          1,275.98         62
                                       5.875          1,275.98
    GLENDORA         CA   91740          5            01/11/03         00
    0415783646                           05           03/01/03          0
    0415783646                           O            02/01/33
    0


    8380369          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          4
                                       6.625          1,408.68         80
                                       6.375          1,408.68
    WEST JORDAN      UT   84088          1            01/14/03         00
    0415795798                           05           03/01/03          0
    0415795798                           N            02/01/33
    0


    8380371          W02/G02             F          105,300.00         ZZ
                                         360        105,207.09          1
                                       6.625            674.25         90
                                       6.375            674.25
    LECANTO          FL   34461          2            12/20/02         11
    0435303334                           05           02/01/03         25
    1001831759                           O            01/01/33
    0


    8380379          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       7.250          1,500.79         80
                                       7.000          1,500.79
    LEHI             UT   84043          2            01/17/03         00
    0415670389                           05           03/01/03          0
    0415670389                           N            02/01/33
    0
1




    8380389          E22/G02             F           59,200.00         ZZ
                                         360         59,200.00          1
                                       7.750            424.12         80
                                       7.500            424.12
    WEST PALM BEACH  FL   33409          2            01/22/03         00
    0415695972                           05           03/01/03          0
    0415695972                           N            02/01/33
    0


    8380403          E22/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       7.000          1,264.07         80
                                       6.750          1,264.07
    SAINT JOSEPH     MO   64506          5            01/15/03         00
    0415717164                           05           03/01/03          0
    0415717164                           O            02/01/33
    0


    8380409          E22/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
                                       6.250            825.06         79
                                       6.000            825.06
    CONROE           TX   77302          5            01/16/03         00
    0415729102                           03           03/01/03          0
    0415729102                           O            02/01/33
    0


    8380425          E22/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
                                       6.875            624.08         66
                                       6.625            624.08
    COLORADO SPRING  CO   80917          5            01/16/03         00
    0415855113                           05           03/01/03          0
    0415855113                           O            02/01/33
    0


    8380427          E22/G02             F          189,900.00         ZZ
                                         360        189,900.00          1
                                       6.500          1,200.30         74
                                       6.250          1,200.30
    NORTH RICHLAND   TX   76180          2            01/22/03         00
    0415858331                           05           03/01/03          0
    0415858331                           N            02/01/33
    0


    8380433          E22/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
1


                                       6.500            707.92         80
                                       6.250            707.92
    CRYSTAL LAKE     IL   60014          2            01/16/03         00
    0415869791                           05           03/01/03          0
    0415869791                           O            02/01/33
    0


    8380435          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.750            324.30         73
                                       6.500            324.30
    COLUMBIA         KY   42728          5            01/16/03         00
    0415874080                           05           03/01/03          0
    0415874080                           O            02/01/33
    0


    8380441          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.500          1,845.64         80
                                       6.250          1,845.64
    YAPHANK          NY   11980          1            01/22/03         00
    0415886639                           05           03/01/03          0
    0415886639                           O            02/01/33
    0


    8380445          E22/G02             F          457,000.00         ZZ
                                         360        457,000.00          1
                                       6.125          2,776.78         70
                                       5.875          2,776.78
    VALLEY CENTER    CA   92082          5            01/14/03         00
    0415887355                           03           03/01/03          0
    0415887355                           O            02/01/33
    0


    8380447          E22/G02             F          114,300.00         ZZ
                                         360        114,300.00          1
                                       6.125            694.50         90
                                       5.875            694.50
    SACRAMENTO       CA   95822          1            01/15/03         01
    0415898162                           05           03/01/03         30
    0415898162                           O            02/01/33
    0


    8380449          E22/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.375          2,420.62         80
                                       6.125          2,420.62
    SAN JOSE         CA   95118          5            01/10/03         00
    0415898840                           05           03/01/03          0
1


    0415898840                           O            02/01/33
    0


    8380453          E22/G02             F          237,000.00         ZZ
                                         360        237,000.00          1
                                       7.750          1,697.90         92
                                       7.500          1,697.90
    CENTREVILLE      MD   21617          2            01/16/03         04
    0415901388                           05           03/01/03         30
    0415901388                           O            02/01/33
    0


    8380455          E22/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       7.250            447.51         80
                                       7.000            447.51
    SPOKANE          WA   99205          5            01/15/03         00
    0415905272                           05           03/01/03          0
    0415905272                           O            02/01/33
    0


    8380473          W02/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
                                       6.625            256.13         65
                                       6.375            256.13
    JACKOSNVILLE     FL   32254          5            01/04/03         00
    0435312962                           05           03/01/03          0
    1001915016                           O            02/01/33
    0


    8380483          E22/G02             F          218,360.00         ZZ
                                         360        218,360.00          2
                                       6.375          1,362.28         80
                                       6.125          1,362.28
    RICHMOND HILL    NY   11419          1            01/22/03         00
    0415336353                           05           03/01/03          0
    0415336353                           N            02/01/33
    0


    8380485          E22/G02             F          192,900.00         T
                                         360        192,900.00          1
                                       6.625          1,235.16         65
                                       6.375          1,235.16
    GLEN ROSE        TX   76043          4            01/22/03         00
    0415649862                           05           03/01/03          0
    0415649862                           O            02/01/33
    0


1


    8380491          E22/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
                                       6.375          1,210.31         80
                                       6.125          1,210.31
    LA QUINTA        CA   92253          1            01/08/03         00
    0415410257                           05           03/01/03          0
    0415410257                           O            02/01/33
    0


    8380493          E22/G02             F          135,150.00         ZZ
                                         360        135,150.00          1
                                       6.375            843.16         80
                                       6.125            843.16
    TIJERAS          NM   87059          1            01/16/03         00
    0415474261                           05           03/01/03          0
    0415474261                           N            02/01/33
    0


    8380499          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.250          1,108.29         87
                                       6.000          1,108.29
    WHEAT RIDGE      CO   80033          2            01/08/03         04
    0415492859                           05           03/01/03         25
    0415492859                           O            02/01/33
    0


    8380503          E22/G02             F          205,000.00         ZZ
                                         360        205,000.00          1
                                       6.250          1,262.22         78
                                       6.000          1,262.22
    SMOOT            WY   83126          5            01/16/03         00
    0415543370                           05           03/01/03          0
    0415543370                           O            02/01/33
    0


    8380507          E22/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       6.250          1,508.51         75
                                       6.000          1,508.51
    HESPERIA         CA   92345          5            01/11/03         00
    0415568559                           05           03/01/03          0
    0415568559                           O            02/01/33
    0


    8380521          E22/G02             F          129,750.00         ZZ
                                         360        129,750.00          1
                                       6.750            841.56         70
                                       6.500            841.56
1


    BEACH PARK       IL   60087          5            01/16/03         00
    0415806736                           05           03/01/03          0
    0415806736                           O            02/01/33
    0


    8380531          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       5.875          1,242.23         60
                                       5.625          1,242.23
    HIGHLANDS RANCH  CO   80129          5            01/16/03         00
    0415816487                           03           03/01/03          0
    0415816487                           O            02/01/33
    0


    8380543          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.625          1,280.62         71
                                       6.375          1,280.62
    SPERRYVILLE      VA   22740          5            01/15/03         00
    0415838960                           05           03/01/03          0
    0415838960                           O            02/01/33
    0


    8380545          E22/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       7.000            738.49         57
                                       6.750            738.49
    GRASS VALLEY     CA   95945          5            01/10/03         00
    0415843622                           05           03/01/03          0
    0415843622                           N            02/01/33
    0


    8380551          E22/G02             F          124,925.00         ZZ
                                         360        124,925.00          1
                                       6.125            759.06         95
                                       5.875            759.06
    WALKER           MI   49544          1            01/23/03         01
    0415851013                           05           03/01/03         30
    0415851013                           O            02/01/33
    0


    8380571          X67/G02             F          216,000.00         ZZ
                                         360        215,804.73          1
                                       6.500          1,365.27         74
                                       6.250          1,365.27
    ANAHEIM          CA   92804          2            12/20/02         00
    0435287313                           05           02/01/03          0
    00282190                             O            01/01/33
    0
1




    8380573          U05/G02             F          270,000.00         ZZ
                                         360        269,737.58          1
                                       6.125          1,640.55         75
                                       5.875          1,640.55
    ARROYO GRANDE    CA   93420          5            12/26/02         00
    0435297072                           05           02/01/03          0
    3287960                              O            01/01/33
    0


    8380627          U42/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
                                       6.500            546.11         80
                                       6.250            546.11
    DENISON          TX   75020          5            01/17/03         00
    0435311097                           05           03/01/03          0
    15300003                             O            02/01/33
    0


    8380629          K15/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
                                       7.250            585.31         93
                                       7.000            585.31
    BENTON           NY   14415          5            01/14/03         41
    0435295340                           05           03/01/03         30
    027205508767                         O            02/01/33
    0


    8380637          X67/G02             F          231,280.00         ZZ
                                         360        231,065.79          1
                                       6.375          1,442.89         80
                                       6.125          1,442.89
    SANTA MARIA      CA   93454          1            12/16/02         00
    0435285614                           05           02/01/03          0
    00281317                             N            01/01/33
    0


    8380643          E11/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.875          1,129.92         80
                                       6.625          1,129.92
    JUNCTION CITY    WI   54443          5            01/14/03         00
    0435286729                           05           03/01/03          0
    0007001049482                        O            02/01/33
    0


    8380693          K15/G02             F          101,700.00         ZZ
                                         360        101,700.00          1
1


                                       7.625            719.83         90
                                       7.375            719.83
    PRATTSVILLE      NY   12468          5            01/10/03         10
    0435295142                           05           03/01/03         25
    027205507366                         O            02/01/33
    0


    8380815          144/144             F          135,000.00         ZZ
                                         360        134,507.86          1
                                       6.500            853.29         88
                                       6.250            853.29
    SAUGERTIES       NY   12477          1            09/13/02         12
    160697425                            05           11/01/02         25
    160697425                            O            10/01/32
    0


    8380821          253/253             F           33,000.00         ZZ
                                         360         32,972.27          1
                                       6.875            216.79         50
                                       6.625            216.79
    GAINESVILLE      FL   32608          1            12/10/02         00
    446363                               01           02/01/03          0
    446363                               N            01/01/33
    0


    8380825          E47/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.375          1,372.51         80
                                       6.125          1,372.51
    CORONA           CA   92881          5            01/06/03         00
    0435299391                           05           03/01/03          0
    7331014766                           O            02/01/33
    0


    8380855          W02/G02             F           67,150.00         ZZ
                                         360         67,090.75          1
                                       6.625            429.97         85
                                       6.375            429.97
    RIDGE SPRING     SC   29129          5            12/23/02         26
    0435313010                           05           02/01/03         12
    1001773604                           O            01/01/33
    0


    8380897          F36/G02             F          101,000.00         ZZ
                                         360        101,000.00          1
                                       6.375            630.11         61
                                       6.125            630.11
    LAKEWOOD         WA   98498          2            01/09/03         00
    0435296959                           05           03/01/03          0
1


    06405720                             N            02/01/33
    0


    8380945          Q31/G02             F          135,000.00         T
                                         360        135,000.00          1
                                       6.500            853.30         58
                                       6.250            853.30
    VISTA            CA   92084          5            01/15/03         00
    0435300561                           03           03/01/03          0
    SD876188                             O            02/01/33
    0


    8380947          W02/G02             F          105,500.00         ZZ
                                         360        105,406.92          1
                                       6.625            675.53         88
                                       6.375            675.53
    QUINCY           FL   32351          5            12/23/02         28
    0435313028                           05           02/01/03         25
    1001905851                           O            01/01/33
    0


    8380949          F36/G02             F          108,500.00         ZZ
                                         360        108,500.00          1
                                       6.375            676.90         60
                                       6.125            676.90
    LAKEWOOD         WA   98498          2            01/08/03         00
    0435283619                           05           03/01/03          0
    06405719                             N            02/01/33
    0


    8381011          W50/G02             F          181,430.00         ZZ
                                         360        181,430.00          1
                                       6.250          1,117.10         80
                                       6.000          1,117.10
    LIVONIA TWP      MN   55398          1            01/17/03         00
    0435268966                           05           03/01/03          0
    00030062                             O            02/01/33
    0


    8381223          952/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       6.750            554.55         37
                                       6.500            554.55
    TOTOWA           NJ   07512          5            01/14/03         00
    0435317771                           05           03/01/03          0
    20028312                             O            02/01/33
    0


1


    8381275          952/G02             F          300,000.00         ZZ
                                         360        299,735.32          1
                                       6.625          1,920.93         65
                                       6.375          1,920.93
    CALIFON          NJ   07830          5            12/31/02         00
    0435317722                           05           02/01/03          0
    20028732                             O            01/01/33
    0


    8381333          738/G02             F          311,500.00         ZZ
                                         360        311,500.00          1
                                       6.500          1,968.90         72
                                       6.250          1,968.90
    MARIETTA         GA   30062          2            12/27/02         00
    0435283627                           03           03/01/03          0
    40689498                             O            02/01/33
    0


    8381401          H81/G02             F          175,000.00         ZZ
                                         360        175,000.00          1
                                       6.750          1,135.05         30
                                       6.500          1,135.05
    DELAFIELD        WI   53018          5            01/10/03         00
    0435286232                           05           03/01/03          0
    20022186                             O            02/01/33
    0


    8381405          575/G02             F          316,000.00         ZZ
                                         360        315,727.93          1
                                       6.750          2,049.57         59
                                       6.500          2,049.57
    PASADENA         MD   21122          5            12/27/02         00
    0435286711                           05           02/01/03          0
    0014302616                           N            01/01/33
    0


    8381425          575/G02             F          161,000.00         ZZ
                                         360        160,861.38          1
                                       6.750          1,044.25         80
                                       6.500          1,044.25
    BALTIMORE        MD   21225          1            12/02/02         00
    0435290739                           03           02/01/03          0
    0013808597                           O            01/01/33
    0


    8381465          G51/G02             F          173,000.00         ZZ
                                         360        173,000.00          1
                                       7.500          1,209.64         82
                                       7.250          1,209.64
1


    AURORA           CO   80013          5            01/17/03         04
    0435288758                           03           03/01/03         12
    20003408                             O            02/01/33
    0


    8381471          P59/G02             F          199,000.00         ZZ
                                         360        199,000.00          3
                                       6.750          1,290.71         60
                                       6.500          1,290.71
    PASO ROBLES      CA   93446          5            01/10/03         00
    0435289939                           05           03/01/03          0
    AT004847                             N            02/01/33
    0


    8381491          116/116             F          392,000.00         ZZ
                                         360        391,645.62          1
                                       6.500          2,477.71         80
                                       6.250          2,477.71
    HOUSTON          TX   77005          1            12/23/02         00
    091023192                            05           02/01/03          0
    091023192                            O            01/01/33
    0


    8381493          N47/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.125          2,138.79         79
                                       5.875          2,138.79
    SAN JOSE         CA   95121          2            01/14/03         00
    0435332564                           05           03/01/03          0
    20500876                             O            02/01/33
    0


    8381861          X19/G02             F          145,000.00         ZZ
                                         360        145,000.00          2
                                       7.250            989.16         57
                                       7.000            989.16
    PATERSON         NJ   07514          5            01/22/03         00
    0435289962                           05           03/01/03          0
    22092604                             O            02/01/33
    0


    8381889          144/144             F           90,500.00         ZZ
                                         360         90,422.08          1
                                       6.750            586.98         54
                                       6.500            586.98
    MIDDLETOWN       NY   10941          5            12/18/02         00
    160708040                            05           02/01/03          0
    160708040                            O            01/01/33
    0
1




    8381895          Q31/G02             F          132,500.00         ZZ
                                         360        132,500.00          1
                                       7.250            903.88         78
                                       7.000            903.88
    LOS ANGELES      CA   90062          2            01/17/03         00
    0435300611                           05           03/01/03          0
    SD880913                             O            02/01/33
    0


    8381935          738/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
                                       7.000            830.30         80
                                       6.750            830.30
    DECATUR          GA   30030          1            01/14/03         00
    0435283486                           05           03/01/03          0
    40834609                             N            02/01/33
    0


    8381959          967/G02             F          134,500.00         ZZ
                                         360        134,500.00          1
                                       6.375            839.11         77
                                       6.125            839.11
    OLYMPIA          WA   98501          2            01/10/03         00
    0435286455                           05           03/01/03          0
    5930334                              O            02/01/33
    0


    8382023          940/G02             F          364,000.00         ZZ
                                         360        364,000.00          1
                                       6.125          2,211.70         80
                                       5.875          2,211.70
    REDLANDS         CA   92373          5            01/09/03         00
    0435290200                           05           03/01/03          0
    40021287                             O            02/01/33
    0


    8382731          E22/G02             F          125,910.00         ZZ
                                         360        125,910.00          1
                                       6.750            816.65         90
                                       6.500            816.65
    BUENA VISTA      CO   81211          1            01/23/03         01
    0415101765                           05           03/01/03         30
    0415101765                           O            02/01/33
    0


    8382745          E22/G02             F          361,250.00         ZZ
                                         360        361,250.00          1
1


                                       6.625          2,313.12         85
                                       6.375          2,313.12
    BUDA             TX   78610          2            01/16/03         01
    0415412493                           03           03/01/03         12
    0415412493                           O            02/01/33
    0


    8382753          E22/G02             F           23,240.00         ZZ
                                         360         23,240.00          2
                                       7.625            164.49         80
                                       7.375            164.49
    TOLEDO           OH   43608          1            01/23/03         00
    0415541309                           05           03/01/03          0
    0415541309                           N            02/01/33
    0


    8382755          E22/G02             F          176,000.00         ZZ
                                         360        176,000.00          1
                                       6.500          1,112.44         80
                                       6.250          1,112.44
    DES MOINES       WA   98198          5            01/08/03         00
    0415775006                           05           03/01/03          0
    0415775006                           O            02/01/33
    0


    8382761          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.375          1,247.74         63
                                       6.125          1,247.74
    HOUSTON          TX   77019          5            01/17/03         00
    0415782010                           05           03/01/03          0
    0415782010                           O            02/01/33
    0


    8382765          E22/G02             F          131,400.00         ZZ
                                         360        131,400.00          1
                                       6.625            841.37         90
                                       6.375            841.37
    EAST POINT       GA   30344          1            01/22/03         04
    0415783919                           05           03/01/03         25
    0415783919                           N            02/01/33
    0


    8382767          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.875          2,627.72         60
                                       6.625          2,627.72
    BOCA RATON       FL   33487          5            01/17/03         00
    0415788132                           05           03/01/03          0
1


    0415788132                           O            02/01/33
    0


    8382773          E22/G02             F          229,600.00         ZZ
                                         360        229,600.00          1
                                       6.125          1,395.07         80
                                       5.875          1,395.07
    COVENTRY         RI   02816          1            01/23/03         00
    0415794577                           05           03/01/03          0
    0415794577                           O            02/01/33
    0


    8382775          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          2
                                       6.875          1,445.24         80
                                       6.625          1,445.24
    CHICAGO          IL   60639          5            01/17/03         00
    0415794916                           05           03/01/03          0
    0415794916                           O            02/01/33
    0


    8382779          E22/G02             F          242,000.00         ZZ
                                         360        242,000.00          1
                                       6.375          1,509.77         79
                                       6.125          1,509.77
    WASHINGTON       UT   84780          2            01/17/03         00
    0415801562                           05           03/01/03          0
    0415801562                           O            02/01/33
    0


    8382787          E22/G02             F          200,700.00         ZZ
                                         360        200,700.00          2
                                       7.000          1,335.26         90
                                       6.750          1,335.26
    GARFIELD         NJ   07026          1            01/23/03         10
    0415812783                           05           03/01/03         25
    0415812783                           N            02/01/33
    0


    8382793          E22/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.375            723.69         80
                                       6.125            723.69
    YAKIMA           WA   98902          5            01/13/03         00
    0415822824                           05           03/01/03          0
    0415822824                           O            02/01/33
    0


1


    8382799          E22/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
                                       6.375          1,771.79         80
                                       6.125          1,771.79
    FORT WORTH       TX   76132          5            01/17/03         00
    0415545029                           03           03/01/03          0
    0415545029                           O            02/01/33
    0


    8382803          E22/G02             F           68,400.00         ZZ
                                         360         68,400.00          1
                                       6.875            449.34         95
                                       6.625            449.34
    GALENA           MO   65656          5            01/17/03         01
    0415571587                           05           03/01/03         30
    0415571587                           O            02/01/33
    0


    8382819          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            466.99         67
                                       6.500            466.99
    ASHEVILLE        NC   28803          2            01/23/03         00
    0415650381                           05           03/01/03          0
    0415650381                           N            02/01/33
    0


    8382825          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.750            596.71         79
                                       6.500            596.71
    GREENVILLE       SC   29617          5            01/17/03         00
    0415682194                           05           03/01/03          0
    0415682194                           O            02/01/33
    0


    8382853          E22/G02             F           55,920.00         ZZ
                                         360         55,920.00          1
                                       7.500            391.00         80
                                       7.250            391.00
    ST LOUIS         MO   63135          1            01/23/03         00
    0415848613                           05           03/01/03          0
    0415848613                           N            02/01/33
    0


    8382855          E22/G02             F          177,500.00         ZZ
                                         360        177,500.00          1
                                       6.500          1,121.92         95
                                       6.250          1,121.92
1


    RANCHO CORDOVA   CA   95670          5            01/13/03         04
    0415851906                           05           03/01/03         30
    0415851906                           O            02/01/33
    0


    8382857          E22/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
                                       7.125            633.30         80
                                       6.875            633.30
    DAYTON           NV   89403          1            01/14/03         00
    0415856335                           05           03/01/03          0
    0415856335                           N            02/01/33
    0


    8382859          E22/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
                                       6.125            783.82         69
                                       5.875            783.82
    SPARKS           NV   89436          2            01/15/03         00
    0415856673                           01           03/01/03          0
    0415856673                           O            02/01/33
    0


    8382865          E22/G02             F           34,275.00         ZZ
                                         360         34,275.00          1
                                       6.500            216.64         75
                                       6.250            216.64
    JACKSON          MS   39204          2            01/23/03         00
    0415867340                           05           03/01/03          0
    0415867340                           N            02/01/33
    0


    8382867          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.625          1,101.33         67
                                       6.375          1,101.33
    VERONA           NJ   07044          5            01/17/03         00
    0415867381                           05           03/01/03          0
    0415867381                           O            02/01/33
    0


    8382871          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.250          1,231.43         72
                                       6.000          1,231.43
    RICHMOND         CA   94804          5            01/13/03         00
    0415876804                           05           03/01/03          0
    0415876804                           O            02/01/33
    0
1




    8382891          E22/G02             F          429,000.00         ZZ
                                         360        429,000.00          1
                                       6.250          2,641.43         78
                                       6.000          2,641.43
    FORT COLLINS     CO   80521          5            01/17/03         00
    0415886381                           05           03/01/03          0
    0415886381                           O            02/01/33
    0


    8382963          E22/G02             F          138,700.00         ZZ
                                         360        138,700.00          1
                                       6.750            899.61         95
                                       6.500            899.61
    FREDERICK        MD   21703          5            01/17/03         10
    0415716067                           09           03/01/03         30
    0415716067                           O            02/01/33
    0


    8382969          E22/G02             F          148,200.00         ZZ
                                         360        148,200.00          1
                                       6.500            936.72         95
                                       6.250            936.72
    COMPTON          CA   90221          1            01/02/03         04
    0415733229                           05           03/01/03         30
    0415733229                           O            02/01/33
    0


    8382975          E22/G02             F          108,300.00         ZZ
                                         360        108,300.00          1
                                       7.375            748.00         95
                                       7.125            748.00
    PORTAGE          MI   49024          5            01/17/03         01
    0415751437                           05           03/01/03         30
    0415751437                           O            02/01/33
    0


    8382979          E22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
                                       6.125          1,275.98         73
                                       5.875          1,275.98
    CHINO            CA   91710          5            01/09/03         00
    0415756170                           05           03/01/03          0
    0415756170                           O            02/01/33
    0


    8382981          E22/G02             F          406,000.00         ZZ
                                         360        406,000.00          1
1


                                       6.875          2,667.13         71
                                       6.625          2,667.13
    EAST HANOVER     NJ   07936          1            01/23/03         00
    0415758994                           05           03/01/03          0
    0415758994                           O            02/01/33
    0


    8382983          E22/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.500          1,181.97         74
                                       6.250          1,181.97
    SUPERIOR TOWNSH  MI   48198          5            01/17/03         00
    0415762467                           05           03/01/03          0
    0415762467                           O            02/01/33
    0


    8382987          E22/G02             F          170,910.00         ZZ
                                         360        170,910.00          1
                                       7.500          1,195.03         90
                                       7.250          1,195.03
    ANDOVER          KS   67002          2            01/04/03         01
    0415766310                           05           03/01/03         25
    0415766310                           N            02/01/33
    0


    8382991          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.250          1,354.58         57
                                       6.000          1,354.58
    DALLAS           TX   75208          5            01/17/03         00
    0415894849                           05           03/01/03          0
    0415894849                           O            02/01/33
    0


    8382995          E22/G02             F          367,200.00         ZZ
                                         360        367,200.00          1
                                       6.750          2,381.65         80
                                       6.500          2,381.65
    VENTURA          CA   93001          1            01/14/03         00
    0415895812                           05           03/01/03          0
    0415895812                           N            02/01/33
    0


    8383007          E22/G02             F           78,500.00         ZZ
                                         360         78,500.00          1
                                       6.250            483.34         90
                                       6.000            483.34
    KALAMAZOO        MI   49004          2            01/17/03         01
    0415916246                           05           03/01/03         25
1


    0415916246                           O            02/01/33
    0


    8383093          E82/G02             F          118,900.00         ZZ
                                         360        118,900.00          1
                                       6.625            761.33         80
                                       6.375            761.33
    MILWAUKEE        WI   53219          2            01/21/03         00
    0400762274                           05           03/01/03          0
    1829575                              O            02/01/33
    0


    8383109          E82/G02             F           60,100.00         ZZ
                                         360         60,100.00          2
                                       6.250            370.05         51
                                       6.000            370.05
    MOORHEAD         MN   56560          2            01/22/03         00
    0400756532                           05           03/01/03          0
    1628670                              O            02/01/33
    0


    8383135          E82/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       6.750            428.07         56
                                       6.500            428.07
    WOODSTOCK        GA   30189          2            01/23/03         00
    0400737391                           05           03/01/03          0
    0400737391                           N            02/01/33
    0


    8383153          E82/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.625            624.94         73
                                       6.375            624.94
    SOUTH OGDEN      UT   84405          2            01/21/03         00
    0400752861                           05           03/01/03          0
    1564910                              O            02/01/33
    0


    8383751          K60/G02             F          294,500.00         ZZ
                                         360        294,500.00          1
                                       6.500          1,861.44         95
                                       6.250          1,861.44
    EVERETT          MA   02149          1            01/22/03         04
    0435299839                           05           03/01/03         30
    73481                                O            02/01/33
    0


1


    8383779          N47/G02             F          175,000.00         ZZ
                                         360        175,000.00          2
                                       7.250          1,193.81         68
                                       7.000          1,193.81
    SAN DIEGO        CA   92105          5            01/09/03         00
    0435297395                           05           03/01/03          0
    30501062                             N            02/01/33
    0


    8383813          U05/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
                                       6.000          1,091.18         79
                                       5.750          1,091.18
    HAVERTOWN        PA   19083          5            01/09/03         00
    0435293196                           05           03/01/03          0
    3302469                              O            02/01/33
    0


    8383815          N47/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.375          1,871.61         44
                                       6.125          1,871.61
    SARATOGA         CA   95070          5            01/09/03         00
    0435318704                           09           03/01/03          0
    20502031                             O            02/01/33
    0


    8383837          U05/G02             F          122,900.00         ZZ
                                         360        122,900.00          1
                                       6.625            786.94         77
                                       6.375            786.94
    WINDHAM          ME   04062          2            01/09/03         00
    0435296611                           01           03/01/03          0
    3294429                              O            02/01/33
    0


    8383851          S11/G02             F          153,600.00         ZZ
                                         360        153,600.00          1
                                       6.000            920.91         80
                                       5.750            920.91
    NORWALK          CA   90650          5            01/13/03         00
    0435318308                           05           03/01/03          0
    10210193                             O            02/01/33
    0


    8383933          N74/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.875            604.37         80
                                       6.625            604.37
1


    NORTH WILKESBOR  NC   28659          5            01/17/03         00
    0435280722                           05           03/01/03          0
    0031538010                           O            02/01/33
    0


    8383939          K15/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       7.375            884.06         72
                                       7.125            884.06
    SHIRLEY          NY   11967          5            01/13/03         00
    0435288139                           05           03/01/03          0
    020705509072                         O            02/01/33
    0


    8383961          144/144             F          295,600.00         ZZ
                                         360        295,326.22          1
                                       6.375          1,844.16         80
                                       6.125          1,844.16
    EAST QUOGUE      NY   11942          1            12/17/02         00
    160707802                            05           02/01/03          0
    160707802                            N            01/01/33
    0


    8383987          S11/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.875          1,083.93         68
                                       6.625          1,083.93
    FORT BRAGG       CA   95437          5            01/14/03         00
    0435293212                           05           03/01/03          0
    10210345                             O            02/01/33
    0


    8383989          E47/G02             F          341,000.00         ZZ
                                         360        341,000.00          1
                                       6.375          2,127.40         80
                                       6.125          2,127.40
    TRACY            CA   95377          1            01/08/03         00
    0435289343                           05           03/01/03          0
    7359512044                           O            02/01/33
    0


    8384055          M27/G02             F          483,000.00         ZZ
                                         360        483,000.00          1
                                       6.500          3,052.89         61
                                       6.250          3,052.89
    CARY             NC   27511          5            01/16/03         00
    0435294160                           03           03/01/03          0
    0100129527                           O            02/01/33
    0
1




    8384255          U41/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       7.000            771.75         74
                                       6.750            771.75
    MADISON          WI   53713          5            01/20/03         00
    0435287263                           05           03/01/03          0
    BERRY6888                            O            02/01/33
    0


    8384259          H93/G02             F          159,100.00         ZZ
                                         360        159,100.00          1
                                       6.125            966.71         71
                                       5.875            966.71
    OKLAHOMA CITY    OK   73170          2            01/13/03         00
    0435290168                           05           03/01/03          0
    2002002245                           O            02/01/33
    0


    8384265          Q59/G02             F          245,000.00         ZZ
                                         360        244,789.06          1
                                       6.750          1,589.07         70
                                       6.500          1,589.07
    SANTA ANA        CA   92703          5            12/24/02         00
    0435316369                           05           02/01/03          0
    0000404152                           O            01/01/33
    0


    8384267          G34/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       7.000          2,128.97         80
                                       6.750          2,128.97
    EXCELSIOR        MN   55331          5            01/14/03         00
    0435297866                           05           03/01/03          0
    85212022                             O            02/01/33
    0


    8384551          X52/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.250            664.97         54
                                       6.000            664.97
    MARATHON         FL   33050          5            01/16/03         00
    0435289988                           05           03/01/03          0
    REPICKY                              O            02/01/33
    0


    8384595          U05/G02             F          156,000.00         ZZ
                                         360        156,000.00          1
1


                                       6.500            986.03         55
                                       6.250            986.03
    ORANGE           CA   92868          2            01/08/03         00
    0435318290                           05           03/01/03          0
    3291141                              O            02/01/33
    0


    8384819          U19/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
                                       7.500            804.10         66
                                       7.250            804.10
    DENVER           CO   80205          2            01/16/03         00
    0435297254                           07           03/01/03          0
    030110001                            N            02/01/33
    0


    8384837          N74/G02             F           65,500.00         ZZ
                                         240         65,366.44          1
                                       6.500            488.35         73
                                       6.250            488.35
    JONESVILLE       NC   28642          5            01/22/03         00
    0435279559                           05           02/27/03          0
    0031553010                           O            01/27/23
    0


    8384865          A21/G02             F          260,750.00         ZZ
                                         360        260,750.00          1
                                       6.875          1,712.95         77
                                       6.625          1,712.95
    CLIFFSIDE PARK   NJ   07010          2            01/10/03         00
    0435292198                           05           03/01/03          0
    0100134089                           O            02/01/33
    0


    8385161          X31/G02             F          185,250.00         ZZ
                                         360        185,250.00          2
                                       6.500          1,170.91         75
                                       6.250          1,170.91
    PORTLAND         OR   97217          5            01/15/03         00
    0435293840                           05           03/01/03          0
    59000239                             N            02/01/33
    0


    8385367          U05/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
                                       6.500            288.22         80
                                       6.250            288.22
    HOLLYWOOD        FL   33020          1            01/13/03         00
    0435344148                           01           03/01/03          0
1


    3295309                              N            02/01/33
    0


    8385553          U05/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
                                       6.750          1,070.19         95
                                       6.500          1,070.19
    HYATTSVILLE      MD   20785          5            01/15/03         04
    0435295324                           05           03/01/03         30
    3297320                              O            02/01/33
    0


    8385609          S11/G02             F          280,500.00         ZZ
                                         360        280,500.00          2
                                       6.250          1,727.09         73
                                       6.000          1,727.09
    FULLERTON        CA   92831          2            01/09/03         00
    0435290853                           05           03/01/03          0
    10210550                             O            02/01/33
    0


    8385625          S11/G02             F          314,000.00         ZZ
                                         360        314,000.00          1
                                       6.500          1,984.69         69
                                       6.250          1,984.69
    MISSION VIEJO    CA   92691          5            01/02/03         00
    0435290283                           03           03/01/03          0
    10320677                             O            02/01/33
    0


    8385701          405/405             F          384,450.00         ZZ
                                         360        384,102.45          1
                                       6.500          2,429.99         70
                                       6.000          2,429.99
    COROLLA          NC   27927          2            12/11/02         00
    0019657766                           05           02/01/03          0
    0019657766                           N            01/01/33
    0


    8386217          E82/G02             F           49,700.00         ZZ
                                         360         49,700.00          1
                                       6.250            306.01         43
                                       6.000            306.01
    HOLLYWOOD        FL   33021          2            01/23/03         00
    0400764296                           05           03/01/03          0
    0400764296                           O            02/01/33
    0


1


    8386225          E82/G02             F          195,500.00         ZZ
                                         360        195,500.00          1
                                       6.750          1,268.01         63
                                       6.500          1,268.01
    GRAND LEDGE      MI   48837          2            01/23/03         00
    0400758447                           05           03/01/03          0
    1901521                              O            02/01/33
    0


    8386241          E82/G02             F          158,800.00         ZZ
                                         360        158,800.00          1
                                       6.875          1,043.20         76
                                       6.625          1,043.20
    AUSTIN           TX   78737          2            01/23/03         00
    0400756839                           05           03/01/03          0
    3408582                              O            02/01/33
    0


    8386251          E82/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
                                       6.375            848.46         56
                                       6.125            848.46
    CAMBRIDGE        MN   55008          2            01/23/03         00
    0400762290                           05           03/01/03          0
    4997368                              O            02/01/33
    0


    8386257          E82/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       5.750            536.89         76
                                       5.500            536.89
    SEFFNER          FL   33584          2            01/23/03         00
    0400775029                           05           03/01/03          0
    1906978                              O            02/01/33
    0


    8386265          E82/G02             F          122,750.00         ZZ
                                         360        122,750.00          1
                                       7.250            837.37         80
                                       7.000            837.37
    COPPELL          TX   75019          2            01/15/03         00
    0400741286                           05           03/01/03          0
    5534278                              N            02/01/33
    0


    8386267          E82/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       7.250            982.33         80
                                       7.000            982.33
1


    COPPELL          TX   75019          2            01/24/03         00
    0400741294                           05           03/01/03          0
    5534277                              N            02/01/33
    0


    8386279          E22/G02             F          415,000.00         ZZ
                                         360        415,000.00          1
                                       6.375          2,589.06         77
                                       6.125          2,589.06
    LOS ANGELES      CA   90043          2            01/14/03         00
    0415468941                           05           03/01/03          0
    0415468941                           O            02/01/33
    0


    8386281          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.750            648.60         80
                                       6.500            648.60
    COLCHESTER       CT   06415          1            01/24/03         00
    0415478874                           05           03/01/03          0
    0415478874                           O            02/01/33
    0


    8386285          E22/G02             F          253,400.00         ZZ
                                         360        253,400.00          1
                                       6.375          1,580.89         78
                                       6.125          1,580.89
    MCKINNEY         TX   75070          2            01/20/03         00
    0415533652                           03           03/01/03          0
    0415533652                           O            02/01/33
    0


    8386287          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.250          1,231.43         80
                                       6.000          1,231.43
    SPICEWOOD        TX   78669          5            01/20/03         00
    0415548718                           05           03/01/03          0
    0415548718                           O            02/01/33
    0


    8386295          E22/G02             F           30,600.00         ZZ
                                         360         30,600.00          1
                                       7.750            219.22         90
                                       7.500            219.22
    BATON ROUGE      LA   70805          1            01/24/03         04
    0415588060                           05           03/01/03         25
    0415588060                           N            02/01/33
    0
1




    8386297          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.250            954.36         61
                                       6.000            954.36
    BOCA RATON       FL   33432          1            01/24/03         00
    0415622760                           06           03/01/03          0
    0415622760                           O            02/01/33
    0


    8386301          E22/G02             F          217,000.00         ZZ
                                         360        217,000.00          1
                                       6.875          1,425.54         74
                                       6.625          1,425.54
    CORONA           CA   92881          5            01/06/03         00
    0415677228                           05           03/01/03          0
    0415677228                           O            02/01/33
    0


    8386309          E22/G02             F          111,720.00         ZZ
                                         360        111,720.00          1
                                       6.750            724.61         95
                                       6.500            724.61
    FONTANA          CA   92335          1            01/15/03         04
    0415812064                           05           03/01/03         35
    0415812064                           O            02/01/33
    0


    8386311          E22/G02             F          210,510.00         ZZ
                                         360        210,510.00          1
                                       6.750          1,365.36         90
                                       6.500          1,365.36
    ELK GROVE        CA   95624          1            01/22/03         01
    0415815356                           05           03/01/03         30
    0415815356                           O            02/01/33
    0


    8386321          E22/G02             F           65,600.00         ZZ
                                         360         65,600.00          1
                                       6.750            425.48         80
                                       6.500            425.48
    PUEBLO           CO   81006          2            01/24/03         00
    0415836980                           05           03/01/03          0
    0415836980                           N            02/01/33
    0


    8386323          E22/G02             F          217,710.00         ZZ
                                         360        217,710.00          1
1


                                       6.750          1,412.06         90
                                       6.500          1,412.06
    LODI             CA   95242          1            01/16/03         04
    0415843465                           05           03/01/03         25
    0415843465                           N            02/01/33
    0


    8386325          E22/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
                                       6.250            745.02         79
                                       6.000            745.02
    MIAMI            FL   33144          2            01/17/03         00
    0415844786                           05           03/01/03          0
    0415844786                           O            02/01/33
    0


    8386327          E22/G02             F          299,700.00         ZZ
                                         360        299,700.00          1
                                       6.000          1,796.85         90
                                       5.750          1,796.85
    CONCORD          CA   94520          1            01/21/03         01
    0415856731                           05           03/01/03         25
    0415856731                           O            02/01/33
    0


    8386331          E22/G02             F          183,120.00         ZZ
                                         360        183,120.00          1
                                       7.000          1,218.30         80
                                       6.750          1,218.30
    CAMERON PARK     CA   95682          1            01/17/03         00
    0415863711                           09           03/01/03          0
    0415863711                           N            02/01/33
    0


    8386339          E22/G02             F          500,000.00         ZZ
                                         360        500,000.00          1
                                       6.125          3,038.05         63
                                       5.875          3,038.05
    ALAMEDA          CA   94501          1            01/17/03         00
    0415870773                           05           03/01/03          0
    0415870773                           O            02/01/33
    0


    8386341          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.375            729.93         93
                                       6.125            729.93
    BELDING          MI   48809          2            01/17/03         04
    0415872688                           05           03/01/03         30
1


    0415872688                           O            02/01/33
    0


    8386349          E22/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
                                       6.750            227.01         50
                                       6.500            227.01
    CARSON CITY      NV   89701          1            01/17/03         00
    0415891472                           01           03/01/03          0
    0415891472                           O            02/01/33
    0


    8386355          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.625            800.39         80
                                       6.375            800.39
    FLUSHING         MI   48433          5            01/20/03         00
    0415913334                           05           03/01/03          0
    0415913334                           O            02/01/33
    0


    8386361          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.000            718.53         75
                                       6.750            718.53
    WILMINGTON       NC   28403          2            01/23/03         00
    0415925130                           07           03/01/03          0
    0415925130                           N            02/01/33
    0


    8386363          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.000            718.53         75
                                       6.750            718.53
    WILMINGTON       NC   28403          2            01/23/03         00
    0415931989                           07           03/01/03          0
    0415931989                           N            02/01/33
    0


    8386383          E22/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
                                       6.500            805.89         75
                                       6.250            805.89
    MOBILE           AL   36605          2            01/24/03         00
    0415967025                           05           03/01/03          0
    0415967025                           N            02/01/33
    0


1


    8386409          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.875            656.93         63
                                       6.625            656.93
    COLORADO SPRING  CO   80903          5            01/24/03         00
    0415764406                           05           03/01/03          0
    0415764406                           N            02/01/33
    0


    8386417          E22/G02             F          177,600.00         ZZ
                                         360        177,600.00          2
                                       6.500          1,122.55         69
                                       6.250          1,122.55
    LOS ANGELES      CA   90016          5            01/10/03         00
    0415771518                           05           03/01/03          0
    0415771518                           O            02/01/33
    0


    8386419          E22/G02             F          477,600.00         ZZ
                                         360        477,600.00          1
                                       6.375          2,979.60         80
                                       6.125          2,979.60
    WHITE PLAINS     NY   10605          1            01/24/03         00
    0415779149                           05           03/01/03          0
    0415779149                           O            02/01/33
    0


    8386421          E22/G02             F          484,000.00         E
                                         360        484,000.00          1
                                       7.500          3,384.20         80
                                       7.250          3,384.20
    LOUISVILLE       CO   80027          1            01/24/03         00
    0415780675                           03           03/01/03          0
    0415780675                           O            02/01/33
    0


    8386493          E82/G02             F          169,800.00         ZZ
                                         360        169,800.00          1
                                       6.625          1,087.25         78
                                       6.375          1,087.25
    SCOTCH PLAINS    NJ   07076          2            01/20/03         00
    0400754172                           05           03/01/03          0
    6480344                              O            02/01/33
    0


    8386499          E82/G02             F          155,300.00         ZZ
                                         360        155,300.00          1
                                       6.375            968.87         70
                                       6.125            968.87
1


    LONG BEACH       CA   90815          2            01/16/03         00
    0400760112                           05           03/01/03          0
    1962842                              O            02/01/33
    0


    8386501          E82/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       6.500          1,137.72         80
                                       6.250          1,137.72
    MARION           MT   59925          2            01/20/03         00
    0400753208                           05           03/01/03          0
    4119421                              O            02/01/33
    0


    8386969          E45/G02             F          352,000.00         ZZ
                                         360        350,603.71          1
                                       6.500          2,224.88         80
                                       6.250          2,224.88
    O'FALLON         IL   62269          5            09/12/02         00
    0435323209                           05           11/01/02          0
    276821                               O            10/01/32
    0


    8387137          144/144             F          212,000.00         ZZ
                                         360        211,803.65          1
                                       6.375          1,322.60         80
                                       6.125          1,322.60
    KERHONKSON       NY   12446          1            12/16/02         00
    160707810                            05           02/01/03          0
    160707810                            O            01/01/33
    0


    8387181          M27/G02             F          273,000.00         ZZ
                                         360        273,000.00          1
                                       6.375          1,703.16         63
                                       6.125          1,703.16
    WILMINGTON       NC   28409          2            01/16/03         00
    0435315163                           03           03/01/03          0
    0100025203                           O            02/01/33
    0


    8387185          S11/G02             F          153,600.00         ZZ
                                         360        153,600.00          1
                                       6.500            970.86         80
                                       6.250            970.86
    LAKE FOREST      CA   92630          2            01/03/03         00
    0435294715                           01           03/01/03          0
    10210258                             O            02/01/33
    0
1




    8387189          975/G02             F          297,600.00         ZZ
                                         360        297,600.00          1
                                       6.375          1,856.64         80
                                       6.125          1,856.64
    DIAMOND BAR      CA   91765          5            01/02/03         00
    0435290754                           05           03/01/03          0
    2025764                              O            02/01/33
    0


    8387213          S43/G02             F           64,500.00         ZZ
                                         360         64,500.00          1
                                       6.500            407.68         50
                                       6.250            407.68
    ALBUQUERQUE      NM   87105          2            01/23/03         00
    0435297312                           05           03/01/03          0
    021908                               N            02/01/33
    0


    8387221          883/G02             F          300,700.00         ZZ
                                         360        300,700.00          1
                                       6.250          1,851.46         75
                                       6.000          1,851.46
    WOODBRIDGE       VA   22192          2            01/16/03         00
    0435296173                           05           03/01/03          0
    05020276                             O            02/01/33
    0


    8387225          R84/G02             F          449,500.00         ZZ
                                         360        449,500.00          1
                                       6.750          2,915.45         54
                                       6.500          2,915.45
    HOUSTON          TX   77024          5            01/07/03         00
    0435318100                           05           03/01/03          0
    0656542                              O            02/01/33
    0


    8387295          U19/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         80
                                       5.875          1,336.74
    LAKEWOOD         CO   80215          5            01/15/03         00
    0435325915                           05           03/01/03          0
    0212170001                           O            02/01/33
    0


    8387551          588/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
1


                                       6.375          2,433.09         78
                                       6.125          2,433.09
    SUMMIT CITY      NJ   07901          5            01/15/03         00
    0435295845                           05           03/01/03          0
    00010808623                          O            02/01/33
    0


    8387617          A06/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
                                       6.250          1,724.01         80
                                       6.000          1,724.01
    WATERFORD        MI   48327          5            01/21/03         00
    0435292933                           05           03/01/03          0
    021000020233615                      O            02/01/33
    0


    8387623          E11/G02             F          118,800.00         ZZ
                                         360        118,800.00          1
                                       6.375            741.16         90
                                       6.125            741.16
    COLUMBIA HEIGHT  MN   55421          1            01/16/03         04
    0435291844                           05           03/01/03         25
    30010532                             O            02/01/33
    0


    8387635          758/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.750            596.71         51
                                       6.500            596.71
    CONROE           TX   77385          5            01/13/03         00
    0435318621                           05           03/01/03          0
    330673                               O            02/01/33
    0


    8387651          N74/G02             F          160,000.00         ZZ
                                         300        160,000.00          1
                                       6.625          1,092.86         80
                                       6.375          1,092.86
    HIGH POINT       NC   27265          5            01/23/03         00
    0435316476                           05           03/01/03          0
    0031567011                           O            02/01/28
    0


    8387653          X64/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
                                       6.500            922.82        100
                                       6.250            922.82
    REDFORD          MI   48239          2            01/17/03         10
    0435287560                           05           03/01/03         35
1


    0000002545                           O            02/01/33
    0


    8387683          X67/G02             F          300,700.00         ZZ
                                         360        300,700.00          2
                                       7.375          2,076.86         76
                                       7.125          2,076.86
    EVERETT          MA   02149          2            01/15/03         00
    0435293915                           05           03/01/03          0
    00241486                             O            02/01/33
    0


    8387697          U35/G02             F           76,950.00         ZZ
                                         360         76,950.00          1
                                       6.625            492.72         95
                                       6.375            492.72
    EAST MOLINE      IL   61244          1            01/23/03         02
    0435305560                           05           03/01/03         30
    75984001                             O            02/01/33
    0


    8387703          X19/G02             F          281,250.00         ZZ
                                         360        281,250.00          3
                                       6.625          1,800.87         75
                                       6.375          1,800.87
    NEW YORK         NY   10461          1            01/27/03         00
    0435305701                           05           03/01/03          0
    22111501                             O            02/01/33
    0


    8387717          T44/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.500            728.14         80
                                       6.250            728.14
    TEHACHAPI        CA   93561          5            01/09/03         00
    0435289533                           03           03/01/03          0
    1063456                              O            02/01/33
    0


    8387725          Q14/G02             F           38,000.00         ZZ
                                         360         38,000.00          1
                                       6.750            246.47         55
                                       6.500            246.47
    KANSAS CITY      KS   66112          2            01/16/03         00
    0435294988                           07           03/01/03          0
    0000210772                           N            02/01/33
    0


1


    8387771          A06/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
                                       6.250          1,379.21         80
                                       6.000          1,379.21
    HOWELL           MI   48855          5            01/17/03         00
    0435297841                           05           03/01/03          0
    035000020232572                      O            02/01/33
    0


    8387885          K15/G02             F          100,300.00         ZZ
                                         360        100,300.00          1
                                       6.625            642.23         85
                                       6.375            642.23
    GREENVILLE       SC   29605          5            01/17/03         41
    0435295589                           05           03/01/03         12
    002035505784                         O            02/01/33
    0


    8388047          K15/G02             F          107,100.00         ZZ
                                         360        107,100.00          1
                                       7.375            739.71         85
                                       7.125            739.71
    WENTWORTH        NH   03282          5            01/10/03         41
    0435295431                           05           03/01/03         12
    033305508878                         O            02/01/33
    0


    8388253          A06/G02             F           80,000.00         T
                                         360         80,000.00          1
                                       7.250            545.75         67
                                       7.000            545.75
    ANN ARBOR        MI   48104          5            01/23/03         00
    0435288659                           06           03/01/03          0
    001000010202112                      O            02/01/33
    0


    8388297          M96/G02             F          185,500.00         ZZ
                                         360        185,500.00          1
                                       6.375          1,157.28         76
                                       6.125          1,157.28
    BATTLE CREEK     MI   49014          2            01/15/03         00
    0435325527                           05           03/01/03          0
    200202970                            O            02/01/33
    0


    8388343          F36/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.500            616.27         75
                                       6.250            616.27
1


    WOODLAND         WA   98674          2            01/17/03         00
    0435293600                           05           03/01/03          0
    06505622                             N            02/01/33
    0


    8388379          E45/G02             F          152,000.00         ZZ
                                         360        151,633.18          2
                                       7.125          1,024.05         83
                                       6.875          1,024.05
    ATLANTA          GA   30318          2            10/24/02         11
    0435331384                           05           12/01/02         20
    281187                               N            11/01/32
    0


    8388529          U05/G02             F          340,000.00         ZZ
                                         360        340,000.00          1
                                       6.125          2,065.88         80
                                       5.875          2,065.88
    SANTA CLARITA A  CA   91390          5            01/13/03         00
    0435318084                           05           03/01/03          0
    3296655                              O            02/01/33
    0


    8388647          144/144             F          175,000.00         ZZ
                                         360        174,825.79          1
                                       6.000          1,049.21         69
                                       5.750          1,049.21
    KINGSTON         NY   12401          5            12/27/02         00
    160709154                            05           02/01/03          0
    160709154                            O            01/01/33
    0


    8388857          W68/G02             F          107,510.00         ZZ
                                         360        107,510.00          1
                                       6.625            688.40         64
                                       6.375            688.40
    WAXAHACHIE       TX   75165          2            01/09/03         00
    0435335336                           05           03/01/03          0
    32488                                O            02/01/33
    0


    8389271          356/356             F          495,000.00         ZZ
                                         360        495,000.00          1
                                       6.750          3,210.57         80
                                       6.500          3,210.57
    FREEMONT         CA   94536          5            12/31/02         00
    28975233                             05           03/01/03          0
    28975233                             O            02/01/33
    0
1




    8390145          K15/G02             F          105,200.00         ZZ
                                         360        105,200.00          1
                                       7.625            744.60         88
                                       7.375            744.60
    MILFORD          CT   06460          5            01/10/03         41
    0435295704                           01           03/01/03         25
    037405506258                         O            02/01/33
    0


    8392749          E22/G02             F          204,800.00         ZZ
                                         360        204,800.00          1
                                       6.250          1,260.99         80
                                       6.000          1,260.99
    CHULA VISTA      CA   91910          5            01/22/03         00
    0415471705                           09           03/01/03          0
    0415471705                           O            02/01/33
    0


    8392763          E22/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       6.125            647.11         72
                                       5.875            647.11
    PLANO            TX   75075          2            01/21/03         00
    0415556976                           05           03/01/03          0
    0415556976                           O            02/01/33
    0


    8392765          E22/G02             F           60,800.00         ZZ
                                         360         60,800.00          1
                                       6.500            384.30         95
                                       6.250            384.30
    MEMPHIS          TN   38109          2            01/22/03         10
    0415565498                           05           03/01/03         30
    0415565498                           O            02/01/33
    0


    8392773          E22/G02             F          297,500.00         ZZ
                                         360        297,500.00          1
                                       6.125          1,807.64         49
                                       5.875          1,807.64
    CELINA           TX   75009          2            01/21/03         00
    0415627348                           03           03/01/03          0
    0415627348                           O            02/01/33
    0


    8392775          E22/G02             F           82,000.00         ZZ
                                         240         82,000.00          1
1


                                       6.125            593.40         72
                                       5.875            593.40
    CLEVELAND        TN   37323          5            01/22/03         00
    0415648765                           05           03/01/03          0
    0415648765                           O            02/01/23
    0


    8392789          E22/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
                                       6.500            809.05         80
                                       6.250            809.05
    WILMINGTON       NC   28409          2            01/22/03         00
    0415679307                           05           03/01/03          0
    0415679307                           O            02/01/33
    0


    8392813          E22/G02             F          234,400.00         ZZ
                                         360        234,400.00          1
                                       6.250          1,443.24         80
                                       6.000          1,443.24
    WINDSOR          CA   95492          2            12/27/02         00
    0415693548                           05           03/01/03          0
    0415693548                           O            02/01/33
    0


    8392815          E22/G02             F          237,100.00         ZZ
                                         360        237,100.00          3
                                       6.500          1,498.63         70
                                       6.250          1,498.63
    LYNN             MA   01902          5            01/21/03         00
    0415698703                           05           03/01/03          0
    0415698703                           O            02/01/33
    0


    8392829          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.500            834.33         69
                                       6.250            834.33
    HAWTHORNE        CA   90250          5            01/16/03         00
    0415728757                           01           03/01/03          0
    0415728757                           O            02/01/33
    0


    8392831          E22/G02             F          305,000.00         ZZ
                                         360        305,000.00          1
                                       6.750          1,978.22         80
                                       6.500          1,978.22
    WEST GREENWICH   RI   02817          5            01/21/03         00
    0415734771                           05           03/01/03          0
1


    0415734771                           O            02/01/33
    0


    8392841          E22/G02             F           26,250.00         ZZ
                                         360         26,250.00          1
                                       7.750            188.06         75
                                       7.500            188.06
    SYLACAUGA        AL   35150          1            01/27/03         00
    0415757657                           05           03/01/03          0
    0415757657                           N            02/01/33
    0


    8392853          E22/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
                                       6.375            833.49         80
                                       6.125            833.49
    FLOWER MOUND     TX   75028          5            01/22/03         00
    0415766237                           05           03/01/03          0
    0415766237                           O            02/01/33
    0


    8392855          E22/G02             F          550,000.00         T
                                         360        550,000.00          1
                                       6.500          3,476.37         62
                                       6.250          3,476.37
    LAVALLETTE       NJ   08735          5            01/27/03         00
    0415768431                           05           03/01/03          0
    0415768431                           O            02/01/33
    0


    8392857          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.125            454.76         75
                                       6.875            454.76
    LOUISVILLE       KY   40219          2            01/27/03         00
    0415768662                           05           03/01/03          0
    0415768662                           N            02/01/33
    0


    8392859          E22/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
                                       6.375            588.93         80
                                       6.125            588.93
    CANON CITY       CO   81212          2            01/21/03         00
    0415769819                           05           03/01/03          0
    0415769819                           O            02/01/33
    0


1


    8392863          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.125            458.13         79
                                       6.875            458.13
    LOUISVILLE       KY   40219          2            01/27/03         00
    0415770460                           05           03/01/03          0
    0415770460                           N            02/01/33
    0


    8392865          E22/G02             F           71,200.00         ZZ
                                         360         71,200.00          1
                                       7.125            479.69         80
                                       6.875            479.69
    LOUISVILLE       KY   40212          2            01/27/03         00
    0415771252                           05           03/01/03          0
    0415771252                           N            02/01/33
    0


    8392867          E22/G02             F           89,000.00         ZZ
                                         360         89,000.00          1
                                       7.125            599.61         75
                                       6.875            599.61
    LOUISVILLE       KY   40223          2            01/27/03         00
    0415774587                           05           03/01/03          0
    0415774587                           N            02/01/33
    0


    8392869          E22/G02             F           94,050.00         ZZ
                                         360         94,050.00          4
                                       6.750            610.01         90
                                       6.500            610.01
    LUDINGTON        MI   49431          1            01/27/03         01
    0415775121                           05           03/01/03         25
    0415775121                           N            02/01/33
    0


    8392871          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.250          1,970.30         80
                                       6.000          1,970.30
    BENICIA          CA   94510          1            01/07/03         00
    0415775436                           05           03/01/03          0
    0415775436                           O            02/01/33
    0


    8392877          E22/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
                                       6.625            655.68         80
                                       6.375            655.68
1


    BIRMINGHAM       AL   35235          5            01/22/03         00
    0415779263                           05           03/01/03          0
    0415779263                           O            02/01/33
    0


    8392913          E22/G02             F           97,750.00         ZZ
                                         360         97,750.00          1
                                       6.875            642.15         85
                                       6.625            642.15
    WEST PALM BEACH  FL   33413          5            01/22/03         10
    0415810266                           05           03/01/03         12
    0415810266                           O            02/01/33
    0


    8392923          E22/G02             F          390,000.00         ZZ
                                         360        390,000.00          1
                                       6.375          2,433.09         64
                                       6.125          2,433.09
    PEORIA           AZ   85381          5            01/16/03         00
    0415816479                           05           03/01/03          0
    0415816479                           O            02/01/33
    0


    8392929          E22/G02             F          195,000.00         ZZ
                                         360        195,000.00          1
                                       6.750          1,264.77         80
                                       6.500          1,264.77
    AURORA           CO   80012          5            01/21/03         00
    0415818426                           05           03/01/03          0
    0415818426                           O            02/01/33
    0


    8392943          E22/G02             F          416,000.00         ZZ
                                         360        416,000.00          1
                                       6.125          2,527.66         65
                                       5.875          2,527.66
    MISSOULA         MT   59803          5            01/21/03         00
    0415833417                           05           03/01/03          0
    0415833417                           O            02/01/33
    0


    8392961          E22/G02             F          149,600.00         ZZ
                                         360        149,600.00          1
                                       6.500            945.57         80
                                       6.250            945.57
    REPUBLIC         MO   65738          5            01/16/03         00
    0415845841                           05           03/01/03          0
    0415845841                           O            02/01/33
    0
1




    8392965          E22/G02             F          261,250.00         ZZ
                                         360        261,250.00          1
                                       6.750          1,694.46         94
                                       6.500          1,694.46
    DOVER            NJ   07801          5            01/21/03         10
    0415849736                           05           03/01/03         30
    0415849736                           O            02/01/33
    0


    8392967          E22/G02             F          560,000.00         ZZ
                                         360        560,000.00          1
                                       6.250          3,448.02         75
                                       6.000          3,448.02
    OAK PARK         IL   60302          5            01/22/03         00
    0415850635                           05           03/01/03          0
    0415850635                           O            02/01/33
    0


    8392973          E22/G02             F           92,800.00         T
                                         360         92,800.00          1
                                       6.125            563.86         80
                                       5.875            563.86
    KEIZER           OR   97303          1            01/21/03         00
    0415852474                           05           03/01/03          0
    0415852474                           O            02/01/33
    0


    8392975          E22/G02             F          216,000.00         ZZ
                                         360        216,000.00          3
                                       6.875          1,418.97         66
                                       6.625          1,418.97
    ROSELLE PARK     NJ   07204          5            01/22/03         00
    0415854553                           05           03/01/03          0
    0415854553                           O            02/01/33
    0


    8392977          E22/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
                                       6.000          1,750.69         80
                                       5.750          1,750.69
    PLACENTIA        CA   92870          2            01/11/03         00
    0415855170                           05           03/01/03          0
    0415855170                           O            02/01/33
    0


    8392995          E22/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
1


                                       6.750          2,438.73         85
                                       6.500          2,438.73
    HIGHLANDS RANCH  CO   80130          2            01/22/03         01
    0415868579                           05           03/01/03         12
    0415868579                           O            02/01/33
    0


    8393023          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.125          1,847.14         80
                                       5.875          1,847.14
    THAYNE           WY   83127          5            01/22/03         00
    0415924869                           05           03/01/03          0
    0415924869                           O            02/01/33
    0


    8393033          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.250          1,385.36         90
                                       6.000          1,385.36
    ELK GROVE        CA   95624          5            01/17/03         04
    0415936202                           05           03/01/03         25
    0415936202                           O            02/01/33
    0


    8393037          E22/G02             F          235,300.00         ZZ
                                         360        235,300.00          1
                                       5.875          1,391.89         74
                                       5.625          1,391.89
    SOUTH LAKE TAHO  CA   96150          2            01/17/03         00
    0415948009                           05           03/01/03          0
    0415948009                           O            02/01/33
    0


    8393049          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.750            466.99         80
                                       6.500            466.99
    SAN ANTONIO      TX   78218          5            01/20/03         00
    0415299411                           05           03/01/03          0
    0415299411                           O            02/01/33
    0


    8393077          E82/G02             F          158,250.00         ZZ
                                         360        158,250.00          1
                                       6.375            987.27         47
                                       6.125            987.27
    ROCKLIN          CA   95765          2            01/22/03         00
    0400758322                           05           03/01/03          0
1


    1760492                              O            02/01/33
    0


    8393109          E82/G02             F          101,700.00         ZZ
                                         360        101,700.00          4
                                       6.750            659.62         37
                                       6.500            659.62
    WEST ORANGE      NJ   07052          2            01/24/03         00
    0400722245                           05           03/01/03          0
    0400722245                           O            02/01/33
    0


    8393111          E82/G02             F           88,400.00         ZZ
                                         360         88,400.00          1
                                       6.375            551.50         51
                                       6.125            551.50
    FORKED ROAD      NJ   08731          2            01/24/03         00
    0400762068                           05           03/01/03          0
    0400762068                           O            02/01/33
    0


    8393115          E82/G02             F          329,900.00         ZZ
                                         360        329,900.00          1
                                       6.625          2,112.39         75
                                       6.375          2,112.39
    STEVENSON RANCH  CA   91381          2            01/21/03         00
    0400771101                           05           03/01/03          0
    7663939                              O            02/01/33
    0


    8393143          E82/G02             F          145,300.00         ZZ
                                         360        145,300.00          1
                                       6.625            930.37         71
                                       6.375            930.37
    FORT WORTH       TX   76110          2            01/24/03         00
    0400745063                           05           03/01/03          0
    0400745063                           O            02/01/33
    0


    8393145          E82/G02             F           98,500.00         ZZ
                                         360         98,500.00          1
                                       6.375            614.51         62
                                       6.125            614.51
    RIO RANCHO       NM   87124          2            01/24/03         00
    0400763520                           05           03/01/03          0
    3232415                              O            02/01/33
    0


1


    8393151          E82/G02             F          100,700.00         ZZ
                                         360        100,700.00          1
                                       6.375            628.24         60
                                       6.125            628.24
    UKIAH            CA   95482          2            01/21/03         00
    0400755898                           05           03/01/03          0
    1676489                              O            02/01/33
    0


    8393171          E82/G02             F          368,000.00         ZZ
                                         360        368,000.00          1
                                       6.250          2,265.84         80
                                       6.000          2,265.84
    HERNDON          VA   20170          5            01/24/03         00
    0400768578                           03           03/01/03          0
    0400768578                           O            02/01/33
    0


    8393739          M27/G02             F          200,000.00         ZZ
                                         240        200,000.00          1
                                       6.375          1,476.46         79
                                       6.125          1,476.46
    WAKE FOREST      NC   27587          5            01/21/03         00
    0435297627                           05           03/01/03          0
    0100020165                           O            02/01/23
    0


    8393741          S11/G02             F          231,000.00         ZZ
                                         360        231,000.00          1
                                       6.000          1,384.96         75
                                       5.750          1,384.96
    GARDEN GROVE     CA   92840          5            01/10/03         00
    0435294525                           05           03/01/03          0
    10210341                             O            02/01/33
    0


    8393745          M27/G02             F           83,500.00         ZZ
                                         360         83,500.00          1
                                       6.375            520.93         77
                                       6.125            520.93
    WILMINGTON       NC   28411          5            01/22/03         00
    0435329933                           03           03/01/03          0
    0100025215                           O            02/01/33
    0


    8393765          S11/G02             F          152,750.00         ZZ
                                         360        152,750.00          1
                                       6.250            940.51         65
                                       6.000            940.51
1


    BELLFLOWER       CA   90706          5            01/16/03         00
    0435317474                           05           03/01/03          0
    10210584                             O            02/01/33
    0


    8393895          N74/G02             F          191,000.00         ZZ
                                         360        191,000.00          3
                                       7.250          1,302.96         85
                                       7.000          1,302.96
    WEST PALM BEACH  FL   33407          5            01/24/03         10
    0435316419                           05           03/01/03         25
    0031576010                           O            02/01/33
    0


    8393955          N34/G02             F          118,000.00         T
                                         360        118,000.00          1
                                       6.875            775.18         64
                                       6.625            775.18
    PLAINFIELD       IL   60544          5            01/21/03         00
    0435299664                           05           03/01/03          0
    97401301                             O            02/01/33
    0


    8393991          W77/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
                                       6.625            710.75         74
                                       6.375            710.75
    AUSTIN           TX   78737          5            01/14/03         00
    0435299979                           05           03/01/03          0
    W0301006                             O            02/01/33
    0


    8394069          Q14/G02             F          232,200.00         ZZ
                                         360        232,200.00          1
                                       6.250          1,429.70         78
                                       6.000          1,429.70
    SCOTTSDALE       AZ   85260          2            01/21/03         00
    0435285077                           05           03/01/03          0
    00000311016                          O            02/01/33
    0


    8394093          T09/G02             F          123,750.00         ZZ
                                         360        123,750.00          1
                                       6.375            772.04         75
                                       6.125            772.04
    SANTA MARIA      CA   93455          1            01/16/03         00
    0435319934                           01           03/01/03          0
    2002237300                           N            02/01/33
    0
1




    8394097          A21/G02             F          239,500.00         ZZ
                                         360        239,500.00          1
                                       6.500          1,513.81         80
                                       6.250          1,513.81
    BERGENFIELD      NJ   07621          2            01/17/03         00
    0435294020                           05           03/01/03          0
    0100134103                           O            02/01/33
    0


    8394107          T09/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.500          2,022.62         80
                                       6.250          2,022.62
    NIPOMO           CA   93444          1            01/09/03         00
    0435305842                           05           03/01/03          0
    2002260000                           N            02/01/33
    0


    8394117          U87/G02             F          431,000.00         ZZ
                                         360        431,000.00          1
                                       6.625          2,759.74         75
                                       6.375          2,759.74
    LAKE FOREST      CA   92679          5            01/24/03         00
    0435325477                           03           03/01/03          0
    4920                                 O            02/01/33
    0


    8394131          R26/G02             F          322,700.00         T
                                         360        322,700.00          1
                                       6.125          1,960.76         48
                                       5.875          1,960.76
    THE DALLES       OR   97058          5            01/10/03         00
    0435286067                           05           03/01/03          0
    0005764000                           O            02/01/33
    0


    8394189          G51/G02             F          168,000.00         ZZ
                                         360        168,000.00          1
                                       6.375          1,048.11         70
                                       6.125          1,048.11
    CENTENIAL        CO   80121          5            01/23/03         00
    0435334040                           03           03/01/03          0
    11000152                             O            02/01/33
    0


    8394219          E77/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
1


                                       6.750          1,556.64         80
                                       6.500          1,556.64
    CROFTON          MD   21114          5            01/15/03         00
    0435305537                           05           03/01/03          0
    1080002952                           O            02/01/33
    0


    8394245          U19/G02             F          207,000.00         ZZ
                                         360        207,000.00          1
                                       6.375          1,291.41         80
                                       6.125          1,291.41
    GILBERT          AZ   85296          2            01/02/03         00
    0435340955                           03           03/01/03          0
    0212200002                           O            02/01/33
    0


    8394305          A52/G02             F          114,300.00         ZZ
                                         360        114,300.00          1
                                       7.500            799.20         90
                                       7.250            799.20
    ATLANTA          GA   30308          1            01/24/03         11
    0435295019                           01           03/01/03         25
    23114                                N            02/01/33
    0


    8394413          H81/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       7.125            727.62         80
                                       6.875            727.62
    WEST ALLIS       WI   53214          5            01/16/03         00
    0435303987                           05           03/01/03          0
    WH17671                              O            02/01/33
    0


    8394455          W51/G02             F          121,500.00         ZZ
                                         360        121,412.06          1
                                       7.625            859.97         90
                                       7.375            859.97
    STONE MOUNTAIN   GA   30087          1            12/20/02         10
    0435297239                           05           02/01/03         30
    6814                                 N            01/01/33
    0


    8394471          K15/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
                                       7.500            716.00         90
                                       7.250            716.00
    BOISE            ID   83704          5            01/13/03         41
    0435298757                           05           03/01/03         25
1


    0301505709                           O            02/01/33
    0


    8394491          L20/G02             F          322,400.00         ZZ
                                         360        322,400.00          1
                                       6.000          1,932.95         80
                                       5.750          1,932.95
    EAGLE            ID   83616          5            01/22/03         00
    0435303763                           05           03/01/03          0
    11581120625                          O            02/01/33
    0


    8394577          U05/G02             F          358,500.00         ZZ
                                         360        358,500.00          1
                                       7.250          2,445.60         77
                                       7.000          2,445.60
    NEW BRAUNFELS    TX   78130          5            01/15/03         00
    0435316716                           05           03/01/03          0
    3294435                              O            02/01/33
    0


    8394579          P59/G02             F          126,675.00         ZZ
                                         360        126,573.70          4
                                       7.125            853.43         90
                                       6.875            853.43
    BAKERSFIELD      CA   93308          1            12/30/02         01
    0435294343                           05           02/01/03         25
    005169                               N            01/01/33
    0


    8394595          F89/G02             F          247,200.00         ZZ
                                         360        247,200.00          1
                                       6.750          1,603.33         80
                                       6.500          1,603.33
    FULLERTON        CA   92833          5            01/16/03         00
    0435307137                           05           03/01/03          0
    25090                                O            02/01/33
    0


    8394615          S27/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       7.000            778.41         75
                                       6.750            778.41
    WASHINGTON       DC   20002          5            01/23/03         00
    0435305412                           05           03/01/03          0
    1020006039                           N            02/01/33
    0


1


    8394617          F89/G02             F          406,000.00         ZZ
                                         360        406,000.00          1
                                       6.125          2,466.90         80
                                       5.875          2,466.90
    SANTA CLARITA    CA   91354          2            01/15/03         00
    0435311196                           03           03/01/03          0
    16826937                             O            02/01/33
    0


    8394739          A06/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       7.250            613.96         79
                                       7.000            613.96
    SOUTHFIELD       MI   48034          2            01/21/03         00
    0435313036                           05           03/01/03          0
    021000020232575                      O            02/01/33
    0


    8395181          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.500            796.41         72
                                       6.250            796.41
    SAN DIEGO        CA   92154          5            01/17/03         00
    0415569011                           01           03/01/03          0
    0415569011                           O            02/01/33
    0


    8395207          E22/G02             F          204,800.00         ZZ
                                         360        204,627.94          1
                                       6.875          1,345.39         80
                                       6.625          1,345.39
    DEXTER           MI   48130          1            12/27/02         00
    0415674183                           05           02/01/03          0
    0415674183                           N            01/01/33
    0


    8395217          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.375            748.64         54
                                       6.125            748.64
    KENT             WA   98032          5            01/21/03         00
    0415707454                           05           03/01/03          0
    0415707454                           O            02/01/33
    0


    8395221          E22/G02             F          365,000.00         ZZ
                                         360        365,000.00          1
                                       6.000          2,188.36         75
                                       5.750          2,188.36
1


    ROXBURY TOWNSHI  NJ   07876          5            01/23/03         00
    0415711456                           05           03/01/03          0
    0415711456                           O            02/01/33
    0


    8395241          E22/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
                                       6.250          3,694.30         80
                                       6.000          3,694.30
    ALLEN            TX   75002          5            01/22/03         00
    0415746775                           05           03/01/03          0
    0415746775                           O            02/01/33
    0


    8395255          E22/G02             F           37,875.00         ZZ
                                         360         37,875.00          1
                                       7.750            271.34         75
                                       7.500            271.34
    MONTGOMERY       AL   36105          2            01/28/03         00
    0415765924                           05           03/01/03          0
    0415765924                           N            02/01/33
    0


    8395259          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       6.375            449.19         90
                                       6.125            449.19
    NEW ORLEANS      LA   70117          2            01/27/03         01
    0415778497                           05           03/01/03         25
    0415778497                           N            02/01/33
    0


    8395261          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.250            720.39         90
                                       6.000            720.39
    WEST JORDAN      UT   84084          2            01/23/03         04
    0415782002                           05           03/01/03         25
    0415782002                           N            02/01/33
    0


    8395263          E22/G02             F          132,300.00         ZZ
                                         360        132,300.00          1
                                       6.250            814.59         90
                                       6.000            814.59
    WEST JORDAN      UT   84084          2            01/23/03         04
    0415782069                           05           03/01/03         25
    0415782069                           N            02/01/33
    0
1




    8395265          E22/G02             F          114,000.00         ZZ
                                         360        114,000.00          1
                                       7.500            797.10         87
                                       7.250            797.10
    LEE'S SUMMIT     MO   64086          2            01/23/03         01
    0415782127                           05           03/01/03         25
    0415782127                           O            02/01/33
    0


    8395269          E22/G02             F          120,600.00         ZZ
                                         360        120,600.00          1
                                       6.250            742.55         90
                                       6.000            742.55
    WEST JORDAN      UT   84084          2            01/23/03         04
    0415782341                           05           03/01/03         25
    0415782341                           N            02/01/33
    0


    8395271          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.250            664.97         90
                                       6.000            664.97
    WEST VALLEY CIT  UT   84128          2            01/23/03         04
    0415782598                           05           03/01/03         25
    0415782598                           N            02/01/33
    0


    8395273          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
                                       6.375          1,996.38         78
                                       6.125          1,996.38
    AUSTIN           TX   78746          5            01/23/03         00
    0415785484                           05           03/01/03          0
    0415785484                           O            02/01/33
    0


    8395275          E22/G02             F          102,600.00         T
                                         360        102,600.00          1
                                       7.000            682.60         85
                                       6.750            682.60
    POMPANO BEACH    FL   33068          1            01/27/03         04
    0415787969                           05           03/01/03         20
    0415787969                           O            02/01/33
    0


    8395279          E22/G02             F          218,000.00         ZZ
                                         240        218,000.00          1
1


                                       6.500          1,625.35         62
                                       6.250          1,625.35
    WEST ORANGE      NJ   07052          5            01/23/03         00
    0415792183                           05           03/01/03          0
    0415792183                           O            02/01/23
    0


    8395283          E22/G02             F          297,000.00         ZZ
                                         360        297,000.00          1
                                       6.500          1,877.24         90
                                       6.250          1,877.24
    RIVERSIDE        CA   92501          1            01/09/03         04
    0415793512                           05           03/01/03         25
    0415793512                           O            02/01/33
    0


    8395285          E22/G02             F          117,600.00         ZZ
                                         360        117,600.00          1
                                       6.250            724.08         80
                                       6.000            724.08
    SAINT CHARLES    MO   63303          5            01/23/03         00
    0415800432                           05           03/01/03          0
    0415800432                           O            02/01/33
    0


    8395291          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.375            530.29         43
                                       6.125            530.29
    WATSONVILLE      CA   95076          5            01/21/03         00
    0415814284                           05           03/01/03          0
    0415814284                           N            02/01/33
    0


    8395301          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          2
                                       6.250          1,662.44         68
                                       6.000          1,662.44
    CHULA VISTA      CA   91910          5            01/22/03         00
    0415826767                           05           03/01/03          0
    0415826767                           O            02/01/33
    0


    8395305          E22/G02             F          169,600.00         ZZ
                                         360        169,600.00          1
                                       6.250          1,044.26         80
                                       6.000          1,044.26
    HARWOOD HEIGHTS  IL   60706          1            01/28/03         00
    0415831593                           05           03/01/03          0
1


    0415831593                           O            02/01/33
    0


    8395307          E22/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
                                       6.500            821.69         57
                                       6.250            821.69
    SAN DIEGO        CA   92126          5            01/15/03         00
    0415843671                           01           03/01/03          0
    0415843671                           O            02/01/33
    0


    8395319          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       5.875            851.81         90
                                       5.625            851.81
    GATLINBURG       TN   37738          1            01/28/03         04
    0415854264                           05           03/01/03         25
    0415854264                           O            02/01/33
    0


    8395331          E22/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
                                       6.250          1,520.82         71
                                       6.000          1,520.82
    SAN LEANDRO      CA   94577          5            01/10/03         00
    0415860774                           05           03/01/03          0
    0415860774                           O            02/01/33
    0


    8395343          E22/G02             F          281,000.00         ZZ
                                         360        281,000.00          1
                                       6.750          1,822.56         74
                                       6.500          1,822.56
    LIVERMORE        CA   94550          5            01/16/03         00
    0415873249                           05           03/01/03          0
    0415873249                           O            02/01/33
    0


    8395349          E22/G02             F          374,000.00         ZZ
                                         360        374,000.00          1
                                       6.250          2,302.78         70
                                       6.000          2,302.78
    SAN FRANCISCO    CA   94124          5            01/17/03         00
    0415878289                           09           03/01/03          0
    0415878289                           O            02/01/33
    0


1


    8395367          E22/G02             F           56,000.00         ZZ
                                         360         56,000.00          1
                                       7.750            401.19         80
                                       7.500            401.19
    MONTGOMERY       AL   36111          2            01/28/03         00
    0415898360                           05           03/01/03          0
    0415898360                           N            02/01/33
    0


    8395371          E22/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
                                       6.250            778.27         80
                                       6.000            778.27
    DAYTON           NV   89403          1            01/22/03         00
    0415903434                           05           03/01/03          0
    0415903434                           O            02/01/33
    0


    8395375          E22/G02             F          183,000.00         ZZ
                                         360        183,000.00          1
                                       6.375          1,141.68         80
                                       6.125          1,141.68
    CASTLE ROCK      CO   80104          5            01/23/03         00
    0415911551                           05           03/01/03          0
    0415911551                           O            02/01/33
    0


    8395383          E22/G02             F          100,800.00         ZZ
                                         360        100,800.00          1
                                       6.500            637.12         80
                                       6.250            637.12
    CASPER           WY   82604          5            01/17/03         00
    0415921212                           05           03/01/03          0
    0415921212                           O            02/01/33
    0


    8395385          E22/G02             F          122,400.00         ZZ
                                         360        122,400.00          2
                                       6.875            804.08         80
                                       6.625            804.08
    OREM             UT   84057          2            01/23/03         00
    0415923473                           05           03/01/03          0
    0415923473                           N            02/01/33
    0


    8395387          E22/G02             F          264,600.00         ZZ
                                         360        264,600.00          2
                                       6.500          1,672.45         70
                                       6.250          1,672.45
1


    UNION CITY       NJ   07087          5            01/23/03         00
    0415924018                           05           03/01/03          0
    0415924018                           O            02/01/33
    0


    8395391          E22/G02             F          295,000.00         ZZ
                                         360        295,000.00          1
                                       6.250          1,816.37         63
                                       6.000          1,816.37
    SAN FRANCISCO    CA   94112          1            01/21/03         00
    0415926039                           07           03/01/03          0
    0415926039                           O            02/01/33
    0


    8395397          E22/G02             F          278,350.00         ZZ
                                         360        278,350.00          1
                                       7.750          1,994.13         95
                                       7.500          1,994.13
    ORLANDO          FL   32825          1            01/28/03         01
    0415939933                           03           03/01/03         35
    0415939933                           O            02/01/33
    0


    8395401          E22/G02             F           30,000.00         ZZ
                                         360         30,000.00          1
                                       6.875            197.08         31
                                       6.625            197.08
    ORLANDO          FL   32806          5            01/23/03         00
    0415958826                           05           03/01/03          0
    0415958826                           O            02/01/33
    0


    8395405          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.500          2,370.26         52
                                       6.250          2,370.26
    CLEMENTS         CA   95227          2            01/18/03         00
    0415962711                           05           03/01/03          0
    0415962711                           O            02/01/33
    0


    8395623          E82/G02             F           57,500.00         ZZ
                                         360         57,500.00          1
                                       6.875            377.73         80
                                       6.625            377.73
    JACKSONVILLE     FL   32210          2            01/28/03         00
    0400767125                           05           03/01/03          0
    3085013                              N            02/01/33
    0
1




    8395651          E82/G02             F          283,500.00         ZZ
                                         360        283,500.00          1
                                       6.375          1,768.67         66
                                       6.125          1,768.67
    ALAMEDA          CA   94501          2            01/24/03         00
    0400745667                           05           03/01/03          0
    1778823                              N            02/01/33
    0


    8395777          E76/G02             F           66,600.00         ZZ
                                         360         66,600.00          2
                                       7.500            465.68         90
                                       7.250            465.68
    NEW ORLEANS      LA   70119          2            01/23/03         04
    0435332671                           05           03/01/03         25
    10019962                             N            02/01/33
    0


    8395785          967/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.250          1,674.75         80
                                       6.000          1,674.75
    AUBURN           WA   98092          1            01/21/03         00
    0435299185                           05           03/01/03          0
    5951934                              O            02/01/33
    0


    8395861          N47/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.375          2,146.11         80
                                       6.125          2,146.11
    SAN JOSE         CA   95111          5            01/14/03         00
    0435333745                           05           03/01/03          0
    20500913                             O            02/01/33
    0


    8395873          U05/G02             F          337,000.00         ZZ
                                         360        337,000.00          1
                                       6.125          2,047.65         90
                                       5.875          2,047.65
    MANASSAS         VA   20111          5            01/20/03         04
    0435322474                           03           03/01/03         25
    3299500                              O            02/01/33
    0


    8396691          U05/G02             F          305,000.00         ZZ
                                         360        305,000.00          1
1


                                       6.250          1,877.94         68
                                       6.000          1,877.94
    SAN BRUNO        CA   94066          2            01/06/03         00
    0435319181                           05           03/01/03          0
    3296462                              O            02/01/33
    0


    8396737          944/G02             F           52,800.00         ZZ
                                         360         52,478.66          1
                                       7.375            364.68         80
                                       7.125            364.68
    SOUTH BEND       IN   46613          1            10/25/02         00
    0435315593                           05           12/01/02          0
    W02024332                            N            11/01/32
    0


    8396805          U05/G02             F          388,000.00         ZZ
                                         360        388,000.00          1
                                       6.625          2,484.41         80
                                       6.375          2,484.41
    VACAVILLE        CA   95688          2            01/03/03         00
    0435319025                           05           03/01/03          0
    3295116                              O            02/01/33
    0


    8396807          A50/G02             F          160,160.00         ZZ
                                         360        160,160.00          1
                                       6.250            986.13         80
                                       6.000            986.13
    OZARK            AL   36360          5            01/16/03         00
    0435329891                           05           03/01/03          0
    942092                               O            02/01/33
    0


    8396829          E47/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.250          1,693.22         80
                                       6.000          1,693.22
    LAKEPORT         CA   95453          5            01/14/03         00
    0435315072                           05           03/01/03          0
    7331014745                           O            02/01/33
    0


    8396841          R26/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
                                       6.500            483.53         90
                                       6.250            483.53
    SPRINGRIELD      MA   01105          2            01/22/03         12
    0435316484                           05           03/01/03         25
1


    0005552000                           N            02/01/33
    0


    8396843          E47/G02             F          154,850.00         ZZ
                                         360        154,850.00          1
                                       6.750          1,004.35         95
                                       6.500          1,004.35
    MADERA           CA   93637          1            12/30/02         11
    0435304571                           05           03/01/03         30
    7359512643                           O            02/01/33
    0


    8396851          F36/G02             F           64,600.00         ZZ
                                         360         64,600.00          1
                                       6.500            408.32         81
                                       6.250            408.32
    EPHRATA          WA   98823          1            01/22/03         14
    0435305321                           05           03/01/03         12
    06405657                             O            02/01/33
    0


    8396857          P30/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
                                       6.250          1,526.98         66
                                       6.000          1,526.98
    HIGH POINT       NC   27265          2            01/22/03         00
    0435315114                           05           03/01/03          0
    0655816                              O            02/01/33
    0


    8396871          U85/G02             F           38,000.00         ZZ
                                         360         38,000.00          3
                                       7.625            268.96         95
                                       7.375            268.96
    MILWAUKEE        WI   53210          1            01/15/03         10
    0435305305                           05           03/01/03         30
    10056                                O            02/01/33
    0


    8396897          X82/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.250            467.95         80
                                       6.000            467.95
    WARRENTON        VA   20186          1            01/24/03         00
    0435293345                           07           03/01/03          0
    848585                               N            02/01/33
    0


1


    8396929          M07/G02             F          106,500.00         ZZ
                                         360        106,500.00          1
                                       7.250            726.52         75
                                       7.000            726.52
    RIVERSIDE        CA   92504          5            01/14/03         00
    0435344437                           05           03/01/03          0
    02212234                             N            02/01/33
    0


    8396935          W34/G02             F          165,750.00         ZZ
                                         360        165,750.00          1
                                       6.250          1,020.55         75
                                       6.000          1,020.55
    EUGENE           OR   97403          5            01/25/03         00
    0435329701                           05           03/01/03          0
    0668414                              O            02/01/33
    0


    8396987          N74/G02             F          109,250.00         ZZ
                                         360        109,151.24          1
                                       6.500            690.53         95
                                       6.250            690.53
    WILKESBORO       NC   28697          5            01/06/03         10
    0435316492                           05           02/10/03         30
    0031488010                           O            01/10/33
    0


    8397039          T23/G02             F           58,500.00         ZZ
                                         360         58,500.00          2
                                       7.625            414.06         90
                                       7.375            414.06
    CINCINNATI       OH   45225          1            01/16/03         10
    0435305081                           05           03/01/03         25
    5973                                 N            02/01/33
    0


    8397059          950/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
                                       6.500            805.89         85
                                       6.250            805.89
    LAKEWOOD         WA   98499          5            01/14/03         14
    0435323167                           05           03/01/03         12
    EW2C425                              O            02/01/33
    0


    8397077          253/253             F          268,000.00         ZZ
                                         360        268,000.00          2
                                       7.500          1,873.89         80
                                       7.250          1,873.89
1


    CAPE CORAL       FL   33904          1            01/10/03         00
    452575                               05           03/01/03          0
    452575                               N            02/01/33
    0


    8397081          U19/G02             F          173,850.00         ZZ
                                         360        173,850.00          1
                                       6.000          1,042.32         95
                                       5.750          1,042.32
    ANTHEM           AZ   85086          1            01/16/03         01
    0435312897                           03           03/01/03         30
    11000211                             O            02/01/33
    0


    8397103          U19/G02             F          266,000.00         ZZ
                                         360        266,000.00          1
                                       6.500          1,681.30         95
                                       6.250          1,681.30
    SCOTTSDALE       AZ   85255          2            01/15/03         01
    0435312871                           03           03/01/03         30
    11000203                             O            02/01/33
    0


    8397305          T08/G02             F          180,000.00         ZZ
                                         360        179,484.96          1
                                       6.250          1,108.29         59
                                       6.000          1,108.29
    PALATINA         IL   60067          5            10/09/02         00
    0435285481                           05           12/01/02          0
    13210229                             O            11/01/32
    0


    8397391          T08/G02             F           34,000.00         ZZ
                                         360         33,975.39          1
                                       7.625            240.65         56
                                       7.375            240.65
    MULBERRY         FL   33860          2            12/18/02         00
    0435285572                           01           02/01/03          0
    11062093                             N            01/01/33
    0


    8397579          L76/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       5.750          1,750.72         53
                                       5.500          1,750.72
    PRIOR LAKE       MN   55372          5            01/27/03         00
    0435301973                           05           03/01/03          0
    9507487                              O            02/01/33
    0
1




    8397819          E82/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
                                       6.375            688.75         51
                                       6.125            688.75
    SEBASTOPOL       CA   95472          2            01/24/03         00
    0400761763                           01           03/01/03          0
    1711460                              O            02/01/33
    0


    8397851          E82/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
                                       6.125            729.13         80
                                       5.875            729.13
    MOUNTAIN VIEW    CA   94043          2            01/24/03         00
    0400770434                           01           03/01/03          0
    5678148                              O            02/01/33
    0


    8397877          E82/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.875            328.46         61
                                       6.625            328.46
    TUCSON           AZ   85711          5            01/27/03         00
    0400752168                           05           03/01/03          0
    0400752168                           O            02/01/33
    0


    8397967          E82/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
                                       6.250            677.29         62
                                       6.000            677.29
    LAS VEGAS        NV   89110          2            01/27/03         00
    0400772984                           05           03/01/03          0
    1599253                              O            02/01/33
    0


    8397973          E82/G02             F          107,100.00         ZZ
                                         360        107,100.00          1
                                       6.375            668.16         43
                                       6.125            668.16
    RANCHO MIRAGE    CA   92270          2            01/24/03         00
    0400750931                           05           03/01/03          0
    1735808                              O            02/01/33
    0


    8397989          E82/G02             F           78,300.00         ZZ
                                         360         78,300.00          1
1


                                       6.375            488.49         70
                                       6.125            488.49
    LA HABRA         CA   90631          2            01/24/03         00
    0400765236                           01           03/01/03          0
    3680310                              O            02/01/33
    0


    8398021          E82/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
                                       6.250            658.82         90
                                       6.000            658.82
    LAWRENCE         KS   66046          2            01/27/03         10
    0400761540                           05           03/01/03         25
    4712348                              O            02/01/33
    0


    8398041          E82/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.375          1,403.71         55
                                       6.125          1,403.71
    CHULA VISTA      CA   91915          5            01/24/03         00
    0400758611                           03           03/01/03          0
    0400758611                           O            02/01/33
    0


    8398059          E22/G02             F          183,700.00         ZZ
                                         360        183,700.00          1
                                       6.875          1,206.78         75
                                       6.625          1,206.78
    GOLDEN           CO   80403          2            01/28/03         00
    0415515600                           05           03/01/03          0
    0415515600                           N            02/01/33
    0


    8398075          E22/G02             F          328,000.00         ZZ
                                         360        328,000.00          1
                                       6.375          2,046.29         80
                                       6.125          2,046.29
    ELMONT           NY   11003          5            01/24/03         00
    0415598879                           05           03/01/03          0
    0415598879                           O            02/01/33
    0


    8398089          E22/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.500            616.90         80
                                       6.250            616.90
    HOUSTON          TX   77064          5            01/24/03         00
    0415662642                           03           03/01/03          0
1


    0415662642                           O            02/01/33
    0


    8398093          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
                                       6.750            583.74         87
                                       6.500            583.74
    NORTHPORT        AL   35476          2            01/24/03         10
    0415666833                           05           03/01/03         25
    0415666833                           O            02/01/33
    0


    8398107          E22/G02             F          186,000.00         ZZ
                                         360        186,000.00          1
                                       6.125          1,130.16         74
                                       5.875          1,130.16
    CLOVERDALE       CA   95425          2            01/21/03         00
    0415796622                           05           03/01/03          0
    0415796622                           O            02/01/33
    0


    8398113          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
                                       6.250            492.57         49
                                       6.000            492.57
    TACOMA           WA   98407          1            01/15/03         00
    0415805860                           05           03/01/03          0
    0415805860                           N            02/01/33
    0


    8398121          E22/G02             F          135,750.00         ZZ
                                         360        135,750.00          1
                                       6.250            835.84         75
                                       6.000            835.84
    SALT LAKE CITY   UT   84116          2            01/21/03         00
    0415816057                           05           03/01/03          0
    0415816057                           N            02/01/33
    0


    8398123          E22/G02             F          132,944.00         ZZ
                                         360        132,944.00          1
                                       6.250            818.56         76
                                       6.000            818.56
    SALT LAKE CITY   UT   84116          2            01/21/03         00
    0415816164                           05           03/01/03          0
    0415816164                           N            02/01/33
    0


1


    8398125          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.250          1,059.03         80
                                       6.000          1,059.03
    CORVALLIS        OR   97333          1            01/24/03         00
    0415817873                           03           03/01/03          0
    0415817873                           O            02/01/33
    0


    8398157          E22/G02             F           92,000.00         ZZ
                                         360         92,000.00          1
                                       6.500            581.50         80
                                       6.250            581.50
    CINCINNATI       OH   45213          5            01/24/03         00
    0415880186                           05           03/01/03          0
    0415880186                           O            02/01/33
    0


    8398159          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
                                       6.500            379.24         80
                                       6.250            379.24
    FORT WORTH       TX   76103          5            01/24/03         00
    0415881176                           05           03/01/03          0
    0415881176                           O            02/01/33
    0


    8398165          E22/G02             F          460,000.00         ZZ
                                         360        460,000.00          2
                                       6.250          2,832.30         80
                                       6.000          2,832.30
    CASTRO VALLEY    CA   94546          1            01/18/03         00
    0415886860                           05           03/01/03          0
    0415886860                           O            02/01/33
    0


    8398169          E22/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
                                       6.375            533.41         49
                                       6.125            533.41
    SACRAMENTO       CA   95842          2            01/21/03         00
    0415888338                           05           03/01/03          0
    0415888338                           N            02/01/33
    0


    8398171          E22/G02             F          127,000.00         ZZ
                                         360        127,000.00          1
                                       6.250            781.96         61
                                       6.000            781.96
1


    LAKEWOOD         CA   90715          2            01/23/03         00
    0415891670                           01           03/01/03          0
    0415891670                           O            02/01/33
    0


    8398173          E22/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.375            608.27         49
                                       6.125            608.27
    ORANGEVALE       CA   95662          2            01/21/03         00
    0415892116                           05           03/01/03          0
    0415892116                           N            02/01/33
    0


    8398177          E22/G02             F           62,700.00         ZZ
                                         360         62,700.00          1
                                       6.375            391.17         47
                                       6.125            391.17
    NORTH HIGHLANDS  CA   95660          2            01/21/03         00
    0415892629                           05           03/01/03          0
    0415892629                           N            02/01/33
    0


    8398179          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
                                       6.375            549.01         48
                                       6.125            549.01
    ANTELOPE         CA   95843          2            01/21/03         00
    0415892934                           05           03/01/03          0
    0415892934                           N            02/01/33
    0


    8398189          E22/G02             F           92,700.00         ZZ
                                         360         92,700.00          2
                                       6.875            608.97         90
                                       6.625            608.97
    HOUSTON          TX   77026          1            01/27/03         01
    0415935709                           05           03/01/03         25
    0415935709                           N            02/01/33
    0


    8398197          E22/G02             F           46,875.00         ZZ
                                         360         46,875.00          1
                                       7.750            335.82         75
                                       7.500            335.82
    PARK CITY        UT   84098          1            01/23/03         00
    0415939974                           01           03/01/03          0
    0415939974                           N            02/01/33
    0
1




    8398199          E22/G02             F          158,300.00         ZZ
                                         360        158,300.00          1
                                       6.625          1,013.61         57
                                       6.375          1,013.61
    KINGS BEACH      CA   96143          2            01/16/03         00
    0415941319                           05           03/01/03          0
    0415941319                           N            02/01/33
    0


    8398201          E22/G02             F          104,000.00         ZZ
                                         360        104,000.00          1
                                       6.625            665.92         80
                                       6.375            665.92
    EVANS            CO   80620          1            01/29/03         00
    0415942069                           05           03/01/03          0
    0415942069                           N            02/01/33
    0


    8398213          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.500            632.07         73
                                       6.250            632.07
    FRESNO           CA   93722          5            01/22/03         00
    0415965250                           05           03/01/03          0
    0415965250                           N            02/01/33
    0


    8398217          E22/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.375          2,196.02         69
                                       6.125          2,196.02
    ROCK ISLAND      WA   98850          5            01/21/03         00
    0415967785                           05           03/01/03          0
    0415967785                           O            02/01/33
    0


    8398273          E22/G02             F          322,500.00         ZZ
                                         360        322,500.00          1
                                       6.250          1,985.69         68
                                       6.000          1,985.69
    SANTA FE         NM   87505          2            01/17/03         00
    0415714674                           05           03/01/03          0
    0415714674                           O            02/01/33
    0


    8398279          E22/G02             F          320,000.00         ZZ
                                         360        320,000.00          1
1


                                       6.250          1,970.30         80
                                       6.000          1,970.30
    GRASS VALLEY     CA   95949          5            01/22/03         00
    0415732486                           05           03/01/03          0
    0415732486                           O            02/01/33
    0


    8398283          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          2
                                       7.000            987.97         90
                                       6.750            987.97
    NEW ORLEANS      LA   70119          1            01/29/03         04
    0415742360                           05           03/01/03         30
    0415742360                           N            02/01/33
    0


    8398285          E22/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
                                       7.250            463.88         80
                                       7.000            463.88
    ALVIN            TX   77511          1            01/29/03         00
    0415742477                           05           03/01/03          0
    0415742477                           N            02/01/33
    0


    8398291          E22/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       7.750          1,318.20         80
                                       7.500          1,318.20
    ROUND LAKE       IL   60073          2            01/24/03         00
    0415760461                           05           03/01/03          0
    0415760461                           O            02/01/33
    0


    8398293          E22/G02             F          228,000.00         ZZ
                                         360        228,000.00          1
                                       6.250          1,403.84         80
                                       6.000          1,403.84
    PLEASANT GROVE   UT   84062          2            01/23/03         00
    0415761493                           05           03/01/03          0
    0415761493                           O            02/01/33
    0


    8398303          E22/G02             F           86,400.00         ZZ
                                         360         86,400.00          1
                                       6.500            546.11         80
                                       6.250            546.11
    LEICESTER        NC   28748          5            01/24/03         00
    0415774694                           05           03/01/03          0
1


    0415774694                           O            02/01/33
    0


    8398307          E22/G02             F          140,800.00         ZZ
                                         360        140,800.00          1
                                       6.250            866.93         80
                                       6.000            866.93
    SALT LAKE CITY   UT   84116          2            01/21/03         00
    0415775196                           05           03/01/03          0
    0415775196                           N            02/01/33
    0


    8398309          E22/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
                                       6.750          1,021.54         90
                                       6.500          1,021.54
    SALT LAKE CITY   UT   84101          5            01/23/03         04
    0415780113                           06           03/01/03         25
    0415780113                           O            02/01/33
    0


    8398311          E22/G02             F          119,000.00         ZZ
                                         360        119,000.00          1
                                       6.375            742.41         85
                                       6.125            742.41
    MONROE           MI   48161          5            01/14/03         04
    0415829381                           05           03/01/03         12
    0415829381                           O            02/01/33
    0


    8398319          E22/G02             F          101,200.00         ZZ
                                         360        101,200.00          2
                                       7.250            690.36         88
                                       7.000            690.36
    ENGLEWOOD        FL   34224          2            01/24/03         11
    0415835198                           05           03/01/03         25
    0415835198                           O            02/01/33
    0


    8398321          E22/G02             F          147,000.00         ZZ
                                         360        147,000.00          2
                                       7.250          1,002.80         63
                                       7.000          1,002.80
    WEST NEW YORK    NJ   07093          5            01/24/03         00
    0415835263                           05           03/01/03          0
    0415835263                           O            02/01/33
    0


1


    8398323          E22/G02             F          235,000.00         ZZ
                                         360        235,000.00          1
                                       6.375          1,466.09         70
                                       6.125          1,466.09
    AUBURN           CA   95602          2            01/23/03         00
    0415835594                           05           03/01/03          0
    0415835594                           O            02/01/33
    0


    8398331          E22/G02             F          253,150.00         ZZ
                                         360        253,150.00          1
                                       6.750          1,641.93         85
                                       6.500          1,641.93
    MADISON          MS   39110          5            01/24/03         04
    0415840016                           05           03/01/03         12
    0415840016                           O            02/01/33
    0


    8398335          E22/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
                                       6.375            633.85         79
                                       6.125            633.85
    LEANDER          TX   78641          5            01/24/03         00
    0415844158                           05           03/01/03          0
    0415844158                           O            02/01/33
    0


    8398349          E22/G02             F          342,000.00         ZZ
                                         360        342,000.00          1
                                       6.875          2,246.70         90
                                       6.625          2,246.70
    POMONA           NY   10970          1            01/29/03         01
    0415854827                           05           03/01/03         30
    0415854827                           O            02/01/33
    0


    8398365          E22/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
                                       6.250            745.02         59
                                       6.000            745.02
    PORTLAND         OR   97211          2            01/17/03         00
    0415903830                           05           03/01/03          0
    0415903830                           N            02/01/33
    0


    8398371          E22/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
                                       6.875            821.16         78
                                       6.625            821.16
1


    ANNISTON         AL   36206          5            01/24/03         00
    0415912211                           05           03/01/03          0
    0415912211                           O            02/01/33
    0


    8398373          E22/G02             F          163,200.00         ZZ
                                         360        163,200.00          1
                                       6.875          1,072.11         85
                                       6.625          1,072.11
    SPARTA           NJ   07871          5            01/24/03         10
    0415912716                           05           03/01/03         12
    0415912716                           O            02/01/33
    0


    8398375          E22/G02             F          155,000.00         ZZ
                                         360        155,000.00          1
                                       6.375            967.00         66
                                       6.125            967.00
    YAKIMA           WA   98903          2            01/21/03         00
    0415916188                           05           03/01/03          0
    0415916188                           O            02/01/33
    0


    8398381          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
                                       6.125          1,579.79         66
                                       5.875          1,579.79
    NEWARK           CA   94560          2            01/22/03         00
    0415920941                           05           03/01/03          0
    0415920941                           O            02/01/33
    0


    8398399          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
                                       6.750          2,594.39         80
                                       6.500          2,594.39
    NORTH KINGSTOWN  RI   02874          5            01/24/03         00
    0415976760                           05           03/01/03          0
    0415976760                           O            02/01/33
    0


    8398413          E22/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
                                       6.625            614.70         84
                                       6.375            614.70
    KALKASKA         MI   49646          5            01/24/03         04
    0415990571                           05           03/01/03         12
    0415990571                           O            02/01/33
    0
1




    8398563          420/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.375            723.69         40
                                       6.125            723.69
    SANTA ROSA       CA   95404          2            01/08/03         00
    0435299722                           05           03/01/03          0
    72004637                             O            02/01/33
    0


    8398573          W39/G02             F           30,400.00         ZZ
                                         360         30,400.00          1
                                       7.625            215.17         80
                                       7.375            215.17
    SUN CITY CENTER  FL   33573          1            01/28/03         00
    0435318928                           01           03/01/03          0
    LA024636                             N            02/01/33
    0


    8398587          K15/G02             F          139,500.00         ZZ
                                         360        139,500.00          1
                                       7.625            987.37         90
                                       7.375            987.37
    MERIDIAN         ID   83642          5            01/20/03         41
    0435318894                           03           03/01/03         25
    003010005505912                      O            02/01/33
    0


    8398617          S43/G02             F          382,000.00         ZZ
                                         360        382,000.00          1
                                       6.250          2,352.04         77
                                       6.000          2,352.04
    ALBUQUERQUE      NM   87111          5            01/27/03         00
    0435303102                           03           03/01/03          0
    022180                               O            02/01/33
    0


    8398623          G27/G02             F          290,000.00         ZZ
                                         360        290,000.00          1
                                       6.375          1,809.22         75
                                       6.125          1,809.22
    VISALIA          CA   93291          5            01/23/03         00
    0435320965                           05           03/01/03          0
    20502180                             O            02/01/33
    0


    8398629          K15/G02             F          180,100.00         ZZ
                                         360        180,100.00          1
1


                                       6.500          1,138.35         76
                                       6.250          1,138.35
    APPLE VALLEY     MN   55124          5            01/21/03         00
    0435318126                           05           03/01/03          0
    001310005509517                      O            02/01/33
    0


    8398633          G27/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
                                       6.750            633.03         80
                                       6.500            633.03
    TEHACHAPI        CA   93561          1            01/22/03         00
    0435319033                           05           03/01/03          0
    22802089                             N            02/01/33
    0


    8398657          K15/G02             F           60,500.00         ZZ
                                         360         60,500.00          1
                                       7.000            402.51         69
                                       6.750            402.51
    PLAINWELL        MI   49080          5            01/24/03         00
    0435308150                           05           03/01/03          0
    003590005509165                      O            02/01/33
    0


    8398665          420/G02             F          429,200.00         ZZ
                                         360        429,200.00          1
                                       6.375          2,677.65         54
                                       6.125          2,677.65
    KENWOOD          CA   95452          5            01/07/03         00
    0435317557                           05           03/01/03          0
    72004658                             O            02/01/33
    0


    8398667          950/G02             F          126,000.00         ZZ
                                         360        126,000.00          4
                                       6.375            786.08         70
                                       6.125            786.08
    CENTRALIA        WA   98531          1            01/17/03         00
    0435323365                           05           03/01/03          0
    EW31056                              N            02/01/33
    0


    8398693          X67/G02             F          465,000.00         T
                                         360        465,000.00          1
                                       6.625          2,977.45         76
                                       6.375          2,977.45
    BIG BEAR LAKE    CA   92315          1            01/07/03         00
    0435310040                           05           03/01/03          0
1


    00282464                             O            02/01/33
    0


    8398773          420/G02             F          502,500.00         ZZ
                                         360        502,500.00          1
                                       6.375          3,134.95         75
                                       6.125          3,134.95
    BRENTWOOD        CA   94513          2            01/15/03         00
    0435297064                           03           03/01/03          0
    72003521                             O            02/01/33
    0


    8398785          E57/G02             F          181,250.00         ZZ
                                         360        181,250.00          1
                                       6.250          1,115.99         80
                                       6.000          1,115.99
    KAILUA KONA      HI   96740          1            01/09/03         00
    0435315718                           01           03/01/03          0
    06013127                             O            02/01/33
    0


    8398789          N74/G02             F           66,000.00         ZZ
                                         360         65,949.77          1
                                       7.375            455.85         80
                                       7.125            455.85
    WENDELL          NC   27591          1            01/28/03         00
    0435316559                           05           02/28/03          0
    3300008977                           N            01/28/33
    0


    8398811          Q14/G02             F          149,600.00         ZZ
                                         360        149,600.00          1
                                       7.250          1,020.54         80
                                       7.000          1,020.54
    SCOTTSDALE       AZ   85258          1            01/28/03         00
    0435302377                           03           03/01/03          0
    00000311145                          N            02/01/33
    0


    8398863          B44/G02             F          158,000.00         ZZ
                                         360        158,000.00          1
                                       6.125            960.02         80
                                       5.875            960.02
    WINTERS          CA   95694          1            01/17/03         00
    0435307558                           05           03/01/03          0
    2022373                              O            02/01/33
    0


1


    8398867          G34/G02             F          180,900.00         ZZ
                                         360        180,900.00          1
                                       6.125          1,099.17         90
                                       5.875          1,099.17
    HENDERSON        NV   89014          1            01/22/03         10
    0435299284                           05           03/01/03         25
    39012643                             O            02/01/33
    0


    8398893          A50/G02             F           63,200.00         ZZ
                                         360         63,146.90          1
                                       6.875            415.18         80
                                       6.625            415.18
    MILLBROOK        AL   36054          1            12/20/02         00
    0435319777                           05           02/01/03          0
    960909                               N            01/01/33
    0


    8399015          944/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
                                       6.375          1,715.65         63
                                       6.125          1,715.65
    CHANDLER         AZ   85248          5            01/17/03         00
    0435316468                           03           03/01/03          0
    W02033006                            O            02/01/33
    0


    8399017          G34/G02             F          156,750.00         ZZ
                                         360        156,750.00          1
                                       6.500            990.77         95
                                       6.250            990.77
    LAS VEGAS        NV   89120          1            01/22/03         10
    0435314869                           05           03/01/03         30
    77380017                             O            02/01/33
    0


    8399215          944/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.250            812.75         75
                                       6.000            812.75
    YAKIMA           WA   98908          5            01/21/03         00
    0435326145                           05           03/01/03          0
    W02037517                            O            02/01/33
    0


    8399709          420/G02             F          329,000.00         ZZ
                                         360        329,000.00          1
                                       6.125          1,999.04         70
                                       5.875          1,999.04
1


    NAPA             CA   94558          2            01/13/03         00
    0435318738                           05           03/01/03          0
    72003950                             O            02/01/33
    0


    8400213          E82/G02             F           73,100.00         ZZ
                                         360         73,100.00          1
                                       6.500            462.04         85
                                       6.250            462.04
    KANNAPOLIS       NC   28081          2            01/30/03         04
    0400751293                           05           03/01/03         20
    1890776                              N            02/01/33
    0


    8400215          E82/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
                                       6.625            409.80         87
                                       6.375            409.80
    KANNAPOLIS       NC   28081          2            01/30/03         04
    0400751301                           05           03/01/03         25
    1878946                              N            02/01/33
    0


    8400427          E22/G02             F           64,750.00         ZZ
                                         360         64,750.00          1
                                       7.750            463.88         90
                                       7.500            463.88
    BERTRAM          TX   78605          1            01/22/03         01
    0415654078                           05           03/01/03         25
    0415654078                           N            02/01/33
    0


    8400431          E22/G02             F          126,400.00         ZZ
                                         360        126,400.00          1
                                       7.625            894.65         88
                                       7.375            894.65
    LAS VEGAS        NV   89117          2            01/07/03         04
    0415694074                           09           03/01/03         25
    0415694074                           N            02/01/33
    0


    8400435          E22/G02             F          188,400.00         ZZ
                                         360        188,400.00          1
                                       6.500          1,190.82         68
                                       6.250          1,190.82
    GARDEN GROVE     CA   92840          2            01/22/03         00
    0415702844                           05           03/01/03          0
    0415702844                           O            02/01/33
    0
1




    8400445          E22/G02             F          165,600.00         ZZ
                                         360        165,600.00          1
                                       7.500          1,157.90         80
                                       7.250          1,157.90
    CARMICHAEL       CA   95608          5            01/17/03         00
    0415713619                           05           03/01/03          0
    0415713619                           O            02/01/33
    0


    8400455          E22/G02             F           76,500.00         ZZ
                                         360         76,434.13          1
                                       6.750            496.18         90
                                       6.500            496.18
    WINTER HAVEN     FL   33884          1            12/23/02         04
    0415757434                           05           02/01/03         25
    0415757434                           N            01/01/33
    0


    8400459          E22/G02             F          334,000.00         ZZ
                                         360        334,000.00          1
                                       6.375          2,083.73         85
                                       6.125          2,083.73
    RIVA             MD   21401          1            01/30/03         01
    0415766302                           03           03/01/03         12
    0415766302                           O            02/01/33
    0


    8400461          E22/G02             F          108,000.00         T
                                         360        108,000.00          1
                                       6.375            673.78         80
                                       6.125            673.78
    PITTSVILLE       VA   24139          1            01/30/03         00
    0415771294                           05           03/01/03          0
    0415771294                           O            02/01/33
    0


    8400491          E22/G02             F           45,700.00         ZZ
                                         360         45,700.00          1
                                       6.750            296.41         64
                                       6.500            296.41
    BALTIMORE        MD   21222          2            01/30/03         00
    0415773787                           07           03/01/03          0
    0415773787                           N            02/01/33
    0


    8400497          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
1


                                       6.875            443.43         90
                                       6.625            443.43
    DETROIT          MI   48209          1            01/30/03         04
    0415918267                           05           03/01/03         30
    0415918267                           O            02/01/33
    0


    8400499          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
                                       6.875          1,123.35         90
                                       6.625          1,123.35
    FORT COLLINS     CO   80526          1            01/30/03         04
    0415958610                           05           03/01/03         25
    0415958610                           O            02/01/33
    0


    8400501          E22/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
                                       6.875            433.57         80
                                       6.625            433.57
    PORTAGE          MI   49002          1            01/30/03         00
    0415918374                           05           03/01/03          0
    0415918374                           O            02/01/33
    0


    8400523          E22/G02             F          412,500.00         ZZ
                                         360        412,500.00          1
                                       6.125          2,506.39         55
                                       5.875          2,506.39
    WATSONVILLE      CA   95076          5            01/21/03         00
    0415939677                           05           03/01/03          0
    0415939677                           O            02/01/33
    0


    8400529          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
                                       6.125          1,960.76         71
                                       5.875          1,960.76
    SAN FRANCISCO    CA   94112          2            01/23/03         00
    0415941764                           07           03/01/03          0
    0415941764                           O            02/01/33
    0


    8400537          E22/G02             F          239,900.00         T
                                         360        239,900.00          1
                                       6.125          1,457.66         70
                                       5.875          1,457.66
    PINE GROVE       CA   95665          2            01/23/03         00
    0415948553                           05           03/01/03          0
1


    0415948553                           O            02/01/33
    0


    8400551          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       7.000            465.71         80
                                       6.750            465.71
    WACO             TX   76706          1            01/30/03         00
    0415961168                           01           03/01/03          0
    0415961168                           N            02/01/33
    0


    8400603          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       7.500            699.21         55
                                       7.250            699.21
    EDGEWATER        CO   80214          5            01/30/03         00
    0416022895                           05           03/01/03          0
    0416022895                           N            02/01/33
    0


    8400635          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
                                       6.000          1,822.63         80
                                       5.750          1,822.63
    MARTINEZ         CA   94553          5            01/24/03         00
    0415855451                           09           03/01/03          0
    0415855451                           O            02/01/33
    0


    8400649          E22/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
                                       6.875            945.98         90
                                       6.625            945.98
    GARDNERVILLE     NV   89410          5            01/22/03         04
    0415862150                           05           03/01/03         25
    0415862150                           O            02/01/33
    0


    8400653          E22/G02             F           83,500.00         ZZ
                                         360         83,500.00          1
                                       6.500            527.78         79
                                       6.250            527.78
    RIVERVIEW        FL   33569          2            01/30/03         00
    0415867670                           05           03/01/03          0
    0415867670                           N            02/01/33
    0


1


    8400657          E22/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
                                       6.125          1,519.03         49
                                       5.875          1,519.03
    SAN DIEGO        CA   92124          5            01/23/03         00
    0415872639                           05           03/01/03          0
    0415872639                           O            02/01/33
    0


    8400675          E22/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
                                       6.250          1,662.44         90
                                       6.000          1,662.44
    LIVERMORE        CA   94550          1            01/22/03         04
    0415895697                           07           03/01/03         30
    0415895697                           O            02/01/33
    0


    8400723          E22/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.625            749.16         75
                                       6.375            749.16
    LOUISVILLE       KY   40223          2            01/30/03         00
    0415418961                           05           03/01/03          0
    0415418961                           N            02/01/33
    0


    8400743          E22/G02             F          406,450.00         ZZ
                                         360        406,450.00          1
                                       6.250          2,502.58         72
                                       6.000          2,502.58
    MARINA DE REY    CA   90292          5            01/15/03         00
    0415508852                           01           03/01/03          0
    0415508852                           O            02/01/33
    0


    8400749          E22/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
                                       6.500          2,098.47         80
                                       6.250          2,098.47
    CANTON           MA   02021          1            01/30/03         00
    0415628874                           05           03/01/03          0
    0415628874                           N            02/01/33
    0


    8400789          E22/G02             F          580,000.00         ZZ
                                         360        580,000.00          1
                                       6.250          3,571.16         80
                                       6.000          3,571.16
1


    SAN JOSE         CA   95127          1            01/15/03         00
    0415807494                           05           03/01/03          0
    0415807494                           O            02/01/33
    0


    8400807          E22/G02             F          272,000.00         ZZ
                                         360        272,000.00          1
                                       6.250          1,674.75         80
                                       6.000          1,674.75
    SANTA ROSA       CA   95401          1            01/24/03         00
    0415823384                           05           03/01/03          0
    0415823384                           O            02/01/33
    0


    8400819          E22/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
                                       6.250          2,216.58         88
                                       6.000          2,216.58
    BRIDGEWATER      NJ   08807          5            01/24/03         10
    0415836154                           05           03/01/03         25
    0415836154                           O            02/01/33
    0


    8401315          588/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.750            758.86         90
                                       6.500            758.86
    UPPER DARBY TOW  PA   19026          1            01/24/03         01
    0435319678                           05           03/01/03         25
    00010842234                          O            02/01/33
    0


    8401387          H81/G02             F          154,350.00         ZZ
                                         360        154,350.00          2
                                       7.125          1,039.88         90
                                       6.875          1,039.88
    WEST ALLIS       WI   53227          1            01/27/03         10
    0435323035                           05           03/01/03         25
    WH17846                              N            02/01/33
    0


    8401417          W35/G02             F           83,000.00         ZZ
                                         240         83,000.00          1
                                       6.250            606.67         77
                                       6.000            606.67
    HILLSVILLE       VA   24343          5            01/24/03         00
    0435312830                           05           03/01/03          0
    16469                                O            02/01/23
    0
1




    8401495          H81/G02             F          103,000.00         ZZ
                                         360        103,000.00          2
                                       6.750            668.06         85
                                       6.500            668.06
    MILWAUKEE        WI   53222          2            01/30/03         04
    0435326152                           05           03/01/03         12
    WH17839                              N            02/01/33
    0


    8401533          B57/G02             F          346,400.00         ZZ
                                         360        346,400.00          1
                                       6.125          2,104.76         80
                                       5.875          2,104.76
    GILROY           CA   95020          1            01/13/03         00
    0435315296                           05           03/01/03          0
    10009049                             O            02/01/33
    0


    8401631          642/G02             F          261,000.00         ZZ
                                         360        261,000.00          1
                                       6.125          1,585.86         58
                                       5.875          1,585.86
    PONCE INLET      FL   32127          5            01/28/03         00
    0435315312                           05           03/01/03          0
    01-1264-03                           O            02/01/33
    0


    8401757          G51/G02             F          352,000.00         ZZ
                                         360        352,000.00          1
                                       6.375          2,196.02         80
                                       6.125          2,196.02
    HENDERSON        CO   80640          2            01/27/03         00
    0435322227                           05           03/01/03          0
    20003771                             O            02/01/33
    0


    8401759          532/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
                                       6.250            689.60         80
                                       6.000            689.60
    CROSSVILLE       TN   38571          5            01/16/03         00
    0435326244                           05           03/01/03          0
    PF03086                              O            02/01/33
    0


    8401761          967/G02             F          151,850.00         ZZ
                                         360        151,850.00          4
1


                                       6.500            959.80         90
                                       6.250            959.80
    APACHE JUNCTION  AZ   85219          1            01/27/03         14
    0435320759                           05           03/01/03         25
    5945092                              N            02/01/33
    0


    8401767          944/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
                                       6.375            350.93         75
                                       6.125            350.93
    TAMPA            FL   33604          5            01/27/03         00
    0435326772                           05           03/01/03          0
    W2030678                             N            02/01/33
    0


    8401771          Q14/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
                                       6.250            892.79         66
                                       6.000            892.79
    TUCSON           AZ   85749          5            01/24/03         00
    0435304449                           05           03/01/03          0
    0000210695                           O            02/01/33
    0


    8401779          A06/G02             F          280,800.00         ZZ
                                         360        280,800.00          1
                                       6.500          1,774.85         80
                                       6.250          1,774.85
    GROSSE POINTE F  MI   48236          5            01/22/03         00
    0435319173                           05           03/01/03          0
    021000020234301                      O            02/01/33
    0


    8401817          A50/G02             F           41,000.00         ZZ
                                         360         41,000.00          1
                                       7.250            279.69         75
                                       7.000            279.69
    ENTERPRISE       AL   36330          2            01/23/03         00
    0435324561                           05           03/01/03          0
    503REUL952883                        N            02/01/33
    0


    8401869          737/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       7.000            771.75         80
                                       6.750            771.75
    GRASS VALLEY     CA   95949          1            01/15/03         00
    0435329610                           05           03/01/03          0
1


    2099522                              N            02/01/33
    0


    8401879          940/G02             F          220,000.00         ZZ
                                         360        220,000.00          1
                                       6.125          1,336.74         78
                                       5.875          1,336.74
    MURRIETA         CA   92562          5            01/21/03         00
    0435320833                           05           03/01/03          0
    40021280                             O            02/01/33
    0


    8401889          K15/G02             F          208,200.00         ZZ
                                         360        208,200.00          1
                                       6.375          1,298.90         85
                                       6.125          1,298.90
    NEWPORT          MI   48166          5            01/17/03         41
    0435311014                           05           03/01/03         12
    035005508199                         O            02/01/33
    0


    8402143          T44/G02             F          187,000.00         ZZ
                                         360        187,000.00          1
                                       6.500          1,181.97         55
                                       6.250          1,181.97
    TEHACHAPI        CA   93561          5            01/14/03         00
    0435305982                           03           03/01/03          0
    1063486                              O            02/01/33
    0


    8402707          588/G02             F          151,900.00         ZZ
                                         360        151,900.00          1
                                       6.500            960.11         80
                                       6.250            960.11
    NETHER PROVIDEN  PA   19086          1            01/17/03         00
    0435319462                           05           03/01/03          0
    00010845351                          O            02/01/33
    0


    8403453          E82/G02             F          161,000.00         ZZ
                                         360        161,000.00          1
                                       6.625          1,030.90         85
                                       6.375          1,030.90
    UPTON            WY   82730          5            01/28/03         04
    0400767992                           05           03/01/03         12
    0400767992                           O            02/01/33
    0


1


    8403461          E82/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
                                       6.125            710.90         90
                                       5.875            710.90
    GALLOWAY         OH   43119          2            01/30/03         04
    0400765780                           05           03/01/03         25
    0400765780                           O            02/01/33
    0


    8403467          E82/G02             F          145,300.00         ZZ
                                         360        145,300.00          1
                                       6.250            894.64         76
                                       6.000            894.64
    MESA             AZ   85207          2            01/30/03         00
    0400774790                           03           03/01/03          0
    1861440                              O            02/01/33
    0


    8403483          E82/G02             F          296,500.00         ZZ
                                         360        296,500.00          1
                                       7.000          1,972.62         60
                                       6.750          1,972.62
    KIRKLAND         WA   98033          2            01/14/03         00
    0400753570                           05           03/01/03          0
    1779583                              N            02/01/33
    0


    8403531          U19/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.500            632.07         53
                                       6.250            632.07
    LAGUNA HILLS     CA   92653          5            01/23/03         00
    0435321567                           01           03/01/03          0
    33011120                             O            02/01/33
    0


    8403585          E22/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
                                       6.000          1,570.82         72
                                       5.750          1,570.82
    MANASQUAN        NJ   08736          2            01/27/03         00
    0415417005                           05           03/01/03          0
    0415417005                           O            02/01/33
    0


    8403593          E22/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
                                       7.250            399.07         90
                                       7.000            399.07
1


    KANSAS CITY      MO   64126          2            01/24/03         01
    0415500651                           05           03/01/03         25
    0415500651                           N            02/01/33
    0


    8403621          E22/G02             F          239,000.00         ZZ
                                         360        239,000.00          1
                                       6.125          1,452.19         77
                                       5.875          1,452.19
    DAMARISCOTTA     ME   04543          5            01/27/03         00
    0415607555                           05           03/01/03          0
    0415607555                           O            02/01/33
    0


    8403635          E22/G02             F          456,750.00         ZZ
                                         360        456,750.00          1
                                       7.875          3,311.75         87
                                       7.625          3,311.75
    CREVE COEUR      MO   63141          2            01/27/03         01
    0415662360                           03           03/01/03         20
    0415662360                           O            02/01/33
    0


    8403639          E22/G02             F          116,000.00         T
                                         360        116,000.00          1
                                       7.125            781.51         80
                                       6.875            781.51
    JOSHUA           TX   76058          1            01/31/03         00
    0415685353                           05           03/01/03          0
    0415685353                           O            02/01/33
    0


    8403641          E22/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
                                       6.500            840.65         68
                                       6.250            840.65
    ROSEVILLE        CA   95678          5            01/27/03         00
    0415693290                           05           03/01/03          0
    0415693290                           O            02/01/33
    0


    8403649          E22/G02             F          440,000.00         ZZ
                                         360        440,000.00          3
                                       7.375          3,038.97         44
                                       7.125          3,038.97
    CHICAGO          IL   60614          2            01/31/03         00
    0415718485                           05           03/01/03          0
    0415718485                           N            02/01/33
    0
1




    8403669          E22/G02             F          136,500.00         ZZ
                                         360        136,500.00          1
                                       6.500            862.77         65
                                       6.250            862.77
    BROCKTON         MA   02302          5            01/29/03         00
    0415738707                           05           03/01/03          0
    0415738707                           O            02/01/33
    0


    8403683          E22/G02             F          375,000.00         ZZ
                                         360        375,000.00          1
                                       6.250          2,308.94         80
                                       6.000          2,308.94
    ALBUQUERQUE      NM   87111          2            01/15/03         00
    0415751684                           05           03/01/03          0
    0415751684                           O            02/01/33
    0


    8403693          E22/G02             F          178,400.00         ZZ
                                         360        178,400.00          1
                                       6.250          1,098.44         80
                                       6.000          1,098.44
    WICHITA FALLS    TX   76309          2            01/17/03         00
    0415764273                           05           03/01/03          0
    0415764273                           N            02/01/33
    0


    8403711          E22/G02             F          194,000.00         ZZ
                                         360        194,000.00          1
                                       6.500          1,226.21         89
                                       6.250          1,226.21
    WEARE            NH   03281          1            01/31/03         01
    0415777853                           05           03/01/03         25
    0415777853                           O            02/01/33
    0


    8403723          E22/G02             F          215,500.00         ZZ
                                         360        215,500.00          1
                                       6.500          1,362.11         88
                                       6.250          1,362.11
    ANTELOPE         CA   95843          5            01/24/03         04
    0415791268                           05           03/01/03         25
    0415791268                           O            02/01/33
    0


    8403745          E22/G02             F          322,700.00         ZZ
                                         360        322,700.00          1
1


                                       6.125          1,960.76         64
                                       5.875          1,960.76
    LARKSPUR         CO   80118          2            01/27/03         00
    0415803923                           05           03/01/03          0
    0415803923                           O            02/01/33
    0


    8403751          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          3
                                       7.250          1,166.52         90
                                       7.000          1,166.52
    LOS ANGELES      CA   90031          1            01/17/03         11
    0415814524                           05           03/01/03         25
    0415814524                           O            02/01/33
    0


    8403755          E22/G02             F          204,000.00         ZZ
                                         360        204,000.00          1
                                       6.625          1,306.23         80
                                       6.375          1,306.23
    SALT LAKE CITY   UT   84108          1            01/27/03         00
    0415814987                           05           03/01/03          0
    0415814987                           O            02/01/33
    0


    8403757          E22/G02             F          197,600.00         ZZ
                                         360        197,600.00          1
                                       6.500          1,248.97         80
                                       6.250          1,248.97
    NORTH BAY VILLA  FL   33141          5            01/27/03         00
    0415815000                           05           03/01/03          0
    0415815000                           O            02/01/33
    0


    8403765          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          2
                                       6.125          1,822.83         80
                                       5.875          1,822.83
    OZONE PARK       NY   11417          5            01/27/03         00
    0415826155                           05           03/01/03          0
    0415826155                           O            02/01/33
    0


    8403771          E22/G02             F           52,000.00         ZZ
                                         240         52,000.00          1
                                       6.625            391.53         61
                                       6.375            391.53
    HALLANDALE       FL   33009          5            01/27/03         00
    0415829290                           08           03/01/03          0
1


    0415829290                           O            02/01/23
    0


    8403775          E22/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
                                       6.125          1,045.09         80
                                       5.875          1,045.09
    NEVADA CITY      CA   95959          5            01/23/03         00
    0415830348                           05           03/01/03          0
    0415830348                           O            02/01/33
    0


    8403777          E22/G02             F          307,500.00         ZZ
                                         360        307,500.00          1
                                       6.375          1,918.40         75
                                       6.125          1,918.40
    HEMPSTEAD        TX   77445          5            01/24/03         00
    0415833151                           05           03/01/03          0
    0415833151                           O            02/01/33
    0


    8403779          E22/G02             F          252,000.00         ZZ
                                         360        252,000.00          1
                                       6.500          1,592.81         80
                                       6.250          1,592.81
    HOWELL           NJ   07731          1            01/31/03         00
    0415833334                           05           03/01/03          0
    0415833334                           O            02/01/33
    0


    8403793          E22/G02             F          139,000.00         ZZ
                                         360        139,000.00          1
                                       7.750            995.81         85
                                       7.500            995.81
    PEMBROKE PINES   FL   33025          5            01/29/03         04
    0415844364                           03           03/01/03         12
    0415844364                           O            02/01/33
    0


    8403795          E22/G02             F          538,000.00         ZZ
                                         360        538,000.00          1
                                       6.500          3,400.53         75
                                       6.250          3,400.53
    WHITEFISH        MT   59937          5            01/27/03         00
    0415845494                           03           03/01/03          0
    0415845494                           O            02/01/33
    0


1


    8403801          E22/G02             F          120,700.00         ZZ
                                         360        120,700.00          1
                                       6.500            762.91         85
                                       6.250            762.91
    LITTLETON        CO   80123          2            01/27/03         01
    0415847870                           01           03/01/03         12
    0415847870                           O            02/01/33
    0


    8403811          E22/G02             F          296,000.00         ZZ
                                         360        296,000.00          1
                                       6.250          1,822.52         80
                                       6.000          1,822.52
    SAN DIEGO        CA   92130          2            01/16/03         00
    0415856632                           01           03/01/03          0
    0415856632                           O            02/01/33
    0


    8403815          E22/G02             F          325,000.00         ZZ
                                         360        325,000.00          1
                                       6.500          2,054.22         88
                                       6.250          2,054.22
    PLACERVILLE      CA   95667          5            01/17/03         04
    0415860261                           03           03/01/03         25
    0415860261                           O            02/01/33
    0


    8403825          E22/G02             F          232,000.00         ZZ
                                         360        232,000.00          1
                                       6.375          1,447.38         80
                                       6.125          1,447.38
    CLOVERDALE       CA   95425          1            01/23/03         00
    0415866193                           05           03/01/03          0
    0415866193                           O            02/01/33
    0


    8403841          E22/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
                                       7.000          1,197.54         80
                                       6.750          1,197.54
    BURLESON         TX   76028          5            01/27/03         00
    0415879311                           05           03/01/03          0
    0415879311                           O            02/01/33
    0


    8403843          E22/G02             F          161,900.00         ZZ
                                         360        161,900.00          1
                                       6.125            983.72         80
                                       5.875            983.72
1


    MCKINLEYVILLE    CA   95519          1            01/23/03         00
    0415880277                           05           03/01/03          0
    0415880277                           N            02/01/33
    0


    8403861          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
                                       6.250            763.49         77
                                       6.000            763.49
    MIAMI            FL   33157          1            01/31/03         00
    0415888569                           05           03/01/03          0
    0415888569                           O            02/01/33
    0


    8403863          E22/G02             F          114,500.00         ZZ
                                         360        114,500.00          1
                                       5.875            677.31         66
                                       5.625            677.31
    BLACK MOUNTAIN   NC   28711          1            01/31/03         00
    0415894781                           05           03/01/03          0
    0415894781                           O            02/01/33
    0


    8403869          E22/G02             F          231,200.00         ZZ
                                         360        231,200.00          1
                                       7.250          1,577.19         85
                                       7.000          1,577.19
    BIRMINGHAM       AL   35244          5            01/27/03         04
    0415897347                           05           03/01/03         12
    0415897347                           O            02/01/33
    0


    8403871          E22/G02             F           78,000.00         ZZ
                                         360         78,000.00          1
                                       6.875            512.40         74
                                       6.625            512.40
    NIXA             MO   65714          2            01/24/03         00
    0415900646                           05           03/01/03          0
    0415900646                           O            02/01/33
    0


    8403873          E22/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
                                       6.250            523.36         54
                                       6.000            523.36
    PORTSMOUTH       NH   03801          5            01/24/03         00
    0415901156                           07           03/01/03          0
    0415901156                           O            02/01/33
    0
1




    8403881          E22/G02             F          510,000.00         ZZ
                                         360        510,000.00          1
                                       6.125          3,098.81         75
                                       5.875          3,098.81
    WIMBERLEY        TX   78676          2            01/27/03         00
    0415906502                           03           03/01/03          0
    0415906502                           O            02/01/33
    0


    8403903          E22/G02             F           74,005.00         ZZ
                                         360         74,005.00          1
                                       6.500            467.76         95
                                       6.250            467.76
    PASADENA         TX   77504          1            01/31/03         01
    0415924968                           05           03/01/03         35
    0415924968                           O            02/01/33
    0


    8403909          E22/G02             F           66,150.00         ZZ
                                         360         66,150.00          1
                                       7.500            462.53         90
                                       7.250            462.53
    MIAMI            FL   33056          1            01/31/03         04
    0415930700                           07           03/01/03         25
    0415930700                           N            02/01/33
    0


    8403939          E22/G02             F          233,000.00         ZZ
                                         360        233,000.00          1
                                       6.250          1,434.62         79
                                       6.000          1,434.62
    PASO ROBLES      CA   93446          5            01/23/03         00
    0415950971                           05           03/01/03          0
    0415950971                           O            02/01/33
    0


    8403989          E22/G02             F          220,000.00         ZZ
                                         360        220,000.00          2
                                       6.375          1,372.51         80
                                       6.125          1,372.51
    WEST ORANGE      NJ   07052          5            01/27/03         00
    0415991041                           05           03/01/03          0
    0415991041                           O            02/01/33
    0


    8403991          E22/G02             F          166,400.00         ZZ
                                         360        166,400.00          1
1


                                       6.250          1,024.55         80
                                       6.000          1,024.55
    ANNAPOLIS        MD   21403          1            01/31/03         00
    0415992080                           05           03/01/03          0
    0415992080                           O            02/01/33
    0


    8403999          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       7.750            601.79         78
                                       7.500            601.79
    BATON ROUGE      LA   70809          2            01/31/03         00
    0415996552                           05           03/01/03          0
    0415996552                           N            02/01/33
    0


    8404025          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       7.000            449.08         90
                                       6.750            449.08
    ALEXANDER CITY   AL   35010          5            01/28/03         01
    0416028512                           05           03/01/03         25
    0416028512                           O            02/01/33
    0


    8404035          E22/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
                                       6.375            948.28         80
                                       6.125            948.28
    SONORA           CA   95370          5            01/24/03         00
    0416031201                           05           03/01/03          0
    0416031201                           O            02/01/33
    0


    8404041          E22/G02             F           59,400.00         ZZ
                                         360         59,400.00          2
                                       6.875            390.22         90
                                       6.625            390.22
    SAN ANTONIO      TX   78250          1            01/30/03         01
    0416036606                           05           03/01/03         25
    0416036606                           N            02/01/33
    0


    8404045          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
                                       6.375            524.05         80
                                       6.125            524.05
    SACRAMENTO       CA   95820          5            01/27/03         00
    0416041408                           05           03/01/03          0
1


    0416041408                           O            02/01/33
    0


    8404053          E22/G02             F          101,550.00         ZZ
                                         360        101,550.00          1
                                       7.250            692.75         95
                                       7.000            692.75
    KINGWOOD         TX   77345          1            01/31/03         01
    0416051027                           03           03/01/03         30
    0416051027                           O            02/01/33
    0


    8404737          588/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
                                       7.250          1,381.41         90
                                       7.000          1,381.41
    POMPTON LAKES B  NJ   07442          1            01/29/03         10
    0435324850                           05           03/01/03         25
    1084930                              N            02/01/33
    0


    8404781          P01/G02             F           71,250.00         ZZ
                                         360         71,250.00          1
                                       7.625            504.30         95
                                       7.375            504.30
    RENSSELAER       NY   12144          5            01/27/03         10
    0435332101                           05           03/01/03         30
    03004409                             O            02/01/33
    0


    8406259          G27/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
                                       6.625            742.76         80
                                       6.375            742.76
    LAKE HAVASU CIT  AZ   86403          5            01/21/03         00
    0435315940                           05           03/01/03          0
    27002010                             O            02/01/33
    0


    8406415          967/G02             F          151,850.00         ZZ
                                         360        151,850.00          4
                                       6.500            959.80         90
                                       6.250            959.80
    APACHE JUNCTION  AZ   85219          1            01/27/03         14
    0435316112                           05           03/01/03         25
    5942719                              N            02/01/33
    0


1


    8406431          M18/G02             F          112,500.00         ZZ
                                         360        112,500.00          4
                                       7.625            796.27         90
                                       7.375            796.27
    SAN BERNARDINO   CA   92405          1            12/17/02         11
    0435327671                           05           03/01/03         25
    980102178                            N            02/01/33
    0


    8406435          940/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
                                       6.500            364.07         80
                                       6.250            364.07
    VICTORVILLE      CA   92392          1            01/29/03         00
    0435327119                           01           03/01/03          0
    69030003                             N            02/01/33
    0


    8406455          W68/G02             F          220,500.00         ZZ
                                         360        220,500.00          1
                                       6.625          1,411.89         90
                                       6.375          1,411.89
    DALLAS           TX   75209          1            01/13/03         28
    0435319983                           05           03/01/03         25
    34382                                O            02/01/33
    0


    8406759          K15/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       7.625            382.21         88
                                       7.375            382.21
    BATON ROUGE      LA   70812          5            01/25/03         41
    0435318852                           05           03/01/03         25
    000805509009                         O            02/01/33
    0


    8407159          K15/G02             F           61,700.00         ZZ
                                         360         61,700.00          1
                                       7.625            436.71         95
                                       7.375            436.71
    LAMAR            AR   72846          5            01/24/03         41
    0435318944                           05           03/01/03         30
    038205505855                         O            02/01/33
    0


    8407873          X67/G02             F          139,000.00         ZZ
                                         360        139,000.00          1
                                       6.000            833.38         68
                                       5.750            833.38
1


    LA PUENTE AREA   CA   91744          5            01/08/03         00
    0435325956                           05           03/01/03          0
    00282377                             O            02/01/33
    0


    8407981          F89/G02             F          362,700.00         ZZ
                                         360        362,700.00          1
                                       6.125          2,203.80         73
                                       5.875          2,203.80
    LOS ANGELES      CA   91364          2            01/23/03         00
    0435322920                           05           03/01/03          0
    27206                                O            02/01/33
    0


    8408017          M27/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
                                       6.375          1,147.92         80
                                       6.125          1,147.92
    WILMINGTON       NC   28411          2            01/27/03         00
    0435338546                           05           03/01/03          0
    06008732449                          O            02/01/33
    0


    8408055          W40/G02             F           97,500.00         ZZ
                                         360         97,500.00          1
                                       6.500            616.27         94
                                       6.250            616.27
    PHOENIX          AZ   85017          5            01/29/03         10
    0435335765                           05           03/01/03         30
    100017261                            O            02/01/33
    0


    8408059          742/G02             F          162,000.00         ZZ
                                         360        162,000.00          2
                                       7.125          1,091.42         90
                                       6.875          1,091.42
    ROCHESTER        NY   14609          1            01/29/03         11
    0435333703                           05           03/01/03         25
    5891502                              N            02/01/33
    0


    8408339          E82/G02             F          233,000.00         ZZ
                                         360        233,000.00          1
                                       6.625          1,491.92         51
                                       6.375          1,491.92
    BOONTON TOWNSHI  NJ   07005          2            01/31/03         00
    0400741773                           05           03/01/03          0
    1556245                              O            02/01/33
    0
1




    8408415          G34/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
                                       6.625          2,881.40         75
                                       6.375          2,881.40
    STAMFORD         CT   06903          5            01/27/03         00
    0435333125                           05           03/01/03          0
    56722013                             O            02/01/33
    0


    8408451          883/G02             F           63,750.00         ZZ
                                         360         63,750.00          1
                                       6.500            402.94         74
                                       6.250            402.94
    PHENIX CITY      AL   36867          5            01/21/03         00
    0435328604                           05           03/01/03          0
    05020308                             O            02/01/33
    0


    8408497          952/G02             F          216,000.00         ZZ
                                         360        216,000.00          2
                                       6.625          1,383.07         80
                                       6.375          1,383.07
    FAIRVIEW         NJ   07022          1            01/17/03         00
    0435327176                           05           03/01/03          0
    20027755                             O            02/01/33
    0


    8408551          E22/G02             F          148,500.00         ZZ
                                         360        148,500.00          1
                                       6.125            902.30         71
                                       5.875            902.30
    NAPA             CA   94558          2            01/14/03         00
    0415195718                           01           03/01/03          0
    0415195718                           N            02/01/33
    0


    8408577          E22/G02             F          233,600.00         ZZ
                                         360        233,600.00          1
                                       6.250          1,438.32         80
                                       6.000          1,438.32
    GOLDEN           CO   80403          2            01/28/03         00
    0415485457                           05           03/01/03          0
    0415485457                           O            02/01/33
    0


    8408579          E22/G02             F          171,000.00         ZZ
                                         360        171,000.00          1
1


                                       6.000          1,025.23         95
                                       5.750          1,025.23
    MARSHALL         VA   20115          5            01/29/03         04
    0415529551                           05           03/01/03         30
    0415529551                           O            02/01/33
    0


    8408583          E22/G02             F          262,000.00         ZZ
                                         360        262,000.00          1
                                       6.375          1,634.54         59
                                       6.125          1,634.54
    GARDNERVILLE     NV   89410          5            01/27/03         00
    0415580927                           05           03/01/03          0
    0415580927                           O            02/01/33
    0


    8408589          E22/G02             F          247,000.00         ZZ
                                         360        247,000.00          1
                                       7.250          1,684.98         95
                                       7.000          1,684.98
    TOMS RIVER       NJ   08755          5            01/24/03         01
    0415675487                           05           03/01/03         30
    0415675487                           O            02/01/33
    0


    8408619          E22/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
                                       6.250            911.26         47
                                       6.000            911.26
    OCEANSIDE        CA   92056          5            01/22/03         00
    0415801927                           05           03/01/03          0
    0415801927                           O            02/01/33
    0


    8408637          E22/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
                                       6.875          1,261.30         95
                                       6.625          1,261.30
    HOLBROOK         NY   11741          5            01/28/03         01
    0415836634                           05           03/01/03         30
    0415836634                           O            02/01/33
    0


    8408639          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
                                       6.250            812.75         80
                                       6.000            812.75
    CALDWELL         ID   83607          5            01/28/03         00
    0415840701                           05           03/01/03          0
1


    0415840701                           O            02/01/33
    0


    8408675          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
                                       7.750            515.82         90
                                       7.500            515.82
    CORVALLIS        OR   97330          1            01/23/03         04
    0415883214                           05           03/01/03         25
    0415883214                           N            02/01/33
    0


    8408677          E22/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
                                       7.750            515.82         90
                                       7.500            515.82
    CORVALLIS        OR   97330          1            01/22/03         04
    0415884022                           05           03/01/03         25
    0415884022                           N            02/01/33
    0


    8408681          E22/G02             F          110,700.00         ZZ
                                         360        110,700.00          1
                                       6.625            708.82         90
                                       6.375            708.82
    FLORISSANT       MO   63031          5            01/29/03         04
    0415886118                           09           03/01/03         25
    0415886118                           O            02/01/33
    0


    8408683          E22/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
                                       6.625            640.31         90
                                       6.375            640.31
    WARRENTON        MO   63383          5            01/28/03         01
    0415888650                           05           03/01/03         25
    0415888650                           O            02/01/33
    0


    8408701          E22/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
                                       6.250            709.31         80
                                       6.000            709.31
    PUEBLO           CO   81004          5            01/28/03         00
    0415899046                           05           03/01/03          0
    0415899046                           O            02/01/33
    0


1


    8408707          N47/G02             F          387,000.00         ZZ
                                         360        387,000.00          1
                                       6.125          2,351.45         90
                                       5.875          2,351.45
    FREMONT          CA   94539          1            01/22/03         04
    0435330717                           05           03/01/03         25
    20501962                             O            02/01/33
    0


    8408719          E22/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.000            419.69         59
                                       5.750            419.69
    LARAMIE          WY   82072          5            01/29/03         00
    0415908359                           05           03/01/03          0
    662955                               O            02/01/33
    0


    8408753          E22/G02             F           76,000.00         ZZ
                                         360         76,000.00          1
                                       6.500            480.37         80
                                       6.250            480.37
    ALBUQUERQUE      NM   87107          5            01/28/03         00
    0415959659                           05           03/01/03          0
    0415959659                           O            02/01/33
    0


    8408781          E22/G02             F          426,500.00         ZZ
                                         360        426,500.00          1
                                       6.625          2,730.93         73
                                       6.375          2,730.93
    SANDY            UT   84093          5            01/24/03         00
    0416001303                           05           03/01/03          0
    0416001303                           O            02/01/33
    0


    8408783          E22/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
                                       6.500            711.08         90
                                       6.250            711.08
    VISALIA          CA   93277          5            01/27/03         04
    0416005312                           05           03/01/03         25
    0416005312                           O            02/01/33
    0


    8408933          N47/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.250          2,586.01         79
                                       6.000          2,586.01
1


    SAN JOSE         CA   95131          2            01/24/03         00
    0435330097                           05           03/01/03          0
    20501248                             O            02/01/33
    0


    8409229          U97/G02             F          624,000.00         ZZ
                                         360        624,000.00          1
                                       6.500          3,944.10         80
                                       6.250          3,944.10
    SOUTH SAN FRANC  CA   94080          5            01/17/03         00
    0435325931                           05           03/01/03          0
    0657713                              O            02/01/33
    0


    8409597          253/253             F          204,581.00         ZZ
                                         360        204,581.00          1
                                       6.750          1,326.91         90
                                       6.500          1,326.91
    FORT WORTH       TX   76135          1            01/24/03         14
    999516                               05           03/01/03         25
    999516                               O            02/01/33
    0


    8409733          W39/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
                                       7.000          1,264.08         80
                                       6.750          1,264.08
    AUBREY           TX   76227          5            01/27/03         00
    0435337498                           05           03/01/03          0
    PNI30326                             O            02/01/33
    0


    8409737          X51/G02             F          432,000.00         ZZ
                                         360        432,000.00          1
                                       6.125          2,624.88         80
                                       5.875          2,624.88
    SHERMAN OAKS     CA   91423          5            01/23/03         00
    0435333331                           05           03/01/03          0
    R2054506                             O            02/01/33
    0


    8409741          975/G02             F          307,000.00         ZZ
                                         360        307,000.00          1
                                       6.125          1,865.36         64
                                       5.875          1,865.36
    SAN GABRIEL      CA   91776          5            01/21/03         00
    0435333679                           05           03/01/03          0
    2030148                              O            02/01/33
    0
1




    8410093          S27/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       7.125            715.49         90
                                       6.875            715.49
    SPRINGFIELD      VA   22152          1            01/24/03         10
    0435336441                           01           03/01/03         25
    1020006064                           N            02/01/33
    0


    8410203          U85/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
                                       6.250            431.00         88
                                       6.000            431.00
    WEST BEND        WI   53090          2            01/28/03         10
    0435332838                           01           03/01/03         25
    10138                                O            02/01/33
    0


    8410267          742/G02             F          119,250.00         ZZ
                                         360        119,250.00          4
                                       7.125            803.41         90
                                       6.875            803.41
    PORT JERVIS      NY   12771          1            01/30/03         11
    0435331335                           05           03/01/03         25
    5890272                              N            02/01/33
    0


    8410429          X51/G02             F          344,000.00         ZZ
                                         360        344,000.00          1
                                       6.250          2,118.07         77
                                       6.000          2,118.07
    SAN JOSE         CA   95127          2            01/25/03         00
    0435333083                           05           03/01/03          0
    030106003                            O            02/01/33
    0


    8410469          X51/G02             F          399,000.00         ZZ
                                         360        399,000.00          1
                                       6.250          2,456.71         79
                                       6.000          2,456.71
    MISSION VIEJO    CA   92692          5            01/25/03         00
    0435333588                           05           03/01/03          0
    R2054319                             O            02/01/33
    0


    8410793          696/G02             F          247,900.00         ZZ
                                         360        247,900.00          1
1


                                       6.250          1,526.36         80
                                       6.000          1,526.36
    WASHINGTON       DC   20005          1            01/17/03         00
    0435314877                           08           03/01/03          0
    31203020                             N            02/01/33
    0


    8410799          696/G02             F          151,200.00         ZZ
                                         360        151,200.00          1
                                       6.625            968.15         80
                                       6.375            968.15
    BURTONSVILLE     MD   20866          1            01/30/03         00
    0435299383                           09           03/01/03          0
    30403017                             O            02/01/33
    0


    8410987          X51/G02             F          420,000.00         ZZ
                                         360        420,000.00          1
                                       6.250          2,586.01         80
                                       6.000          2,586.01
    SAN CLEMENTE     CA   92673          5            01/23/03         00
    0435330394                           05           03/01/03          0
    030114001                            O            02/01/33
    0


    8410991          K15/G02             F           49,400.00         ZZ
                                         360         49,400.00          1
                                       7.625            349.65         90
                                       7.375            349.65
    FORT MADISON     IA   52627          5            01/14/03         41
    0435322946                           05           03/01/03         25
    002940005505903                      O            02/01/33
    0


    8411967          M12/G02             F          355,700.00         ZZ
                                         360        355,700.00          1
                                       7.625          2,517.62         84
                                       7.375          2,517.62
    TUCSON           AZ   85743          2            01/30/03         10
    0435340351                           05           03/01/03         12
    SC634                                O            02/01/33
    0


    8412307          U05/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
                                       6.125          2,041.57         80
                                       5.875          2,041.57
    PORTLAND         OR   97225          5            01/23/03         00
    0435327010                           05           03/01/03          0
1


    3306674                              O            02/01/33
    0


    8412371          U05/G02             F          376,000.00         ZZ
                                         360        376,000.00          1
                                       6.375          2,345.75         80
                                       6.125          2,345.75
    MONTROSE         CA   91020          1            01/20/03         00
    0435327721                           05           03/01/03          0
    3303159                              O            02/01/33
    0


    8413065          U05/G02             F          122,550.00         ZZ
                                         360        122,550.00          1
                                       6.125            744.63         95
                                       5.875            744.63
    DENVER           CO   80218          1            01/22/03         10
    0435327044                           01           03/01/03         30
    3304435                              O            02/01/33
    0


    8413123          E22/G02             F           79,000.00         ZZ
                                         360         79,000.00          1
                                       6.750            512.39         64
                                       6.500            512.39
    ROSEVILLE        MI   48038          2            02/04/03         00
    0415494301                           05           03/01/03          0
    0415494301                           N            02/01/33
    0


    8413187          E22/G02             F           78,992.00         ZZ
                                         240         78,992.00          1
                                       6.125            571.63         80
                                       5.875            571.63
    FORT WORTH       TX   76135          1            02/03/03         00
    0415732619                           03           03/01/03          0
    0415732619                           O            02/01/23
    0


    8413199          U05/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
                                       6.375          1,172.88         80
                                       6.125          1,172.88
    GUNTER           TX   75058          5            01/16/03         00
    0435333380                           05           03/01/03          0
    3295767                              O            02/01/33
    0


1


    8413203          E22/G02             F          400,000.00         ZZ
                                         360        400,000.00          3
                                       6.625          2,561.24         59
                                       6.375          2,561.24
    BOULDER          CO   80302          5            01/30/03         00
    0415799907                           05           03/01/03          0
    0415799907                           O            02/01/33
    0


    8413223          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          1
                                       6.875            827.73         90
                                       6.625            827.73
    MEDICAL LAKE     WA   99022          1            01/15/03         10
    0415865799                           05           03/01/03         30
    0415865799                           O            02/01/33
    0


    8413245          E22/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
                                       6.250          1,847.15         82
                                       6.000          1,847.15
    TAMPA            FL   33602          2            01/30/03         04
    0415901354                           09           03/01/03         12
    0415901354                           O            02/01/33
    0


    8413261          E22/G02             F          105,100.00         ZZ
                                         360        105,100.00          1
                                       6.375            655.69         78
                                       6.125            655.69
    CRYSTAL LAKE     IL   60014          2            01/30/03         00
    0415910611                           05           03/01/03          0
    0415910611                           O            02/01/33
    0


    8413293          E22/G02             F          218,100.00         ZZ
                                         360        218,100.00          1
                                       6.625          1,396.52         73
                                       6.375          1,396.52
    BAYVILLE         NJ   08721          5            01/30/03         00
    0415966258                           05           03/01/03          0
    0415966258                           O            02/01/33
    0


    8413295          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          1
                                       6.375          1,010.67         80
                                       6.125          1,010.67
1


    HOLLY SPRINGS    NC   27540          2            01/30/03         00
    0415968700                           05           03/01/03          0
    0415968700                           O            02/01/33
    0


    8413313          E22/G02             F          131,000.00         ZZ
                                         360        131,000.00          1
                                       6.500            828.01         55
                                       6.250            828.01
    PFLUGERVILLE     TX   78660          5            01/29/03         00
    0416003580                           05           03/01/03          0
    0416003580                           O            02/01/33
    0


    8413321          E22/G02             F          484,000.00         ZZ
                                         360        484,000.00          1
                                       6.125          2,940.84         80
                                       5.875          2,940.84
    SAN FRANCISCO    CA   94116          2            01/27/03         00
    0416010932                           05           03/01/03          0
    0416010932                           O            02/01/33
    0


    8413331          E22/G02             F          592,000.00         ZZ
                                         360        592,000.00          1
                                       6.125          3,597.05         80
                                       5.875          3,597.05
    NEWPORT BEACH    CA   92625          1            01/28/03         00
    0416023331                           09           03/01/03          0
    0416023331                           O            02/01/33
    0


    8413425          G34/G02             F          140,900.00         ZZ
                                         360        140,900.00          1
                                       7.000            937.41        100
                                       6.750            937.41
    LAS VEGAS        NV   89147          1            01/29/03         01
    0435330816                           05           03/01/03         35
    77380044                             O            02/01/33
    0


    8413455          M27/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.125          1,215.22         72
                                       5.875          1,215.22
    RALEIGH          NC   27610          1            01/30/03         00
    0435331301                           03           03/01/03          0
    100020173                            O            02/01/33
    0
1




    8413465          A06/G02             F          116,400.00         ZZ
                                         360        116,400.00          1
                                       6.500            735.73         80
                                       6.250            735.73
    PLEASANT RIDGE   MI   48069          1            01/28/03         00
    0435326921                           05           03/01/03          0
    021000020300623                      N            02/01/33
    0


    8414171          X82/G02             F          217,800.00         ZZ
                                         360        217,800.00          1
                                       6.375          1,358.79         78
                                       6.125          1,358.79
    ALEXANDRIA       VA   22309          2            01/27/03         00
    0435320957                           09           03/01/03          0
    841088                               O            02/01/33
    0


    8414277          A06/G02             F          448,000.00         ZZ
                                         360        448,000.00          1
                                       6.125          2,722.10         80
                                       5.875          2,722.10
    WALLED LAKE      MI   48390          5            01/29/03         00
    0435332127                           05           03/01/03          0
    025000020234414                      O            02/01/33
    0


    8414291          F89/G02             F          495,000.00         ZZ
                                         360        495,000.00          1
                                       6.500          3,128.74         69
                                       6.250          3,128.74
    WOODLAND HILLS   CA   91364          2            01/17/03         00
    0435333695                           05           03/01/03          0
    11623254                             O            02/01/33
    0


    8414461          U05/G02             F          204,250.00         ZZ
                                         360        204,250.00          1
                                       6.375          1,274.25         95
                                       6.125          1,274.25
    SACRAMENTO       CA   95821          1            01/09/03         04
    0435329180                           05           03/01/03         30
    3296456                              O            02/01/33
    0


    8414557          975/G02             F          261,600.00         ZZ
                                         360        261,600.00          1
1


                                       6.375          1,632.04         80
                                       6.125          1,632.04
    GARDEN GROVE     CA   92841          5            01/17/03         00
    0435330832                           05           03/01/03          0
    2030257                              O            02/01/33
    0


    8414697          A06/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
                                       6.000            729.06         80
                                       5.750            729.06
    OAK PARK         MI   48237          2            01/29/03         00
    0435331590                           05           03/01/03          0
    021000020234222                      O            02/01/33
    0


    8415327          E22/G02             F           85,000.00         ZZ
                                         240         85,000.00          1
                                       6.125            615.11         67
                                       5.875            615.11
    CARROLLTON       TX   75006          5            01/30/03         00
    0415590280                           05           03/01/03          0
    0415590280                           O            02/01/23
    0


    8415345          E22/G02             F          179,000.00         ZZ
                                         360        179,000.00          1
                                       6.250          1,102.13         80
                                       6.000          1,102.13
    COLUMBUS         OH   43206          5            01/31/03         00
    0415684364                           05           03/01/03          0
    0415684364                           O            02/01/33
    0


    8415347          E22/G02             F          164,500.00         ZZ
                                         360        164,500.00          1
                                       6.375          1,026.27         94
                                       6.125          1,026.27
    CIRCLEVILLE      OH   43113          2            01/31/03         11
    0415694132                           05           03/01/03         30
    0415694132                           O            02/01/33
    0


    8415365          E22/G02             F          189,600.00         ZZ
                                         360        189,600.00          1
                                       6.500          1,198.40         72
                                       6.250          1,198.40
    STAFFORD         TX   77477          5            01/31/03         00
    0415744200                           03           03/01/03          0
1


    0415744200                           O            02/01/33
    0


    8415373          E22/G02             F          110,400.00         ZZ
                                         360        110,400.00          1
                                       6.750            716.05         80
                                       6.500            716.05
    NORTH RICHLAND   TX   76180          5            01/31/03         00
    0415768555                           05           03/01/03          0
    0415768555                           O            02/01/33
    0


    8415417          E22/G02             F          382,000.00         ZZ
                                         360        382,000.00          1
                                       6.250          2,352.04         77
                                       6.000          2,352.04
    OCEANSIDE        CA   92057          2            01/28/03         00
    0415776905                           03           03/01/03          0
    0415776905                           O            02/01/33
    0


    8415437          E22/G02             F          139,000.00         ZZ
                                         360        139,000.00          2
                                       6.500            878.57         60
                                       6.250            878.57
    PATERSON         NJ   07522          5            01/31/03         00
    0415829654                           05           03/01/03          0
    0415829654                           O            02/01/33
    0


    8415445          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
                                       6.250          1,231.43         78
                                       6.000          1,231.43
    FARMINGTON HILL  MI   48333          5            01/31/03         00
    0415854959                           05           03/01/03          0
    0415854959                           O            02/01/33
    0


    8415467          E22/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
                                       6.875            443.43         89
                                       6.625            443.43
    PLATTSMOUTH      NE   68048          5            01/31/03         04
    0415886977                           05           03/01/03         25
    0415886977                           O            02/01/33
    0


1


    8415489          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
                                       6.500            682.63         80
                                       6.250            682.63
    ATWATER          CA   95301          1            01/28/03         00
    0415906023                           05           03/01/03          0
    0415906023                           N            02/01/33
    0


    8415523          E22/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
                                       6.375          1,497.29         80
                                       6.125          1,497.29
    LAS VEGAS        NV   89120          5            01/29/03         00
    0415929462                           05           03/01/03          0
    0415929462                           O            02/01/33
    0


    8415533          E22/G02             F          225,000.00         ZZ
                                         360        225,000.00          1
                                       6.750          1,459.35         85
                                       6.500          1,459.35
    GREAT FALLS      MT   59404          5            01/31/03         01
    0415941665                           05           03/01/03         12
    0415941665                           O            02/01/33
    0


    8415561          E22/G02             F           70,200.00         ZZ
                                         360         70,200.00          1
                                       6.750            455.32         90
                                       6.500            455.32
    ROCKY MOUNT      VA   24151          5            01/31/03         04
    0415965391                           05           03/01/03         25
    0415965391                           O            02/01/33
    0


    8415579          E22/G02             F          106,400.00         ZZ
                                         360        106,400.00          1
                                       5.875            629.40         80
                                       5.625            629.40
    GOLD HILL        OR   97525          2            01/28/03         00
    0415983238                           05           03/01/03          0
    0415983238                           O            02/01/33
    0


    8416351          Q14/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
                                       6.250            652.66         85
                                       6.000            652.66
1


    KANSAS CITY      MO   64119          2            01/28/03         01
    0435330089                           05           03/01/03         12
    0000311138                           O            02/01/33
    0


    8418025          253/253             F           89,300.00         ZZ
                                         360         89,300.00          1
                                       6.250            549.84         47
                                       6.000            549.84
    CLARKSVILLE      TN   37043          5            01/28/03         00
    456232                               05           03/01/03          0
    456232                               O            02/01/33
    0


    8419133          U05/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
                                       6.875            328.46         72
                                       6.625            328.46
    HEMET            CA   92544          1            01/28/03         00
    0435326897                           01           03/01/03          0
    3309853                              N            02/01/33
    0


    8419309          U05/G02             F          184,800.00         ZZ
                                         360        184,800.00          1
                                       6.250          1,137.85         80
                                       6.000          1,137.85
    KENT             WA   98032          5            01/16/03         00
    0435330477                           03           03/01/03          0
    3281711                              O            02/01/33
    0


    8421513          E22/G02             F          331,000.00         ZZ
                                         360        331,000.00          1
                                       6.125          2,011.19         77
                                       5.875          2,011.19
    PINOLE           CA   94564          2            01/22/03         00
    0415732957                           05           03/01/03          0
    0415732957                           O            02/01/33
    0


    8423017          K15/G02             F          264,400.00         ZZ
                                         360        264,400.00          1
                                       7.125          1,781.31         90
                                       6.875          1,781.31
    BRIDGEWATER      NJ   08807          5            01/24/03         41
    0435341987                           01           03/01/03         25
    010905510078                         O            02/01/33
    0
1




    8423455          Q14/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
                                       6.500            671.26         90
                                       6.250            671.26
    MARION           IA   52302          5            01/31/03         01
    0435331277                           05           03/01/03         25
    0000211257                           O            02/01/33
    0


    8423495          G34/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
                                       7.500            377.58         75
                                       7.250            377.58
    SANTA TERESA     NM   88008          1            01/30/03         00
    0435341649                           05           03/01/03          0
    85212630                             N            02/01/33
    0


    8423673          X82/G02             F          219,850.00         ZZ
                                         360        219,850.00          1
                                       7.125          1,481.17         65
                                       6.875          1,481.17
    ARLINGTON        VA   22204          5            01/29/03         00
    0435333430                           05           03/01/03          0
    849161                               N            02/01/33
    0


    8425749          253/253             F          217,000.00         ZZ
                                         360        217,000.00          1
                                       6.250          1,336.11         77
                                       6.000          1,336.11
    FARMINGTON       MN   55024          2            01/28/03         00
    453652                               05           03/01/03          0
    453652                               O            02/01/33
    0


    8425851          K15/G02             F          245,000.00         ZZ
                                         360        245,000.00          1
                                       6.500          1,548.57         68
                                       6.250          1,548.57
    TROY             MI   48098          2            01/31/03         00
    0435347158                           05           03/01/03          0
    035005510421                         N            02/01/33
    0


    8426331          696/G02             F          191,200.00         ZZ
                                         360        191,200.00          1
1


                                       6.500          1,208.51         80
                                       6.250          1,208.51
    WOODBRIDGE       VA   22192          1            01/31/03         00
    0435331798                           09           03/01/03          0
    24602354                             O            02/01/33
    0


    8432605          E22/G02             F          118,800.00         ZZ
                                         360        118,800.00          1
                                       6.375            741.16         80
                                       6.125            741.16
    CARROLLTON       TX   75007          5            02/03/03         00
    0415690551                           05           03/01/03          0
    0415690551                           O            02/01/33
    0


    8432775          E22/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
                                       6.125            838.50         80
                                       5.875            838.50
    TOLEDO           OH   43623          5            02/03/03         00
    0415854314                           05           03/01/03          0
    0415854314                           O            02/01/33
    0


    8432973          E22/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
                                       6.375          1,771.79         76
                                       6.125          1,771.79
    FAIRVIEW         NC   28730          5            02/03/02         00
    0416003853                           05           03/01/03          0
    0416003853                           O            02/01/33
    0

   TOTAL NUMBER OF LOANS   :      2,216

   TOTAL ORIGINAL BALANCE  :   422,713,169.00

   TOTAL PRINCIPAL BALANCE :   422,408,254.70

   TOTAL ORIGINAL P+I      :     2,690,671.77

   TOTAL CURRENT P+I       :     2,690,671.77


                             ***************************
                             *      END OF REPORT      *
                             ***************************


                                   EXHIBIT TWO

                         SCHEDULE OF DISCOUNT FRACTIONS
                                                  Schedule of Discount Fractions

        Loan Number             Current Balance           Net Mortgage Rate           Discount Fraction           PO Balance
          8089189                 $167,305.42                  5.970%                      0.5000%                  $836.53
          8120737                 $478,127.99                  5.970%                      0.5000%                 $2,390.64
          8140641                 $288,173.07                  5.970%                      0.5000%                 $1,440.87
          8221451                 $156,034.41                  5.595%                      6.7500%                $10,532.32
          8242053                 $114,781.19                  5.970%                      0.5000%                  $573.91
          8242091                 $175,308.69                  5.845%                      2.5833%                 $4,528.81
          8246683                 $119,023.11                  5.970%                      0.5000%                  $595.12
          8251119                 $143,756.75                  5.720%                      4.6667%                 $6,708.65
          8257219                 $65,571.96                   5.845%                      2.5833%                 $1,693.94
          8270571                 $146,713.51                  5.845%                      2.5833%                 $3,790.10
          8277641                 $391,628.06                  5.970%                      0.5000%                 $1,958.14
          8279015                 $202,207.96                  5.970%                      0.5000%                 $1,011.04
          8279181                 $269,473.82                  5.845%                      2.5833%                 $6,961.41
          8279541                 $183,649.91                  5.970%                      0.5000%                  $918.25
          8281355                 $485,075.34                  5.970%                      0.5000%                 $2,425.38
          8283301                 $131,622.29                  5.970%                      0.5000%                  $658.11
          8283325                 $74,263.88                   5.970%                      0.5000%                  $371.32
          8283675                 $69,799.68                   5.970%                      0.5000%                  $349.00
          8283819                 $141,207.79                  5.970%                      0.5000%                  $706.04
          8284019                 $51,851.19                   5.970%                      0.5000%                  $259.26
          8284295                 $299,928.24                  5.970%                      0.5000%                 $1,499.64
          8284325                 $199,619.47                  5.970%                      0.5000%                  $998.10
          8284491                 $274,476.76                  5.970%                      0.5000%                 $1,372.38
          8284495                 $129,727.72                  5.970%                      0.5000%                  $648.64
          8284657                 $299,130.87                  5.970%                      0.5000%                 $1,495.65
          8284689                 $98,811.62                   5.970%                      0.5000%                  $494.06
          8287529                 $99,805.10                   5.845%                      2.5833%                 $2,578.30
          8287727                 $398,855.45                  5.970%                      0.5000%                 $1,994.28
          8289307                 $171,483.73                  5.720%                      4.6667%                 $8,002.57
          8290159                 $183,825.41                  5.970%                      0.5000%                  $919.13
          8292295                 $169,838.70                  5.970%                      0.5000%                  $849.19
          8296253                 $135,870.95                  5.970%                      0.5000%                  $679.35
          8296955                 $79,145.45                   5.845%                      2.5833%                 $2,044.59
          8301091                 $271,729.22                  5.720%                      4.6667%                $12,680.70
          8303053                 $163,045.15                  5.970%                      0.5000%                  $815.23
          8303057                 $116,689.17                  5.970%                      0.5000%                  $583.45
          8307797                 $107,897.53                  5.970%                      0.5000%                  $539.49
          8308501                 $329,686.88                  5.970%                      0.5000%                 $1,648.43
          8308991                 $268,463.08                  5.720%                      4.6667%                $12,528.28
          8309051                 $349,659.82                  5.845%                      2.5833%                 $9,032.88
          8309435                 $343,649.28                  5.595%                      6.7500%                $23,196.33
          8312893                 $149,857.67                  5.970%                      0.5000%                  $749.29
          8314177                 $107,497.91                  5.970%                      0.5000%                  $537.49
          8315723                 $71,931.68                   5.970%                      0.5000%                  $359.66
          8318537                 $114,688.42                  5.845%                      2.5833%                 $2,962.78
          8319753                 $399,570.51                  5.970%                      0.5000%                 $1,997.85
          8320643                 $157,350.56                  5.970%                      0.5000%                  $786.75
          8321231                 $102,902.27                  5.970%                      0.5000%                  $514.51
          8321585                 $359,658.42                  5.970%                      0.5000%                 $1,798.29
          8321863                 $313,694.81                  5.845%                      2.5833%                 $8,103.78
          8322773                 $177,831.10                  5.970%                      0.5000%                  $889.16
          8322853                 $199,805.61                  5.845%                      2.5833%                 $5,161.64
          8324467                 $439,582.51                  5.970%                      0.5000%                 $2,197.91


  Wednesday, February 19, 2003                                                                                         Page 1 of 9

          8325341                 $125,874.57                  5.720%                      4.6667%                 $5,874.15
          8325611                 $142,857.64                  5.720%                      4.6667%                 $6,666.69
          8326483                 $223,787.46                  5.970%                      0.5000%                 $1,118.94
          8328149                 $236,775.12                  5.970%                      0.5000%                 $1,183.88
          8329147                 $399,611.23                  5.845%                      2.5833%                $10,323.29
          8329279                 $130,239.51                  5.720%                      4.6667%                 $6,077.84
          8329723                 $133,000.00                  5.845%                      2.5833%                 $3,435.83
          8330363                 $97,507.39                   5.970%                      0.5000%                  $487.54
          8330515                 $191,817.82                  5.970%                      0.5000%                  $959.09
          8331163                 $152,102.02                  5.845%                      2.5833%                 $3,929.30
          8331677                 $107,797.62                  5.970%                      0.5000%                  $538.99
          8331975                 $299,708.42                  5.845%                      2.5833%                 $7,742.47
          8331979                 $544,000.00                  5.970%                      0.5000%                 $2,720.00
          8335697                 $78,425.51                   5.970%                      0.5000%                  $392.13
          8335855                 $188,000.00                  5.970%                      0.5000%                  $940.00
          8336641                 $165,000.00                  5.970%                      0.5000%                  $825.00
          8336801                 $399,620.46                  5.970%                      0.5000%                 $1,998.10
          8338417                 $175,000.00                  5.970%                      0.5000%                  $875.00
          8338819                 $45,000.00                   5.970%                      0.5000%                  $225.00
          8338823                 $107,400.00                  5.970%                      0.5000%                  $537.00
          8338835                 $119,378.16                  5.595%                      6.7500%                 $8,058.03
          8338839                 $621,000.00                  5.970%                      0.5000%                 $3,105.00
          8339779                 $267,739.52                  5.845%                      2.5833%                 $6,916.60
          8339921                 $352,225.48                  5.970%                      0.5000%                 $1,761.13
          8340312                 $374,644.18                  5.970%                      0.5000%                 $1,873.22
          8341079                 $399,620.46                  5.970%                      0.5000%                 $1,998.10
          8341121                 $319,391.16                  5.970%                      0.5000%                 $1,596.96
          8341167                 $399,238.95                  5.970%                      0.5000%                 $1,996.19
          8341323                 $495,555.34                  5.970%                      0.5000%                 $2,477.78
          8341355                 $479,544.55                  5.970%                      0.5000%                 $2,397.72
          8342164                 $95,908.91                   5.970%                      0.5000%                  $479.54
          8342316                 $437,176.79                  5.970%                      0.5000%                 $2,185.88
          8342369                 $279,000.00                  5.845%                      2.5833%                 $7,207.50
          8342409                 $231,200.00                  5.970%                      0.5000%                 $1,156.00
          8342429                 $126,000.00                  5.970%                      0.5000%                  $630.00
          8342463                 $309,000.00                  5.970%                      0.5000%                 $1,545.00
          8342465                 $307,700.00                  5.720%                      4.6667%                $14,359.33
          8342525                 $244,000.00                  5.845%                      2.5833%                 $6,303.33
          8342529                 $90,000.00                   5.970%                      0.5000%                  $450.00
          8342591                 $234,000.00                  5.595%                      6.7500%                $15,795.00
          8342778                 $363,654.62                  5.970%                      0.5000%                 $1,818.27
          8342873                 $259,753.31                  5.970%                      0.5000%                 $1,298.77
          8343611                 $560,000.00                  5.970%                      0.5000%                 $2,800.00
          8343821                 $191,800.00                  5.970%                      0.5000%                  $959.00
          8343943                 $80,000.00                   5.845%                      2.5833%                 $2,066.67
          8344119                 $230,980.63                  5.970%                      0.5000%                 $1,154.90
          8344973                 $456,000.00                  5.720%                      4.6667%                $21,280.00
          8345015                 $258,548.46                  5.845%                      2.5833%                 $6,679.17
          8345299                 $219,791.25                  5.970%                      0.5000%                 $1,098.96
          8345363                 $75,877.93                   5.970%                      0.5000%                  $379.39
          8345720                 $293,000.00                  5.970%                      0.5000%                 $1,465.00
          8345739                 $82,400.00                   5.970%                      0.5000%                  $412.00
          8345789                 $182,000.00                  5.845%                      2.5833%                 $4,701.67
          8345859                 $82,400.00                   5.970%                      0.5000%                  $412.00
          8345939                 $119,886.14                  5.970%                      0.5000%                  $599.43
          8346007                 $117,600.00                  5.970%                      0.5000%                  $588.00
          8346633                 $418,592.76                  5.845%                      2.5833%                $10,813.65


  Wednesday, February 19, 2003                                                                                         Page 2 of 9


          8346635                 $544,482.88                  5.970%                      0.5000%                 $2,722.41
          8346637                 $421,599.59                  5.970%                      0.5000%                 $2,108.00
          8346641                 $649,368.24                  5.845%                      2.5833%                $16,775.35
          8346643                 $334,839.22                  5.845%                      2.5833%                 $8,650.01
          8346645                 $348,668.86                  5.970%                      0.5000%                 $1,743.34
          8346647                 $403,607.33                  5.845%                      2.5833%                $10,426.52
          8346649                 $384,634.70                  5.970%                      0.5000%                 $1,923.17
          8346651                 $502,994.03                  5.720%                      4.6667%                $23,473.05
          8346655                 $370,098.51                  5.970%                      0.5000%                 $1,850.49
          8346657                 $343,039.17                  5.720%                      4.6667%                $16,008.49
          8346661                 $561,366.85                  5.970%                      0.5000%                 $2,806.83
          8346851                 $393,927.87                  5.595%                      6.7500%                $26,590.13
          8346890                 $555,000.00                  5.970%                      0.5000%                 $2,775.00
          8347116                 $372,000.00                  5.970%                      0.5000%                 $1,860.00
          8347788                 $251,250.00                  5.845%                      2.5833%                 $6,490.63
          8348027                 $79,844.17                   5.970%                      0.5000%                  $399.22
          8349107                 $100,904.16                  5.970%                      0.5000%                  $504.52
          8350521                 $89,914.60                   5.970%                      0.5000%                  $449.57
          8350541                 $544,575.00                  5.845%                      2.5833%                $14,068.19
          8350545                 $88,800.00                   5.845%                      2.5833%                 $2,294.00
          8350575                 $195,000.00                  5.970%                      0.5000%                  $975.00
          8350593                 $239,000.00                  5.845%                      2.5833%                 $6,174.17
          8350643                 $210,000.00                  5.970%                      0.5000%                 $1,050.00
          8350645                 $107,817.60                  5.970%                      0.5000%                  $539.09
          8350683                 $248,000.00                  5.845%                      2.5833%                 $6,406.67
          8350715                 $183,200.00                  5.970%                      0.5000%                  $916.00
          8350723                 $244,000.00                  5.595%                      6.7500%                $16,470.00
          8351719                 $204,805.49                  5.970%                      0.5000%                 $1,024.03
          8353169                 $190,000.00                  5.720%                      4.6667%                 $8,866.67
          8353545                 $492,532.22                  5.970%                      0.5000%                 $2,462.66
          8353565                 $322,700.00                  5.970%                      0.5000%                 $1,613.50
          8353591                 $134,871.90                  5.970%                      0.5000%                  $674.36
          8353711                 $359,658.42                  5.970%                      0.5000%                 $1,798.29
          8354493                 $199,810.24                  5.970%                      0.5000%                  $999.05
          8354781                 $110,700.00                  5.970%                      0.5000%                  $553.50
          8354829                 $195,950.00                  5.970%                      0.5000%                  $979.75
          8354899                 $310,000.00                  5.970%                      0.5000%                 $1,550.00
          8354965                 $143,800.00                  5.970%                      0.5000%                  $719.00
          8354991                 $182,000.00                  5.845%                      2.5833%                 $4,701.67
          8355065                 $628,000.00                  5.845%                      2.5833%                $16,223.33
          8355113                 $107,000.00                  5.970%                      0.5000%                  $535.00
          8355531                 $455,567.33                  5.970%                      0.5000%                 $2,277.84
          8356199                 $464,000.00                  5.970%                      0.5000%                 $2,320.00
          8357557                 $304,689.04                  5.595%                      6.7500%                $20,566.51
          8357731                 $288,000.00                  5.970%                      0.5000%                 $1,440.00
          8358403                 $161,600.00                  5.970%                      0.5000%                  $808.00
          8358673                 $94,500.00                   5.845%                      2.5833%                 $2,441.25
          8358697                 $540,000.00                  5.845%                      2.5833%                $13,950.00
          8358753                 $252,000.00                  5.845%                      2.5833%                 $6,510.00
          8358771                 $255,500.00                  5.970%                      0.5000%                 $1,277.50
          8358777                 $396,000.00                  5.970%                      0.5000%                 $1,980.00
          8358779                 $450,000.00                  5.845%                      2.5833%                $11,625.00
          8358829                 $444,577.77                  5.970%                      0.5000%                 $2,222.89
          8358833                 $114,600.00                  5.845%                      2.5833%                 $2,960.50
          8358853                 $208,000.00                  5.720%                      4.6667%                 $9,706.67
          8358953                 $340,000.00                  5.970%                      0.5000%                 $1,700.00
          8360011                 $117,876.80                  5.470%                      8.8333%                $10,412.45


  Wednesday, February 19, 2003                                                                                         Page 3 of 9



          8361049                 $98,772.56                   5.720%                      4.6667%                 $4,609.39
          8361415                 $256,000.00                  5.720%                      4.6667%                $11,946.67
          8361425                 $151,000.00                  5.720%                      4.6667%                 $7,046.67
          8361453                 $235,975.89                  5.970%                      0.5000%                 $1,179.88
          8362023                 $114,400.00                  5.845%                      2.5833%                 $2,955.33
          8363775                 $175,000.00                  5.845%                      2.5833%                 $4,520.83
          8364935                 $131,000.00                  5.845%                      2.5833%                 $3,384.17
          8364953                 $277,600.00                  5.970%                      0.5000%                 $1,388.00
          8364977                 $190,000.00                  5.720%                      4.6667%                 $8,866.67
          8364981                 $172,500.00                  5.970%                      0.5000%                  $862.50
          8364993                 $240,000.00                  5.970%                      0.5000%                 $1,200.00
          8365023                 $151,000.00                  5.970%                      0.5000%                  $755.00
          8365029                 $380,000.00                  5.970%                      0.5000%                 $1,900.00
          8365109                 $175,750.00                  5.845%                      2.5833%                 $4,540.21
          8365137                 $123,300.00                  5.845%                      2.5833%                 $3,185.25
          8365147                 $110,000.00                  5.970%                      0.5000%                  $550.00
          8365167                 $65,000.00                   5.970%                      0.5000%                  $325.00
          8365181                 $546,000.00                  5.845%                      2.5833%                $14,105.00
          8365215                 $286,000.00                  5.970%                      0.5000%                 $1,430.00
          8366545                 $82,000.00                   5.970%                      0.5000%                  $410.00
          8366597                 $240,000.00                  5.970%                      0.5000%                 $1,200.00
          8367195                 $365,000.00                  5.970%                      0.5000%                 $1,825.00
          8367581                 $500,000.00                  5.845%                      2.5833%                $12,916.67
          8367691                 $144,000.00                  5.970%                      0.5000%                  $720.00
          8367855                 $230,281.29                  5.970%                      0.5000%                 $1,151.41
          8368549                 $232,600.00                  5.970%                      0.5000%                 $1,163.00
          8368587                 $138,000.00                  5.845%                      2.5833%                 $3,565.00
          8368609                 $267,000.00                  5.970%                      0.5000%                 $1,335.00
          8368653                 $152,800.00                  5.595%                      6.7500%                $10,314.00
          8368657                 $255,600.00                  5.595%                      6.7500%                $17,253.00
          8368697                 $500,000.00                  5.970%                      0.5000%                 $2,500.00
          8368819                 $166,500.00                  5.845%                      2.5833%                 $4,301.25
          8369099                 $199,200.00                  5.720%                      4.6667%                 $9,296.00
          8371939                 $381,000.00                  5.970%                      0.5000%                 $1,905.00
          8371945                 $413,000.00                  5.970%                      0.5000%                 $2,065.00
          8371953                 $460,000.00                  5.970%                      0.5000%                 $2,300.00
          8372017                 $93,750.00                   5.970%                      0.5000%                  $468.75
          8372059                 $255,000.00                  5.970%                      0.5000%                 $1,275.00
          8372129                 $80,000.00                   5.595%                      6.7500%                 $5,400.00
          8372171                 $106,000.00                  5.970%                      0.5000%                  $530.00
          8372185                 $113,400.00                  5.970%                      0.5000%                  $567.00
          8372187                 $103,000.00                  5.970%                      0.5000%                  $515.00
          8372385                 $212,900.00                  5.845%                      2.5833%                 $5,499.92
          8372485                 $259,000.00                  5.970%                      0.5000%                 $1,295.00
          8373295                 $343,673.60                  5.970%                      0.5000%                 $1,718.37
          8373507                 $158,000.00                  5.970%                      0.5000%                  $790.00
          8373615                 $299,708.42                  5.845%                      2.5833%                 $7,742.47
          8374637                 $134,300.00                  5.720%                      4.6667%                 $6,267.33
          8375121                 $400,000.00                  5.970%                      0.5000%                 $2,000.00
          8375221                 $69,300.00                   5.970%                      0.5000%                  $346.50
          8375879                 $182,000.00                  5.720%                      4.6667%                 $8,493.33
          8375939                 $239,761.08                  5.720%                      4.6667%                $11,188.85
          8375945                 $160,400.00                  5.720%                      4.6667%                 $7,485.33
          8375947                 $152,000.00                  5.970%                      0.5000%                  $760.00
          8375953                 $147,000.00                  5.970%                      0.5000%                  $735.00
          8375955                 $259,734.92                  5.595%                      6.7500%                $17,532.11
          8375971                 $226,000.00                  5.720%                      4.6667%                $10,546.67


  Wednesday, February 19, 2003                                                                                         Page 4 of 9


          8375995                 $119,558.45                  5.970%                      0.5000%                  $597.79
          8376019                 $273,733.69                  5.845%                      2.5833%                 $7,071.45
          8376021                 $336,180.71                  5.970%                      0.5000%                 $1,680.90
          8376051                 $94,907.67                   5.845%                      2.5833%                 $2,451.78
          8376067                 $133,000.00                  5.595%                      6.7500%                 $8,977.50
          8376091                 $140,800.00                  5.595%                      6.7500%                 $9,504.00
          8376093                 $461,051.45                  5.845%                      2.5833%                $11,910.50
          8376095                 $262,500.00                  5.595%                      6.7500%                $17,718.75
          8376103                 $177,826.99                  5.845%                      2.5833%                 $4,593.86
          8376107                 $299,708.42                  5.845%                      2.5833%                 $7,742.47
          8376111                 $299,708.42                  5.845%                      2.5833%                 $7,742.47
          8376117                 $183,816.83                  5.720%                      4.6667%                 $8,578.12
          8376133                 $139,867.17                  5.970%                      0.5000%                  $699.34
          8376147                 $199,810.24                  5.970%                      0.5000%                  $999.05
          8376163                 $101,733.67                  5.470%                      8.8333%                 $8,986.47
          8376167                 $145,000.00                  5.970%                      0.5000%                  $725.00
          8376177                 $264,736.19                  5.720%                      4.6667%                $12,354.36
          8376189                 $170,837.74                  5.970%                      0.5000%                  $854.19
          8376197                 $142,354.72                  5.595%                      6.7500%                 $9,608.94
          8376213                 $264,729.82                  5.595%                      6.7500%                $17,869.26
          8376215                 $232,000.00                  5.970%                      0.5000%                 $1,160.00
          8376229                 $180,828.26                  5.970%                      0.5000%                  $904.14
          8376233                 $200,000.00                  5.470%                      8.8333%                $17,666.67
          8376235                 $501,512.08                  5.845%                      2.5833%                $12,955.73
          8376247                 $316,691.89                  5.845%                      2.5833%                 $8,181.21
          8376251                 $197,000.00                  5.970%                      0.5000%                  $985.00
          8376273                 $207,802.64                  5.970%                      0.5000%                 $1,039.01
          8376279                 $191,808.86                  5.720%                      4.6667%                 $8,951.08
          8376289                 $75,050.00                   5.720%                      4.6667%                 $3,502.33
          8376301                 $287,713.29                  5.720%                      4.6667%                $13,426.62
          8376313                 $209,501.03                  5.970%                      0.5000%                 $1,047.51
          8376321                 $243,757.10                  5.720%                      4.6667%                $11,375.33
          8376325                 $218,787.14                  5.845%                      2.5833%                 $5,652.00
          8376329                 $154,849.35                  5.845%                      2.5833%                 $4,000.27
          8376345                 $139,697.00                  5.720%                      4.6667%                 $6,519.19
          8376351                 $699,303.15                  5.720%                      4.6667%                $32,634.15
          8376359                 $206,606.14                  5.970%                      0.5000%                 $1,033.03
          8376427                 $369,600.00                  5.970%                      0.5000%                 $1,848.00
          8376433                 $250,000.00                  5.970%                      0.5000%                 $1,250.00
          8376437                 $286,207.90                  5.595%                      6.7500%                $19,319.03
          8376487                 $280,000.00                  5.470%                      8.8333%                $24,733.33
          8376495                 $190,718.87                  5.970%                      0.5000%                  $953.59
          8376503                 $116,888.98                  5.970%                      0.5000%                  $584.44
          8376543                 $225,520.00                  5.970%                      0.5000%                 $1,127.60
          8376545                 $371,350.00                  5.845%                      2.5833%                 $9,593.21
          8377003                 $90,100.00                   5.970%                      0.5000%                  $450.50
          8377047                 $81,000.00                   5.970%                      0.5000%                  $405.00
          8377055                 $160,000.00                  5.970%                      0.5000%                  $800.00
          8377135                 $239,600.00                  5.595%                      6.7500%                $16,173.00
          8377299                 $220,000.00                  5.845%                      2.5833%                 $5,683.33
          8377327                 $352,500.00                  5.970%                      0.5000%                 $1,762.50
          8377329                 $111,000.00                  5.720%                      4.6667%                 $5,180.00
          8377379                 $92,800.00                   5.970%                      0.5000%                  $464.00
          8377391                 $118,400.00                  5.720%                      4.6667%                 $5,525.33
          8377427                 $83,725.00                   5.845%                      2.5833%                 $2,162.90
          8377457                 $270,000.00                  5.845%                      2.5833%                 $6,975.00
          8377531                 $196,000.00                  5.970%                      0.5000%                  $980.00


  Wednesday, February 19, 2003                                                                                         Page 5 of 9

          8377533                 $256,000.00                  5.970%                      0.5000%                 $1,280.00
          8377539                 $295,000.00                  5.845%                      2.5833%                 $7,620.83
          8377551                 $96,000.00                   5.970%                      0.5000%                  $480.00
          8377577                 $104,000.00                  5.970%                      0.5000%                  $520.00
          8377637                 $635,000.00                  5.845%                      2.5833%                $16,404.17
          8377679                 $125,000.00                  5.720%                      4.6667%                 $5,833.33
          8377693                 $462,700.00                  5.845%                      2.5833%                $11,953.08
          8377697                 $423,750.00                  5.970%                      0.5000%                 $2,118.75
          8377701                 $215,000.00                  5.845%                      2.5833%                 $5,554.17
          8377715                 $111,650.00                  5.970%                      0.5000%                  $558.25
          8377717                 $141,600.00                  5.970%                      0.5000%                  $708.00
          8377899                 $299,000.00                  5.845%                      2.5833%                 $7,724.17
          8377957                 $169,600.00                  5.845%                      2.5833%                 $4,381.33
          8378191                 $262,000.00                  5.970%                      0.5000%                 $1,310.00
          8378653                 $113,430.00                  5.970%                      0.5000%                  $567.15
          8378663                 $175,000.00                  5.970%                      0.5000%                  $875.00
          8380341                 $300,000.00                  5.845%                      2.5833%                 $7,750.00
          8380359                 $210,000.00                  5.845%                      2.5833%                 $5,425.00
          8380409                 $134,000.00                  5.970%                      0.5000%                  $670.00
          8380445                 $457,000.00                  5.845%                      2.5833%                $11,805.83
          8380447                 $114,300.00                  5.845%                      2.5833%                 $2,952.75
          8380499                 $180,000.00                  5.970%                      0.5000%                  $900.00
          8380503                 $205,000.00                  5.970%                      0.5000%                 $1,025.00
          8380507                 $245,000.00                  5.970%                      0.5000%                 $1,225.00
          8380531                 $210,000.00                  5.595%                      6.7500%                $14,175.00
          8380551                 $124,925.00                  5.845%                      2.5833%                 $3,227.23
          8380573                 $269,737.58                  5.845%                      2.5833%                 $6,968.22
          8381011                 $181,430.00                  5.970%                      0.5000%                  $907.15
          8381493                 $352,000.00                  5.845%                      2.5833%                 $9,093.33
          8382023                 $364,000.00                  5.845%                      2.5833%                 $9,403.33
          8382773                 $229,600.00                  5.845%                      2.5833%                 $5,931.33
          8382859                 $129,000.00                  5.845%                      2.5833%                 $3,332.50
          8382871                 $200,000.00                  5.970%                      0.5000%                 $1,000.00
          8382891                 $429,000.00                  5.970%                      0.5000%                 $2,145.00
          8382979                 $210,000.00                  5.845%                      2.5833%                 $5,425.00
          8382991                 $220,000.00                  5.970%                      0.5000%                 $1,100.00
          8383007                 $78,500.00                   5.970%                      0.5000%                  $392.50
          8383109                 $60,100.00                   5.970%                      0.5000%                  $300.50
          8383813                 $182,000.00                  5.720%                      4.6667%                 $8,493.33
          8383851                 $153,600.00                  5.720%                      4.6667%                 $7,168.00
          8384259                 $159,100.00                  5.845%                      2.5833%                 $4,110.08
          8384551                 $108,000.00                  5.970%                      0.5000%                  $540.00
          8385609                 $280,500.00                  5.970%                      0.5000%                 $1,402.50
          8385701                 $384,102.45                  5.970%                      0.5000%                 $1,920.51
          8386217                 $49,700.00                   5.970%                      0.5000%                  $248.50
          8386257                 $92,000.00                   5.470%                      8.8333%                 $8,126.67
          8386287                 $200,000.00                  5.970%                      0.5000%                 $1,000.00
          8386297                 $155,000.00                  5.970%                      0.5000%                  $775.00
          8386325                 $121,000.00                  5.970%                      0.5000%                  $605.00
          8386327                 $299,700.00                  5.720%                      4.6667%                $13,986.00
          8386339                 $500,000.00                  5.845%                      2.5833%                $12,916.67
          8387221                 $300,700.00                  5.970%                      0.5000%                 $1,503.50
          8387295                 $220,000.00                  5.845%                      2.5833%                 $5,683.33
          8387617                 $280,000.00                  5.970%                      0.5000%                 $1,400.00
          8387771                 $224,000.00                  5.970%                      0.5000%                 $1,120.00
          8388529                 $340,000.00                  5.845%                      2.5833%                 $8,783.33
          8388647                 $174,825.79                  5.720%                      4.6667%                 $8,158.54


  Wednesday, February 19, 2003                                                                                         Page 6 of 9

          8392749                 $204,800.00                  5.970%                      0.5000%                 $1,024.00
          8392763                 $106,500.00                  5.845%                      2.5833%                 $2,751.25
          8392773                 $297,500.00                  5.845%                      2.5833%                 $7,685.42
          8392775                 $82,000.00                   5.845%                      2.5833%                 $2,118.33
          8392813                 $234,400.00                  5.970%                      0.5000%                 $1,172.00
          8392871                 $320,000.00                  5.970%                      0.5000%                 $1,600.00
          8392943                 $416,000.00                  5.845%                      2.5833%                $10,746.67
          8392967                 $560,000.00                  5.970%                      0.5000%                 $2,800.00
          8392973                 $92,800.00                   5.845%                      2.5833%                 $2,397.33
          8392977                 $292,000.00                  5.720%                      4.6667%                $13,626.67
          8393023                 $304,000.00                  5.845%                      2.5833%                 $7,853.33
          8393033                 $225,000.00                  5.970%                      0.5000%                 $1,125.00
          8393037                 $235,300.00                  5.595%                      6.7500%                $15,882.75
          8393171                 $368,000.00                  5.970%                      0.5000%                 $1,840.00
          8393741                 $231,000.00                  5.720%                      4.6667%                $10,780.00
          8393765                 $152,750.00                  5.970%                      0.5000%                  $763.75
          8394069                 $232,200.00                  5.970%                      0.5000%                 $1,161.00
          8394131                 $322,700.00                  5.845%                      2.5833%                 $8,336.42
          8394491                 $322,400.00                  5.720%                      4.6667%                $15,045.33
          8394617                 $406,000.00                  5.845%                      2.5833%                $10,488.33
          8395221                 $365,000.00                  5.720%                      4.6667%                $17,033.33
          8395241                 $600,000.00                  5.970%                      0.5000%                 $3,000.00
          8395261                 $117,000.00                  5.970%                      0.5000%                  $585.00
          8395263                 $132,300.00                  5.970%                      0.5000%                  $661.50
          8395269                 $120,600.00                  5.970%                      0.5000%                  $603.00
          8395271                 $108,000.00                  5.970%                      0.5000%                  $540.00
          8395285                 $117,600.00                  5.970%                      0.5000%                  $588.00
          8395301                 $270,000.00                  5.970%                      0.5000%                 $1,350.00
          8395305                 $169,600.00                  5.970%                      0.5000%                  $848.00
          8395319                 $144,000.00                  5.595%                      6.7500%                 $9,720.00
          8395331                 $247,000.00                  5.970%                      0.5000%                 $1,235.00
          8395349                 $374,000.00                  5.970%                      0.5000%                 $1,870.00
          8395371                 $126,400.00                  5.970%                      0.5000%                  $632.00
          8395391                 $295,000.00                  5.970%                      0.5000%                 $1,475.00
          8395785                 $272,000.00                  5.970%                      0.5000%                 $1,360.00
          8395873                 $337,000.00                  5.845%                      2.5833%                 $8,705.83
          8396691                 $305,000.00                  5.970%                      0.5000%                 $1,525.00
          8396807                 $160,160.00                  5.970%                      0.5000%                  $800.80
          8396829                 $275,000.00                  5.970%                      0.5000%                 $1,375.00
          8396857                 $248,000.00                  5.970%                      0.5000%                 $1,240.00
          8396897                 $76,000.00                   5.970%                      0.5000%                  $380.00
          8396935                 $165,750.00                  5.970%                      0.5000%                  $828.75
          8397081                 $173,850.00                  5.720%                      4.6667%                 $8,113.00
          8397305                 $179,484.96                  5.970%                      0.5000%                  $897.42
          8397579                 $300,000.00                  5.470%                      8.8333%                $26,500.00
          8397851                 $120,000.00                  5.845%                      2.5833%                 $3,100.00
          8397967                 $110,000.00                  5.970%                      0.5000%                  $550.00
          8398021                 $107,000.00                  5.970%                      0.5000%                  $535.00
          8398107                 $186,000.00                  5.845%                      2.5833%                 $4,805.00
          8398113                 $80,000.00                   5.970%                      0.5000%                  $400.00
          8398121                 $135,750.00                  5.970%                      0.5000%                  $678.75
          8398123                 $132,944.00                  5.970%                      0.5000%                  $664.72
          8398125                 $172,000.00                  5.970%                      0.5000%                  $860.00
          8398165                 $460,000.00                  5.970%                      0.5000%                 $2,300.00
          8398171                 $127,000.00                  5.970%                      0.5000%                  $635.00
          8398273                 $322,500.00                  5.970%                      0.5000%                 $1,612.50
          8398279                 $320,000.00                  5.970%                      0.5000%                 $1,600.00


  Wednesday, February 19, 2003                                                                                         Page 7 of 9

          8398293                 $228,000.00                  5.970%                      0.5000%                 $1,140.00
          8398307                 $140,800.00                  5.970%                      0.5000%                  $704.00
          8398365                 $121,000.00                  5.970%                      0.5000%                  $605.00
          8398381                 $260,000.00                  5.845%                      2.5833%                 $6,716.67
          8398617                 $382,000.00                  5.970%                      0.5000%                 $1,910.00
          8398785                 $181,250.00                  5.970%                      0.5000%                  $906.25
          8398863                 $158,000.00                  5.845%                      2.5833%                 $4,081.67
          8398867                 $180,900.00                  5.845%                      2.5833%                 $4,673.25
          8399215                 $132,000.00                  5.970%                      0.5000%                  $660.00
          8399709                 $329,000.00                  5.845%                      2.5833%                 $8,499.17
          8400523                 $412,500.00                  5.845%                      2.5833%                $10,656.25
          8400529                 $322,700.00                  5.845%                      2.5833%                 $8,336.42
          8400537                 $239,900.00                  5.845%                      2.5833%                 $6,197.42
          8400635                 $304,000.00                  5.720%                      4.6667%                $14,186.67
          8400657                 $250,000.00                  5.845%                      2.5833%                 $6,458.33
          8400675                 $270,000.00                  5.970%                      0.5000%                 $1,350.00
          8400743                 $406,450.00                  5.970%                      0.5000%                 $2,032.25
          8400789                 $580,000.00                  5.970%                      0.5000%                 $2,900.00
          8400807                 $272,000.00                  5.970%                      0.5000%                 $1,360.00
          8400819                 $360,000.00                  5.970%                      0.5000%                 $1,800.00
          8401417                 $83,000.00                   5.970%                      0.5000%                  $415.00
          8401533                 $346,400.00                  5.845%                      2.5833%                 $8,948.67
          8401631                 $261,000.00                  5.845%                      2.5833%                 $6,742.50
          8401759                 $112,000.00                  5.970%                      0.5000%                  $560.00
          8401771                 $145,000.00                  5.970%                      0.5000%                  $725.00
          8401879                 $220,000.00                  5.845%                      2.5833%                 $5,683.33
          8403461                 $117,000.00                  5.845%                      2.5833%                 $3,022.50
          8403467                 $145,300.00                  5.970%                      0.5000%                  $726.50
          8403585                 $262,000.00                  5.720%                      4.6667%                $12,226.67
          8403621                 $239,000.00                  5.845%                      2.5833%                 $6,174.17
          8403683                 $375,000.00                  5.970%                      0.5000%                 $1,875.00
          8403693                 $178,400.00                  5.970%                      0.5000%                  $892.00
          8403745                 $322,700.00                  5.845%                      2.5833%                 $8,336.42
          8403765                 $300,000.00                  5.845%                      2.5833%                 $7,750.00
          8403775                 $172,000.00                  5.845%                      2.5833%                 $4,443.33
          8403811                 $296,000.00                  5.970%                      0.5000%                 $1,480.00
          8403843                 $161,900.00                  5.845%                      2.5833%                 $4,182.42
          8403861                 $124,000.00                  5.970%                      0.5000%                  $620.00
          8403863                 $114,500.00                  5.595%                      6.7500%                 $7,728.75
          8403873                 $85,000.00                   5.970%                      0.5000%                  $425.00
          8403881                 $510,000.00                  5.845%                      2.5833%                $13,175.00
          8403939                 $233,000.00                  5.970%                      0.5000%                 $1,165.00
          8403991                 $166,400.00                  5.970%                      0.5000%                  $832.00
          8407873                 $139,000.00                  5.720%                      4.6667%                 $6,486.67
          8407981                 $362,700.00                  5.845%                      2.5833%                 $9,369.75
          8408551                 $148,500.00                  5.845%                      2.5833%                 $3,836.25
          8408577                 $233,600.00                  5.970%                      0.5000%                 $1,168.00
          8408579                 $171,000.00                  5.720%                      4.6667%                 $7,980.00
          8408619                 $148,000.00                  5.970%                      0.5000%                  $740.00
          8408639                 $132,000.00                  5.970%                      0.5000%                  $660.00
          8408701                 $115,200.00                  5.970%                      0.5000%                  $576.00
          8408707                 $387,000.00                  5.845%                      2.5833%                 $9,997.50
          8408719                 $70,000.00                   5.720%                      4.6667%                 $3,266.67
          8408933                 $420,000.00                  5.970%                      0.5000%                 $2,100.00
          8409737                 $432,000.00                  5.845%                      2.5833%                $11,160.00
          8409741                 $307,000.00                  5.845%                      2.5833%                 $7,930.83
          8410203                 $70,000.00                   5.970%                      0.5000%                  $350.00


  Wednesday, February 19, 2003                                                                                         Page 8 of 9


          8410429                 $344,000.00                  5.970%                      0.5000%                 $1,720.00
          8410469                 $399,000.00                  5.970%                      0.5000%                 $1,995.00
          8410793                 $247,900.00                  5.970%                      0.5000%                 $1,239.50
          8410987                 $420,000.00                  5.970%                      0.5000%                 $2,100.00
          8412307                 $336,000.00                  5.845%                      2.5833%                 $8,680.00
          8413065                 $122,550.00                  5.845%                      2.5833%                 $3,165.88
          8413187                 $78,992.00                   5.845%                      2.5833%                 $2,040.63
          8413245                 $300,000.00                  5.970%                      0.5000%                 $1,500.00
          8413321                 $484,000.00                  5.845%                      2.5833%                $12,503.33
          8413331                 $592,000.00                  5.845%                      2.5833%                $15,293.33
          8413455                 $200,000.00                  5.845%                      2.5833%                 $5,166.67
          8414277                 $448,000.00                  5.845%                      2.5833%                $11,573.33
          8414697                 $121,600.00                  5.720%                      4.6667%                 $5,674.67
          8415327                 $85,000.00                   5.845%                      2.5833%                 $2,195.83
          8415345                 $179,000.00                  5.970%                      0.5000%                  $895.00
          8415417                 $382,000.00                  5.970%                      0.5000%                 $1,910.00
          8415445                 $200,000.00                  5.970%                      0.5000%                 $1,000.00
          8415579                 $106,400.00                  5.595%                      6.7500%                 $7,182.00
          8416351                 $106,000.00                  5.970%                      0.5000%                  $530.00
          8418025                 $89,300.00                   5.970%                      0.5000%                  $446.50
          8419309                 $184,800.00                  5.970%                      0.5000%                  $924.00
          8421513                 $331,000.00                  5.845%                      2.5833%                 $8,550.83
          8425749                 $217,000.00                  5.970%                      0.5000%                 $1,085.00
          8432775                 $138,000.00                  5.845%                      2.5833%                 $3,565.00



































  Wednesday, February 19, 2003                                                                                         Page 9 of 9


                                  EXHIBIT THREE

                          INFORMATION TO BE INCLUDED IN
                       MONTHLY DISTRIBUTION DATE STATEMENT

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of Certificates and each of the Senior Percentage and Subordinate Class Percentage, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Sub-Servicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) 30-59 days, (B) 60-89 days and (C) 90 or more days and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-V Certificates and each Subclass, if any, thereof;

(xiii) the Pass-Through Rates on the Floater Certificates and Inverse Floater Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

(xiv) the Notional Amount with respect to each class of Interest Only Certificates and each Subclass Notional Amount;

(xv) the occurrence of the Credit Support Depletion Date;

(xvi) the related Senior Accelerated Distribution Percentage applicable to such distribution;

(xvii) the related Senior Percentage for such Distribution Date;

(xviii) the aggregate amount of Realized Losses for such Distribution Date;

(xix) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of a representation or warranty assigned to the Trustee pursuant to Section 2.04;

(xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

        The Trustee's internet website, and assistance in using the website, can be obtained by calling the Trustee's Shareholder Relations desk at (800) 735-7777. To receive this statement via first class mail, telephone the Trustee at (800) 735-7777.

                                  EXHIBIT FOUR

                     STANDARD TERMS OF POOLING AND SERVICING
                      AGREEMENT DATED AS OF AUGUST 1, 2002


                                 EXECUTION COPY


================================================================================







                                STANDARD TERMS OF
                         POOLING AND SERVICING AGREEMENT



                           Dated as of August 1, 2002



                        Residential Accredit Loans, Inc.
                 Mortgage Asset-Backed Pass-Through Certificates




================================================================================



                                TABLE OF CONTENTS

                                                                                            PAGE


                                                -i-

Article I         DEFINITIONS...............................................................2

        Section 1.01. Definitions...........................................................2

        Section 1.02. Use of Words and Phrases.............................................31

Article II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........32

        Section 2.01. Conveyance of Mortgage Loans.........................................32

        Section 2.02. Acceptance by Trustee................................................38

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer
               and the Company.............................................................39

        Section 2.04. Representations and Warranties of Sellers............................41

        Section 2.05. Execution and Authentication of Certificates/Issuance of Certificates
               Evidencing Interests in REMIC I Certificates................................43

        Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests;
               Acceptance by the Trustee...................................................43

        Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II............43

        Section 2.08. Purposes and Powers of the Trust.....................................43

Article III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................44

        Section 3.01. Master Servicer to Act as Servicer...................................44

        Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement
               of Subservicers' and Sellers' Obligations...................................45

        Section 3.03. Successor Subservicers...............................................46

        Section 3.04. Liability of the Master Servicer.....................................47

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders..........................................................47

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee..... 47

        Section 3.07. Collection of Certain Mortgage Loan Payments;  Deposits to Custodial Account
               48

        Section 3.08. Subservicing Accounts; Servicing Accounts............................50

        Section 3.09. Access to Certain Documentation and  Information Regarding the
                        Mortgage Loans ....................................................52

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................52



        Section 3.11. Maintenance of the Primary Insurance  Policies; Collections Thereunder54

        Section 3.12. Maintenance of Fire Insurance and  Omissions and Fidelity Coverage...55

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and  Modification Agreements;
               Certain Assignments.........................................................56

        Section 3.14. Realization Upon Defaulted Mortgage Loans............................58

        Section 3.15. Trustee to Cooperate; Release of Mortgage Files......................61

        Section 3.16. Servicing and Other Compensation; Compensating Interest..............63

        Section 3.17. Reports to the Trustee and the Company...............................64

        Section 3.18. Annual Statement as to Compliance....................................64

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............64

        Section 3.20. Rights of the Company in Respect of the Master Servicer..............65

        Section 3.21. Administration of Buydown Funds......................................65

Article IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................67

        Section 4.01. Certificate Account..................................................67

        Section 4.02. Distributions........................................................67

        Section 4.03. Statements to Certificateholders.....................................67

        Section 4.04. Distribution of Reports to the Trustee and  the Company; Advances by the
               Master Servicer.............................................................68

        Section 4.05. Allocation of Realized Losses........................................70

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........70

        Section 4.07. Optional Purchase of Defaulted Mortgage Loans........................70

        Section 4.08. Surety Bond..........................................................70

Article V         THE CERTIFICATES.........................................................72

        Section 5.01. The Certificates.....................................................72

        Section 5.02. Registration of Transfer and Exchange of Certificates................74

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................79

        Section 5.04. Persons Deemed Owners................................................80

        Section 5.05. Appointment of Paying Agent..........................................80


Article VI        THE COMPANY AND THE MASTER SERVICER......................................81

        Section 6.01. Respective Liabilities of the Company and the Master Servicer........81

        Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer..........................81

        Section 6.03. Limitation on Liability of the Company,  the Master Servicer and Others 82

        Section 6.04. Company and Master Servicer Not to Resign............................83

Article VII       DEFAULT..................................................................84

        Section 7.01. Events of Default....................................................84

        Section 7.02. Trustee or Company to Act; Appointment of Successor..................86

        Section 7.03. Notification to Certificateholders...................................87

        Section 7.04. Waiver of Events of Default..........................................87

Article VIII      CONCERNING THE TRUSTEE...................................................88

        Section 8.01. Duties of Trustee....................................................88

        Section 8.02. Certain Matters Affecting the Trustee................................89

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans................91

        Section 8.04. Trustee May Own Certificates.........................................91

        Section 8.05. Master Servicer to Pay Trustee's Fees  and Expenses; Indemnification.91

        Section 8.06. Eligibility Requirements for Trustee.................................92

        Section 8.07. Resignation and Removal of the Trustee...............................93

        Section 8.08. Successor Trustee....................................................93

        Section 8.09. Merger or Consolidation of Trustee...................................94

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................94

        Section 8.11. Appointment of Custodians............................................95

        Section 8.12. Appointment of Office or Agency......................................96

Article IX        TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES.....................97

        Section 9.01. Optional  Purchase by the Master Servicer of All Certificates; Termination
               Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans...97


        Section 9.02. Additional Termination Requirements.................................100

        Section 9.03. Termination of Multiple REMICs......................................101

Article X         REMIC PROVISIONS........................................................102

        Section 10.01.REMIC Administration................................................102

        Section 10.02.Master Servicer, REMIC Administrator and Trustee Indemnification....105

        Section 10.03.Designation of REMIC(s).............................................106

Article XI        MISCELLANEOUS PROVISIONS................................................107

        Section 11.01.Amendment...........................................................107

        Section 11.02.Recordation of Agreement; Counterparts..............................109

        Section 11.03.Limitation on Rights of Certificateholders..........................110

        Section 11.04.Governing Law.......................................................110

        Section 11.05.Notices.............................................................111

        Section 11.06.Required Notices to Rating Agency and Subservicer...................111

        Section 11.07.Severability of Provisions..........................................111

        Section 11.08.Supplemental Provisions for Resecuritization........................112

        Section 11.09.Allocation of Voting Rights.........................................112

        Section 11.10.No Petition.........................................................112






                                    EXHIBITS

Exhibit A:      Form of Class A Certificate
Exhibit B:      Form of Class M Certificate
Exhibit C:      Form of Class B Certificate
Exhibit D:      Form of Class R Certificate
Exhibit E:      Form of Seller/Servicer Contract
Exhibit F:      Forms of Request for Release
Exhibit G-1:    Form of Transfer Affidavit and Agreement
Exhibit G-2:    Form of Transferor Certificate
Exhibit H:      Form of Investor Representation Letter
Exhibit I:      Form of Transferor Representation Letter
Exhibit J:      Form of Rule 144A Investment Representation Letter
Exhibit K:      Text of Amendment to Pooling and Servicing Agreement
                Pursuant to Section 11.01(e) for a Limited Guaranty
Exhibit L:      Form of Limited Guaranty
Exhibit M:      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N:      Request for Exchange Form


        This is the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2002 (the "Standard Terms", and as incorporated by reference into a Series Supplement dated as of the Cut-off Date, the "Pooling and Servicing Agreement" or "Agreement"), among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and the trustee named in the applicable Series Supplement (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Company intends to sell certain mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued under the Agreement in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accretion Termination Date:  As defined in the Series Supplement.

        Accrual Certificates:  As defined in the Series Supplement.

        Accrued Certificate Interest: With respect to each Distribution Date, as to any Class or Subclass of Certificates (other than any Principal Only Certificates), interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class or Subclass of Certificates will be reduced by the amount of:

        (i) Prepayment Interest Shortfalls on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),

         (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage
               Loan)) of Realized Losses on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group (including Excess
               Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05,

         (iii) the interest portion of Advances that were (A) previously made with respect to a Mortgage Loan or REO Property on all Mortgage Loans or, if the Mortgage Pool is comprised of two or more Loan Groups, on the Mortgage Loans in the related Loan Group, which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property and (B) made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, and

        (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated (A) among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions or (B) if the Mortgage Pool is comprised of two or more Loan Groups, the related Senior Percentage of such reductions among the related Senior Certificates in proportion to the amounts of Accrued Certificate Interest payable from the related Loan Group on such Distribution Date absent such reductions, with the remainder of such reductions allocated among the holders of the Class M Certificates and Class B Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

     Addendum and Assignment Agreement: The Addendum and Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

        Additional Collateral: Any of the following held, in addition to the related Mortgaged Property, as security for a Mortgage Loan: (i) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as security for the repayment of such Mortgage Loan, (ii) third-party guarantees, and (A) all money, securities, security entitlements, accounts, general intangibles, payment rights, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description now existing or hereafter acquired which is pledged as collateral for such guarantee or (B) any mortgaged property securing the performance of such guarantee, or (iii) such other collateral as may be set forth in the Series Supplement.

     Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Ambac: Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation).

        Amount Held for Future Distribution: As to any Distribution Date and, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds, Curtailments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)), and Principal Prepayments in Full made after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets; or such other contracts as may be set forth in the Series Supplement.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date,
(iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e), (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date and (vii) the proceeds of any Pledged Assets received by the Master Servicer, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a). Such amount shall be determined separately for each Loan Group. Additionally, with respect to any Mortgage Pool that is comprised of two or more Loan Groups, if on any Distribution Date Compensating Interest provided pursuant to this Section 3.16(e) is less than Prepayment Interest Shortfalls incurred on the Mortgage Loans in connection with Principal Prepayments in Full and Curtailments made in the prior calendar month, such Compensating Interest shall be allocated on such Distribution Date to the Available Distribution Amount for each Loan Group on a pro rata basis in accordance with the respective amounts of such Prepayment Interest Shortfalls incurred on the Mortgage Loans in such Loan Group in respect of such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.
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        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, and designated as such in the Preliminary Statement to the Series Supplement.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of any Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Insurer: As defined in the Series Supplement.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

     Certificate Principal Balance: With respect to each Certificate (other than any Interest Only Certificate), on any date of determination, an amount equal to:

     (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus

     (ii) any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.02, plus

     (iii)in the case of each Accrual Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the Certificate Principal Balance thereof prior to such date of determination, minus

     (iv) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05;

provided, that the Certificate Principal Balance of each Certificate of the Class of Subordinate Certificates with the Lowest Priority at any given time shall be further reduced by an amount equal to the Percentage Interest represented by such Certificate multiplied by the excess, if any, of (A) the then aggregate Certificate Principal Balance of all Classes of Certificates then outstanding over (B) the then aggregate Stated Principal Balance of the Mortgage Loans.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-V Certificates and any Subclass thereof issued pursuant to Section 5.01(c) shall be a single Class for purposes of this Agreement.

     Class A-P Certificate: Any one of the Certificates designated as a Class A-P Certificate.

        Class A-P Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-P Principal Distribution Amount:  As defined in Section 4.02.

     Class A-V Certificate: Any one of the Certificates designated as a Class A-V Certificate, including any Subclass thereof.

        Class B Certificate: Any one of the Certificates designated as a Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate.

        Class M Certificate: Any one of the Certificates designated as a Class M-1 Certificate, Class M-2 Certificate or Class M-3 Certificate.

        Closing Date:  As defined in the Series Supplement.

        Code:  The Internal Revenue Code of 1986.

     Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

        Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period and Curtailments during the prior calendar month and included in the Available Distribution Amount for such Distribution Date, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date; provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

     Cooperative   Stock:  With  respect  to  a  Cooperative  Loan,  the  single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

        Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Master Servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as Bank One, National Association), as custodian.

        Cumulative Insurance Payments:  As defined in the Series Supplement.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian pursuant to which the Custodian will hold certain documents relating to the Mortgage Loans on behalf of the Trustee.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive   Certificate:   Any   Certificate   other  than  a   Book-Entry
Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: As defined in the Series Supplement.

        Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is the Discount Net Mortgage Rate minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is the Discount Net Mortgage Rate. The Discount Fraction with respect to each Discount Mortgage Loan is set forth as an exhibit attached to the Series Supplement.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than the Discount Net Mortgage Rate per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Discount Net Mortgage Rate:  As defined in the Series Supplement.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

     Due Period: With respect to any Distribution Date, the one-month period set forth in the Series Supplement.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of Bank One, National Association, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of the Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Event of Default:  As defined in Section 7.01.

     Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

        Excess Subordinate Principal Amount: With respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the aggregate Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E). With respect to any Mortgage Pool that is comprised of two or more Loan Groups, the Excess Subordinate Principal Amount will be allocated between each Loan Group on a pro rata basis in accordance with the amount of
Realized Losses attributable to each Loan Group and allocated to the Certificates on such Distribution Date.

        Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

     1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

     2. by military, naval or air forces; or

     3. by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

        Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Fitch:  Fitch Ratings or its successor in interest.

        Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

        Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for payments pursuant to Section 4.02(a), in the following order: Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date, as set forth in the Series Supplement.

        Initial Monthly Payment Fund: An amount representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in the first Due Period commencing subsequent to the Cut-off Date for those Mortgage Loans for which the Trustee will not be entitled to receive such payment, and as more specifically defined in the Series Supplement.

        Initial Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, the amount initially used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

      Initial Subordinate Class Percentage: As defined in the Series Supplement.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan (excluding any Certificate Policy (as defined in the Series Supplement)), to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insurer: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

        Interest Accrual Period: As defined in the Series Supplement.

     Interest Only Certificates: A Class or Subclass of Certificates not entitled to payments of principal, and designated as such in the Series Supplement. The Interest Only Certificates will have no Certificate Principal Balance.

        Interim Certification:  As defined in Section 2.02.

        International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

     Junior Certificateholder: The Holder of not less than 95% of the Percentage Interests of the Junior Class of Certificates.

        Junior Class of Certificates: The Class of Subordinate Certificates outstanding as of the date of the repurchase of a Mortgage Loan pursuant to
Section 4.07 herein that has the Lowest Priority.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan Group: Any group of Mortgage Loans designated as a separate loan group in the Series Supplement. The Certificates relating to each Loan Group will be designated in the Series Supplement.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lower Priority: As of any date of determination and any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.02 (a).

        Lowest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the latest priority for payments pursuant to Section 4.02(a), in the following order: Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates.

        Maturity Date: The latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates which have no Certificate Principal Balance) and each Uncertificated REMIC Regular Interest would be reduced to zero, as designated in the Series Supplement.

     MERS:  Mortgage  Electronic   Registration  Systems,  Inc.,  a  corporation
organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

        MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Loan Schedule:  As defined in the Series Supplement.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

     Mortgage Pool: The pool of mortgage loans, including all Loan Groups, if any, consisting of the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

     Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company, the Trustee and any Certificate Insurer.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Notional Amount: With respect to any Class or Subclass of Interest Only Certificates, an amount used as the principal basis for the calculation of any interest payment amount, as more specifically defined in the Series Supplement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of any REMIC formed under the Series Supplement or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

        Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  As defined in the Series Supplement.

     Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of any Interest Only Certificate) thereof divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

     Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

        Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or such other collateral, other than the related Mortgaged Property, set forth in the Series Supplement.

        Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any Realized Losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or such other collateral as may be set forth in the Series Supplement.

        Pledged Asset Mortgage Servicing Agreement: The Pledged Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

        Pooling and Servicing Agreement or Agreement: With respect to any Series, this Standard Terms together with the related Series Supplement.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of each Mortgage Loan. Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) the Discount Net Mortgage Rate (but not less than 0.00%) per annum.

        Prepayment Distribution Trigger: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class M-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related Initial Subordinate Class Percentages of such Classes of Subordinate Certificates.

        Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such month to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: As to any Distribution Date and Principal Prepayment in Full, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

     Principal Only Certificates: A Class of Certificates not entitled to payments of interest, and more specifically designated as such in the Series Supplement.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan that is made by the Mortgagor.

     Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding's Expanded Criteria Mortgage Program.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the Due Date in the Due Period related to the Distribution Date occurring in the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, with a copy to the Custodian,

        (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution);

        (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution;

        (iii)  have a Loan-to-Value  Ratio at the time of substitution no higher
               than  that  of  the  Deleted   Mortgage   Loan  at  the  time  of
               substitution;

        (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

          (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and

          (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan.

Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan

        (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-V Certificates and

        (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

        Rating Agency: Each of the statistical credit rating agencies specified in the Preliminary Statement of the Series Supplement. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss:  With respect to each Mortgage Loan (or REO Property):

          (a) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the Due Period related to the Distribution Date on which such Realized Loss will be allocated pursuant to Section 4.05 on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed,

        (b) which is the subject of a Servicing Modification, (i) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and (ii) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received,

        (c) which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation, or

        (d) which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

        Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     Regular Certificate: Any of the Certificates other than a Class R Certificate.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Request for Release: A request for release, the forms of which are attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Surety Payment: With respect to any Additional Collateral Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by the Subservicer from the related Additional Collateral.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

        Retail Certificates: A Senior Certificate, if any, offered in smaller minimum denominations than other Senior Certificates, and designated as such in the Series Supplement.

        Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached as an exhibit to the Series Supplement.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

        Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

        Senior Accelerated Distribution Percentage: With respect to any Distribution Date occurring on or prior to the 60th Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100%. With respect to any Distribution Date thereafter and any such Loan Group, if applicable, as follows:

(i) for any Distribution Date after the 60th Distribution Date but on or prior to the 72nd Distribution Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date after the 72nd Distribution Date but on or prior to the 84th Distribution Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date after the 84th Distribution Date but on or prior to the 96th Distribution Date, the related Senior Percentage for such Distribution Date plus 40% of the related Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date after the 96th Distribution Date but on or prior to the 108th Distribution Date, the related Senior Percentage for such Distribution Date plus 20% of the related Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date;

provided, however,

        (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either

               (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates or

                (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
        (2) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Subordinate Certificates, and

        (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%, or, if the Mortgage Pool is comprised of two or more Loan Groups, for any Distribution Date on which the weighted average of the Senior Percentages for each Loan Group, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the related Loan Group, exceeds the weighted average of the initial Senior Percentages (calculated on such basis) for each Loan Group, each of the Senior Accelerated Distribution Percentages for such Distribution Date will equal 100%.

Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the related Senior Certificates (other than the Class A-P Certificates, if any) to zero, the related Senior Accelerated Distribution Percentage shall thereafter be 0%.

        Senior Certificate:  As defined in the Series Supplement.

        Senior Percentage: As defined in the Series Supplement.

        Senior  Support   Certificate:   A  Senior   Certificate  that  provides
additional credit enhancement to certain other classes of Senior Certificates and designated as such in the Preliminary Statement of the Series Supplement.

     Series: All of the Certificates issued pursuant to a Pooling and Servicing Agreement and bearing the same series designation.

        Series Supplement: The agreement into which this Standard Terms is incorporated and pursuant to which, together with this Standard Terms, a Series of Certificates is issued.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

        Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a modification of such Mortgage Loan in accordance with
Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

        Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Subclass: With respect to the Class A-V Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated Class A-V REMIC Regular Interest or Interests specified by the initial Holder of the Class A-V Certificates pursuant to Section 5.01(c).

        Subordinate Certificate: Any one of the Class M Certificates or Class B Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and Exhibit C, respectively.

        Subordinate Class Percentage: With respect to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Subordinate Percentage: As of any Distribution Date and, with respect to any Mortgage Pool comprised of two or more Loan Groups, any Loan Group, 100% minus the related Senior Percentage as of such Distribution Date.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Additional Collateral Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement. With respect to any Pledged Asset Loan subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

        Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

     Surety: Ambac, or its successors in interest, or such other surety as may be identified in the Series Supplement.

        Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to Mortgage Loans originated by MLCC, or the Surety Bond (Policy No. AB0240BE), dated March 17, 1999 in respect to Mortgage Loans originated by Novus Financial Corporation, in each case issued by Ambac for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Surety Bond covers any Additional Collateral Loans, or such other Surety Bond as may be identified in the Series Supplement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC formed under the Series Supplement and under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trust Fund: The segregated pool of assets related to a Series, with respect to which one or more REMIC elections are to be made pursuant to this Agreement, consisting of:

(i) the Mortgage Loans and the related Mortgage Files and collateral securing such Mortgage Loans,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan or Pledged Assets for any Pledged Asset Loan, but not including amounts on deposit in the Initial Monthly Payment Fund,

(iii) property that secured a Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(iv) the hazard insurance policies and Primary Insurance Policies, if any, the Pledged Assets with respect to each Pledged Asset Loan, and the interest in the Surety Bond transferred to the Trustee pursuant to
        Section 2.01, and

(v)     all proceeds of clauses (i) through (iv) above.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person or U.S. Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person or U.S. Person unless all persons that own an interest in such partnership either directly or indirectly through any chain of entities no one of which is a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States Persons,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate, and more specifically designated in
Article XI of the Series Supplement.

Section 1.02.  Use of Words and Phrases.

        "Herein," "hereby," "hereunder," `hereof," "hereinbefore," "hereinafter" and other equivalent words refer to the Pooling and Servicing Agreement as a whole. All references herein to Articles, Sections or Subsections shall mean the corresponding Articles, Sections and Subsections in the Pooling and Servicing Agreement. The definition set forth herein include both the singular and the plural.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;

                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the Certificate Policy (as defined in the Series Supplement), if any.

(b) In connection with such assignment, except as set forth in Section 2.01(c) and subject to Section 2.01(d) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee, and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement.

        and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section (b)(II)(ii),

(iv), (vii), (ix) and (x) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(I)(ii), (iii), (iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

(d) Notwithstanding the provisions of Section 2.01(c), in connection with any Mortgage Loan, if the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except (a) in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns, and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections  2.01(b)(I)(ii),  (iii), (iv) and
(v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will cause, at the Company's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Company further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.


(e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral or Pledged Assets, its right to receive amounts due or to become due in respect of any Additional Collateral or Pledged Assets pursuant to the related Subservicing Agreement and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Loan or Pledged Asset Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be and the Uncertificated REMIC Regular Interests, if any (as provided for in Section 2.06), be construed as a sale by the Company to the Trustee of the Mortgage Loans and any
Uncertificated REMIC Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and any Uncertificated REMIC Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. Nonetheless, (a) this Agreement is intended to be and hereby is a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be, and hereby is, (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the following: (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (iii) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Uncertificated REMIC Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction as in effect (including, without limitation, Sections 8-106, 9-313 and 9-106 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for (as applicable) the Trustee for the purpose of perfecting such security interest under applicable law.

        The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were determined to create a security interest in the Mortgage Loans, any Uncertificated REMIC Regular Interests and the other property described above, such security interest would be determined to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and any Uncertificated REMIC Regular Interests, as evidenced by an Officers' Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC Regular Interest.

(g) The Master Servicer hereby acknowledges the receipt by it of the Initial Monthly Payment Fund. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the initial Distribution Date. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of any REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes,
(1) it shall be an outside reserve fund and not an asset of any REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by any REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Trustee, without recourse (but subject to the Company's covenants, representations and warranties specifically provided herein), of all of the Company's obligations and all of the Company's right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to any and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, payment intangibles, instruments, documents, deposit accounts, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that secures a Pledged Asset Loan, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Trustee, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Pledged Assets, Additional Collateral and the Surety Bond assigned to the Trustee pursuant to
Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above.

        If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items reviewed by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS and the

Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

Section 2.03.  Representations, Warranties and Covenants
                      of the Master Servicer and the Company.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) Representations and warranties relating to the Mortgage Loans are set forth in Section 2.03(b) of the Series Supplement.

Section 2.04.  Representations and Warranties of Sellers.

        The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or the Company's rights under such Seller's Agreement relate to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement that have been assigned to the Trustee pursuant to this Section 2.04 or of a breach of any of the representations and warranties made in the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, if required pursuant to Section 2.01, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing

Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, insofar as Residential Funding's rights in respect of such representations and warranties are assigned to the Company pursuant to the Assignment Agreement, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC to fail to qualify as such at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the Trustee's right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section  2.05.   Execution  and  Authentication  of   Certificates/Issuance   of
     Certificates Evidencing Interests in REMIC I Certificates.

               As provided in Section 2.05 of the Series Supplement.

Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

               As provided in Section 2.06 of the Series Supplement.

Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

               As provided in Section 2.07 of the Series Supplement.

Section 2.08.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) to sell the Certificates to the Company in exchange for the Mortgage Loans;

(b)     to enter into and perform its obligations under this Agreement;

(c) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(d) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

               The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this

Agreement as Exhibit E. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement insofar as the Company's rights with respect to Seller's obligation has been assigned to the Trustee hereunder, to the extent that the non-performance of any such Seller's obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations (insofar as the Company's rights with respect to such Seller's obligations have been assigned to the Trustee hereunder) and are reimbursable pursuant to Section 3.10(a)(viii).

Section 3.03.  Successor Subservicers.

        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
               --------------------------------

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.  No Contractual Relationship Between Subservicer and
                      Trustee or Certificateholders.
                      -----------------------------

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
               ---------------------------------------------------------------

(a) If the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any such advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes, except if such reissuance is described in Treasury Regulation Section 1.860G-2(b)(3).

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii)Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v)  Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a);

(vii)Any amounts realized by the Subservicer and received by the Master Servicer in respect of any Additional Collateral; and

(viii) Any amounts received by the Master Servicer in respect of Pledged Assets.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

        With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.  Access to Certain Documentation and
                      Information Regarding the Mortgage Loans.
                      ----------------------------------------

        If   compliance   with  this  Section  3.09  shall  make  any  Class  of
Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift

Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.

(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds and other property deposited in or credited to the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b), and any amounts paid by a Mortgagor in connection with a Principal Prepayment in Full in respect of interest for any period during the calendar month in which such Principal Prepayment in Full is to be distributed to the Certificateholders;

(vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a);

(viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.01(a), 3.11, 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing, in accordance with this Agreement, any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

(ix) to reimburse itself for Servicing Advances expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of the Primary Insurance
                      Policies; Collections Thereunder.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.  Maintenance of Fire Insurance and
                      Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;

provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

        If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and
                      Modification Agreements; Certain Assignments.
                      ---------------------------------------------

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the  Master  Servicer  shall not be deemed to be in  default  under this
        Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall either (i) both (A) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the REMIC Provisions and (B) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC under the Code or (subject to
Section  10.01(f)),   result  in  the  imposition  of  any  tax  on  "prohibited transactions" or (ii) constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that any portion of any REMIC formed under the Series Supplement would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any such REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage; (ii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iii) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
               -----------------------------------------

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10.

               In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               For so long as the Master Servicer is the Master Servicer under the Credit Support Pledge Agreement, the Master Servicer shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Certificateholders. Further, the Master Servicer shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any other payment received by the Master Servicer in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10.

               Concurrently  with the foregoing,  the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) If title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) If the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC formed under the Series Supplement to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
               -----------------------------------------------

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit F, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Within two Business Days of receipt of such certification and request, the Trustee shall release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such

Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit F hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16.  Servicing and Other Compensation; Compensating Interest.
               ---------------------------------------------------------

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that

Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii), and second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively. In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii), and (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

Section 3.17.  Reports to the Trustee and the Company.
               --------------------------------------

        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
               ---------------------------------

        The Master Servicer will deliver to the Company, the Trustee and any Certificate Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.
               --------------------------------------------------------

        On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Rights of the Company in Respect of the Master Servicer.
               --------------------------------------------------------

        The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Administration of Buydown Funds

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related

Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.
               -------------------

(a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature or be payable on demand not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature or be payable on demand on such Distribution Date and (ii) any other investment may mature or be payable on demand on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

Section 4.02.  Distributions.
               -------------

                      As provided in Section 4.02 of the Series Supplement.

Section 4.03.  Statements to Certificateholders.
               --------------------------------

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall either forward by mail or make available to each Holder and the Company, via the Trustee's internet website, a statement (and at its option, any additional files containing the same information in an alternative format) setting forth information as to each Class of Certificates, the Mortgage Pool and, if the Mortgage Pool is comprised of two or more Loan Groups, each Loan Group, to the extent applicable. This statement will include the information set forth in an exhibit to the Series Supplement. Such exhibit shall set forth the Trustee's internet website address together with a phone number. The Trustee shall mail to each Holder that requests a paper copy by telephone a paper copy via first class mail. The Trustee may modify the distribution procedures set forth in this Section provided that such procedures are no less convenient for the Certificateholders. The Trustee shall provide prior notification to the Company, the Master Servicer and the Certificateholders regarding any such modification. In addition, the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of the exhibit to the Series Supplement referred to in subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

(a)  Prior to the  close of  business  on the  Determination  Date,  the  Master
Servicer shall furnish a written statement to the Trustee, any Certificate Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

        The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Company and the Trustee.

        If the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with

Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

        The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

                             As   provided   in  Section   4.05  of  the  Series
Supplement.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               --------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ----------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer, which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

        If, however, the Master Servicer shall have exercised its right to repurchase a Mortgage Loan pursuant to this Section 4.07 upon the written request of and with funds provided by the Junior Certificateholder and thereupon transferred such Mortgage Loan to the Junior Certificateholder, the Master Servicer shall so notify the Trustee in writing.

Section 4.08.  Surety Bond.
               -----------

(a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

(b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.

(c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

                                   ARTICLE V


                                THE CERTIFICATES

Section 5.01.  The Certificates.
               ----------------

(a) The Senior, Class M, Class B and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates shall be issuable in the minimum denominations designated in the Preliminary Statement to the Series Supplement.

        The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) Except as provided below, registration of Book-Entry Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Holders of the Book-Entry Certificates shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) From time to time Residential Funding, as the initial Holder of the Class A-V Certificates, may exchange such Holder's Class A-V Certificates for Subclasses of Class A-V Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit N executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated Class A-V REMIC Regular Interests corresponding to the Class A-V Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-V-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent  verification,  rely on,  and  shall be  protected  in  relying  on,
Residential Funding's determinations of the Uncertificated Class A-V REMIC Regular Interests corresponding to any Subclass, the Initial Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated Class A-V REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class A-V Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
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(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer (except that, if such transfer is made by the Company or the Master Servicer or any Affiliate thereof, the Company or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of
Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to the Company or an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company, of the status of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit J attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

(e) (i) In the case of any Class B or Class R Certificate presented for registration in the name of any Person, either (A) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee
     Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (B) the prospective Transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit H (with respect to any Class B Certificate) or paragraph fourteen of Exhibit G-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such Transferee or the Person in whose name such registration is requested either (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) in the case of any Class B Certificate, the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company").

               (ii) Any Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan Investor, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by
               PTE 97-34,  62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,
               65 Fed. Reg. 67765 (November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (c) such Transferee is a Complying Insurance Company.

               (iii) (A) If any Class M Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that either (i) is not a Plan Investor, (ii) acquired such Certificate in compliance with the RFC Exemption, or (iii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class M Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

                      (B) Any purported  Certificate  Owner whose acquisition or holding of any Class M Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, the Underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

(E)  Each  Person  holding  or  acquiring  an  Ownership  Interest  in a Class R
     Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section   1.67-3T(a)(2)(i)(A)   immediately  upon  acquiring  an  Ownership
     Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

     (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior, Class M or Class B Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

     (B) subject to Section 10.01(f), an Officers' Certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any REMIC formed under the Series Supplement to cease to qualify as a REMIC and will not cause
          (x) any portion of any REMIC formed under the Series Supplement to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
               --------------------------------------------------

        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, any Certificate Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee, any Certificate Insurer or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

        The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Company and the Master Servicer.
               --------------------------------------------------------------

        The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Senior, Class M or Class B Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.  Limitation on Liability of the Company,
                      the Master Servicer and Others.

        Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

        Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Company and Master Servicer Not to Resign.
               -----------------------------------------

        Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

        Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02.  Trustee or Company to Act; Appointment of Successor.
               ----------------------------------------------------

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

        (b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               -----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04.  Waiver of Events of Default.
               ----------------------------

        The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i) or (ii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of any portion of any REMIC formed under the Series Supplement as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any portion of any REMIC formed under the Series Supplement to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

Section 8.04.  Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.  Master Servicer to Pay Trustee's Fees
                      and Expenses; Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee's part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

Section 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

Section 8.12.  Appointment of Office or Agency.
               -------------------------------

        The Trustee will maintain an office or agency in the City of New York at the address designated in Section 11.05 of the Series Supplement where

Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 11.05 of the Series Supplement where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX


              TERMINATION OR OPTIONAL PURCHASE OF ALL CERTIFICATES

Section 9.01. Optional Purchase by the Master Servicer of All Certificates; Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans


(a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any portion of any REMIC formed under the Series Supplement as a REMIC.

        The right of the Master Servicer to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer shall provide to the Trustee the certification required by
Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition to the foregoing, on any Distribution Date on which the Pool Stated Principal Balance, prior to giving effect to distributions to be made on such Distribution Date, is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, the Master Servicer shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest. If the Master Servicer exercises this right to purchase the outstanding Certificates, the Master Servicer will promptly terminate the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this
Article IX.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise) or on which the Master Servicer anticipates that the Certificates will be purchased (as a result of the exercise by the Master Servicer to purchase the outstanding Certificates). Notice of any termination specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation or notice of any purchase of the outstanding Certificates, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Fund or to purchase the outstanding Certificates), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated where required pursuant to this Agreement or, in the case of the purchase by the Master Servicer of the outstanding Certificates, the Distribution Date on which such purchase is to be made,

(ii) the amount of any such final payment, or in the case of the purchase of the outstanding Certificates, the purchase price, in either case, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Senior Certificates, or in the case of all of the Certificates in connection with the exercise by the Master Servicer of its right to purchase the Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and, if the Master Servicer is exercising its rights to purchase the outstanding Certificates, it shall give such notice to each Rating Agency at the time such notice is given to

Certificateholders. As a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund, the Master Servicer shall deposit in the Certificate Account, before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund, computed as provided above. As a result of the exercise by the Master Servicer of its right to purchase the outstanding Certificates, the Master Servicer shall deposit in an Eligible Account, established by the Master Servicer on behalf of the Trustee and separate from the Certificate Account in the name of the Trustee in trust for the registered holders of the Certificates, before the Distribution Date on which such purchase is to occur in immediately available funds an amount equal to the purchase price for the Certificates, computed as above provided, and provide notice of such deposit to the Trustee. The Trustee will withdraw from such account the amount specified in subsection
(c) below.

(c) In the case of the Senior Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class M and Class B Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof in connection with the exercise by the Master Servicer of its right to purchase the Certificates, and otherwise in accordance with Section 4.01(a), the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the assets of the Trust Fund or the outstanding Certificates, or (ii) if the Master Servicer elected to so repurchase the assets of the Trust Fund or the outstanding Certificates, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Notwithstanding the reduction of the Certificate Principal Balance of any Class of Subordinate Certificates to zero, such Class will be outstanding hereunder until the termination of the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee hereunder in accordance with Article IX.

(d) If any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(e) If any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase of the outstanding Certificates is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer pursuant to Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 9.01, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder until the Master Servicer has terminated the respective obligations and responsibilities created hereby in respect of the Certificates pursuant to this Article IX. The Master Servicer shall be for all purposes the Holder thereof as of such date.

Section 9.02.  Additional Termination Requirements.
               -----------------------------------

(a) Each REMIC that comprises the Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of each such REMIC to comply with the requirements of this Section
9.02 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each such REMIC and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for a REMIC under Section 860F of the Code and regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each REMIC at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

Section 9.03.  Termination of Multiple REMICs.
               -------------------------------

        If the REMIC Administrator makes two or more separate REMIC elections, the applicable REMIC shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the related Uncertificated REMIC Regular Interests and the last distribution due on the Certificates is made.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat the Trust Fund as one or more REMICs under the Code and, if necessary, under applicable state law. The assets of each such REMIC will be set forth in the Series Supplement. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of each REMIC election in respect of the Trust Fund, Certificates and interests to be designated as the "regular interests" and the sole class of "residual interests" in the REMIC will be set forth in Section 10.03 of the Series Supplement. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC elected in respect of the Trust Fund other than the "regular interests" and "residual interests" so designated.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest each Class of the Class R Certificates and shall be designated as "the tax matters person" with respect to each REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.  The REMIC Administrator, as tax matters person, shall
(i) act on behalf of each REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to each REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee, and the Trustee shall forward to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any REMIC formed under the Series Supplement as a REMIC or (ii) result in the imposition of a tax upon any such REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC created hereunder or any related assets thereof, or causing any such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and the Trustee shall not take any such action or cause any such REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) representing a regular interest in the applicable REMIC and the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than each Uncertificated REMIC Regular Interest represented by a Class A-V Certificate, if any) and the rights to the Interest Only Certificates and Uncertificated REMIC Regular Interest represented by a Class A-V Certificate would be reduced to zero is the Maturity Date for each such Certificate and Interest.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each REMIC created hereunder.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any such REMIC pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for any such REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to any such REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of such REMIC as a REMIC or
(b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               -----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

Section 10.03. Designation of REMIC(s).
               ------------------------

        As provided in Section 10.03 of the Series Supplement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in a REMIC, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause any REMIC created hereunder or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or

(vii)to amend any provision herein or therein that is not material to any of the Certificateholders.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created under the Series Supplement to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to the Custodian and each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations
Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit K (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit L, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.
               ---------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               -------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05. Notices.
               -------

        As provided in Section 11.05 of the Series Supplement.

Section 11.06. Required Notices to Rating Agency and Subservicer.
               --------------------------------------------------

        The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
        3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j) the repurchase of or substitution for any Mortgage Loan, provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               ---------------------------------------------

        This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

        Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

Section 11.09. Allocation of Voting Rights.
               ----------------------------

               As provided in Section 11.09 of the Series Supplement.

Section 11.10. No Petition.
               -----------

               As provided in Section 11.10 of the Series Supplement.

                                    EXHIBIT A

FORM OF CLASS A CERTIFICATE, [PRINCIPAL ONLY/CLASS A-P] CERTIFICATE AND [INTEREST ONLY/CLASS A-V] CERTIFICATE

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.]

        [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No.                    [        %][Variable] Pass-Through Rate
                --------            --------
                                   [based on a Notional Amount]
Class A-     Senior
Date of Pooling and Servicing      [Percentage Interest:       %]
                                                         ------
Agreement and Cut-off Date:
___________ 1, ____                Aggregate Initial [Certificate Principal
                                   Balance] [[Interest Only/Class A-V] Notional
First Distribution Date:           Amount] [Subclass Notional Amount] of the
_________ 25, ____                 Class A-     Certificates:
                                           ----

Master Servicer:                   [Initial] [Certificate Principal
Residential Funding                Balance] [Interest Only/Class A-V] [Subclass]
Corporation                        Notional Amount] of this Certificate:
                                   $                          ]
Assumed Final
Distribution Date:                 CUSIP 76110F-
___________ 25, ____


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES ____-___

               evidencing a percentage interest in the distributions allocable to the Class A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that____________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A- Certificates] [Initial [Interest Only/Class A-V] Notional Amounts of all [Interest Only/Class A-V] Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-Certificates on such Distribution Date. [The [Interest Only/Class A-V] Notional Amount of the [Interest Only/Class A-V] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V] Certificates.] [The Subclass Notional Amount of the [Interest Only/Class A-V]- Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such [Interest Only/Class A-V]- Certificates immediately prior to such date.] [The [Interest Only/Class A-V][- ] Certificates have no Certificate Principal Balance.]

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial [Interest Only/Class A-V] Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_________________________],
                                   as Trustee




                                            By:
                                               -------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar





                                            By:
                                               ------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT [___]% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[____] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.


        Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that EITHER (a) such Transferee is not an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan (a "plan investor"), (B) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE

97-34, 62 Fed. Reg. 39021 (July 21, 1997),  and PTE 2000-58,  65 Fed. Reg. 67765
(November 13, 2000) (the "RFC Exemption"), and that it understands that there are certain conditions to the availability of the RFC Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (C) (I) the transferee is an insurance company, (II) the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and (iii) the CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A "cOMPLYING INSURANCE COMPANY).

        If this Certificate (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST preceding Transferee that either (i) is not a Plan Investor, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE RFC EXEMPTION, or (iiI) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of this Certificate. The Trustee shall be under no liability to any Person for making any payments due on this Certificate to such preceding Transferee.

        Any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Pooling and Servicing Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Certificate No.                                   [      ]% Pass-Through Rate

Class M-    Subordinate                           Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class M Certificates:
Agreement and Cut-off Date:                       $
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  CUSIP: 76110F-
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____

                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class M- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               As described above, no transfer of this Class M Certificate will be made unless (i) the Trustee has received either an opinion of counsel or a representation letter, each as described in the Agreement, relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, or
(ii) this Certificate is held by a Depository, in which case the Transferee will be deemed to have made representations relating to the permissibility of such transfer under ERISA and Section 4975 of the Code, as described in Section 5.02(e) of the Agreement. In addition, any purported Certificate Owner whose acquisition or holding of this Certificate (or interest herein) was effected in violation of the restrictions in Section 5.02(e) of the Agreement shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Subservicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               -------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.




                                            [-------------------------],
                                                  as Certificate Registrar



                                            By:
                                               --------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT C


                           FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES [AND CLASS B-1] [CLASS B-2 CERTIFICATES] DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________ __, ____. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT SPEED ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $[1,000] OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT SPEED ASSUMPTION OR AT ANY OTHER RATE.

Certificate No.                                   [      ]% Pass-Through Rate

Class B-     Subordinate                          Aggregate Certificate
                                                  Principal Balance
Date of Pooling and Servicing                     of the Class B-
Agreement and Cut-off Date:                       Certificates as of
___________ 1, ____                               the Cut-off Date:
                                                  $
First Distribution Date:
_________ 25, ____                                Initial Certificate Principal
                                                  Balance of this Certificate:
Master Servicer:                                  $
Residential Funding Corporation

Assumed Final Distribution Date:
___________ 25, ____


                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

       evidencing a percentage interest in any distributions allocable to the Class B- Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B- Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by Section 5.02(e) of the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [_____________________________],
                                   as Trustee



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class M- Certificates referred to in the within-mentioned Agreement.



                                            [---------------------------],
                                                 as Certificate Registrar


                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B),
(C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR
(F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.                                   [      ]% Pass-Through Rate

Class R Senior                                    Aggregate Initial Certificate
                                                  Principal Balance of the
Date of Pooling and Servicing                     Class R Certificates:
Agreement and Cut-off Date:                       $100.00
___________ 1, ____
                                                  Initial Certificate Principal
First Distribution Date:                          Balance of this Certificate:
_________ 25, ____                                $

Master Servicer:                                  Percentage Interest:
Residential Funding Corporation                                 %
                                                  --------------

Assumed Final Distribution Date:                  CUSIP 76110F-
___________ 25, ____


                              MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES ____-___

        evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and __________________, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                      [____________________________],
                                            as Trustee




                                            By:
                                               ---------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R Certificates referred to in the within-mentioned Agreement.




                                            [----------------------------],
                                                 as Certificate Registrar



                                            By:
                                               ---------------------------------
                                                 Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

                                         _____________________________________
Dated:                                   Signature by or on behalf of assignor




                                         ______________________________________
                                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________ for the account of _______________________________ account number _____________________, or, if mailed by check, to ____________________________________.  Applicable statements should be mailed to ____________________________________.

     This information is provided by _______________________, the assignee named above, or ___________________, as its agent.

                                    EXHIBIT E


                        FORM OF SELLER/SERVICER CONTRACT

        This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this day of , 20 , by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

        WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

        NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

        The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

        This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

a.      Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b.      Seller/Servicer's Representations, Warranties and Covenants.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

        If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

        At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

        This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

        This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.      NOTICES.

        All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:




      Attention:___________________________________

      Telefacsimile Number:  (      )       -
                              ------  ------
9.      JURISDICTION AND VENUE.

        Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.     MISCELLANEOUS.

        This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                 SELLER/SERVICER

[Corporate Seal]

                                                       (Name of Seller/Servicer)
By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------
======================================= ========================================

ATTEST:                                 RESIDENTIAL FUNDING CORPORATION
[Corporate Seal]

By:                                     By:
   --------------------------------
      (Signature)                                        (Signature)
By:                                     By:
   --------------------------------
      (Typed Name)                                       (Typed Name)
Title:                                  Title:
      ------------------------------

                                    EXHIBIT F
                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request:      (circle one)

        Mortgage Loan Prepaid in Full              Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          [ ]  Promissory Note
                             [ ]  Primary Insurance Policy
                             [ ]  Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ]  Title Insurance Policy
                             [ ]  Other:

Name:
     ------------------------
Title:
      -----------------------
Date:
     ------------------------

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                         )
                                 )    ss.:
COUNTY OF                        )
               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of__________ ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under
Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10.     The Owner's Taxpayer Identification Number is  ______________________.

11. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as
Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

15. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 200 .




                                            [NAME OF OWNER]



                                            By:
                                               ---------------------------------
                                                 [Name of Officer]
                                                 [Title of Officer]
[Corporate Seal]

ATTEST:


[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

               Subscribed and sworn before me this ____ day of ___________, 200 ____





                                  NOTARY PUBLIC



                                            COUNTY OF
                                                     ---------------------------
                                            STATE OF
                                                    ----------------------------

                           My Commission  expires the _____ day of _____,20___.

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.
    Applicability Date: For dates of applicability, see Sec. 1.860E-
(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

    The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.
    The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

    Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

    Whether  the   collection  of   information  is  necessary  for  the  proper
performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

    The accuracy of the estimated burden associated with the collection of information (see below);

    How the quality, utility, and clarity of the information to be collected may be enhanced;

    How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

    Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

    An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

    The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

    Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

    This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

    Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to

[[Page 47452]]

enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

    Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied:
(1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

    The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

    The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

    In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

    Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b),
(e) and 860G(b) of the Code.

    The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

    Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

    Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

    It is anticipated that when final regulations are adopted with respect to

[[Page 47453]]

FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

    Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

    It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

    The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

    Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

    Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

    Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

    Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

                                   EXHIBIT G-2


                         FORM OF TRANSFEROR CERTIFICATE


                                                  , 20
                                   ---------------    ----

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R

Ladies and Gentlemen:

               This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H


                     FORM OF INVESTOR REPRESENTATION LETTER


                                      , 20

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series ____-___

               RE: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and __________________, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.   The Purchaser has been furnished with, and has had an opportunity to review
     (a) [a copy of the Private Placement Memorandum, dated ________, 20__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6.      The Purchaser

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.


                                Very truly yours,





                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT I


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                , 20
                                       ---------    --

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

==================
------------------

Attention: Residential Funding Corporation Series ____-___

               Re: Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, [Class B-]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series ____-___, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and __________________, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                Very truly yours,


                                            (Seller)



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                          Description   of  Rule  144A   Securities,   including
numbers:









               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of ___________ 1, ____ among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and __________________, as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3.    The Buyer

(a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101; or

(b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer
By:                                               By:
   ------------------------------------------
   Name:                                             Name:
   Title:                                            Title:
Taxpayer Identification                           Taxpayer Identification:
No.                                               No:
   ------------------------------------------
Date:                                             Date:
     ----------------------------------------

                              ANNEX 1 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

-- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
     Section 501(c)(3) of the Internal Revenue Code.

-- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-- Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

-- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

-- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
Yes           No           Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                      Name:
                                     Title:


                                            Date:
                                                 -------------------------------

                              ANNEX 2 TO EXHIBIT J


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

8. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

9. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-- The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-- The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

10. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

11. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

12. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

13. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                               Print Name of Buyer


                                            By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                            IF AN ADVISER:



                               Print Name of Buyer


                                            Date:
                                                 -------------------------------

                                    EXHIBIT K


                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Sub-Servicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Sub-Servicer Advances previously made, (which will not be Advances or Sub-Servicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Sub-Servicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Sub-Servicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount

Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supercession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supercession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT L


                           [FORM OF LIMITED GUARANTY]


                                LIMITED GUARANTY


                        RESIDENTIAL ACCREDIT LOANS, INC.


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series ____-___


                                                            , 200
                                                ------------     ----

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of ___________ 1, ____ (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and __________________ (the "Trustee") as amended by Amendment No. thereto, dated as of , with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series ____-___ (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.



                                            GENERAL MOTORS ACCEPTANCE
                                            CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Acknowledged by:


------------------,
    as Trustee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



RESIDENTIAL ACCREDIT LOANS, INC.


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT M


          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                            , 20
                                                   ---------    --------

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

==================
------------------

Attention:  Residential Funding Corporation Series ____-___

               Re:    Mortgage Asset-Backed Pass-Through Certificates, Series
                                                                       -------
                      ____-___ Assignment of Mortgage Loan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the assignment by (the "Trustee") to (the "Lender") of (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________ 1, ____ among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                Very truly yours,



                                            (Lender)


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT N


                          FORM OF REQUEST FOR EXCHANGE

                                             [DATE]

==================
------------------

               Re:    Residential Accredit Loans, Inc.,
                      Mortgage Asset-Backed Pass-Through Certificates, Series ____-___

               Residential Funding Corporation, as the Holder of a % Percentage Interest of the [Interest Only/Class A-V][-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

1. [Interest Only/Class A-V]- Certificates, corresponding to the following Uncertificated REMIC Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the [Interest Only/Class A-V]- Certificates will be $ and %, respectively.

2.      [Repeat as appropriate.]

               The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the [Interest Only/Class A-V][-1] Certificates surrendered for exchange.

               All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of ___________ 1, ____, among Residential Accredit Loans, Inc., Residential Funding Corporation and __________________, as trustee.



                                            RESIDENTIAL FUNDING CORPORATION



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                  EXHIBIT FIVE

                         FORM OF FORM 10-K CERTIFICATION


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Series Supplement dated ___________________ to the Standard Terms of Pooling and Servicing Agreement dated ____________________ (together, the "P&S Agreement") among Residential
Accredit Loans, Inc. (the "Company"), Residential Funding Corporation (the "Master Servicer") and [Name of Trustee] (the "Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the P&S Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the P&S Agreement and based upon my knowledge and the annual compliance review required under the P&S Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the P&S Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the P&S Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:_______________________



____________________________*
Name:
Title:

* to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                   EXHIBIT SIX

                   [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

     The undersigned, a Responsible Officer of [_________] (the "Trustee") certifies that:

        (a) The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated as of [_________], 2003 (the "Agreement") by and among [__________], as depositor, Residential Funding Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the information that is provided by the Trustee pursuant to Section 4.03(e)(I) of the Agreement is accurate as of the last day of the 20[ ] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.




                                        Name:_______________________________
                                        Title: